                                                    Filed Pursuant To Rule 424B5
                                               Registration File No.: 333-121643

                             PROSPECTUS SUPPLEMENT
                      (TO PROSPECTUS DATED JUNE 15, 2005)

                          $1,510,955,000 (APPROXIMATE)
                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                   DEPOSITOR

                             BANK OF AMERICA, N.A.
                                MASTER SERVICER

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-2

                             ---------------------

-------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-22 IN THIS PROSPECTUS
SUPPLEMENT AND PAGE 11 IN THE ACCOMPANYING PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

The certificates will represent interests only in the trust and will not represent interests in or obligations of Banc of America Commercial Mortgage
Inc. or any of its affiliates, including Bank of America Corporation.
-------------------------------------------------------------------------------

The Series 2005-2 Commercial Mortgage Pass-Through Certificates will consist of the following classes:

o    senior certificates consisting of the Class A-1, Class A-2, Class A-3,
     Class A-4, Class A-AB, Class A-5, Class XC and Class XP Certificates;

o    junior certificates consisting of the Class A-M, Class A-J, Class B, Class
     C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
     Class M, Class N, Class O and Class P Certificates;

o    the Class CP Certificates;

o    the Class V Certificates representing the right to receive payments of excess interest received with respect to the ARD Loans; and

o    the residual certificates consisting of the Class R-I and Class R-II
     Certificates.

Only the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5,
Class XP, Class A-M, Class A-J, Class B, Class C and Class D Certificates are
offered hereby.

The trust's assets will consist primarily of 86 mortgage loans and other property described in this prospectus supplement and the accompanying prospectus. The mortgage loans are secured by first liens on commercial and multifamily properties. This prospectus supplement more fully describes the offered certificates, as well as the characteristics of the mortgage loans and the related mortgaged properties.

                             ---------------------

  Certain characteristics of the offered certificates include:



---------------------------------------------------------------------------------------------------------------------------
                         CERTIFICATE  BALANCE     APPROXIMATE INITIAL
                              OR NOTIONAL          PASS-THROUGH RATE       ASSUMED FINAL         RATINGS       RATED FINAL
                             AMOUNT AS OF                AS OF              DISTRIBUTION          S&P/        DISTRIBUTION
        CLASS              DELIVERY DATE(1)          DELIVERY DATE            DATE(2)          MOODY'S(3)        DATE(4)
---------------------------------------------------------------------------------------------------------------------------

 Class A-1 ..........       $   23,600,000              4.0410%          January 10, 2008        AAA/Aaa     July 10, 2043
---------------------------------------------------------------------------------------------------------------------------
 Class A-2 ..........       $  137,100,000              4.2470%          January 10, 2008        AAA/Aaa     July 10, 2043
---------------------------------------------------------------------------------------------------------------------------
 Class A-3 ..........       $  236,800,000              4.6110%           June 10, 2010          AAA/Aaa     July 10, 2043
---------------------------------------------------------------------------------------------------------------------------
 Class A-4 ..........       $  206,700,000              4.7830%(5)        April 10, 2012         AAA/Aaa     July 10, 2043
---------------------------------------------------------------------------------------------------------------------------
 Class A-AB .........       $   66,510,000              4.7420%(5)      December 10, 2014        AAA/Aaa     July 10, 2043
---------------------------------------------------------------------------------------------------------------------------
 Class A-5 ..........       $  478,931,000              4.8570%(5)         May 10, 2015          AAA/Aaa     July 10, 2043
---------------------------------------------------------------------------------------------------------------------------
 Class A-M ..........       $  164,234,000              4.9130%(5)         May 10, 2015          AAA/Aaa     July 10, 2043
---------------------------------------------------------------------------------------------------------------------------
 Class A-J ..........       $  108,805,000              4.9530%(5)         May 10, 2015          AAA/Aaa     July 10, 2043
---------------------------------------------------------------------------------------------------------------------------
 Class XP ...........       $1,602,012,000(7)           0.2199%(8)             N/A               AAA/Aaa     July 10, 2043
---------------------------------------------------------------------------------------------------------------------------
 Class B ............       $   43,111,000              4.7812%(6)         May 10, 2015          AA/Aa2      July 10, 2043
---------------------------------------------------------------------------------------------------------------------------
 Class C ............       $   16,423,000              4.8112%(6)         May 10, 2015          AA-/Aa3     July 10, 2043
---------------------------------------------------------------------------------------------------------------------------
 Class D ............       $   28,741,000              4.8712%(6)         May 10, 2015           A/A2       July 10, 2043
---------------------------------------------------------------------------------------------------------------------------


(Footnotes to table on page S-5)

     With respect to the offered certificates, Banc of America Securities LLC is acting as sole lead manager and bookrunner. Bear, Stearns & Co. Inc. and
Deutsche Bank Securities Inc. are acting as co-managers, and Banc of America
Securities LLC will be the sole bookrunner for all other classes of certificates. Banc of America Securities LLC, Bear, Stearns & Co. Inc., and
Deutsche Bank Securities Inc. will purchase the offered certificates from Banc of America Commercial Mortgage Inc. and will offer them to the public at negotiated prices determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about June 28, 2005. Banc of America Commercial Mortgage Inc. expects to receive from this offering approximately 101.86% of the initial principal amount of the offered certificates, plus accrued interest from June 1, 2005 before deducting expenses payable by Banc of America Commercial Mortgage Inc.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE OFFERED SECURITIES OR
DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS
TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             ---------------------

                       SOLE LEAD MANAGER AND BOOKRUNNER

                         BANC OF AMERICA SECURITIES LLC

                             ---------------------

BEAR, STEARNS & CO. INC.                              DEUTSCHE BANK SECURITIES
                                 June 15, 2005

NOTE REGARDING PIE CHART AND MAP ON OPPOSITE PAGE: NUMBERS MAY NOT TOTAL TO
100% DUE TO ROUNDING.

                    BANC OF AMERICA COMMERCIAL MORTGAGE INC.

          Commercial Mortgage Pass-Through Certificates, Series 2005-2
                      Geographic Overview of Mortgage Pool

                                  [MAP OMITTED]

NEW YORK                         NEW HAMPSHIRE                MASSACHUSETTS
4 properties                     1 property                   3 properties
$234,410,022                     $10,280,000                  $82,548,811
14.3% of total                   0.6% of total                5.0% of total

NEW JERSEY                       OHIO                         MARYLAND
2 properties                     1 property                   3 properties
$26,872,894                      $8,285,000                   $69,236,429
1.6% of total                    0.5% of total                4.2% of total

VIRGINIA                         NORTH CAROLINA               GEORGIA
1 property                       3 properties                 3 properties
$2,389,895                       $17,108,500                  $18,709,569
0.1% of total                    1.0% of total                1.1% of total

FLORIDA                          ALABAMA                      TEXAS
7 properties                     1 property                   10 properties
$59,624,219                      $10,099,672                  $76,317,713
3.6% of total                    0.6% of total                4.6% of total

NEW MEXICO                       COLORADO                     ARIZONA
1 property                       2 properties                 4 properties
$13,300,000                      $13,200,000                  $152,390,759
0.8% of total                    0.8% of total                9.3% of total

UTAH                             CALIFORNIA                   NEVADA
1 property                       27 properties                5 properties
$30,149,000                      $403,063,314                 $200,815,236
1.8% of total                    24.5% of total               12.2% of total

WASHINGTON                       KANSAS                       MISSOURI
8 properties                     1 property                   1 property
$107,146,622                     $3,668,694                   $10,200,000
6.5% of total                    0.2% of total                0.6% of total

MINNESOTA                        WISCONSIN                    MICHIGAN
1 property                       1 property                   2 properties
$58,050,000                      $2,094,151                   $9,003,755
3.4% of total                    0.1% of total                0.5% of total

                                 ONTARIO
                                 1 property
                                 $25,380,000
                                 1.5% of total

MORTGAGE PROPERTIES BY PROPERTY TYPE

[GRAPHIC OMITTED]                                 ----------------------------
                                                   [ ] < 1.0%
Retail                          25.3%                  of Initial Pool Balance
Multifamily                     14.3%
Hotel                            7.8%              [ ] 1.0% - 5.0%
Self Storage                     3.8%                  of Initial Pool Balance
Industrial                       2.1%
Other                            1.2%              [ ] 5.1% - 10.0%
Office                          45.5%                  of Initial Pool Balance

                                                   [ ] > 10.0%
                                                       of Initial Pool Balance
                                                  ----------------------------

                     Mortgaged Properties by Property Type

                        Industrial               2.1%
                        Self Storage             3.8%
                        Hotel                    7.8%
                        Multifamily             14.3%
                        Retail                  25.3%
                        Office                  45.5%
                        Other                    1.2%

-------------------------------------------------------------------------------
FOR MORE INFORMATION

Banc of America Commercial Mortgage Inc. has filed with the SEC additional registration materials relating to the certificates. You may read and copy any of these materials at the SEC's Public Reference Room at the following location:

o    SEC Public Reference Section
     450 Fifth Street, N.W.
     Room 1204 Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is
http://www.sec.gov.

You may also contact Banc of America Commercial Mortgage Inc. in writing at 214
North Tryon Street, Charlotte, North Carolina 28255, or by telephone at (704)
386-8509.

See also the sections captioned "Available Information" and "Incorporation of
Certain Information by Reference" appearing at the end of the accompanying prospectus.

-------------------------------------------------------------------------------

IMPORTANT NOTICE ABOUT INFORMATION
  PRESENTED IN THIS PROSPECTUS SUPPLEMENT

    "Due-on-Sale" and "Due-on-Encumbrance"

  Assignment of the Mortgage Loans; Repurchases and
    Substitutions ............................................  S-94
  Representations and Warranties; Repurchases and

  Servicing and Other Compensation and Payment of

                                      S-3

       Class CP Certificates and the CP Component

     Subordination; Allocation of Losses and Certain

     Reports to Certificateholders; Certain Available

   ANNEX A CERTAIN CHARACTERISTICS OF THE
     MORTGAGE LOANS ..............................................   A-1
   ANNEX B CERTAIN IMPROVEMENT, REPLACEMENT
     RESERVE AND ESCROW ACCOUNTS;
     MULTIFAMILY SCHEDULE ........................................   B-1
   ANNEX C CLASS XP REFERENCE RATE SCHEDULE ......................   C-1
   ANNEX D CLASS A-AB PLANNED PRINCIPAL
     BALANCE TABLE ...............................................   D-1
   ANNEX E SIGNIFICANT MORTGAGE LOAN
     DESCRIPTIONS ................................................   E-1
   ANNEX F-1 AMORTIZATION SCHEDULE OF THE
     FASHION SHOW MALL PARI PASSU NOTE A-2
     MORTGAGE LOAN ...............................................   F-1
   ANNEX F-2 AMORTIZATION SCHEDULE OF THE
     CP COMPONENT MORTGAGE LOAN SENIOR
     COMPONENT ...................................................   F-2

                                      S-4

              FOOTNOTES TO TABLE ON COVER OF PROSPECTUS SUPPLEMENT

(1)   Subject to a variance of plus or minus 5%.

(2)   As of the delivery date, the "assumed final distribution date" with respect to any class of offered certificates is the distribution date on which the final distribution would occur for such class of certificates based upon the assumptions, among others, that all payments are made when due and that no mortgage loan is prepaid, in whole or in part, prior to its stated maturity, any mortgage loan with an anticipated repayment date is not prepaid prior to, but is paid in its entirety on its anticipated repayment date, and otherwise based on the maturity assumptions described in this prospectus supplement, if any. The actual performance and experience of the mortgage loans will likely differ from such assumptions. See "Yield and Maturity Considerations" in this prospectus supplement.

(3)   It is a condition to their issuance that the classes of offered certificates be assigned ratings by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and/or Moody's Investors
      Service, Inc. no lower than those set forth in this prospectus supplement. The ratings on the offered certificates do not represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the mortgage loans, (ii) the degree to which such prepayments might differ from those originally anticipated,
      (iii) whether and to what extent prepayment premiums or yield maintenance charges will be collected on the mortgage loans in connection with such prepayments or the corresponding effect on yield to investors or (iv)
      whether and to what extent default interest will be received or net aggregate prepayment interest shortfalls will be realized.

(4)   The "rated final distribution date" for each class of offered certificates has been set at the first distribution date that follows three years after the end of the amortization term for the mortgage loan that, as of the cut-off date, has the longest remaining amortization term, irrespective of its scheduled maturity. See "Ratings" in this prospectus supplement.

(5)   The Class A-4, Class A-AB, Class A-5, Class A-M and Class A-J
      Certificates will accrue interest at a fixed rate subject to a cap at the weighted average net mortgage rate.

(6)   The Class B, Class C and Class D Certificates will accrue interest at the weighted average net mortgage rate minus 0.225%, 0.195% and 0.135%, respectively.

(7)   The Class XP Certificates will not have a certificate balance but will instead have a notional amount.

(8)   The Class XP Certificates will accrue interest on their related notional amount as described in this prospectus supplement under "Description of the Certificates--Pass-Through Rates".

                                      S-5

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the accompanying prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2005-2 Certificates and the trust in abbreviated form:

          Executive Summary, which begins on page S-7 of this prospectus supplement and shows certain characteristics of the offered certificates in tabular form;

          Summary of Prospectus Supplement, which begins on page S-9 of this prospectus supplement and gives a brief introduction of the key features of
     Series 2005-2 and the mortgage loans; and

          Risk Factors, which begins on page S-22 of this prospectus supplement and describes risks that apply to Series 2005-2, which are in addition to those described in the accompanying prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the accompanying prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Glossary of Principal Definitions" beginning on page S-165 in this prospectus supplement. The capitalized terms used in the accompanying prospectus are defined under the caption "Glossary" beginning on page 108 in the accompanying prospectus.

     In this prospectus supplement, "we" refers to the depositor, and "you"
refers to a prospective investor in the offered certificates.

                             ---------------------

     Until September 26, 2005, all dealers that buy, sell or trade the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     If and to the extent required by applicable law or regulation, this prospectus supplement and the accompanying prospectus will be used by each underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which such underwriter is a principal. Such underwriter may also act as agent in such transactions.
Such sales will be made at negotiated prices at the time of sale.

                                      S-6

                                EXECUTIVE SUMMARY

     The following executive summary does not include all relevant information relating to the offered certificates and the mortgage loans. In particular, the executive summary does not address the risks and special considerations involved with an investment in the offered certificates. Prospective investors should carefully review the detailed information appearing elsewhere in this prospectus supplement and in the accompanying prospectus before making any investment decision. The executive summary also describes the certificates that are not offered by this prospectus supplement (other than the Class CP, Class
V, Class R-I and Class R-II Certficates), that have not been registered under the Securities Act of 1933, as amended, and (other than the Class R-I and Class
R-II Certificates) that will be sold to investors in private transactions.
Certain capitalized terms used in this executive summary may be defined elsewhere in this prospectus supplement, including in Annex A to this prospectus supplement, or in the accompanying prospectus. A "Glossary of
Principal Definitions" is included at the end of this prospectus supplement. A
"Glossary" is included at the end of the accompanying prospectus. Terms that are used but not defined in this prospectus supplement will have the meanings specified in the accompanying prospectus.



-----------------------------------------------------------------------------
                           CERTIFICATE        APPROXIMATE
                            BALANCE OR         PERCENTAGE
                             NOTIONAL           OF POOL
 CLASS   RATINGS(1)         AMOUNT(2)           BALANCE
----------------------------------------------------------------------------

  Offered Certificates
----------------------------------------------------------------------------
  A-1      AAA/Aaa      $     23,600,000          1.437%
----------------------------------------------------------------------------
  A-2      AAA/Aaa      $    137,100,000          8.348%
----------------------------------------------------------------------------
  A-3      AAA/Aaa      $    236,800,000         14.418%
----------------------------------------------------------------------------
  A-4      AAA/Aaa      $    206,700,000         12.586%
----------------------------------------------------------------------------
  A-AB     AAA/Aaa      $     66,510,000          4.050%
----------------------------------------------------------------------------
  A-5      AAA/Aaa      $    478,931,000         29.161%
----------------------------------------------------------------------------
  A-M      AAA/Aaa      $    164,234,000         10.000%
----------------------------------------------------------------------------
  A-J      AAA/Aaa      $    108,805,000          6.625%
----------------------------------------------------------------------------
  XP       AAA/Aaa      $  1,602,012,000(7)       N/A
----------------------------------------------------------------------------
  B        AA/Aa2       $     43,111,000          2.625%
----------------------------------------------------------------------------
  C        AA-/Aa3      $     16,423,000          1.000%
----------------------------------------------------------------------------
  D         A/A2        $     28,741,000          1.750%
----------------------------------------------------------------------------
  Private Certificates -- Not Offered Hereby(8)
----------------------------------------------------------------------------
  E         A-/A3       $     16,423,000          1.000%
----------------------------------------------------------------------------
  F       BBB+/Baa1     $     20,530,000          1.250%
----------------------------------------------------------------------------
  G       BBB/Baa2      $     18,477,000          1.125%
----------------------------------------------------------------------------
  H       BBB-/Baa3     $     18,476,000          1.125%
----------------------------------------------------------------------------
  J        BB+/Ba1      $      8,212,000          0.500%
----------------------------------------------------------------------------
  K        BB/Ba2       $      6,159,000          0.375%
----------------------------------------------------------------------------
  L        BB-/Ba3      $      6,159,000          0.375%
----------------------------------------------------------------------------
  M         B+/B1       $      4,106,000          0.250%
----------------------------------------------------------------------------
  N         B/B2        $      2,053,000          0.125%
----------------------------------------------------------------------------
  O         B-/B3       $     10,265,000          0.625%
----------------------------------------------------------------------------
  P         NR/NR       $     20,529,323          1.250%
----------------------------------------------------------------------------
  XC       AAA/Aaa      $  1,642,344,323(9)       N/A
----------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                                       APPROXIMATE
                                         INITIAL
                                          PASS-
                                         THROUGH        WEIGHTED
         APPROXIMATE                     RATE AS         AVERAGE      PRINCIPAL
            CREDIT                     OF DELIVERY        LIFE         WINDOW
 CLASS     SUPPORT      RATE TYPE          DATE        (YEARS)(3)   (PAYMENTS)(3)
----------------------------------------------------------------------------------------

  Offered Certificates
----------------------------------------------------------------------------------------
  A-1       30.000%       Fixed           4.0410%         1.35         1 - 31
----------------------------------------------------------------------------------------
  A-2       30.000%       Fixed           4.2470%         2.53        31 - 31
----------------------------------------------------------------------------------------
  A-3       30.000%       Fixed           4.6110%         4.57        52 - 60
----------------------------------------------------------------------------------------
  A-4       30.000%      Fixed(4)         4.7830%         6.69        76 - 82
----------------------------------------------------------------------------------------
  A-AB      30.000%      Fixed(4)         4.7420%         6.35        31 - 114
----------------------------------------------------------------------------------------
  A-5       30.000%      Fixed(4)         4.8570%(4)      9.68       114 - 119
----------------------------------------------------------------------------------------
  A-M       20.000%      Fixed(4)         4.9130%(4)      9.87       119 - 119
----------------------------------------------------------------------------------------
  A-J       13.375%      Fixed(4)         4.9530%(4)      9.87       119 - 119
----------------------------------------------------------------------------------------
  XP         N/A       Variable(7)        0.2199%(7)         (7)        N/A
----------------------------------------------------------------------------------------
  B         10.750%      Fixed(5)         4.7812%(4)      9.87       119 - 119
----------------------------------------------------------------------------------------
  C          9.750%      Fixed(5)         4.8112%(4)      9.87       119 - 119
----------------------------------------------------------------------------------------
  D          8.000%      Fixed(5)         4.8712%(5)      9.87       119 - 119
----------------------------------------------------------------------------------------
  Private Certificates -- Not Offered Hereby(8)
----------------------------------------------------------------------------------------
  E          7.000%      Fixed(5)         4.9902%(5)      9.89       119 - 120
----------------------------------------------------------------------------------------
  F          5.750%      Fixed(6)         5.0062%(5)      9.95       120 - 120
----------------------------------------------------------------------------------------
  G          4.625%      Fixed(6)         5.0062%(5)      9.95       120 - 120
----------------------------------------------------------------------------------------
  H          3.500%      Fixed(6)         5.0062%(5)      9.95       120 - 120
----------------------------------------------------------------------------------------
  J          3.000%      Fixed(4)         4.6210%(4)      9.95       120 - 120
----------------------------------------------------------------------------------------
  K          2.625%      Fixed(4)         4.6210%(4)      9.99        120 -121
----------------------------------------------------------------------------------------
  L          2.250%      Fixed(4)         4.6210%(4)     10.03       121 - 121
----------------------------------------------------------------------------------------
  M          2.000%      Fixed(4)         4.6210%(4)     10.03       121 - 121
----------------------------------------------------------------------------------------
  N          1.875%      Fixed(4)         4.6210%(4)     10.03       121 - 121
----------------------------------------------------------------------------------------
  O          1.250%      Fixed(4)         4.6210%(4)     10.03       121 - 121
----------------------------------------------------------------------------------------
  P          0.000%      Fixed(4)         4.6210%(4)     10.03       121 - 121
----------------------------------------------------------------------------------------
  XC         N/A       Variable(9)        0.0388%(9)        (9)         N/A
----------------------------------------------------------------------------------------


(1)   Ratings shown are those of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Moody's Investors Service, Inc.,
      respectively.

(2)   As of the delivery date. Subject to a variance of plus or minus 5%.

(3)   Based on the maturity assumptions (as defined under "Yield and Maturity
      Considerations" in this prospectus supplement). As of the delivery date, calculations for the certificates assume no prepayments will be made on the mortgage loans prior to their related maturity dates (or, in the case of the mortgage loans with an anticipated repayment date, the related anticipated repayment date).

(4)   The Class A-4, Class A-AB, Class A-5, Class A-M, Class A-J, Class J,
      Class K, Class L, Class M, Class N, Class O and Class P Certificates will accrue interest at a fixed rate subject to a cap at the weighted average net mortgage rate.

(5)   The Class B, Class C, Class D and Class E Certificates will accrue interest at the weighted average net mortgage rate minus 0.225%, 0.195%,
      0.135% and 0.016%, respectively.

(6)   The Class F, Class G and Class H Certificates will accrue interest at the weighted average net mortgage rate.

                                      S-7

(7)   The Class XP Certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class XP Certificates, as described in this prospectus supplement. The interest rate applicable to the Class XP
      Certificates for each distribution date will be as described in this prospectus supplement. See "Description of the Certificates--Pass-Through
      Rates" in this prospectus supplement.

(8)   Not offered by this prospectus supplement. Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(9)   The Class XC Certificates are not offered by this prospectus supplement.
      Any information we provide herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates. The Class XC Certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the Class XC
      Certificates, as described in this prospectus supplement. The interest rate applicable to the Class XC Certificates for each distribution date will be as described in this prospectus supplement. See "Description of the Certificates--Pass-Through Rates" in this prospectus supplement.

     The Class CP, Class V, Class R-I and Class R-II Certificates are not
offered by this prospectus supplement and are not represented in the table on page S-7 of this prospectus supplement.

     Below is certain information regarding the mortgage loans, as of the cut-off date. The balances and other numerical information used to calculate various ratios with respect to the component mortgage loan, the split loan structures and certain other mortgage loans are explained in this prospectus supplement under "Glossary of Principal Definitions". Further information regarding such mortgage loans, the other mortgage loans in the mortgage pool and the related mortgaged properties is described under "Description of the
Mortgage Pool" in this prospectus supplement and in Annex A and Annex B to this prospectus supplement.

                         MORTGAGE POOL CHARACTERISTICS



                                                                               ENTIRE MORTGAGE POOL
CHARACTERISTICS                                                                   (APPROXIMATE)
-----------------------------------------------------------------------   -----------------------------

Initial principal balance(1)(2) .......................................              $1,642,344,324
Number of mortgage loans ..............................................                   86
Number of mortgaged properties ........................................                   94
Number of balloon mortgage loans(3)(4) ................................                   58
Number of ARD loans(4)(5) .............................................                    5
Number of full period interest only mortgage loans(5) .................                   28
Average cut-off date balance(2) .......................................               $19,097,027
Range of cut-off date balances(2) .....................................         $1,985,087--$143,619,681
Weighted average mortgage rate ........................................                 5.068%
Weighted average remaining lock-out period ............................                   83
Range of remaining terms to maturity(6) ...............................                 31--121
Weighted average remaining term to maturity(6) ........................                   97
Weighted average underwritten debt service coverage ratio(2) ..........                  1.74x
Weighted average cut-off date loan-to-value ratio(2) ..................                  66.5%


---------
(1)   Subject to a variance of plus or minus 5%. In addition, the initial pool balance in the case of the Fashion Show Mall Whole Loan, includes only the FM Pari Passu Note A-2 Mortgage Loan.
(2)   In addition, one mortgage loan referred to as the Fashion Show Mall Whole
      Loan is evidenced by a split loan structure comprised of two pari passu notes referred to as the Fashion Show Mall Pari Passu Note A-1 and
      Fashion Show Mall Pari Passu Note A-2. Only the Fashion Show Mall Pari
      Passu Note A-2, which is sometimes referred to as the FM Pari Passu Note
      A-2 Mortgage Loan, is included in the trust fund. The aggregate principal balances as of the cut-off date of the Fashion Show Mall Pari Passu Note
      A-1 and the Fashion Show Mall Pari Passu Note A-2 are $233,025,944, and
      $143,619,681, respectively. The Fashion Show Mall Pari Passu Note A-1 is further divided into a $193,143,708 senior portion and a $39,882,235 junior portion (which is subordinate to such senior portion and the
      Fashion Show Mall Pari Passu Note A-2). Unless otherwise stated, all references to the principal balance and the related information
      (including cut-off date balances) of the FM Pari Passu Note A-2 Mortgage
      Loan are references only to the FM Pari Passu Note A-2 Mortgage Loan (and exclude both the junior and senior portions of the Fashion Show Mall Pari
      Passu Note A-1). In addition, two mortgage loans referred to as the
      Regents Square I & II Mortgage Loan and the Mission City Corporate Center
      Mortgage Loan are each part of a split loan structure that is secured by a common mortgage instrument on the related mortgaged property. Unless otherwise stated, all references to the principal balance and related information (including cut-off date balances, debt service coverage ratios and loan-to-value ratios) is in reference to the Regents Square I
      & II Mortgage Loan or the Mission City Corporate Center Mortgage Loan, as
      applicable, only and excludes the other mortgage loan in the related split loan structure. The other mortgage loans are not included in the trust fund and are referred to as the Regents Square I & II B Note and the Mission City Corporate Center B Note respectively. The Regents Square
      I & II Mortgage Loan, together with the related Regents Square I & II B
      Note, is referred to as the Regents Square I & II Whole Loan. The Mission
      City Corporate Center Mortgage Loan, together with the related Mission
      City Corporate Center B Note, is referred to as the Mission City
      Corporate Center Whole Loan. In addition, one mortgage loan referred to as the CP Component Mortgage Loan is divided into a senior component and a subordinate component. Unless otherwise stated, all references to the principal balance and related information (including cut-off date balances, debt service coverage ratios and loan-to-value ratios) are references to the senior component of the CP Component Mortgage Loan and exclude the related subordinate component.
(3)   Excludes mortgage loans that are interest only until maturity or until the related anticipated repayment date.
(4)   Includes two mortgage loans that are both hyperamortizing and have an interest only period, which results in the mortgage loans appearing in each such category.
(5)   Includes three mortgage loans that are both hyperamortizing and interest only, which results in the mortgage loans appearing in each such category.
(6)   In the case of the mortgage loans that have an anticipated repayment date, the maturity is based on the related anticipated repayment date.

                                      S-8

                       SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING
OF THE OFFERED CERTIFICATES, READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE
ACCOMPANYING PROSPECTUS CAREFULLY.

                          RELEVANT PARTIES AND DATES
                          --------------------------

DEPOSITOR

     Banc of America Commercial Mortgage Inc., a Delaware corporation, and a subsidiary of Bank of America, N.A. The depositor maintains its principal office at 214 North Tryon Street, NC1-027-22-03, Charlotte, North Carolina
28255. See "The Depositor" in the accompanying prospectus. Neither the depositor nor any of its affiliates has insured or guaranteed the offered certificates.

TRUSTEE

     LaSalle Bank National Association. The trustee, a national banking association, will also act as REMIC administrator. See "The Trustee and the
Fiscal Agent" in this prospectus supplement.

FISCAL AGENT

     ABN AMRO Bank N.V., a banking corporation organized under the laws of The
Netherlands. See "The Trustee and the Fiscal Agent" in this prospectus supplement.

MASTER SERVICER

     Bank of America, N.A., a national banking association, will be responsible for the master servicing of all of the mortgage loans pursuant to the terms of the pooling and servicing agreement except with respect to the FM Pari Passu
Note A-2 Mortgage Loan (identified as Loan No. 58620 on Annex A to this prospectus supplement), which will be serviced by the master servicer pursuant to the terms of the pooling and servicing agreement relating to the Banc of
America Commercial Mortgage Inc., Commercial Mortgage Pass-Through
Certificates, Series 2005-1. See "Servicing of the Mortgage Loans--The Master
Servicer" in this prospectus supplement.

SPECIAL SERVICER

     Midland Loan Services, Inc., a Delaware corporation. See "Servicing of the
Mortgage Loans--The Special Servicer" in this prospectus supplement.

MORTGAGE LOAN SELLER

     Bank of America, N.A., a national banking association. Bank of America,
N.A. is the parent of Banc of America Commercial Mortgage Inc. and a wholly-owned subsidiary of NB Holdings Corporation, which in turn is a wholly-owned subsidiary of Bank of America Corporation. Bank of America, N.A.
maintains its principal office at Bank of America Corporate Center, 100 North
Tryon Street, Charlotte, North Carolina 28255. See "Description of the Mortgage
Pool--The Mortgage Loan Seller" in this prospectus supplement.

CUT-OFF DATE

     June 1, 2005 (or, with respect to Loan No. 58868 and Loan No. 58914, the related origination date).

DELIVERY DATE

     On or about June 28, 2005.

                                      S-9

RECORD DATE

     With respect to each class of offered certificates and each distribution date, the last business day of the calendar month immediately preceding the month in which such distribution date occurs.

DISTRIBUTION DATE

     The tenth day of each month or, if any such tenth day is not a business day, the next succeeding business day. The first distribution date with respect to the offered certificates will occur in July 2005.

DETERMINATION DATE

     The earlier of (i) the sixth day of the month in which the related distribution date occurs, or if such sixth day is not a business day, then the immediately preceding business day, and (ii) the fourth business day prior to the related distribution date.

COLLECTION PERIOD

     With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which such distribution date occurs and ends on and includes the determination date in the calendar month in which such distribution date occurs. The first collection period applicable to the offered certificates will begin immediately following the cut-off date and end on the determination date in July 2005.

                                 MORTGAGE LOANS
                                 --------------

THE MORTGAGE POOL

     The pool of mortgage loans consists of 86 multifamily and commercial mortgage loans. Sixty-six of these mortgage loans were (a) originated by Bank of America, N.A. or its conduit participants or (b) acquired by Bank of
America, N.A. from various third party originators (other than Bridger). Twenty of these mortgage loans were acquired by Bank of America, N.A. from Bridger.
The mortgage loans in the entire mortgage pool have an aggregate cut-off date balance of approximately $1,642,344,324, which is referred to as the initial pool balance, subject to a variance of plus or minus 5%.

     One mortgage loan referred to as the Fashion Show Mall Whole Loan is evidenced by a split loan structure comprised of two pari passu notes referred to as the Fashion Show Mall Pari Passu Note A-1 and Fashion Show Mall Pari
Passu Note A-2. Only the Fashion Show Mall Pari Passu Note A-2, which is sometimes referred to as the FM Pari Passu Note A-2 Mortgage Loan, is included in the trust fund. The aggregate principal balances as of the cut-off date of the Fashion Show Mall Pari Passu Note A-1 and the Fashion Show Mall Pari Passu
Note A-2 are $233,025,944, and $143,619,681, respectively. The Fashion Show
Mall Pari Passu Note A-1 is further divided into a $193,143,708 senior portion and a $39,882,235 junior portion (which is subordinate to such senior portion and the Fashion Show Mall Pari Passu Note A-2). As described in this prospectus supplement, pursuant to an intercreditor agreement, the junior portion of the
Fashion Show Mall Pari Passu Note A-1 has been subordinated to the Fashion Show
Mall Pari Passu Note A-2 and the remaining senior portion of the Fashion Show
Mall Pari Passu Note A-1. Unless otherwise stated, all references to the principal balance and the related information (including cut-off date balances)
of the FM Pari Passu Note A-2 Mortgage Loan are references only to the FM Pari
Passu Note A-2 Mortgage Loan (and exclude both the senior and junior portions of the Fashion Show Mall Pari Passu Note A-1).

     One mortgage loan, referred to as the Regents Square I & II Mortgage Loan, is part of a split loan structure and has a separate subordinate B note, which is evidenced by a separate promissory note also secured by the related mortgaged property. The subordinate mortgage loan in this split loan structure is not included in the trust fund and this subordinate mortgage loan is referred to as the Regents Square I

                                      S-10

& II B Note. The Regents Square I & II Mortgage Loan and the related Regents
Square I & II B Note together are referred to as the Regents Square I & II
Whole Loan. The outstanding principal balance as of the cut-off date of the
Regents Square I & II Mortgage Loan is $88,600,000, and represents 5.4% of the initial pool balance. The outstanding principal balance as of the date of the origination of the Regents Square I & II B Note was $15,000,000. See
"Description of the Mortgage Pool--Regents Square I & II Whole Loan" in this prospectus supplement.

     One mortgage loan, referred to as the Mission City Corporate Center
Mortgage Loan, is part of a split loan structure and has a separate subordinate
B note, which is evidenced by a separate promissory note also secured by the related mortgaged property. The subordinate mortgage loan in this split loan structure is not included in the trust fund and this subordinate mortgage loan is referred to as the Mission City Corporate Center B Note. The Mission City
Corporate Center Mortgage Loan and the related Mission City Corporate Center B
Note together are referred to as the Mission City Corporate Center Whole Loan.
The outstanding principal balance as of the cut-off date of the Mission City
Corporate Center Mortgage Loan is $44,000,000, and represents 2.7% of the initial pool balance. The outstanding principal balance as of the date of the origination of the Mission City Corporate Center B Note was $8,000,000. See
"Description of the Mortgage Pool--Mission City Corporate Center Whole Loan" in
this prospectus supplement.

     One mortgage loan referred to as the CP Component Mortgage Loan is divided into a $33,500,000 senior component and a subordinate component, which is subordinate to the related senior component and has a principal balance as of the cut-off date of $5,000,000. The senior component, representing 2.0% of the initial pool balance, is included in the trust fund. The subordinate component is also included in the trust fund but does not back any of the offered certificates. Unless otherwise stated, all references to the principal balance and the related information (including cut-off date balances) of the CP
Component Mortgage Loan are references to the senior component only of the CP
Component Mortgage Loan (and exclude the subordinate component of the CP
Component Mortgage Loan). See "Description of the Mortgage Pool--CP Component
Mortgage Loan" in this prospectus supplement.

CERTAIN MORTGAGE LOAN CALCULATIONS

     All numerical information provided in this prospectus supplement with respect to the mortgage loans is provided on an approximate basis. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of all principal scheduled to be paid on or before the cut-off date and assumes no defaults, delinquencies or prepayments on any mortgage loan on or before the cut-off date. All percentages of the mortgage pool, or of any specified sub-group thereof, referred to in this prospectus supplement without further description are approximate percentages by aggregate cut-off date balance. The sum of the numerical data in any column of any table presented in this prospectus supplement may not equal the indicated total due to rounding.
See "Description of the Mortgage Pool--Changes in Mortgage Pool
Characteristics" in this prospectus supplement. See also the "Glossary of
Principal Definitions" in this prospectus supplement for definitions and other information relating to loan-to-value and debt service coverage ratios and other calculations presented in this prospectus supplement.

     The cut-off date balance of each mortgage loan is the unpaid principal balance thereof as of the cut-off date, after application of all payments of principal due on or before such date, whether or not received. The cut-off date balances of the mortgage loans in the entire mortgage pool range from
$1,985,087 to $143,619,681, and the average cut-off date balance is
$19,097,027.

     As of the cut-off date, the mortgage loans had the following additional characteristics. Further information regarding such mortgage loans, the other mortgage loans in the mortgage pool and the related mortgaged properties is described under "Description of the Mortgage Pool" in this prospectus supplement and in Annex A to this prospectus supplement.

                                      S-11

                    SELECTED MORTGAGE LOAN CHARACTERISTICS



                                                                            ENTIRE MORTGAGE POOL
                                                                          -----------------------

Range of mortgage rates ...............................................   3.719% per annum to
                                                                          5.937% per annum
Weighted average mortgage rate ........................................   5.068% per annum
Range of remaining terms to stated maturity(1) ........................   31 months to 121
                                                                          months
Weighted average remaining term to stated maturity(1) .................   97 months
Range of remaining amortization terms(2) ..............................   295 months to
                                                                          360 months
Weighted average remaining amortization term(2) .......................   352 months
Range of remaining lock-out periods ...................................   18 months to
                                                                          117 months
Range of cut-off date loan-to-value ratios(3) .........................   40.8% to 81.1%
Weighted average cut-off date loan-to-value ratio(3) ..................   66.5%
Range of maturity date loan-to-value ratios(3) ........................   31.8% to 80.0%
Weighted average maturity date loan-to-value ratio(3) .................   62.1%
Range of underwritten debt service coverage ratios(3) .................   1.20x to 3.19x
Weighted average underwritten debt service coverage ratio(3) ..........   1.74x


----------
(1)   In the case of the mortgage loans that have an anticipated repayment date, the maturity is based on the related anticipated repayment date.

(2)   Excludes mortgage loans that are interest only until the related maturity date or anticipated repayment date.

(3)   Unless otherwise stated, all references to the principal balance of the
      FM Pari Passu Note A-2 Mortgage Loan are references only to the Fashion
      Show Mall Pari Passu Note A-2. In addition, the calculation of debt service coverage ratios and loan-to-value ratios is based upon the aggregate principal balance of the Fashion Show Mall Note A-1 Senior
      Portion and Fashion Show Mall Pari Passu Note A-2 and excludes the principal balance of the Fashion Show Mall Note A-1 Junior Portion. For
      purposes of weighting debt service coverage ratios and loan-to-value ratios, this weighting will be based solely upon the outstanding principal balance of the FM Pari Passu Note A-2 Mortgage Loan.
      Accordingly, these ratios would be lower (in the case of debt service coverage) and higher (in the case of loan-to-value) if the Fashion Show
      Mall Pari Passu Note A-1 Junior Portion was included.

     Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, located in the states with concentrations over 5% of the initial pool balance:

                            GEOGRAPHIC CONCENTRATION

                             NUMBER OF        AGGREGATE              % OF
                             MORTGAGED     CUT-OFF DATE      INITIAL POOL
STATE                       PROPERTIES          BALANCE    BALANCE(1) (2)
-----------------------   ------------   --------------   ---------------
California ............        27          $403,063,314        24.5%
 Southern(3) ..........        24          $366,337,314        22.3%
 Northern(3) ..........         3          $ 36,726,000         2.2%
New York ..............         4          $234,410,022        14.3%
Nevada ................         5          $200,815,236        12.2%
Arizona ...............         4          $152,390,759         9.3%
Washington ............         8          $107,146,622         6.5%
Massachusetts .........         3          $ 82,548,881         5.0%

----------
(1)   Because this table represents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement). Those amounts are set forth in Annex A to this prospectus supplement.

(2)   The FM Pari Passu Note A-2 Mortgage Loan's cut-off date balance is allocated upon amounts set forth in the related mortgage loan documents.
      Those amounts are set forth in Annex A to this prospectus supplement.

(3)   Northern California properties have a zip code greater than or equal to
      93600. Southern California properties have a zip code less than 93600.

                                      S-12

     The remaining mortgaged properties are located throughout 18 other states and the province of Ontario, with no more than 5.0% of the initial pool balance secured by mortgaged properties located in any such other jurisdiction.

     Set forth below are the number of mortgaged properties, and the approximate percentage of the initial pool balance secured by such mortgaged properties, operated for each indicated purpose:

                                 PROPERTY TYPE

                            NUMBER OF        AGGREGATE             % OF
                            MORTGAGED     CUT-OFF DATE     INITIAL POOL
PROPERTY TYPE              PROPERTIES          BALANCE    BALANCE(1)(2)
----------------------   ------------   --------------   --------------
Office ...............        28          $747,056,370        45.5%
Retail ...............        27          $415,477,653        25.3%
Multifamily ..........        11          $235,410,388        14.3%
Hotel ................         6          $128,043,752         7.8%
Self Storage .........        15          $ 62,917,448         3.8%
Industrial ...........         6          $ 33,708,713         2.1%
Other ................         1          $ 19,730,000         1.2%

----------
(1)   Because this table represents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (generally allocating the mortgage loan principal amount to each of those mortgaged properties by appraised values of the mortgaged properties if not otherwise specified in the related note or loan agreement). Those amounts are set forth in Annex A to this prospectus supplement.

(2)   The FM Pari Passu Note A-2 Mortgage Loan's cut-off date balance is allocated upon amounts set forth in the related mortgage loan documents.
      Those amounts are set forth in Annex A to this prospectus supplement.

     FOR MORE DETAILED STATISTICAL INFORMATION REGARDING THE MORTGAGE POOL, SEE
ANNEX A TO THIS PROSPECTUS SUPPLEMENT.

     On or before the delivery date, the mortgage loan seller will transfer all of the mortgage loans, without recourse, to the depositor, or at the direction of the depositor to the trustee for the benefit of holders of the certificates.
In connection with such transfer, the mortgage loan seller will make certain representations and warranties regarding the characteristics of the mortgage loans. As described in more detail later in this prospectus supplement, the mortgage loan seller will be obligated to cure any material breach of any such representation or warranty made by it or either repurchase the affected mortgage loan or, in the period and manner described in this prospectus supplement, substitute a qualified substitute mortgage loan for the affected mortgage loan and pay any substitution shortfall amount. See "Description of the Mortgage Pool--Assignment of the Mortgage Loans; Repurchases and
Substitutions" and "--Representations and Warranties; Repurchases and
Substitutions" in this prospectus supplement.

     The mortgage loan seller will sell each of the mortgage loans without recourse and has no obligations with respect to the offered certificates other than pursuant to its representations, warranties and repurchase or substitution obligations. The depositor has made no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or replace mortgage loans with deficient documentation or that are otherwise defective. See "Description of the Mortgage Pool" and "Risk Factors--Risks
Related to the Mortgage Loans" in this prospectus supplement and "Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans" in the
accompanying prospectus.

     The master servicer and, if circumstances require, the special servicer, will service and administer the mortgage loans pursuant to the pooling and servicing agreement among the depositor, the master servicer, the special servicer, the trustee, the REMIC administrator and the fiscal agent. See
"Servicing of the Mortgage Loans" in this prospectus supplement and "The
Pooling and Servicing Agreements" in the accompanying prospectus. The compensation to be received by the master servicer (including certain master servicing fees) and the special servicer (including special servicing fees, liquidation fees and workout fees) for their services is described under
"Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement.

                                      S-13

                              OFFERED SECURITIES
                              ------------------

THE OFFERED CERTIFICATES; CERTIFICATE BALANCES AND PASS-THROUGH RATES

     The offered certificates consist of 12 classes of the depositor's
Commercial Mortgage Pass-Through Certificates as part of Series 2005-2, namely the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class
A-M, Class A-J, Class XP, Class B, Class C and Class D Certificates. As of the
delivery date, the certificates will have the approximate aggregate principal amount or notional amount indicated in the chart on the cover of this prospectus supplement, subject to a variance of plus or minus 5%, and will accrue interest at an annual rate referred to as a pass-through rate indicated
in the chart on the cover of this prospectus supplement and the accompanying footnotes. Interest on the offered certificates will be calculated based on a
360-day year consisting of twelve 30-day months, or a 30/360 basis.

     Series 2005-2 consists of a total of 28 classes of certificates, the following 16 of which are not being offered through this prospectus supplement and the accompanying prospectus: Class XC, Class E, Class F, Class G, Class H,
Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class CP, Class
V, Class R-I and Class R-II. The pass-through rates applicable to each of the
Class XC, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class
M, Class N, Class O and Class P Certificates for each distribution date are set forth on page S-7 of this prospectus supplement. The pass-through rate applicable to the Class CP Certificates for each distribution date is set forth in the pooling and servicing agreement. The Class V, Class R-I and Class R-II
Certificates will not have a certificate balance, a notional amount or a pass-through rate.

CLASS X CERTIFICATES

Notional Amount

     The Class XC and Class XP Certificates will not have certificate balances.
For purposes of calculating the amount of accrued interest, however, each of those classes will have a notional amount.

     The notional amount of the Class XC Certificates will equal the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class
A-AB, Class A-5, Class A-M, Class A-J, Class B, Class C, Class D, Class E,
Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O
and Class P Certificates outstanding from time to time. The initial notional amount of the Class XC Certificates will be approximately $1,642,344,323, although it may be as much as 5% larger or smaller.

     FOR A MORE DETAILED DISCUSSION OF THE NOTIONAL AMOUNTS OF THE CLASS XC AND
CLASS XP CERTIFICATES, SEE "DESCRIPTION OF THE CERTIFICATES--CERTIFICATE
BALANCES AND NOTIONAL AMOUNTS" IN THIS PROSPECTUS SUPPLEMENT.

Pass Through Rate

     The pass-through rate applicable to the Class XP Certificates for the initial distribution date will equal approximately 0.2199% per annum. The pass-through rate for the Class XP Certificates for each distribution date subsequent to the initial distribution date and through and including the June
2012 distribution date will equal the weighted average of the respective strip rates, which we refer to as Class XP strip rates, at which interest accrues from time to time on the respective components of the notional amount of the
Class XP Certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the certificate balance of a specified class of certificates. If all or a designated portion of the certificate balance of any class of certificates is identified under "Description of the
Certificates--Certificate Balances and Notional Amounts" as being part of the notional amount of the Class XP Certificates immediately prior to any distribution date, then that certificate balance (or designated portion thereof) will represent one or more separate components of the notional amount of the Class XP Certificates for purposes of calculating the accrual of interest during the related interest accrual period.

                                      S-14

     FOR A MORE DETAILED DISCUSSION OF THE CLASS XP STRIP RATES AND THE RATE
APPLICABLE TO THE CLASS XP CERTIFICATES, SEE "DESCRIPTION OF THE
CERTIFICATES--CERTIFICATE BALANCES AND NOTIONAL AMOUNTS" IN THIS PROSPECTUS
SUPPLEMENT.

     Following the June 2012 distribution date, the Class XP Certificates will cease to accrue interest. In connection therewith, the Class XP Certificates will have a 0% pass-through rate for the July 2012 distribution date and for each distribution date thereafter.

     The pass-through rate applicable to the Class XC Certificates for the initial distribution date will equal approximately 0.0388% per annum. The pass-through rate for the Class XC Certificates for any interest accrual period subsequent to the initial distribution date will equal the weighted average of the respective strip rates, which we refer to as Class XC strip rates, at which interest accrues from time to time on the respective components of the notional amount of the Class XC Certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the certificate balance of one of the classes of certificates. In general, the certificate balance of certain classes of certificates will constitute a separate component of the notional amount of the Class XC Certificates; provided that, if a portion, but not all, of the certificate balance of any particular class of Certificates is identified under "Description of the Certificates--Certificate Balances and
Notional Amounts" in this prospectus supplement as being part of the notional amount of the Class XP Certificates immediately prior to any distribution date, then that identified portion of such certificate balance will represent one or more separate components of the notional amount of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such certificate balance will also represent one or more other separate components of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period.

     FOR A MORE DETAILED DISCUSSION OF THE CLASS XC STRIP RATES AND THE RATE
APPLICABLE TO THE CLASS XC CERTIFICATES, SEE "DESCRIPTION OF THE
CERTIFICATES--CERTIFICATE BALANCES AND NOTIONAL AMOUNTS" IN THIS PROSPECTUS
SUPPLEMENT.

     For purposes of the accrual of interest on the Class XC Certificates for each distribution date subsequent to the June 2012 distribution date, the certificate balance of each class of certificates (other than the Class CP,
Class V, Class R-I, Class R-II, Class XC and Class XP Certificates) will constitute one or more separate components of the notional amount of the Class
XC Certificates, and the applicable Class XC strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average net mortgage rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for the class of certificates corresponding to such component.

DISTRIBUTIONS

     The total of all payments or other collections (or advances in lieu thereof) on or in respect of the mortgage loans (but excluding prepayment premiums, yield maintenance charges and excess interest, each as described in this prospectus supplement) that are available for distributions of interest on and principal of the certificates on any distribution date is herein referred to as the available distribution amount for such date. See "Description of the
Certificates--Distributions--The Available Distribution Amount" in this prospectus supplement. On each distribution date, the trustee will apply the available distribution amount for such date for the following purposes and in the following order of priority:

     A. Amount and Order of Distributions

     First, Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5,
Class XC and Class XP: To pay interest, concurrently, on Class A-1, Class A-2,
Class A-3, Class A-4, Class A-AB, Class A-5, Class XC and Class XP pro rata, in accordance with their interest entitlements.

     Second, Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class
A-5: To the extent of amounts then required to be distributed as principal, concurrently, (i) first, to the Class A-AB Certificates, available

                                      S-15

principal, until the principal balance of the Class A-AB Certificates is reduced to the planned principal balance set forth in the table on Annex D to this prospectus supplement; (ii) then, to the Class A-1 Certificates, available principal remaining after the above distribution on the Class A-AB Certificates has been made, until the principal balance of the Class A-1 Certificates is reduced to zero; (iii) then, to the Class A-2 Certificates, available principal remaining after the above distributions on the Class A-1 and Class A-AB
Certificates have been made, until the principal balance of the Class A-2
Certificates is reduced to zero; (iv) then, to the Class A-3 Certificates, available principal remaining after the above distributions on the Class A-1,
Class A-2 and Class A-AB Certificates have been made, until the principal balance of the Class A-3 Certificates is reduced to zero; (v) then, to the
Class A-4 Certificates, available principal remaining after the above distributions on the Class A-1, Class A-2, Class A-3 and Class A-AB
Certificates have been made, until the principal balance of the Class A-4
Certificates is reduced to zero; (vi) then, to the Class A-AB Certificates, available principal remaining after the above distributions on the Class A-1,
Class A-2, Class A-3, Class A-4 and Class A-AB Certificates have been made, until the principal balance of the Class A-AB Certificates is reduced to zero;
and (vii) then, to the Class A-5 Certificates, available principal remaining after the above distributions on the Class A-1, Class A-2, Class A-3, Class A-4
and Class A-AB Certificates have been made, until the principal balance of the
Class A-5 Certificates is reduced to zero.

     Third, Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and Class
A-5: To reimburse Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB and
Class A-5, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

     Fourth, Class A-M: To Class A-M as follows: (a) interest on Class A-M in the amount of its interest entitlement; (b) to the extent of funds available for principal, to principal on Class A-M until reduced to zero; and (c) to reimburse Class A-M for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

     Fifth, Class A-J: To Class A-J in a manner analogous to Class A-M allocations in the fourth step.

     Sixth, Class B: To Class B in a manner analogous to the Class A-M allocations of the fourth step.

     Seventh, Class C: To Class C in a manner analogous to the Class A-M allocations of the fourth step.

     Eighth, Class D: To Class D in a manner analogous to the Class A-M allocations of the fourth step.

     Finally, Private Certificates: To the Private Certificates (other than the
Class XC Certificates) in the amounts and order of priority provided for in the pooling and servicing agreement.

     The distributions referred to in priority Second above will be made, pro rata (based on outstanding principal balance and without regard to the planned principal balance for Class A-AB), among the Class A-1 Certificates, Class A-2
Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-AB
Certificates and Class A-5 Certificates when the certificate balances of all other certificates having certificate balances have been reduced to zero and in any event on the final distribution date as described under "Description of the
Certificates--Distributions--The Available Distribution Amount" in this prospectus supplement.

     B. Interest and Principal Entitlements

     A description of each class's interest entitlement can be found in
"Description of the Certificates-- Distributions--Distributable Certificate
Interest" in this prospectus supplement. As described therein, there are circumstances in which your interest entitlement for a distribution date could be less than one full month's interest at the pass-through rate on your certificate's principal amount.

     The amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in
"Description of the Certificates--Distributions--Principal Distribution Amount"
in this prospectus supplement.

                                      S-16

 C. Prepayment Premiums

     The manner in which any prepayment premiums and yield maintenance charges received during a particular collection period will be allocated to one or more of the classes of offered certificates is described in "Description of the
Certificates--Distributions--Distributions of Prepayment Premiums" in this prospectus supplement.

SUBORDINATION

     A. General

     The chart below describes the manner in which the rights of various classes will be senior to the rights of other classes. Entitlement to receive principal and interest on any distribution date is depicted in descending order. The manner in which mortgage loan losses are allocated is depicted in ascending order; provided that mortgage loan losses will not be allocated to the Class CP (other than mortgage loan losses on the CP Component Mortgage
Loan), Class V, Class R-I or Class R-II Certificates. No principal payments or loan losses will be allocated to the Class V, Class XC and Class XP
Certificates. Mortgage loan losses that are realized on the CP Component
Mortgage Loan will be allocated to the Class CP Certificates before being allocated to any other class of certificates. However, the notional amount of the Class XC and Class XP Certificates (which is used to calculate interest due on the Class XC and Class XP Certificates) will effectively be reduced by the allocation of principal payments and loan losses to the other classes of certificates, the principal balances of which correspond to the notional amount of the Class XC and Class XP Certificates.

                                      S-17

[GRAPHIC OMITTED]

             -------------------------------------------------------
                 CLASS A-1 CERTIFICATES, CLASS A-2 CERTIFICATES,
                 CLASS A-3 CERTIFICATES, CLASS A-4 CERTIFICATES,
              CLASS A-AB CERTIFICATES(1), CLASS A-5 CERTIFICATES,
             CLASS XC CERTIFICATES(2) AND CLASS XP CERTIFICATES(2)
            --------------------------------------------------------
                                        |
                           --------------------------
                             CLASS A-M CERTIFICATES
                           --------------------------
                                        |
                           --------------------------
                             CLASS A-J CERTIFICATES
                           --------------------------
                                       |
                           --------------------------
                              CLASS B CERTIFICATES
                           --------------------------
                                       |
                           --------------------------
                              CLASS C CERTIFICATES
                           --------------------------
                                       |
                           --------------------------
                              CLASS D CERTIFICATES
                           --------------------------
                                       |
                  ---------------------------------------------
                            PRIVATE CERTIFICATES(3)
                      other than the Class XC Certificates
                  ---------------------------------------------

----------
(1)   The Class A-AB Certificates have a certain priority with respect to being paid down to their planned principal balance on any distribution date as described in this prospectus supplement.

(2)   The Class XC and Class XP Certificates will be senior only with respect to payments of interest and will not be entitled to receive any payments in respect of principal.

(3)   The Class CP Certificates will be subordinate to the offered certificates only with respect to payments and other collections received on the CP
      Component Mortgage Loan.

     No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

     See "Description of the Certificates--Subordination; Allocation of Losses
and Certain Expenses" in this prospectus supplement.

B. Shortfalls in Available Funds

     The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

     o    shortfalls resulting from additional compensation that the master servicer or special servicer is entitled to receive;

     o    shortfalls resulting from interest on advances of principal and interest or property expenses made by the master servicer, the special servicer, the trustee or the fiscal agent;

     o    shortfalls resulting from extraordinary expenses of the trust;

     o    shortfalls resulting from a reduction of a mortgage loan's interest rate or principal amount by a bankruptcy court or from other unanticipated or default-related expenses of the trust; and

                                      S-18

     o    shortfalls due to nonrecoverable advances being reimbursed from principal and/or interest collections.

     See "Description of the Certificates--Distributions" in this prospectus supplement.

ADVANCES OF PRINCIPAL AND INTEREST

     A. P&I Advances

     The master servicer (or the trustee or the fiscal agent, if applicable) is required to advance delinquent monthly mortgage loan payments (excluding mortgage loan payments on the subordinate component of the CP Component
Mortgage Loan and excluding, in the case of the master servicer, mortgage loan payments on the FM Pari Passu Note A-2 Mortgage Loan, for which advances will be governed by the terms of the pooling and servicing agreement relating to the
Banc of America Commercial Mortgage Inc., Commercial Mortgage Pass-Through
Certificates, Series 2005-1) if it determines that such advance will be recoverable. The master servicer will not advance balloon payments due at maturity, late payment charges or default interest. The master servicer also is not required to advance prepayment premiums or yield maintenance charges. If an advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee.

     B. Property Protection Advances

     The master servicer (or the trustee or the fiscal agent, if applicable)
also may be required to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to protect and maintain a mortgaged property, to maintain the lien on a mortgaged property or enforce the related mortgage loan documents.

     C. Interest on Advances

     The master servicer, the trustee and the fiscal agent, as applicable, will be entitled to interest as described in this prospectus supplement on any of the advances referenced in the two immediately preceding paragraphs, other than for advances referenced under the above Paragraph A of payments not delinquent past applicable grace periods. Interest accrued on any of these outstanding advances may result in reductions in amounts otherwise payable on the certificates.

     See "Description of the Certificates--P&I Advances" and "Servicing of the
Mortgage Loans-- Servicing and Other Compensation and Payment of Expenses" in
this prospectus supplement and "Description of the Certificates--Advances in
Respect of Delinquencies" and "The Pooling and Servicing
Agreements--Certificate Account" in the accompanying prospectus.

OTHER ASPECTS OF THE OFFERED CERTIFICATES

     A. Denominations

     The Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5,
Class A-M and Class A-J Certificates will be offered in minimum denominations of $10,000 initial principal amount. The Class B, Class C and Class D
Certificates will be offered in minimum denominations of $100,000 initial principal amount. Investments in excess of the minimum denominations may be made in multiples of $1. The Class XP Certificates will be offered in minimum denominations of $1,000,000 initial notional amount.

     B. Registration, Clearance and Settlement

     Each class of offered certificates will be registered in the name of Cede
& Co., as nominee of The Depository Trust Company. The book-entry system through The Depository Trust Company may be terminated with respect to all or any portion of any class of offered certificates.

     See "Description of the Certificates--Registration and Denominations" in
this prospectus supplement and "Description of the Certificates--Book-Entry
Registration and Definitive Certificates" in the accompanying prospectus.

                                      S-19

OPTIONAL TERMINATION

     On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1% of the aggregate unpaid balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans at the price specified in this prospectus supplement (and all property acquired through exercise of remedies in respect of any mortgage loan). Exercise of this option will terminate the trust and retire the then outstanding certificates. The trust could also be terminated in connection with an exchange of all the then outstanding certificates (other than the Class R-I, Class R-II and Class V Certificates), including the Class
XC and Class XP Certificates (provided, however, that the Class A-1 through
Class H Certificates are no longer outstanding), for the mortgage loans remaining in the trust, but all of the holders of such classes of certificates would have to voluntarily participate in such exchange. See "Description of the
Certificates--Termination; Retirement of Certificates" in this prospectus supplement and "Description of the Certificates--Termination" in the
accompanying prospectus.

TAX STATUS

     Elections will be made to treat designated portions of the trust (other than excess interest) as two separate real estate mortgage investment conduits, referred to in this prospectus supplement as REMICs--REMIC I and REMIC II--for federal income tax purposes. In addition, a separate REMIC election will be made with respect to the CP Component Mortgage Loan, referred to in this prospectus supplement as the Component Mortgage Loan REMIC. The senior component of the CP Component Mortgage Loan and the Class CP Certificates will represent "regular interests" in the Component Mortgage Loan REMIC. In the opinion of counsel, such portions of the trust will qualify for this treatment.
The portion of the trust consisting of the excess interest will be treated as a grantor trust for federal income tax purposes and will be beneficially owned by the Class V Certificates.

     Pertinent federal income tax consequences of an investment in the offered certificates include:

     o    Each class of offered certificates will constitute "regular interests"
          in REMIC II.

     o    The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

     o    Beneficial owners will be required to report income on the offered certificates in accordance with the accrual method of accounting.

     o    It is anticipated that the offered certificates, other than the Class
          XP Certificates, will be issued at a premium and that the Class XP
          Certificates will be issued with more than a de minimis amount of original issue discount for federal income tax purposes.

     See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS

     Subject to important considerations described under "Certain ERISA
Considerations" in this prospectus supplement and in the accompanying prospectus, the depositor expects the offered certificates to be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. A benefit plan fiduciary considering the purchase of any offered certificates should consult with its counsel to determine whether all required conditions have been satisfied.

     See "Certain ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT

     The offered certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. If your investment activities are subject to legal

                                      S-20

investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates.

     See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

CERTIFICATE RATINGS

     It is a requirement for issuance of the offered certificates that they receive credit ratings no lower than the following credit ratings from Standard
& Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and
Moody's Investors Service, Inc.:

                                                            S&P     MOODY'S
                                                           -----   --------
Class A-1 ..............................................    AAA       Aaa
Class A-2 ..............................................    AAA       Aaa
Class A-3 ..............................................    AAA       Aaa
Class A-4 ..............................................    AAA       Aaa
Class A-AB .............................................    AAA       Aaa
Class A-5 ..............................................    AAA       Aaa
Class A-M ..............................................    AAA       Aaa
Class A-J ..............................................    AAA       Aaa
Class XP ...............................................    AAA       Aaa
Class B ................................................     AA       Aa2
Class C ................................................    AA-       Aa3
Class D ................................................     A        A2

     The ratings of the offered certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the rated final distribution date. A security rating does not address the frequency of prepayments (either voluntary or involuntary) or the possibility that certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of prepayment premiums or yield maintenance charges or the collection of excess interest.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Any such revision, if negative, or withdrawal of a rating could have a material adverse effect on the affected class of offered certificates. See "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus for a discussion of the basis upon which ratings are assigned, the limitations and restrictions on ratings, and conclusions that should not be drawn from a rating.

                                      S-21

                                 RISK FACTORS

     o    YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISKS BEFORE MAKING AN
          INVESTMENT DECISION. IN PARTICULAR, DISTRIBUTIONS ON YOUR CERTIFICATES
          WILL DEPEND ON PAYMENTS RECEIVED ON AND OTHER RECOVERIES WITH RESPECT
          TO THE MORTGAGE LOANS. THEREFORE, YOU SHOULD CAREFULLY CONSIDER THE
          RISK FACTORS RELATING TO THE MORTGAGE LOANS AND THE MORTGAGED
          PROPERTIES.

     o    THE RISKS AND UNCERTAINTIES DESCRIBED BELOW ARE NOT THE ONLY ONES
          RELATING TO YOUR CERTIFICATES. ADDITIONAL RISKS AND UNCERTAINTIES NOT
          PRESENTLY KNOWN TO US OR THAT WE CURRENTLY DEEM IMMATERIAL ALSO MAY
          IMPAIR YOUR INVESTMENT.

     o    IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, YOUR INVESTMENT COULD BE
          MATERIALLY AND ADVERSELY AFFECTED.

     o    THIS PROSPECTUS SUPPLEMENT ALSO CONTAINS FORWARD-LOOKING STATEMENTS
          THAT INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER
          MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS
          AS A RESULT OF CERTAIN FACTORS, INCLUDING THE RISKS DESCRIBED BELOW
          AND ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT.

                        RISKS RELATED TO THE CERTIFICATES

YOUR LACK OF CONTROL OVER THE
 TRUST FUND CAN CREATE RISK....  You and other certificateholders generally do not have the right to make decisions with
                                 respect to the administration of the trust. See
                                 "Servicing of the Mortgage Loans-- General" in
                                 this prospectus supplement. Such decisions are
                                 generally made, subject to the express terms of
                                 the pooling and servicing agreement, by the
                                 master servicer, the trustee, the fiscal agent
                                 or the special servicer, as applicable. Any
                                 decision made by one of those parties in
                                 respect of the trust, even if such decision is
                                 determined to be in your best interests by such
                                 party, may be contrary to the decision that you
                                 or other certificateholders would have made and
                                 may negatively affect your interests.
POTENTIAL CONFLICTS
 OF INTEREST...................  The special servicer will have latitude in determining whether to liquidate or modify
                                 defaulted mortgage loans. See "Servicing of the
                                 Mortgage Loans--Modifications, Waivers,
                                 Amendments and Consents" in this prospectus
                                 supplement.

                                 The master servicer, the special servicer or
                                 an affiliate of either may purchase certain of
                                 the certificates or hold certain companion
                                 mortgage loans that are part of a split loan
                                 structure but that are not held in the trust
                                 fund or hold certain mezzanine debt related to
                                 the mortgage loans. In addition, the holder of
                                 certain of the non-offered certificates and
                                 the holder(s) of certain companion mortgage
                                 loans have the right to remove a special
                                 servicer and appoint a successor, which may be
                                 an affiliate of such holder. It is possible
                                 that the special servicers or affiliates
                                 thereof may be holders of such non-offered
                                 certificates and/or companion mortgage loans.
                                 This could cause a conflict between the master
                                 servicer's or the special servicer's duties to
                                 the trust under the pooling and servicing
                                 agreement and its interest as a holder of a
                                 certificate or a companion

                                      S-22

                                 mortgage loan. In addition, the master
                                 servicer is the mortgage loan seller. This
                                 could cause a conflict between the master
                                 servicer's duty to the trust under the pooling
                                 and servicing agreement and its interest as
                                 the mortgage loan seller. However, the pooling
                                 and servicing agreement provides that the
                                 mortgage loans shall be administered in
                                 accordance with the servicing standards
                                 without regard to ownership of any certificate
                                 by the master servicer, the special servicer
                                 or any affiliate of the master servicer or the
                                 special servicer. See "Servicing of the
                                 Mortgage Loans --General" in this prospectus
                                 supplement.

                                 Additionally, any of those parties may,
                                 especially if it holds the non-offered
                                 certificates, or has financial interests in,
                                 or other financial dealings with, a borrower
                                 or sponsor under any of the mortgage loans,
                                 have interests when dealing with the mortgage
                                 loans that are in conflict with the interests
                                 of holders of the offered certificates. For
                                 instance, if the special servicer or an
                                 affiliate holds non-offered certificates, the
                                 special servicer could seek to reduce the
                                 potential for losses allocable to those
                                 certificates from a troubled mortgage loan by
                                 deferring acceleration in hope of maximizing
                                 future proceeds. The special servicer might
                                 also seek to reduce the potential for such
                                 losses by accelerating earlier than necessary
                                 to avoid advance interest or additional trust
                                 fund expenses. Either action could result in
                                 less proceeds to the trust than would be
                                 realized if alternate action had been taken.
                                 In general, a servicer is not required to act
                                 in a manner more favorable to the offered
                                 certificates or any particular class of
                                 offered certificates than to the non-offered
                                 certificates.

                                 Additionally, each of the master servicer, the
                                 sub-servicers and the special servicer
                                 currently services or will, in the future,
                                 service, in the ordinary course of its
                                 business, existing and new loans for third
                                 parties, including portfolios of loans similar
                                 to the mortgage loans that will be included in
                                 the trust. The real properties securing these
                                 other loans may be in the same markets as, and
                                 compete with, certain of the real properties
                                 securing the mortgage loans that will be
                                 included in the trust. Consequently, personnel
                                 of the master servicer, the sub-servicers and
                                 the special servicer may perform services, on
                                 behalf of the trust, with respect to the
                                 mortgage loans at the same time as they are
                                 performing services, on behalf of other
                                 persons, with respect to other mortgage loans
                                 secured by properties that compete with the
                                 mortgaged properties securing the mortgage
                                 loans. This may pose inherent conflicts for
                                 the master servicer, the sub-servicers and the
                                 special servicer.

                                 In addition, certain of the mortgage loans
                                 included in the trust fund may have been
                                 refinancings of debt previously held by the
                                 mortgage loan seller or an affiliate thereof.
                                 The mortgage loan seller or its affiliates
                                 also may have or have had equity investments
                                 in the borrowers (or in the

                                      S-23

                                 owners of the borrowers) or properties under
                                 certain of the mortgage loans included in the
                                 trust.  The mortgage loan seller and its
                                 affiliates have made or may make or have
                                 preferential rights to make loans to, or
                                 equity investments in, affiliates of the
                                 borrowers under the mortgage loans.

                                 The mortgage loan seller may hold mezzanine
                                 debt related to a borrower that is not held in
                                 the trust fund.

                                 The related property managers and borrowers
                                 may experience conflicts of interest in the
                                 management and/or ownership of the real
                                 properties securing the mortgage loans
                                 because:

                                 o    a substantial number of the mortgaged
                                      properties are managed by property
                                      managers affiliated with the respective
                                      borrowers;

                                 o    certain of the mortgaged properties are
                                      self-managed by the borrowers themselves;

                                 o    the property managers also may manage
                                      and/or franchise additional properties,
                                      including properties that may compete with
                                      the mortgaged properties; and

                                 o    affiliates of the property managers and/or
                                      the borrowers, or the property managers
                                      and/or the borrowers themselves also may
                                      own other properties, including competing
                                      properties.

PREPAYMENTS WILL AFFECT
 DISTRIBUTIONS AND YIELD
 CONSIDERATIONS...............   The yield on any offered certificate will
                                 depend on (a) the price at which such
                                 certificate is purchased by an investor and (b)
                                 the rate, timing and amount of distributions on
                                 such certificate. The rate, timing and amount
                                 of distributions on any offered certificate
                                 will, in turn, depend on, among other things:

                                 o    the pass-through rate for such
                                      certificate;

                                 o    the rate and timing of principal payments
                                      (including principal prepayments) and
                                      other principal collections on or in
                                      respect of the mortgage loans and the
                                      extent to which such amounts are to be
                                      applied or otherwise result in a reduction
                                      of the certificate balance or notional
                                      amount, as applicable, of the class of
                                      certificates to which such certificate
                                      belongs;

                                 o    the rate, timing and severity of realized
                                      losses and additional trust fund expenses
                                      (each as described in this prospectus
                                      supplement) and the extent to which such
                                      losses and expenses result in the failure
                                      to pay interest on, or a reduction of the
                                      certificate balance or notional amount, as
                                      applicable, of, the class of certificates
                                      to which such certificate belongs;

                                 o    the timing and severity of any net
                                      aggregate prepayment interest shortfalls
                                      (each as described in this prospectus
                                      supplement) and the extent to which such
                                      shortfalls are allocated in reduction of
                                      the

                                      S-24

                                      distributable certificate interest payable
                                      on the class of certificates to which such
                                      certificate belongs;

                                 o    the extent to which prepayment premiums or
                                      yield maintenance charges are collected
                                      and, in turn, distributed on the class of
                                      certificates to which such certificate
                                      belongs; and

                                 o    the rate and timing of reimbursement of
                                      advances.

                                 It is impossible to predict with certainty any
                                 of the factors described in the preceding
                                 paragraph. Accordingly, investors may find it
                                 difficult to analyze the effect that such
                                 factors might have on the yield to maturity of
                                 any class of offered certificates. See
                                 "Description of the Mortgage Pool",
                                 "Description of the Certificates--
                                 Distributions" and "--Subordination;
                                 Allocation of Losses and Certain Expenses" and
                                 "Yield and Maturity Considerations" in this
                                 prospectus supplement. See also "Yield and
                                 Maturity Considerations" in the accompanying
                                 prospectus.

PREPAYMENT AND REPURCHASES
 MAY AFFECT THE YIELD TO
 MATURITY OF YOUR
 CERTIFICATES.................   The yield to maturity on your certificates
                                 will depend, in significant part, upon the rate
                                 and timing of principal payments on the
                                 mortgage loans. For this purpose, principal
                                 payments include both voluntary prepayments, if
                                 permitted, and involuntary prepayments, such as
                                 prepayments resulting from casualty or
                                 condemnation, defaults and liquidations, and
                                 purchases or repurchases upon breaches of
                                 representations and warranties.

                                 The investment performance of your
                                 certificates may vary materially and adversely
                                 from your expectations if the actual rate of
                                 prepayments on the mortgage loans is higher or
                                 lower than you anticipate.

                                 Voluntary prepayments, if permitted, generally
                                 require payment of a prepayment premium or a
                                 yield maintenance charge. Nevertheless, we
                                 cannot assure you that the related borrowers
                                 will refrain from prepaying their mortgage
                                 loans due to the existence of a prepayment
                                 premium or yield maintenance charge. Also, we
                                 cannot assure you that involuntary prepayments
                                 will not occur.

                                 The rate at which voluntary prepayments occur
                                 on the mortgage loans will be affected by a
                                 variety of factors, including:

                                      S-25

                                 o    the terms of the mortgage loans;

                                 o    the length of any prepayment lockout
                                      period;

                                 o    the level of prevailing interest rates;

                                 o    the availability of mortgage credit;

                                 o    the applicable prepayment premiums or
                                      yield maintenance charges;

                                 o    the master servicer's or special
                                      servicer's ability to enforce those
                                      prepayment premiums or yield maintenance
                                      charges;

                                 o    the occurrence of casualties or natural
                                      disasters; and

                                 o    economic, demographic, tax, legal or other
                                      factors.

                                 Generally, no prepayment premium or yield
                                 maintenance charge will be required for
                                 prepayments in connection with a casualty or
                                 condemnation. In addition, if the mortgage
                                 loan seller repurchases any mortgage loan from
                                 the trust due to a material breach of
                                 representations or warranties or a material
                                 document defect, the repurchase price paid
                                 will be passed through to the holders of the
                                 certificates with the same effect as if the
                                 mortgage loan had been prepaid in part or in
                                 full, except that no prepayment premium or
                                 yield maintenance charge would be payable. The
                                 repurchase price paid by the mortgage loan
                                 seller may not include a liquidation fee if
                                 purchased within the timeframe set forth in
                                 the pooling and servicing agreement. Such a
                                 repurchase may therefore adversely affect the
                                 yield to maturity on your certificates.

                                 The yield to maturity of the Class XP
                                 Certificates will be highly sensitive to the
                                 rate and timing of principal payments
                                 (including by reason of prepayments, loan
                                 extensions, defaults and liquidations) and
                                 losses on the mortgage loans. Investors in the
                                 Class XP Certificates should fully consider
                                 the associated risks, including the risk that
                                 an extremely rapid rate of amortization,
                                 prepayment or other liquidation of the
                                 mortgage loans could result in the failure of
                                 such investors to recoup fully their initial
                                 investments. No representation is made as to
                                 the anticipated rate of prepayments on the
                                 mortgage loans or as to the anticipated yield
                                 to maturity of any certificate. See "Yield and
                                 Maturity Considerations-- Yield Sensitivity of
                                 the Class XP Certificates" in this prospectus
                                 supplement.

                                 In the case of the Class XP Certificates, and
                                 any class of certificates purchased at a
                                 premium, if principal payments on the mortgage
                                 loans occur at a rate faster than anticipated
                                 at the time of purchase, then (to the extent
                                 that the required prepayment premiums or yield
                                 maintenance charges are not received or are
                                 distributable to a different class of
                                 certificates) the investors' actual

                                      S-26

                                 yield to maturity will be lower than that
                                 assumed at the time of purchase.

BORROWER DEFAULTS MAY ADVERSELY
 AFFECT YOUR YIELD............   The rate and timing of delinquencies or
                                 defaults on the mortgage loans will affect:

                                 o    the aggregate amount of distributions on
                                      the offered certificates;

                                 o    their yield to maturity;

                                 o    the rate of principal payments; and

                                 o    their weighted average life.

                                 If losses on the mortgage loans exceed the
                                 aggregate principal amount of the classes of
                                 certificates subordinated to a particular
                                 class, such class will suffer a loss equal to
                                 the full amount of such excess (up to the
                                 outstanding principal amount of such
                                 certificate).

                                 If you calculate your anticipated yield based
                                 on assumed rates of defaults and losses that
                                 are lower than the default rate and losses
                                 actually experienced and such losses are
                                 allocable to your certificates, your actual
                                 yield to maturity will be lower than the
                                 assumed yield. Under certain extreme
                                 scenarios, such yield could be negative. In
                                 general, the earlier a loss borne by you on
                                 your certificates occurs, the greater the
                                 effect on your yield to maturity.

                                 Even if losses on the mortgage loans are not
                                 borne by your certificates, those losses may
                                 affect the weighted average life and yield to
                                 maturity of your certificates. This may be so
                                 because those losses result in your
                                 certificates having a higher percentage
                                 ownership interest in the trust and related
                                 distributions of principal payments on the
                                 mortgage loans than would otherwise have been
                                 the case. The effect on the weighted average
                                 life and yield to maturity of your
                                 certificates will depend upon the
                                 characteristics of the remaining mortgage
                                 loans.

                                 The yield to maturity of the Class XC and
                                 Class XP Certificates will be highly sensitive
                                 to the rate and timing of principal payments
                                 (including by reason of prepayments, loan
                                 extensions, defaults and liquidations) and
                                 losses on or in respect of the mortgage loans.
                                 Investors in the Class XC and Class XP
                                 Certificates should fully consider the
                                 associated risks, including the risk that an
                                 extremely rapid rate of amortization,
                                 prepayment or other liquidation of the
                                 mortgage loans could result in the failure of
                                 such investors to recoup fully their initial
                                 investments.

                                 Additionally, delinquencies and defaults on
                                 the mortgage loans may significantly delay the
                                 receipt of distributions by you on your
                                 certificates, unless certain advances are

                                      S-27

                                 made to cover delinquent payments or the
                                 subordination of another class of certificates
                                 fully offsets the effects of any such
                                 delinquency or default.

                                 Additionally, the courts of any state may
                                 refuse the foreclosure of a mortgage or deed
                                 of trust when an acceleration of the
                                 indebtedness would be inequitable or unjust or
                                 the circumstances would render the action
                                 unconscionable.

THE BORROWER'S FORM OF ENTITY
 MAY CAUSE SPECIAL RISKS......   Most of the borrowers are legal entities
                                 rather than individuals. Mortgage loans made to
                                 legal entities may entail risks of loss greater
                                 than those of mortgage loans made to
                                 individuals. For example, a legal entity, as
                                 opposed to an individual, may be more inclined
                                 to seek legal protection from its creditors
                                 under the bankruptcy laws. Unlike individuals
                                 involved in bankruptcies, most of the entities
                                 generally do not have personal assets and
                                 creditworthiness at stake. The terms of the
                                 mortgage loans generally require that the
                                 borrowers covenant to be single-purpose
                                 entities, although in many cases the borrowers
                                 are not required to observe all covenants and
                                 conditions that typically are required in order
                                 for them to be viewed under standard rating
                                 agency criteria as "special purpose entities".
                                 In addition, certain mortgage loans may not
                                 have borrower principals that are individuals
                                 or capitalized entities with assets other than
                                 an interest in a borrower and that are subject
                                 to personal liability for standard non-recourse
                                 carveouts.

                                 In general, each borrower's organizational
                                 documents or the terms of the related mortgage
                                 loan limit its activities to the ownership of
                                 only the related mortgaged property or
                                 properties and limit its ability to incur
                                 additional indebtedness. These provisions are
                                 designed to mitigate the possibility that a
                                 borrower's financial condition would be
                                 adversely affected by factors unrelated to the
                                 related mortgaged property and mortgage loan
                                 in the pool. However, we cannot assure you
                                 that each borrower will comply with these
                                 requirements. The bankruptcy of a borrower, or
                                 a general partner or managing member of a
                                 borrower, may impair the ability of the
                                 mortgagee to enforce its rights and remedies
                                 under the related mortgage.

                                 Some of the borrowers are not special purpose
                                 entities structured to be bankruptcy remote
                                 and, therefore, may be more likely to become
                                 insolvent or the subject of a voluntary or
                                 involuntary bankruptcy proceeding because such
                                 borrowers may be:

                                 o    operating entities with businesses
                                      distinct from the operation of the related
                                      mortgaged property with the associated
                                      liabilities and risks of operating an
                                      ongoing business; or

                                      S-28

                                 o    individuals that have personal liabilities
                                      unrelated to the mortgaged property.

                                 However, any borrower, even a special purpose
                                 entity structured to be bankruptcy-remote, as
                                 an owner of real estate, will be subject to
                                 certain potential liabilities and risks. We
                                 cannot provide assurances that any borrower
                                 will not file for bankruptcy protection or
                                 that creditors of a borrower or a corporate or
                                 individual general partner or managing member
                                 of a borrower will not initiate a bankruptcy
                                 or similar proceeding against such borrower or
                                 corporate or individual general partner or
                                 managing member.

                                 Furthermore, with respect to any related
                                 borrowers, creditors of a common parent in
                                 bankruptcy may seek to consolidate the assets
                                 of such borrowers with those of the parent.
                                 Consolidation of the assets of such borrowers
                                 would likely have an adverse effect on the
                                 funds available to make distributions on your
                                 certificates, and may lead to a downgrade,
                                 withdrawal or qualification of the ratings of
                                 your certificates. In this respect, nine sets
                                 containing, in the aggregate, 30 mortgage
                                 loans and representing 28.8% of the initial
                                 pool balance, are made to affiliated
                                 borrowers. See "Certain Legal Aspects of
                                 Mortgage Loans--Bankruptcy Laws" in the
                                 accompanying prospectus.

                                 In addition, with respect to 11 mortgage
                                 loans, representing 11.6% of the initial pool
                                 balance, the borrowers own the related
                                 mortgaged property as tenants-in-common. These
                                 mortgage loans may be subject to prepayment,
                                 including during periods when prepayment might
                                 otherwise be prohibited, as a result of
                                 partition. Although some of the related
                                 borrowers have purported to waive any right of
                                 partition, we cannot assure you that any such
                                 waiver would be enforced by a court of
                                 competent jurisdiction.

BANKRUPTCY PROCEEDINGS ENTAIL
 CERTAIN RISK.................   Under federal bankruptcy law, the filing of a
                                 petition in bankruptcy by or against a borrower
                                 will stay the commencement or continuation of a
                                 foreclosure action and delay the sale of the
                                 real property owned by that borrower. In
                                 addition, even if a court determines that the
                                 value of the mortgaged property is less than
                                 the principal balance of the mortgage loan it
                                 secures, the court may prevent the mortgagee
                                 from foreclosing on the mortgaged property
                                 (subject to certain protections available to
                                 the mortgagee). As part of a restructuring
                                 plan, a court also may reduce the amount of
                                 secured indebtedness to the then-value of the
                                 mortgaged property, which action would make the
                                 mortgagee a general unsecured creditor for the
                                 difference between the then-current value and
                                 the amount of its outstanding mortgage
                                 indebtedness. A

                                      S-29

                                 bankruptcy court also may: (1) grant a debtor
                                 a reasonable time to cure a payment default on
                                 a mortgage loan; (2) reduce periodic payments
                                 due under a mortgage loan; (3) change the rate
                                 of interest due on a mortgage loan; or (4)
                                 otherwise alter the mortgage loan's repayment
                                 schedule.

                                 Moreover, the filing of a petition in
                                 bankruptcy by, or on behalf of, a junior
                                 lienholder may stay the senior lienholder from
                                 taking action to foreclose on the junior lien.
                                 Additionally, the borrower's trustee or the
                                 borrower, as debtor-in-possession, has certain
                                 special powers to avoid, subordinate or
                                 disallow debts. In certain circumstances, the
                                 claims of the securitization trustee may be
                                 subordinated to financing obtained by a
                                 debtor-in-possession subsequent to its
                                 bankruptcy.

                                 Under federal bankruptcy law, the mortgagee
                                 will be stayed from enforcing a borrower's
                                 assignment of rents and leases. Federal
                                 bankruptcy law also may interfere with the
                                 master servicer's or special servicer's
                                 ability to enforce lockbox requirements. The
                                 legal proceedings necessary to resolve these
                                 issues can be time consuming and may
                                 significantly delay or diminish the receipt of
                                 rents. Rents also may escape an assignment to
                                 the extent they are used by the borrower to
                                 maintain the mortgaged property or for other
                                 court authorized expenses.

                                 As a result of the foregoing, the
                                 securitization trustee's recovery with respect
                                 to borrowers in bankruptcy proceedings may be
                                 significantly delayed, and the aggregate
                                 amount ultimately collected may be
                                 substantially less than the amount owed.

                                 Certain mortgage loans may have sponsors that
                                 have previously filed for bankruptcy
                                 protection, which in some cases may have
                                 involved the same property that currently
                                 secures the mortgage loan. In each case, the
                                 related entity or person has emerged from
                                 bankruptcy. However, we cannot assure you that
                                 such sponsors will not be more likely than
                                 other sponsors to utilize their rights in
                                 bankruptcy in the event of any threatened
                                 action by the mortgagee to enforce its rights
                                 under the related loan documents.

                                 See "Certain Legal Aspects of Mortgage Loans--
                                 Bankruptcy Laws" in the accompanying
                                 prospectus.

ADDITIONAL COMPENSATION TO THE
 SERVICER WILL AFFECT YOUR
 RIGHT TO RECEIVE
 DISTRIBUTIONS................   To the extent described in this prospectus
                                 supplement, the master servicer, the special
                                 servicer, the trustee or the fiscal agent, as
                                 applicable, will be entitled to receive
                                 interest on unreimbursed advances. This
                                 interest will generally accrue from the date on
                                 which the related advance is made or the
                                 related expense is incurred

                                      S-30

                                 through the date of reimbursement. In
                                 addition, under certain circumstances,
                                 including delinquencies in the payment of
                                 principal and interest, a mortgage loan will
                                 be specially serviced and the special servicer
                                 will be entitled to compensation for special
                                 servicing activities. The right to receive
                                 interest on advances or special servicing
                                 compensation is senior to the rights of
                                 certificateholders to receive distributions on
                                 the offered certificates. The payment of
                                 interest on advances and the payment of
                                 compensation to the special servicer may lead
                                 to shortfalls in amounts otherwise
                                 distributable on your certificates.

LIQUIDITY FOR CERTIFICATES MAY
 BE LIMITED...................   Your certificates will not be listed on any
                                 securities exchange or traded on the NASDAQ
                                 Stock Market, and there is currently no
                                 secondary market for your certificates. While
                                 the underwriters currently intend to make a
                                 secondary market in the offered certificates,
                                 they are not obligated to do so. Accordingly,
                                 you may not have an active or liquid secondary
                                 market for your certificates. Lack of liquidity
                                 could result in a substantial decrease in the
                                 market value of your certificates. Many other
                                 factors may affect the market value of your
                                 certificates including the then-prevailing
                                 interest rates.

MORTGAGE LOAN REPAYMENTS AND
 PREPAYMENTS WILL
 AFFECT PAYMENT...............   As principal payments or prepayments are made
                                 on a mortgage loan that is part of a pool of
                                 mortgage loans, the pool will be subject to
                                 more concentrated risks with respect to the
                                 diversity of mortgaged properties, types of
                                 mortgaged properties and number of borrowers,
                                 as described in this prospectus supplement.
                                 Classes of certificates that have a later
                                 sequential designation or a lower payment
                                 priority are more likely to be exposed to this
                                 concentration risk than are classes with an
                                 earlier sequential designation or a higher
                                 priority. This is the case because principal on
                                 the offered certificates is generally payable
                                 in sequential order, and no class entitled to
                                 distribution of principal generally receives
                                 principal until the principal amount of the
                                 preceding class or classes entitled to receive
                                 principal have been reduced to zero.

SUBORDINATION CREATES SPECIAL
 CONSIDERATIONS FOR INVESTORS
 IN SUBORDINATE OFFERED
 CERTIFICATES.................   As described in this prospectus supplement,
                                 unless your certificates are Class A-1, Class
                                 A-2, Class A-3, Class A-4, Class A-AB, Class
                                 A-5, Class XC and Class XP Certificates, your
                                 rights to receive distributions of amounts
                                 collected or advanced on or in respect of the
                                 mortgage loans other than with respect to the
                                 subordinate component of the CP Component
                                 Mortgage Loan) will be subordinated to those of
                                 the holders of the offered

                                      S-31

                                 certificates with an earlier sequential
                                 designation. With respect to the CP Component
                                 Mortgage Loan, the rights of the holders of
                                 the CP Certificates to receive distributions
                                 of amounts collected or advanced on or in
                                 respect of the CP Component Mortgage Loan
                                 senior component will be subordinated to those
                                 of the holders of the REMIC II Certificates.

GRACE PERIODS UNDER THE
 MORTGAGE LOANS MAY AFFECT THE
 MASTER SERVICER'S OBLIGATION
 TO ADVANCE...................   The mortgage loans have grace periods for
                                 monthly payments ranging from zero to ten days,
                                 provided, however, certain states by statute
                                 may override the terms of some mortgage loans
                                 and increase such grace periods. In some cases,
                                 such grace periods may run past the
                                 determination date. If a borrower pays at the
                                 end of such a grace period rather than on the
                                 due date for such monthly payment, the master
                                 servicer will be required to make an advance
                                 for such monthly payment (and monthly servicing
                                 reports will show significant advances as a
                                 result) even though the borrower is not
                                 technically delinquent under the terms of its
                                 mortgage loan. No interest will accrue on these
                                 advances made by the master servicer until
                                 after the end of the related grace period. For
                                 purposes of the foregoing discussions, a grace
                                 period is the number of days following the due
                                 date for monthly payments before which a late
                                 payment charge is due on a mortgage loan, which
                                 may be different from the date an event of
                                 default would occur under the mortgage loan.

RISKS TO THE MORTGAGED
 PROPERTIES RELATING TO
 TERRORIST ATTACKS
 AND FOREIGN CONFLICTS........   On September 11, 2001, the United States was
                                 subjected to multiple terrorist attacks that
                                 resulted in considerable uncertainty in the
                                 world financial markets. The terrorist attacks
                                 on the World Trade Center and the Pentagon
                                 suggest an increased likelihood that large
                                 public areas such as shopping malls or large
                                 office buildings could become the target of
                                 terrorist attacks in the future. The
                                 possibility of such attacks could (i) lead to
                                 damage to one or more of the mortgaged
                                 properties if any such attacks occur, (ii)
                                 result in higher costs for insurance premiums
                                 or make terrorism coverage unobtainable or
                                 (iii) affect leasing patterns or shopping
                                 patterns, which could adversely affect leasing
                                 revenue and mall traffic and percentage rent.
                                 As a result, the ability of the mortgaged
                                 properties to generate cash flow may be
                                 adversely affected. In addition, the United
                                 States is engaged in continuing military
                                 operations in Iraq, Afghanistan and elsewhere.
                                 It is uncertain what effect these operations
                                 will have on domestic and world financial
                                 markets, economies, real estate markets,
                                 insurance costs or business segments. The full
                                 effect of these events is not yet known but
                                 could include, among other things,

                                      S-32

                                 increased volatility in the price of
                                 securities including the certificates. The
                                 terrorist attacks may also adversely affect
                                 the revenues or costs of operation of the
                                 mortgaged properties. With respect to shopping
                                 patterns, such events have significantly
                                 reduced air travel throughout the United
                                 States and, therefore, have had a negative
                                 effect on revenues in areas heavily dependent
                                 on tourism. The decrease in air travel may
                                 have a negative effect on certain of the
                                 mortgaged properties that are dependent on
                                 tourism or that are located in areas heavily
                                 dependent on tourism, which could reduce the
                                 ability of the affected mortgaged properties
                                 to generate cash flow. The attacks also could
                                 result in higher costs for insurance or for
                                 security, particularly for larger properties.
                                 See "--Property Insurance May Not Protect Your
                                 Certificates from Loss in the Event of
                                 Casualty or Loss" below. Accordingly, these
                                 disruptions, uncertainties and costs could
                                 materially and adversely affect your
                                 investment in the certificates.

                      RISKS RELATED TO THE MORTGAGE LOANS

RISKS ASSOCIATED WITH
 COMMERCIAL LENDING MAY BE
 DIFFERENT THAN FOR
 RESIDENTIAL LENDING..........   The mortgaged properties consist solely of
                                 multifamily rental and commercial properties.
                                 Commercial and multifamily lending is generally
                                 viewed as exposing a lender to a greater risk
                                 of loss than residential one to four family
                                 lending because it usually involves larger
                                 loans to a single borrower or a group of
                                 related borrowers.

                                 The repayment of a commercial or multifamily
                                 loan typically is dependent upon the ability
                                 of the applicable property to produce cash
                                 flow through the collection of rents or other
                                 operating revenues. Even the liquidation value
                                 of a commercial property is determined, in
                                 substantial part, by the capitalization of the
                                 property's cash flow. However, net operating
                                 income can be volatile and may be insufficient
                                 to cover debt service on the loan at any given
                                 time.

                                 The net operating incomes and property values
                                 of the mortgaged properties may be adversely
                                 affected by a large number of factors. Some of
                                 these factors relate to the mortgaged
                                 properties themselves, such as:

                                 o    the age, design and construction quality
                                      of the properties;

                                 o    perceptions regarding the safety,
                                      convenience and attractiveness of the
                                      properties;

                                 o    the proximity and attractiveness of
                                      competing properties;

                                 o    the adequacy of the property's management
                                      and maintenance;

                                 o    increases in operating expenses;

                                      S-33

                                 o    an increase in the capital expenditures
                                      needed to maintain the properties or make
                                      improvements;

                                 o    dependence upon a single tenant and
                                      concentration of tenants in a particular
                                      business;

                                 o    a decline in the financial condition of a
                                      major tenant;

                                 o    an increase in vacancy rates; and

                                 o    a decline in rental rates as leases are
                                      renewed or entered into with new tenants.

                                 Other factors are more general in nature, such
                                  as:

                                 o    national, regional or local economic
                                      conditions, including plant closings,
                                      military base closings, industry slowdowns
                                      and unemployment rates;

                                 o    local real estate conditions, such as an
                                      oversupply of retail space, office space
                                      or multifamily housing;

                                 o    demographic factors;

                                 o    changes or continued weakness in specific
                                      industry segments;

                                 o    the public perception of safety for
                                      customers and clients;

                                 o    consumer confidence;

                                 o    consumer tastes and preferences;

                                 o    retroactive changes in building codes;

                                 o    conversion of a property to an alternative
                                      use;

                                 o    new construction in the market; and

                                 o    number and diversity of tenants.

                                 The volatility of net operating income will be
                                 influenced by many of the foregoing factors,
                                 as well as by:

                                 o    the length of tenant leases;

                                 o    the creditworthiness of tenants;

                                 o    in the case of rental properties, the rate
                                      at which new rentals occur;

                                 o    lease termination, rent abatement/offset,
                                      co-tenancy or exclusivity provisions of
                                      tenant leases;

                                 o    tenant defaults;

                                 o    the property's "operating leverage", which
                                      is generally the percentage of total
                                      property expenses in relation to revenue,
                                      the ratio of fixed operating expenses to
                                      those that vary with revenues, and the
                                      level of capital expenditures required to
                                      maintain the property and to retain or
                                      replace tenants; and

                                      S-34

                                 o    in the case of government sponsored
                                      tenants, the right of the tenant in some
                                      instances to cancel a lease due to a lack
                                      of appropriations.

                                 A decline in the real estate market or in the
                                 financial condition of a major tenant will
                                 tend to have a more immediate effect on the
                                 net operating income of properties with
                                 short-term revenue sources, such as short-term
                                 or month-to-month leases, and may lead to
                                 higher rates of delinquency or defaults.

                                 As of the cut-off date the property types are
                                 as shown on the following table:

                                                                         % OF
                                                         NUMBER OF      INITIAL
                                                          MORTGAGE       POOL
                                 PROPERTY TYPE             LOANS        BALANCE
                                 --------------------   -----------   ----------

                                 Commercial .........        75           85.7%
                                 Multifamily ........        11           14.3
                                                             --          -----
                                 TOTAL ..............        86          100.0%
                                                             ==          =====

                                 Lending on commercial properties generally is
                                 perceived as involving greater risk than
                                 lending on the security of multifamily
                                 residential properties. Certain types of
                                 commercial properties are exposed to
                                 particular kinds of risks. See "Risk Factors--
                                 Risks Related to the Mortgage
                                 Loans--Particular Property Types Present
                                 Special Risks" for risks particular to
                                 "--Retail Properties", "--Office Properties",
                                 "--Multifamily Properties", "--Hotel", "--Self
                                 Storage", "--Industrial" and "--Other
                                 Properties" in this prospectus supplement.

POOR PROPERTY MANAGEMENT WILL
 LOWER THE PERFORMANCE OF THE
 RELATED MORTGAGED PROPERTY...   The successful operation of a real estate
                                 project depends upon the property manager's
                                 performance and viability. The property manager
                                 is responsible for:

                                 o    responding to changes in the local market;

                                 o    planning and implementing the rental
                                      structure;

                                 o    operating the property and providing
                                      building services;

                                 o    managing operating expenses; and

                                 o    assuring that maintenance and capital
                                      improvements are carried out in a timely
                                      fashion.

                                 Properties deriving revenues primarily from
                                 short-term sources, such as short-term or
                                 month-to-month leases, are generally more
                                 management intensive than properties leased to
                                 creditworthy tenants under long-term leases.

                                 Good management, by controlling costs,
                                 providing services to tenants and seeing to
                                 property maintenance and upkeep, can, in some
                                 cases, improve cash flow, reduce vacancy,
                                 leasing and repair costs and preserve property
                                 value. Poor management could impair

                                      S-35

                                 short-term cash flow and the long term
                                 viability of a property.

                                 We make no representation or warranty as to
                                 the skills of any present or future property
                                 managers. Additionally, we cannot assure you
                                 that the property managers will be in a
                                 financial condition to fulfill their
                                 management responsibilities throughout the
                                 terms of their respective management
                                 agreements.

                                 Furthermore, we cannot assure you that the
                                 mortgaged properties will not have related
                                 management, which, in the event that a related
                                 management company is incapable of performing
                                 its duties, may affect one or more sets of
                                 mortgaged properties. We also cannot assure
                                 you that the mortgaged properties will not be
                                 self-managed by the related borrower, in which
                                 case such self-management or affiliated
                                 management may make it more difficult to
                                 monitor the property management, replace that
                                 borrower as property manager in the event that
                                 the borrower's management is detrimentally
                                 affecting the mortgaged property or ensure
                                 that the borrower provides all information
                                 necessary to manage the mortgaged property to
                                 a replacement property manager in the event
                                 that the borrower is replaced as property
                                 manager.

BALLOON LOANS MAY PRESENT
 GREATER RISK THAN FULLY
 AMORTIZING LOANS.............   The mortgage loans have the amortization
                                 characteristics set forth in the following
                                 table:

                                                                       % OF
                                                       NUMBER OF      INITIAL
                                                        MORTGAGE       POOL
         TYPE OF AMORTIZATION                            LOANS        BALANCE
         --------------------                         -----------   ----------
         Balloon Loans(1) (3) ...................        40           32.4%
         Interest Only, Balloon Loans(2) (4) ....        18           17.8
         Interest Only ..........................        25           43.0
         Interest Only, ARD Loans(3) ............         3            6.8
                                                         --          -----
         TOTAL ..................................        86          100.0%
                                                         ==          =====

                                 ----------
                                 (1)   Excludes ARD loans.

                                 (2)   Interest only for the first 12 to 61
                                       months of their respective terms.

                                 (3)   Excludes partial interest only loans.

                                 (4)   Includes two loans that are partial
                                       interest only and hyperamortizing.

                                 The timing of balloon payments is as set forth
                                 in the following table:

                                                                   % OF
                                                   NUMBER OF      INITIAL
                                                    MORTGAGE       POOL
         TYPE OF AMORTIZATION                        LOANS        BALANCE
         --------------------                      -----------   ----------
           Balloon Payment due from periods 37
           through 121 ........................        58           50.2%
           Interest Only until Maturity Date or
           Anticipated Maturity Date ..........        28           49.8%

                                 Mortgage loans with balloon payments or
                                 substantial scheduled principal balances
                                 involve a greater risk to the

                                      S-36

                                 mortgagee than fully amortizing loans, because
                                 the borrower's ability to repay a mortgage
                                 loan on its maturity date or anticipated
                                 repayment date typically will depend upon its
                                 ability either to refinance the loan or to
                                 sell the related mortgaged property at a price
                                 sufficient to permit repayment. In addition,
                                 fully amortizing mortgage loans which accrue
                                 interest on an "actual/360" basis but have
                                 fixed monthly payments, may, in fact, have a
                                 small balloon payment due at maturity.
                                 Circumstances that will affect the ability of
                                 a borrower to accomplish either of these goals
                                 at the time of attempted sale or refinancing
                                 include:

                                 o    the prevailing mortgage rates;

                                 o    the fair market value of the property;

                                 o    the borrower's equity in the property;

                                 o    the financial condition of the borrower;

                                 o    the operating history of the property and
                                      occupancy levels of the property;

                                 o    reduction in applicable government
                                      assistance/rent subsidy programs;

                                 o    tax laws;

                                 o    prevailing general and regional economic
                                      conditions; and

                                 o    the availability of, and competition for,
                                      credit for multifamily or commercial
                                      properties, as the case may be.

                                 We cannot assure you that each borrower will
                                 have the ability to repay the remaining
                                 principal balance on the pertinent date. See
                                 "Description of the Mortgage Pool-- Certain
                                 Terms and Conditions of the Mortgage Loans"
                                 and "--Additional Mortgage Loan Information"
                                 in this prospectus supplement and "Risk
                                 Factors--Certain Factors Affecting
                                 Delinquency, Foreclosure and Loss of the
                                 Mortgage Loans--Increased Risk of Default
                                 Associated with Balloon Payments" in the
                                 accompanying prospectus.

                                 The availability of funds in the mortgage and
                                 credit markets fluctuates over time. None of
                                 the mortgage loan seller, the parties to the
                                 pooling and servicing agreement, or any third
                                 party is obligated to refinance any mortgage
                                 loan.

PARTICULAR PROPERTY TYPES
 PRESENT SPECIAL RISKS:

RETAIL PROPERTIES.............   Retail properties secure 25 of the mortgage
                                 loans, representing 25.1% of the initial pool
                                 balance.

                                      S-37

                                 Several factors may adversely affect the value
                                 and successful operation of a retail property,
                                 including:

                                 o    changes in consumer spending patterns,
                                      local competitive conditions (such as the
                                      supply of retail space or the existence or
                                      construction of new competitive shopping
                                      centers or shopping malls);

                                 o    alternative forms of retailing (such as
                                      direct mail, video shopping networks and
                                      internet web sites, which reduce the need
                                      for retail space by retail companies);

                                 o    the quality and philosophy of management;

                                 o    the safety, convenience and attractiveness
                                      of the property to tenants and their
                                      customers or clients;

                                 o    the public perception of the safety of
                                      customers at shopping malls and shopping
                                      centers;

                                 o    the need to make major repairs or
                                      improvements to satisfy the needs of major
                                      tenants; and

                                 o    traffic patterns and access to major
                                      thoroughfares.

                                 The general strength of retail sales also
                                 directly affects retail properties. The
                                 retailing industry is currently undergoing
                                 consolidation due to many factors, including
                                 growth in discount and alternative forms of
                                 retailing. If the sales by tenants in the
                                 mortgaged properties that contain retail space
                                 were to decline, the rents that are based on a
                                 percentage of revenues may also decline, and
                                 tenants may be unable to pay the fixed portion
                                 of their rents or other occupancy costs. The
                                 cessation of business by a significant tenant
                                 can adversely affect a retail property, not
                                 only because of rent and other factors
                                 specific to such tenant, but also because
                                 significant tenants at a retail property play
                                 an important part in generating customer
                                 traffic and making a retail property a
                                 desirable location for other tenants at such
                                 property. In addition, certain tenants at
                                 retail properties may be entitled to terminate
                                 their leases if an anchor tenant fails to
                                 renew or terminates its lease, becomes the
                                 subject of a bankruptcy proceeding or ceases
                                 operations at such property.

                                 The presence or absence of an "anchor tenant"
                                 or a "shadow anchor" in or near a shopping
                                 center also can be important because anchors
                                 play a key role in generating customer traffic
                                 and making a shopping center desirable for
                                 other tenants. An "anchor tenant" is usually
                                 proportionately larger in size than most other
                                 tenants in the mortgaged property, is vital in
                                 attracting customers to a retail property and
                                 is located on or adjacent to the related
                                 mortgaged property. A "shadow anchor" is
                                 usually proportionally larger in size than
                                 most tenants in the mortgaged property, is
                                 important in attracting

                                      S-38

                                 customers to a retail property and is located
                                 sufficiently close and convenient to the
                                 mortgaged property, but not on the mortgaged
                                 property, so as to influence and attract
                                 potential customers.

                                 The types of retail loans included in the
                                 trust are set forth in the following table:

                                                                        % OF
                                                         NUMBER OF     INITIAL
                                                          MORTGAGE      POOL
                                 TYPE OF RETAIL LOAN       LOANS       BALANCE
                                 ---------------------  -----------  ----------
                                 Anchored ............      16           18.4%
                                 Shadow Anchored .....       4            1.4%
                                 Unanchored ..........       5            5.3%

                                 If anchor stores in a mortgaged property were
                                 to close, the related borrower may be unable
                                 to replace those anchors in a timely manner or
                                 without suffering adverse economic
                                 consequences. Certain of the tenants or anchor
                                 stores of the retail properties may have
                                 co-tenancy clauses and/or operating covenants
                                 in their leases or operating agreements that
                                 permit those tenants or anchor stores to cease
                                 operating under certain conditions, including,
                                 without limitation, certain other stores not
                                 being open for business at the mortgaged
                                 property or a subject store not meeting the
                                 minimum sales requirement under its lease. In
                                 addition, in the event that a "shadow anchor"
                                 fails to renew its lease, terminates its lease
                                 or otherwise ceases to conduct business within
                                 a close proximity to the mortgaged property,
                                 customer traffic at the mortgaged property may
                                 be substantially reduced. We cannot assure you
                                 that such space will be occupied or that the
                                 related mortgaged property will not suffer
                                 adverse economic consequences.

OFFICE PROPERTIES.............   Office properties secure 24 of the mortgage
                                 loans, representing 45.6% of the initial pool
                                 balance.

                                 A large number of factors may adversely affect
                                 the value of office properties, including:

                                 o    the number and quality of an office
                                      building's tenants;

                                 o    the physical attributes of the building in
                                      relation to competing buildings (e.g.,
                                      age, condition, design, access to
                                      transportation and ability to offer
                                      certain amenities, such as sophisticated
                                      building systems);

                                 o    the desirability of the area as a business
                                      location;

                                 o    the strength and nature of the local
                                      economy (including labor costs and
                                      quality, tax environment and quality of
                                      life for employees);

                                 o    an adverse change in population, patterns
                                      of telecommuting or sharing of office
                                      space;

                                      S-39

                                 o    local competitive conditions, including
                                      the supply of office space or the
                                      existence or construction of new
                                      competitive office buildings;

                                 o    quality of management;

                                 o    changes in population and employment
                                      affecting the demand for office space;

                                 o    properties not equipped for modern
                                      business becoming functionally obsolete;
                                      and

                                 o    declines in the business of tenants,
                                      especially single tenanted property.

                                 In addition, there may be significant costs
                                 associated with tenant improvements, leasing
                                 commissions and concessions in connection with
                                 reletting office space. Moreover, the cost of
                                 refitting office space for a new tenant is
                                 often higher than the cost of refitting other
                                 types of property.

MULTIFAMILY PROPERTIES........   Multifamily properties secure 11 of the
                                 mortgage loans, representing 14.3% of the
                                 initial pool balance.

                                 Several factors may adversely affect the value
                                 and successful operation of a multifamily
                                 property, including:

                                 o    the physical attributes of the apartment
                                      building (e.g., its age, appearance and
                                      construction quality);

                                 o    the location of the property (e.g., a
                                      change in the neighborhood over time);

                                 o    the ability and willingness of management
                                      to provide adequate maintenance and
                                      insurance;

                                 o    the types of services or amenities the
                                      property provides;

                                 o    the property's reputation;

                                 o    the level of mortgage interest rates
                                      (which may encourage tenants to purchase
                                      rather than lease housing);

                                 o    the tenant mix, such as the tenant
                                      population being predominantly students or
                                      being heavily dependent on workers from a
                                      particular business or personnel from a
                                      local military base;

                                 o    the presence of competing properties;

                                 o    dependence on governmental programs that
                                      provide rental subsidies to tenants
                                      pursuant to tenant voucher programs, which
                                      vouchers may be used at other properties
                                      to influence tenant mobility;

                                 o    adverse local or national economic
                                      conditions, which may limit the amount of
                                      rent that may be charged and may result in
                                      a reduction of timely rent payments or a
                                      reduction in occupancy levels; and

                                      S-40

                                 o    state and local regulations that may
                                      affect the building owner's ability to
                                      increase rent to market rent for an
                                      equivalent apartment.

                                 Certain states regulate the relationship of an
                                 owner and its tenants. Commonly, these laws
                                 require a written lease, good cause for
                                 eviction, disclosure of fees and notification
                                 to residents of changed land use, while
                                 prohibiting unreasonable rules, retaliatory
                                 evictions and restrictions on a resident's
                                 choice of unit vendors. Apartment building
                                 owners have been the subject of suits under
                                 state "Unfair and Deceptive Practices Acts"
                                 and other general consumer protection statutes
                                 for coercive, abusive or unconscionable
                                 leasing and sales practices. A few states
                                 offer more significant protection. For
                                 example, there are provisions that limit the
                                 bases on which a landlord may terminate a
                                 tenancy or increase its rent or prohibit a
                                 landlord from terminating a tenancy solely by
                                 reason of the sale of the owner's building.

                                 In addition to state regulation of the
                                 landlord-tenant relationship, numerous
                                 counties and municipalities impose rent
                                 control on apartment buildings. These
                                 ordinances may limit rent increases to fixed
                                 percentages, to percentages of increases in
                                 the consumer price index, to increases set or
                                 approved by a governmental agency, or to
                                 increases determined through mediation or
                                 binding arbitration. Any limitations on a
                                 borrower's ability to raise property rents may
                                 impair such borrower's ability to repay its
                                 multifamily loan from its net operating income
                                 or the proceeds of a sale or refinancing of
                                 the related multifamily property.

                                 Certain of the mortgage loans are secured by
                                 mortgaged properties that are eligible (or may
                                 become eligible in the future) for and have
                                 received low income housing tax credits
                                 pursuant to Section 42 of the Internal Revenue
                                 Code in respect of various units within the
                                 mortgaged property or have tenants that rely
                                 on rent subsidies under various
                                 government-funded programs, including the
                                 Section 8 Tenant-Based Assistance Rental
                                 Certificate Program of the United States
                                 Department of Housing and Urban Development or
                                 otherwise receive benefits from various
                                 governmental affordable housing programs
                                 (including, without limitation, tenant voucher
                                 programs). We can give you no assurance that
                                 governmental programs that provide rent
                                 subsidies to tenants pursuant to tenant
                                 voucher programs will not result in such
                                 vouchers being used at other properties and
                                 therefore influence tenant mobility. We can
                                 give you no assurance that such programs will
                                 be continued in their present form or that the
                                 level of assistance provided will be
                                 sufficient to generate enough revenues for the
                                 related borrower to meet its obligations under
                                 the related mortgage loans.

                                      S-41

                                 Certain of the mortgage loans are secured or
                                 may be secured in the future by mortgaged
                                 properties that are subject to certain
                                 affordable housing covenants, in respect of
                                 various units within the mortgaged properties.

SELF-STORAGE PROPERTIES.......   Self-storage properties secure 15 of the
                                 mortgage loans, representing 3.8% of the
                                 initial pool balance. Self-storage properties
                                 are considered vulnerable to competition,
                                 because both acquisition costs and break-even
                                 occupancy are relatively low. The conversion of
                                 self-storage facilities to alternative uses
                                 would generally require substantial capital
                                 expenditures. Thus, if the operation of any of
                                 the self-storage mortgaged properties becomes
                                 unprofitable due to:

                                 o    decreased demand;

                                 o    competition;

                                 o    age of improvements; or

                                 o    other factors that cause the borrower to
                                      become unable to meet its obligations on
                                      the related mortgage loan,

                                 the liquidation value of that self-storage
                                 mortgaged property may be substantially less,
                                 relative to the amount owing on the mortgage
                                 loan, than if the self-storage mortgaged
                                 property were readily adaptable to other uses.

                                 Tenant privacy, anonymity and efficient access
                                 may heighten environmental risks. No
                                 environmental assessment of a mortgaged
                                 property included an inspection of the
                                 contents of the self-storage units included in
                                 the self-storage mortgaged properties and
                                 there is no assurance that all of the units
                                 included in the self-storage mortgaged
                                 properties are free from hazardous substances
                                 or other pollutants or contaminants or will
                                 remain so in the future.
INDUSTRIAL AND
 WAREHOUSE PROPERTIES.........   Industrial and warehouse properties secure
                                 six of the mortgage loans, representing 2.1% of
                                 the initial pool balance.

                                 Among the significant factors determining the
                                 value of industrial and warehouse properties
                                 are:

                                 o    the quality of tenants;

                                 o    building design and adaptability (e.g.,
                                      clear heights, column spacing, zoning
                                      restrictions, number of bays and bay
                                      depths, divisibility and truck turning
                                      radius); and

                                 o    the location of the property (e.g.,
                                      proximity to supply sources and customers,
                                      availability of labor and accessibility to
                                      distribution channels).

                                 In addition, industrial and warehouse
                                 properties may be adversely affected by
                                 reduced demand for industrial and warehouse
                                 space occasioned by a decline in a particular

                                      S-42

                                 industrial site or occasioned by a decline in
                                 a particular industry segment, and a
                                 particular industrial and warehouse property
                                 may be difficult to release to another tenant
                                 or may become functionally obsolete relative
                                 to newer properties.

HOTEL PROPERTIES..............   Hotel properties secure four of the mortgage
                                 loans, representing 7.8% of the initial pool
                                 balance.

                                 Various factors may adversely affect the
                                 economic performance of a hotel, including:

                                 o    adverse economic and social conditions,
                                      either local, regional or national (which
                                      may limit the amount that can be charged
                                      for a room and reduce occupancy levels);

                                 o    the construction of competing hotels or
                                      resorts;

                                 o    continuing expenditures for modernizing,
                                      refurbishing and maintaining existing
                                      facilities prior to the expiration of
                                      their anticipated useful lives;

                                 o    a deterioration in the financial strength
                                      or managerial capabilities of the owner
                                      and operator of a hotel; and

                                 o    changes in travel patterns (including, for
                                      example, the decline in air travel
                                      following the terrorist attacks in New
                                      York City, Washington, D.C. and
                                      Pennsylvania and the current military
                                      operations in Iraq, Afghanistan and
                                      elsewhere) caused by changes in access,
                                      energy prices, strikes, relocation of
                                      highways, construction of additional
                                      highways or other factors.

                                 Because hotel rooms generally are rented for
                                 short periods of time, the financial
                                 performance of hotels tends to be affected by
                                 adverse economic conditions and competition
                                 more quickly than other commercial properties.

                                 Moreover, the hotel and lodging industry
                                 generally is seasonal in nature and different
                                 seasons affect different hotels depending on
                                 type and location. This seasonality can be
                                 expected to cause periodic fluctuations in a
                                 hotel property's room and restaurant revenues,
                                 occupancy levels, room rates and operating
                                 expenses.

                                 When applicable, the liquor licenses for most
                                 of the mortgaged properties are commonly held
                                 by affiliates of the mortgagors, unaffiliated
                                 managers and operating lessees. The laws and
                                 regulations relating to liquor licenses
                                 generally prohibit the transfer of such
                                 licenses to any person. In the event of a
                                 foreclosure of a hotel property that holds a
                                 liquor license, the trustee or a purchaser in
                                 a foreclosure sale would likely have to apply
                                 for a new license, which might not be granted
                                 or might be granted only after a delay which
                                 could be significant. We cannot assure you
                                 that a new license could be

                                      S-43

                                 obtained promptly or at all. The lack of a
                                 liquor license in a full-service hotel could
                                 have an adverse affect on the revenue from the
                                 related mortgaged property or on the hotel's
                                 occupancy rate.

                                 Hotels may be operated under franchise,
                                 management or operating agreements that may be
                                 terminated by the franchisor, manager or
                                 operator. It may be difficult to terminate a
                                 manager of a hotel after foreclosure of the
                                 related mortgage.

OTHER PROPERTIES..............   A theater secures one of the mortgage loans
                                 representing 1.2% of the initial pool balance.
                                 Aspects of building site design and
                                 adaptability affect the value of a theater
                                 property. Because of the unique construction
                                 requirements of many theaters, any vacant
                                 theater property may not be easily converted to
                                 other uses. Consequently, the liquidation value
                                 of a theater may be substantially less than
                                 would be the case if the theater property were
                                 readily adaptable to other uses.

SUBORDINATE FINANCING MAY
 MAKE RECOVERY DIFFICULT IN
 THE EVENT OF LOSS............   The terms of certain mortgage loans permit or
                                 require the borrowers to post letters of credit
                                 and/or surety bonds for the benefit of the
                                 mortgagee, which may constitute a contingent
                                 reimbursement obligation of the related
                                 borrower or an affiliate. The issuing bank or
                                 surety will not typically agree to
                                 subordination and standstill protection
                                 benefiting the mortgagee.

                                 Additionally, although the mortgage loans
                                 generally restrict the pledging of general
                                 partnership and managing member equity
                                 interests in a borrower subject to certain
                                 exceptions, the terms of the mortgages
                                 generally permit, subject to certain
                                 limitations, the pledging of less than a
                                 controlling portion of the limited partnership
                                 or non-managing membership equity interest in
                                 a borrower. Moreover, in general, any borrower
                                 that does not meet special purpose entity
                                 criteria may not be restricted in any way from
                                 incurring unsecured subordinate debt or
                                 mezzanine debt. Certain information about
                                 mezzanine debt that has been or may be
                                 incurred is as set forth in the following
                                 table:

                                                                         % OF
                                                          NUMBER OF     INITIAL
                                                           MORTGAGE      POOL
                                 TYPE OF MEZZANINE DEBT     LOANS       BALANCE
                                 ----------------------- -----------  ----------
                                 Future ................      23          27.1%
                                 Existing ..............       1           1.8
                                                            --          ----
                                 TOTAL .................      24          28.8%
                                                              ==          ====

                                 With respect to each mortgage loan that allows
                                 future mezzanine debt, such mortgage loan
                                 provides that the members or partners of the
                                 borrower have the right to incur mezzanine
                                 debt under specified circumstances set

                                      S-44

                                 forth in the related mortgage loan documents.
                                 With respect to the mortgage loan that has
                                 existing mezzanine debt, the mortgagee and the
                                 related mezzanine lender have entered into a
                                 mezzanine intercreditor agreement which sets
                                 forth the rights of the parties. Pursuant to
                                 each mezzanine intercreditor agreement, the
                                 related mezzanine lender among other things
                                 (x) has agreed, under certain circumstances,
                                 not to enforce its rights to realize upon
                                 collateral securing the mezzanine loan or take
                                 any enforcement action with respect to the
                                 mezzanine loan without written confirmation
                                 from the rating agencies that such enforcement
                                 action would not cause the downgrade,
                                 withdrawal or qualification of the current
                                 ratings of the certificates and (y) has
                                 subordinated the mezzanine loan documents to
                                 the related mortgage loan documents and has
                                 the option to purchase the related mortgage
                                 loan if such mortgage loan becomes defaulted
                                 or cure the default.

                                 Although the mortgage loans generally either
                                 prohibit the related borrower from encumbering
                                 the mortgaged property with additional secured
                                 debt or require the consent of the holder of
                                 the first lien prior to so encumbering such
                                 property, a violation of such prohibition may
                                 not become evident until the related mortgage
                                 loan otherwise defaults. In addition, the
                                 related borrower may be permitted to incur
                                 additional indebtedness secured by furniture,
                                 fixtures and equipment, and to incur
                                 additional unsecured indebtedness. When a
                                 mortgage loan borrower (or its constituent
                                 members) also has one or more other
                                 outstanding loans (even if subordinated
                                 unsecured loans or loans secured by property
                                 other than the mortgaged property), the trust
                                 is subjected to additional risk. The borrower
                                 may have difficulty servicing and repaying
                                 multiple loans. The existence of another loan
                                 generally will make it more difficult for the
                                 borrower to obtain refinancing of the mortgage
                                 loan or sell the related mortgaged property
                                 and may jeopardize the borrower's ability to
                                 make any balloon payment due at maturity or at
                                 the related anticipated repayment date.
                                 Moreover, the need to service additional debt
                                 may reduce the cash flow available to the
                                 borrower to operate and maintain the mortgaged
                                 property, which may in turn adversely affect
                                 the value of the mortgaged property. Certain
                                 information about additional debt that has
                                 been or may be incurred is as set forth in the
                                 following table:

                                      S-45

                                                                         % OF
                                                         NUMBER OF      INITIAL
                                                          MORTGAGE       POOL
                          TYPE OF ADDITIONAL DEBT(1)       LOANS        BALANCE
                          ----------------------------  -----------   ----------
                          Existing
                            Secured ..................        4           18.9%
                            Unsecured(2) .............        1            1.8%
                          Future
                            Unsecured(2) .............       24           29.0%
                            Secured ..................        3            2.1%
                            Secured or Unsecured(3) ..        1            0.3%

                                 ----------
                                 (1)   One mortgage loan has existing
                                       additional pari passu debt and allows
                                       future debt which results in such
                                       mortgage loan appearing in both the
                                       "Existing" and "Future" categories.

                                 (2)   Excludes unsecured trade payables.

                                 (3)   This mortgage loan is not included in
                                       "Future-Secured" or "Future-Unsecured"
                                       because such mortgage loan allows for
                                       either future secured debt or future
                                       unsecured debt.

                                 Certain information about the FM Pari Passu
                                 Note A-2 Mortgage Loan, the Regents Square I &
                                 II Mortgage Loan, the Mission City Corporate
                                 Center Mortgage Loan and the CP Senior
                                 Component is set forth in the following
                                 table:



                                                                                                             SUBORDINATE
                                                                                                                NOTE/
                                                                               PRINCIPAL                      COMPONENT
                                                                     % OF       BALANCE       PARI PASSU     BALANCE(S)
                                                                   INITIAL     AS OF THE     NOTE BALANCE     AS OF THE
                                                           LOAN      POOL       CUT-OFF        AS OF THE       CUT-OFF
                                       LOAN NAME          NUMBER   BALANCE        DATE       CUT-OFF DATE       DATE
                                ------------------------ -------- --------- --------------- -------------- --------------

                                FM Pari Passu
                                  Note A-2
                                Mortgage Loan ........... 58620      8.7%     $143,619,681   $193,143,708    $39,882,235
                                Regents Square I &
                                  II Mortgage
                                  Loan .................. 58848      5.4%     $ 88,600,000                   $15,000,000
                                Mission City
                                  Corporate Center
                                  Mortgage Loan ......... 58847      2.7%     $ 44,000,000                   $ 8,000,000
                                CP Senior
                                  Component ............. 58449      2.0%     $ 33,500,000                   $ 5,000,000


                                 See "Description of the Mortgage Pool--Regents
                                 Square I & II Whole Loan", "--Regents Square I
                                 & II Whole Loan" and "--CP Component Mortgage"
                                 in this prospectus supplement for a
                                 description of the component mortgage loan and
                                 the split loan structures.

                                 Additionally, if the borrower (or its
                                 constituent members) defaults on the mortgage
                                 loan and/or any other loan, actions taken by
                                 other lenders such as a foreclosure or an
                                 involuntary petition for bankruptcy against
                                 the borrower could impair the security
                                 available to the trust, including the
                                 mortgaged property, or stay the trust's
                                 ability to foreclose during the course of the
                                 bankruptcy case. The bankruptcy of another
                                 lender also may operate to stay foreclosure by
                                 the trust. The trust may also be subject to
                                 the costs and administrative burdens of
                                 involvement in foreclosure or bankruptcy
                                 proceedings or related litigation. See
                                 "Certain Legal Aspects of Mortgage
                                 Loans--Subordinate Financing" in the
                                 accompanying prospectus.

                                      S-46

                                 The debt service requirements of mezzanine
                                 debt reduce cash flow available to the
                                 borrower that could otherwise be used to make
                                 capital improvements, as a result of which the
                                 value of the property may be adversely
                                 affected. We make no representation as to
                                 whether any other subordinate financing
                                 encumbers any mortgaged property, any borrower
                                 has incurred material unsecured debt other
                                 than trade payables in the ordinary course of
                                 business, or any third party holds debt
                                 secured by a pledge of an equity interest in a
                                 borrower.

                                 Also, although the Regents Square I & II
                                 Mortgage Loan and the Mission City Corporate
                                 Center Mortgage Loan do not include the
                                 related B notes and the portion of CP
                                 Component Mortgage Loan relating to the
                                 offered certificates does not include the
                                 related subordinate component, the related
                                 borrowers are still obligated to make interest
                                 and principal payments on the entire amount of
                                 such mortgage loans. For further information,
                                 see "Description of the Mortgage
                                 Pool--Additional Mortgage Loan
                                 Information--Additional Financing" in this
                                 prospectus supplement.

YOUR INVESTMENT IS NOT INSURED
 OR GUARANTEED................   The mortgage loans are not insured or
                                 guaranteed by any person or entity,
                                 governmental or otherwise.

                                 The mortgage loans are generally non-recourse
                                 loans. If a default occurs under any mortgage
                                 loan, recourse generally may be had only
                                 against the specific properties and other
                                 assets that have been pledged to secure the
                                 loan. Payment prior to maturity is
                                 consequently dependent primarily on the
                                 sufficiency of the net operating income of the
                                 mortgaged property. Payment at maturity is
                                 primarily dependent upon the market value of
                                 the mortgaged property or the borrower's
                                 ability to refinance the property. The
                                 depositor has not undertaken an evaluation of
                                 the financial condition of any borrower.

ADVERSE ENVIRONMENTAL
 CONDITIONS MAY REDUCE CASH
 FLOW FROM A MORTGAGED
 PROPERTY.....................   The trust could become liable for a material
                                 adverse environmental condition at an
                                 underlying real property. Any such potential
                                 liability could reduce or delay payments on the
                                 offered certificates.

                                 In addition, problems associated with mold may
                                 pose risks to the mortgaged properties and may
                                 also be the basis for personal injury claims
                                 against a borrower. Although the mortgaged
                                 properties are required to be inspected
                                 periodically, there is no generally accepted
                                 standard for the assessment of mold. If left
                                 unchecked, the growth of mold could result in
                                 the interruption of cash flow, litigation
                                 and/or remediation expenses, each of which
                                 could adversely affect collections from a
                                 mortgaged property. In addition, many of the
                                 insurance policies

                                      S-47

                                 presently covering the mortgaged properties
                                 may specifically exclude losses due to mold.

                                 All of the mortgaged properties were subject
                                 to environmental site assessments in
                                 connection with origination, including Phase I
                                 site assessments or updates of previously
                                 performed Phase I site assessments, had a
                                 transaction screen performed in lieu of a
                                 Phase I site assessment or were required to
                                 have environmental insurance in lieu of an
                                 environmental site assessment. In some cases,
                                 Phase II site assessments may have been
                                 performed. Although those assessments involved
                                 site visits and other types of review, we
                                 cannot assure you that all environmental
                                 conditions and risks were identified.

                                 The environmental investigations described
                                 above, as of the date of the report relating
                                 to the environmental investigation, did not
                                 reveal any material violation of applicable
                                 environmental laws with respect to any known
                                 circumstances or conditions concerning the
                                 related mortgaged property, or, if the
                                 environmental investigation report revealed
                                 any such circumstances or conditions with
                                 respect to the related mortgaged property,
                                 then--

                                 o    the circumstances or conditions were
                                      subsequently remediated in all material
                                      respects; or

                                 o    generally, with certain exceptions, one or
                                      more of the following was the case:

                                      1.   a party not related to the related
                                           mortgagor with financial resources
                                           reasonably adequate to cure the
                                           subject violation in all material
                                           respects was identified as a
                                           responsible party for such
                                           circumstance or condition;

                                      2.   the related mortgagor was required to
                                           provide additional security adequate
                                           to cure the subject violation in all
                                           material respects and to obtain and,
                                           for the period contemplated by the
                                           related mortgage loan documents,
                                           maintain an operations and
                                           maintenance plan;

                                      3.   the related mortgagor provided a "no
                                           further action" letter or other
                                           evidence that would be acceptable to
                                           the mortgage loan seller and that
                                           would be acceptable to a reasonably
                                           prudent lender that applicable
                                           federal, state or local governmental
                                           authorities had no current intention
                                           of taking any action, and are not
                                           requiring any action, in respect of
                                           such circumstance or condition;

                                      4.   such circumstances or conditions were
                                           investigated further and based upon
                                           such additional investigation, an
                                           independent environmental consultant
                                           recommended no

                                      S-48

                                           further investigation or remediation,
                                           or recommended only the
                                           implementation of an operations and
                                           maintenance program, which the
                                           related mortgagor is required to do;

                                      5.   the expenditure of funds reasonably
                                           estimated to be necessary to effect
                                           such remediation was the lesser of
                                           (a) an amount equal to two percent of
                                           the outstanding principal balance of
                                           the related mortgage loan and (b)
                                           $200,000;

                                      6.   an escrow of funds exists reasonably
                                           estimated to be sufficient for
                                           purposes of effecting such
                                           remediation;

                                      7.   the related mortgagor or other
                                           responsible party is currently taking
                                           such actions, if any, with respect to
                                           such circumstances or conditions as
                                           have been required by the applicable
                                           governmental regulatory authority;

                                      8.   the related mortgaged property is
                                           insured under a policy of insurance,
                                           subject to certain per occurrence and
                                           aggregate limits and a deductible,
                                           against certain losses arising from
                                           such circumstances or conditions; or

                                      9.   a responsible party with financial
                                           resources reasonably adequate to cure
                                           the subject violation in all material
                                           respects provided a guaranty or
                                           indemnity to the related mortgagor to
                                           cover the costs of any required
                                           investigation, testing, monitoring or
                                           remediation.

                                 With respect to Loan No. 58868, a Phase I site
                                 assessment reported groundwater contamination,
                                 as to which a $1,875,000 reserve (representing
                                 approximately 125% of the estimated cleanup
                                 cost) was established.

                                 In some cases, the environmental consultant
                                 did not recommend that any action be taken
                                 with respect to a potential adverse
                                 environmental condition at a mortgaged
                                 property securing a mortgage loan that we
                                 intend to include in the trust fund because a
                                 responsible party with respect to that
                                 condition had already been identified. We
                                 cannot assure you, however, that such a
                                 responsible party will be financially able to
                                 address the subject condition or compelled to
                                 do so.

                                 Furthermore, any particular environmental
                                 testing may not have covered all potential
                                 adverse conditions. For example, testing for
                                 lead-based paint, lead in water and radon was
                                 done only if the use, age and condition of the
                                 subject property warranted that testing.

                                 We cannot assure you that--

                                 o    the environmental testing referred to
                                      above identified all material adverse
                                      environmental conditions and circumstances
                                      at the subject properties;

                                      S-49

                                 o    the recommendation of the environmental
                                      consultant was, in the case of all
                                      identified problems, the appropriate
                                      action to take;

                                 o    any of the environmental escrows
                                      established with respect to any of the
                                      mortgage loans that we intend to include
                                      in the trust fund will be sufficient to
                                      cover the recommended remediation or other
                                      action; or

                                 o    an environmental insurance policy will
                                      cover all or part of a claim asserted
                                      against it because such policies are
                                      subject to various deductibles, terms,
                                      exclusions, conditions and limitations,
                                      and have not been extensively interpreted
                                      by the courts.

THE BENEFITS PROVIDED BY
 CROSS-COLLATERALIZATION MAY
 BE LIMITED...................   As described under "Description of the
                                 Mortgage Pool-- General" in this prospectus
                                 supplement, the mortgage pool includes the sets
                                 of cross-collateralized mortgage loans set
                                 forth in the following table:

                                                                         % OF
                                                           NUMBER OF    INITIAL
                                 LOAN NUMBERS OF            MORTGAGE     POOL
                                 CROSSED LOANS               LOANS      BALANCE
                                 ----------------------   -----------  --------
                                   58852 and 58846 ....        2          1.7%
                                   58727 and 58725 ....        2          0.5
                                                               -          ---
                                   TOTAL ..............        4          2.2%
                                                               =          ===

                                 Cross-collateralization arrangements may be
                                 terminated with respect to some mortgage loans
                                 under the terms of the related mortgage loan
                                 documents. Cross- collateralization
                                 arrangements seek to reduce the risk that the
                                 inability of one or more of the mortgaged
                                 properties securing any such set of
                                 cross-collateralized mortgage loans (or any
                                 such mortgage loan with multiple notes and/or
                                 mortgaged properties) to generate net operating
                                 income sufficient to pay debt service will
                                 result in defaults and ultimate losses.

                                 Cross-collateralization arrangements involving
                                 more than one borrower could be challenged as
                                 fraudulent conveyances by creditors of the
                                 related borrower in an action brought outside
                                 a bankruptcy case or, if such borrower were to
                                 become a debtor in a bankruptcy case, by the
                                 borrower's representative.

                                 A lien granted by such a borrower entity could
                                 be avoided if a court were to determine that:

                                 o    such borrower was insolvent when granting
                                      the lien, was rendered insolvent by the
                                      granting of the lien or was left with
                                      inadequate capital, or was not able to pay
                                      its debts as they matured; and

                                      S-50

                                 o    such borrower did not receive fair
                                      consideration or reasonably equivalent
                                      value when it allowed its mortgaged
                                      property or properties to be encumbered by
                                      a lien securing the entire indebtedness.

                                 Among other things, a legal challenge to the
                                 granting of the liens may focus on the
                                 benefits realized by such borrower from the
                                 respective mortgage loan proceeds, as well as
                                 the overall cross-collateralization. If a
                                 court were to conclude that the granting of
                                 the liens was an avoidable fraudulent
                                 conveyance, that court could:

                                 o    subordinate all or part of the pertinent
                                      mortgage loan to existing or future
                                      indebtedness of that borrower;

                                 o    recover payments made under that mortgage
                                      loan; or

                                 o    take other actions detrimental to the
                                      holders of the certificates, including,
                                      under certain circumstances, invalidating
                                      the mortgage loan or the mortgages
                                      securing such cross-collateralization.

MORTGAGE LOANS TO RELATED
 BORROWERS AND CONCENTRATIONS
 OF RELATED TENANTS MAY RESULT
 IN MORE SEVERE LOSSES ON YOUR
 CERTIFICATES.................   Certain sets of borrowers under the mortgage
                                 loans are affiliated or under common control
                                 with one another. However, no group of
                                 affiliated borrowers are obligors on mortgage
                                 loans representing more than 8.7% of the
                                 initial pool balance. In addition, tenants in
                                 certain mortgaged properties also may be
                                 tenants in other mortgaged properties, and
                                 certain tenants may be owned by affiliates of
                                 the borrowers or otherwise related to or
                                 affiliated with a borrower. There are also
                                 several cases in which a particular entity is a
                                 tenant at multiple mortgaged properties, and
                                 although it may not be a significant tenant (as
                                 described in Annex A to this prospectus
                                 supplement) at any such mortgaged property, it
                                 may be significant to the successful
                                 performance of such mortgaged properties.

                                 In such circumstances, any adverse
                                 circumstances relating to a borrower or tenant
                                 or a respective affiliate and affecting one of
                                 the related mortgage loans or mortgaged
                                 properties could arise in connection with the
                                 other related mortgage loans or mortgaged
                                 properties. In particular, the bankruptcy or
                                 insolvency of any such borrower or tenant or
                                 respective affiliate could have an adverse
                                 effect on the operation of all of the related
                                 mortgaged properties and on the ability of
                                 such related mortgaged properties to produce
                                 sufficient cash flow to make required payments
                                 on the related mortgage loans. For example, if
                                 a person that owns or directly or indirectly
                                 controls several mortgaged properties
                                 experiences financial difficulty at one
                                 mortgaged property, it could defer maintenance
                                 at one or more other mortgaged properties to
                                 satisfy current expenses with respect to the
                                 mortgaged property experiencing financial
                                 difficulty. It could also attempt to

                                      S-51

                                 avert foreclosure by filing a bankruptcy
                                 petition that might have the effect of
                                 interrupting monthly payments for an
                                 indefinite period on all the related mortgage
                                 loans. See "Certain Legal Aspects of Mortgage
                                 Loans--Bankruptcy Laws" in the accompanying
                                 prospectus.

                                 In addition, a number of the borrowers under
                                 the mortgage loans are limited or general
                                 partnerships. Under certain circumstances, the
                                 bankruptcy of the general partner in a
                                 partnership may result in the dissolution of
                                 such partnership. The dissolution of a
                                 borrower partnership, the winding-up of its
                                 affairs and the distribution of its assets
                                 could result in an acceleration of its payment
                                 obligations under the related mortgage loan.

THE GEOGRAPHIC CONCENTRATION
 OF MORTGAGED PROPERTIES MAY
 ADVERSELY AFFECT PAYMENT ON
 YOUR CERTIFICATES............   A concentration of mortgaged properties in a
                                 particular state or region increases the
                                 exposure of the mortgage pool to any adverse
                                 economic developments that may occur in such
                                 state or region, conditions in the real estate
                                 market where the mortgaged properties securing
                                 the related mortgage loans are located, changes
                                 in governmental rules and fiscal polices, acts
                                 of nature, including floods, tornadoes and
                                 earthquakes (which may result in uninsured
                                 losses and which may adversely affect a
                                 mortgaged property directly or indirectly by
                                 disrupting travel patterns and/or the area's
                                 economy), and other factors that are beyond the
                                 control of the borrowers.

                                 The geographic concentration of the mortgaged
                                 properties in states with concentrations over
                                 5% of the initial pool balance as of the
                                 cut-off date is as set forth in the following
                                 table:

                                                     NUMBER OF        % OF
                                                     MORTGAGED    INITIAL POOL
                                 STATES              PROPERTIES   BALANCE(1) (2)
                                 ------             ------------ ---------------
                                 California ......      27            24.5%
                                   Southern(3) ...      24            22.3%
                                   Northern(3) ...       3             2.2%
                                 New York ........       4            14.3%
                                 Nevada ..........       5            12.2%
                                 Arizona .........       4             9.3%
                                 Washington ......       8             6.5%
                                 Massachusetts ...       3             5.0%

                                 ----------

                                 (1)   Because this table represents
                                       information relating to the mortgaged
                                       properties and not the mortgage loans,
                                       the information for mortgage loans
                                       secured by more than one mortgaged
                                       property is based on allocated loan
                                       amounts (generally allocating the
                                       mortgage loan principal amount to each
                                       of those mortgaged properties by
                                       appraised values of the mortgaged
                                       properties if not otherwise specified in
                                       the related note or loan agreement).
                                       Those amounts are set forth in Annex A
                                       to this prospectus supplement.

                                 (2)   The FM Pari Passu Note A-2 Mortgage
                                       Loan's cut-off date balance is allocated
                                       upon amounts set forth in the related
                                       mortgage loan

                                      S-52

                                       documents. Those amounts are set forth in
                                       Annex A to this prospectus supplement.

                                 (3)   Northern California properties have a
                                       zip code greater than or equal to 93600.
                                       Southern California properties have a
                                       zip code less than 93600.
CERTAIN STATE-SPECIFIC
 CONSIDERATIONS................  Twenty-seven of the mortgaged properties, representing 24.5% of the initial pool balance,
                                 are located in California. Mortgage loans in
                                 California are generally secured by deeds of
                                 trust on the related real estate. Foreclosure
                                 of a deed of trust in California may be
                                 accomplished by a non-judicial trustee's sale
                                 under a specific provision in the deed of trust
                                 or by judicial foreclosure. Public notice of
                                 either the trustee's sale or the judgment of
                                 foreclosure is given for a statutory period of
                                 time after which the mortgaged real estate may
                                 be sold by the trustee, if foreclosed pursuant
                                 to the trustee's power of sale or by a court
                                 appointed sheriff under a judicial foreclosure.
                                 Following a judicial foreclosure sale, the
                                 borrower or its successor in interest may, for
                                 a period of up to one year, redeem the
                                 property. California's "one action rule"
                                 requires the mortgagee to exhaust the security
                                 afforded under the deed of trust by foreclosure
                                 in an attempt to satisfy the full debt before
                                 bringing a personal action (if otherwise
                                 permitted) against the borrower for recovery of
                                 the debt, except in certain cases involving
                                 environmentally impaired real property. See
                                 "Risk Factors--Risks Related to the Mortgage
                                 Loans--One-Action Rules May Limit Remedies" in
                                 this prospectus supplement. California case law
                                 has held that acts such as an offset of an
                                 unpledged account constitute violations of such
                                 statutes. Violations of such statutes may
                                 result in the loss of some or all of the
                                 security under the mortgage loan. Other
                                 statutory provisions in California limit any
                                 deficiency judgment (if otherwise permitted)
                                 against the borrower following a foreclosure to
                                 the amount by which the indebtedness exceeds
                                 the fair value at the time of the public sale
                                 and in no event greater than the difference
                                 between the foreclosure sale price and the
                                 amount of the indebtedness. Further, under
                                 California law, once a property has been sold
                                 pursuant to a power of sale clause contained in
                                 a deed of trust, the mortgagee is precluded
                                 from seeking a deficiency judgment from the
                                 borrower or, under certain circumstances,
                                 guarantors. California statutory provisions
                                 regarding assignments of rents and leases
                                 require that a lender whose loan is secured by
                                 such an assignment must exercise a remedy with
                                 respect to rents as authorized by statute to
                                 establish its right to receive the rents after
                                 an event of default. Among the remedies
                                 authorized by statute is the lender's right to
                                 have a receiver appointed under certain
                                 circumstances.

                                      S-53

MORTGAGE LOANS WITH HIGHER
 THAN AVERAGE PRINCIPAL
 BALANCES MAY CREATE MORE RISK
 OF LOSS......................   Concentrations in a pool of mortgage loans
                                 with larger than average balances can result in
                                 losses that are more severe, relative to the
                                 size of the pool, than would be the case if the
                                 aggregate balance of such pool were more evenly
                                 distributed. In this regard:

                                 o    With respect to 24 mortgage loans,
                                      representing 72.7% of the initial pool
                                      balance, the cut-off date balances are
                                      higher than the average cut-off date
                                      balance;

                                 o    the largest single mortgage loan, by
                                      cut-off date balance, represents
                                      approximately 8.7% of the initial pool
                                      balance, and the two sets of
                                      cross-collateralized mortgage loans
                                      represent in the aggregate approximately
                                      2.2% of the initial pool balance; and

                                 o    the ten largest mortgage loans have
                                      cut-off date balances that represent in
                                      the aggregate 48.2% of the initial pool
                                      balance.

CHANGES IN CONCENTRATION MAY
 SUBJECT YOUR CERTIFICATES TO
 GREATER RISK OF LOSS.........   As payments in respect of principal
                                 (including payments in the form of voluntary
                                 principal prepayments, liquidation proceeds (as
                                 described in this prospectus supplement) and
                                 the repurchase prices for any mortgage loans
                                 repurchased due to breaches of representations
                                 or warranties) are received with respect to the
                                 mortgage loans, the remaining mortgage loans as
                                 a group may exhibit increased concentration
                                 with respect to the type of properties,
                                 property characteristics, number of borrowers
                                 and affiliated borrowers and geographic
                                 location. Because principal on the certificates
                                 (other than the Class XC, Class XP, Class V,
                                 Class R-I and Class R-II Certificates) is
                                 generally payable in sequential order, classes
                                 that have a lower priority with respect to the
                                 payment of principal are relatively more likely
                                 to be exposed to any risks associated with
                                 changes in concentrations.

PREPAYMENT PREMIUMS AND YIELD
 MAINTENANCE CHARGES PRESENT
 SPECIAL RISKS................   With respect to 75 of the mortgage loans,
                                 representing 83.6% of the initial pool balance,
                                 as of the cut-off date, generally prohibit any
                                 voluntary prepayment of principal prior to the
                                 final one to seven scheduled monthly payments,
                                 which includes any payment that is due upon the
                                 stated maturity date or anticipated repayment
                                 date, as applicable, of the related mortgage
                                 loan; however, these mortgage loans generally
                                 permit defeasance.

                                 In addition, one of the mortgage loans,
                                 representing 5.8% of the initial pool balance,
                                 (a) have an initial lock-out period, (b) are
                                 then subject after expiration of the initial
                                 lock-out period to a period where the borrower
                                 has an

                                      S-54

                                 option to prepay the loan subject to a
                                 prepayment premium or yield maintenance charge
                                 or defeasance and (c) become thereafter
                                 prepayable without an accompanying prepayment
                                 premium or yield maintenance charge, prior to
                                 its maturity.

                                 Further, each of the mortgage loans has a
                                 lock-out period. With respect to ten loans,
                                 representing 10.6% of the initial pool
                                 balance, the borrower (a) has the option to
                                 prepay the related mortgage loan subject to a
                                 prepayment premium or yield maintenance charge
                                 for a set period of time, and (b) the related
                                 mortgage loan becomes thereafter prepayable
                                 without an accompanying prepayment premium or
                                 yield maintenance charge prior to its
                                 maturity.

                                 See "Description of the Mortgage Pool--Certain
                                 Terms and Conditions of the Mortgage
                                 Loans--Prepayment Provisions" in this
                                 prospectus supplement.

                                 Any prepayment premiums or yield maintenance
                                 charges actually collected on the remaining
                                 mortgage loans, which generally permit
                                 voluntary prepayments during particular
                                 periods and, depending on the period, require
                                 the payment of a prepayment premium or yield
                                 maintenance charge with such prepayment, will
                                 be distributed among the respective classes of
                                 certificates in the amounts and in accordance
                                 with the priorities described in this
                                 prospectus supplement under "Description of
                                 the Certificates--
                                 Distributions--Distributions of Prepayment
                                 Premiums" in this prospectus supplement. The
                                 depositor, however, makes no representation as
                                 to the collectibility of any prepayment
                                 premium or yield maintenance charge.

                                 See "Certain Legal Aspects of Mortgage
                                 Loans--Default Interest and Limitations on
                                 Prepayments" in the accompanying prospectus.
                                 See "Description of the Mortgage
                                 Pool--Assignment of the Mortgage Loans;
                                 Repurchases and Substitutions" and
                                 "--Representations and Warranties; Repurchases
                                 and Substitutions", "Servicing of the Mortgage
                                 Loans--Defaulted Mortgage Loans; Purchase
                                 Option", "--Modifications, Waivers, Amendments
                                 and Consents" and "Description of the
                                 Certificates--Termination; Retirement of
                                 Certificates" in this prospectus supplement.

                                 Generally. Provisions requiring prepayment
                                 premiums or yield maintenance charges may not
                                 be enforceable in some states and under
                                 federal bankruptcy law. Those provisions also
                                 may constitute interest for usury purposes.
                                 Accordingly, we cannot assure you that the
                                 obligation to pay a prepayment premium or
                                 yield maintenance charge will be enforceable.
                                 Also, we cannot assure you that foreclosure
                                 proceeds will be sufficient to pay an
                                 enforceable prepayment premium or yield
                                 maintenance charge. Additionally, although the
                                 collateral substitution provisions related to
                                 defeasance do not have

                                      S-55

                                 the same effect on the certificateholders as
                                 prepayment, we cannot assure you that a court
                                 would not interpret those provisions as
                                 requiring a prepayment premium or yield
                                 maintenance charge. In certain jurisdictions
                                 those collateral substitution provisions might
                                 therefore be deemed unenforceable or usurious
                                 under applicable law.

                                 We also note the following with respect to
                                 prepayment premiums and yield maintenance
                                 charges:

                                 o    liquidation proceeds (as described in this
                                      prospectus supplement) recovered in
                                      respect of any defaulted mortgage loan
                                      generally will be applied to cover
                                      outstanding advances prior to being
                                      applied to cover any prepayment premium or
                                      yield maintenance charge due in connection
                                      with the liquidation of such mortgage
                                      loan;

                                 o    the special servicer may waive a
                                      prepayment premium or yield maintenance
                                      charge in connection with obtaining a
                                      pay-off of a defaulted mortgage loan;

                                 o    no prepayment premium or yield maintenance
                                      charge will be payable in connection with
                                      any repurchase of a mortgage loan
                                      resulting from a material breach of
                                      representation or warranty or a material
                                      document defect by the mortgage loan
                                      seller;

                                 o    no prepayment premium or yield maintenance
                                      charge will be payable in connection with
                                      the purchase of all of the mortgage loans
                                      and any REO properties by the special
                                      servicer, master servicer or any holder or
                                      holders of certificates evidencing a
                                      majority interest in the controlling class
                                      in connection with the termination of the
                                      trust;

                                 o    no prepayment premium or yield maintenance
                                      charge will be payable in connection with
                                      the purchase of defaulted mortgage loans
                                      by the master servicer, special servicer,
                                      the holder of the Regents Square I & II B
                                      Note (with respect to the Regents Square I
                                      & II Whole Loan), the holder of the
                                      Mission City Corporate Center B Note (with
                                      respect to the Mission City Corporate
                                      Center Whole Loan), the Class CP
                                      certificateholders (with respect to the CP
                                      Component Mortgage Loan), any mezzanine
                                      lender or any holder or holders of
                                      certificates evidencing a majority
                                      interest in the controlling class; and

                                 o    in general, no prepayment premium or yield
                                      maintenance charge is payable with respect
                                      to a prepayment due to casualty or
                                      condemnation.

                                 See "Certain Legal Aspects of Mortgage
                                 Loans--Default Interest and Limitations on
                                 Prepayments" in the accompanying prospectus.
                                 See "Description of the Mortgage
                                 Pool--Assignment of the Mortgage Loans;
                                 Repurchases and Substitutions" and
                                 "--Representations and Warranties; Repurchases
                                 and Substitutions",

                                      S-56

                                 "Servicing of the Mortgage Loans--Defaulted
                                 Mortgage Loans; Purchase Option",
                                 "--Modifications, Waivers, Amendments and
                                 Consents" and "Description of the
                                 Certificates--Termination; Retirement of
                                 Certificates" in this prospectus supplement.

THE OPERATION OF THE MORTGAGED
 PROPERTY UPON FORECLOSURE OF
 THE MORTGAGE LOAN MAY AFFECT
 TAX STATUS...................   If the trust were to acquire a mortgaged
                                 property subsequent to a default on the related
                                 mortgage loan pursuant to a foreclosure or deed
                                 in lieu of foreclosure, the special servicer
                                 would be required to retain an independent
                                 contractor to operate and manage the mortgaged
                                 property. Among other things, the independent
                                 contractor would not be permitted to perform
                                 construction work on the mortgaged property
                                 unless such construction generally was at least
                                 10% complete at the time default on the related
                                 mortgage loan became imminent. In addition, any
                                 net income from such operation and management,
                                 other than qualifying "rents from real
                                 property" (as defined in Section 856(d) of the
                                 Internal Revenue Code of 1986, as amended), or
                                 any rental income based on the net profits of a
                                 tenant or sub-tenant or allocable to a service
                                 that is non-customary in the area and for the
                                 type of building involved, will subject the
                                 trust fund to federal (and possibly state or
                                 local) tax on such income at the highest
                                 marginal corporate tax rate (currently 35%),
                                 thereby reducing net proceeds available for
                                 distribution to certificateholders. In
                                 addition, if the trust were to acquire one or
                                 more mortgaged properties pursuant to a
                                 foreclosure or deed in lieu of foreclosure,
                                 upon acquisition of those mortgaged properties,
                                 the trust may be required in certain
                                 jurisdictions, particularly in New York, to pay
                                 state or local transfer or excise taxes upon
                                 liquidation of such mortgaged properties. Such
                                 state or local taxes may reduce net proceeds
                                 available for distribution to the
                                 certificateholders.

PROPERTY VALUE MAY BE
 ADVERSELY AFFECTED EVEN WHEN
 CURRENT OPERATING INCOME IS
 NOT..........................   Various factors may adversely affect the
                                 value of a mortgaged property without affecting
                                 the property's current net operating income.
                                 These factors include, among others:

                                 o    the existence of, or changes in,
                                      governmental regulations, fiscal policy,
                                      zoning or tax laws;

                                 o    potential environmental legislation or
                                      liabilities or other legal liabilities;

                                 o    the availability of refinancing;

                                      S-57

                                 o    changes in interest rate levels; and

                                 o    reduction in, or loss of, real estate tax
                                      abatements, exemptions, tax incremental
                                      financing arrangements, or similar
                                      benefits.

LEASEHOLD INTERESTS ARE
 SUBJECT TO TERMS OF THE
 GROUND LEASE.................   Five mortgaged properties, representing 7.7%
                                 of the initial pool balance, are secured, in
                                 whole or in part, by a mortgage on a ground
                                 lease. Leasehold mortgages are subject to
                                 certain risks not associated with mortgage
                                 loans secured by the fee estate of the
                                 mortgagor. The most significant of these risks
                                 is that the ground lease may terminate if,
                                 among other reasons, the ground lessee breaches
                                 or defaults in its obligations under the ground
                                 lease or there is a bankruptcy of the ground
                                 lessee or the ground lessor. Accordingly, a
                                 leasehold mortgagee may lose the collateral
                                 securing its leasehold mortgage. In addition,
                                 although the consent of the ground lessor
                                 generally will not be required for foreclosure,
                                 the terms and conditions of a leasehold
                                 mortgage may be subject to the terms and
                                 conditions of the ground lease, and the rights
                                 of a ground lessee or a leasehold mortgagee
                                 with respect to, among other things, insurance,
                                 casualty and condemnation may be affected by
                                 the provisions of the ground lease.

                                 In Precision Indus. v. Qualitech Steel SBQ,
                                 LLC, 327 F.3d 537 (7th Cir. 2003), the United
                                 States Court of Appeals for the Seventh
                                 Circuit ruled with respect to an unrecorded
                                 lease of real property that where a statutory
                                 sale of the fee interest in leased property
                                 occurs under Section 363(f) of the Bankruptcy
                                 Code (11 U.S.C.  Section  363(f)) upon the
                                 bankruptcy of a landlord, such sale terminates
                                 a lessee's possessory interest in the
                                 property, and the purchaser assumes title free
                                 and clear of any interest, including any
                                 leasehold estates.

                                 Generally, each related ground lease requires
                                 the lessor to give the leasehold mortgagee
                                 notice of the borrower's defaults under the
                                 ground lease and an opportunity to cure them,
                                 permits the leasehold interest to be assigned
                                 to the leasehold mortgagee or the purchaser at
                                 a foreclosure sale (in some cases only upon
                                 the consent of the lessor) and contains
                                 certain other protective provisions typically
                                 included in a "mortgageable" ground lease.

                                 Upon the bankruptcy of a lessor or a lessee
                                 under a ground lease, the debtor entity has
                                 the right to assume or reject the lease. If a
                                 debtor lessor rejects the lease, the lessee
                                 has the right to remain in possession of its
                                 leased premises for the rent otherwise payable
                                 under the lease for the term of the lease
                                 (including renewals). If a debtor
                                 lessee/borrower rejects any or all of the
                                 lease, the leasehold mortgagee could succeed
                                 to the lessee/borrower's position under the
                                 lease only if the

                                      S-58

                                 lessor specifically grants the leasehold
                                 mortgagee such right. If both the lessor and
                                 the lessee/borrowers are involved in
                                 bankruptcy proceedings, the trustee may be
                                 unable to enforce the bankrupt
                                 lessee/borrower's right to refuse to treat a
                                 ground lease rejected by a bankrupt lessor as
                                 terminated. In such circumstances, a lease
                                 could be terminated notwithstanding lender
                                 protection provisions contained therein or in
                                 the mortgage.

                                 Most of the ground leases securing the
                                 mortgaged properties provide that the ground
                                 rent increases during the term of the lease.
                                 These increases may adversely affect the cash
                                 flow and net income of the borrower from the
                                 mortgaged property.

CONDOMINIUM OWNERSHIP MAY
 LIMIT USE AND IMPROVEMENTS...   We are aware that two mortgage loans,
                                 representing 1.1% of the initial pool balance,
                                 are each secured by a property that consists of
                                 the related borrower's interest in condominium
                                 interests in buildings and/or other
                                 improvements, the related percentage interests
                                 in the common area and the related voting
                                 rights in the condominium association. In the
                                 case of condominiums, a board of managers
                                 generally has discretion to make decisions
                                 affecting the condominium building and there
                                 may be no assurance that the borrower under a
                                 mortgage loan secured by one or more interests
                                 in that condominium will have any control over
                                 decisions made by the related board of
                                 managers. Thus, decisions made by that related
                                 board of managers, including regarding
                                 assessments to be paid by the unit owners,
                                 insurance to be maintained on the condominium
                                 building and many other decisions affecting the
                                 maintenance, repair and, in the event of a
                                 casualty or condemnation, restoration of that
                                 building, may have a significant affect on the
                                 mortgage loans in the trust fund that are
                                 secured by mortgaged properties consisting of
                                 such condominium interests. We cannot assure
                                 you that the related board of managers will
                                 always act in the best interests of the
                                 borrower under those mortgage loans. Further,
                                 due to the nature of condominiums, a default
                                 under the related mortgage loan will not allow
                                 the special servicer the same flexibility in
                                 realizing on the collateral as is generally
                                 available with respect to properties that are
                                 not condominiums. The rights of other unit
                                 owners, the documents governing the management
                                 of the condominium units and the state and
                                 local laws applicable to condominium units must
                                 be considered. In addition, in the event of a
                                 casualty with respect to such a mortgaged
                                 property, due to the possible existence of
                                 multiple loss payees on any insurance policy
                                 covering that mortgaged property, there could
                                 be a delay in the allocation of related
                                 insurance proceeds, if any. Consequently,
                                 servicing and realizing upon the collateral

                                      S-59

                                 described above could subject the
                                 certificateholders to a greater delay, expense
                                 and risk than with respect to a mortgage loan
                                 secured by a property that is not a
                                 condominium.

INFORMATION REGARDING THE
 MORTGAGE LOANS IS LIMITED....   The information set forth in this prospectus
                                 supplement with respect to the mortgage loans
                                 is derived principally from one or more of the
                                 following sources:

                                 o    a review of the available credit and legal
                                      files relating to the mortgage loans;

                                 o    inspections of each mortgaged property
                                      with respect to the applicable mortgage
                                      loan undertaken by or on behalf of the
                                      mortgage loan seller;

                                 o    generally, unaudited operating statements
                                      for the mortgaged properties related to
                                      the mortgage loans supplied by the
                                      borrowers;

                                 o    appraisals for the mortgaged properties
                                      related to the mortgage loans that
                                      generally were performed in connection
                                      with origination (which appraisals were
                                      used in presenting information regarding
                                      the cut-off date loan-to-value ratios of
                                      such mortgaged properties under
                                      "Description of the Mortgage Pool" and in
                                      Annex A to this prospectus supplement for
                                      illustrative purposes only);

                                 o    engineering reports and environmental
                                      reports for the mortgaged properties
                                      related to the mortgage loans that
                                      generally were prepared in connection with
                                      origination; and

                                 o    information supplied by entities from
                                      which the mortgage loan seller acquired,
                                      or which currently service, certain of the
                                      mortgage loans.

                                 All of the mortgage loans were originated
                                 during the preceding nine months. Also,
                                 several mortgage loans constitute acquisition
                                 financing. Accordingly, limited or no
                                 operating information is available with
                                 respect to the related mortgaged properties.
                                 In addition, certain properties may allow for
                                 the substitution of a part or all of the
                                 mortgaged property, subject to various
                                 conditions. See "Description of the Mortgage
                                 Pool--Release or Substitution of Properties"
                                 in this prospectus supplement. Accordingly, no
                                 information is presently available with
                                 respect to a property that may be substituted
                                 for a mortgaged property.

BORROWER LITIGATION MAY AFFECT
 TIMING OR PAYMENT ON YOUR
 CERTIFICATES.................   Certain borrowers and the principals of
                                 certain borrowers and/or managers may have been
                                 involved in bankruptcy, foreclosure or similar
                                 proceedings or have otherwise been parties to
                                 real estate-related litigation.

                                      S-60

                                 There also may be other legal proceedings
                                 pending and, from time to time, threatened
                                 against the borrowers and their affiliates
                                 relating to the business of or arising out of
                                 the ordinary course of business of the
                                 borrowers and their affiliates. We cannot
                                 assure you that such litigation will not have
                                 a material adverse effect on the distributions
                                 to certificateholders.

RELIANCE ON A SINGLE TENANT OR
 A SMALL GROUP OF TENANTS MAY
 INCREASE THE RISK OF LOSS....   With respect to 13 mortgaged properties,
                                 representing approximately 12.8% of the initial
                                 pool balance, the mortgaged property is leased
                                 to a single tenant. A deterioration in the
                                 financial condition of a tenant can be
                                 particularly significant if a mortgaged
                                 property is leased to a single tenant or a
                                 small number of tenants. Mortgaged properties
                                 leased to a single tenant or a small number of
                                 tenants also are more susceptible to
                                 interruptions of cash flow if a tenant fails to
                                 renew its lease. This is because the financial
                                 effect of the absence of rental income may be
                                 severe, more time may be required to relet the
                                 space and substantial capital costs may be
                                 incurred to make the space appropriate for
                                 replacement tenants. In this regard, see "Risk
                                 Factors--Risks Related to the Mortgage
                                 Loans--Particular Property Types Present
                                 Special Risks--Retail Properties", "--Office
                                 Properties", "--Industrial Properties" and
                                 "--Other Properties" in this prospectus
                                 supplement.

                                 Retail and office properties also may be
                                 adversely affected if there is a concentration
                                 of particular tenants among the mortgaged
                                 properties or of tenants in a particular
                                 business or industry.

MORTGAGED PROPERTIES WITH
 TENANTS PRESENT SPECIAL RISK.   The income from, and market value of, the
                                 mortgaged properties leased to various tenants
                                 would be adversely affected if:

                                 o    space in the mortgaged properties could
                                      not be leased or relet;

                                 o    tenants were unable to meet their lease
                                      obligations;

                                 o    leasing or re-leasing is restricted by
                                      exclusive rights of tenants to lease the
                                      mortgaged properties or other covenants
                                      not to lease space for certain uses or
                                      activities, or covenants limiting the
                                      types of tenants to which space may be
                                      leased;

                                 o    substantial re-leasing costs were required
                                      and/or the cost of performing landlord
                                      obligations under existing leases
                                      materially increased;

                                 o    a significant tenant were to become a
                                      debtor in a bankruptcy case; or

                                 o    rental payments could not be collected for
                                      any other reason.

                                      S-61

                                 Repayment of the mortgage loans secured by
                                 retail, offices and industrial and warehouse
                                 properties will be affected by the expiration
                                 of leases and the ability of the respective
                                 borrowers to renew the leases or relet the
                                 space on comparable terms. In addition, if a
                                 significant portion of tenants have leases
                                 that expire near or at maturity of the related
                                 mortgage loan, then it may make it more
                                 difficult for the related borrower to seek
                                 refinancing or make any applicable balloon
                                 payment. Certain of the mortgaged properties
                                 may be leased in whole or in part by
                                 government-sponsored tenants who have the
                                 right to cancel their leases at any time or
                                 for lack of appropriations. Other tenants may
                                 have the right to cancel or terminate their
                                 leases prior to the expiration of the lease
                                 term or upon the occurrence of certain events
                                 including, but not limited to, the loss of an
                                 anchor tenant at the mortgaged property.
                                 Additionally, mortgage loans may have
                                 concentrations of leases expiring at varying
                                 rates in varying percentages.

                                 Even if vacated space is successfully relet,
                                 the costs associated with reletting, including
                                 tenant improvements and leasing commissions,
                                 could be substantial and could reduce cash
                                 flow from the mortgaged properties. Moreover,
                                 if a tenant defaults in its obligations to a
                                 borrower, the borrower may incur substantial
                                 costs and experience significant delays
                                 associated with enforcing its rights and
                                 protecting its investment, including costs
                                 incurred in renovating and reletting the
                                 property.

                                 In addition, certain mortgaged properties may
                                 have tenants that are paying rent but are not
                                 in occupancy or may have vacant space that is
                                 not leased, and in certain cases, the
                                 occupancy percentage could be less than 80%.
                                 Any "dark" space may cause the mortgaged
                                 property to be less desirable to other
                                 potential tenants or the related tenant may be
                                 more likely to default in its obligations
                                 under the lease. We cannot assure you that
                                 those tenants will continue to fulfill their
                                 lease obligations or that the space will be
                                 relet.

                                 Additionally, in certain jurisdictions, if
                                 tenant leases are subordinated to the liens
                                 created by the mortgage but do not contain
                                 attornment provisions (provisions requiring
                                 the tenant to recognize as landlord under the
                                 lease a successor owner following
                                 foreclosure), the leases may terminate upon
                                 the transfer of the property to a foreclosing
                                 lender or purchaser at foreclosure.
                                 Accordingly, if a mortgaged property is
                                 located in such a jurisdiction and is leased
                                 to one or more desirable tenants under leases
                                 that are subordinate to the mortgage and do
                                 not contain attornment provisions, such
                                 mortgaged property could experience a further
                                 decline in value if such tenants' leases were
                                 terminated.

                                      S-62

                                 With respect to certain of the mortgage loans,
                                 the related borrower may have given to certain
                                 tenants or others an option to purchase, a
                                 right of first refusal or a right of first
                                 offer to purchase all or a portion of the
                                 mortgaged property in the event a sale is
                                 contemplated, and such right may not be
                                 subordinate to the related mortgage. This may
                                 impede the mortgagee's ability to sell the
                                 related mortgaged property at foreclosure, or,
                                 upon foreclosure, this may affect the value
                                 and/or marketability of the related mortgaged
                                 property.

MORTGAGED PROPERTIES WITH
 MULTIPLE TENANTS MAY INCREASE
 RELETTING COSTS AND REDUCE
 CASH FLOW....................   If a mortgaged property has multiple tenants,
                                 reletting expenditures may be more frequent
                                 than in the case of mortgaged properties with
                                 fewer tenants, thereby reducing the cash flow
                                 available for debt service payments. Mortgaged
                                 properties with multiple tenants also may
                                 experience higher continuing vacancy rates and
                                 greater volatility in rental expenses.

TENANCIES IN COMMON MAY HINDER
 OR DELAY RECOVERY............   With respect to 11 mortgage loans,
                                 representing 11.6% of the initial pool balance,
                                 the borrowers own the related mortgaged
                                 property as tenants-in-common. These mortgage
                                 loans may be subject to prepayment, including
                                 during periods when prepayment might otherwise
                                 be prohibited, as a result of partition.
                                 Although some of the related borrowers have
                                 purported to waive any right of partition, we
                                 cannot assure you that any such waiver would be
                                 enforced by a court of competent jurisdiction.

                                 In general, with respect to a tenant-in-common
                                 ownership structure, each tenant-in-common
                                 owns an undivided interest in the property and
                                 if such tenant-in-common desires to sell its
                                 interest in the property (and is unable to
                                 find a buyer or otherwise needs to force a
                                 partition) such tenant-in-common has the
                                 ability to request that a court order a sale
                                 of the property and distribute the proceeds to
                                 each tenant-in-common proportionally. As a
                                 result, if a borrower exercises such right of
                                 partition, the related mortgage loans may be
                                 subject to prepayment. In addition, the
                                 tenant-in-common structure may cause delays in
                                 the enforcement of remedies; this may occur,
                                 for example, because of procedural or
                                 substantive issues resulting from the
                                 existence of multiple borrowers under the
                                 related loan, such as in bankruptcy, in which
                                 circumstance, each time a tenant-in-common
                                 borrower files for bankruptcy, the bankruptcy
                                 court stay will be reinstated.

                                 In some cases, the related borrower is a
                                 special purpose entity (in some cases
                                 bankruptcy remote), structured to reduce the
                                 risk of bankruptcy. We cannot assure you that
                                 a bankruptcy proceeding by a single
                                 tenant-in-common borrower will not delay
                                 enforcement of the related pooled

                                      S-63

                                 mortgage loan. Additionally, in some cases,
                                 subject to the terms of the related mortgage
                                 loan documents, a borrower or a
                                 tenant-in-common borrower may assign its
                                 interests to one or more tenant-in-common
                                 borrowers. Such change to, or increase in, the
                                 number of tenant-in-common borrowers increases
                                 the risks related to this ownership structure.

TENANT BANKRUPTCY ADVERSELY
 AFFECTS PROPERTY PERFORMANCE.   The bankruptcy or insolvency of a major
                                 tenant, or a number of smaller tenants, in
                                 retail, office, industrial and warehouse
                                 properties may adversely affect the income
                                 produced by a mortgaged property. Under the
                                 federal bankruptcy code, a tenant has the
                                 option of assuming or rejecting any unexpired
                                 lease. If the tenant rejects the lease, the
                                 landlord's claim for breach of the lease would
                                 be a general unsecured claim against the tenant
                                 (absent collateral securing the claim). The
                                 claim would be limited to the unpaid rent
                                 reserved under the lease for the periods prior
                                 to the bankruptcy petition (or earlier
                                 surrender of the leased premises) that are
                                 unrelated to the rejection, plus the greater of
                                 one year's rent or 15% of the remaining
                                 reserved rent (but not more than three year's
                                 rent).

AFFILIATIONS WITH A FRANCHISE
 OR HOTEL MANAGEMENT COMPANY
 PRESENT CERTAIN RISKS........   Hotel properties securing four mortgage
                                 loans, representing 7.8% of the initial pool
                                 balance, are affiliated with a franchise or
                                 hotel management company through a franchise or
                                 management agreement. The performance of a
                                 hotel property affiliated with a franchise or
                                 hotel management company depends in part on:

                                 o    the continued existence and financial
                                      strength of the franchisor or hotel
                                      management company;

                                 o    the public perception of the franchise or
                                      hotel chain service mark; and

                                 o    the duration of the franchise licensing or
                                      management agreements.

                                 Any provision in a franchise agreement or
                                 management agreement providing for termination
                                 because of a bankruptcy of a franchisor or
                                 manager generally will not be enforceable.
                                 Replacement franchises may require
                                 significantly higher fees.

                                 The transferability of a franchise license
                                 agreement is generally restricted. In the
                                 event of a foreclosure, the mortgagee or its
                                 agent may not have the right to use the
                                 franchise license without the franchisor's
                                 consent. Conversely, in the case of certain
                                 mortgage loans, the mortgagee may be unable to
                                 remove a franchisor or a hotel management
                                 company that it desires to replace following a
                                 foreclosure.

                                      S-64

ONE ACTION RULES MAY LIMIT
 REMEDIES.....................   Several states (including California) have
                                 laws that prohibit more than one "judicial
                                 action" to enforce a mortgage obligation, and
                                 some courts have construed the term "judicial
                                 action" broadly. Accordingly, the special
                                 servicer is required to obtain advice of
                                 counsel prior to enforcing any of the trust's
                                 rights under any of the mortgage loans that
                                 include mortgaged properties where the rule
                                 could be applicable. Twenty-seven mortgaged
                                 properties, securing 27 mortgage loans,
                                 representing 24.5% of the initial pool balance,
                                 are located in California.

PROPERTY INSURANCE MAY NOT
 PROTECT YOUR CERTIFICATES
 FROM LOSS IN THE EVENT OF
 CASUALTY OR LOSS.............   The mortgage loan documents for each of the
                                 mortgage loans generally require the borrower
                                 to maintain, or cause to be maintained,
                                 specified property and liability insurance. The
                                 mortgaged properties may suffer casualty losses
                                 due to risks that were not covered by insurance
                                 or for which insurance coverage is inadequate.
                                 We cannot assure you that borrowers will be
                                 able to maintain adequate insurance. Moreover,
                                 if reconstruction or any major repairs are
                                 required, changes in laws may materially affect
                                 the borrower's ability to effect any
                                 reconstruction or major repairs or may
                                 materially increase the costs of the
                                 reconstruction or repairs. In addition certain
                                 of the mortgaged properties are located in
                                 California, Washington, Texas, Utah, Nevada and
                                 along the Southeastern coastal areas of the
                                 United States. These areas have historically
                                 been at greater risk regarding acts of nature
                                 (such as earthquakes, floods and hurricanes)
                                 than other states. The mortgage loans generally
                                 require the borrowers to maintain earthquake or
                                 windstorm insurance if the related mortgaged
                                 properties are located in such areas of greater
                                 risk.

                                 In light of the September 11, 2001 terrorist
                                 attacks in New York City and the Washington,
                                 D.C. area, many reinsurance companies (which
                                 assume some of the risk of the policies sold
                                 by primary insurers) have indicated that they
                                 intend to eliminate coverage for acts of
                                 terrorism from their reinsurance policies.
                                 Without that reinsurance coverage, primary
                                 insurance companies would have to assume that
                                 risk themselves, which may cause them to
                                 eliminate such coverage in their policies,
                                 increase the amount of deductible for acts of
                                 terrorism or charge higher premiums for such
                                 coverage. To offset this risk, Congress passed
                                 the Terrorism Risk Insurance Act of 2002,
                                 which established the Terrorism Insurance
                                 Program. The Terrorism Insurance Program is
                                 administered by the Secretary of the Treasury
                                 and will provide financial assistance from the
                                 United States government to insurers

                                      S-65

                                 in the event of another terrorist attack that
                                 is the subject of an insurance claim. The
                                 Treasury Department will establish procedures
                                 for the Terrorism Insurance Program under
                                 which the federal share of compensation will
                                 be equal to 90% of that portion of insured
                                 losses that exceeds an applicable insurer
                                 deductible required to be paid during each
                                 program year. The federal share in the
                                 aggregate in any program year may not exceed
                                 $100 billion. An insurer that has paid its
                                 deductible is not liable for the payment of
                                 any portion of total annual United States-wide
                                 losses that exceed $100 billion, regardless of
                                 the terms of the individual insurance
                                 contracts. The Terrorism Risk Insurance Act of
                                 2002 does not require insureds to purchase the
                                 coverage nor does it stipulate the pricing of
                                 the coverage. In addition, we cannot assure
                                 you that all of the borrowers under the
                                 mortgage loans have accepted the continued
                                 coverage. The Terrorism Insurance Program
                                 requires that each insurer for policies in
                                 place prior to November 26, 2002, provide its
                                 insureds within 90 days after November 26,
                                 2002, with a statement of the proposed
                                 premiums for terrorism coverage, identifying
                                 the portion of the risk that the federal
                                 government will cover. Insureds will have 30
                                 days to accept the continued coverage and pay
                                 the premium. If an insured does not pay the
                                 premium, insurance for acts of terrorism may
                                 be excluded from the policy. All policies for
                                 insurance issued after November 26, 2002 must
                                 make similar disclosure. Through December
                                 2005, insurance carriers are required under
                                 the program to provide terrorism coverage in
                                 their basic "all-risk" policies, as the
                                 Secretary of the Treasury extended such
                                 mandatory participation (originally scheduled
                                 to expire in December 2004) through December
                                 2005. Any commercial property and casualty
                                 terrorism insurance exclusion that was in
                                 force on November 26, 2002 is automatically
                                 voided to the extent that it excludes losses
                                 that would otherwise be insured losses,
                                 subject to the immediately preceding
                                 paragraph. Any state approval of such types of
                                 exclusions in force on November 26, 2002 is
                                 also voided. However, it is unclear what acts
                                 will fall under the category of "terrorism" as
                                 opposed to "acts of war" or "natural
                                 disasters", which may not be covered by such
                                 program. In addition, coverage under such
                                 program will be available only for terrorist
                                 acts that are committed by an individual or
                                 individuals acting on behalf of a foreign
                                 person or foreign interest. In addition, the
                                 Terrorism Insurance Program applies to United
                                 States risks only and to acts that are
                                 committed by an individual or individuals
                                 acting on behalf of a foreign person or
                                 foreign interest as an effort to influence or
                                 coerce United States civilians or the United
                                 States government. It remains unclear what
                                 acts will fall under the purview of the
                                 Terrorism Insurance Program.

                                      S-66

                                 Furthermore, since the Terrorism Insurance
                                 Program was passed into law, it has yet to be
                                 determined whether it or state legislation has
                                 lowered or will substantially lower the cost
                                 of obtaining terrorism insurance.

                                 Finally, while the Terrorism Insurance Program
                                 has been extended to December 31, 2005, we
                                 cannot assure you that such temporary program
                                 will create any long-term changes in the
                                 availability and cost of such insurance.
                                 Moreover, we cannot assure you that such
                                 program will be renewed or subsequent
                                 terrorism insurance legislation will be passed
                                 upon its expiration. New legislation was
                                 introduced in June 2004 and reintroduced in
                                 February 2005 to extend the Terrorism Risk
                                 Insurance Program for an additional two years
                                 beyond December 31, 2005. However, we cannot
                                 assure you that such proposal will be enacted
                                 into law.

                                 While most of the mortgage loans by their
                                 terms require the borrower to maintain
                                 insurance against acts of terrorism (subject
                                 to commercially reasonable availability, cost
                                 or other limitations) consistent with owners
                                 of similar properties, the loan documents for
                                 some of the mortgage loans do not specifically
                                 require the borrowers to obtain insurance
                                 coverage against acts of terrorism or permit
                                 the mortgagee to require it. Although the
                                 mortgage loan documents relating to such
                                 mortgage loans may contain provisions that
                                 permit the mortgagee to require other
                                 reasonable insurance and that do not expressly
                                 forbid the mortgagee from requiring terrorism
                                 insurance, we cannot assure you whether
                                 requiring terrorism insurance would be
                                 reasonable or otherwise permissible under the
                                 general provisions for any mortgage loan.

                                 If the mortgage loan documents do not
                                 specifically require insurance covering
                                 terrorist or similar acts, but the master
                                 servicer determines that the mortgage loan
                                 documents permit the mortgagee to require such
                                 coverage, the master servicer or the special
                                 servicer, pursuant to the pooling and
                                 servicing agreement, after requesting the
                                 borrower to either purchase the required
                                 coverage or explain its reasons for failing to
                                 purchase such coverage, may waive the
                                 requirement to procure such coverage and not
                                 call a default under a mortgage loan. In
                                 determining whether to require insurance for
                                 terrorist or similar acts (whether the loan
                                 documents specifically require such coverage
                                 or permit the mortgagee to require such
                                 coverage) or to call a default, each of the
                                 master servicer and the special servicer will
                                 consider the following two factors following
                                 due inquiry in accordance with the servicing
                                 standard:

                                 o    whether such insurance is available at
                                      commercially reasonable rates; and

                                      S-67

                                 o    whether at that time, the risks relating
                                      to terrorist or similar acts are commonly
                                      insured against for properties similar to
                                      the mortgaged property and located in or
                                      around the region in which the mortgaged
                                      property is located.

                                 Any losses incurred with respect to mortgage
                                 loans included in the trust fund due to
                                 uninsured risks or insufficient hazard
                                 insurance proceeds could adversely affect
                                 distributions on your certificates.

ZONING LAWS AND USE
 RESTRICTIONS MAY AFFECT THE
 OPERATION OF A MORTGAGED
 PROPERTY OR THE ABILITY
 TO REPAIR OR RESTORE A
 MORTGAGED PROPERTY...........   Certain of the mortgaged properties may not
                                 comply with current zoning laws, including
                                 density, use, parking and set back
                                 requirements, due to changes in zoning
                                 requirements after such mortgaged properties
                                 were constructed. These properties, as well as
                                 those for which variances or special permits
                                 were issued, are considered to be a "legal
                                 non-conforming use" and/or the improvements are
                                 considered to be "legal non-conforming
                                 structures". This means that the borrower is
                                 not required to alter the use or structure to
                                 comply with the existing or new law so long as
                                 the improvements are not damaged or destroyed
                                 by casualty; however, the borrower may not be
                                 able to rebuild the premises "as is" in the
                                 event of a casualty loss and will be required
                                 to comply with then current laws and
                                 ordinances. This may adversely affect the cash
                                 flow of the property following the casualty. If
                                 a casualty were to occur, we cannot assure you
                                 that insurance proceeds would be available to
                                 pay the mortgage loan in full. In addition, if
                                 the property were repaired or restored in
                                 conformity with the current law, the value of
                                 the property or the revenue-producing potential
                                 of the property may not be equal to that which
                                 existed before the casualty.

                                 In addition, certain of the mortgaged
                                 properties that are non-conforming may not be
                                 "legal non-conforming uses" or "legal
                                 non-conforming structures". The failure of a
                                 mortgaged property to comply with zoning laws
                                 or to be a "legal non-conforming use" or
                                 "legal non-conforming structure" may adversely
                                 affect the market value of the mortgaged
                                 property or the borrower's ability to continue
                                 to use it in the manner it is currently being
                                 used.

                                 In addition, certain of the mortgaged
                                 properties are subject to certain use
                                 restrictions imposed pursuant to restrictive
                                 covenants, reciprocal easement agreements or
                                 operating agreements or, in the case of
                                 mortgaged properties that are or constitute a
                                 portion of condominiums, condominium
                                 declarations or other condominium use
                                 restrictions or regulations, especially in a
                                 situation where the mortgaged property does
                                 not

                                      S-68

                                 represent the entire condominium property.
                                 Such use restrictions include, for example,
                                 limitations on the character of the
                                 improvements or the properties, limitations
                                 affecting noise and parking requirements,
                                 among other things, and limitations on the
                                 borrower's right to operate certain types of
                                 facilities within a prescribed radius. These
                                 limitations could adversely affect the ability
                                 of the related borrower to lease the mortgaged
                                 property on favorable terms, thus adversely
                                 affecting the borrower's ability to fulfill
                                 its obligations under the related mortgage
                                 loan.

SOME MORTGAGED PROPERTIES MAY
 NOT BE READILY CONVERTIBLE TO
 ALTERNATIVE USES.............   Some of the mortgaged properties may not be
                                 readily convertible to alternative uses if
                                 those properties were to become unprofitable
                                 for any reason or if those properties were
                                 designated as historic sites. Converting
                                 commercial properties to alternate uses
                                 generally requires substantial capital
                                 expenditures. The liquidation value of a
                                 mortgaged property consequently may be
                                 substantially less than would be the case if
                                 the property were readily adaptable to other
                                 uses.

                                 Zoning or other restrictions also may prevent
                                 alternative uses. See "Risk Factors--Risks
                                 Related to the Mortgage Loans--Zoning Laws and
                                 Use Restrictions May Affect the Operation of a
                                 Mortgaged Property or the Ability to Repair or
                                 Restore a Mortgaged Property" in this
                                 prospectus supplement.

APPRAISALS ARE LIMITED IN
 REFLECTING THE VALUE OF A
 MORTGAGED PROPERTY...........   Appraisals were obtained with respect to each
                                 of the mortgaged properties in connection with
                                 the origination of the related mortgage loan.
                                 In general, appraisals represent the analysis
                                 and opinion of qualified appraisers and are not
                                 guarantees of present or future value. One
                                 appraiser may reach a different conclusion than
                                 the conclusion that would be reached if a
                                 different appraiser were appraising that
                                 property. Moreover, appraisals seek to
                                 establish the amount a typically motivated
                                 buyer would pay a typically motivated seller
                                 and, in certain cases, may have taken into
                                 consideration the purchase price paid by the
                                 borrower. That amount could be significantly
                                 higher than the amount obtained from the sale
                                 of a mortgaged property under a distress or
                                 liquidation sale. We cannot assure you that the
                                 information set forth in this prospectus
                                 supplement regarding appraised values or
                                 loan-to-value ratios accurately reflects past,
                                 present or future market values of the
                                 mortgaged properties.

THE MORTGAGE LOAN SELLER MAY
 NOT BE ABLE TO MAKE A
 REQUIRED REPURCHASE OR
 SUBSTITUTION OF A DEFECTIVE
 MORTGAGE LOAN................   The mortgage loan seller is the sole
                                 warranting party in respect of the mortgage
                                 loans. Neither we nor any of our

                                      S-69

                                 affiliates (except, in certain circumstances,
                                 for Bank of America N.A. in its capacity as
                                 the mortgage loan seller) are obligated to
                                 repurchase or substitute any mortgage loan in
                                 connection with either a material breach of
                                 the mortgage loan seller's representations and
                                 warranties or any document defects, if the
                                 mortgage loan seller defaults on its
                                 obligation to do so. We cannot assure you that
                                 the mortgage loan seller will have the
                                 financial ability to effect such repurchases
                                 or substitutions. Any mortgage loan that is
                                 not repurchased or substituted and that is not
                                 a "qualified mortgage" for a REMIC may cause
                                 the trust fund to fail to qualify as one or
                                 more REMICs or cause the trust fund to incur a
                                 tax. See "Description of the Mortgage Pool--
                                 The Mortgage Loan Seller" and
                                 "--Representations and Warranties; Repurchases
                                 and Substitutions" in this prospectus
                                 supplement and "The Pooling and Servicing
                                 Agreements--Representations and Warranties;
                                 Repurchases" in the accompanying prospectus.
RISKS RELATED
 TO ENFORCEABILITY.............  All of the mortgages permit the mortgagee to accelerate the debt upon default by the
                                 borrower. The courts of all states will enforce
                                 acceleration clauses in the event of a material
                                 payment default. Courts, however, may refuse to
                                 permit foreclosure or acceleration if a default
                                 is deemed immaterial or the exercise of those
                                 remedies would be unjust or unconscionable.

                                 If a mortgaged property has tenants, the
                                 borrower typically assigns its income as
                                 landlord to the mortgagee as further security,
                                 while retaining a license to collect rents as
                                 long as there is no default. If the borrower
                                 defaults, the license terminates and the
                                 mortgagee is entitled to collect rents. In
                                 certain jurisdictions, such assignments may
                                 not be perfected as security interests until
                                 the mortgagee takes actual possession of the
                                 property's cash flow. In some jurisdictions,
                                 the mortgagee may not be entitled to collect
                                 rents until the mortgagee takes possession of
                                 the property and secures the appointment of a
                                 receiver. In addition, as previously
                                 discussed, if bankruptcy or similar
                                 proceedings are commenced by or for the
                                 borrower, the mortgagee's ability to collect
                                 the rents may be adversely affected.

POTENTIAL ABSENCE OF
 ATTORNMENT PROVISIONS ENTAILS
 RISKS........................   In some jurisdictions, if tenant leases are
                                 subordinate to the liens created by the
                                 mortgage and do not contain attornment
                                 provisions (i.e., provisions requiring the
                                 tenant to recognize a successor owner following
                                 foreclosure as landlord under the lease), the
                                 leases may terminate upon the transfer of the
                                 property to a foreclosing lender or purchaser
                                 at foreclosure. Not all leases were reviewed to
                                 ascertain the existence of attornment or
                                 subordination provisions. Accordingly, if a
                                 mortgaged property is located in such a
                                 jurisdiction and is leased to one or more

                                      S-70

                                 desirable tenants under leases that are
                                 subordinate to the mortgage and do not contain
                                 attornment provisions, such mortgaged property
                                 could experience a further decline in value if
                                 such tenants' leases were terminated. This is
                                 particularly likely if such tenants were
                                 paying above-market rents or could not be
                                 replaced.

                                 If a lease is not subordinate to a mortgage,
                                 the trust will not possess the right to
                                 dispossess the tenant upon foreclosure of the
                                 mortgaged property (unless otherwise agreed to
                                 with the tenant). If the lease contains
                                 provisions inconsistent with the mortgage
                                 (e.g., provisions relating to application of
                                 insurance proceeds or condemnation awards) or
                                 that could affect the enforcement of the
                                 mortgagee's rights (e.g., a right of first
                                 refusal to purchase the property), the
                                 provisions of the lease will take precedence
                                 over the provisions of the mortgage.

RISKS RELATING TO COSTS OF
 COMPLIANCE WITH APPLICABLE
 LAWS AND REGULATIONS.........   A borrower may be required to incur costs to
                                 comply with various existing and future
                                 federal, state or local laws and regulations
                                 applicable to the related mortgaged property,
                                 including, for example, zoning laws and the
                                 Americans with Disabilities Act of 1990, as
                                 amended, which requires all public
                                 accommodations to meet certain federal
                                 requirements related to access and use by
                                 persons with disabilities. See "Certain Legal
                                 Aspects of Mortgage Loans--Americans with
                                 Disabilities Act" in the accompanying
                                 prospectus. The expenditure of these costs or
                                 the imposition of injunctive relief, penalties
                                 or fines in connection with the borrower's
                                 noncompliance could adversely affect the
                                 borrower's cash flow and, consequently, its
                                 ability to pay its mortgage loan.

NO MORTGAGE LOAN INCLUDED IN
 THE TRUST FUND HAS BEEN
 RE-UNDERWRITTEN..............   We have not re-underwritten the mortgage
                                 loans. Instead, we have relied on the
                                 representations and warranties made by the
                                 mortgage loan seller and the mortgage loan
                                 seller's obligation to repurchase or substitute
                                 a mortgage loan or cure the breach in the event
                                 of a material breach of a representation or
                                 warranty. These representations and warranties
                                 do not cover all of the matters that we would
                                 review in underwriting a mortgage loan and you
                                 should not view them as a substitute for
                                 re-underwriting the mortgage loans. If we had
                                 re-underwritten the mortgage loans, it is
                                 possible that the re-underwriting process may
                                 have revealed problems with a mortgage loan not
                                 covered by a representation or warranty. In
                                 addition, we cannot assure you that the
                                 mortgage loan seller will be able to repurchase
                                 or substitute a mortgage loan or cure the
                                 breach in the event of a material breach of a
                                 representation or warranty. See "Description of
                                 the

                                      S-71

                                 Mortgage Pool--Representations and Warranties;
                                 Repurchases and Substitutions" in this
                                 prospectus supplement.

BOOK-ENTRY SYSTEM FOR
 CERTIFICATES MAY DECREASE
 LIQUIDITY AND DELAY
 PAYMENT......................   The offered certificates will be issued as
                                 book-entry certificates. Each class of
                                 book-entry certificates will be initially
                                 represented by one or more certificates
                                 registered in the name of a nominee for The
                                 Depository Trust Company, or DTC. Since
                                 transactions in the classes of book-entry
                                 certificates generally can be effected only
                                 through DTC and its participating
                                 organizations:

                                 o    the liquidity of book-entry certificates
                                      in secondary trading markets that may
                                      develop may be limited because investors
                                      may be unwilling to purchase certificates
                                      for which they cannot obtain physical
                                      certificates;

                                 o    your ability to pledge certificates to
                                      persons or entities that do not
                                      participate in the DTC system, or
                                      otherwise to take action in respect of the
                                      certificates, may be limited due to the
                                      lack of a physical security representing
                                      the certificates;

                                 o    your access to information regarding the
                                      certificates may be limited since
                                      conveyance of notices and other
                                      communications by DTC to its participating
                                      organizations, and directly and indirectly
                                      through those participating organizations
                                      to you, will be governed by arrangements
                                      among them, subject to any statutory or
                                      regulatory requirements as may be in
                                      effect at that time; and

                                 o    you may experience some delay in receiving
                                      distributions of interest and principal on
                                      your certificates because distributions
                                      will be made by the trustee to DTC and DTC
                                      will then be required to credit those
                                      distributions to the accounts of its
                                      participating organizations and only then
                                      will they be credited to your account
                                      either directly or indirectly through
                                      DTC's participating organizations.

                                 See "Description of the
                                 Certificates--Registration and Denominations"
                                 in this prospectus supplement.

     SEE "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS FOR A DESCRIPTION OF
CERTAIN OTHER RISKS AND SPECIAL CONSIDERATIONS THAT MAY BE APPLICABLE TO YOUR
CERTIFICATES AND THE MORTGAGE LOANS.

                                      S-72

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     The Mortgage Pool consists of 86 multifamily and commercial mortgage loans. Sixty-six of the mortgage loans were (a) originated by Bank of America,
N.A. or its conduit participants or (b) acquired by Bank of America, N.A. from various third party originators, other than Bridger Commercial Funding LLC
("Bridger"). Twenty of the Mortgage Loans, which are being sold to Banc of
America Commercial Mortgage Inc. by Bank of America, N.A. (which is the sole warranting party with respect to these Mortgage Loans), were originated by
Bridger, a real estate financial services company organized in 1998 under the laws of the State of Missouri that originates and acquires commercial and multifamily real estate loans through its own origination offices working in conjunction with various commercial banks in local markets across the United
States. Bridger's loan underwriting and quality control procedures are undertaken principally at its headquarters located at 100 Shoreline Highway,
Suite 100, Mill Valley, California 94941. Through April 30, 2005, Bridger had
originated in excess of $2.3 billion in loans secured by commercial real estate.

     The Initial Pool Balance is $1,642,344,324, subject to a variance of plus or minus 5%. The Initial Pool Balance excludes the Regents Square I & II B Note and the Mission City Corporate Center B Note. In addition, the Initial Pool
Balance (including Cut-off Date Balances) with respect to the CP Component
Mortgage Loan are references solely to the CP Senior Component. See
"Description of the Trust Funds" and "Certain Legal Aspects of Mortgage Loans"
in the accompanying prospectus. All numerical information provided in this prospectus supplement with respect to the Mortgage Loans is provided on an approximate basis.

     All numerical and statistical information presented herein is calculated as described under "Glossary of Principal Definitions" in this prospectus supplement. The principal balance of each Mortgage Loan as of the Cut-off Date assumes the timely receipt of all principal scheduled to be paid on or before the Cut-off Date and assumes no defaults, delinquencies or prepayments on any
Mortgage Loan on or before the Cut-off Date. The calculation of debt service coverage ratios and loan-to-value ratios is based upon the aggregate principal balance of the Fashion Show Mall Note A-1 Senior Portion and Fashion Show Mall
Pari Passu Note A-2 and excludes the principal balance of the Fashion Show Mall
Note A-1 Junior Portion. For purposes of weighting debt service coverage ratios and loan-to-value ratios, this weighting will be based solely upon the outstanding principal balance of the FM Pari Passu Note A-2 Mortgage Loan.
Accordingly, these ratios would be lower (in the case of debt service coverage)
and higher (in the case of loan-to-value) if the Fashion Show Mall Note A-1
Junior Portion was included. All weighted average information provided in this prospectus supplement, unless otherwise stated, reflects weighting by the related Cut-off Date Balance. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages of the Initial Pool Balance. The sum of the numerical data in any column of any table presented in this prospectus supplement may not equal the indicated total due to rounding.

     Each Mortgage Loan is evidenced by one or more Mortgage Notes and secured by one or more Mortgages that create a first mortgage lien on a fee simple and/or leasehold interest in the Mortgaged Property. Each Multifamily Loan is secured by a Multifamily Mortgaged Property (i.e., one or more apartment buildings each consisting of five or more rental living units) (11 Mortgage
Loans, representing 14.3% of the Initial Pool Balance). Each Commercial Loan is
secured by one or more Commercial Mortgaged Properties (i.e., a hotel, retail shopping mall or center, an office building or complex, an industrial or warehouse building, a self-storage facility or a mixed use property) (75
Mortgage Loans, representing 85.7% of the Initial Pool Balance).

     With respect to any Mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of MERS or its designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered; instead, the Master Servicer, at the direction of the related
Mortgage Loan Seller, is required to take all actions as are necessary to cause the Trustee on behalf of the Trust to be

                                      S-73

shown as, and the Trustee is required to take all actions necessary to confirm that the Trustee on behalf of the Trust is shown as, the owner of the MERS
Designated Mortgage Loans on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.
The Trustee will include the foregoing confirmation in the certification required to be delivered by the Trustee after the Delivery Date pursuant to the
Pooling and Servicing Agreement.

     There are two sets of Cross-Collateralized Mortgage Loans that consist of cross-collateralized and cross-defaulted Mortgage Loans.

                                NUMBER OF                          % OF INITIAL
                                 MORTGAGE     AGGREGATE CUT-OFF         POOL
LOAN NUMBERS OF CROSSED LOANS     LOANS          DATE BALANCE         BALANCE
------------------------------ -----------   -------------------   -------------
58852 and 58846 ..............      2            $28,015,000           1.7%
58727 and 58725 ..............      2              8,200,000           0.5
                                    -            -----------           ---
TOTAL ........................      4            $36,215,000           2.2%
                                    =            ===========           ===

     Each of the Cross-Collateralized Mortgage Loans is evidenced by a separate
Mortgage Note and secured by a separate Mortgage, which Mortgage or separate cross-collateralization agreement, as the case may be, contains provisions creating the relevant cross-collaterization and cross-default arrangements. See
Annex A to this prospectus supplement for information regarding the
Cross-Collateralized Mortgage Loan and see "Risk Factors--Risks Related to the
Mortgage Loan--The Benefits Provided by Cross-Collateralization May Be Limited"
in this prospectus supplement.

     The Mortgage Loans generally constitute non-recourse obligations of the related borrower. Upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property or Properties for satisfaction of the borrower's obligation. In the case of certain Mortgage Loans where the Mortgage Loan documents permit recourse to a borrower or guarantor, the Depositor generally has not undertaken an evaluation of the financial condition of any such entity or person, and prospective investors should thus consider all of the Mortgage
Loans to be nonrecourse. None of the Mortgage Loans are insured or guaranteed by any person or entity, governmental or otherwise. See "Risk Factors--Risks
Related to the Mortgage Loans--Your Investment Is Not Insured or Guaranteed" in
this prospectus supplement. Listed below are the states in which the Mortgaged
Properties relating to 5% or more of the Initial Pool Balance are located:

                            NUMBER OF                                % OF
                            MORTGAGED     AGGREGATE CUT-OFF      INITIAL POOL
STATES                     PROPERTIES        DATE BALANCE       BALANCE(1) (2)
------                    ------------   -------------------   ---------------
California ............        27            $403,063,314            24.5%
 Southern(3) ..........        24            $366,337,314            22.3%
 Northern(3) ..........         3            $ 36,726,000             2.2%
New York ..............         4            $234,410,022            14.3%
Nevada ................         5            $200,815,236            12.2%
Arizona ...............         4            $152,390,759             9.3%
Washington ............         8            $107,146,622             6.5%
Massachusetts .........         3            $ 82,548,881             5.0%

----------
(1)   Because this table represents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts (generally allocating the Mortgage Loan principal amount to each of those Mortgaged Properties by appraised values of the Mortgaged
      Properties if not otherwise specified in the related Mortgage Note or
      Mortgage Loan documents). Those amounts are set forth in Annex A to this prospectus supplement.

(2)   The FM Pari Passu Note A-2 Mortgage Loan's cut-off date balance is allocated upon amounts set forth in the related mortgage loan documents.
      Those amounts are set forth in Annex A to this prospectus supplement.

(3)   Northern California properties have a zip code greater than or equal to
      93600. Southern California properties have a zip code less than 93600.

     The remaining Mortgaged Properties are located throughout 18 other states and the province of Ontario with no more than 5% of the Initial Pool Balance secured by Mortgaged Properties located in any such other jurisdiction.

                                      S-74

     On or about the Delivery Date, the Mortgage Loan Seller will transfer the
Mortgage Loans, without recourse, to or at the direction of the Depositor, to the Trustee for the benefit of the Certificateholders. See "Description of the
Mortgage Pool--The Mortgage Loan Seller" and "--Assignment of the Mortgage
Loans; Repurchases and Substitutions" in this prospectus supplement.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates.  Each of the Mortgage Loans, other than 28 Mortgage Loans that are interest only until maturity or the anticipated repayment date and represent 49.8% of the Initial Pool Balance, provides for scheduled Monthly
Payments of principal and interest. Each of the Mortgage Loans provides for payments to be due on the Due Date, which is the first day of each month as to each such Mortgage Loan. In addition, 18 Mortgage Loans, representing 17.8% of the Initial Pool Balance, provide for periods of interest only payments during a portion of their respective loan terms.

     Mortgage Rates; Calculations of Interest. All of the Mortgage Loans bear interest at a per annum rate that is fixed for the remaining term of the
Mortgage Loan, except that as described below, the ARD Loans will accrue interest at a higher rate after their respective Anticipated Repayment Date. As used in this prospectus supplement, the term Mortgage Rate does not include the incremental increase in rate at which interest may accrue on the ARD Loans after the Anticipated Repayment Date. As of the Cut-off Date, the Mortgage
Rates of the Mortgage Loans ranged as shown in the following chart:

                                                                       % OF
                             NUMBER OF       AGGREGATE CUT-OFF     INITIAL POOL
RANGE OF MORTGAGE RATES   MORTGAGE LOANS        DATE BALANCE         BALANCE
------------------------ ----------------   -------------------   -------------
3.719% - 4.499% ........         5             $  259,307,181          15.8%
4.500% - 4.749% ........         3                173,885,000          10.6
4.750% - 4.999% ........         2                 63,730,000           3.9
5.000% - 5.249% ........        29                467,534,996          28.5
5.250% - 5.499% ........        19                225,285,879          13.7
5.500% - 5.749% ........        23                342,819,985          20.9
5.750% - 5.937% ........         5                109,781,283           6.7
                                --             --------------         -----
TOTAL ..................        86             $1,642,344,324         100.0%
                                ==             ==============         =====

     Hyperamortization.  Five of the Mortgage Loans are ARD Loans, which represent 9.6% of the Initial Pool Balance, provide for changes in payments and accrual of interest if it is not paid in full by the related Anticipated
Repayment Date. Commencing on the Anticipated Repayment Date, the ARD Loans
will generally bear interest at a fixed per annum rate equal to the Revised
Rate set forth in the related Mortgage Note extending until final maturity. The
Excess Interest Rate is the difference in rate of the Revised Rate over the
Mortgage Rate. Interest accrued at the Excess Interest Rate is referred to in this prospectus supplement as Excess Interest. In addition to paying interest
(at the Revised Rate) from and after the Anticipated Repayment Date, the borrower generally will be required to apply any Excess Cash Flow from the related Mortgaged Property, if any, after paying all permitted operating expenses and capital expenditures, to pay accrued interest at the Revised Rate and then to principal on the ARD Loan as called for in the related Mortgage
Loan documents.

     Amortization of Principal.  Fifty-eight Mortgage Loans are Balloon Loans, including the ARD Loans, which represent 50.2% of the Initial Pool Balance in respect of which Balloon Payments will be due and payable on their respective
Maturity Dates, unless prepaid prior thereto. In addition, 28 of the Mortgage
Loans, including the ARD Loans, representing 49.8% of the Initial Pool Balance, provide for payments of interest only through to the end of their respective loan terms. See "Risk Factors--Risks Related to the Mortgage Loans--Balloon
Loans May Present Greater Risk than Fully Amortizing Loans" in this prospectus supplement.

     Prepayment Provisions.  The Mortgage Loans generally provide for a sequence of periods with different conditions relating to voluntary prepayments consisting of one or more of the following:

                                      S-75

          (1) a Lock-out Period during which voluntary principal prepayments are prohibited, followed by

          (2) one or more Prepayment Premium Periods during which any voluntary principal prepayment is to be accompanied by a Prepayment Premium (during such a period defeasance may also be possible as an alternative as described below under "--Defeasance"), followed by

          (3) an Open Period during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

     The periods applicable to any particular Mortgage Loan are indicated in
Annex A under the heading "Prepayment Penalty Description (Payments)". For example, Loan No. 58726 is indicated as LO(47)/GRTR1%PPMT or YM(69)/OPEN(4), meaning that such Mortgage Loan has a Lock-out Period for the first 47 payments, has a period for the following 69 payments during which a yield maintenance charge applies, followed by an Open Period of four payments during which no Prepayment Premium would apply to any voluntary prepayment.

     Voluntary principal prepayments (after any Lock-out Period) may be made in full or in some cases in part, subject to certain limitations and, during a
Prepayment Premium Period, payment of the applicable Prepayment Premium. As of the Cut-off Date, the remaining Lock-out Periods ranged from 18 to 117 scheduled monthly payments. As of the Cut-off Date the weighted average remaining Lock-out Period was 83 scheduled monthly payments. As of the Cut-off
Date, the Open Period ranged from one to seven scheduled monthly payments prior to and including the final scheduled monthly payment at maturity. The weighted average Open Period was four scheduled monthly payments. Prepayments Premiums on the Mortgage Loans are generally calculated on the basis of a yield maintenance formula (subject, in certain instances, to a minimum equal to a specified percentage of the principal amount prepaid). The prepayment terms of each of the Mortgage Loans are more particularly described in Annex A to this prospectus supplement.

     There may be other Mortgage Loans that provide that in the event that certain conditions specified in the related Mortgage Loan documents are not satisfied, an upfront "earnout" reserve may be applied to reduce the outstanding principal balance of the Mortgage Loan, in which event the amortization schedule may be recast. For further information, see Annex A to this prospectus supplement.

     As more fully described in this prospectus supplement, Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the respective
Classes of Certificateholders in the amounts and priorities described under
"Description of the Certificates--Distributions--
Distributions of Prepayment Premiums" in this prospectus supplement. The
Depositor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectibility of any Prepayment Premium. See "Risk Factors--Risks Related to
the Mortgage Loans--Prepayment Premiums and Yield Maintenance Charges Present
Special Risks" in this prospectus supplement and "Certain Legal Aspects of
Mortgage Loans--Default Interest and Limitations on Prepayments" in the
accompanying prospectus.

     Defeasance.  Seventy-five Mortgage Loans, representing 87.9% of the
Initial Pool Balance, permit the applicable borrower at any time during the related Defeasance Lock-Out Period, which is at least two years from the
Delivery Date, provided no event of default exists, to obtain a release of a
Mortgaged Property from the lien of the related Mortgage by exercising the
Defeasance Option. The borrower must meet certain conditions to exercise its
Defeasance Option. Among other conditions, the borrower must pay on the related
Release Date:

          (1) all interest accrued and unpaid on the principal balance of the
     Note to and including the Release Date;

          (2) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith; and

          (3) the related Collateral Substitution Deposit.

     In addition, the borrower must deliver a security agreement granting the
Trust Fund a first priority lien on the Collateral Substitution Deposit and, generally, an opinion of counsel to such

                                      S-76

effect. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the
Mortgage Loan. In general, a successor borrower established or designated pursuant to the related loan documents will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. Under the Pooling and Servicing Agreement, the Master Servicer is
required to enforce any provisions of the related Mortgage Loan documents that require, as a condition to the exercise by the mortgagor of any defeasance rights, that the mortgagor pay any costs and expenses associated with such exercise.

     The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan.

     The Mortgage Loans secured by more than one Mortgaged Property that permit release of one or more of the Mortgaged Properties generally require that: (1)
prior to the release of a related Mortgaged Property, 110% of the allocated loan amount for the Mortgaged Property be defeased and (2) certain debt service coverage ratio and LTV Ratio tests be satisfied with respect to the remaining
Mortgaged Properties after the defeasance.

     Additionally, the terms of certain Mortgage Loans, representing 11.5% of the Initial Pool Balance, permit the borrower to release a non-material outparcel provided that the borrower complies with certain criteria under the related Mortgage Loan documents.

RELEASE OR SUBSTITUTION OF PROPERTIES

     One Mortgage Loan, representing approximately 0.4% of the Initial Pool
Balance, secured by more than one Mortgaged Property that permits release of one or more of the related Mortgaged Properties generally requires that: (1)
prior to the release of a related Mortgaged Property, 115% of the allocated loan amount for the Mortgaged Property be defeased and (2) certain debt service coverage ratio and loan to value ratio tests be satisfied with respect to the remaining Mortgaged Properties after the defeasance.

     The terms of one Mortgage Loan, the FM Pari Passu Note A-2 Mortgage Loan,
representing approximately 8.7% of the Initial Pool Balance, permit certain releases of parcels (including air rights parcels) or outlots as designated by the related borrower upon the satisfaction of certain conditions, which include, without limitation, the absence of an event of default, satisfaction of certain financial tests and the delivery of a REMIC opinion. In addition, in connection with the release of any air rights parcel, the related borrower will be entitled to enter into any commercially reasonable reciprocal easement agreement. Finally, the related loan agreement permits certain lot line adjustments to the related Mortgaged Property or the filing of a subdivision plot to create one or more release parcels or air rights parcels upon the satisfaction of certain conditions, which include, without limitation, the absence of an event of default, satisfaction of certain financial tests and the delivery of a REMIC opinion.

     Furthermore, certain Mortgage Loans permit the release of specified parcels of real estate or improvements that secure such Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraisal Value or Underwritten
Cash Flow. Such parcels of real estate or improvements are permitted to be released without payment of a release price and consequent reduction of the principal balance of the related Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans
generally contain both "due-on-sale" and "due-on-encumbrance" clauses that in each case, subject to certain limited exceptions, permit the holder of the
Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged
Property or prohibit the borrower from doing so without the consent of the mortgagee. See "--Additional Mortgage Loan Information--Additional Financing"
in this prospectus supplement. Certain of the

                                      S-77

Mortgage Loans permit such sale, transfer or further encumbrance of the related
Mortgaged Property if certain specified conditions are satisfied or if the transfer is to a borrower reasonably acceptable to the mortgagee. The Master
Servicer and/or the Special Servicer, as applicable, will determine, in a manner consistent with the Servicing Standard and with the REMIC provisions, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan (except with respect to the FM
Pari Passu Note A-2 Mortgage Loan, the servicing of which is governed by the
Fashion Show Mall Pooling Agreement) upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property; provided that the Master Servicer will not waive any right that it may have, or grant any consent that it may otherwise withhold without obtaining the consent of the
Special Servicer. The Special Servicer's consent will be deemed given if it does not respond within 15 business days following receipt by the Special
Servicer of the Master's Servicer's request for such consent and all information reasonably requested by the Special Servicer as such time frame may be extended if the Special Servicer is required to seek the consent of the
Directing Certificateholder, the Regents Square I & II Controlling Holder, the
Mission City Corporate Center Controlling Holder, the CP Controlling Holder,
any mezzanine loan holder or any Rating Agency, as described below. In addition, the Special Servicer will not waive any right it has, or grant any consent that it may otherwise withhold, under any related "due-on-sale" or
"due-on-encumbrance" clause for any Non-Specially Serviced Mortgage Loan
(except with respect to the FM Pari Passu Note A-2 Mortgage Loan, the servicing of which is governed by the Fashion Show Mall Pooling Agreement) or any
Specially Serviced Mortgage Loan (other than the Regents Square I & II Mortgage
Loan, the Mission City Corporate Center Mortgage Loan and the CP Component
Mortgage Loan; provided that a Regents Square I & II Control Appraisal Period,
Mission City Corporate Center Control Appraisal Period or CP Control Appraisal
Period, as the case may be, does not exist with respect to the related Whole
Loan or Component Mortgage Loan as described below) unless the Directing
Certificateholder or the holder of a related mezzanine loan has approved such waiver and consent, which approval will be deemed given if the Directing
Certificateholder or the holder of a related mezzanine loan does not respond within ten business days after the Special Servicer has given a written notice of the matter and a written explanation of the surrounding circumstances and a request for approval of a waiver or consent related to the "due-on-encumbrance"
or "due-on-sale clause" to the Directing Certificateholder.

     With respect to the Regents Square I & II Whole Loan, the Mission City
Corporate Center Whole Loan and the CP Component Mortgage Loan, if a Regents
Square I & II Control Appraisal Period, Mission City Corporate Center Control
Appraisal Period or CP Control Appraisal Period, as the case may be, does not exist, the Special Servicer with respect to those time periods when the related
Mortgage Loan is a Specially Serviced Mortgage Loan will not waive any right that it may have, or grant any consent that it may otherwise withhold under any related "due-on-sale" or "due-on-encumbrance" clause without obtaining the consent of the Regents Square I & II Controlling Holder, the Mission City
Corporate Center Controlling Holder or the CP Controlling Holder, as the case may be. In each case that the consent of the Regents Square I & II Controlling
Holder, the Mission City Corporate Center Controlling Holder or the CP
Controlling Holder, as the case may be, is required with respect to a
"due-on-sale" or "due-on-encumbrance" provision, such party's consent will be deemed granted if such party does not respond to a request for its consent within ten business days of its receipt of a written notice of the matter, a written explanation of the surrounding circumstances and reasonable supporting material and relevant documents.

     Notwithstanding the foregoing, with respect to any Mortgage Loan (except with respect to the FM Pari Passu Note A-2 Mortgage Loan, the servicing of which is governed by the Fashion Show Mall Pooling Agreement) with an outstanding principal balance of greater than $5,000,000 that (i) represents greater than 5% of the outstanding principal balance of the Mortgage Pool, (ii)
has an outstanding principal balance of greater than $20,000,000, or (iii) is one of the ten largest Mortgage Loans based on the then outstanding principal balance, neither the Master Servicer nor Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-sale" clause until it has received written confirmation from each Rating Agency (as set forth in the Pooling and Servicing Agreement) that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating

                                      S-78

Agency to any Class of Certificates. In addition, with respect to any Mortgage
Loan (except with respect to the FM Pari Passu Note A-2 Mortgage Loan, the servicing of which is governed by the Fashion Show Mall Pooling Agreement) that represents greater than 2% of the outstanding principal balance of the Mortgage
Pool, is one of the ten largest Mortgage Loans based on outstanding principal balance or has an outstanding principal balance of greater than $20,000,000, neither the Master Servicer nor the Special Servicer may waive any right it has, or grant any consent it is otherwise entitled to withhold, under any related "due-on-encumbrance" clause until it has received written confirmation from each Rating Agency (as set forth in the Pooling and Servicing Agreement)
that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates if, after taking into consideration any additional indebtedness secured by the Mortgaged Property, the loan to value ratio for such Mortgage Loan would be greater than 85% or the debt service coverage ratio would be less than 1.20x. Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related
Mortgage Loan at maturity or the Anticipated Repayment Date and the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related Mortgaged Loan could be delayed. See "The Pooling and Servicing Agreements--Due-on-Sale and
Due-on-Encumbrance Provisions" and "Certain Legal Aspects of Mortgage
Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in the accompanying prospectus.

FASHION SHOW MALL WHOLE LOAN

     The Fashion Show Mall Pari Passu Note A-2 is one of two mortgage loans that are part of a split loan structure that is secured by the same mortgage instrument on the Fashion Show Mall Mortgaged Property comprised of two pari passu notes, namely the Fashion Show Mall Pari Passu Note A-1 and the Fashion
Show Mall Pari Passu Note A-2, with aggregate principal balances as of the
Cut-off Date of $233,025,944 and $143,619,681, respectively. The Fashion Show
Mall Pari Passu Note A-2 is pari passu in right of payment to the Fashion Show
Mall Pari Passu Note A-1. However, as described herein, a portion of the
Fashion Show Mall Pari Passu Note A-1 has been subordinated to the Fashion Show
Mall Pari Passu Note A-2 and the remaining portion of the Fashion Show Mall
Pari Passu Note A-1. As used in this prospectus supplement, the term "Fashion
Show Mall Whole Loan" refers to the Fashion Show Mall Pari Passu Note A-1 and the Fashion Show Mall Pari Passu Note A-2. As of the Cut-off Date, the Fashion
Show Mall Pari Passu Note A-1 is owned by the trust fund created pursuant to
Fashion Show Mall Pooling Agreement.

     An intercreditor agreement (the "Fashion Show Mall Intercreditor
Agreement") between the holder of the Fashion Show Mall Pari Passu Note A-1 and the holder of the Fashion Show Mall Pari Passu Note A-2 (the "Fashion Show Mall
Pari Passu Noteholders") sets forth the rights of the Fashion Show Mall Pari
Passu Noteholders. The Fashion Show Mall Intercreditor Agreement generally provides that the mortgage loans that comprise the Fashion Show Mall Whole Loan will be serviced and administered pursuant to the Fashion Show Mall Pooling
Agreement by the Fashion Show Mall Master Servicer and the Fashion Show Mall
Special Servicer, as applicable, according to the Servicing Standard. Pursuant to the Fashion Show Mall Intercreditor Agreement, a $39,882,235 portion of the principal balance (as of the Cut-off Date) of the Fashion Show Mall Pari Passu
Note A-1 (the "Fashion Show Mall Note A-1 Junior Portion") is subordinate under certain circumstances with respect to payments received with respect to the
Fashion Show Mall Whole Loan relative to the Fashion Show Mall Pari Passu Note
A-2 and the remaining $193,143,708 portion (the "Fashion Show Mall Note A-1
Senior Portion") of the principal balance of the Fashion Show Mall Pari Passu
Note A-1. The Fashion Show Mall Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the Fashion Show Mall Whole Loan will be allocated first to the Fashion Show Mall Note A-1 Junior Portion and then pro rata between the Fashion Show Mall Note A-1 Senior Portion and the
Fashion Show Mall Pari Passu Note A-2. Accordingly, expenses, losses and shortfalls relating to the Fashion Show Mall Whole Loan generally will be allocated first to the Fashion Show Mall Pari Passu Note A-1 Junior Portion and
then pro rata between the Fashion Show Mall Note A-1 Senior Portion and the
Fashion Show Mall Pari Passu Note A-2.

                                      S-79

     Pursuant to the terms of the Fashion Show Mall Intercreditor Agreement, prior to the occurrence of a monetary or material event of default with respect to the Fashion Show Mall Whole Loan, after payment or reimbursement of certain servicing fees, special servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Fashion Show Mall
Intercreditor Agreement, all payments and proceeds received with respect to the
Fashion Show Mall Whole Loan will be generally paid in the following manner:
(i) first, pro rata, based on the interest accrued on the outstanding principal balances of the related Note A-1 Senior Portion, Note A-2 and Note A-1 Junior
Portion, to (A) the holder of the related Note A-1 (in respect of the Senior
Portion thereof) in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the related Note A-1 Senior Portion, and (B)
the holder of the related Note A-2 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the related Note A-2; (ii)
second, to the holder of the related Note A-1 (in respect of the Senior Portion thereof) and the holder of the related Note A-2, in an amount equal to its pro rata portion, based on the then outstanding principal balances of the related
Note A-1 Senior Portion, Note A-2 and Note A-1 Junior Portion, of all principal payments collected on the Fashion Show Mall Whole Loan; (iii) third, to the holder of the related Note A-1 (in respect of the Junior Portion thereof) in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the Note A-1 Junior Portion; (iv) fourth, to the holder of the related Note A-1 (in respect of the Junior Portion thereof), in an amount equal to its pro rata portion, based on the then outstanding principal balances of the related Note A-1 Senior Portion, Note A-2 and Note A-1 Junior Portion, of
all principal payments collected on the Fashion Show Mall Whole Loan; (v)
fifth, any default interest in excess of the interest paid in accordance with clauses (i) and (iii) of this paragraph, to the extent collected and not applied to advance interest or additional trust fund expenses (or as otherwise provided in the Fashion Show Mall Pooling Agreement), to the holder of the related Note A-1 (in respect of the Senior Portion thereof), the holder of the related Note A-2 and the holder of the related Note A-1 (in respect of the
Junior Portion thereof), each in an amount equal to their pro rata portion of such default interest (based on the then outstanding principal balances of the related Note A-1 Senior Portion, Note A-2 and Note A-1 Junior Portion); (vi)
sixth, any amounts that represent late payment charges, other than prepayment premiums or default interest, actually collected on the Fashion Show Mall Whole
Loan, to the extent not applied to advance interest or additional trust fund expenses (or as otherwise provided in the Fashion Show Mall Pooling Agreement), to the holder of the related Note A-1 (in respect of the Senior Portion thereof), the holder of the related Note A-2 and the holder of the related Note
A-1 (in respect of the Junior Portion thereof), each in an amount equal to its pro rata portion of such amounts (based on the then outstanding principal balances of the related Note A-1 Senior Portion, Note A-2 and Note A-1 Junior
Portion); and (viii) seventh, any excess amount, to the holder of the related
Note A-1 (in respect of the Senior Portion thereof), the holder of the related
Note A-2 and the holder of the related Note A-1 (in respect of the Junior
Portion thereof), each in an amount equal to its pro rata portion of such excess (based on the original principal balances of the related Note A-1 Senior
Portion, Note A-2 and Note A-1 Junior Portion).

     Following the occurrence and during the continuance of a monetary or other material event of default with respect to the Fashion Show Mall Whole Loan, after payment or reimbursement of certain servicing fees, special servicing fees, trust fund expenses and/or advances and various expenses, costs and liabilities referenced in the Fashion Show Mall Intercreditor Agreement, all
payments and proceeds received with respect to the Fashion Show Mall Note A-1
Junior Portion will be subordinated to all payments with respect to the Fashion
Show Mall Note A-1 Senior Portion and the Fashion Show Mall Pari Passu Note
A-2, and the amounts received with respect to the Fashion Show Mall Whole Loan will generally be paid in the following manner: (i) first, pro rata, based on the interest accrued on the then outstanding principal balances of only the related Note A-1 Senior Portion and the related Note A-2, to (A) the holder of the related Note A-1 (in respect of the Senior Portion thereof) in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the related Note A-1 Senior Portion, and (B) the holder of the related Note
A-2 in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the related Note A-2; (ii) second, to the holder of the related Note A-1 (in respect of the Senior Portion thereof) and the holder of the related Note A-2, each in an amount equal to its pro rata portion, based on the then outstanding principal balances of only the related Note A-1

                                      S-80

Senior Portion and the related Note A-2, of all principal payments collected on the Fashion Show Mall Whole Loan, to be applied in reduction of such outstanding principal balances until such balances have been reduced to zero;
(iii) third, to the holder of the related Note A-1 (in respect of the Junior
Portion thereof) in an amount equal to the accrued and unpaid interest on the outstanding principal balance of the related Note A-1 Junior Portion; (iv)
fourth, to the holder of the related Note A-1 (in respect of the Junior Portion thereof) in an amount equal to the remaining principal payments collected on the Fashion Show Mall Whole Loan, to be applied in reduction of the outstanding principal balance of the related Note A-1 Junior Portion until such balance has been reduced to zero; (v) fifth, any default interest in excess of the interest paid in accordance with clauses (i) and (iii) of this paragraph, to the extent collected and not applied to advance interest or additional trust fund expenses
(or as otherwise provided in the Fashion Show Mall Pooling Agreement), to the holder of the related Note A-1 (in respect of the Senior Portion thereof), the holder of the related Note A-2 and the holder of the related Note A-1 (in respect of the Junior Portion thereof), each in an amount equal to their pro rata portion, based on the then outstanding principal balances of the related
Note A-1 Senior Portion, Note A-2 and Note A-1 Junior Portion, of such default interest; (vi) sixth, any amounts that represent late payment charges, other than default interest, actually collected on the Fashion Show Mall Whole Loan, to the extent not applied to advance interest or additional trust fund expenses
(or as otherwise provided in the Fashion Show Mall Pooling Agreement), to the holder of the related Note A-1 (in respect of the Senior Portion thereof), the holder of the related Note A-2 and the holder of the related Note A-1 (in respect of the Junior Portion thereof), each in an amount equal to their pro rata portion (based on the then outstanding principal balances of the related
Note A-1 Senior Portion, Note A-2 and Note A-1 Junior Portion) of such amounts;
and (vii) seventh, any excess amount, to the holder of the related Note A-1 (in respect of the Senior Portion thereof), the holder of the related Note A-2 and the holder of the related Note A-1 (in respect of the Junior Portion thereof), each in an amount equal to their pro rata portion (based on the original principal balances of the related Note A-1 Senior Portion, Note A-2 and Note
A-1 Junior Portion) of such excess.

     Upon the Fashion Show Mall Whole Loan becoming (i) delinquent 60 days or more in respect of a monthly payment (not including the balloon payment) or
(ii) delinquent in respect of its balloon payment unless the Fashion Show Mall
Master Servicer has, on or prior to the due date of such balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance the Fashion Show Mall Whole Loan within 60 days after the due date of such balloon payment, in either case such delinquency to be determined without giving effect to any grace period permitted by the related loan documents and without regard to any acceleration of payments under the related loan documents, or (iii) as to which the Fashion Show Mall Master
Servicer or Fashion Show Mall Special Servicer has, by written notice to the related mortgagor, accelerated the maturity, the Fashion Show Mall Controlling
Class Holder, until the outstanding principal balance of the Fashion Show Mall
Note A-1 Junior Portion has been reduced to zero (at which point there will be no such purchase right) (the "Fashion Show Mall Purchase Option Holder"), will have the right (but not the obligation) prior to any other party to purchase the Fashion Show Mall Whole Loan at the Fashion Show Mall Repurchase Price and,
upon written notice and subject to the timing requirements in the Fashion Show
Mall Intercreditor Agreement, the Fashion Show Mall Special Servicer will be required to sell the Fashion Show Mall Whole Loan to the Fashion Show Mall
Purchase Option Holder on a mutually designated date.

     Following the reduction of the Fashion Show Mall Note A-1 Junior Portion to zero, no person will have a preferential option to purchase the entire
Fashion Show Mall Whole Loan. However, the Fashion Show Mall Pari Passu Note
A-2 itself will be subject to the Defaulted Mortgage Loan Purchase Option procedures described in this prospectus supplement under "Servicing of the
Mortgage Loans--Defaulted Mortgage Loans; Purchase Option".

     The "Fashion Show Mall Repurchase Price" means, with respect to the
Fashion Show Mall Whole Loan, a cash price equal to the sum of, without duplication, (a) the principal balances of the Fashion Show Mall Note A-1
Senior Portion, the Fashion Show Mall Note A-1 Junior Portion and the Fashion
Show Mall Pari Passu Note A-2, as applicable, (b) accrued and unpaid interest thereon from the payment date under the Fashion Show Mall Note A-1 Senior
Portion the Fashion Show

                                      S-81

Mall Pari Passu Note A-2 and the Fashion Show Mall Note A-1 Junior Portion, as
applicable, as to which interest was last paid in full by the borrower up to and including the end of the interest accrual period relating to the payment date next following the date the purchase occurred, (c) all unreimbursed advances with respect to the Fashion Show Mall Note A-1 Senior Portion, the
Fashion Show Mall Pari Passu Note A-2 and the Fashion Show Mall Note A-1 Junior
Portion, as applicable, together with interest thereon at the reimbursement rate under the Fashion Show Mall Pooling Agreement including any master servicing compensation and special servicing compensation, (d) certain unreimbursed costs and expenses with respect to the Fashion Show Mall Note A-1
Senior Portion, the Fashion Show Mall Pari Passu Note A-2 and the Fashion Show
Mall Note A-1 Junior Portion, as applicable, (e) any other additional trust fund expenses with respect to the Fashion Show Mall Note A-1 Senior Portion, the Fashion Show Mall Pari Passu Note A-2 and the Fashion Show Mall Note A-1
Junior Portion, as applicable, and (f) any liquidation fees payable in connection with the purchase of the Fashion Show Mall Note A-1 Senior Portion, the Fashion Show Mall Pari Passu Note A-2 and the Fashion Show Mall Note A-1
Junior Portion, as applicable; provided, however, that the Fashion Show Mall
Repurchase Price will not be reduced by any outstanding principal and/or interest advance.

     If the Fashion Show Mall Master Servicer, the Fashion Show Mall Special
Servicer or the Fashion Show Mall Trustee makes any servicing advance that becomes a nonrecoverable advance or pays any fees, costs or expenses that related directly to the servicing of the Fashion Show Mall Pari Passu Note A-1 and Fashion Show Mall Pari Passu Note A-2 as to which such party is entitled to be reimbursed pursuant to the Fashion Show Mall Pooling Agreement (including master servicing fees, special servicing fees, liquidation fees and workout fees) and such party is unable to recover any proportionate share of such advance, fees, costs or expenses, including interest thereon, as contemplated above, the holders of such note will be jointly and severally liable for such servicing advance, fees, costs or expenses, including interest thereon. If any of the Fashion Show Mall Pari Passu Note A-1 and Fashion Show Mall Pari Passu
Note A-2 is an asset of a securitization, the related trust will assume, as the holder of the applicable note, the foregoing obligations and the Fashion Show
Mall Master Servicer, the Fashion Show Mall Special Servicer or the Fashion
Show Mall Trustee, as the case may be, may seek the entire unpaid balance of such advance, fees, costs or expenses, including interest thereon, from general collections in the related trust's collection account.

REGENTS SQUARE I & II WHOLE LOAN

     One Mortgage Loan, Loan No. 58848, representing 5.4% of the Initial Pool
Balance, is one of two mortgage loans that are part of a split loan structure and are secured by the same mortgage instrument on the Regents Square I & II
Mortgaged Property. Only the Regents Square I & II Mortgage Loan, which is evidenced by the Regents Square I & II A Note, is included in the Trust Fund.
The Regents Square I & II A Note's principal balance as of the Cut-off Date is
$88,600,000. The Regents Square I & II B Note's principal balance as of the date of origination was $15,000,000. The Regents Square I & II B Note is
subordinated in right of payment to the Regents Square I & II Mortgage Loan.
The Regents Square I & II Intercreditor Agreement between the Regents Square I
& II A Noteholder and the Regents Square I & II B Noteholder sets forth the rights of these noteholders. The Regents Square I & II Intercreditor Agreement
generally provides that the mortgage loans that comprise the Regents Square I &
II Whole Loan will be serviced and administered pursuant to the Pooling and
Servicing Agreement by the Master Servicer and Special Servicer, as applicable, according to the Servicing Standard. The Regents Square I & II Intercreditor
Agreement generally provides that expenses, losses and shortfalls relating to the Regents Square I & II Whole Loan will be allocated first, to the holder of the Regents Square I & II B Note, and then, to the holder of Regents Square I &
II Mortgage Loan.

     Distributions. The right of the Regents Square I & II A Noteholder to receive payments of interest, principal and other amounts are senior to the rights of the Regents Square I & II B Noteholder. Under the terms of the
Regents Square I & II Intercreditor Agreement, prior to the occurrence and continuance of a monetary event of default or material non-monetary event of default with respect to the Regents Square I & II Whole Loan (or, if such default has occurred, but the Regents Square I & II B Noteholder has cured such a default), after payment of amounts payable

                                      S-82

or reimbursable under the Pooling and Servicing Agreement, the Regents Square I
& II B Noteholder will generally be entitled to receive its pro rata share of payments of interest and principal after the Regents Square I & II A Noteholder receives its pro rata share of payments of interest, principal and certain unreimbursed costs and expenses.

     Following the occurrence and during the continuance of a monetary event of default or other material non-monetary event of default with respect to the
Regents Square I & II Whole Loan (unless the holder of the Regents Square I &
II B Note has cured such a default), after payment of all amounts then payable or reimbursable under the Pooling and Servicing Agreement, the B Noteholder will not be entitled to receive payments of principal or interest until the
Regents Square I & II A Noteholder receives all its accrued interest and outstanding principal in full.

     Cure Rights. In the event that the borrower fails to make any payment of principal or interest on the Regents Square I & II Whole Loan, resulting in a monetary event of default, the Regents Square I & II B Noteholder will have the right to cure such monetary event of default, but may cure no more than three consecutive or six total monetary events of default. The Regents Square I & II
B Noteholder also has the right to cure certain non-monetary events of default.
Notwithstanding the foregoing pursuant to the terms of the Regents Square I &
II Intercreditor Agreement, the Regents Square I & II B Noteholder will not be permitted to cure more than three consecutive defaults nor will it be permitted to cure more than six defaults over the loan term.

     Purchase Options. In the event that the Regents Square I & II Mortgage
Loan becomes a Specially Serviced Mortgage Loan (or an event of default has occurred and is continuing), the holder of the Regents Square I & II B Note will have an option to purchase the Regents Square I & II Mortgage Loan from the Trust Fund at a price generally equal to the unpaid principal balance of the Regents Square I & II Mortgage Loan, plus accrued and unpaid interest on such balance, any applicable liquidation fee, any other amounts due under the
Regents Square I & II Mortgage Loan, all related unreimbursed Servicing
Advances together with accrued and unpaid interest on all Advances and any recovered costs not previously reimbursed to the Regents Square I & II A
Noteholder.

     Servicing. The Regents Square I & II B Noteholder also has limited rights of consultation and consent with respect to certain servicing decisions. In addition, prior to the occurrence and continuance of a Regents Square I & II
Control Appraisal Event, the Regents Square I & II B Noteholder, in its
capacity as the Regents Square I & II Controlling Holder is permitted to remove with respect to the Regents Square I & II Whole Loan only, the Special Servicer with or without cause and to appoint a new Special Servicer with respect to the
Regents Square I & II Whole Loan, as more particularly described in this prospectus supplement under "Servicing of the Mortgage Loans--Termination of the Special Servicer".

MISSION CITY CORPORATE CENTER WHOLE LOAN

     One Mortgage Loan, Loan No. 58847, representing 2.7% of the Initial Pool
Balance, is one of two mortgage loans that are part of a split loan structure and are secured by the same mortgage instrument on the Mission City Corporate
Center Mortgaged Property. Only the Mission City Corporate Center Mortgage
Loan, which is evidenced by the Mission City Corporate Center A Note, is included in the Trust Fund. The Mission City Corporate Center A Note's
principal balance as of the Cut-off Date is $44,000,000. The Mission City
Corporate Center B Note's principal balance as of the date of origination was
$8,000,000. The Mission City Corporate Center B Note is subordinated in right of payment to the Mission City Corporate Center Mortgage Loan. The Mission City
Corporate Center Intercreditor Agreement between the Mission City Corporate
Center A Noteholder and the Mission City Corporate Center B Noteholder sets forth the rights of these noteholders. The Mission City Corporate Center
Intercreditor Agreement generally provides that the mortgage loans that comprise the Mission City Corporate Center Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Master
Servicer and Special Servicer, as applicable, according to the Servicing
Standard. The Mission City Corporate Center Intercreditor Agreement generally provides that expenses, losses and shortfalls relating to the Mission City
Corporate Center Whole Loan will be allocated first, to the holder of the
Mission City Corporate Center B Note, and then, to the holder of Mission City
Corporate Center Mortgage Loan.

                                      S-83

     Distributions. The right of the Mission City Corporate Center A Noteholder to receive payments of interest, principal and other amounts are senior to the rights of the Mission City Corporate Center B Noteholder. Under the terms of the Mission City Corporate Center Intercreditor Agreement, prior to the occurrence and continuance of a monetary event of default or material non-monetary event of default with respect to the Mission City Corporate Center
Whole Loan (or, if such default has occurred, but the Mission City Corporate
Center B Noteholder has cured such a default), after payment of amounts payable or reimbursable under the Pooling and Servicing Agreement, the Mission City
Corporate Center B Noteholder will generally be entitled to receive its pro rata share of payments of interest and principal after the Mission City
Corporate Center A Noteholder receives its pro rata share of payments of interest, principal and certain unreimbursed costs and expenses. Following the occurrence and during the continuance of a monetary event of default or other material non-monetary event of default with respect to the Mission City
Corporate Center Whole Loan (unless the holder of the Mission City Corporate
Center B Note has cured such a default), after payment of all amounts then payable or reimbursable under the Pooling and Servicing Agreement, the B
Noteholder will not be entitled to receive payments of principal or interest until the Mission City Corporate Center A Noteholder receives all its accrued interest and outstanding principal in full.

     Cure Rights. In the event that the borrower fails to make any payment of principal or interest on the Mission City Corporate Center Whole Loan, resulting in a monetary event of default, the Mission City Corporate Center B
Noteholder will have the right to cure such monetary event of default, but may cure no more than three consecutive or six total monetary events of default.
The Mission City Corporate Center B Noteholder also has the right to cure certain non-monetary events of default. Notwithstanding the foregoing pursuant to the terms of the Mission City Corporate Center Intercreditor Agreement, the
Mission City Corporate Center B Noteholder will not be permitted to cure more than three consecutive defaults nor will it be permitted to cure more than six defaults over the loan term.

     Purchase Option. In the event that the Mission City Corporate Center
Mortgage Loan becomes a Specially Serviced Mortgage Loan (or an event of default has occurred and is continuing), the holder of the Mission City
Corporate Center B Note will have an option to purchase the Mission City
Corporate Center Mortgage Loan from the Trust Fund at a price generally equal to the unpaid principal balance of the Mission City Corporate Center Mortgage
Loan, plus accrued and unpaid interest on such balance, any applicable liquidation fee, any other amounts due under the Mission City Corporate Center
Mortgage Loan, all related unreimbursed Servicing Advances together with accrued and unpaid interest on all Advances and any recovered costs not previously reimbursed to the Mission City Corporate Center A Noteholder.

     Servicing. The Mission City Corporate Center B Noteholder also has limited rights of consultation and consent with respect to certain servicing decisions.
In addition, prior to the occurrence and continuance of a Mission City
Corporate Center Control Appraisal Event, the Mission City Corporate Center B
Noteholder, in its capacity as the Mission City Corporate Center Controlling
Holder is permitted to remove with respect to the Mission City Corporate Center
Whole Loan only, the Special Servicer with or without cause and to appoint a new Special Servicer with respect to the Mission City Corporate Center Whole
Loan, as more particularly described in this prospectus supplement under
"Servicing of the Mortgage Loans--Termination of the Special Servicer".

CP COMPONENT MORTGAGE LOAN

     The ownership interest in Loan No. 58449 (the "CP Component Mortgage
Loan") will be split into a senior interest (the "CP Senior Component") and one subordinate interest (the "CP Subordinate Component"). The Cut-off Date Balance
of the CP Senior Component will equal approximately $33,500,000, representing
2.0% of the Initial Pool Balance.

     Distributions.  All distributions of principal and interest with respect to the CP Senior Component will be distributed to the Certificates as described in this prospectus supplement. The holders of the CP Subordinate Component is entitled on any Distribution Date only to amounts

                                      S-84

collected on the CP Component Mortgage Loan to the extent remaining after the application of such collections to distributions on such Distribution Date in respect of the CP Senior Component as described in this prospectus supplement under "Description of the Certificates--Distributions--the CP Component
Mortgage Loan"; provided, however, Prepayment Premiums (if any) actually collected in respect of the CP Component Mortgage Loan will be allocated to the
CP Senior Component and the CP Subordinate Component, pro rata, based on their outstanding principal balances.

     Cure Rights. In the event that the borrower fails to make any payment of principal or interest on the CP Component Mortgage Loan, resulting in a monetary event of default, the CP Controlling Holder will have the right to cure such monetary event of default, but may cure no more than three consecutive or six total monetary events of default. The CP Controlling Holder also has the right to cure certain non-monetary events of default.
Notwithstanding the foregoing, the CP Controlling Holder will not be permitted to cure more than three consecutive defaults nor will it be permitted to cure more than six defaults over the loan term.

     Purchase Option. If the CP Component Mortgage Loan becomes a Defaulted
Mortgage Loan, the CP Controlling Holder will have the option, but not the obligation, to purchase the CP Component Mortgage Loan (including the CP
Subordinate Component) from the Trust Fund at a price equal to the Purchase
Price thereof. The Purchase Price paid in connection with such purchase will be applied as described under "Description of the
Certificates--Distributions--Class CP Certificates and the CP Component
Mortgage Loan". For more information regarding the relationship between the CP
Senior Component and the CP Subordinate Component, see "Description of the
Certificates" in this prospectus supplement.

     Servicing. The CP Controlling Holder also has limited rights of consultation and consent with respect to certain servicing decisions. In addition, prior to the occurrence and continuance of a CP Control Appraisal
Event, the CP Controlling Holder is permitted to remove with respect to the CP
Component Mortgage Loan only, the Special Servicer with or without cause and to appoint a new Special Servicer with respect to the CP Component Mortgage Loan, as more particularly described in this prospectus supplement under "Servicing of the Mortgage Loans--Termination of the Special Servicer".

SIGNIFICANT MORTGAGE LOANS

     Certain of the larger Mortgage Loans (by outstanding principal balance)
are described below in the following table and text. Terms used below relating to underwriting or property characteristics have the meaning assigned to such terms under "Glossary of Principal Definitions" in this prospectus supplement.
The balances and other numerical information used to calculate various ratios with respect to the component mortgage loan, the split loan structures and certain other Mortgage Loans are explained under terms under "Glossary of
Principal Definitions" in this prospectus supplement.

                                      S-85

     The following table and summaries describe the ten largest Mortgage Loans or set of Cross-Collateralized Mortgage Loans in the Mortgage Pool by Cut-off
Date Balance:



                                                  PERCENT OF
                                     CUT-OFF        INITIAL
                                       DATE          POOL        PROPERTY
            LOAN NAME                BALANCE        BALANCE        TYPE
            ---------           --------------- ------------ -------------

Fashion Show Mall ..............  $143,619,681        8.7%    Retail
NYU Housing - 80 Lafayette
 Street ........................   110,000,000        6.7     Multifamily
Canyon Ranch ...................    95,000,000        5.8     Hotel
Regents Square I & II ..........    88,600,000        5.4     Office
Phoenix Plaza I & II ...........    77,000,000        4.7     Office
589 Fifth Avenue ...............    73,500,000        4.5     Office
American Express Building --
 Minneapolis ...................    56,050,000        3.4     Office
Clark Office Building ..........    50,836,429        3.1     Office
Asian Garden Mall ..............    50,300,000        3.1     Retail
TV Guide Hollywood Center
 Office Building ...............    46,751,387        2.8     Office
                                  ------------       ----
TOP TEN LOANS WTD. AVG. ........  $791,657,496       48.2%
                                  ============       ====

                                                     CUT-OFF
                                      CUT-OFF         DATE        LTV
                                    DATE BALANCE       LTV     RATIO AT   UNDERWRITTEN    MORTGAGE
            LOAN NAME             PER SF/UNIT/PAD     RATIO    MATURITY       DSCR          RATE
            ---------            ----------------- ---------- ---------- -------------- -----------

Fashion Show Mall ..............      $    508         51.8%      49.4%      2.33x         3.719%
NYU Housing - 80 Lafayette
 Street ........................      $416,667         72.7%      72.7%      1.32x         5.510%
Canyon Ranch ...................      $301,587         51.4%      51.4%      2.25x         5.937%
Regents Square I & II ..........      $    288         68.2%      68.2%      1.57x         4.736%
Phoenix Plaza I & II ...........      $     89         65.3%      65.3%      3.19x         4.588%
589 Fifth Avenue ...............      $    446         70.0%      70.0%      1.57x         5.482%
American Express Building --
 Minneapolis ...................      $    104         59.0%      59.0%      2.44x         4.268%
Clark Office Building ..........      $    172         58.1%      43.8%      1.36x         5.037%
Asian Garden Mall ..............      $    409         79.0%      65.2%      1.56x         5.065%
TV Guide Hollywood Center
 Office Building ...............      $    256         70.3%      59.3%      1.48x         5.578%
                                                       ----       ----       ----          -----
TOP TEN LOANS WTD. AVG. ........                       63.2%      60.3%      1.95X         4.915%


     Summaries of certain additional information with respect to each of the ten largest Mortgage Loans detailed above can be found in Annex E to this prospectus supplement.

                                      S-86

ADDITIONAL MORTGAGE LOAN INFORMATION

     General. For a detailed presentation of certain characteristics of the
Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A to this prospectus supplement. Certain capitalized terms that appear herein are defined under "Glossary of Principal Definitions" in this prospectus supplement. See Annex B to this prospectus supplement for certain information with respect to capital improvement, replacement, tax, insurance and tenant improvement reserve accounts, as well as certain other information with respect to Multifamily Mortgaged Properties.

     Delinquencies. As of the Cut-off Date, none of the Mortgage Loans will have been 30 days or more delinquent in respect of any Monthly Payment since origination. All of the Mortgage Loans were originated during the nine months prior to the Cut-off Date.

     Tenant Matters. Thirty of the retail, office, industrial and warehouse facility Mortgaged Properties, which represent security for 28.2% of the
Initial Pool Balance, are leased in part to one or more Major Tenants. The top two concentrations of Major Tenants with respect to more than one property
(groups of Mortgage Loans where the same company is a Major Tenant of each
Mortgage Loan in the group) represent 2.7% and 0.8% of the Initial Pool
Balance. In addition, there are several cases in which a particular entity is a tenant at multiple Mortgaged Properties, and although it may not be a Major
Tenant at any such property, it may be significant to the success of such properties.

     One Mortgage Loan, the Fashion Show Mall Whole Loan, has a space that was to be occupied by Lord & Taylor representing 18.9% of the net rentable area of the related Mortgaged Property that is currently vacant, though Lord & Taylor is currently paying rent on the space.

     Certain of the Multifamily Mortgaged Properties have material concentrations of student tenants.

     Ground Leases and Other Non-Fee Interests. Five Mortgaged Properties,
which represent 7.7% of the Initial Pool Balance, are, in each such case, secured in whole or in part by a Mortgage on the applicable borrower's leasehold interest in the related Mortgaged Property. Generally, either (i) the ground lessor has subordinated its interest in the related Mortgaged Property to the interest of the holder of the related Mortgage Loan or (ii) the ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default or breach by the lessee. See
"Certain Legal Aspects of Mortgage Loans --Foreclosure--Leasehold
Considerations" in the accompanying prospectus.

     Additional Financing. The existence of subordinated indebtedness encumbering a Mortgaged Property may increase the difficulty of refinancing the related Mortgage Loan at maturity and the possibility that reduced cash flow could result in deferred maintenance. Also, in the event that the holder of the subordinated debt files for bankruptcy or is placed in involuntary receivership, foreclosure on the Mortgaged Property could be delayed. In general, the Mortgage Loans either prohibit the related borrower from encumbering the Mortgaged Property with additional secured debt or require the consent of the holder of the first lien prior to that encumbrance.

                                      S-87

     Certain information about additional debt that has been or may be incurred is as set forth in the following table:

                                      NUMBER OF
                                      MORTGAGE     % OF INITIAL
    TYPE OF ADDITIONAL DEBT(1)          LOANS      POOL BALANCE
----------------------------------   ----------   -------------

Existing
 Secured .........................        4            18.9%
 Unsecured(2) ....................        1             1.8%
Future
 Unsecured(2) ....................       24            29.0%
 Secured .........................        3             2.1%
 Secured or Unsecured(3) .........        1             0.3%

----------
(1)  One Mortgage Loans has existing additional debt, and allows future debt, which results in such Mortgage Loan appearing in both the Existing and
     Future categories. One Mortgage Loan has existing pari passu debt and allows either future pari passu or future mezzanine debt, which results in such Mortgage Loan appearing in both the Future-Secured and
     Future-Unsecured categories.

(2)  Excludes unsecured trade payables.

(3)  These Mortgage Loans are not included in "Future-Secured" or
     "Future-Unsecured" because such Mortgage Loans allow for either future secured debt or future unsecured debt.

     Regardless of whether the terms of a Mortgage Loan prohibit the incurrence of subordinate debt, the related borrower may be permitted to incur additional indebtedness secured by furniture, fixtures and equipment, and to incur additional unsecured indebtedness. In addition, although the Mortgage Loans generally restrict the transfer or pledging of general partnership and managing member interests in a borrower, subject to certain exceptions, the terms of the
Mortgage Loans generally permit, subject to certain limitations, the transfer or pledge of a less than controlling portion of the limited partnership or managing membership equity interests in a borrower. Moreover, in general the parent entity of any borrower that does not meet the single purpose entity criteria may not be restricted in any way from incurring mezzanine or other debt not secured by the related Mortgaged Property.

     Certain information about mezzanine debt that has been or may be incurred is as set forth in the following table:

                                            NUMBER OF
                                             MORTGAGE    % OF INITIAL
 TYPE OF MEZZANINE DEBT                       LOANS      POOL BALANCE
----------------------------------------   ----------   -------------
Future .................................       23            27.1%
Existing ...............................        1             1.8
                                               --            ----
TOTAL ..................................       24            28.8%
                                               ==            ====

     With respect to each applicable Mortgage Loan, the related mezzanine lender has entered into a mezzanine intercreditor agreement with the mortgagee, pursuant to which the related mezzanine lender, among other things, (x) has agreed, under certain circumstances, not to enforce its rights to realize upon collateral securing the mezzanine loan or take any exercise enforcement action with respect to the mezzanine loan without written confirmation from the Rating
Agencies that such enforcement action would not cause the downgrade, withdrawal or qualification of the then current ratings of the Certificates, (y) has subordinated the mezzanine loan documents to the related Mortgage Loan documents and (z) has the option to purchase the related Mortgage Loan if such
Mortgage Loan becomes defaulted or to cure the default as set forth in such mezzanine intercreditor agreement.

                                      S-88

     Certain information about the FM Pari Passu Note A-2 Mortgage Loan, the
Regents Square I & II Mortgage Loan, the Mission City Corporate Center Mortgage
Loan and the CP Senior Component is set forth in the following table:



                                                                                                               SUBORDINATE
                                                                            PRINCIPAL                             NOTE/
                                                                  % OF       BALANCE                            COMPONENT
                                                                INITIAL     AS OF THE      PARI PASSU NOTE    BALANCE(S) AS
                                                        LOAN      POOL       CUT-OFF      BALANCE AS OF THE   OF THE CUT-OFF
                      LOAN NAME                        NUMBER   BALANCE        DATE          CUT-OFF DATE          DATE
----------------------------------------------------- -------- --------- --------------- ------------------- ---------------

FM Pari Passu Note A-2 Mortgage Loan ................ 58620      8.7%     $143,619,681       $193,143,708      $39,882,235
Regents Square I & II Mortgage Loan ................. 58848      5.4%     $ 88,600,000                         $15,000,000
Mission City Corporate Center Mortgage Loan ......... 58847      2.7%     $ 44,000,000                         $ 8,000,000
CP Senior Component ................................. 58449      2.0%     $ 33,500,000                         $ 5,000,000


     The FM Pari Passu Note A-2 Mortgage Loan, representing approximately 8.7%
of the Initial Pool Balance, is one of two mortgage loans that are part of a split loan structure that is secured by the same mortgage instrument on the related mortgaged property. The other mortgage loan in this split loan structure, the Fashion Show Mall Pari Passu Note A-1, is not included in the
Trust. The Fashion Show Mall Pari Passu Note A-1's principal balance as of the date of origination was $235,000,000. Pursuant to the terms of the Fashion Show
Mall Intercreditor Agreement, the Fashion Show Mall Note A-1 Senior Portion is
pari passu in right of payment to the FM Pari Passu Note A-2 Mortgage Loan. See
"Description of the Mortgage Pool--Fashion Show Mall Whole Loan" in this prospectus supplement.

     The Regents Square I & II Mortgage Loan, representing approximately 5.4%
of the Initial Pool Balance, is part of a split loan structure in which two mortgage loans are secured by the same mortgage instrument on the related
Mortgaged Property. The Regents Square I & II Mortgage Loan is included in the
Trust, but the other mortgage loan in this split loan structure, the Regents
Square I & II B Note, is not included in the Trust. The Regents Square I & II B
Note's principal balance was $15,000,000 as of the date of origination.
Pursuant to the terms of the Regents Square I & II Intercreditor Agreement, the
Regents Square I & II B Note is subordinate in right of payment to the Regents
Square I & II Mortgage Loan. See "Description of the Mortgage Pool--Regents
Square I & II Whole Loan" in this prospectus supplement.

     The Mission City Corporate Center Mortgage Loan, representing approximately 2.7% of the Initial Pool Balance, is part of a split loan structure in which two mortgage loans are secured by the same mortgage instrument on the related Mortgaged Property. The Mission City Corporate Center
Mortgage Loan is included in the Trust, but the other mortgage loan in this split loan structure, the Mission City Corporate Center B Note, is not included in the Trust. The Mission City Corporate Center B Note's principal balance was
$8,000,000 as of the date of origination. Pursuant to the terms of the Mission
City Corporate Center Intercreditor Agreement, the Mission City Corporate
Center B Note is subordinate in right of payment to the Mission City Corporate
Center Mortgage Loan. See "Description of the Mortgage Pool--Mission City
Corporate Center Whole Loan" in this prospectus supplement.

     The CP Component Mortgage Loan is divided into the CP Senior Component and the CP Subordinate Component. The CP Senior Component, representing approximately 2.0% of the Initial Pool Balance, is included in the Trust Fund.
The CP Subordinate Component is also included in the Trust Fund but does not back any of the Offered Certificates. See "Description of the Mortgage Pool--CP
Component Mortgage Loan" in this prospectus supplement.

     Except as described above, we do not know whether the respective borrowers under the Mortgage Loans have any other indebtedness outstanding. See "Certain
Legal Aspects of Mortgage Loans--Subordinate Financing" in the accompanying prospectus.

     Lender/Borrower Relationships. The Mortgage Loan Seller, the Depositor or
any of their affiliates may maintain certain banking or other relationships with borrowers under the Mortgage Loans or their affiliates, and proceeds of the Mortgage Loans may, in certain limited cases, be used by such

                                      S-89

borrowers or their affiliates in whole or in part to pay indebtedness owed to the Mortgage Loan Seller, the Depositor or such other entities.

CERTAIN UNDERWRITING MATTERS

     Environmental Assessments. Each of the Mortgaged Properties was subject to an environmental site assessment, an environmental site assessment update or a transaction screen that was performed by an independent third-party environmental consultant with respect to each Mortgaged Property securing a
Mortgage Loan in connection with the origination of such Mortgage Loan or was required to have environmental insurance in lieu of an environmental site assessment. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of a Mortgaged Property. With respect to an
Environmental Report, if any, (i) no such Environmental Report provides that as of the date of the report there is a material violation of applicable environmental laws with respect to any known circumstances or conditions relating to the related Mortgaged Property; or (ii) if any such Environmental
Report does reveal any such circumstances or conditions with respect to the related Mortgaged Property and such circumstances or conditions have not been subsequently remediated in all material respects, then generally, with certain exceptions, one or more of the following was the case: (A) a party not related to the related borrower with financial resources reasonably adequate to cure the circumstance or condition in all material respects was identified as a responsible party for such circumstance or condition, (B) the related borrower was required to provide additional security to cure the circumstance or condition in all material respects and to obtain and, for the period contemplated by the related Mortgage Loan documents, maintain an operations and maintenance plan, (C) the related borrower provided a "no further action"
letter or other evidence that applicable federal, state or local governmental authorities had no current intention of taking any action, and are not requiring any action, in respect of such circumstance or condition, (D) such circumstances or conditions were investigated further and based upon such additional investigation, an independent environmental consultant recommended no further investigation or remediation, or recommended only the implementation of an operations and maintenance program, which the related borrower is required to do, (E) the expenditure of funds reasonably estimated to be necessary to effect such remediation was the lesser of (a) an amount equal to two percent of the outstanding principal balance of the related Mortgage Loan and (b) $200,000, (F) an escrow of funds exists reasonably estimated to be sufficient for purposes of effecting such remediation, (G) the related borrower or other responsible party is currently taking such actions, if any, with respect to such circumstances or conditions as have been required by the applicable governmental regulatory authority, (H) the related Mortgaged
Property is insured under a policy of insurance, subject to certain per occurrence and aggregate limits and a deductible, against certain losses arising from such circumstances or conditions, or (I) a responsible party with financial resources reasonably adequate to cure the circumstance or condition in all material respects provided a guaranty or indemnity to the related borrower to cover the costs of any required investigation, testing, monitoring or remediation. We cannot assure you, however, that a responsible party will be financially able to address the subject condition or compelled to do so. See
"Risk Factors--Adverse Environmental Conditions May Reduce Cash Flow from a
Mortgaged Property" for more information regarding the environmental condition of certain Mortgaged Properties.

     The Mortgage Loan Seller will not make any representation or warranty with respect to environmental conditions arising after the Delivery Date, and will not be obligated to repurchase or substitute for any Mortgage Loan due to any such condition.

     Generally. Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials ("ACMs"). Such laws, as well as common law, may impose liability for releases of or exposure to ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

     Owners of residential housing constructed prior to 1978 are required by federal law to disclose to potential residents or purchasers any known lead-based paint hazards and violations can incur

                                      S-90

treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint. Testing for lead-based paint or lead in the water was conducted with respect to certain of the Mortgaged Properties, generally based on the age and/or condition thereof.

     The Environmental Protection Agency has identified certain health risks associated with elevated radon gas in buildings, and has recommended that certain mitigating measures be considered.

     When recommended by environmental site assessments, operations and maintenance plans (addressing in some cases ACMs, lead-based paint, and/or radon) were generally required, except in the case of certain Mortgaged
Properties where the environmental consultant conducting the assessment also identified the condition of the ACM as good and non-friable (i.e., not easily crumbled). In certain instances where related Mortgage Loan documents required the submission of operations and maintenance plans, these plans have yet to be received. We cannot assure you that recommended operations and maintenance plans have been or will continue to be implemented. In many cases, certain potentially adverse environmental conditions were not tested for. For example, lead based paint and radon were tested only with respect to Multifamily
Mortgaged Properties and only if, in the case of lead based paint, the age of the Mortgaged Property warranted such testing and, in the case of radon, radon is prevalent in the geographic area where the Mortgaged Property is located;
however, at several Multifamily Mortgaged Properties located in geographic areas where radon is prevalent, radon testing was not conducted.

     Certain of the Mortgaged Properties may have off-site leaking underground storage tank ("UST") sites located nearby which the environmental assessments either have indicated are not likely to contaminate the related Mortgaged
Properties but may require future monitoring or have identified a party not related to the mortgagor (borrower) as responsible for such condition. Certain other Mortgaged Properties may contain contaminants in the soil or groundwater at levels which the environmental consultant has advised are below regulatory levels or otherwise are indicative of conditions typically not of regulatory concern and are not likely to require any further action. In some cases, there was no further investigation of a potentially adverse environmental condition.
In certain instances where related Mortgage Loan documents required UST repair or removal and the submission of a confirmation that this work has been performed, the confirmations have yet to be received.

     The information contained herein regarding environmental conditions at the
Mortgaged Properties is based on the environmental assessments and has not been independently verified by the Depositor, the Mortgage Loan Seller, the
Underwriters, the Master Servicer, the Special Servicer, the Trustee, the REMIC
Administrator, the Fiscal Agent or any of their respective affiliates. We cannot assure you that such environmental assessments or studies, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have material adverse effect on the value or cash flow of the related Mortgaged Property.

     The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto or assuming its operation. In the event a Phase I environmental site assessment already exists that is less than 12 months old, a new assessment will not be required under the Pooling and Servicing Agreement.
In the event a Phase I environmental site assessment already exists that is between 12 and 18 months old, only an updated data base search will be required. Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments

                                      S-91

and Consents" in this prospectus supplement and "The Pooling and Servicing
Agreements--Realization Upon Defaulted Mortgage Loans", "Risk Factors--Certain
Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage
Loans--Adverse Environmental Conditions May Subject a Mortgage Loan to
Additional Risk" and "Certain Legal Aspects of Mortgage Loans--Environmental
Considerations" in the accompanying prospectus.

     Property Condition Assessments. Inspections of each of the Mortgaged
Properties were conducted by independent licensed engineers in connection with or subsequent to the origination of the related Mortgage Loan, except that in connection with certain Mortgage Loans having an initial principal balance of
$2,000,000 or less, a site inspection may not have been performed in connection with the origination of any such Mortgage Loan. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment; and, in the case of certain
Mortgaged Properties, such estimated cost exceeded $100,000. In general, with limited exception, cash reserves were established, or other security obtained, to fund or secure the payment of such estimated deferred maintenance or replacement items. In addition, various Mortgage Loans require monthly deposits into cash reserve accounts to fund property maintenance expenses.

     Appraisals and Market Studies. An independent appraiser that was either a member of MAI or state certified performed an appraisal (or updated an existing appraisal) of each of the related Mortgaged Properties in connection with the origination of each Mortgage Loan to establish the appraised value of the related Mortgaged Property or Properties. Such appraisal, appraisal update or property valuation was prepared on or about the "Appraisal Date" indicated in
Annex A hereto, and except for certain Mortgaged Properties involving operating businesses, the appraiser represented in such appraisal or in a letter or other agreement that the appraisal conformed to the appraisal guidelines set forth in
USPAP. In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged
Property under a distress or liquidation sale.

     None of the Depositor, the Mortgage Loan Seller, the Underwriters, the
Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator,
the Fiscal Agent or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property.

     Zoning and Building Code Compliance. The Mortgage Loan Seller has
generally examined whether the use and operation of the Mortgaged Properties were in material compliance with zoning and land-use related ordinances, rules, regulations and orders applicable to the use of such Mortgaged Properties at the time such Mortgage Loans were originated. The Mortgage Loan Seller may have considered, among other things, legal opinions, certifications from government officials, zoning consultant's reports and/or representations by the related borrower contained in the related Mortgage Loan documents and information which is contained in appraisals and surveys, title insurance endorsements, or property condition assessments undertaken by independent licensed engineers.
Certain violations may exist, however, the Mortgage Loan Seller does not have notice of any material existing violations with respect to the Mortgaged
Properties securing such Mortgage Loans which materially and adversely affect
(i) the value of the related Mortgaged Property as determined by the appraisal performed in connection with the origination of the related Mortgage Loan or
(ii) the principal use of the Mortgaged Property as of the date of the related
Mortgage Loan's origination.

                                      S-92

     In some cases, the use, operation and/or structure of the related
Mortgaged Property constitutes a permitted nonconforming use and/or structure that may not be rebuilt to its current state in the event of a material casualty event. With respect to such Mortgaged Properties, the Mortgage Loan
Seller has determined that in the event of a material casualty affecting the
Mortgaged Property that:

          (1) the extent of the nonconformity is not material;

          (2) insurance proceeds together with the value of the remaining property would be available and sufficient to pay off the related Mortgage
     Loan in full;

          (3) the Mortgaged Property, if permitted to be repaired or restored in conformity with current law, would constitute adequate security for the related Mortgage Loan; or

          (4) the risk that the entire Mortgaged Property would suffer a material casualty to such a magnitude that it could not be rebuilt to its current state is remote.

     Although the Mortgage Loan Seller expects insurance proceeds to be available for application to the related Mortgage Loan in the event of a material casualty, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full. In addition, if the Mortgaged
Property were to be repaired or restored in conformity with current law, no assurance can be given as to what its value would be relative to the remaining balance of the related Mortgage Loan or what would be the revenue-producing potential of the property.

     Hazard, Liability and Other Insurance. The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

     In addition, if any material improvements on any portion of a Mortgaged
Property securing any Mortgage Loan was, at the time of the origination of such
Mortgage Loan, in an area identified in the Federal Register by the Federal
Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then-current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage generally not less than the least of (a) the outstanding principal balance of the related Mortgage Loan, (b) the full insurable value of the related Mortgaged Property, (c) the maximum amount of insurance available under the National Flood Insurance Act of 1973, as amended, or (d) 100% of the replacement cost of the improvements located on the related Mortgaged Property.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

     Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000.

     Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged
Property for not less than 12 months.

     With respect to five of the Mortgage Loans, representing 7.3% of the
Initial Pool Balance, the related borrower does not maintain insurance for the
Mortgaged Property. Rather, the sole tenant of the Mortgaged Property self-insures.

                                      S-93

     In general, the Mortgage Loans (including those secured by Mortgaged
Properties located in California) do not require earthquake insurance.
Forty-one of the Mortgaged Properties, securing 45.1% of the Initial Pool
Balance, are located in areas that are considered a high earthquake risk. These areas include all or parts of the states of Washington, California, Utah and
Nevada. Twenty-seven Mortgaged Properties securing 27 Mortgage Loans representing 24.5% of the Initial Pool Balance, are located in California. Two
Mortgaged Properties, securing two Mortgage Loans, representing 1.2% of the
Initial Pool Balance, has a "probable maximum loss" ("PML") of greater than
20%, but the related Mortgage Loans have earthquake insurance coverage as of the Cut-off Date. No other Mortgaged Property has a PML in excess of 20%.

THE MORTGAGE LOAN SELLER

     Bank of America, N.A. is a national banking association. The principal office of Bank of America, N.A. is in Charlotte, North Carolina. Bank of
America, N.A. is a wholly-owned subsidiary of NB Holdings Corporation, which in turn is a wholly-owned subsidiary of Bank of America Corporation. Bank of
America, N.A. is also the Master Servicer and is an affiliate of Banc of
America Securities LLC, one of the underwriters, and Banc of America Commercial
Mortgage Inc., the Depositor.

     The information set forth herein concerning Bank of America, N.A. has been provided by Bank of America, N.A. Neither the Depositor nor any Underwriter
makes any representation or warranty as to the accuracy or completeness of such information.

ASSIGNMENT OF THE MORTGAGE LOANS; REPURCHASES AND SUBSTITUTIONS

     On or prior to the Delivery Date, by agreement with the Depositor, the
Mortgage Loan Seller (except as described in the next paragraph) will assign and transfer the Mortgage Loans (including the CP Subordinate Component), without recourse, to or at the direction of the Depositor, to the Trustee for the benefit of the Certificateholders. In connection with such assignment, the
Mortgage Loan Seller will be required to deliver the following documents, among others, to the Trustee with respect to each Mortgage Loan:

          (1) the original Mortgage Note, endorsed (without recourse) to the order of the Trustee or a lost note affidavit and an indemnity with a copy of such Mortgage Note;

          (2) the original or a copy of the related Mortgage(s) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

          (3) the original or a copy of any related assignment(s), of leases and rents (if any such item is a document separate from the Mortgage) and, if applicable, originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording thereon;

          (4) other than with respect to a MERS Designated Mortgage Loan, an assignment of each related Mortgage in favor of the Trustee, in recordable form (except for, solely with respect to Mortgages sent for recording but not yet returned, any missing recording information with respect to such
     Mortgage) (or a certified copy of such assignment as sent for recording);

          (5) other than with respect to a MERS Designated Mortgage Loan, an assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the Mortgage) in favor of the Trustee, in recordable form (except for any missing recording information with respect to such Mortgage) (or a certified copy of such assignment as sent for recording);

          (6) a title insurance policy (or copy thereof) effective as of the date of the recordation of the Mortgage Loan, together with all endorsements or riders thereto (or if the policy has not yet been issued, an original or copy or a written commitment "marked-up" at the closing of such Mortgage Loan, interim binder or the pro forma title insurance policy evidencing a binding commitment to issue such policy);

                                      S-94

          (7) other than with respect to a MERS Designated Mortgage Loan, an assignment in favor of the Trustee of each effective UCC financing statement in the possession of the transferor (or a certified copy of such assignment as sent for filing);

          (8) in those cases where applicable, the original or a copy of the related ground lease;

          (9) in those cases where applicable, a copy of any letter of credit relating to a Mortgage Loan;

          (10) with respect to hospitality properties, a copy of the franchise agreement, an original copy of the comfort letter and any transfer documents with respect to such comfort letter, if any; and

          (11) a copy of the related mortgage loan checklist;

provided, however, that with respect to any Mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements have been recorded in the name of MERS or its designee, no assignment of mortgage, assignment of leases, security agreements and/or UCC financing statements in favor of the Trustee will be required to be prepared or delivered and instead, the Master Servicer, at the direction of the
Mortgage Loan Seller, will take all actions as are necessary to cause the
Trustee on behalf of the Trust to be shown as, and the Trustee will take all actions necessary to confirm that the Trustee on behalf of the Trust is shown as, the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     The Trustee is required to review the documents delivered thereto by the
Mortgage Loan Seller with respect to each Mortgage Loan within a specified period following such delivery, and the Trustee will hold the related documents in trust. If there exists a breach of any of the delivery obligations made by the Mortgage Loan Seller as generally described in items (1) through (11) in the preceding paragraph, and that breach materially and adversely affects the interests of the Certificateholders, or any of them, with respect to the affected loan, including but not limited to, a material and adverse effect on any of the distributions payable with respect to any of the Certificates or on the value of those Certificates or the Mortgage Loan, then the Mortgage Loan
Seller will be obligated, except as otherwise described below, within the
Initial Resolution Period to (1) deliver the missing documents or cure the defect in all material respects, as the case may be, (2) repurchase (or cause the repurchase of) the affected Mortgage Loan at the Purchase Price or (3)
other than with respect to the FM Pari Passu Note A-2 Mortgage Loan and the CP
Component Mortgage Loan, substitute a Qualified Substitute Mortgage Loan for such Mortgage Loan and pay the Substitution Shortfall Amount. If such defect or breach is capable of being cured but not within the Initial Resolution Period and the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such defect or breach within the Initial Resolution Period, then the Mortgage Loan Seller will have, with respect to such Mortgage Loans only, the Resolution Extension Period within which to complete such cure or, failing such cure, to repurchase (or cause the repurchase of) or substitute for the related Mortgage Loan (provided that the Resolution Extension Period will not apply in the event of a defect that causes the Mortgage Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to customary prepayment penalties or permissible defeasance).

     If (x) any Mortgage Loan is required to be repurchased or substituted as contemplated in this prospectus supplement, (y) such Mortgage Loan is a
Crossed-Collateralized Mortgage Loan or part of a portfolio of Mortgaged
Properties (which provides that a property may be uncrossed from the other
Mortgaged Properties) and (z) the applicable defect or breach does not constitute a defect or breach, as the case may be, as to any related
Crossed-Collateralized Mortgage Loan or applies to only specific Mortgaged
Properties included in such portfolio (without regard to this paragraph), then the applicable defect or breach (as the case may be) will be deemed to constitute a defect or breach (as the case may be) as to any related
Crossed-Collateralized Mortgage Loan and to each other Mortgaged Property included in such portfolio and the Mortgage Loan Seller will be required

                                      S-95

to repurchase or substitute for any related Crossed-Collateralized Mortgage
Loan in the manner described above unless, in the case of a breach or defect, both of the following conditions would be satisfied if the Mortgage Loan Seller were to repurchase or substitute for only the affected Crossed-Collateralized
Mortgage Loans or affected Mortgaged Properties as to which a breach had occurred without regard to this paragraph: (i) the debt service coverage ratio for any remaining Cross-Collateralized Mortgage Loans or Mortgaged Properties
for the four calendar quarters immediately preceding the repurchase or substitution is not less than the greater of (a) the debt service coverage ratio immediately prior to the repurchase, (b) the debt service coverage ratio on the Closing Date, and (c) 1.25x and (ii) the loan-to-value ratio for any remaining Crossed-Collateralized Mortgage Loans or Mortgaged Properties is not
greater than the lesser of (a) the loan-to-value ratio immediately prior to the repurchase, (b) the loan-to-value ratio on the Closing Date, and (c) 75%. In the event that both of the conditions set forth in the preceding sentence would be so satisfied, the Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed-Collateralized Mortgage Loan or
Mortgaged Properties as to which the defect or breach exists or to repurchase or substitute for the aggregate Crossed-Collateralized Mortgage Loans or
Mortgaged Properties.

     To the extent that the Mortgage Loan Seller repurchases or substitutes for an affected Cross-Collateralized Mortgage Loan or Mortgaged Property in the
manner prescribed above while the Trustee continues to hold any related
Cross-Collateralized Mortgage Loans, the Mortgage Loan Seller and the Depositor
have agreed in the Mortgage Loan Purchase and Sale Agreement to either uncross the repurchased Cross-Collateralized Mortgage Loan or affected property provided the Depositor has received a tax opinion that uncrossing the repurchased Cross-Collateralized Mortgage Loan will not adversely affect the status of either REMIC I or REMIC II as a REMIC under the Code, or, in the case of a Cross-Collateralized Loan, to forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected
Cross-Collateralized Mortgage Loans or Mortgaged Properties, including, with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary
Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the
Primary Collateral securing the Cross-Collateralized Mortgage Loans or
Mortgaged Properties held by such party, then both parties have agreed in the
Mortgage Loan Purchase and Sale Agreement to forbear from exercising such remedies until the loan documents evidencing and securing the Mortgage Loans can be modified in a manner that complies with the Mortgage Loan Purchase and
Sale Agreement to remove the threat of impairment as a result of the exercise of remedies.

     The respective repurchase, substitution or cure obligations of the
Mortgage Loan Seller described in this prospectus supplement will constitute the sole remedies available to the Certificateholders for any failure on the part of the Mortgage Loan Seller to deliver any of the above-described documents with respect to any Mortgage Loan or for any defect in any such document that would give rise to the Mortgage Loan Seller's obligation to cure, to substitute or to repurchase pursuant to the related Mortgage Loan Purchase and Sale Agreement, and neither the Depositor nor any other person will be obligated to repurchase the affected Mortgage Loan if the Mortgage Loan Seller defaults on its obligation to do so. Notwithstanding the foregoing, if any of the above-described documents is not delivered with respect to any Mortgage
Loan because such document has been submitted for recording, and neither such document nor a copy thereof, in either case with evidence of recording thereon, can be obtained because of delays on the part of the applicable recording office, then the Mortgage Loan Seller will not be required to repurchase (or cause the repurchase of) the affected Mortgage Loan on the basis of such missing document so long as the Mortgage Loan Seller continues in good faith to attempt to obtain such document or such copy.

     The Pooling and Servicing Agreement requires that, unless recorded in the name of MERS, the assignments in favor of the Trustee with respect to each
Mortgage Loan described in clauses (4), (5) and (7) of the first paragraph under this heading be submitted for recording in the real property

                                      S-96

records or filing with the Secretary of State, as applicable, of the appropriate jurisdictions within a specified number of days following the delivery at the expense of the Mortgage Loan Seller. See "The Pooling and
Servicing Agreements--Assignment of Mortgage Loans; Repurchases" in the
accompanying prospectus.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     Mortgage Loans. The Depositor will acquire the Mortgage Loans from the
Mortgage Loan Seller pursuant to the Mortgage Loan Purchase and Sale Agreement.
Pursuant to the Mortgage Loan Purchase and Sale Agreement, the Mortgage Loan
Seller will represent and warrant solely with respect to the Mortgage Loans in each case as of the Delivery Date or as of such earlier date specifically provided in the related representation or warranty (subject to certain exceptions specified in the Mortgage Loan Purchase and Sale Agreement) among other things, substantially as follows:

          (1) the information set forth in the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement (which will contain a limited portion of the information set forth in Annex A to this prospectus supplement) with respect to the Mortgage Loans is true, complete and correct in all material respects as of the Cut-off Date;

          (2) each Mortgage related to and delivered in connection with each
     Mortgage Loan constitutes a valid and subject to (3) below enforceable first lien on the related Mortgaged Property subject only to Permitted
     Encumbrances;

          (3) the Mortgage(s), Mortgage Note and Assignment of Leases (if a
     document separate from the Mortgage) for each Mortgage Loan and all other documents executed by or on behalf of the related borrower with respect to each Mortgage Loan are the legal, valid and binding obligations of the related borrower (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with their respective terms, except with respect to provisions relating to default interest, late fees, additional interest, yield maintenance charges or prepayment premiums and except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, redemption, liquidation or similar laws affecting the rights of creditors generally and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (4) no Mortgage Loan was as of the Closing Date, or during the twelve-month period prior thereto (or since the date of origination if such
     Mortgage Loan has been originated within the past 12 months), 30 days or more past due in respect of any Monthly Payment, without giving effect to any applicable grace or cure period;

          (5) there is no right of offset, abatement, diminution, or rescission or valid defense or counterclaim with respect to any of the related
     Mortgage Note, Mortgage(s) or other agreements executed in connection therewith, except in each case, with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, yield maintenance charges or prepayment premiums and, as of the
     Closing Date, to the Mortgage Loan Seller's actual knowledge no such rights have been asserted;

          (6) other than payments due but not yet 30 days or more past due, there exists no material default, breach, violation or event of acceleration existing under any Mortgage Note or Mortgage;

          (7) in the case of each Mortgage Loan, the related Mortgaged Property
     (a) as of the date of origination of such Mortgage Loan, was not the subject of any proceeding pending, and subsequent to such date, the
     Mortgage Loan Seller as of the Closing Date has no actual knowledge of any proceeding pending for the condemnation of all or any material portion of such Mortgaged Property, and (b) to the Mortgage Loan Seller's knowledge, is free and clear of any damage caused by fire or other casualty which would materially and adversely affect its

                                      S-97

     value as security for such Mortgage Loan (except in any such case where an escrow of funds or insurance coverage exists that is reasonably estimated to be sufficient to effect the necessary repairs and maintenance);

          (8) at origination, each Mortgage Loan complied with or was exempt from, all applicable usury laws;

          (9) in connection with or subsequent to the origination of the related
     Mortgage Loan, one or more environmental site assessments, an update of a previously conducted assessment or a transaction screen has been performed with respect to each Mortgaged Property and the Mortgage Loan Seller has no actual knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in an
     Environmental Report or borrower questionnaire;

          (10) each Mortgaged Property securing a Mortgage Loan is covered by an
     ALTA title insurance policy or an equivalent form of lender's title insurance policy (or, if not yet issued a pro forma title policy or a
     "marked-up" commitment) in the original principal amount of such Mortgage
     Loan after all advances of principal, insuring that the related Mortgage is a valid first priority lien on such Mortgaged Property subject only to the exceptions stated therein;

          (11) the proceeds of each Mortgage Loan have been fully disbursed
     (except in those cases where the full amount of the Mortgage Loan has been fully disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged
     Property), and there is no obligation for future advances with respect thereto;

          (12) the terms of the Mortgage have not been impaired, waived, altered, satisfied, canceled, subordinated, rescinded or modified in any manner which would materially interfere with the benefits of the security intended to be provided by such Mortgage, except as specifically set forth in a written instrument (that has been duly submitted for recordation) in the related Mortgage File;

          (13) all taxes and governmental assessments or charges or water or sewer bills that prior to the Cut-off Date became due and owing in respect of each related Mortgaged Property have been paid, or if in dispute, an escrow of funds in an amount sufficient to cover such payments has been established;

          (14) the related borrower's interest in each Mortgaged Property securing a Mortgage Loan includes of a fee simple and/or leasehold estate or interest in real property and the improvements thereon;

          (15) no Mortgage Loan contains any equity participation by the mortgagee, is convertible by its terms into an equity ownership interest in the related Mortgaged Property or the related borrower, provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provides for the negative amortization of interest; except for the ARD Loans to the extent described under "--Certain Terms and Conditions of the Mortgage
     Loans--Hyperamortization" in this prospectus supplement; and

          (16) the appraisal obtained in connection with the origination of each
     Mortgage Loan, based upon the representation of the appraiser in a supplemental letter or in the related appraisal, satisfies the appraisal guidelines set forth in Title XI of the Financial Institutions Reform
     Recovery and Enforcement Act of 1989 (as amended).

     In the Mortgage Loan Purchase and Sale Agreement, the Mortgage Loan Seller
will make certain representations concerning the priority and certain terms of ground leases securing those Mortgage Loans transferred by it. The Mortgage
Loan Seller will represent and warrant as of the Delivery Date, that, immediately prior to the transfer of the Mortgage Loans, the Mortgage Loan
Seller had good and marketable title to, and was the sole owner of, each
Mortgage Loan and had full right and authority to sell, assign and transfer such Mortgage Loan.

     If the Mortgage Loan Seller discovers or is notified of a breach of any of the foregoing representations and warranties with respect to any Mortgage Loan and that breach materially and

                                      S-98

adversely affects the interests of the Certificateholders, or any of them, with respect to the affected loan, including, but not limited to, a material and adverse effect on any of the distributions payable with respect to any of the
Certificates or on the value of those Certificates or the Mortgage Loan, then the Mortgage Loan Seller will be obligated, within the Initial Resolution
Period to cure such breach in all material respects, repurchase such Mortgage
Loan at the applicable Purchase Price or substitute a Qualified Substitute
Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement. However, if such breach is capable of being cured but not within the Initial Resolution Period and the Mortgage Loan Seller, has
commenced and is diligently proceeding with cure of such breach within the
Initial Resolution Period, the Mortgage Loan Seller will have the Resolution
Extension Period within which to complete such cure or, failing such cure, to repurchase the related Mortgage Loan or substitute a Qualified Substitute
Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement (provided that the Resolution Extension Period will not apply on the event of a defect that causes the Mortgage Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code or not to meet certain Code-specified criteria with respect to customary prepayment penalties or permissible defeasance). With respect to any
Cross-Collateralized Mortgage Loan or Mortgage Loan secured by multiple properties, the provisions regarding repurchase, and substitution set forth above for document defects as described under "--Assignment of the Mortgage
Loans; Repurchases and Substitutions" will also be applicable with respect to any Cross-Collateralized Mortgage Loan or Mortgage Loan secured by multiple properties.

     The foregoing cure, substitution or repurchase obligations described in the immediately preceding paragraph will constitute the sole remedy available to the Certificateholders for any breach of any of the foregoing representations and warranties, and neither the Depositor nor any other person will be obligated to repurchase any affected Mortgage Loan in connection with a breach that would give rise to the Mortgage Loan Seller's obligation to cure, to substitute or to repurchase pursuant to the Mortgage Loan Purchase and Sale
Agreement of such representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so. The Mortgage Loan Seller will be the sole
Warranting Party (as defined in the accompanying prospectus) in respect of the
Mortgage Loans. See "The Pooling and Servicing Agreements--Representations and
Warranties; Repurchases" in the accompanying prospectus. In addition, each of the foregoing representations and warranties by the Mortgage Loan Seller is made as of the Delivery Date or such earlier date specifically provided in the related representation and warranty, and the Mortgage Loan Seller will not be obligated to cure or repurchase any Mortgage Loan or substitute a Qualified
Substitute Mortgage Loan and pay any Substitution Shortfall Amount as described in this prospectus supplement due to any breach arising from events subsequent to the date as of which such representation or warranty was made.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the Mortgage Pool and the
Mortgaged Properties is based upon the Mortgage Pool as constituted on the
Cut-off Date, as adjusted for the scheduled principal payments due on the
Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the
Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid.
The Depositor believes that the information set forth herein is representative of the characteristics of the Mortgage Pool as constituted as of the Cut-off
Date, although the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans described herein, may vary.

     A Current Report on Form 8-K will be available to purchasers of the
Offered Certificates on or shortly after the Delivery Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and
Exchange Commission within fifteen days after the initial issuance of the
Offered Certificates. In the event Mortgage Loans are removed from the Mortgage
Pool as set forth in the preceeding paragraph, such removal will be noted in the Current Report on Form 8-K.

                                      S-99

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the respective
Mortgage Loans (including the Regents Square I & II B Note, the Mission City
Corporate Center B Note and the CP Subordinate Component, but excluding the FM
Pari Passu Note A-2 Mortgage Loan) for which it is responsible on behalf of the
Trust, in the best interests and for the benefit of the Certificateholders and, in the case of the Regents Square I & II Whole Loan, the Regents Square I & II
B Noteholder (taking into account that the Regents Square I & II B Note is generally subordinated), and, in the case of the Mission City Corporate Center
Whole Loan, the Mission City Corporate Center B Noteholder (taking into account that the Mission City Corporate Center B Note is generally subordinated), and, in the case of the CP Component Mortgage Loan, the CP Subordinate Component
(taking into account that the CP Subordinate Component is generally subordinated) in accordance with any and all applicable laws, the terms of the
Pooling and Servicing Agreement, and the respective Mortgage Loans (and, in the case of the Regents Square I & II Whole Loan and the Mission City Corporate
Center Whole Loan, the Regents Square I & II Intercreditor Agreement and the
Mission City Corporate Center Intercreditor Agreement, respectively) and, to the extent consistent with the foregoing, the Servicing Standard, except with respect to the FM Pari Passu Note A-2 Mortgage Loan, which will be serviced by the Fashion Show Mall Master Servicer and the Fashion Show Mall Special
Servicer pursuant to the terms of the Fashion Show Mall Pooling Agreement.

     In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans (including the Serviced Whole Loans)
pursuant to the terms of the Pooling and Servicing Agreement as to which no
Servicing Transfer Event has occurred and all Corrected Mortgage Loans, and the
Special Servicer will be obligated to service and administer each Specially
Serviced Mortgage Loan (including if applicable, the Serviced Whole Loans)
(other than a Corrected Mortgage Loan) and each REO Property.

     The Master Servicer will continue to collect information and prepare all reports to the Trustee required under the Pooling and Servicing Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and
further to render incidental services with respect to any Specially Serviced
Mortgage Loans and REO Properties as are specifically provided for in the
Pooling and Servicing Agreement. The Master Servicer and the Special Servicer
will not have any responsibility for the performance by each other of their respective duties under the Pooling and Servicing Agreement.

     The Special Servicer will prepare an Asset Status Report for each Mortgage
Loan that becomes a Specially Serviced Mortgage Loan (except for the FM Pari
Passu Note A-2 Mortgage Loan, which will be serviced by the Fashion Show Mall
Master Servicer pursuant to the terms of the Fashion Show Mall Pooling
Agreement) not later than 45 days after the servicing of such Mortgage Loan is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Directing Certificateholder, the Master Servicer, the Trustee and the
Rating Agencies. If the Regents Square I & II Whole Loan, the Mission City
Corporate Center Whole Loan or the CP Component Mortgage Loan becomes a
Specially Serviced Mortgage Loan, the Special Servicer will deliver an Asset
Status Report to the Directing Certificateholder and the Regents Square I & II
Controlling Holder, the Mission City Corporate Center Controlling Holder or the
CP Controlling Holder, as the case may be. The Directing Certificateholder or the Regents Square I & II Controlling Holder, the Mission City Corporate Center
Controlling Holder or the CP Controlling Holder, as applicable, may object in writing via facsimile or e-mail to any applicable Asset Status Report within ten business days of receipt; provided, however, the Special Servicer (i) will, following the occurrence of an extraordinary event with respect to the related
Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a ten business day period if it has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders, the Regents Square I & II B
Noteholder (if the Regents Square I & II Whole Loan becomes a Specially
Serviced Mortgage Loan) and the Mission City Corporate Center B Noteholder (if
the Mission City

                                     S-100

Corporate Center Whole Loan becomes a Specially Serviced Mortgage Loan), as a collective whole, and it has made a reasonable effort to contact the Directing
Certificateholder, the Regents Square I & II Controlling Holder, the Mission
City Corporate Center Controlling Holder and the CP Controlling Holder, as
applicable and (ii) in any case, will determine whether such disapproval is not in the best interests of all the Certificateholders, the Regents Square I & II
B Noteholder (if the Regents Square I & II Whole Loan becomes a Specially
Serviced Mortgage Loan) and the Mission City Corporate Center B Noteholder (if
the Mission City Corporate Center Whole Loan becomes a Specially Serviced
Mortgage Loan), as a collective whole, pursuant to the Servicing Standard. In connection with making such affirmative determination, the Special Servicer may request (but is not required to request) a vote by all Certificateholders, but will in any event take the recommended action after making such affirmative determination. If the Directing Certificateholder, the Regents Square I & II
Controlling Holder, the Mission City Corporate Center Controlling Holder or the
CP Controlling Holder, as applicable, does not disapprove an applicable Asset
Status Report within ten business days, the Special Servicer will implement the recommended action as outlined in such Asset Status Report. However, the
Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable loan documents. If the Directing Certificateholder, the Regents Square I & II Controlling Holder, the Mission City Corporate Center
Controlling Holder or the CP Controlling Holder, as applicable, disapproves such Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will revise such Asset
Status Report as soon as practicable thereafter, but in no event later than 30 days after such disapproval. The Special Servicer will revise such Asset Status
Report until the Directing Certificateholder, the Regents Square I & II
Controlling Holder, the Mission City Corporate Center Controlling Holder or the
CP Controlling Holder, as applicable, fails to disapprove such revised Asset
Status Report as described above or until the earliest to occur of (i) the
Special Servicer, in accordance with the Servicing Standard, makes a determination that such objection is not in the best interests of the
Certificateholders and, if the Regents Square I & II Whole Loan or the Mission
City Corporate Center Whole Loan is involved, the Regents Square I & II B
Noteholder and the Mission City Corporate Center B Noteholder, as the case may be, as a collective whole, (ii) following the occurrence of an extraordinary event with respect to the related Mortgaged Property, the failure to take any action set forth in such Asset Status Report before the expiration of a 10 business day period would materially and adversely affect the interests of the
Certificateholders and, if the Regents Square I & II Whole Loan or the Mission
City Corporate Center Whole Loan is involved, the Regents Square I & II B
Noteholder and the Mission City Corporate Center B Noteholder, as the case may be, as a collective whole, and it has made a reasonable effort to contact the
Directing Certificateholder, the Regents Square I & II Controlling Holder, the
Mission City Corporate Center Controlling Holder and the CP Controlling Holder,
as applicable, and (iii) the passage of 90 days from the date of preparation of the initial version of the Asset Status Report. Following the earliest of such events, the Special Servicer will implement the recommended action as outlined in the most recent version of such Asset Status Report. In addition as more fully set forth in the Pooling and Servicing Agreement, any action that is required to be taken (or not to be taken) by the Special Servicer in connection with an Asset Status Report (or otherwise) will be in each and every case in accordance with the Servicing Standard and applicable law, and the Special
Servicer will be required to disregard the direction, or any failure to approve or consent, of any party that would cause the Special Servicer to violate the
Servicing Standard or applicable law.

     During such periods as the Trustee as holder of the FM Pari Passu Note A-2
Mortgage Loan is required to vote on any matter requiring the direction and/or consent of the Fashion Show Mall Controlling Holder, the Directing
Certificateholder will direct the Trustee's vote and the Fashion Show Mall directing certificateholder under the Fashion Show Mall Pooling Agreement will direct the Fashion Show Mall Trustee's vote as set forth in the Fashion Show
Mall Pooling Agreement.

     Pursuant to the Fashion Show Mall Pooling Agreement, the Fashion Show Mall
Controlling Holder will be permitted to appoint an operating advisor, which may be the related Fashion Show Mall Controlling Holder or any holder of the controlling interest in the Fashion Show Mall Controlling Class, any certificateholder, or an unrelated third party, for the FM Pari Passu Note A-2

                                     S-101

Mortgage Loan, with respect to any action which is to be taken with respect to the Fashion Show Mall Whole Loan and requires the Fashion Show Mall Controlling
Holder's consent in its capacity as the Controlling Holder. The operating advisor will be permitted to exercise all of the rights of the Fashion Show
Mall Controlling Holder subject to any limitations set forth in the Fashion
Show Mall Pooling Agreement. Any reference in this prospectus supplement to any action to be taken by the Fashion Show Mall Controlling Holder in its capacity as a Controlling Holder will mean the Fashion Show Mall Controlling Holder acting through its related operating advisor if one has so been appointed.

     Subject to the limitations below, the Directing Certificateholder and, with respect to the Regents Square I & II Whole Loan, the Mission City
Corporate Center Whole Loan and the CP Component Mortgage Loan, the Regents
Square I & II Controlling Holder, the Mission City Corporate Center Controlling
Holder and the CP Controlling Holder, respectively, is entitled to advise the
Special Servicer and Master Servicer with respect to the Special Actions.
Neither the Special Servicer nor the Master Servicer, as applicable, will be permitted to take any Special Action without complying with the Approval
Provisions (provided that if such response has not been received within such time period by the Special Servicer or the Master Servicer, as applicable, then the required party's approval will be deemed to have been given).

     With respect to any extension or Special Action related to the modification or waiver of a term of the related Mortgage Loan, the Special
Servicer will respond to the Master Servicer of its decision to grant or deny the Master Servicer's request for approval and consent within ten business days of its receipt of such request and all information reasonably requested by the
Special Servicer as such time frame may be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, Regents Square
I & II Controlling Holder, the Mission City Corporate Center Controlling
Holder, the CP Controlling Holder, or any mezzanine lender or, if the consent of the Rating Agencies may be required. If the Special Servicer fails to so respond to the Master Servicer within the time period referenced in the preceding sentence, such approval and consent will be deemed granted. In addition in connection with clause (ii), the Directing Certificateholder will respond to the Special Servicer of its decision to grant or deny the Special
Servicer's request for approval and consent within ten business days of its receipt of such request. With respect to any Special Action described in clause
(iii) of the definition of "Special Action" in the "Glossary of Principal
Definitions" to this prospectus supplement, the Directing Certificateholder will respond to the Special Servicer within ten business days of its receipt of such request and such request will be deemed granted if the Directing
Certificateholder does not respond in such time frame. With respect to any
Special Action described in clauses (iv) through (vii) above, the Directing
Certificateholder, the Regents Square I & II Controlling Holder, the Mission
City Corporate Center Controlling Holder and the CP Controlling Holder, as
applicable, will respond to the Master Servicer or the Special Servicer, as applicable, within ten business days of its receipt of a request for its approval and consent, and such request will be deemed granted if the required party does not respond in such time frame.

     The Directing Certificateholder, the Regents Square I & II Controlling
Holder, the Mission City Corporate Center Controlling Holder or the CP
Controlling Holder, as applicable, may direct the Special Servicer to take, or to refrain from taking, certain actions as the Directing Certificateholder, the
Regents Square I & II Controlling Holder, the Mission City Corporate Center
Controlling Holder or the CP Controlling Holder, as applicable, may deem advisable or as to which provision is otherwise made in the Pooling and
Servicing Agreement; provided that no such direction and no objection contemplated above or in this paragraph may require or cause the Special
Servicer or the Master Servicer, as applicable, to violate any REMIC provisions, any intercreditor agreement, any provision of the Pooling and
Servicing Agreement or applicable law, including the Special Servicer's or the
Master Servicer's, as applicable, obligation to act in accordance with the
Servicing Standard or expose the Master Servicer, the Special Servicer, the
Trust Fund or the Trustee to liability, or materially expand the scope of the
Special Servicer's responsibilities under the Pooling and Servicing Agreement or cause the Special Servicer to act or fail to act in a manner that, in the

                                     S-102

reasonable judgment of the Special Servicer, is not in the best interests of the Certificateholders in which event the Special Servicer or the Master
Servicer, as applicable, will disregard any such direction or objection.

     None of the Directing Certificateholder, the Regents Square I & II
Controlling Holder, the Mission City Corporate Center Controlling Holder or the
CP Controlling Holder will have any liability whatsoever to the Trust Fund or any Certificateholders other than the Controlling Class Certificateholders, and none of the Directing Certificateholder, the Regents Square I & II Controlling
Holder, the Mission City Corporate Center Controlling Holder or the CP
Controlling Holder will have any liability to any Controlling Class
Certificateholder, for any action taken, or for refraining from the taking of any action, pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that with respect to Controlling Class
Certificateholders, none of the Directing Certificateholder, the Regents Square
I & II Controlling Holder, the Mission City Corporate Center Controlling Holder
or the Captain's Portfolio Controlling Holder will be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, (i) that the Directing Certificateholder, the Regents Square
I & II Controlling Holder, the Mission City Corporate Center Controlling Holder
and the CP Controlling Holder may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates, (ii)
that the Directing Certificateholder, the Regents Square I & II Controlling
Holder, the Mission City Corporate Center Controlling Holder and the CP
Controlling Holder may act solely in the interests of the holders of the
Controlling Class or the interests of the Regents Square I & II B Noteholder, the Mission City Corporate Center B Noteholder or the Class CP Certificates, as
applicable, (iii) that the Directing Certificateholder, the Regents Square I &
II Controlling Holder, the Mission City Corporate Center Controlling Holder and
the CP Controlling Holder do not have any duties to the holders of any Class of
Certificates other than the Controlling Class or the Class CP Certificates, as applicable, and the the Regents Square I & II B Noteholder or the Mission City
Corporate Center B Noteholder, as applicable, (iv) that the Directing
Certificateholder, the Regents Square I & II Controlling Holder, the Mission
City Corporate Center Controlling Holder and the CP Controlling Holder may take actions that favor the interests of the holders of the Controlling Class or the
Class CP Certificates or the interests of the Regents Square I & II B
Noteholder or the Mission City Corporate Center B Noteholder, as applicable, over the interests of the holders of one or more other Classes of Certificates,
(v) that none of the Directing Certificateholder, the Regents Square I & II
Controlling Holder, the Mission City Corporate Center Controlling Holder or the
CP Controlling Holder will have any liability whatsoever by reason of its having acted solely in the interests of the Controlling Class or the Class CP
Certificates or the interests of the Regents Square I & II B Noteholder or the
Mission City Corporate Center B Noteholder, as applicable, and (vi) that no
Certificateholder may take any action whatsoever against the Directing
Certificateholder, the Regents Square I & II Controlling Holder, the Mission
City Corporate Center Controlling Holder or the CP Controlling Holder or any
director, officer, employee, agent or principal of the Directing
Certificateholder, the Regents Square I & II Controlling Holder, the Mission
City Corporate Center Controlling Holder or the CP Controlling Holder for
having so acted.

     At any time that there is no Directing Certificateholder, Regents Square I
& II Controlling Holder, Mission City Corporate Center Controlling Holder, CP
Controlling Holder or Fashion Show Mall Pari Passu Noteholder, or Operating
Advisor for any of them, or that any such party has not been properly identified to the Master Servicer and/or the Special Servicer, such servicer(s)
will not have any duty to provide any notice to or seek the consent or approval of such party with respect to any matter.

     The Master Servicer and Special Servicer will each be required to service and administer any set of Cross-Collateralized Mortgage Loans as a single
Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a
Specially Serviced Mortgage Loan, then each other Mortgage Loan that is cross-collateralized with it will also become a Specially Serviced Mortgage
Loan. Similarly, no

                                     S-103

Cross-Collateralized Mortgage Loan will subsequently become a Corrected
Mortgage Loan unless and until all Servicing Transfer Events in respect of each other Mortgage Loan with which it is cross-collateralized are remediated or otherwise addressed as contemplated above.

     Set forth below is a description of certain pertinent provisions of the
Pooling and Servicing Agreement relating to the servicing of the Mortgage
Loans. Reference is also made to the accompanying prospectus, in particular to the section captioned "The Pooling and Servicing Agreements", for additional important information regarding the terms and conditions of the Pooling and
Servicing Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder.

THE MASTER SERVICER

     Bank of America, N.A. will be the Master Servicer. Bank of America, N.A.
will be the Master Servicer through its Capital Markets Servicing Group
("Capital Markets Service Group"), a division of Bank of America, N.A. The
Capital Markets Service Group's principal offices are located at NC1-026-06-01,
900 West Trade Street, Suite 650, Charlotte, North Carolina 28255. The Capital
Markets Service Group was formed in 1994 as a result of the Security Pacific
National Bank and Bank of America NT&SA merger, combining term loan portfolios from bank units, affiliates and the CMBS portfolio from the Bank of America
NT&SA's trust group. As a result of the merger between Bank of America NT&SA and NationsBank, N.A., the Capital Markets Service Group was reorganized to perform warehouse and primary servicing for Bank of America, N.A.'s conduit platform. As of April 30, 2005, the Capital Markets Service Group acted as a full, master or primary servicer on approximately 10,300 loans, which total approximately $57.3 billion. Bank of America, N.A. has been approved as a master servicer by S&P, Moody's and Fitch.

     The information set forth herein concerning the Master Servicer has been provided by the Master Servicer. Neither the Depositor nor any Underwriter or
other person other than the Master Servicer makes any representation or warranty as to the accuracy or completeness of such information.

THE SPECIAL SERVICER

     Midland Loan Services, Inc. will be the Special Servicer under the Pooling and Servicing Agreement. Midland, a wholly owned subsidiary of PNC Bank,
National Association, was incorporated under the laws of the State of Delaware in 1998. Its principle servicing offices are located at 10851 Mastin Street
Building 82, Suite 700, Overland Park, Kansas 66210. As of March 31, 2005,
Midland was servicing approximately 14,788 commercial and multifamily loans with an aggregate principal balance of approximately $104.7 billion. The collateral for such loans is located in all 50 states, the District of
Columbia, Puerto Rico, Guam and Canada. With respect to those loans, approximately 10,237 of the loans, with an aggregate principal balance of approximately $75.1 billion, pertain to commercial and multifamily mortgaged-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of March
31, 2005, Midland was the named special servicer in approximately 92 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $55.6 billion. With respect to such transactions as of such date, Midland was administering approximately 113 assets with an outstanding principal balance of approximately $791 million. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade rated commercial and multifamily mortgage-backed securities rated by Moody's, Fitch and S&P and has received the highest rankings as a master, primary and special servicer from S&P and Fitch.

     The information set forth herein concerning the Special Servicer has been provided by the Special Servicer and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

SUB-SERVICERS

     The Master Servicer and Special Servicer may each delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more
Sub-Servicers; provided that the Master

                                     S-104

Servicer or Special Servicer, as the case may be, will remain obligated under the Pooling and Servicing Agreement for such delegated duties. A majority of the Mortgage Loans are currently being primary serviced by third-party servicers that are entitled to and will become Sub-Servicers of such loans on behalf of the Master Servicer. Each Sub-Servicing Agreement must provide that, if for any reason the Master Servicer or Special Servicer, as the case may be, is no longer acting in such capacity, the Trustee or any successor to such
Master Servicer or Special Servicer will assume such party's rights and obligations under such Sub-Servicing Agreement if the Sub-Servicer meets certain conditions set forth in the Pooling and Servicing Agreement. The Master
Servicer and Special Servicer will each be required to monitor the performance of Sub-Servicers retained by it.

     The Trust will not be responsible for any fees owed to any Sub-Servicer retained by the Master Servicer or the Special Servicer. Each Sub-Servicer
retained thereby will be reimbursed by the Master Servicer or Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the Pooling and Servicing Agreement. See--Servicing and Other Compensation and
Payment of Expenses" in this prospectus supplement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. As mentioned above, the CP Component Mortgage Loan (i.e., the CP Senior Component and the CP
Subordinate Component) will be serviced and administered under the Pooling and
Servicing Agreement as if it were one Mortgage Loan. Accordingly, the Master
Servicer or the Special Servicer, as the case may be, will be entitled to receive the servicing fees and other forms of compensation as described below.
The Master Servicer will be entitled to receive a Master Servicing Fee on the
CP Subordinate Component.

     The Master Servicing Fee will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan or Serviced
Whole Loan (including Specially Serviced Mortgage Loans, Serviced Whole Loans
and Mortgage Loans as to which the related Mortgaged Property has become an REO
Property) and will accrue at the applicable Master Servicing Fee Rate for each calendar month commencing with June 2005 or any applicable portion thereof. The
Master Servicing Fee will be computed on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such Mortgage Loan or Serviced Whole Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Loan, as the case may be, and will be calculated on the same Interest Accrual Basis as is applicable for such Mortgage Loan, Serviced Whole Loans or REO Loan, as the case may be and without giving effect to any Excess Interest that may accrue on the ARD Loans on or after its Anticipated Repayment Date. The Master Servicing
Fee Rate will equal 0.01% per annum. As additional servicing compensation, the
Master Servicer will be entitled to retain Prepayment Interest Excesses collected on the Mortgage Loans. In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it that constitute part of the Certificate Account, in
Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement, except to the extent such losses are incurred solely as the result of the insolvency of the federal or state chartered depository institution or trust company that holds such investment accounts, so long as such depository institution or trust company satisfied the qualifications set forth in the Pooling and Servicing
Agreement in the definition of "eligible account" at the time such investment was made.

     Prepayment Interest Excesses (to the extent not offset by Prepayment
Interest Shortfalls) collected on the Mortgage Loans will be retained by the
Master Servicer as additional servicing compensation. The Master Servicer will deliver to the Trustee for deposit in the Distribution Account on each Master
Servicer Remittance Date, without any right of reimbursement thereafter, a
Compensating Interest Payment. In no event will the rights of the
Certificateholders to offset the aggregate Prepayment Interest Shortfalls be cumulative.

                                     S-105

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the
Workout Fee and the Liquidation Fee. The Special Servicing Fee for any
particular calendar month or applicable portion thereof will accrue with respect to each Specially Serviced Mortgage Loan (including, if applicable, the
Regents Square I & II B Note, the Mission City Corporate Center B Note and the
CP Subordinate Component) and each Mortgage Loan and each Serviced Whole Loan as to which the related Mortgaged Property has become an REO Property, at the
Special Servicing Fee Rate, on the same principal amount as interest accrues from time to time during such calendar month (or portion thereof) on such
Specially Serviced Mortgage Loan or is deemed to accrue from time to time during such calendar month (or portion thereof) on such REO Loan, as the case may be, and will be calculated on the same Interest Accrual Basis as is applicable for such Specially Serviced Mortgage Loan or REO Loan, as the case may be and without giving effect to any Excess Interest that may accrue on the
ARD Loans on or after its Anticipated Repayment Date. All such Special
Servicing Fees will be payable monthly from general collections on the Mortgage
Loans (including the CP Subordinate Component) and any REO Properties on
deposit in the Certificate Account from time to time and, if applicable, from the Regents Square I & II B Note or the Mission City Corporate Center B Note,
in accordance with the related Intercreditor Agreement. A Workout Fee in general will be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan (including, if applicable, the Regents Square I &
II B Note, the Mission City Corporate Center B Note and the CP Subordinate
Component), the Workout Fee will be payable out of, and will be calculated by application of the Workout Fee Rate to each collection of interest (other than
Default Interest and Excess Interest) and principal (including scheduled payments, prepayments, Balloon Payments, Liquidation Proceeds (other than in connection with Liquidation Proceeds paid by the Master Servicer, the Special
Servicer or the holder or holders of Certificates evidencing a majority interest in such Controlling Class) and payments at maturity) received on such
Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout
Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related
Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected
Mortgage Loan. If the Special Servicer is terminated, resigns or is replaced, it will retain the right to receive any and all Workout Fees payable with respect to (i) any Mortgage Loans serviced by it that became Corrected Mortgage
Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation and (ii) (other than if it was terminated for cause in which case only the preceding clause (i) will apply)
any Specially Serviced Mortgage Loan for which the Special Servicer has resolved all of the circumstances and/or conditions causing any such Mortgage
Loan to be a Specially Serviced Mortgage Loan but that had not as of the time the Special Servicer was terminated become a Corrected Mortgage Loan solely because the related mortgagor had not made three consecutive timely Monthly
Payments and that subsequently becomes a Corrected Mortgage Loan as a result of the related mortgagor making such three consecutive timely monthly payments
(and the successor to the Special Servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A Liquidation
Fee will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff or unscheduled or partial payments in lieu thereof with respect thereto from the related borrower and, except as otherwise described below, with respect to any
Specially Serviced Mortgage Loan or REO Property as to which the Special
Servicer receives any Liquidation Proceeds, Insurance Proceeds or Condemnation
Proceeds. As to each such Specially Serviced Mortgage Loan and REO Property, the Liquidation Fee will be payable from, and will be calculated by application of the Liquidation Fee Rate to the related payment or proceeds (other than any portion thereof that represents accrued but unpaid Default Interest or Excess
Interest). Notwithstanding anything to the contrary in this prospectus supplement, no Liquidation Fee will be payable based on, or out of, Liquidation
Proceeds received in connection with (i) the repurchase of any Mortgage Loan by the Mortgage Loan Seller, for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation so long as such repurchase occurs within the time frame set forth in the Pooling and

                                     S-106

Servicing Agreement, (ii) the purchase of any Specially Serviced Mortgage Loan by the Master Servicer, the Special Servicer, any holder or holders of
Certificates evidencing a majority interest in the Controlling Class, the
Regents Square I & II B Noteholder, the Mission City Corporate Center B
Noteholder, the CP Controlling Holder or any mezzanine lender, which purchase occurs not later than 90 days following the Special Servicer's determination of fair value, as discussed below in "--Defaulted Mortgage Loans; Purchase
Option", (iii) the purchase of any Mortgage Loan by the holder of a subordinate note or a mezzanine loan pursuant to a purchase option contained in the related intercreditor agreement which purchase occurs not later than 90 days following the Special Servicer's determination of fair value, or (iv) the purchase of all of the Mortgage Loans and REO Properties by the Master Servicer, the Special
Servicer or any holder or holders of Certificates evidencing a majority interest in the Controlling Class in connection with the termination of the
Trust. The Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments, and the Special Servicer
will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.

     The Master Servicer and the Special Servicer will each be responsible for the fees of any Sub-Servicers retained by it (without right of reimbursement therefor). As additional servicing compensation, the Master Servicer and the
Special Servicer, as set forth in the Pooling and Servicing Agreement, generally will be entitled to retain all assumption and modification fees, charges for beneficiary statements or demands and any similar fees, in each case to the extent actually paid by the borrowers with respect to such Mortgage
Loans (and, accordingly, such amounts will not be available for distribution to
Certificateholders). In addition, the Master Servicer as to Non-Specially
Serviced Mortgage Loans and the Special Servicer as to Specially Serviced
Mortgage Loans will also be entitled to retain Default Interest as additional servicing compensation only after application of Default Charges: (1) to pay the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as
applicable, any unpaid interest on advances made by that party with respect to any REO Loan or Mortgage Loan in the Mortgage Pool, (2) to reimburse the Trust
Fund for any interest on advances that were made with respect to any Mortgage
Loan, since the Delivery Date during the 12-month period preceding receipt of such Default Charges, which interest was paid to the Master Servicer, the
Special Servicer, the Trustee or the Fiscal Agent, as applicable, from a source of funds other than Default Charges collected on the Mortgage Pool, (3) to reimburse the Special Servicer for Servicing Advances made for the cost of inspection on a Specially Serviced Mortgage Loan and (4) to pay, or to
reimburse the Trust Fund for, any other Additional Trust Fund Expenses incurred with respect to any Mortgage Loan during the 12-month period preceding receipt of such Default Charges, which expense if paid from a source of funds other than Default Charges collected on the Mortgage Pool, is or will be an
Additional Trust Fund Expense. Any Default Charges remaining after the application described in the immediately preceding clauses (1) through (4) will be allocated as additional servicing compensation between the Master Servicer and the Special Servicer as set forth in the Pooling and Servicing Agreement.
The Master Servicer (except to the extent the Sub-Servicers are entitled thereto pursuant to the applicable Sub-Servicing Agreement) (or, with respect to accounts held by the Special Servicer, the Special Servicer) will be entitled to receive all amounts collected for checks returned for insufficient funds with respect to the Mortgage Loans as additional servicing compensation.
In addition, collections on a Mortgage Loan are to be applied to interest (at the related Mortgage Rate) and principal then due and owing prior to being applied to Default Charges. The Master Servicer (or if applicable a
Sub-Servicer) may grant a one time waiver of Default Charges in connection with a late payment by a borrower provided that for any waiver thereafter with respect to any loan that is 30 days or more past due and with respect to which
Advances, Advance Interest or Additional Trust Fund Expenses (including any
Additional Trust Fund Expense previously reimbursed or paid by the Trust Fund, but not so reimbursed by the related mortgagor or other party from Insurance
Proceeds, Condemnation Proceeds or otherwise) that have been incurred and are outstanding, the Master Servicer must seek the consent of the Directing
Certificateholder. Some or all of the items referred to in the prior paragraphs that are collected in respect of the Regents Square I & II B Note or the
Mission City Corporate Center B Note may also

                                     S-107

be paid to, and allocated between, the Master Servicer and the Special
Servicer, as additional compensation, as provided in the Pooling and Servicing
Agreement.

     The Master Servicer and the Special Servicer will, in general, each be required to pay its expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement, and neither will be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement. In general, Servicing Advances will be reimbursable from Related Proceeds. Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid (including in connection with the remediation of any adverse environmental circumstance or condition at a Mortgaged Property or an
REO Property, although in such specific circumstances the Master Servicer may advance the costs thereof). The Special Servicer will be required to direct the
Master Servicer to make Servicing Advances (which include Emergency Advances);
provided that the Special Servicer may, at its option, make such Servicing
Advance itself (including Emergency Advances). The Special Servicer is, however, obligated to make any Servicing Advance with respect to Specially
Serviced Mortgage Loans and REO Properties which it fails to timely request the
Master Servicer to make. The Special Servicer may no more than once per calendar month require the Master Servicer to reimburse it for any Servicing
Advance (including an Emergency Advance) made by the Special Servicer (after reimbursement, such Servicing Advance will be deemed to have been made by the
Master Servicer) to the extent such Servicing Advance is not a Nonrecoverable
Advance. The Special Servicer will be relieved of any obligations with respect to a Servicing Advance that it timely requests the Master Servicer to make
(regardless of whether or not the Master Servicer makes that Advance).

     If the Master Servicer or the Special Servicer is required under the
Pooling and Servicing Agreement (or, with respect to the FM Pari Passu Note A-2
Mortgage Loan, if the Fashion Show Mall Master Servicer or the Fashion Show
Mall Special Servicer is required under the Fashion Show Mall Pooling
Agreement) to make a Servicing Advance, but neither does so within ten days after such Advance is required to be made, then the Trustee will, if it has actual knowledge of such failure, be required to give the Master Servicer or
Special Servicer, as the case may be, notice of such failure and, if such failure continues for three more business days, the Trustee will be required to make such Servicing Advance. If the Trustee fails to make such Servicing
Advance, then the Fiscal Agent will make such Servicing Advance.

     The Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent will be obligated to make Servicing Advances only to the extent that such
Servicing Advances are, in the reasonable judgment of the Master Servicer, the
Special Servicer, the Trustee or the Fiscal Agent, as the case may be, ultimately recoverable from Related Proceeds. The Trustee and the Fiscal Agent will be permitted to rely on any nonrecoverability determination made by the
Master Servicer or the Special Servicer (or, with respect to the FM Pari Passu
Note A-2 Mortgage Loan, the determination made by, the Fashion Show Mall Master
Servicer or the Fashion Show Mall Special Servicer.

     The foregoing paragraph notwithstanding, the Master Servicer, the Trustee and the Fiscal Agent may, including at the direction of the Special Servicer, if a Specially Serviced Mortgage Loan or an REO Property is involved, pay directly out of the Certificate Account (or, if a Serviced Whole Loan is
involved, out of the related Custodial Account) any servicing expense that, if paid by the Master Servicer or the Special Servicer, would constitute a
Nonrecoverable Servicing Advance; provided that the Master Servicer (or the
Special Servicer if a Specially Serviced Mortgage Loan or an REO Property is
involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the Certificateholders and the Regents
Square I & II B Noteholder or the Mission City Corporate Center B Noteholder,
as the case may be (if the Regents Square I & II Whole Loan or the Mission City
Corporate Center Whole Loan), as a collective whole, as evidenced by an officer's certificate delivered promptly to the Trustee, the Depositor and the
Rating Agencies, setting forth the basis for such determination and accompanied by any supporting information the Master Servicer or the Special Servicer may have obtained.

                                     S-108

     As and to the extent described herein, the Master Servicer, the Special
Servicer, the Trustee and the Fiscal Agent are each entitled to receive interest at the Reimbursement Rate (compounded monthly) on Servicing Advances made thereby. See "The Pooling and Servicing Agreements-- Certificate Account"
and "--Servicing Compensation and Payment of Expenses" in the accompanying prospectus and "Description of the Certificates--P&I Advances" in this prospectus supplement.

EVIDENCE AS TO COMPLIANCE

     On or before April 30 of each year, beginning April 30, 2006 (or, as to any such year, such earlier date as is contemplated by the Pooling and
Servicing Agreement), each of the Master Servicer and the Special Servicer, at its expense, will cause a firm of independent public accountants (which may also render other Services to the Master Servicer or the Special Servicer, as
the case may be) and that is a member of the American Institute of Certified
Public Accountants, to furnish a statement to the Depositor and the Trustee to the effect that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer and the Special
Servicer, as the case may be, which includes an assertion that the Master
Servicer and the Special Servicer, as the case may be, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans) identified in the Uniform Single
Association Program for Mortgage Bankers established by the Mortgage Bankers
Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and
(ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public
Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those sub-servicers.

     The Pooling and Servicing Agreement also requires that, on or before a specified date in each year, commencing in 2006, each of the Master Servicer and the Special Servicer deliver to the Trustee a statement signed by one or more officers thereof to the effect that the Master Servicer or Special
Servicer, as the case may be, has fulfilled its material obligations under the
Pooling and Servicing Agreement in all material respects throughout the preceding calendar year or the portion thereof during which the Certificates were outstanding.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The Master Servicer (as to Non-Specially Serviced Mortgage Loans) and the
Special Servicer (as to Specially Serviced Mortgage Loans subject to the requirements regarding the resolution of Defaulted Mortgage Loans described below under "--Defaulted Mortgage Loans; Purchase Option" in this prospectus supplement) each may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer the payment of interest on and principal of, permit the release, addition or substitution of collateral securing, and/or permit the release of the borrower on or any guarantor of any Mortgage Loan it is required to service and administer, without the consent of the Trustee, subject, however, to the rights of consent provided to the Directing Certificateholder, Regents Square I & II Controlling
Holder, the Mission City Corporate Center Controlling Holder, the CP
Controlling Holder or any mezzanine lender, as applicable, and to each of the following limitations, conditions and restrictions:

          (i) with limited exception (including as described below with respect to Excess Interest) the Master Servicer will not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced acts with respect to, any Mortgage Loan or Serviced Whole Loan, that would affect the amount or timing of any related payment of principal, interest or other amount payable under such Mortgage Loan or Serviced Whole
     Loan or affect

                                     S-109

     the security for such Mortgage Loan or Serviced Whole Loan unless the
     Master Servicer has obtained the consent of the Special Servicer (it being understood and agreed that (A) the Master Servicer will promptly provide the Special Servicer with notice of any borrower request for such modification, waiver or amendment, the Master Servicer's recommendations and analysis, and with all information reasonably available to the Master
     Servicer that the Special Servicer may reasonably request to determine whether to withhold or grant any such consent, each of which will be provided reasonably promptly in accordance with the Servicing Standard, (B)
     the Special Servicer will decide whether to withhold or grant such consent in accordance with the Servicing Standard and (C) if any such consent has not been expressly responded to within ten business days of the Special
     Servicer's receipt from the Master Servicer of the Master Servicer's recommendations and analysis and all information reasonably requested thereby, as such time frame may be extended if the Special Servicer is required to seek the consent of the Directing Certificateholder, Regents
     Square I & II Controlling Holder, the Mission City Corporate Center
     Controlling Holder, the CP Controlling Holder, any mezzanine lender or the
     Rating Agencies, as the case may be, in order to make an informed decision
     (or, if the Special Servicer did not request any information, within ten business days from such notice), such consent will be deemed to have been granted); provided, that the Master Servicer (or the Special Servicer with respect to Specially Serviced Mortgage Loans) may be required to obtain the consent of the Directing Certificateholder, Regents Square I & II
     Controlling Holder, the Mission City Corporate Center Controlling Holder,
     the CP Controlling Holder or the holder of a mezzanine loan, if applicable;

          (ii) the Master Servicer may (with the consent of the Directing
     Certificateholder) extend the maturity date of any Mortgage Loan (including any Serviced Whole Loan, if applicable) for up to six months (but no more than two such extensions by the Master Servicer will occur);

          (iii) with limited exception the Special Servicer may not agree to (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the
     Master Servicer's agreeing to) any modification, waiver or amendment of any term of, or take (or in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's taking) any of the other above referenced actions with respect to, any Mortgage Loan or Serviced Whole Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the reasonable judgment of the Special Servicer would materially impair the security for such Mortgage Loan or Serviced Whole
     Loan unless a material default on such Mortgage Loan or Serviced Whole Loan has occurred or, in the reasonable judgment of the Special Servicer, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders (and the Regents Square I & II B Noteholder or the Mission City Corporate Center
     B Noteholder, as the case may be (if the Regents Square I & II Whole Loan or the Mission City Corporate Center Whole Loan is involved), as a collective whole), on a net present value basis than would liquidation as certified to the Trustee in an officer's certificate;

          (iv) the Special Servicer will not extend (or in the case of a
     Non-Specially Serviced Mortgage Loan consent to the Master Servicer's extending) the date on which any Balloon Payment is scheduled to be due on any Mortgage Loan or Serviced Whole Loan beyond the earliest of (A) two years prior to the Rated Final Distribution Date and (B) if such Mortgage
     Loan or Serviced Whole Loan is secured by a Mortgage solely or primarily on the related mortgagor's leasehold interest in the related Mortgaged
     Property, 20 years (or, to the extent consistent with the Servicing
     Standard, giving due consideration to the remaining term of the ground lease, 10 years) prior to the end of the then current term of the related ground lease (plus any unilateral options to extend);

          (v) neither the Master Servicer nor the Special Servicer will make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced

                                     S-110

     actions with respect to, any Mortgage Loan or Serviced Whole Loan that would result in an adverse REMIC event with respect to the Component
     Mortgage Loan REMIC, REMIC I or REMIC II;

          (vi) subject to applicable law, the related Mortgage Loan documents and the Servicing Standard, neither the Master Servicer nor the Special
     Servicer will permit any modification, waiver or amendment of any term of any Mortgage Loan or Serviced Whole Loan unless all related fees and expenses are paid by the related borrower;

          (vii) except for substitutions contemplated by the terms of the
     Mortgage Loans or Serviced Whole Loan, the Special Servicer will not permit
     (or, in the case of a Non-Specially Serviced Mortgage Loan, consent to the
     Master Servicer's permitting) any borrower to add or substitute real estate collateral for its Mortgage Loan or Serviced Whole Loan unless the Special
     Servicer will have first determined in its reasonable judgment, based upon a Phase I environmental assessment (and any additional environmental testing as the Special Servicer deems necessary and appropriate), that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations; and

          (viii) with limited exceptions, including a permitted defeasance as described under "Description of the Mortgage Pool--Certain Terms and
     Conditions of the Mortgage Loans--Defeasance" in this prospectus supplement and specific releases contemplated by the terms of the Mortgage Loans in effect on the Delivery Date, the Special Servicer will not permit the release (or, in the case of a Non-Specially Serviced Mortgage Loan, consent to the Master Servicer's releasing), including in connection with a substitution contemplated by clause (vi) above, any collateral securing a performing Mortgage Loan or Serviced Whole Loan; except where a Mortgage
     Loan (or, in the case of a group of Cross-Collateralized Mortgage Loans, where such entire group of Cross-Collateralized Mortgage Loans) is satisfied, or except in the case of a release where (A) either (1) the use of the collateral to be released will not, in the reasonable judgment of the Special Servicer, materially and adversely affect the net operating income being generated by or the use of the related Mortgaged Property, or
     (2) there is a corresponding principal pay down of such Mortgage Loan or
     Serviced Whole Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the remaining Mortgaged Property (together with any substitute collateral) is, in the Special Servicer's reasonable judgment, adequate security for the remaining Mortgage Loan or Serviced Whole Loan and (C) such release would not, in and of itself, result in an adverse rating event with respect to any Class of Certificates (as confirmed in writing to the Trustee by each Rating Agency);

provided that the limitations, conditions and restrictions set forth in clauses
(i) through (viii) above will not apply to any act or event (including, without limitation, a release, substitution or addition of collateral) in respect of any Mortgage Loan or Serviced Whole Loan that either occurs automatically, or results from the exercise of a unilateral option by the related mortgagor within the meaning of Treasury Regulations Section 1.1001-3(c)(2)(iii), in any
event under the terms of such Mortgage Loan or Serviced Whole Loan in effect on the Delivery Date (or, in the case of a replacement Mortgage Loan, on the related date of substitution); and provided, further, that, notwithstanding clauses (i) through (viii) above, neither the Master Servicer nor the Special
Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a mortgagor if, in its reasonable judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar; and provided, further, that, notwithstanding clause (viii) above, neither the Master Servicer nor the Special Servicer will be required to obtain any confirmation of the Certificate ratings from the
Rating Agencies in order to

                                     S-111

grant easements that do not materially affect the use or value of a Mortgaged
Property or the mortgagor's ability to make any payments with respect to the related Mortgage Loan or Serviced Whole Loan.

     With respect to the ARD Loans, the Master Servicer will be permitted to waive all or any accrued Excess Interest if, prior to the related Maturity
Date, the related borrower has requested the right to prepay such Mortgage Loan in full together with all other payments required by such Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess
Interest; provided that the Master Servicer's determination to waive the right to such accrued Excess Interest is reasonably likely to produce a greater payment to Certificateholders on a present value basis than a refusal to waive the right to such Excess Interest. Any such waiver will not be effective until such prepayment is tendered. The Master Servicer will have no liability to the
Trust, the Certificateholders or any other person so long as such determination is based on such criteria. Notwithstanding the foregoing, pursuant to the
Pooling and Servicing Agreement, the Master Servicer will be required to seek the consent of the Directing Certificateholder prior to waiving any Excess
Interest. The Directing Certificateholder's consent to a waiver request will be deemed granted if the Directing Certificateholder fails to respond to such request within ten business days of its receipt of such request. Except as permitted by clauses (i) through (vi) of the preceding paragraph, the Special
Servicer will have no right to waive the payment or Excess Interest.

     Any modification, extension, waiver or amendment of the payment terms of a
Serviced Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the Pooling and Servicing
Agreement, related loan documents and the related Intercreditor Agreement (if applicable), such that neither the Trust as holder of the Regents Square I & II
Whole Loan and the Mission City Corporate Center Whole Loan nor the Regents
Square I & II B Noteholder or the Mission City Corporate Center B Noteholder,
as the case may be, gains a priority over the other such holder that is not reflected in the related loan documents and the related Intercreditor
Agreement.

     Further, to the extent consistent with the Servicing Standard, taking into the subordinate position of the Regents Square I & II B Note and the Mission
City Corporate Center B Note:

          (i) no waiver, reduction or deferral of any amounts due on the Regents
     Square I & II Mortgage Loan or the Mission City Corporate Center Mortgage
     Loan, will be permitted to be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the Regents Square
     I & II B Note or the Mission City Corporate Center B Note, as the case may be, and

          (ii) no reduction of the mortgage interest rate of the Regents Square
     I & II Mortgage Loan or the Mission City Corporate Center Mortgage Loan
     will be permitted to be effected prior to the reduction of the mortgage interest rate of the Regents Square I & II B Note or the Mission City
     Corporate Center B Note, as the case may be, to the maximum extent possible.

     The Master Servicer will not be required to seek the consent of any
Certificateholder or the Special Servicer in order to approve certain minor or routine modifications, waivers or amendments of the Mortgage Loans or Serviced
Whole Loans, including waivers of minor covenant defaults, releases of non-material parcels of a Mortgaged Property, grants of easements that do not materially affect the use or value of a Mortgaged Property or a borrower's ability to make any payments with respect to the related Mortgage Loan or
Serviced Whole Loan and other routine approvals including the granting of subordination, non-disturbance and attornment agreements and leasing consents, typically performed by a master servicer on a routine basis; provided that any such modification, waiver or amendment may not affect a payment term of the
Certificates, constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section 1.860G-2(b) or otherwise have an adverse REMIC effect, be inconsistent with the Servicing Standard, or violate the terms, provisions or limitations of the Pooling and Servicing Agreement or related Intercreditor Agreement.

                                     S-112

DEFAULTED MORTGAGE LOANS; PURCHASE OPTION

     Within 30 days after a Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer will be required to determine the fair value of the
Mortgage Loan in accordance with the Servicing Standard. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a Defaulted Mortgage Loan based upon changed circumstances, or new information, in accordance with the Servicing Standard.

     In the event a Mortgage Loan becomes a Defaulted Mortgage Loan, any majority Certificateholder of the Controlling Class or the Special Servicer
will each have an assignable Purchase Option (such option will only be assignable after such option arises) to purchase the Defaulted Mortgage Loan, subject to the purchase rights of any mezzanine lender and the purchase option of the Fashion Show Mall Purchase Option Holder (in the case of the Fashion
Show Mall Whole Loan) and the Regents Square I & II B Noteholder, the Mission
City Corporate Center B Noteholder or the CP Controlling Holder, as the case may be (in the case of the Regents Square I & II Whole Loan, the Mission City
Corporate Center Whole Loan or the CP Component Mortgage Loan), from the Trust
Fund at the Option Price. The Special Servicer will, from time to time, but not less often than every 90 days, adjust its fair value determination based upon changed circumstances, new information, and other relevant factors, in each instance in accordance with the Servicing Standard. The majority
Certificateholder of the Controlling Class may have an exclusive right to exercise the Purchase Option for a specified period of time.

     Unless and until the Purchase Option with respect to a Defaulted Mortgage
Loan is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, consistent with the Servicing Standard, but the Special Servicer will not be permitted to sell the Defaulted Mortgage Loan other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any Defaulted
Mortgage Loan will automatically terminate upon (i) the related mortgagor's cure of all related defaults on the Defaulted Mortgage Loan, (ii) the acquisition on behalf of the Trust Fund of title to the related Mortgaged
Property by foreclosure or deed in lieu of foreclosure, (iii) the modification or pay-off (full or discounted) of the Defaulted Mortgage Loan in connection with a workout, or (iv) the exercise by the Fashion Show Mall Purchase Option
Holder (if the Defaulted Mortgage Loan is the FM Pari Passu Note A-2 Mortgage
Loan) to purchase the Fashion Show Mall Whole Loan. In addition, the Purchase
Option with respect to a Defaulted Mortgage Loan held by any person will terminate upon the exercise of the Purchase Option by any other holder of a
Purchase Option.

     If (a) a Purchase Option is exercised with respect to a Defaulted Mortgage
Loan and the person expected to acquire the Defaulted Mortgage Loan pursuant to such exercise is the majority Certificateholder of the Controlling Class, the
Special Servicer, or any affiliate of any of them (in other words, the Purchase
Option has not been assigned to another unaffiliated person) and (b) the Option
Price is based on the Special Servicer's determination of the fair value of the
Defaulted Mortgage Loan, then the determination of whether the Option Price represents a fair value of the Defaulted Mortgage Loan will be made in the manner set forth in the Pooling and Servicing Agreement.

     If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders pursuant to foreclosure proceedings instituted by the
Special Servicer or otherwise, the Special Servicer, after notice to the
Directing Certificateholder, will use its reasonable efforts to sell any REO
Property as soon as practicable in accordance with the Servicing Standard but prior to the end of the third calendar year following the year of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property for more than three years after the end of the calendar year in which it was acquired will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. If the Special Servicer on behalf of the Trustee has not received an REO Extension or such Opinion of Counsel and the Special Servicer is not able to sell such REO

                                     S-113

Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer will auction the property pursuant to the auction procedure set forth below.

     The Special Servicer will give the Directing Certificateholder, the Master
Servicer, the Trustee and the Fiscal Agent not less than 10 days' prior written notice of its intention to sell any such REO Property, and will sell the REO
Property to the highest offeror (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, that the Master
Servicer, Special Servicer, holder (or holders) of Certificates evidencing a majority interest in the Controlling Class, any independent contractor engaged by the Master Servicer or the Special Servicer pursuant to the Pooling and
Servicing Agreement (or any officer or affiliate thereof) will not be permitted to purchase the REO Property at a price less than the outstanding principal balance of such Mortgage Loan as of the date of purchase, plus all accrued but unpaid interest and related fees and expenses, except in limited circumstances set forth in the Pooling and Servicing Agreement; and provided, further that if the Special Servicer intends to make an offer on any REO Property, (i) the
Special Servicer will notify the Trustee of such intent, (ii) the Trustee or an agent on its behalf will promptly obtain, at the expense of the Trust an appraisal of such REO Property and (iii) the Special Servicer will not offer less than (x) the fair market value set forth in such appraisal or (y) the outstanding principal balance of such Mortgage Loan, plus all accrued but unpaid interest and related fees and expenses and unreimbursed Advances and interest on Advances.

     Subject to the REMIC provisions, the Special Servicer will act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of the Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for any REO Property or purchase any Defaulted Mortgage Loan. Any sale of a
Defaulted Mortgage Loan (pursuant to the Purchase Option) or REO Property will be without recourse to, or representation or warranty by, the Trustee, the
Fiscal Agent, the Depositor, any Mortgage Loan Seller, the Special Servicer,
the Master Servicer or the Trust other than customary representations and warranties of title, condition and authority (if liability for breach thereof is limited to recourse against the Trust). Notwithstanding the foregoing, nothing in the Pooling and Servicing Agreement will limit the liability of the
Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent to the
Trust and the Certificateholders for failure to perform its duties in accordance with the Pooling and Servicing Agreement. None of the Special
Servicer, the Master Servicer, the Depositor, the Trustee or the Fiscal Agent
will have any liability to the Trust or any Certificateholder with respect to the price at which a Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of the Pooling and Servicing Agreement.

REO PROPERTIES

     In general, the Special Servicer will be obligated to cause any Mortgaged
Property acquired as REO Property to be operated and managed in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. The Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property". Generally, net income from foreclosure property means income which does not qualify as "rents from real property" within the meaning of Code
Section 856(c)(3)(A) and Treasury regulations thereunder or as income from the sale of such REO Property. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged
Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the

                                     S-114

services furnished to the tenants of the Mortgaged Properties are "customary"
within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the
Trust Fund, would not constitute "rents from real property", or that all of such income would fail to so qualify if a separate charge is not stated for such non-customary services or such services are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a
Mortgaged Property owned by the Component Mortgage Loan REMIC or REMIC I, such as a hotel or self-storage facility, will not constitute "rents from real property". Any of the foregoing types of income instead constitute "net income from foreclosure property", which would be taxable to such REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax
Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the
accompanying prospectus.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     Commencing in 2006, the Master Servicer is required to perform (or cause to be performed) physical inspections of each Mortgaged Property (other than
REO Properties and Mortgaged Properties securing Specially Serviced Mortgage
Loans) at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $2,000,000, at least once every year) (or an entity employed by the Master Servicer for such purpose). In addition, the
Special Servicer, subject to statutory limitations or limitations set forth in the related loan documents, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related
Mortgage Loan or Serviced Whole Loan is transferred thereto and will be required to perform a yearly physical inspection of each such Mortgaged
Property so long as the related Mortgage Loan or Serviced Whole Loan is a
Specially Serviced Mortgage Loan. The Special Servicer will be entitled to receive reimbursement for such expense as a Servicing Advance payable, first from Default Charges from the related Mortgage Loan or Serviced Whole Loan and then from general collections. The Special Servicer and the Master Servicer will each be required to prepare (or cause to be prepared) as soon as reasonably possible a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

     With respect to each Mortgage Loan or Serviced Whole Loan that requires the borrower to deliver quarterly, annual or other periodic operating statements with respect to the related Mortgaged Property, the Master Servicer or the Special Servicer, depending on which is obligated to service such
Mortgage Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be so delivered, nor is the
Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

TERMINATION OF THE SPECIAL SERVICER

     The holder or holders of Certificates evidencing a majority interest in the Controlling Class, the Regents Square I & II Controlling Holder (with respect to the Regents Square I & II Whole Loan), the Mission City Corporate
Center Controlling Holder (with respect to the Mission City Corporate Center
Whole Loan) and the CP Controlling Holder (with respect to the CP Component
Mortgage Loan) may at any time replace the Special Servicer. Such holder(s)
will designate a replacement to so serve by the delivery to the Trustee of a written notice stating such designation. The Trustee will, promptly after receiving any such notice, so notify the Rating Agencies. The designated replacement will become the Special Servicer as of the date the Trustee will have received: (i) written confirmation from each Rating Agency stating that if the designated replacement were to serve as Special Servicer under the Pooling and Servicing Agreement, the then-current rating or ratings of one or more
Classes of the Certificates would not be qualified, downgraded or withdrawn as a result thereof; (ii) a written acceptance of all obligations of the Special
Servicer, executed by the designated replacement; and (iii) an opinion of counsel to the effect that the designation of such replacement to serve as
Special Servicer is in compliance with the Pooling and Servicing Agreement,

                                     S-115

that the designated replacement will be bound by the terms of the Pooling and
Servicing Agreement and that the Pooling and Servicing Agreement will be enforceable against such designated replacement in accordance with its terms.
The existing Special Servicer will be deemed to have resigned simultaneously with such designated replacement's becoming the Special Servicer under the
Pooling and Servicing Agreement.

                                     S-116

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Depositor will issue its Commercial Mortgage Pass-Through
Certificates, Series 2005-2, on the Delivery Date pursuant to the Pooling and
Servicing Agreement.

     The Offered Certificates, together with the Private Certificates, will represent in the aggregate the entire beneficial interest in a trust (the
"Trust"), the assets of which (such assets collectively, the "Trust Fund")
include (among other things): (i) the Mortgage Loans (including the CP
Subordinate Component) and all payments thereunder and proceeds thereof due or received after the Cut-off Date (exclusive of payments of principal, interest and other amounts due thereon on or before the Cut-off Date); (ii) any REO
Properties; (iii) such funds or assets as from time to time are deposited in the Certificate Account and the Interest Reserve Account; and (iv) the Excess
Liquidation Proceeds Reserve Account and Excess Interest Distribution Account
(see "The Pooling and Servicing Agreements--Certificate Account" in the
accompanying prospectus).

     The Certificates will consist of 28 classes to be designated as: (i) the
Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates,
the Class A-4 Certificates, the Class A-AB Certificates and the Class A-5
Certificates (collectively, the "Class A Senior Certificates" and together with the Class X Certificates, the "Senior Certificates"); (ii) the Class A-M
Certificates, Class A-J Certificates, Class B Certificates, the Class C
Certificates, the Class D Certificates, the Class E Certificates, the Class F
Certificates, the Class G Certificates, the Class H Certificates, the Class J
Certificates, the Class K Certificates, the Class L Certificates, the Class M
Certificates, the Class N Certificates, the Class O Certificates and the Class
P Certificates (collectively, with the Class A Senior Certificates, the
"Sequential Pay Certificates"); (iii) the Class XC Certificates and the Class
XP Certificates (the "Class X Certificates") (collectively with the Sequential
Pay Certificates, the "REMIC II Certificates"); (iv) the Class CP Certificates;
(v) the Class V Certificates; and (vi) the Class R-I Certificates and the Class
R-II Certificates, (the Class R-I and Class R-II Certificates collectively, the
"REMIC Residual Certificates"). Only the Class A-1, Class A-2, Class A-3, Class
A-4, Class A-AB, Class A-5, Class A-M, Class A-J, Class XP, Class B, Class C
and Class D Certificates (collectively, the "Offered Certificates") are offered by this prospectus supplement. Each Class of Certificates is sometimes referred to in this prospectus supplement as a "Class".

     The Class XC, Class E, Class F, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class O, Class P, Class CP, Class V and the REMIC Residual
Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act and are not offered hereby. Accordingly, to the extent this prospectus supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.

REGISTRATION AND DENOMINATIONS

     The Offered Certificates will be issued in book-entry format in denominations of: (i) in the case of the Class A-1, Class A-2, Class A-3, Class
A-4, Class A-AB, Class A-5, Class A-M and Class A-J Certificates, $10,000
actual principal amount and in any whole dollar denomination in excess thereof;
(ii) in the case of the Class XP Certificates, $1,000,000 notional amount and in any whole dollar denomination in excess thereof; and (iii) in the case of the other Offered Certificates, $100,000 actual principal amount and in any whole dollar denomination in excess thereof.

     Each Class of Offered Certificates will initially be represented by one or more Certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No Certificate
Owner will be entitled to receive a Definitive Certificate representing its interest in such Class, except under the limited circumstances described under
"Description of the Certificates--Book-Entry Registration and Definitive
Certificates" in the accompanying prospectus. Unless and until Definitive
Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in each such Class of Certificates will be maintained and transferred on the book-entry records of DTC and its Participants, and all references

                                     S-117

to actions by holders of each such Class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through its Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to holders of each such
Class of Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through its Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. See "Description of the
Certificates--Book-Entry Registration and Definitive Certificates" in the
accompanying prospectus.

     The Trustee will initially serve as the Certificate Registrar for purposes of recording and otherwise providing for the registration of the Offered
Certificates, and of transfers and exchanges of the Offered Certificates.

CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

     On the Delivery Date (assuming receipt of all scheduled payments through the Delivery Date and assuming there are no prepayments other than those actually received prior to the Delivery Date), the respective Classes of
Certificates described below will have the following characteristics as described in the immediately below table (in each case, subject to a variance of plus or minus 5%):

                                                   APPROXIMATE
                             CERTIFICATE          PERCENTAGE OF     APPROXIMATE
                              BALANCE OR               POOL           CREDIT
        CLASS              NOTIONAL AMOUNT           BALANCE          SUPPORT
--------------------   -----------------------   ---------------   ------------
  A-1 ..............      $     23,600,000           1.437%         30.000%
  A-2 ..............      $    137,100,000           8.348%         30.000%
  A-3 ..............      $    236,800,000          14.418%         30.000%
  A-4 ..............      $    206,700,000          12.586%         30.000%
  A-AB .............      $     66,510,000           4.050%         30.000%
  A-5 ..............      $    478,931,000          29.161%         30.000%
  A-M ..............      $    164,234,000          10.000%         20.000%
  A-J ..............      $    108,805,000           6.625%         13.375%
  XP ...............      $  1,602,012,000(1)        N/A                N/A
  B ................      $     43,111,000           2.625%         10.750%
  C ................      $     16,423,000           1.000%          9.750%
  D ................      $     28,741,000           1.750%          8.000%
  E ................      $     16,423,000           1.000%          7.000%
  F ................      $     20,530,000           1.250%          5.750%
  G ................      $     18,477,000           1.125%          4.625%
  H ................      $     18,476,000           1.125%          3.500%
  J ................      $      8,212,000           0.500%          3.000%
  K ................      $      6,159,000           0.375%          2.625%
  L ................      $      6,159,000           0.375%          2.250%
  M ................      $      4,106,000           0.250%          2.000%
  N ................      $      2,053,000           0.125%          1.875%
  O ................      $     10,265,000           0.625%          1.250%
  P ................      $     20,529,323           1.250%          0.000%
  XC ...............      $  1,642,344,323(1)        N/A                N/A

----------------
(1)   Notional Amount.

     On each Distribution Date, the Certificate Balance of each Class of
Sequential Pay Certificates or Class CP Certificates will be reduced by any distributions of principal actually made on such Class on such Distribution
Date, and will be further reduced by any Realized Losses and certain Additional
Trust Fund Expenses allocated to such Class on such Distribution Date. See
"--Distributions" and "--Subordination; Allocation of Losses and Certain
Expenses" below.

     The Class XC and Class XP Certificates will not have Certificate Balances.
For purposes of calculating the amount of accrued interest, however, each of those Classes will have a Notional Amount.

     The Notional Amount of the Class XC Certificates will equal the aggregate
Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class
A-AB, Class A-5, Class A-M, Class A-J, Class

                                     S-118

B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K,
Class L, Class M, Class N, Class O and Class P Certificates outstanding from time to time. The total initial Notional Amount of the Class XC Certificates will be approximately $1,642,344,323, although it may be as much as 5% larger or smaller.

     The notional amount of the Class XP Certificates will equal:

     o    during the period following the initial issuance of the Certificates through and including the Distribution Date in December 2005, the sum of (a) the lesser of $20,221,000 and the Certificate Balance of the
          Class A-1 Certificates outstanding from time to time, and (b) the aggregate Certificate Balances of the Class A-2, Class A-3, Class A-4,
          Class A-AB, Class A-5, Class A-M, Class A-J, Class B, Class C, Class
          D, Class E, Class F, Class G, Class H, Class J, Class K and Class L
          Certificates outstanding from time to time;

     o    during the period following the Distribution Date in December 2005 through and including the Distribution Date in June 2006, the sum of
          (a) the lesser of $15,781,000 and the Certificate Balance of the Class
          A-1 Certificates outstanding from time to time, and (b) the aggregate
          Certificate Balances of the Class A-2, Class A-3, Class A-4, Class
          A-AB, Class A-5, Class A-M, Class A-J, Class B, Class C, Class D,
          Class E, Class F, Class G, Class H, Class J, Class K and Class L
          Certificates outstanding from time to time;

     o    during the period following the Distribution Date in June 2006 through and including the Distribution Date in December 2006, the sum of (a)
          the lesser of $121,236,000 and the Certificate Balance of the Class
          A-2 Certificates outstanding from time to time, and (b) the aggregate
          Certificate Balances of the Class A-3, Class A-4, Class A-AB, Class
          A-5, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class
          F, Class G, Class H, Class J, Class K and Class L Certificates
          outstanding from time to time;

     o    during the period following the Distribution Date in December 2006 through and including the Distribution Date in June 2007, the sum of
          (a) the lesser of $84,659,000 and the Certificate Balance of the Class
          A-2 Certificates outstanding from time to time, and (b) the aggregate
          Certificate Balances of the Class A-3, Class A-4, Class A-AB, Class
          A-5, Class A-M, Class A-J, Class B, Class C, Class D, Class E, Class
          F, Class G, Class H, Class J, Class K and Class L Certificates
          outstanding from time to time;

     o    during the period following the Distribution Date in June 2007 through and including the Distribution Date in December 2007, the sum of (a)
          the lesser of $157,528,000 and the Certificate Balance of the Class
          A-3 Certificates outstanding from time to time, (b) the lesser of
          $5,355,000 and the Certificate Balance of the Class K Certificates
          outstanding from time to time, and (c) the aggregate Certificate
          Balances of the Class A-4, Class A-AB, Class A-5, Class A-M, Class
          A-J, Class B, Class C, Class D, Class E, Class F, Class G, Class H and
          Class J Certificates outstanding from time to time;

     o    during the period following the Distribution Date in December 2007 through and including the Distribution Date in June 2008, the sum of
          (a) the lesser of $129,917,000 and the Certificate Balance of the
          Class A-3 Certificates outstanding from time to time, (b) the lesser of $63,371,000 and the Certificate Balance of the Class A-AB
          Certificates outstanding from time to time, (c) the lesser of
          $17,497,000 and the Certificate Balance of the Class H Certificates
          outstanding from time to time, and (d) the aggregate Certificate
          Balances of the Class A-4, Class A-5, Class A-M, Class A-J, Class B,
          Class C, Class D, Class E, Class F and Class G Certificates
          outstanding from time to time;

     o    during the period following the Distribution Date in June 2008 through and including the Distribution Date in December 2008, the sum of (a)
          the lesser of $104,603,000 and the Certificate Balance of the Class
          A-3 Certificates outstanding from time to time, (b) the lesser of
          $58,877,000 and the Certificate Balance of the Class A-AB Certificates
          outstanding from time to time, (c) the lesser of $3,431,000 and the
          Certificate Balance of the Class H Certificates outstanding from time to time, and (d) the aggregate Certificate Balances of the Class A-4,
          Class A-5, Class A-M, Class A-J, Class B, Class C, Class D, Class E,
          Class F and Class G Certificates outstanding from time to time;

                                     S-119

     o    during the period following the Distribution Date in December 2008 through and including the Distribution Date in June 2009, the sum of
          (a) the lesser of $17,689,000 and the Certificate Balance of the Class
          A-3 Certificates outstanding from time to time, (b) the lesser of
          $54,006,000 and the Certificate Balance of the Class A-AB Certificates
          outstanding from time to time, (c) the lesser of $8,309,000 and the
          Certificate Balance of the Class G Certificates outstanding from time to time, and (d) the aggregate Certificate Balances of the Class A-4,
          Class A-5, Class A-M, Class A-J, Class B, Class C, Class D, Class E
          and Class F Certificates outstanding from time to time;

     o    during the period following the Distribution Date in June 2009 through and including the Distribution Date in December 2009, the sum of (a)
          the lesser of $196,765,000 and the Certificate Balance of the Class
          A-4 Certificates outstanding from time to time, (b) the lesser of
          $50,480,000 and the Certificate Balance of the Class A-AB Certificates
          outstanding from time to time, (c) the lesser of $15,807,000 and the
          Certificate Balance of the Class F Certificates outstanding from time to time, and (d) the aggregate Certificate Balances of the Class A-5,
          Class A-M, Class A-J, Class B, Class C, Class D and Class E
          Certificates outstanding from time to time;

     o    during the period following the Distribution Date in December 2009 through and including the Distribution Date in June 2010, the sum of
          (a) the lesser of $53,857,000 and the Certificate Balance of the Class
          A-4 Certificates outstanding from time to time, (b) the lesser of
          $49,280,000 and the Certificate Balance of the Class A-AB Certificates
          outstanding from time to time, (c) the lesser of $4,227,000 and the
          Certificate Balance of the Class F Certificates outstanding from time to time, and (d) the aggregate Certificate Balances of the Class A-5,
          Class A-M, Class A-J, Class B, Class C, Class D and Class E
          Certificates outstanding from time to time;

     o    during the period following the Distribution Date in June 2010 through and including the Distribution Date in December 2010, the sum of (a)
          the lesser of $35,482,000 and the Certificate Balance of the Class A-4
          Certificates outstanding from time to time, (b) the lesser of
          $44,283,000 and the Certificate Balance of the Class A-AB Certificates
          outstanding from time to time, (c) the lesser of $10,251,000 and the
          Certificate Balance of the Class E Certificates outstanding from time to time, and (d) the aggregate Certificate Balances of the Class A-5,
          Class A-M, Class A-J, Class B, Class C and Class D Certificates
          outstanding from time to time;

     o    during the period following the Distribution Date in December 2010 through and including the Distribution Date in June 2011, the sum of
          (a) the lesser of $18,720,000 and the Certificate Balance of the Class
          A-4 Certificates outstanding from time to time, (b) the lesser of
          $38,231,000 and the Certificate Balance of the Class A-AB Certificates
          outstanding from time to time, (c) the lesser of $261,000 and the
          Certificate Balance of the Class E Certificates outstanding from time to time, and (d) the aggregate Certificate Balances of the Class A-5,
          Class A-M, Class A-J, Class B, Class C and Class D Certificates
          outstanding from time to time;

     o    during the period following the Distribution Date in June 2011 through and including the Distribution Date in December 2011, the sum of (a)
          the lesser of $379,699,000 and the Certificate Balance of the Class
          A-5 Certificates outstanding from time to time, (b) the lesser of
          $19,400,000 and the Certificate Balance of the Class D Certificates
          outstanding from time to time, and (c) the aggregate Certificate
          Balances of the Class A-M, Class A-J, Class B and Class C Certificates
          outstanding from time to time;

     o    during the period following the Distribution Date in December 2011 through and including the Distribution Date in June 2012, the sum of
          (a) the lesser of $352,682,000 and the Certificate Balance of the
          Class A-5 Certificates outstanding from time to time, (b) the lesser of $10,592,000 and the Certificate Balance of the Class D Certificates
          outstanding from time to time, and (c) the aggregate Certificate
          Balances of the Class A-M, Class A-J, Class B and Class C Certificates
          outstanding from time to time; and

                                     S-120

     o    following the Distribution Date in June 2012, $0.

     The total initial Notional Amount of the Class XP Certificates will be approximately $1,602,012,000, although it may be as much as 5% larger or smaller.

     Neither the Class V Certificates nor REMIC Residual Certificates will have a Certificate Balance or a Notional Amount.

     A Class of Offered Certificates will be considered to be outstanding until its Certificate Balance is reduced to zero; provided, however, that, under very limited circumstances, reimbursement of any previously allocated Realized
Losses and Additional Trust Fund Expenses may thereafter be made with respect thereto.

     For purposes of calculating the allocation of collections on the CP
Component Mortgage Loan between the CP Senior Component, on the one hand, and the CP Subordinate Component on the other hand, the CP Senior Component will be deemed to have a principal balance called the Class CP Senior Balance and the
CP Subordinate Component will be deemed to have a principal balance called the
CP Subordinate Balance equal to the amounts described under "Description of the
Mortgage Pool--CP Component Mortgage Loan". The CP Senior Component will accrue interest during each interest accrual period on the amount of the CP Senior
Balance outstanding immediately prior to the related Distribution Date at a per annum rate equal to approximately 5.236% as of the commencement of such interest accrual period. The CP Senior Balance will be reduced on each
Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under "Description of the
Certificates--Distributions--Class CP Certificates and the CP Component
Mortgage Loan", and the CP Subordinate Balance will be reduced on each
Distribution Date by all distributions of principal made in respect thereof on such Distribution Date as described under "Description of the
Certificates--Distributions--Class CP Certificates and the CP Component
Mortgage Loan".

PASS-THROUGH RATES

     The interest rate (the "Pass-Through Rate") applicable to any Class of
Certificates (other than the Class V, Class R-I and Class R-II Certificates)
for any Distribution Date will equal the rates set forth below.

     The Pass-Through Rates applicable to the Class A-1, Class A-2, Class A-3,
Class A-4, Class A-AB, Class A-5, Class A-M, Class A-J, Class B, Class C and
Class D Certificates on any Distribution Date will be the Pass-Through Rates indicated on the cover page of this prospectus supplement (including the related footnotes).

     The Pass-Through Rate applicable to the Class XP Certificates for the initial Distribution Date will equal approximately 0.2199% per annum. The
Pass-Through Rate for the Class XP Certificates, for each Distribution Date subsequent to the initial Distribution Date and through and including the June
2012 Distribution Date, will equal the weighted average of the respective strip rates, which we refer to as Class XP Strip Rates, at which interest accrues from time to time on the respective components of the Notional Amount of the
Class XP Certificates outstanding immediately prior to the related Distribution
Date, with the relevant weighting to be done based upon the relative size of those components. Each of those components will be comprised of all or a designated portion of the Certificate Balance of a specified Class of
Certificates. If all or a designated portion of the Certificate Balance of any
Class of Certificates is identified under "--Certificate Balance and Notional
Amounts" above as being part of the Notional Amount of the Class XP
Certificates immediately prior to any Distribution Date, then that Certificate
Balance (or designated portion thereof) will represent one or more separate components of the Notional Amount of the Class XP Certificates for purposes of calculating the accrual of interest during the related interest accrual period.
For purposes of accruing interest during any interest accrual period, through and including the June 2012 Distribution Date on any particular component of the Notional Amount of the Class XP Certificates immediately prior to the related Distribution Date, the applicable Class XP Strip Rate will equal (a)
with respect to the Class B Certificates, 0.195% (the "Class XP (Class B) Fixed
Strip

                                     S-121

Rate"); (b) with respect to the Class C Certificates, 0.165% (the "Class XP
(Class C) Fixed Strip Rate"); (c) with respect to the Class D Certificates,
0.105% (the "Class XP (Class D) Fixed Strip Rate"); and (d) with respect to each other applicable Class of Certificates having a Certificate Balance (or a designated portion thereof) that comprises such component, the excess, if any of:

          (1) the lesser of (a) the reference rate specified in Annex C to this prospectus supplement for such interest accrual period and (b) the Weighted
     Average Net Mortgage Rate for such interest accrual period, over

          (2) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates.

     Following the June 2012 Distribution Date, the Class XP Certificates will cease to accrue interest. In connection therewith, the Class XP Certificates will have a 0% Pass-Through Rate for the July 2012 Distribution Date and for
each Distribution Date thereafter.

     The Pass-Through Rate applicable to the Class XC Certificates for the initial Distribution Date will equal approximately 0.0388% per annum. The
Pass-Through Rate for the Class XC Certificates for any interest accrual period subsequent to the initial Distribution Date will equal the weighted average of the respective strip rates, which we refer to as Class XC Strip Rates, at which interest accrues from time to time on the respective components of the Notional
Amount of the Class XC Certificates outstanding immediately prior to the related Distribution Date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the Certificate Balance of certain
Classes of REMIC II Certificates. In general, the Certificate Balance of certain Classes of Certificates will constitute a separate component of the
Notional Amount of the Class XC Certificates; provided that, if a portion, but not all, of the Certificate Balance of any particular Class of Certificates is identified under "--Certificate Balances and Notional Amount" above as being part of the Notional Amount of the Class XP Certificates immediately prior to any Distribution Date, then that identified portion of such Certificate Balance will also represent one or more separate components of the Notional Amount of the Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such
Certificate Balance will represent one or more other separate components of the
Class XC Certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest for each Distribution Date prior to July 2012 on any particular component of the Notional Amount of the Class XC Certificates immediately prior to the related Distribution Date, the applicable Class XC Strip Rate will be calculated as follows:

          (1) if such particular component consists of the entire Certificate
     Balance of any Class of Certificates, and if such Certificate Balance also constitutes, in its entirety, a component of the Notional Amount of the
     Class XP Certificates immediately prior to the related Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of
     (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b)(w) with respect to the Class B Certificates, the sum of
     (i) the Class XP (Class B) Fixed Strip Rate for the applicable Class XP component and (ii) the Pass-Through Rate in effect for the Distribution
     Date for the Class B Certificates, (x) with respect to the Class C
     Certificates, the sum of (i) the Class XP (Class C) Fixed Strip Rate for
     the applicable Class XP component and (ii) the Pass-Through Rate in effect for the Distribution Date for the Class C Certificates, (y) with respect to the Class D Certificates, the sum of (i) the Class XP (Class D) Fixed Strip
     Rate for the applicable Class XP component and (ii) the Pass-Through Rate in effect for the Distribution Date for the Class D Certificates, and (z)
     for each other applicable Class of Certificates, the greater of (i) the reference rate specified in Annex C to this prospectus supplement for such interest accrual period and (ii) the Pass-Through Rate in effect during such interest accrual period for such Class of Certificates.

          (2) if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Certificates, and if
     such designated portion of such Certificate Balance also constitutes a component of the Notional Amount of the Class XP Certificates

                                     S-122

     immediately prior to the related Distribution Date, then the applicable
     Class XC Strip Rate will equal the excess, if any, of (a) the Weighted
     Average Net Mortgage Rate for such interest accrual period, over (b)(w)
     with respect to the Class B Certificates, the sum of (i) the Class XP
     (Class B) Fixed Strip Rate for the applicable Class XP component and (ii)
     the Pass-Through Rate in effect for the Distribution Date for the Class B
     Certificates, (x) with respect to the Class C Certificates, the sum of (i)
     the Class XP (Class C) Fixed Strip Rate for the applicable Class XP component and (ii) the Pass-Through Rate in effect for the Distribution
     Date for the Class C Certificates, (y) with respect to the Class D
     Certificates, the sum of (i) the Class XP (Class D) Fixed Strip Rate for
     the applicable Class XP component and (ii) the Pass-Through Rate in effect for the Distribution Date for the Class D Certificates, and (z) for each applicable class of Certificates, the greater of (i) the reference rate specified in Annex C to this prospectus supplement for such interest accrual period and (ii) the Pass-Through Rate in effect during such interest accrual period for such Class Certificates;

          (3) if such particular component consists of the entire Certificate
     Balance of any Class of Certificates, and if such Certificate Balance does not, in whole or in part, also constitute a component of the Notional
     Amount of the Class XP Certificates immediately prior to the related
     Distribution Date, then the applicable Class XC Strip Rate will equal the excess, if any, of (a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for such Class Certificates; and

          (4) if such particular component consists of a designated portion (but not all) of the Certificate Balance of any Class of Certificates, and if
     such designated portion of such Certificate Balance does not also constitute a component of the Notional Amount of the Class XP Certificates
     immediately prior to the related Distribution Date, then the applicable
     Class XC Strip Rate will equal the excess, if any, of (a) the Weighted
     Average Net Mortgage Rate for such interest accrual period, over (b) the
     Pass-Through Rate in effect during such interest accrual period for such
     Class of Certificates.

     For purposes of the accrual of interest on the Class XC Certificates for each Distribution Date subsequent to the June 2012 Distribution Date, the
Certificate Balance of each Class of Certificates (other than the Class CP,
Class V, Class R-I, Class R-II, Class XP and Class XC Certificates) will constitute one or more separate components of the Notional Amount of the Class
XC Certificates, and the applicable Class XC Strip Rate with respect to each such component for each such interest period will equal the excess, if any, of
(a) the Weighted Average Net Mortgage Rate for such interest accrual period, over (b) the Pass-Through Rate in effect during such interest accrual period for the Class of Certificates whose Certificate Balance makes up such component.

     For purpose of calculating the Class XC and Class XP Strip Rates, the
Pass-Through Rate of each component will be the Pass-Through Rate of the corresponding Class of Certificates.

     The Pass-Through Rates for the Class A-1, Class A-2 and Class A-3
Certificates are fixed per annum rates equal to 4.0410%, 4.2470% and 4.6110%, respectively.

     The approximate initial Pass-Through Rates for the Class A-4, Class A-AB,
Class A-5, Class A-M, Class A-J, Class J, Class K, Class L, Class M, Class N,
Class O and Class P Certificates are per annum rates equal to 4.7830%, 4.7420%,
4.8570%, 4.9130%, 4.9530%, 4.6210%, 4.6210%, 4.6210%, 4.6210%, 4.6210%, 4.6210%
and 4.6210%, respectively. The Pass-Through Rates for the Class A-4, Class
A-AB, Class A-5, Class A-M, Class A-J, Class J, Class K, Class L, Class M,
Class N, Class O and Class P Certificates will accrue interest at a fixed rate subject to a cap at the Weighted Average Net Mortgage Rate.

     The approximate initial Pass-Through Rates for the Class B, Class C, Class
D and Class E Certificates are per annum rates equal to 4.7812%, 4.8112%,
4.8712% and 4.9902%, respectively. The Class B, Class C, Class D and Class E
Certificates will accrue interest at the Weighted Average Net Mortgage Rate minus 0.225%, 0.195%, 0.135% and 0.016%, respectively.

     The approximate initial Pass-Through Rates for the Class F, Class G and
Class H Certificates are per annum rates equal to 5.0062%, 5.0062% and 5.0062%, respectively. The Class F, Class G and Class H Certificates will accrue interest at the Weighted Average Net Mortgage Rate.

                                     S-123

     The Pass-Through Rate for the Class CP Certificates will be set forth in the Pooling and Servicing Agreement.

     The Class V Certificates, and only the Class V Certificates, will be entitled to receive distributions in respect of Excess Interest, and the Class
V Certificates will not have a Pass-Through Rate, a Certificate Balance or a
Notional Amount.

DISTRIBUTIONS

     General. Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, on the Distribution Date, which will be the tenth day of each month or, if any such tenth day is not a business day, then on the next succeeding business day. The first Distribution
Date with respect to the Offered Certificates will occur in July 2005. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the
Certificateholder at a bank or other entity having appropriate facilities therefor. Until Definitive Certificates are issued in respect thereof, Cede &
Co. will be the registered holder of the Offered Certificates. See
"--Registration and Denominations" above. The final distribution on any
Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Additional Trust Fund Expense previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or
Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a
Class of Certificates will be allocated pro rata among such Certificates based on their respective percentage interests in such Class.

     Class CP Certificates and the CP Component Mortgage Loan. The Class CP
Certificates will be entitled to distributions only from amounts collected on the CP Component Mortgage Loan, and only in the priority set forth below. All collections of principal and interest on the CP Component Mortgage Loan
(including on the CP Subordinate Component) received by the Master Servicer during any Collection Period (net of any portion allocable to reimburse any outstanding P&I Advances and Servicing Advances, or pay any Master Servicing
Fees, Special Servicing Fees, Trustee Fees, Workout Fees, Liquidation Fees,
interest on Advances and any other Additional Trust Fund Expenses, in respect of the CP Component Mortgage Loan (including on the CP Subordinate Component)), will be remitted to the Trustee on the Master Servicer Remittance Date and
applied by the Trustee on the related Distribution Date, together with any P&I
Advance or payment by the Master Servicer to cover Prepayment Interest
Shortfalls made in respect of such Mortgage Loan, for the following purposes and in the following order of priority:

          (i) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to all CP Component Distributable Interest in respect of the CP Senior Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (ii) to the Trustee for the benefit of the REMIC II Certificateholders as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to the CP Component Principal Entitlement Distribution
     Amount;

          (iii) to the Trustee for the benefit of the REMIC II
     Certificateholders as part of the Available Distribution Amount for such
     Distribution Date, to reimburse the CP Senior Component for all Realized
     Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the CP Component Mortgage Loan to the CP Senior Component
     and for which no reimbursement has previously been paid;

                                     S-124

          (iv) to pay interest on the CP Subordinate Component, up to an amount equal to all CP Component Distributable Interest in respect of the CP
     Subordinate Component for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (v) to pay principal on the CP Subordinate Component, up to an amount equal to the CP Component Principal Entitlement for the CP Subordinate
     Component for such Distribution Date;

          (vi) to reimburse the holders of the CP Subordinate Component for all
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated with respect to the CP Component Mortgage Loan to the CP
     Subordinate Component and for which no reimbursement has previously been paid; and

          (vii) with respect to the CP Component Mortgage Loan, to distribute to the holders of the Class R-I Certificates any excess after allocation of the distributions set forth in clauses (i) through (vi) above.

     All distributions on the CP Subordinate Component referenced in clauses
(iv) through (vi) above will be made to the corresponding holders of the Class
CP Certificates.

     In the absence of a monetary or other material event of default under the
CP Component Mortgage Loan, principal will be paid on the CP Senior Component and the CP Subordinate Component, pro rata (in accordance with their respective outstanding principal balances). If any of the events of default described in the prior sentence exists, principal will be paid first to the CP Senior
Component until its outstanding principal balance is reduced to zero, and then to the CP Subordinate Component until its outstanding principal balance is reduced to zero.

     The Available Distribution Amount. With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date.

     See "The Pooling and Servicing Agreements--Certificate Account" in the
accompanying prospectus.

     Application of the Available Distribution Amount.  On each Distribution
Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

          (1) concurrently, to distributions of interest to the holders of the
     Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates,
     Class A-4 Certificates, Class A-AB Certificates, Class A-5 Certificates,
     Class XC Certificates and Class XP Certificates, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) to pay principal to Class A-1, Class A-2, Class A-3, Class A-4,
     Class A-AB and Class A-5 Certificates, in reduction of the Certificate
     Balances thereof, concurrently: (i) first, to the Class A-AB Certificates, in an amount equal to the Principal Distribution Amount for such
     Distribution Date, until the Class A-AB Certificates are reduced to the
     Class A-AB Planned Principal Balance; (ii) then, to the Class A-1
     Certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date (or the portion of it remaining after the above distribution on the Class A-AB Certificates), until the Class A-1
     Certificates are reduced to zero; (iii) then, to the Class A-2
     Certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date (or the portion of it remaining after the above distributions on the Class A-1 and Class A-AB Certificates), until the
     Class A-2 Certificates are reduced to zero; (iv) then, to the Class A-3
     Certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date (or the portion of it remaining after the above distributions on the Class A-1, Class A-2 and Class A-AB Certificates),
     until the Class A-3 Certificates are reduced to zero; (v) then, to the
     Class A-4 Certificates, in an amount equal to the Principal Distribution

                                     S-125

     Amount for such Distribution Date (or the portion of it remaining after the above distributions on the Class A-1, Class A-2, Class A-3 and Class A-AB
     Certificates), until the Class A-4 Certificates are reduced to zero; (vi)
     then, to the Class A-AB Certificates, in an amount equal to the Principal
     Distribution Amount for such Distribution Date (or the portion of it remaining after the above distributions on the Class A-1, Class A-2, Class
     A-3 and Class A-4 Certificates and the planned balance distribution pursuant to clause (i) above on the Class A-AB Certificates), until the
     Class A-AB Certificates are reduced to zero; and (vii) then, to the Class
     A-5 Certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date (or the portion of it remaining after the above distributions on the Class A-1, Class A-2, Class A-3, Class A-4 and Class
     A-AB Certificates), until the Class A-5 Certificates are reduced to zero;

          (3) to reimburse the holders of the Class A-1 Certificates, Class A-2
     Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-AB
     Certificates and Class A-5 Certificates up to an amount equal to, and pro rata as among such Classes in accordance with, the respective amounts of
     Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Classes and for which no reimbursement has previously been paid; and

          (4) to make payments on the Subordinate Certificates as contemplated below;

provided that, on each Distribution Date as of which the aggregate Certificate
Balance of the Subordinate Certificates has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the
Trust (see "--Termination" below), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A-1 Certificates,
Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
A-AB Certificates and Class A-5 Certificates will be so made (subject to available funds) to the holders of such Classes, up to an amount equal to, and pro rata as between such Classes in accordance with, the respective then outstanding Certificate Balances of such Classes (and without regard to the
Class A-AB Planned Principal Balance).

     On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:

          (1) to pay interest to the holders of the Class A-M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (2) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-AB Certificates and Class A-5 Certificates have been reduced to zero, to pay principal to the holders of the Class A-M Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such
     Class of Certificates and (b) the remaining portion of the Principal
     Distribution Amount for such Distribution Date;

          (3) to reimburse the holders of the Class A-M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (4) to pay interest to the holders of the Class A-J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (5) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-AB Certificates, Class A-5 Certificates and Class A-M Certificates have been reduced to zero, to pay principal to the holders of the Class A-J
     Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

                                     S-126

          (6) to reimburse the holders of the Class A-J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (7) to pay interest to the holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (8) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-AB Certificates, Class A-5 Certificates, Class A-M Certificates and Class
     A-J Certificates have been reduced to zero, to pay principal to the holders of the Class B Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b)
     the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

          (9) to reimburse the holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (10) to pay interest to the holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (11) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-AB Certificates, Class A-5 Certificates, Class A-M Certificates, Class
     A-J Certificates and Class B Certificates have been reduced to zero, to pay principal to the holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution
     Amount for such Distribution Date;

          (12) to reimburse the holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (13) to pay interest to the holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (14) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-AB Certificates, Class A-5 Certificates, Class A-M Certificates, Class
     A-J Certificates, Class B Certificates and Class C Certificates have been reduced to zero, to pay principal to the holders of the Class D
     Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

          (15) to reimburse the holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (16) to pay interest to the holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (17) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-AB Certificates, Class A-5 Certificates, Class A-M Certificates, Class
     A-J Certificates, Class B Certificates, Class C Certificates and Class D

                                     S-127

     Certificates have been reduced to zero, to pay principal to the holders of the Class E Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b)
     the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

          (18) to reimburse the holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (19) to pay interest to the holders of the Class F Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (20) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-AB Certificates, Class A-5 Certificates, Class A-M Certificates, Class
     A-J Certificates, Class B Certificates, Class C Certificates, Class D
     Certificates and Class E Certificates have been reduced to zero, to pay principal to the holders of the Class F Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution
     Amount for such Distribution Date;

          (21) to reimburse the holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (22) to pay interest to the holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (23) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-AB Certificates, Class A-5 Certificates, Class A-M Certificates, Class
     A-J Certificates, Class B Certificates, Class C Certificates, Class D
     Certificates, Class E Certificates and Class F Certificates have been reduced to zero, to pay principal to the holders of the Class G
     Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

          (24) to reimburse the holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (25) to pay interest to the holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (26) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-AB Certificates, Class A-5 Certificates, Class A-M Certificates, Class
     A-J Certificates, Class B Certificates, Class C Certificates, Class D
     Certificates, Class E Certificates, Class F Certificates and Class G
     Certificates have been reduced to zero, to pay principal to the holders of the Class H Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b)
     the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

          (27) to reimburse the holders of the Class H Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

                                     S-128

          (28) to pay interest to the holders of the Class J Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (29) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-AB Certificates, Class A-5 Certificates, Class A-M Certificates, Class
     A-J Certificates, Class B Certificates, Class C Certificates, Class D
     Certificates, Class E Certificates, Class F Certificates, Class G
     Certificates and Class H Certificates have been reduced to zero, to pay principal to the holders of the Class J Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution
     Amount for such Distribution Date;

          (30) to reimburse the holders of the Class J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (31) to pay interest to the holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (32) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-AB Certificates, Class A-5 Certificates, Class A-M Certificates, Class
     A-J Certificates, Class B Certificates, Class C Certificates, Class D
     Certificates, Class E Certificates, Class F Certificates, Class G
     Certificates, Class H Certificates and Class J Certificates have been reduced to zero, to pay principal to the holders of the Class K
     Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

          (33) to reimburse the holders of the Class K Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (34) to pay interest to the holders of the Class L Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (35) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-AB Certificates, Class A-5 Certificates, Class A-M Certificates, Class
     A-J Certificates, Class B Certificates, Class C Certificates, Class D
     Certificates, Class E Certificates, Class F Certificates, Class G
     Certificates, Class H Certificates, Class J Certificates and Class K
     Certificates have been reduced to zero, to pay principal to the holders of the Class L Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b)
     the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

          (36) to reimburse the holders of the Class L Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (37) to pay interest to the holders of the Class M Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (38) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-AB Certificates, Class A-5 Certificates, Class A-M Certificates, Class
     A-J Certificates, Class B Certificates, Class C Certificates, Class D
     Certificates,

                                     S-129

     Class E Certificates, Class F Certificates, Class G Certificates, Class H
     Certificates, Class J Certificates, Class K Certificates and Class L
     Certificates have been reduced to zero, to pay principal to the holders of the Class M Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b)
     the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

          (39) to reimburse the holders of the Class M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (40) to pay interest to the holders of the Class N Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (41) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-AB Certificates, Class A-5 Certificates, Class A-M Certificates, Class
     A-J Certificates, Class B Certificates, Class C Certificates, Class D
     Certificates, Class E Certificates, Class F Certificates, Class G
     Certificates, Class H Certificates, Class J Certificates, Class K
     Certificates, Class L Certificates and Class M Certificates have been reduced to zero, to pay principal to the holders of the Class N
     Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b) the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

          (42) to reimburse the holders of the Class N Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (43) to pay interest to the holders of the Class O Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (44) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-AB Certificates, Class A-5 Certificates, Class A-M Certificates, Class
     A-J Certificates, Class B Certificates, Class C Certificates, Class D
     Certificates, Class E Certificates, Class F Certificates, Class G
     Certificates, Class H Certificates, Class J Certificates, Class K
     Certificates, Class L Certificates, Class M Certificates and Class N
     Certificates have been reduced to zero, to pay principal to the holders of the Class O Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate Balance of such Class of Certificates and (b)
     the remaining portion of the Principal Distribution Amount for such
     Distribution Date;

          (45) to reimburse the holders of the Class O Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid;

          (46) to pay interest to the holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (47) if the Certificate Balances of the Class A-1 Certificates, Class
     A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
     A-AB Certificates, Class A-5 Certificates, Class A-M Certificates, Class
     A-J Certificates, Class B Certificates, Class C Certificates, Class D
     Certificates, Class E Certificates, Class F Certificates, Class G
     Certificates, Class H Certificates, Class J Certificates, Class K
     Certificates, Class L Certificates, Class M Certificates, Class N
     Certificates and Class O Certificates have been reduced to zero, to pay principal to the holders of the Class P Certificates, up to an amount equal to the lesser of (a) the then outstanding Certificate

                                     S-130

     Balance of such Class of Certificates and (b) the remaining portion of the
     Principal Distribution Amount for such Distribution Date;

          (48) to reimburse the holders of the Class P Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
     any, previously allocated to the Certificate Balance of such Class of
     Certificates and for which no reimbursement has previously been paid; and

          (49) to pay to the holders of the Class R-I and Class R-II
     Certificates, the balance, if any, of the Available Distribution Amount in
     REMIC I and REMIC II, respectively, for such Distribution Date;

provided that, on the final Distribution Date in connection with a termination of the Trust, the payments of principal to be made as contemplated by any of clauses (2), (5), (8), (11), (14), (17), (20), (23), (26), (29), (32), (35),
(38), (41), (44) and (47) above with respect to any Class of Sequential Pay
Certificates will be so made (subject to available funds) up to an amount equal to the entire then outstanding Certificate Balance of such Class of
Certificates.

     Excess Liquidation Proceeds. Except to the extent Realized Losses or
Additional Trust Fund Expenses have been allocated to any class of
Certificates, Excess Liquidation Proceeds will not be available for distribution to the Holders of the Certificates except under certain circumstances on the final Distribution Date as described in the Pooling and
Servicing Agreement.

     Distributable Certificate Interest. The "Distributable Certificate
Interest" in respect of each Class of REMIC II Certificates for each
Distribution Date is equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced by such Class's allocable share (calculated as described below) of any Net Aggregate Prepayment
Interest Shortfall for such Distribution Date.

     The "Accrued Certificate Interest" in respect of each Class of REMIC II
Certificates for each Distribution Date is equal to one calendar month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Certificate Balance or Notional
Amount, as the case may be, outstanding immediately prior to such Distribution
Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months for each of the Classes of
Certificates.

     The Master Servicer will be required to make Compensating Interest
Payments in connection with Prepayment Interest Shortfalls as described in this prospectus supplement. The "Net Aggregate Prepayment Interest Shortfall" for
any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred during the related Collection
Period, exceeds (b) any such payment made by the Master Servicer with respect to such Distribution Date to cover such Prepayment Interest Shortfalls. See
"Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement. The Net Aggregate Prepayment
Interest Shortfall, if any, for each Distribution Date will be allocated on such Distribution Date to all Classes of Certificates (other than the Class CP,
Class V and the REMIC Residual Certificates). In each case, such allocations will be made pro rata to such classes on the basis of Accrued Certificate
Interest otherwise distributable for each such Class for such Distribution Date and will reduce the respective amounts of Accrued Certificate Interest for each such Class for such Distribution Date.

     Prepayment Interest Shortfalls incurred in connection with the Fashion
Show Mall Whole Loan generally will be allocated first to reduce the amount of interest otherwise payable on the Fashion Show Mall Note A-1 Junior Portion prior to such Prepayment Interest Shortfall being allocated to the Fashion Show
Mall Note A-1 Senior Portion and the Fashion Show Mall Pari Passu Note A-2 (and
accordingly, the REMIC II Certificates). Prepayment Interest Shortfalls that remains after the foregoing allocation generally will reduce distributions pro rata among the Fashion Show Mall Note A-1 Senior Portion and the Fashion Show
Mall Pari Passu Note A-2. Any Prepayment Interest Shortfall referenced in the immediately preceding sentence that is not offset by payments of

                                     S-131

compensating interest payments by the Fashion Show Mall Master Servicer will be allocated to the Classes of Certificates (other than the Class CP, Class V,
Class R-I and Class R-II Certificates) as described above.

     With respect to the CP Component Mortgage Loan, Prepayment Interest
Shortfalls will be allocated to the CP Subordinate Component and then (to the extent allocable to the CP Senior Component under the Pooling and Servicing
Agreement) to the CP Senior Component. See "Description of the
Certificates--Distributions--Class CP Certificates and the CP Component
Mortgage Loan". Any such Prepayment Interest Shortfalls allocated to the CP
Subordinate Component, to the extent not covered by the Master Servicer on such
Distribution Date, will reduce the CP Subordinate Component's interest entitlement for the related Distribution Date. Any such Prepayment Interest
Shortfalls allocated to the CP Senior Component, to the extent not covered by the Master Servicer on such Distribution Date, will be allocated to the Classes of Certificates (other than the Class CP, Class V, Class R-I and Class R-II
Certificates) as described above.

     Principal Distribution Amount. The "Principal Distribution Amount" for any
Distribution Date will, in general with respect to the Mortgage Pool, equal the aggregate of the following:

     (a) the principal portions of all Monthly Payments (other than Balloon
Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans in the Mortgage Pool for their respective
Due Dates occurring during the related collection Period;

     (b) all voluntary principal prepayments received on the Mortgage Loans in the Mortgage Pool during the related collection Period;

     (c) with respect to any Balloon Loan in the Mortgage Pool as to which the related stated maturity date occurred during or prior to the related Collection
Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below made by or on behalf of the related borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any
Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

     (d) all Liquidation Proceeds and Insurance and Condemnation Proceeds
received on the Mortgage Loans in the Mortgage Pool during the related
Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly
Payment (other than a Balloon Payment) due, or the principal portion of any
Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

     (e) the excess, if any, of the Principal Distribution Amount, for the
immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made on the Sequential Pay Certificates in respect and the
Principal Distribution Amount,. on such immediately preceding Distribution
Date.

     For purposes of calculating the Principal Distribution Amount, the Monthly
Payment due on any Mortgage Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     Class A-AB Planned Principal Balance.

     The Class A-AB Planned Principal Balance for any Distribution Date is the
balance shown for such Distribution Date in the table set forth in Annex D to this prospectus supplement. Such balances were calculated using, among other things, the Maturity Assumptions. Based on such assumptions, the Certificate
Balance of the Class A-AB Certificates on each Distribution Date would be reduced to the balance indicated for such Distribution Date in the table. We cannot assure you,

                                     S-132

however, that the Mortgage Loans will perform in conformity with the Maturity
Assumptions. Therefore, we cannot assure you that the balance of the Class A-AB
Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the
Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-4
Certificates have been reduced to zero, any remaining portion on any
Distribution Date of the Principal Distribution Amount will be distributed on the Class A-AB Certificates until the Certificate Balance of the Class A-AB
Certificates is reduced to zero.

     Excess Interest. On each Distribution Date, Excess Interest received in the related Collection Period will be distributed solely to the Class V
Certificates to the extent set forth in the Pooling and Servicing Agreement and will not be available for distribution to holders of the Offered Certificates.
The Class V Certificates are not entitled to any other distributions of interest, principal or Prepayment Premiums.

     Distributions of Prepayment Premiums. On each Distribution Date,
Prepayment Premiums collected on the Mortgage Loans during the related
Prepayment Period will be distributed by the Trustee to the following Classes:
to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class
A-M, Class A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class
H Certificates, in an amount equal to the product of (a) a fraction, not greater than one, whose numerator is the amount distributed as principal to such Class on such Distribution Date, and whose denominator is the total amount distributed as principal to the Class A-1, Class A-2, Class A-3, Class A-4,
Class A-AB, Class A-5, Class A-M, Class A-J, Class B, Class C, Class D, Class
E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N,
Class O and Class P Certificates on such Distribution Date, (b) the Base
Interest Fraction for the related principal payment on such Class of
Certificates, and (c) the amount of Prepayment Premiums collected on such principal prepayment during the related Prepayment Period. Any Prepayment
Premiums collected during the related Prepayment Period remaining after such distributions will be distributed (i) to the holders of the Class XC and Class
XP Certificates, 90% and 10%, respectively until and including the Distribution
Date in June 2012 and (ii) following such Distribution Date entirely to the holders of the Class XC Certificates.

     No Prepayment Premiums will be distributed to the holders of the Class J,
Class K, Class L, Class M, Class N, Class O, Class P, Class V, Class R-I or
Class R-II Certificates. Instead, after the Certificate Balances of the Class
A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-M, Class
A-J, Class B, Class C, Class D, Class E, Class F, Class G and Class H
Certificates have been reduced to zero, all Prepayment Premiums with respect to the Mortgage Loans will be distributed (i) to holders of the Class XC and Class
XP Certificates, 90% and 10%, respectively until and including the Distribution
Date in June 2012 and (ii) following such Distribution Date, entirely to the holders of the Class XC Certificates.

     Prepayment Premiums will be distributed on any Distribution Date only to the extent they are received in respect of the Mortgage Loans in the related
Prepayment Period.

     The Depositor makes no representation as to the enforceability of the provision of any Mortgage Note requiring the payment of a Prepayment Premium or of the collectibility of any Prepayment Premium. See "Description of the
Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment
Provisions" and "Risk Factors--Risks Related to the Mortgage Loans-- Prepayment
Premiums and Yield Maintenance Changes Present Special Risks" in this prospectus supplement.

     Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Additional Trust Fund Expenses to the
Certificates, and the amount of Master Servicing Fees, Special Servicing Fees and Trustee Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining the Principal
Distribution Amount for each Distribution Date. In connection

                                     S-133

therewith, operating revenues and other proceeds derived from such REO Property
(after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the
Trustee, incurred in connection with the operation and disposition of such REO
Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan; and, subject to the recoverability determination described below (see "--P&I Advances"), the Master Servicer and the Trustee will be required to make P&I Advances in respect of such Mortgage
Loan, in all cases as if such Mortgage Loan had remained outstanding.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

     As and to the extent described herein, the rights of holders of the
Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier sequential Class designation. This subordination provided by the Subordinate Certificates is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their
Certificates on each Distribution Date, and the ultimate receipt by holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates,
Class A-4 Certificates, Class A-AB Certificates and Class A-5 Certificates, of
principal equal to, in each such case, the entire related Certificate Balance.
Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of
Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance.
The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under
"--Distributions--The Available Distribution Amount" above. No other form of credit support will be available for the benefit of holders of the Offered
Certificates.

     The CP Subordinate Component, and thus the Class CP Certificates, will represent an interest in, and will be payable only out of payments, advances and other collections on, the CP Component Mortgage Loan. The rights of the holders of the Class CP Certificates to receive distributions of amounts collected or advanced on the CP Component Mortgage Loan will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the REMIC II Certificates.

     This subordination provided by the Subordinate Certificates and, to the extent described herein with respect to the CP Component Mortgage Loan, the
Class CP Certificates, is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the Class A-1
Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4
Certificates, Class A-AB Certificates and Class A-5 Certificates of principal equal to, in each such case, the entire related Certificate Balance. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered
Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the other Classes of Offered Certificates of principal equal to, in each such case, the entire related Certificate Balance. The subordination of any Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under
"--Distributions--The Available Distribution Amount" above. No other form of credit support will be available for the benefit of holders of the Offered
Certificates.

     If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the
Mortgage Pool (net of the then outstanding CP

                                     S-134

Subordinate Balance) that will be outstanding immediately following such
Distribution Date is less than the then aggregate Certificate Balance of the
Sequential Pay Certificates, the Certificate Balances of the Class P, Class O,
Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class
E, Class D, Class C, Class B, Class A-J and Class A-M Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Certificate Balance) is reduced to zero (whichever occurs first); provided, however, that (i) any Realized Losses with respect to the Regents Square I & II Whole Loan will first be allocated to the Regents
Square I & II B Note (to the extent allocable to the Regents Square I & II B
Note under the Regents Square I & II Intercreditor Agreement) prior to being allocated to any Class of Sequential Pay Certificates; (ii) any Realized Losses
with respect to the Mission City Corporate Center Whole Loan will first be allocated to the Mission City Corporate Center B Note (to the extent allocable to the Mission City Corporate Center B Note under the Mission City Corporate
Center Intercreditor Agreement) prior to being allocated to any Class of
Sequential Pay Certificates; and (iii) any Realized Losses with respect to the
CP Component Mortgage Loan will first be allocated to the CP Subordinate
Component prior to being allocated (to the extent allocable to the CP Senior
Component under the Pooling and Servicing Agreement) to any Class of Sequential
Pay Certificates. If any portion of such deficit remains at such time as the
Certificate Balances of such Classes of Certificates are reduced to zero, then the respective Certificate Balances of the Class A-1 Certificates, Class A-2
Certificates Class A-3 Certificates, Class A-4 Certificates, Class A-AB
Certificates and Class A-5 Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Certificate Balances of such Classes until such deficit (or each such Certificate Balance) is reduced to zero. Any such deficit will, in general, be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses to the
extent paid from funds which would otherwise have been used to make distributions of principal. Accordingly, the foregoing reductions in the
Certificate Balances of the respective Classes of the Sequential Pay
Certificates will constitute an allocation of any such Realized Losses and
Additional Trust Fund Expenses.

     Realized Losses and Additional Trust Fund Expenses with respect to the
Fashion Show Mall Whole Loan will be allocated pursuant to the terms of the
Fashion Show Mall Intercreditor Agreement first to reduce distributions on the
Fashion Show Mall Note A-1 Junior Portion and then to reduce distributions on the Fashion Show Mall Note A-1 Senior Portion and the Fashion Show Mall Pari
Passu Note A-2. Such reductions in distributions will be allocated pro rata among the among the Fashion Show Mall Note A-1 Senior Portion and the Fashion
Show Mall Pari Passu Note A-2. The allocation referenced in the immediately preceding sentence will have the effect of allocating Realized Losses and
Additional Trust Fund Expenses related to the Fashion Show Mall Whole Loan to the classes of Fashion Show Mall Certificates in the manner described in the prospectus supplement relating to the Fashion Show Mall Certificates prior to being allocated to the Sequential Pay Certificates.

EXCESS INTEREST DISTRIBUTION ACCOUNT

     The Trustee is required to establish and maintain the Excess Interest
Distribution Account (which may be a sub-account of the Distribution Account)
in the name of the Trustee for the benefit of the Class V Certificateholders.
Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received during the related Collection
Period. Amounts on deposit in the Excess Interest Distribution Account may be invested only in Permitted Investments. The Trustee will have no obligation to invest the funds on deposit in the Excess Interest Distribution Account.

INTEREST RESERVE ACCOUNT

     The Master Servicer will be required to establish and maintain the
Interest Reserve Account (which may be a sub-account of the Certificate
Account) in the name of the Trustee for the benefit of the holders of the
Certificates. On each Master Servicer Remittance Date occurring in February and in January of any year which is not a leap year, an amount will be required to be withdrawn from the Certificate Account, in respect of each Mortgage Loan
(other than the CP Subordinate

                                     S-135

Component) that accrues interest on an Actual/360 Basis, for deposit into the
Interest Reserve Account, equal to one day's interest at the related Net
Mortgage Rate on the respective Stated Principal Balance, as of the
Distribution Date in the month preceding the month in which such Master
Servicer Remittance Date occurs, of each such Mortgage Loan, to the extent a
Monthly Payment or P&I Advance is made in respect thereof (all amounts so withdrawn in any consecutive January (if applicable) and February, the
"Withheld Amount"). On each Master Servicer Remittance Date occurring in March, the Master Servicer will be required to withdraw from the Interest Reserve
Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit such amount into the Certificate
Account. The Master Servicer may invest amounts on deposit in the Interest
Reserve Account in Permitted Investments for its own account.

P&I ADVANCES

     With respect to each Distribution Date, the Master Servicer (except for the FM Pari Passu Note A-2 Mortgage Loan, for which P&I Advances will be made by the Fashion Show Mall Master Servicer pursuant to the Fashion Show Mall
Pooling Agreement) will be obligated, subject to the recoverability determination described below, to make P&I Advances out of its own funds or, subject to the replacement thereof as and to the extent provided in the Pooling and Servicing Agreement, funds held in the Certificate Account (or with respect to each Serviced Whole Loan, the separate custodial account created with respect thereto) that are not required to be part of the Available Distribution
Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments and Excess
Interest) and any Assumed Monthly Payments, in each case net of related Master
Servicing Fees that were due or deemed due, as the case may be, in respect of the Mortgage Loans or Serviced Whole Loans during the related Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the business day prior to the Master
Servicer Remittance Date. The Master Servicer's obligations to make P&I
Advances in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any Required Appraisal Loan, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies on such Mortgage Loan, the interest portion of the P&I Advance required to be made in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to an amount equal to the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount allocable to such
Mortgage Loan, and the denominator of which is equal to the Stated Principal
Balance of such Mortgage Loan. Notwithstanding the foregoing, the Master
Servicer will not be required to make a P&I Advance with respect to the Regents
Square I & II B Note or the Mission City Corporate Center B Note. See
"Description of the Certificates--Appraisal Reductions" in this prospectus supplement. Subject to the recoverability determination described below, if the
Master Servicer (or, with respect to the FM Pari Passu Note A-2 Mortgage Loan, the Fashion Show Mall Master Servicer) fails to make a required P&I Advance, the Trustee or the Fiscal Agent will be required to make such P&I Advance.
Neither the Trustee nor the Fiscal Agent will be required to make any P&I
Advances with respect to the Regents Square I & II B Note, the Mission City
Corporate Center B Note or the CP Subordinate Component. See "The Trustee and
the Fiscal Agent" in this prospectus supplement.

     The Master Servicer, the Trustee and the Fiscal Agent will each be entitled to recover any P&I Advance made out of its own funds from any Related
Proceeds (or, with respect to the FM Pari Passu Note A-2 Mortgage Loan, the
Fashion Show Mall Master Servicer may similarly recover any P&I Advance from any related proceeds in accordance with the Fashion Show Mall Pooling
Agreement). Notwithstanding the foregoing, none of the Master Servicer, the
Trustee or the Fiscal

                                     S-136

Agent will be obligated to make any P&I Advance that it (or the Special
Servicer) determines in its reasonable good faith judgment that such a P&I
Advance would be a Nonrecoverable P&I Advance. The Trustee and the Fiscal Agent
will be entitled to rely on any non-recoverability determination made by the
Master Servicer (or, with respect to the FM Pari Passu Note A-2 Mortgage Loan, the Fashion Show Mall Master Servicer). The Trustee, the Fiscal Agent and
Master Servicer will be entitled to rely on the non-recoverability determination made by the Special Servicer. None of the Master Servicer, the
Trustee or the Fiscal Agent will make a P&I Advance for Excess Interest or a
Prepayment Premium. The Master Servicer, the Special Servicer, Trustee and the
Fiscal Agent, as applicable, will be entitled to recover any Advance that at any time is determined to be a Nonrecoverable Advance (and interest thereon)
out of funds received on or in respect of other Mortgage Loans. Upon the determination that a previously made Advance is a Nonrecoverable Advance, instead of obtaining reimbursement out of general collections immediately, the
Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as
applicable, may, in its sole discretion, elect to obtain reimbursement for such
Nonrecoverable Advance over time and the unreimbursed portion of such Advance will accrue interest at the Reimbursement Rate. If such an election to obtain reimbursement over time is made, the Master Servicer, the Special Servicer,
Trustee or the Fiscal Agent, as applicable, will, during the first six months after such nonrecoverability determination was made, only seek reimbursement for such Nonrecoverable Advance from collections of principal (with such
Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement
Amounts). After such initial six months, the Master Servicer, the Special
Servicer, Trustee or the Fiscal Agent, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in each case for a period of time not to exceed an additional six months (with such Nonrecoverable Advances being reimbursed before Workout-Delayed Reimbursement Amounts). In the event that the Master
Servicer, the Special Servicer, Trustee or the Fiscal Agent, as applicable, wishes to seek reimbursement over time after the second six-month period discussed in the preceding sentence, then the Master Servicer, the Special
Servicer, Trustee or the Fiscal Agent, as applicable, may continue to seek reimbursement for such Nonrecoverable Advance solely from collections of principal or may seek reimbursement for such Nonrecoverable Advance from general collections, in either case for such a longer period of time as agreed to by the Master Servicer, the Special Servicer, the Trustee or the Fiscal
Agent (as applicable) and the Directing Certificateholder (with each such applicable party having the right to agree or disagree in its sole discretion)
(with such Nonrecoverable Advances being reimbursed before Workout-Delayed
Reimbursement Amounts). Notwithstanding the foregoing, at any time after such a determination to obtain reimbursement over time, the Master Servicer, the
Special Servicer, the Trustee or the Fiscal Agent, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes will not, with respect to the Master Servicer, constitute a violation of the
Servicing Standard and/or with respect to the Trustee and the Fiscal Agent, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement. The Master
Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Nonrecoverable Advances from general collections as described above unless (1) the Master Servicer or Special Servicer (or Trustee or Fiscal
Agent, if applicable) determines in its sole discretion that waiting three weeks after such a notice could jeopardize the Master Servicer's or the Special
Servicer's (or Trustee's or Fiscal Agent's, if applicable) ability to recover
Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to the Master Servicer or Special Servicer (or
Trustee, if applicable) that could affect or cause a determination of whether any Advance is a Nonrecoverable Advance, whether to defer reimbursement of a
Nonrecoverable Advance or the determination in clause (1) above, or (3) the
Master Servicer or Special Servicer has not timely received from the Trustee information requested by the Master Servicer or Special Servicer to consider in determining whether to defer reimbursement of a Nonrecoverable Advance;
provided that, if clause (1), (2) or (3) apply, the Master Servicer or the
Special Servicer (or Trustee or Fiscal Agent, if applicable) will give

                                     S-137

each Rating Agency notice of an anticipated reimbursement to it of
Nonrecoverable Advances from amounts in the Certificate Account allocable to interest on the Mortgage Loans as soon as reasonably practicable in such circumstances. The Master Servicer or the Special Servicer (or Trustee or
Fiscal Agent, if applicable) will have no liability for any loss, liability or expense resulting from any notice provided to each Rating Agency contemplated by the immediately preceding sentence.

     If the Master Servicer, the Special Servicer, the Fiscal Agent or the
Trustee, as applicable, is reimbursed out of general collections for any unreimbursed Advances that are determined to be Nonrecoverable Advances
(together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest will be deemed to have been made: first, out of the Principal
Distribution Amount, which, but for its application to reimburse a
Nonrecoverable Advance and/or to pay interest thereon, would be included in the
Available Distribution Amount for any subsequent Distribution Date, and second, out of other amounts which, but for their application to reimburse a
Nonrecoverable Advance and/or to pay interest thereon, would be included in the
Available Distribution Amount for any subsequent Distribution Date.

     If and to the extent that any payment is deemed to be applied as contemplated in the paragraph above to reimburse a Nonrecoverable Advance or to pay interest thereon, then the Principal Distribution Amount for such
Distribution Date will be reduced, to not less than zero, by the amount of such reimbursement. If and to the extent (i) any Advance is determined to be a
Nonrecoverable Advance, (ii) such Advance and/or interest thereon is reimbursed out of the Principal Distribution Amount as contemplated above and (iii) the particular item for which such Advance was originally made is subsequently collected out of payments or other collections in respect of the related
Mortgage Loan, then the Principal Distribution Amount for the Distribution date that corresponds to the Due Period in which such item was recovered will be increased by an amount equal to the lesser of (A) the amount of such item and
(B) any previous reduction in the Principal Distribution Amount for a prior
Distribution Date as contemplated in the paragraph above resulting from the reimbursement of the subject Advance and/or the payment of interest thereon.

     If one or more unreimbursed Workout-Delayed Reimbursement Amounts (as defined below) exist, then such Workout-Delayed Reimbursement Amounts will be reimbursable only from amounts in the Certificate Account that represent collections of principal on the Mortgage Loans (net of amounts applied to reimbursement of any Nonrecoverable Advance); provided, however, that on any
Distribution Date when (1) less than 10% of the initial aggregate Stated
Principal Balance of the Mortgage Pool is outstanding and (2) the sum of the aggregate unpaid Nonrecoverable Advances plus the aggregate unpaid
Workout-Delayed Reimbursement Amounts, which have not been reimbursed to the
Master Servicer, Special Servicer, Trustee or the Fiscal Agent, as applicable, exceeds 20% of the aggregate Stated Principal Balance of the Mortgage Pool then outstanding, then the Master Servicer, the Special Servicer, the Trustee or the
Fiscal Agent, as applicable, may obtain reimbursement of any outstanding
Workout-Delayed Reimbursement Amount from principal collections or any other amounts in the Certificate Account, including but not limited to interest collected on the Mortgage Loans, if principal is not sufficient to pay such amounts; provided, further, however, that the foregoing will not in any manner limit the right of the Master Servicer, Special Servicer, Trustee or the Fiscal
Agent, as applicable, to choose voluntarily to seek reimbursement of
Workout-Delayed Reimbursement Amounts solely from collections of principal. The
Master Servicer, Special Servicer, Trustee or the Fiscal Agent, as applicable, will give each Rating Agency three weeks prior notice of its intent to obtain reimbursement of Workout-Delayed Reimbursement Amounts from interest collections as described in the preceding sentence. As used in the second preceding sentence, "Workout-Delayed Reimbursement Amount" means, with respect to any Mortgage Loan, the amount of any Advance made with respect to such
Mortgage Loan on or before the date such Mortgage Loan becomes (or, but for the making of 3 monthly payments under its modified terms, would then constitute) a
Corrected Mortgage Loan, together with (to the extent accrued and unpaid)
interest on such Advances, to the extent that (i) such Advance is not reimbursed to the person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the related

                                     S-138

borrower to pay such amount under the terms of the modified loan documents.
That any amount constitutes all or a portion of any Workout-Delayed
Reimbursement Amount will not in any manner limit the right of any person hereunder to determine that such amount instead constitutes a Nonrecoverable
Advance recoverable in the same manner as any other Nonrecoverable Advance. See
"Description of the Certificates-- Advances in Respect of Delinquencies" and
"The Pooling and Servicing Agreements--Certificate Account" in the accompanying prospectus.

     The Master Servicer, the Trustee and the Fiscal Agent will each be entitled with respect to any Advance made thereby, and the Special Servicer will be entitled with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at the Reimbursement Rate except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period. Such Advance Interest on any Advance will be payable to the
Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the
case may be, first, out of Default Charges collected on the related Mortgage
Loan and, second, at any time coinciding with or following the reimbursement of such Advance, out of any amounts then on deposit in the Certificate Account. To the extent not offset by Default Charges accrued and actually collected on the related Mortgage Loan as described above, interest accrued on outstanding
Advances will result in a reduction in amounts payable on the Certificates.

APPRAISAL REDUCTIONS

     Promptly following the occurrence of any Appraisal Trigger Event with respect to any Required Appraisal Loan (except with respect to the FM Pari
Passu Note A-2 Mortgage Loan, which is governed by the Fashion Show Mall
Pooling Agreement), the Special Servicer will be required to obtain (or, if such Mortgage Loan or Serviced Whole Loan has a Stated Principal Balance of
$2,000,000 or less, at its discretion, conduct) an appraisal of the related
Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained (or if applicable, conducted) within the prior 12 months and there has been no subsequent material change in the circumstances surrounding the related Mortgaged Property that, in the Special
Servicer's judgment, would materially affect the value of the Mortgaged
Property, and will deliver a copy of such appraisal to the Trustee, the Master
Servicer, the Directing Certificateholder, the Regents Square I & II
Controlling Holder (only if such Required Appraisal Loan is the Regents Square
I & II Mortgage Loan), the Mission City Corporate Center Controlling Holder
(only if such Required Appraisal Loan is the Mission City Corporate Center
Mortgage Loan), the CP Controlling Holder (only if such Required Appraisal Loan is the CP Component Mortgage Loan). If such appraisal is obtained from a qualified appraiser, the cost of such appraisal will be covered by, and reimbursable as a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan.

     If the Special Servicer has not obtained a new appraisal (or performed an internal valuation, if applicable) within the time limit described above, the
Appraisal Reduction Amount for the related Mortgage Loan will equal 25% of the principal balance of such Mortgage Loan, to be adjusted upon receipt of the new appraisal (or internal valuation, if applicable).

     For so long as any Mortgage Loan, Serviced Whole Loan or REO Loan remains a Required Appraisal Loan, the Special Servicer is required, within 30 days of each anniversary of such Mortgage Loan having become a Required Appraisal Loan, to obtain (or, if such Required Appraisal Loan has a Stated Principal Balance of $2,000,000 or less, at its discretion, conduct) an update of the prior appraisal, and will deliver a copy of such update to the Trustee, the Master
Servicer, the Directing Certificateholder, the Regents Square I & II
Controlling Holder (only if such Required Appraisal Loan is the Regents Square
I & II Mortgage Loan), the Mission City Corporate Center Controlling Holder
(only if such Required Appraisal Loan is the Mission City Corporate Center
Mortgage Loan), the CP Controlling Holder (only if such Required Appraisal Loan is the CP Component Mortgage Loan). If such update is obtained from a qualified appraiser, the cost thereof will be covered by, and be reimbursed as, a
Servicing Advance. Promptly following the receipt of, and based upon, such update, the Special Servicer will redetermine and report to the Trustee, the

                                     S-139

Master Servicer, the Directing Certificateholder and, if applicable, the
Regents Square I & II Controlling Holder, the Mission City Corporate Center
Controlling Holder and the CP Controlling Holder the then applicable Appraisal
Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

     The Directing Certificateholder with respect to the Mortgage Loans, other than the CP Component Mortgage Loan during a period in which no CP Control
Appraisal Period exists, will have the right at any time within six months of the date of the receipt of any appraisal to require that the Special Servicer obtain a new appraisal of the subject Mortgaged Property in accordance with MAI standards, at the expense of the Directing Certificateholder. Upon receipt of such appraisal the Special Servicer will deliver a copy thereof to the Trustee, the Master Servicer and the Directing Certificateholder. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer will redetermine and report to the Trustee, the Master Servicer and the Directing
Certificateholder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

     The Regents Square I & II Controlling Holder, the Mission City Corporate
Center Controlling Holder and the CP Controlling Holder each will have the right, at its expense at any time within six months of the date of the receipt of any appraisal to require that the Special Servicer obtain a new appraisal of the related Mortgaged Property in accordance with MAI standards. Upon receipt of such appraisal the Special Servicer will deliver a copy thereof to the
Trustee, the Master Servicer, the Directing Certificateholder and such
Controlling Holder. Promptly following the receipt of, and based upon, such appraisal, the Special Servicer will redetermine and report to the Trustee, the
Master Servicer, the Directing Certificateholder and such Controlling Holder the then applicable Appraisal Reduction Amount, if any, with respect to the subject Required Appraisal Loan.

     Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise that Serviced Whole Loan. Any Appraisal Reduction
Amount in respect of the Regents Square I & II Whole Loan will first be allocated to the Regents Square I & II B Note and any remaining amount that exceeds the aggregate balance of the Regents Square I & II B Note will be allocated to the Regents Square I & II Mortgage Loan. Any Appraisal Reduction
Amount in respect of the Mission City Corporate Center Whole Loan will first be allocated to the Mission City Corporate Center B Note and any remaining amount that exceeds the aggregate balance of the Mission City Corporate Center B Note will be allocated to the Mission City Corporate Center Mortgage Loan. Any
Appraisal Reduction Amount in respect of the CP Component Mortgage Loan will first be allocated to the CP Subordinate Component and any remaining amount that exceeds the aggregate balance of the CP Subordinate Component will be allocated to the CP Senior Component.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     Trustee Reports. On each Distribution Date, the Trustee will be required to make available to any interested party, a statement (a "Distribution Date
Statement") based upon the information provided by the Master Servicer in accordance with Commercial Mortgage Securities Association guidelines setting forth, among other things:

          (1) A statement setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC II Certificates and applied to reduce the respective
     Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to the holders of each Class of REMIC II
     Certificates allocable to Distributable Certificate Interest and Prepayment
     Premiums; (iii) the Available Distribution Amount for such Distribution
     Date; (iv) the aggregate amount of P&I Advances made in respect of the immediately preceding Determination Date, the aggregate amount of P&I
     Advances made as of the Master Servicer Remittance Date ("Payment After
     Determination Date Report"), the aggregate amount of P&I Advances and other
     Servicing Advances made in respect of the immediately preceding
     Distribution Date; (v) the aggregate Stated Principal Balance of the
     Mortgage Pool (less the CP Subordinate Balance) outstanding immediately before

                                     S-140

     and immediately after such Distribution Date; (vi) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Pool as of the end of the Collection
     Period for the prior Determination Date; (vii) as of the end of the
     Collection Period for the immediately preceding Distribution Date, the number and aggregate ending scheduled principal balance of Mortgage Loans
     (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) as to which foreclosure proceedings have been commenced
     (except with respect to REO Properties) and (E) any bankruptcy by a borrower; (viii) with respect to any REO Property included in the Trust
     Fund as of the end of the Collection Period for such Distribution Date, the principal balance of the Mortgage Loan as of the date such Mortgage Loan became delinquent; (ix) the Accrued Certificate Interest and Distributable
     Certificate Interest in respect of each Class of REMIC II Certificates for such Distribution Date; (x) the aggregate amount of Distributable
     Certificate Interest payable in respect of each Class of REMIC II
     Certificates on such Distribution Date, including, without limitation, any
     Distributable Certificate Interest remaining unpaid from prior Distribution
     Dates; (xi) any unpaid Distributable Certificate Interest in respect of such Class of REMIC II Certificates after giving effect to the distributions made on such Distribution Date; (xii) the Pass-Through Rate for each Class of REMIC II Certificates for such Distribution Date; (xiii)
     the Principal Distribution Amount for such Distribution Date, separately identifying the respective components of such amount; (xiv) the aggregate of all Realized Losses incurred during the related Collection Period and all Additional Trust Fund Expenses incurred during the related Collection
     Period; (xv) the Certificate Balance or Notional Amount, as the case may be, of each Class of REMIC II Certificates outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of Realized Losses and Additional
     Trust Fund Expenses on such Distribution Date; (xvi) the aggregate amount of servicing fees paid to the Master Servicer and the Special Servicer, collectively and separately, during the Collection Period for the prior
     Distribution Date; (xvii) a brief description of any material waiver, modification or amendment of any Mortgage Loan entered into by the Master
     Servicer or Special Servicer pursuant to the Pooling and Servicing
     Agreement during the related Collection Period; (xviii) current and cumulative outstanding Advances; (xix) current prepayments and curtailments; (xx) the number and aggregate principal balance of Mortgage
     Loans as to which foreclosure proceedings have been commenced as to the related Mortgaged Property; (xxi) the amounts held in the Excess
     Liquidation Proceeds Reserve Account; (xxii) the ratings from all Rating
     Agencies for all Classes of Certificates,(xxiii) the amounts, if any, distributed with respect to the Class CP Certificates on such Distribution
     Date; and (xxiv) the Stated Principal Balance of the CP Subordinate
     Component. In the case of information furnished pursuant to clauses (i) and
     (ii) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per a specified denomination.

          (2) A report containing information regarding the Mortgage Loans as of the close of business on the immediately preceding Determination Date, which report will contain certain of the categories of information regarding the Mortgage Loans set forth in this prospectus supplement in the tables under the caption "Annex A: Certain Characteristics of the Mortgage
     Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Master Servicer or the Special Servicer and by the Master Servicer or the Special Servicer, as
     the case may be, to the Trustee) and such information will be presented in a loan-by-loan and tabular format substantially similar to the formats utilized in this prospectus supplement in Annex A (provided that no information will be provided as to any repair and replacement or other cash reserve and the only financial information to be reported on an ongoing basis will be actual expenses, occupancy, actual revenues and actual net operating income for the respective Mortgaged Properties and a debt service coverage ratio calculated on the basis thereof).

     Servicer Reports. The Master Servicer is required to deliver to the
Trustee on the second business day following each Determination Date, and the
Trustee is to provide or make available on

                                     S-141

each Distribution Date, either in electronic format or by first-class mail (if requested in writing) to each Certificateholder, and any potential investor in the Certificates who certifies its identity as such, on each Distribution Date, a CMSA loan setup file, a CMSA loan periodic update file, a CMSA property file, and a CMSA financial file (in electronic format and substance provided by the
Master Servicer and/or the Special Servicer) setting forth certain information with respect to the Mortgage Loans and the Mortgaged Properties, and certain
CMSA supplemental reports set forth in the Pooling and Servicing Agreement containing certain information regarding the Mortgage Loans and the Mortgaged
Properties all of which will be made available electronically (i) to any interested party including the Rating Agencies, the Underwriters and any party to the Pooling and Servicing Agreement via the Trustee's Website or, (ii) to
authorized persons identified by the Trustee to the Master Servicer and parties to the Pooling and Servicing Agreement, via the Master Servicer's Website, if
the Master Servicer elects to maintain a website, in its sole discretion, with the use of a username and a password provided by the Master Servicer to such
Person upon delivery to the Trustee with a copy to the Master Servicer of a certification in the form attached to the Pooling and Servicing Agreement.

     The servicer reports will not include any information that the Master
Servicer or the Special Servicer, as applicable, deems to be confidential. The information that pertains to Specially Serviced Mortgage Loans and REO
Properties reflected in such reports will be based solely upon the reports delivered by the Special Servicer to the Master Servicer prior to the related
Distribution Date. None of the Master Servicer, the Special Servicer or the
Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party that is included in any reports, statements, materials or information prepared or provided by the
Master Servicer, the Special Servicer or the Trustee, as applicable.

     Within 60 days after receipt by the Master Servicer from the related borrowers or otherwise, as to Non-Specially Serviced Mortgage Loans, and within
45 days after receipt by the Master Servicer from the Special Servicer or otherwise, as to Specially Serviced Mortgage Loans and REO Properties, of any
annual operating statements or rent rolls with respect to any Mortgaged
Property or REO Property, the Master Servicer (or the Special Servicer, with respect to Specially Serviced Mortgage Loans) will, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) a report
(the "CMSA Operating Statement Analysis Report") and the Master Servicer will remit a copy of each CMSA Operating Statement Analysis Report prepared or updated by it (within 10 days following initial preparation and each update thereof), together with, if so requested, the underlying operating statements and rent rolls, to the Special Servicer in a format reasonably acceptable to the Trustee and Special Servicer.

     Within 60 days after receipt by the Master Servicer (or 30 days in the case of items received by the Special Servicer with respect to Specially
Serviced Mortgage Loans and REO Properties) of any quarterly or annual operating statements with respect to any Mortgaged Property or REO Property, the Master Servicer (or the Special Servicer, with respect to Specially
Serviced Mortgage Loans) will prepare or update and forward to the Special
Servicer and the Directing Certificateholder (in an electronic format reasonably acceptable to the Special Servicer) a report (the "CMSA NOI
Adjustment Worksheet") to normalize the full year net operating income and debt service coverage numbers for such Mortgaged Property or REO Property, together with, if so requested, the related operating statements.

     All CMSA Operating Statement Analysis Reports and CMSA NOI Adjustment
Worksheets will be prepared substantially in the form as set forth in the
Pooling and Servicing Agreement and will be maintained by the Master Servicer with respect to each Mortgaged Property and REO Property, and the Master
Servicer will forward electronic copies (to the extent available) to the
Directing Certificateholder, the Trustee upon request, each Rating Agency upon request, and any Certificateholder, upon request, or to the extent a
Certificate Owner has confirmed its ownership interest in the Certificates held thereby, such Certificate Owner, together with the related operating statement or rent rolls. Each CMSA Operating Statement Analysis Report and CMSA NOI
Adjustment Worksheet will be prepared using normalized year-to-date CMSA methodology as in effect on the Delivery Date and as modified and reasonably agreeable to the Master Servicer from

                                     S-142

time to time. Conveyance of notices and other communications by DTC to
Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Depositor, the REMIC Administrator, the Mortgage Loan Seller
and the Certificate Registrar are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     To the extent set forth in the Pooling and Servicing Agreement the Trustee will make available each month, to the general public, the Distribution Date
Statement (and any additional files containing the same information in an alternative format), the servicer reports, Mortgage Loan information as presented in the CMSA loan setup file, CMSA loan periodic update file, all other CMSA reports provided to it by the Master Servicer and any other item at the request of the Depositor to any interested party via the Trustee's Website initially located at "www.etrustee.net". In addition, pursuant to the Pooling and Servicing Agreement, the Trustee will make available, as a convenience to the general public (and not in furtherance of the distribution of the accompanying prospectus or this prospectus supplement under the securities laws), the Pooling and Servicing Agreement, the accompanying prospectus and this prospectus supplement via the Trustee's Website. For assistance with the above-referenced services, interested parties may call (312) 904-8847. The
Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

     In connection with providing access to the Trustee's Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with the
Pooling and Servicing Agreement.

     For a discussion of certain annual information reports to be furnished by the Trustee to persons who at any time during the prior calendar year were holders of the Offered Certificates, see "Description of the
Certificates--Reports to Certificateholders" in the accompanying prospectus.

     Other Information. The Pooling and Servicing Agreement requires that the
Trustee make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate
Owner of an Offered Certificate or any person identified to the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered
Certificate or any interest therein, originals or copies of, among other things, the following items to the extent in its possession: (a) all officer's certificates delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this prospectus supplement, (b) all accountant's reports delivered to the Trustee since the Delivery Date as described under "Servicing of the Mortgage
Loans--Evidence as to Compliance" in this prospectus supplement, and (c) the
Mortgage Note, Mortgage and other legal documents relating to each Mortgage
Loan, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee. In addition, the Master Servicer is required to make available, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate
(as confirmed to the Master Servicer by the Trustee) or any person identified to the Master Servicer by the Trustee as a prospective transferee of an Offered
Certificate or any interest therein, originals or copies of any and all documents (in the case of documents generated by the Special Servicer, to the extent received therefrom) that constitute the servicing file for each Mortgage
Loan, in each case except to the extent the Master Servicer in its reasonable, good faith determination believes that any item of information contained in such servicing file is of a nature that it should be conveyed to all
Certificateholders at the same time, in which case the Master Servicer is required, as soon as reasonably possible following its receipt of any such item of information, to disclose such item of information to the Trustee for inclusion by the Trustee along with the Distribution Date Statement referred to under "Description of the Certificates--Reports to Certificateholders; Certain
Available Information--Trustee Reports" in this prospectus supplement; provided that, until the Trustee has either disclosed such information to all
Certificateholders along with the Distribution Date Statement or has properly filed such information with the Securities and Exchange Commission on behalf of the Trust under the Securities Exchange Act of 1934, the Master

                                     S-143

Servicer is entitled to withhold such item of information from any
Certificateholder or Certificate Owner or prospective transferee of a
Certificate or an interest therein; and, provided, further, that the Master
Servicer is not required to make information contained in any servicing file available to any person to the extent that doing so is prohibited by applicable law or by any documents related to a Mortgage Loan.

     The Trustee, subject to the last sentence of the prior paragraph, will make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of the items referred to in the prior paragraph that are maintained thereby, to Certificateholders, Certificate
Owners and prospective purchasers of Certificates and interests therein;
provided that the Trustee may require (a) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a beneficial owner of Offered Certificates and will keep such information confidential, and (b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential.
Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, 98%
of the voting rights for the Certificates will be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the
Certificate Balances of their Certificates and 2% of the voting rights will be allocated to the holders of the Class X Certificates (allocated, pro rata, between the Classes of Class X Certificates based on Notional Amount) in proportion to their Notional Amounts. No voting rights will be assigned to the
Class CP, Class V Certificates or REMIC Residual Certificates. See "Description
of the Certificates--Voting Rights" in the accompanying prospectus.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate following the earliest of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO
Property remaining in the Trust Fund, (ii) the purchase or exchange of all of the Mortgage Loans that constitute the Initial Pool Balance and REO Properties remaining in the Trust Fund by the Master Servicer, Special Servicer or by any
holder or holders (other than the Depositor or the Mortgage Loan Seller) of
Certificates representing a majority interest in the Controlling Class or (iii)
the exchange of all the then outstanding Certificates (other than the Class
R-I, Class R-II or Class V Certificates) for the Mortgage Loans remaining in the Trust. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or other location specified in such notice of termination.

     Any such purchase by the Master Servicer, the Special Servicer or the majority holder(s) of the Controlling Class of all the Mortgage Loans and REO
Properties remaining in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all the Mortgage Loans then included in the Trust Fund (other than any Mortgage Loans as to which the related Mortgaged Properties have become REO Properties) and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the
Trustee, minus (b) (solely in the case of a purchase by the Master Servicer)
the aggregate of all amounts payable or reimbursable to the Master Servicer under the Pooling and Servicing Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the Master
Servicer, the Special Servicer or the majority holder(s) of the Controlling
Class to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1.0% of the Initial Pool Balance as of the

                                     S-144

Delivery Date. The purchase price paid by the Master Servicer, the Special
Servicer, or the majority holder(s) of the Controlling Class, exclusive of any portion thereof payable or reimbursable to any person other than the
Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date. The exchange of all the then outstanding
Certificates (other than the Class R-I, Class R-II or Class V Certificates) for the Mortgage Loans remaining in the Trust (i) is limited to certain Classes of
Certificates and (ii) requires that all Certificateholders (other than the
Class R-I, Class R-II and Class V Certificates) must voluntarily participate.

     On the final Distribution Date, the aggregate amount paid by the Master
Servicer, the Special Servicer or the majority holder(s) of the Controlling
Class, as the case may be, for the Mortgage Loans and other assets in the Trust
Fund (if the Trust Fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "The Pooling and Servicing
Agreements--Certificate Account" in the accompanying prospectus), will be applied generally as described under "--Distributions" above.

     Any optional termination by the Master Servicer, the Special Servicer or the majority holder(s) of the Controlling Class would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the
Class XC and Class XP Certificates because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans without the receipt of any Prepayment Premiums and, as a result, investors in the Class XC and Class XP Certificates and any other Certificates purchased at a premium might not fully recoup their initial investment. See "Yield and Maturity
Considerations" in this prospectus supplement.

                                     S-145

                       THE TRUSTEE AND THE FISCAL AGENT

THE TRUSTEE

     LaSalle Bank National Association ("LaSalle"), a national banking association with its principal offices located in Chicago, Illinois, will act as Trustee on behalf of the certificateholders. As compensation for its services, the Trustee will be entitled to receive a fee payable from funds on deposit in the Distribution Account. In addition, the Trustee will be obligated to make any advance required to be made, but not made, by the Master Servicer under the Pooling and Servicing Agreement (including a Servicing Advance, to the extent the Trustee has actual knowledge of the failure of the Master
Servicer to make such Servicing Advance), provided that the Trustee will not be obligated to make any advance that it determines to be nonrecoverable. The
Trustee will be entitled to rely conclusively on any determination by the
Master Servicer or the Special Servicer that an advance, if made, would be nonrecoverable. The Trustee will be entitled to reimbursement (with interest thereon at the Reimbursement Rate) for each advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer. Further, and solely with respect to any P&I Advance relating to the FM Pari Passu Note
A-2 Mortgage Loan, the Trustee will be obligated to make any advance required to be made, but not made, by the Fashion Show Mall Master Servicer or the
Fashion Show Mall Trustee under the Fashion Show Mall Pooling Agreement;
provided, however, that the Trustee will not be obligated to make any advance that it determines to be nonrecoverable. The Trustee will be entitled to rely conclusively on any determination by the Fashion Show Mall Master Servicer or the Fashion Show Mall Trustee that an advance, if made, would be nonrecoverable. The Trustee will be entitled to reimbursement (with interest thereon at the Reimbursement Rate) for each advance made by it in the same manner and to the same extent as, but prior to, the Fashion Show Mall Master
Servicer or the Fashion Show Mall Trustee. The corporate trust office of the
Trustee is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois
60603, Attention: Global Securities and Trust Services Group--Banc of America
Commercial Mortgage Inc. 2005-2.

     The Trustee will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loans or
related documents or the sufficiency of this prospectus supplement and will not be accountable for the use or application by or on behalf of the Master
Servicer or the Special Servicer of any funds paid to the Master Servicer or the Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Certificate Account or any other account maintained by or on behalf of the Master Servicer or the Special
Servicer. If no Event of Default has occurred and is continuing, the Trustee will be required to perform only those duties specifically required under the
Pooling and Servicing Agreement. However, upon receipt of any of the various resolutions, statements, opinions, reports, documents, orders or other instruments required to be furnished to it pursuant to the Pooling and
Servicing Agreement, the Trustee will be required to examine such documents and to determine whether they conform to the requirements of the Pooling and
Servicing Agreement (to the extent set forth therein) without responsibility for investigating the contents thereof.

     LaSalle Bank National Association is rated "A+" by S&P and "Aa3" by
Moody's.

     The information set forth herein concerning the Trustee has been provided by the Trustee and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

     Pursuant to the Pooling and Servicing Agreement, the Trustee will be entitled to the Trustee Fee payable out of general collections on the Mortgage
Loans and any REO Properties. The Trustee Fee will be computed for the same period for which interest payments on the Mortgage Loans are computed.

     The Trustee will also have certain duties as REMIC Administrator. See
"Certain Federal Income Tax Consequences--REMICs --Reporting and Other
Administrative Matters" and "The Pooling and Servicing Agreements-- Certain
Matters Regarding the Master Servicer, the Special Servicer, the REMIC
Administrator and the Depositor", "--Events of Default" and "--Rights Upon
Event of Default" in the accompanying prospectus.

                                     S-146

THE FISCAL AGENT

     ABN AMRO Bank N.V., a banking corporation organized under the laws of The
Netherlands, will act as Fiscal Agent pursuant to the Pooling and Servicing
Agreement. The Fiscal Agent's office is located at 135 South LaSalle Street,
Chicago, Illinois 60603.

     In the event that the Master Servicer and the Trustee fail to make a required advance, the Fiscal Agent will be required to make such advance;
provided that the Fiscal Agent will not be obligated to make any advance that it determines to be nonrecoverable. The Fiscal Agent will be entitled to rely conclusively on any determination by the Master Servicer, the Special Servicer or the Trustee (or, with respect to the FM Pari Passu Note A-2 Mortgage Loan, the determination made by the Fashion Show Mall Master Servicer or the Fashion
Show Mall Special Servicer), as applicable, that an advance, if made, would be nonrecoverable. The Fiscal Agent will be entitled to reimbursement for each advance made by it in the same manner and to the same extent as, but prior to, the Trustee and the Master Servicer.

     The Fiscal Agent will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the certificates, the
Mortgage Loans or related documents or the sufficiency of this prospectus supplement. The duties and obligations of the Fiscal Agent will consist only of making advances as described in "Servicing of the Mortgage Loans--Servicing and
Other Compensation and Payment of Expenses" in this prospectus supplement. The
Fiscal Agent will not be liable except for the performance of such duties and obligations.

     ABN AMRO Bank N.V. is rated "Aa3" by Moody's and "AA-" by S&P. The information set forth herein concerning the Fiscal Agent has been provided by the Fiscal Agent and neither the Depositor nor any Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

INDEMNIFICATION

     The Trustee and the Fiscal Agent will be entitled to indemnification, from amounts held in the Distribution Account, for any loss, liability, damages, claim or expense arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, fraud, bad faith or willful misconduct of the Trustee or the Fiscal Agent. Any such indemnification payments will be Additional Trust Fund Expenses that will reduce the amount available to be distributed to Certificateholders as described under "Description of the Certificates--Subordination; Allocation of
Losses and Certain Expenses" in this prospectus supplement.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (v) the Pass-Through Rate for such Certificate, (w) the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate
Balance of the Class of Certificates to which such Certificate belongs, (x) the rate, timing and severity of Realized Losses on or in respect of the Mortgage
Loans and of Additional Trust Fund Expenses and Appraisal Reductions and the
extent to which such losses, expenses and reductions are allocable to or otherwise result in the nonpayment or deferred payment of interest on, or reduction of the Certificate Balance or Notional Amount of, the Class of
Certificates to which such Certificate belongs, (y) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on the Class of Certificates to which such Certificate belongs and (z)
the extent to which Prepayment Premiums are collected and, in turn, distributed on the Class of Certificates to which such Certificate belongs.

                                     S-147

     Rate and Timing of Principal Payments. The yield to holders of any Class of Offered Certificates that are Sequential Pay Certificates purchased at a discount or premium will be affected by the rate and timing of reductions of the Certificate Balances of such Class of Certificates. As described in this prospectus supplement, the Principal Distribution Amount for each Distribution
Date will be distributable entirely in respect of the Class A-1 Certificates,
Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class
A-AB Certificates and Class A-5 Certificates until the related Certificate
Balances thereof are reduced to zero. Following retirement of the Class A-1
Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4
Certificates, Class A-AB Certificates and Class A-5 Certificates, the Principal
Distribution Amount for each Distribution Date will be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, sequentially in order of Class designation, in each such case until the related
Certificate Balance is reduced to zero. With respect to the Class A-AB
Certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-AB Certificates to principal prepayments on the
Mortgage Loans will depend in part on the period of time during which the Class
A-1, Class A-2, Class A-3 and Class A-4 Certificates remain outstanding. In particular, once such Classes of Certificates are no longer outstanding, any remaining portion on any Distribution Date of the Principal Distribution Amount
will be distributed on the Class A-AB Certificates until the Certificate
Balance of the Class A-AB Certificates is reduced to zero. As such, the Class
A-AB Certificates will become more sensitive to the rate of prepayments on the
Mortgage Loans than they were when the Class A-1, Class A-2, Class A-3 and
Class A-4 Certificates were outstanding.

     In light of the foregoing, the rate and timing of reductions of the
Certificate Balance of each Class of Offered Certificates will depend on the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which any Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Sequential Pay
Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Failure of the borrower under an ARD Loan to repay its
Mortgage Loan by or shortly after its Anticipated Repayment Date, for whatever reason, will also tend to lengthen the weighted average lives of the Sequential
Pay Certificates. Although each ARD Loan includes incentives for the related borrower to repay such Mortgage Loan by the Anticipated Repayment Date (e.g., an increase in the interest rate of the loan above the Mortgage Rate and the application of all excess cash (net of approved property expenses and any required reserves) from the related Mortgaged Property to pay down such
Mortgage Loan, in each case following the passage of such date), there can be no assurance that the related borrower will want, or be able, to repay such
Mortgage Loan in full. Defaults on the Mortgage Loans, particularly in the case of Balloon Loans at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while workouts are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See "Servicing of the Mortgage
Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement and "The Pooling and Servicing Agreements--Realization Upon
Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage
Loans--Foreclosure" in the accompanying prospectus.

     The extent to which the yield to maturity of any Class of Offered
Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on or in respect of the Mortgage Loans are distributed or otherwise result in a reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Offered
Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans

                                     S-148

could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on or in respect of the Mortgage Loans is distributed or otherwise results in reduction of the principal balance of any other Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period may not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. Because the rate of principal payments on or in respect of the
Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. As and to the extent described herein, Realized Losses and Additional Trust Fund Expenses will be allocated (i) with respect to Realized Losses and Additional Trust Fund
Expenses attributable to the CP Component Mortgage Loan, to the Class CP
Certificates to the extent described in this prospectus supplement, and (ii)
with respect to Realized Losses and Additional Trust Fund Expenses attributable to each Mortgage Loan (other than the CP Component Mortgage Loan) and with respect to the CP Component Mortgage Loan after the CP Subordinate Balance has been reduced to zero, to the respective Classes of Sequential Pay Certificates
(which allocation will, in general, reduce the amount of interest distributable thereto in the case of Additional Trust Fund Expenses and reduce the
Certificate Balance thereof in the case of Realized Losses) in the following order: first, to each Class of Sequential Pay Certificates (other than the
Class A Senior Certificates), in reverse sequential order of Class designation, until the Certificate Balance thereof has been reduced to zero; then, to the
Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class
A-4 Certificates, Class A-AB Certificates and Class A-5 Certificates, pro rata in accordance with their respective remaining Certificate Balances, until the remaining Certificate Balance of each such Class has been reduced to zero.

     The Net Aggregate Prepayment Interest Shortfall, if any, for each
Distribution Date will be allocated (i) with respect to Net Aggregate
Prepayment Interest Shortfalls attributable to the CP Component Mortgage Loan, to the Class CP Certificates in and to the extent described in this prospectus supplement, and (ii) with respect to Net Aggregate Prepayment Interest
Shortfalls attributable to each Mortgage Loan (other than the CP Component
Mortgage Loan) and with respect to the CP Component Mortgage Loan after the CP
Subordinate Component's interest otherwise distributable thereon has been reduced to zero, to all Classes of Certificates (other than the REMIC Residual
Certificates, Class CP and Class V Certificates). Such allocations to the REMIC
II Certificates will be made pro rata to such Classes on the basis of Accrued
Certificate Interest otherwise distributable for each such Class for such
Distribution Date and will reduce the respective amounts of Distributable
Certificate Interest for each such Class for such Distribution Date.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on or in respect of the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment
Premiums, Lock-out Periods and amortization terms that require Balloon
Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for retail shopping space, rental apartments, hotel rooms, industrial or warehouse space, health care facility beds, senior living units or office space, as the case may be, in such areas, the quality of management of the
Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors--Risks
Related to the Mortgage Loans", "Description of the Mortgage Pool" and
"Servicing of the Mortgage Loans" in this prospectus

                                     S-149

supplement and "The Pooling and Servicing Agreements" and "Yield and Maturity
Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the Mortgage Loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the Mortgage
Rate (or, in the case of an ARD Loan after its Anticipated Repayment Date, the
Revised Rate) at which a Mortgage Loan accrues interest, a borrower may have an increased incentive to refinance such Mortgage Loan. Conversely, to the extent prevailing market interest rates exceed the applicable Mortgage Rate for any
Mortgage Loan, such Mortgage Loan may be less likely to prepay (other than, in the case of ARD Loans, out of certain net cash flow from the related Mortgaged
Property). Accordingly, there can be no assurance that a Mortgage Loan will be prepaid prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell
Mortgaged Properties to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged
Properties prior to the exhaustion of tax depreciation benefits.

     If a Mortgage Loan is not in a Lock-out Period, any Prepayment Premium in
respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof or a sale of the related Mortgaged Property. See
"Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage
Loans" in this prospectus supplement.

     The Depositor makes no representation or warranty as to the particular factors that will affect the rate and timing of prepayments and defaults on the
Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

WEIGHTED AVERAGE LIVES

     The weighted average life of any Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of such Certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any such Offered Certificate is determined by (i)
multiplying the amount of each principal distribution thereon by the number of years from the assumed Settlement Date (as defined in the definition of
Maturity Assumptions) to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the principal balance of such Certificate. Accordingly, the weighted average life of any such Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate
Balance of the Class of Certificates to which such Offered Certificate belongs.
As described in this prospectus supplement, the Principal Distribution Amount for each Distribution Date will generally be distributable first, in respect of the Class A-AB Certificates until reduced to the Class A-AB Planned Principal
Amount for such Distribution Date, then, to the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-2
Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero, then, to the Class A-AB Certificates until the Certificate
Balance thereof is reduced to zero, and then, to the Class A-5 Certificates until the Certificate Balance thereof is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to the
Mortgage Pool will generally be distributable entirely in respect of the remaining Classes of Sequential Pay Certificates, sequentially in order of
Class designation, in each such case until the related Certificate Balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the Class A-1,

                                     S-150

Class A-2, Class A-3, Class A-4, Class A-AB and Class A-5 Certificates may be
shorter, and the weighted average lives of the Class A-M, Class A-J, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class
L, Class M, Class N, Class O and Class P Certificates may be longer, than would otherwise be the case if the Principal Distribution Amount for each
Distribution Date was being distributed on a pro rata basis among the respective Classes of Sequential Pay Certificates.

     With respect to the Class A-AB Certificates, although based on the
Maturity Assumptions the Certificate Balance of the Class A-AB Certificates on
each Distribution Date would be reduced to the Class A-AB Planned Principal
Amount for such Distribution Date, however we cannot assure you that the
Mortgage Loans will perform in conformity with the Maturity Assumptions.
Therefore, we cannot assure you that the balance of the Class A-AB Certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table. In particular, once the Certificate
Balances of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the
Principal Distribution Amount will be distributed on the Class A-AB
Certificates until the Certificate Balance of the Class A-AB Certificates is
reduced to zero.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the CPR model (as described in the accompanying prospectus). As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed "25%", "50%", "75%", "100%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's
Lock-out Period, if any, during such Mortgage Loan's Defeasance Lock-out
Period, if any, or during such Mortgage Loan's yield maintenance period, if any, and are otherwise made on each of the Mortgage Loans at the indicated
CPRs.

     There is no assurance, however, that prepayments of the Mortgage Loans
(whether or not in a Lock-out Period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage
Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage
Loans that are in a Lock-out Period, Defeasance Lock-out Period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "yield maintenance period" is any period during which a
Mortgage Loan provides that voluntary prepayments be accompanied by a
Prepayment Premium calculated on the basis of a yield maintenance formula.

     The following tables indicate the percentages of the initial Certificate
Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class
A-5, Class A-M, Class A-J, Class B, Class C and Class D Certificates that would be outstanding after each of the dates shown at various CPRs, and the corresponding weighted average lives of such Classes of Certificates, under the following assumptions (the "Maturity Assumptions"): (i) the Mortgage Loans have the characteristics set forth in Annex A to this prospectus supplement as of the Cut-off Date, (ii) the Pass-Through Rate and the initial Certificate
Balance (such initial Certificate Balance referred to in this prospectus supplement for purposes of the Maturity Assumptions as the "Initial Certificate
Balance"), as the case may be, of each Class of Offered Certificates are as described in this prospectus supplement, (iii) the scheduled Monthly Payments for each Mortgage Loan that accrues interest on the basis of actual number of days elapsed during the month of accrual in a 360-day year are the actual contractual Monthly Payments (adjusted to take into account the addition or subtraction of any Withheld Amounts as described under "Description of the
Certificates--Interest Reserve Account" in this prospectus supplement) and taking into account the Amortization Schedules, (iv) there are no delinquencies or losses in respect of the Mortgage Loans, there are no modifications, extensions, waivers or amendments affecting the payment by borrowers of principal or interest on the Mortgage Loans, there are no Appraisal Reduction
Amounts with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties, (v) scheduled Monthly
Payments on the Mortgage Loans are timely received, (vi) no voluntary or involuntary prepayments are received as to any Mortgage Loan during such
Mortgage Loan's Lock-out Period ("LOP"), if any, Defeasance

                                     S-151

Lock-out Period ("DLP"), if any, or, yield maintenance period ("YMP"), if any, and each ARD Loan is paid in full on its Anticipated Repayment Date otherwise, prepayments are made on each of the Mortgage Loans at the indicated CPRs set forth in the tables (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments), (vii) no reserves or holdbacks are applied to prepay any Mortgage Loan in whole or in part, (viii) none of the
Master Servicer, the Special Servicer nor any majority holder(s) of the
Controlling Class exercises its or exercise their right of optional termination described herein, (ix) no Mortgage Loan is required to be repurchased by the
Mortgage Loan Seller, (x) no Prepayment Interest Shortfalls are incurred, (xi)
there are no Additional Trust Fund Expenses, (xii) distributions on the Offered
Certificates are made on the 10th day of each month, commencing in July 2005 and (xiii) the Offered Certificates are settled on June 28, 2005 (the
"Settlement Date"). To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, Class
A-1, Class A-2, Class A-3, Class A-4, Class A-AB, Class A-5, Class A-M, Class
A-J, Class B, Class C and Class D Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans will so prepay at the same rate.
The indicated prepayment speeds were assumed for each Mortgage Loan for an Open
Period. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of the Initial Certificate Balances (and weighted average lives)
shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to conform to the assumptions and be equal to any of the specified CPRs. Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-1 CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)



                                                               PREPAYMENT ASSUMPTION (CPR)
                                           -------------------------------------------------------------------
DATE                                            0%           25%           50%           75%           100%
----                                       -----------   -----------   -----------   -----------   -----------

Initial Percentage .....................      100.00        100.00        100.00        100.00        100.00
June 10, 2006 ..........................       65.17         65.17         65.17         65.17         65.17
June 10, 2007 ..........................       25.06         25.06         25.06         25.06         25.06
June 10, 2008 ..........................        0.00          0.00          0.00          0.00          0.00
Weighted Average Life (years) ..........        1.35          1.33          1.33          1.33          1.33


               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-2 CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)



                                                               PREPAYMENT ASSUMPTION (CPR)
                                           -------------------------------------------------------------------
DATE                                            0%           25%           50%           75%           100%
----                                       -----------   -----------   -----------   -----------   -----------

Initial Percentage .....................     100.00        100.00        100.00        100.00        100.00
June 10, 2006 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2007 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2008 ..........................       0.00          0.00          0.00          0.00          0.00
Weighted Average Life (years) ..........       2.53          2.52          2.51          2.48          2.29



                                     S-152

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-3 CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)



                                                               PREPAYMENT ASSUMPTION (CPR)
                                           -------------------------------------------------------------------
DATE                                            0%           25%           50%           75%           100%
----                                       -----------   -----------   -----------   -----------   -----------

Initial Percentage .....................     100.00        100.00        100.00        100.00        100.00
June 10, 2006 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2007 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2008 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2009 ..........................     100.00         98.48         96.45         93.29         67.48
June 10, 2010 ..........................       0.00          0.00          0.00          0.00          0.00
Weighted Average Life (years) ..........       4.57          4.56          4.54          4.52          4.35


               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-4 CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)



                                                               PREPAYMENT ASSUMPTION (CPR)
                                           -------------------------------------------------------------------
DATE                                            0%           25%           50%           75%           100%
----                                       -----------   -----------   -----------   -----------   -----------

Initial Percentage .....................     100.00        100.00        100.00        100.00        100.00
June 10, 2006 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2007 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2008 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2009 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2010 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2011 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2012 ..........................       0.00          0.00          0.00          0.00          0.00
Weighted Average Life (years) ..........       6.69          6.66          6.64          6.59          6.33


               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
             THE CLASS A-AB CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)



                                                               PREPAYMENT ASSUMPTION (CPR)
                                           -------------------------------------------------------------------
DATE                                            0%           25%           50%           75%           100%
----                                       -----------   -----------   -----------   -----------   -----------

Initial Percentage .....................     100.00        100.00        100.00        100.00        100.00
June 10, 2006 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2007 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2008 ..........................      94.21         94.21         94.21         94.21         94.21
June 10, 2009 ..........................      80.07         80.07         80.07         80.07         80.07
June 10, 2010 ..........................      73.67         73.67         73.67         73.67         73.67
June 10, 2011 ..........................      56.06         56.06         56.06         56.06         56.06
June 10, 2012 ..........................      46.46         46.46         46.46         46.46         46.46
June 10, 2013 ..........................      28.04         28.04         28.04         28.04         28.04
June 10, 2014 ..........................       8.61          8.61          8.61          8.61          8.61
June 10, 2015 ..........................       0.00          0.00          0.00          0.00          0.00
Weighted Average Life (years) ..........       6.35          6.34          6.34          6.34          6.34



                                     S-153

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-5 CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)



                                                               PREPAYMENT ASSUMPTION (CPR)
                                           -------------------------------------------------------------------
DATE                                            0%           25%           50%           75%           100%
----                                       -----------   -----------   -----------   -----------   -----------

Initial Percentage .....................     100.00        100.00        100.00        100.00        100.00
June 10, 2006 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2007 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2008 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2009 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2010 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2011 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2012 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2013 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2014 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2015 ..........................       0.00          0.00          0.00          0.00          0.00
Weighted Average Life (years) ..........       9.68          9.67          9.65          9.63          9.47


               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-M CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)



                                                               PREPAYMENT ASSUMPTION (CPR)
                                           -------------------------------------------------------------------
DATE                                            0%           25%           50%           75%           100%
----                                       -----------   -----------   -----------   -----------   -----------

Initial Percentage .....................     100.00        100.00        100.00        100.00        100.00
June 10, 2006 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2007 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2008 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2009 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2010 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2011 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2012 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2013 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2014 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2015 ..........................       0.00          0.00          0.00          0.00          0.00
Weighted Average Life (years) ..........       9.87          9.87          9.86          9.84          9.64


               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
              THE CLASS A-J CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)



                                                               PREPAYMENT ASSUMPTION (CPR)
                                           -------------------------------------------------------------------
DATE                                            0%           25%           50%           75%           100%
----                                       -----------   -----------   -----------   -----------   -----------

Initial Percentage .....................     100.00        100.00        100.00        100.00        100.00
June 10, 2006 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2007 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2008 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2009 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2010 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2011 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2012 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2013 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2014 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2015 ..........................       0.00          0.00          0.00          0.00          0.00
Weighted Average Life (years) ..........       9.87          9.87          9.87          9.87          9.70


                                     S-154

               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS B CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)



                                                               PREPAYMENT ASSUMPTION (CPR)
                                           -------------------------------------------------------------------
DATE                                            0%           25%           50%           75%           100%
----                                       -----------   -----------   -----------   -----------   -----------

Initial Percentage .....................     100.00        100.00        100.00        100.00        100.00
June 10, 2006 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2007 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2008 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2009 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2010 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2011 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2012 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2013 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2014 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2015 ..........................       0.00          0.00          0.00          0.00          0.00
Weighted Average Life (years) ..........       9.87          9.87          9.87          9.87          9.70


               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS C CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)



                                                               PREPAYMENT ASSUMPTION (CPR)
                                           -------------------------------------------------------------------
DATE                                            0%           25%           50%           75%           100%
----                                       -----------   -----------   -----------   -----------   -----------

Initial Percentage .....................      100.00        100.00        100.00        100.00        100.00
June 10, 2006 ..........................      100.00        100.00        100.00        100.00        100.00
June 10, 2007 ..........................      100.00        100.00        100.00        100.00        100.00
June 10, 2008 ..........................      100.00        100.00        100.00        100.00        100.00
June 10, 2009 ..........................      100.00        100.00        100.00        100.00        100.00
June 10, 2010 ..........................      100.00        100.00        100.00        100.00        100.00
June 10, 2011 ..........................      100.00        100.00        100.00        100.00        100.00
June 10, 2012 ..........................      100.00        100.00        100.00        100.00        100.00
June 10, 2013 ..........................      100.00        100.00        100.00        100.00        100.00
June 10, 2014 ..........................      100.00        100.00        100.00        100.00        100.00
June 10, 2015 ..........................        0.00          0.00          0.00          0.00          0.00
Weighted Average Life (years) ..........        9.87          9.87          9.87          9.87          9.70


               PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF
               THE CLASS D CERTIFICATES UNDER THE SPECIFIED CPRS
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)



                                                               PREPAYMENT ASSUMPTION (CPR)
                                           -------------------------------------------------------------------
DATE                                            0%           25%           50%           75%           100%
----                                       -----------   -----------   -----------   -----------   -----------

Initial Percentage .....................     100.00        100.00        100.00        100.00        100.00
June 10, 2006 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2007 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2008 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2009 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2010 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2011 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2012 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2013 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2014 ..........................     100.00        100.00        100.00        100.00        100.00
June 10, 2015 ..........................       0.00          0.00          0.00          0.00          0.00
Weighted Average Life (years) ..........       9.87          9.87          9.87          9.87          9.71


YIELD SENSITIVITY OF THE CLASS XP CERTIFICATES

     The yield to maturity of the Class XP Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and

                                     S-155

liquidations) and losses on or in respect of the Mortgage Loans. Investors in the Class XP Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

     The following table indicates the approximate pre-tax yield to maturity on a corporate bond equivalent ("CBE") basis on the Class XP Certificates for the specified CPRs based on the Maturity Assumptions. It was further assumed (i)
that the purchase price of the Class XP Certificates is as specified below, expressed as a percentage of the initial Notional Amount of such Certificates, which price does not include accrued interest and (ii) the Master Servicer, the
Special Servicer or a holder or holders of Certificates representing a majority interest in the Controlling Class purchased all of the Mortgage Loans and REO
Properties as described under "Description of the Certificates-- Termination
Retirement of Certificates" in this prospectus supplement.

     The yields set forth in the following table were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the Class XP Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price thereof plus accrued interest, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class XP Certificates (and, accordingly, does not purport to reflect the return on any investment in the Class XP Certificates when such reinvestment rates are considered).

     The characteristics of the Mortgage Loans may differ from those assumed in preparing the table below. In addition, there can be no assurance that the
Mortgage Loans will prepay in accordance with the above assumptions at any of the rates shown in the table or at any other particular rate, that the cash flows on the Class XP Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class XP Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class XP Certificates will be assumed. In addition, it is unlikely that the Mortgage Loans will prepay in accordance with the above assumptions at any of the specified. CPRs until maturity or that all of the Mortgage Loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase Class XP
Certificates.

                        PRE-TAX YIELD TO MATURITY (CBE)
                          OF THE CLASS XP CERTIFICATES
   (PREPAYMENTS LOCKED OUT THROUGH LOP, DLP AND YMP, THEN THE FOLLOWING CPR)



                                            PREPAYMENT ASSUMPTION (CPR)
                           --------------------------------------------------------------
ASSUMED PURCHASE PRICE         0%           25%          50%          75%         100%
------------------------   ----------   ----------   ----------   ----------   ----------

1.33393% ...............       4.56%        4.56%        4.56%        4.56%        4.56%


                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the Offered
Certificates will be used by the Depositor to purchase the Mortgage Loans as described under "Description of the Certificates-- General" in this prospectus supplement, and to pay certain expenses in connection with the issuance of the
Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     For federal income tax purposes, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to designated portions of the Trust Fund, the

                                     S-156

resulting REMICs being herein referred to as the "Component Mortgage Loan
REMIC", "REMIC I" and "REMIC II", respectively. The assets of the Component
Mortgage Loan REMIC will generally include the CP Component Mortgage Loan, the
Trust's interest in any related REO Properties and amounts with respect thereto contained in the Certificate Account, the Interest Reserve Account (as to the
CP Senior Component only) and any REO Accounts. The CP Senior Component as well as the Class CP Certificates will represent "regular interests" in the
Component Mortgage Loan REMIC. The assets of REMIC I generally will include the
Mortgage Loans (the CP Senior Component in the case of the CP Component
Mortgage Loan), the Trust's interest in any REO Properties acquired on behalf of the Certificateholders (other than with respect to the CP Component Mortgage
Loan) and amounts with respect thereto contained in the Certificate Account, the Interest Reserve Account and the REO Accounts (each as defined in the accompanying prospectus). The assets of REMIC II will consist of certain uncertificated "regular interests" in REMIC I and amounts in the Certificate
Account with respect thereto. For federal income tax purposes, (i) the REMIC II
Certificates will evidence the "regular interests" in, and generally will be treated as debt obligations of, REMIC II and (ii) the Class R-II Certificates
will represent the sole class of "residual interest" in REMIC II and (iii) the
Class R-I Certificates will represent the sole class of "residual interests" in the Component Mortgage Loan REMIC and REMIC I. Upon issuance of the Offered
Certificates, Cadwalader, Wickersham & Taft LLP, special tax counsel to the
Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement and the
Fashion Show Mall Pooling Agreement, for federal income tax purposes, the
Component Mortgage Loan REMIC, REMIC I and REMIC II each will qualify as a
REMIC under the Code. In addition, in the opinion of Cadwalader, Wickersham &
Taft LLP, the portion of the Trust Fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the
Code, and the Class V Certificates will evidence beneficial ownership of such
Excess Interest and the Excess Interest Distribution Account. See "Certain
Federal Income Tax Consequences--REMICs" in the accompanying prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT PREMIUMS

     The Offered Certificates generally will be treated as newly originated debt instruments originated on the related Startup Day for federal income tax purposes. The "Startup Day" of the Component Mortgage Loan REMIC, REMIC I and
REMIC II is the Delivery Date. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. It is anticipated that the Offered
Certificates, other than the Class XP Certificates, will be issued at a premium and that the Class XP Certificates will be issued with more than a de minimis amount of original issue discount for federal income tax purposes. See "Certain
Federal Income Tax Consequences-- REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" and "--Premium" in the accompanying prospectus.

     Although unclear for federal income tax purposes, it is anticipated that the Class XP Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the Weighted Average Net Mortgage
Rate changes in accordance with the Prepayment Assumption (as described above)), over their issue price (including accrued interest, if any). Any
"negative" amounts of original issue discount on the Class XP Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of any Class XP Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the OID Regulations may be promulgated with respect to the Certificates.

     For purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium on the Offered Certificates, the Prepayment Assumption will be 0% CPR (except that each ARD Loan will be assumed to be repaid

                                     S-157

on its Anticipated Repayment Date). See "Yield and Maturity
Considerations--Weighted Average Lives" in this prospectus supplement. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

     Prepayment Premiums actually collected will be distributed among the holders of the respective classes of Certificates as described under
"Description of the Certificates--Distributions--
Distributions of Prepayment Premiums" in this prospectus supplement. It is not entirely clear under the Code when the amount of Prepayment Premiums so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Prepayment
Premiums will be treated as giving rise to any income to the holder of an
Offered Certificate prior to the Master Servicer's actual receipt of a
Prepayment Premium. Prepayment Premiums, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of an
Offered Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Prepayment Premiums.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Generally, except to the extent noted below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code for a REIT in the same proportion that the assets of the Trust would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code for a REIT to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. If 95%
or more of the Mortgage Loans are treated as assets described in Section
856(c)(5)(B) of the Code, the Offered Certificates will be treated as such assets in their entirety. The Offered Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code for a domestic building and loan association to the extent that the Mortgage Loans are secured by residential property. It is anticipated that as of the Cut-off
Date, 14.3%, of the Initial Pool Balance will represent Mortgage Loans secured by multifamily properties. None of the foregoing characterizations will apply to the extent of any Mortgage Loans that have been defeased. Accordingly, an investment in the Offered Certificates may not be suitable for some thrift institutions. The Offered Certificates will be treated as "qualified mortgages"
for another REMIC under Section 860G(a)(3)(C) of the Code. See "Description of the Mortgage Pool" in this prospectus supplement and "Certain Federal Income
Tax Consequences--REMICs--Characterization of Investments in REMIC
Certificates" in the accompanying prospectus.

POSSIBLE TAXES ON INCOME FROM FORECLOSURE PROPERTY

     In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" (generally, income not derived from renting or selling real property) within the meaning of the REMIC provisions (an "REO
Tax"). To the extent that income the Trust receives from an REO Property is subject to a tax on "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate (currently
35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. These considerations will be of particular relevance with respect to any health care facilities or hotels that become REO Property. Any REO Tax imposed on the
Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

                                     S-158

REPORTING AND OTHER ADMINISTRATIVE MATTERS

     Reporting of interest income, including any original issue discount, if any, with respect to the Offered Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of the Offered
Certificates and the IRS; holders of Offered Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request.
Reporting regarding qualification of the REMIC's assets as set forth above under "--Characterization of Investments in Offered Certificates" will be made as required under the Treasury regulations, generally on an annual basis.

     As applicable, the Offered Certificate information reports will include a statement of the adjusted issue price of the Offered Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC Administrator may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

                                     S-159

                         CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any Plan that is subject to Title I of ERISA or Section
4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section
4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto. Certain fiduciary and prohibited transaction issues arise only if the assets of the Trust constitute Plan Assets. Whether the assets of the Trust will constitute Plan Assets at any time will depend on a number of factors, including the portion of any Class of Certificates that are held by "benefit plan investors" (as defined in U.S. Department of Labor
Regulation Section 2510.3-101).

     The U.S. Department of Labor issued individual prohibited transaction exemptions to NationsBank Corporation (predecessor in interest to Bank of
America Corporation), PTE 93-31, to Bear, Stearns & Co. Inc., PTE 90-30 and to
Deutsche Bank Securities Inc., Final Authorization Number 97-03E, each as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, which generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and
(b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools, such as the Mortgage Pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by an Exemption-Favored Party, provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an Offered
Certificate to be eligible for exemptive relief thereunder. First, the acquisition of such Offered Certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, such Offered Certificate at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by S&P, Fitch or Moody's. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. Fourth, the sum of all payments made to and retained by the Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the
Offered Certificates; the sum of all payments made to and retained by the
Depositor pursuant to the assignment of the Mortgage Loans to the Trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special
Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing
Agreement and reimbursement of such person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     A fiduciary of a Plan contemplating a purchase of any Class of Offered
Certificates in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing any Class of Offered Certificates, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to such Certificates as of the date of such purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of any Class of Offered Certificates.

     The Exemption also requires that the Trust meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of S&P, Fitch or Moody's for at least one year prior to the Plan's acquisition of an Offered Certificate; and (iii) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of such Certificate. The Depositor has confirmed to its satisfaction that such requirements have been satisfied as of the date hereof.

                                     S-160

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with (i) the direct or indirect sale, exchange or transfer of
Offered Certificates in the initial issuance of Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the Depositor, an
Exemption-Favored Party, the Trustee, the Master Servicer, the Special
Servicer, a sub-servicer, the Mortgage Loan Seller or a borrower is a party in interest (within the meaning of Section 3(14) of ERISA) or a disqualified person (within the meaning of Section 4975(e)(2) of the Code) (a "Party in
Interest") with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (iii) the continued holding of Offered Certificates by a Plan.
However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an
Offered Certificate on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan.

     Moreover, if the general conditions of the Exemption, as well as certain other specific conditions set forth in the Exemption, are satisfied, the
Exemption may also provide an exemption from the restrictions imposed by
Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by
Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the
Code, in connection with (1) the direct or indirect sale, exchange or transfer of the Offered Certificates in the initial issuance of the Offered Certificates between the Depositor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a borrower with respect to 5% or less of the fair market value of the Mortgage Pool or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3)
the continued holding of the Offered Certificates by a Plan.

     Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b)
and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b)
of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the Mortgage Pool.

     Lastly, if the general conditions of the Exemption are satisfied, the
Exemption also may provide an exemption from the restrictions imposed by
Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections
4975(a) and (b) of the Code by reason of Sections 4975(c)(1) (A) through (D) of the Code, if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Offered Certificates.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (i) the Offered Certificates constitute "securities" for purposes of the Exemption and (ii) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction class exemptions. See "Certain ERISA
Considerations" in the accompanying prospectus. We cannot assure you that any such class exemptions will apply with respect to any particular Plan investment in the Offered Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment.

     Plan fiduciaries should note that one of the Mortgage Loans is secured by a Mortgaged Property located in Ontario, Canada. Fiduciaries should consult with their advisors regarding a Plan's continued ability to hold Certificates if the Mortgaged Property securing this Mortgage Loan were acquired by the
Trust as a result of foreclosure.

                                     S-161

     Prospective investors should note that the General Electric Pension Trust holds a significant equity interest in the borrower under one of the Mortgage
Loans, representing 4.7% of the Initial Pool Balance. An investment by an employer with employees covered by the General Electric Pension Trust could involve a prohibited transaction under ERISA for which no exemption (including the Exemption) would be available. Consequently, any such employer should not invest, directly or indirectly, in the Certificates. Each investor in the
Certificates, by its purchase, will be deemed to represent that neither (a) the investor nor (b) any owner of a five percent or greater interest in the investor is such an employer.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to
Title I of ERISA or Section 4975 of the Code. However, such a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under such a similar law. In particular, persons who have an ongoing relationship with the California Public Employees
Retirement System or the California State Teachers Retirement System, each of which is a governmental plan, should note that these plans own equity interests in the TV Guide Hollywood Center Office Building borrower. Such persons should consult with counsel regarding whether this relationship would affect their ability to purchase and hold Certificates.

     Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

     The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

                               LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities"
for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as
amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the
Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the
Offered Certificates under applicable legal investment or other restrictions.
The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying prospectus.

                                     S-162

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the Underwriting
Agreement among the Depositor and the Underwriters, the Depositor has agreed to sell to each of the Underwriters and each of the Underwriters has agreed to purchase, severally but not jointly, the respective Certificate Balances or
Notional Amount as applicable, of each Class of the Offered Certificates as set forth below subject in each case to a variance of 5%.

                         BANC OF AMERICA     BEAR STEARNS     DEUTSCHE BANK
                        -----------------   --------------   --------------
Class A-1 ...........   $   23,600,000       $                $
Class A-2 ...........   $  137,100,000       $                $
Class A-3 ...........   $  236,800,000       $                $
Class A-4 ...........   $  206,700,000       $                $
Class A-AB ..........   $   66,510,000       $                $
Class A-5 ...........   $  476,931,000       $ 1,000,000      $ 1,000,000
Class A-M ...........   $  164,234,000       $                $
Class A-J ...........   $  108,805,000       $                $
Class XP ............   $1,602,012,000       $                $
Class B .............   $   43,111,000       $                $
Class C .............   $   16,423,000       $                $
Class D .............   $   28,741,000       $                $

     With respect to the Offered Certificates, Banc of America is acting as sole lead manager and bookrunner. Bear, Stearns & Co. Inc. and Deutsche Bank
Securities Inc. are each acting as a co-manager, and Banc of America Securities
LLC will be the sole bookrunner for any other classes of certificates, none of which are offered by this prospectus supplement.

     Banc of America Securities LLC is an affiliate of the Depositor. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be an amount equal to approximately
101.86% of the initial aggregate Certificate Balance of the Offered
Certificates, plus accrued interest on all of the Offered Certificates, before deducting expenses payable by the Depositor.

     Distribution of the Offered Certificates will be made by the Underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Underwriters and any dealers that participate with the
Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     Purchasers of the Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be
"underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     The Depositor also has been advised by the Underwriters that the
Underwriters presently intend to make a market in the Offered Certificates;
however, the Underwriters have no obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors--Risks
Related to the Certificates--Liquidity for Certificates May Be Limited" in this prospectus supplement and "Risk Factors--The Limited Liquidity of Your
Certificates May Have an Adverse Impact on Your Ability to Sell Your
Certificates" in the accompanying prospectus.

     The Depositor and the Mortgage Loan Seller have agreed to indemnify the
Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act against, or make contributions to the Underwriters and the such controlling person with respect to, certain liabilities, including certain liabilities under the Securities Act. The
Mortgage

                                     S-163

Loan Seller has agreed to indemnify the Depositor, its officers and directors, the Underwriters and each person, if any, who controls the Depositor or the
Underwriters within the meaning of Section 15 of the Securities Act, with respect to certain liabilities, including certain liabilities under the
Securities Act, relating to the Mortgage Loans sold by the Mortgage Loan
Seller.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Cadwalader,
Wickersham & Taft LLP, Charlotte, North Carolina and for the Underwriters by
Thacher Proffitt & Wood LLP, New York, New York.

                                    RATINGS

     It is a condition to their issuance that the Offered Certificates receive the credit ratings indicated below from S&P and Moody's:

CLASS                                                     S&P     MOODY'S
-----                                                    -----   --------
   Class A-1 .........................................    AAA       Aaa
   Class A-2 .........................................    AAA       Aaa
   Class A-3 .........................................    AAA       Aaa
   Class A-4 .........................................    AAA       Aaa
   Class A-AB ........................................    AAA       Aaa
   Class A-5 .........................................    AAA       Aaa
   Class A-M .........................................    AAA       Aaa
   Class A-J .........................................    AAA       Aaa
   Class XP ..........................................    AAA       Aaa
   Class B ...........................................     AA       Aa2
   Class C ...........................................    AA-       Aa3
   Class D ...........................................     A        A2

     The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each Distribution Date and the ultimate receipt by holders thereof of all payments of principal to which they are entitled by the Rated Final
Distribution Date, which is the Distribution Date in July 2043. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of principal and/or interest, as applicable, required under the Offered Certificates. The ratings of the Offered Certificates do not, however, represent any assessments of (i) the likelihood or frequency of voluntary or involuntary principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated, (iii) whether and to what extent Prepayment Premiums will be collected on the Mortgage Loans in connection with such prepayments or the corresponding effect on yield to investors, (iv) whether and to what extent Default Interest will be received or
Net Aggregate Prepayment Interest Shortfalls will be realized or (v) payments of Excess Interest.

     We cannot assure you that any rating assigned to the Offered Certificates by a Rating Agency will not be lowered, qualified (if applicable) or withdrawn by such Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance as to whether any rating agency not requested to rate the
Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. In this regard, a rating assigned to any
Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto by S&P or
Moody's.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk
Factors--The Nature of Ratings Are Limited and Will Not Guarantee that You Will
Receive Any Projected Return on Your Certificates" in the accompanying prospectus.

                                     S-164

                       GLOSSARY OF PRINCIPAL DEFINITIONS

     "Accrued Certificate Interest" is defined on page S-131 of this prospectus supplement.

     "Additional Trust Fund Expenses" mean, among other things, (i) all Special
Servicing Fees, Workout Fees and Liquidation Fees paid to the Special Servicer,
(ii) any interest paid to the Master Servicer, the Special Servicer, the
Trustee and/or the Fiscal Agent in respect of unreimbursed Advances, (iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) property inspection costs incurred by the Special Servicer for Specially Serviced Mortgage Loans to the extent paid out of general collections, (v) certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including certain reimbursements and indemnifications to the Trustee and/or the Fiscal Agent as described under "The Trustee and the Fiscal
Agent--Indemnification" in this prospectus supplement and under "The Pooling and Servicing Agreements--Certain Matters Regarding the Trustee" in the
accompanying prospectus, certain reimbursements to the Master Servicer, the
Special Servicer, the REMIC Administrator and the Depositor as described under
"The Pooling and Servicing Agreements--Certain Matters Regarding the Master
Servicer, the Special Servicer, the REMIC Administrator and the Depositor" in
the accompanying prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under
"Certain Federal Income Tax Consequences--Possible Taxes on Income From
Foreclosure Property" herein and "Certain Federal Income Tax Consequences--
REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus, (vi) if not advanced by the Master Servicer, any amounts expended on behalf of the Trust to remediate an adverse environmental condition at any
Mortgaged Property securing a Defaulted Mortgage Loan (see "The Pooling and
Servicing Agreements--Realization Upon Defaulted Mortgage Loans" in the
accompanying prospectus), and (vii) any other expense of the Trust Fund not specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from a borrower. Additional Trust Fund Expenses will reduce amounts payable to Certificateholders and, consequently, may result in a loss on the Offered Certificates.

     "Administrative Fee Rate" means the sum of the Master Servicing Fee Rate
(including the per annum rates at which the monthly sub-servicing fee is payable to the related Sub-Servicer (the "Sub-Servicing Fee Rate")) plus the per annum rate applicable to the calculation of the Trustee Fee.

     "Administrative Fees" means the Trustee Fee and the Master Servicing Fee each of which will be computed for the same period for which interest payments on the Mortgage Loans are computed.

     "Advance Interest" means interest payable to the Master Servicer, the
Trustee and the Fiscal Agent with respect to any Advance made thereby and the
Special Servicer with respect to any Servicing Advance made thereby, accrued on the amount of such Advance for so long as it is outstanding at the
Reimbursement Rate, except that no interest will be payable with respect to any
P&I Advance of a payment due on a Mortgage Loan during the applicable grace period.

     "Advances" means Servicing Advances and P&I Advances.

     "Amortization Schedule" means, for the Mortgage Loans or Serviced Whole
Loans listed below, the amount of the related scheduled monthly payments of principal and interest as set forth in the related Annex to this prospectus supplement as follows:

     o    FM Pari Passu Note Note A-2 Mortgage Loan (Loan No. 58620 on Annex A
          to this prospectus supplement) - Annex F-1; and

     o    CP Component Mortgage Loan Senior Component (Loan No. 58449 on Annex A
          to this prospectus supplement) -- Annex F-2.

     "Annual Debt Service" means the amount derived by multiplying the Monthly
Payment set forth for each Mortgage Loan in Annex A to this prospectus supplement by 12.

     "Anticipated Repayment Date" means, with respect to any ARD Loan, the date specified in the related Mortgage Loan documents on which the payment terms and the accrual of interest may change if such ARD Loan is not paid in full.

                                     S-165

     "Appraisal Reduction Amount" means, for any Required Appraisal Loan, in general, an amount (calculated as of the Determination Date immediately following the later of the date on which the most recent relevant appraisal was obtained by the Special Servicer pursuant to the Pooling and Servicing
Agreement and the date of the most recent Appraisal Trigger Event with respect to such Required Appraisal Loan) equal to the excess, if any, of:

     (1) the sum of:

          (a) the Stated Principal Balance of such Required Appraisal Loan as of such Determination Date,

          (b) to the extent not previously advanced by or on behalf of the
     Master Servicer, or the Trustee, all unpaid interest (net of Default
     Interest) accrued on such Required Appraisal Loan through the most recent
     Due Date prior to such Determination Date,

          (c) all unpaid Master Servicing Fees, Special Servicing Fees, Trustee
     Fees and Additional Trust Fund Expenses accrued with respect to such
     Required Appraisal Loan,

          (d) all related unreimbursed Advances made by or on behalf of the
     Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent with respect to such Required Appraisal Loan and reimbursable out of the Trust
     Fund, together with all unpaid Advance Interest accrued on such Advances,
     and

          (e) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as applicable, for which neither the Master Servicer nor the Special Servicer holds any escrow payments or Reserve Funds;

     over

     (2) the sum of:

          (x) the excess, if any, of (i) 90% of the Appraisal Value of the related Mortgaged Property or REO Property (subject to such downward adjustments as the applicable Special Servicer may deem appropriate
     (without implying any obligation to do so) based upon its review of the related appraisal and such other information as such Special Servicer deems appropriate), as applicable, as determined by the most recent relevant appraisal acceptable for purposes of the Pooling and Servicing Agreement, over (ii) the amount of any obligation(s) secured by any liens on such
     Mortgaged Property or REO Property, as applicable, that are prior to the lien of such Required Appraisal Loan, and

          (y) any escrow payments, reserve funds and/or letters of credit held by the Master Servicer or the Special Servicer with respect to such
     Required Appraisal Loan, the related Mortgaged Property or any related REO
     Property (exclusive of any such items that are to be applied to real estate taxes, assessments, insurance premiums and/or ground rents or that were taken into account in determining the Appraisal Value of the related
     Mortgaged Property or REO Property, as applicable, referred to in clause
     (2)(x)(i) above).

     "Appraisal Trigger Event" means any of the following events: (1) any
Mortgage Loan or Serviced Whole Loan becoming a Modified Mortgage Loan; (2) any
Monthly Payment with respect to any Mortgage Loan or Serviced Whole Loan remaining unpaid for 60 days past the Due Date for such payment; provided, however, solely in the case of a delinquent Balloon Payment and if (x) the related borrower is actively seeking a refinancing commitment, (y) the related borrower continues to make payments in the amount of its Monthly Payment, and
(z) the Directing Certificateholder consents, failure to pay such Balloon
Payment during such 60-day period shall not constitute an Appraisal Trigger
Event if the related borrower has delivered to the Master Servicer, on or before the 60th day after the due date of such Balloon Payment, a refinancing commitment reasonably acceptable to the Master Servicer, for such longer period, not to exceed 120 days beyond such due date, during which the refinancing would occur; (3) the passage of 60 days after the Special Servicer receives notice that the mortgagor under such Mortgage Loan or Serviced Whole
Loan becomes the subject of bankruptcy,

                                     S-166

insolvency or similar proceedings, which remain undischarged and undismissed;
(4) the passage of 60 days after the Special Servicer receives notice that a receiver or similar official is appointed with respect to the related Mortgaged
Property; (5) the related Mortgaged Property becoming an REO Property or (6)
the passage of 60 days after the third extension of a Mortgage Loan or a
Serviced Whole Loan.

     "Appraisal Value" means, for any Mortgaged Property, the appraiser's value as stated in the appraisal available to the Depositor as of the date specified on the schedule, which may be an "as is" or "as stabilized" value.

     "Approval Provisions" mean the approvals and consents necessary in connection with a Special Action or the extension of the Maturity Date of a
Mortgage Loan (other than the FM Pari Passu Note A-2 Mortgage Loan): (i) with respect to any Non-Specially Serviced Mortgage Loan, the Master Servicer will be required to obtain the approval or consent of the Special Servicer in connection with a Special Action; (ii) with respect to (A) any Non-Partitioned
Mortgage Loan that is a Non-Specially Serviced Mortgage Loan or any Post CAP
Loan that involves an extension of the Maturity Date of such Mortgage Loan or
(B) in connection with a Special Action for any Non-Partitioned Mortgage Loan or any Post CAP Loan, the Master Servicer will be required to obtain the approval and consent of the Special Servicer and the Special Servicer will be required to obtain the approval and consent of the Directing Certificateholder;
(iii) with respect to any Non-Partitioned Mortgage Loan or any Post CAP Loan
that is a Specially Serviced Mortgage Loan, the Special Servicer will be required to seek the approval and consent of the Directing Certificateholder in connection with a Special Action; (iv) with respect to the Regents Square I &
II Mortgage Loan during any time period that a Regents Square I & II Control
Appraisal Event does not exist, the Master Servicer, if the Regents Square I &
II Mortgage Loan is then a Non-Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the Special Servicer, which consent will not be granted without the Special Servicer first obtaining the consent of the Regents Square I & II Controlling Holder, in connection with a
Special Action; (v) with respect to the Mission City Corporate Center Mortgage
Loan during any time period that a Mission City Corporate Center Control
Appraisal Event does not exist, the Master Servicer, if the Mission City
Corporate Center Mortgage Loan is then a Non-Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the Special Servicer, which consent will not be granted without the Special Servicer first obtaining the consent of the Mission City Corporate Center Controlling Holder, in
connection with a Special Action; (vi) with respect to the CP Component
Mortgage Loan during any time period that a CP Control Appraisal Event does not exist, the Master Servicer, if the CP Component Mortgage Loan is then a
Non-Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the Special Servicer, which consent will not be granted without the
Special Servicer first obtaining the consent of the CP Controlling Holder, in connection with a Special Action; (vii) with respect to the Regents Square I &
II Mortgage Loan during any time period that a Regents Square I & II Control
Appraisal Event does not exist, the Special Servicer, if the Regents Square I &
II Mortgage Loan is then a Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the Regents Square I & II Controlling
Holder in connection with a Special Action; (viii) with respect to the Mission
City Corporate Center Mortgage Loan during any time period that a Mission City
Corporate Center Control Appraisal Event does not exist, the Special Servicer, if the Mission City Corporate Center Mortgage Loan is then a Specially Serviced
Mortgage Loan, will be required to seek the approval and consent of the Mission
City Corporate Center Controlling Holder in connection with a Special Action;
and (ix) with respect to the CP Component Mortgage Loan during any time period that a CP Control Appraisal Event does not exist, the Special Servicer, if the
CP Component Mortgage Loan is then a Specially Serviced Mortgage Loan, will be required to seek the approval and consent of the CP Controlling Holder in connection with a Special Action

     "ARD Loan" means a loan that provides for changes in payments and accrual of interest, including the capture of Excess Cash Flow from the related
Mortgaged Property and an increase in the applicable Mortgage Rate, if it is not paid in full by the Anticipated Repayment Date.

     "Asset Status Report" means a report to be prepared by the Special
Servicer for each loan that becomes a Specially Serviced Mortgage Loan.

     "Assumed Monthly Payment" means an amount deemed due in respect of: (i)
any Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its

                                     S-167

stated maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or (ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly
Payment deemed due on any such Mortgage Loan delinquent as to its Balloon
Payment, for its stated maturity date and for each successive Due Date that it remains outstanding, will equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with such Mortgage Loan's terms in effect immediately prior to maturity. The "Assumed Monthly Payment" deemed due on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, for each Due Date that such REO Property remains part of the
Trust Fund, will equal the Monthly Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment as described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property.

     "Available Distribution Amount" means, for any Distribution Date, in general:

          (a) all amounts on deposit in the Certificate Account as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following: (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection
     Period; (ii) any payments of principal and interest, Liquidation Proceeds and Insurance and Condemnation Proceeds received after the end of the related Collection Period; (iii) Prepayment Premiums (which are separately distributable on the Certificates as described in this prospectus supplement); (iv) Excess Interest (which is distributable to the Class V
     Certificates as described in this prospectus supplement); (v) amounts that are payable or reimbursable to any person other than the Certificateholders
     (including amounts payable to the Master Servicer, the Special Servicer, any Sub-Servicers, the Trustee or the Fiscal Agent as compensation
     (including Trustee Fees, Master Servicing Fees, Special Servicing Fees,
     Workout Fees, Liquidation Fees, Default Charges (to the extent Default
     Charges are not otherwise applied to cover interest on Advances or other expenses), assumption fees and modification fees), amounts payable in reimbursement of outstanding Advances, together with interest thereon, and amounts payable in respect of other Additional Trust Fund Expenses); (vi)
     amounts deposited into the Certificate Account in error; (vii) all funds released from the Excess Liquidation Proceeds Account with respect to such
     Distribution Date; (viii) with respect to each Mortgage Loan that accrues interest on an Actual/360 Basis and any Distribution Date relating to the one-month period preceding the Distribution Date in each February (and in any January of a year that is not a leap year), an amount equal to the related Withheld Amount; and (ix) any amounts distributable to the Class CP
     Certificates in respect of the CP Component Mortgage Loan as described in clauses (iv) through (vi) under "--Distributions--Class CP Certificates and the CP Component Mortgage Loan" in this prospectus supplement.

          (b) to the extent not already included in clause (a), any P&I Advances made with respect to such Distribution Date, any Compensating Interest
     Payments made by the Master Servicer to cover Prepayment Interest
     Shortfalls incurred during the related Collection Period and for the
     Distribution Date occurring in each March, the related Withheld Amounts remitted to the Trustee for distribution to the Certificateholders as described under "Description of the Certificates--Interest Reserve Account"
     in this prospectus supplement.

     "Average Daily Rate" or "ADR" means, with respect to a hotel Mortgaged
Property, the average rate charged at the Mortgaged Property per day.

     "Balance Per Unit" means, for each Mortgage Loan, the related balance of such Mortgage Loan divided by the number of Units, Rooms, Pads or SF (as applicable), provided that (i) with respect to the FM Pari Passu Note A-2
Mortgage Loan such calculation includes both the FM Pari Passu Note A-2
Mortgage Loan and the Fashion Show Mall Note A-1 Senior Portion (and excludes the Fashion Show Mall Note A-1 Junior Portion), (ii) with respect to the
Regents Square I & II Whole Loan such calculation includes only the Regents
Square I & II Mortgage Loan (and excludes the Regents Square I & II B Note);
(iii) with respect to the Mission City Corporate Center Whole Loan such calculation includes only the Mission City Corporate Center Mortgage Loan (and excludes the Mission City Corporate Center B

                                     S-168

Note); and (iv) with respect to the CP Component Mortgage Loan such calculation includes only the CP Senior Component (and excludes the CP Subordinate
Component). Accordingly such ratios would be higher if the pari passu note, subordinate component and/or B notes (as applicable) were included.

     "Balloon" or "Balloon Loan" means a Mortgage Loan that provides for monthly payments of principal based on an amortization schedule significantly longer than the related remaining term thereof, thereby leaving substantial principal amounts due and payable on its Maturity Date, unless prepaid prior thereto.

     "Balloon or ARD Loan-to-Value Ratio", "Balloon or ARD LTV Ratio", "Balloon
or ARD LTV", "Maturity Date Loan-to-Value" or "Maturity Date LTV" means, with respect to any Mortgage Loan, the principal portion of the Balloon Payment of such Mortgage Loan (in the case of an ARD Loan, assuming repayment on its
Anticipated Repayment Date) divided by the Appraisal Value of the related
Mortgage Loan, except:

          (i) with respect to the FM Pari Passu Note A-2 Mortgage Loan such calculation includes both the FM Pari Passu Note A-2 Mortgage Loan and the
     Fashion Show Mall Note A-1 Senior Portion (and excludes the Fashion Show
     Mall Note A-1 Junior Portion), (ii) with respect to the Regents Square I &
     II Whole Loan such calculation includes only the Regents Square I & II
     Mortgage Loan (and excludes the Regents Square I & II B Note); (iii) with respect to the Mission City Corporate Center Whole Loan such calculation includes only the Mission City Corporate Center Mortgage Loan (and excludes the Mission City Corporate Center B Note); and (iv) with respect to the CP
     Component Mortgage Loan such calculation includes only the CP Senior
     Component (and excludes the CP Subordinate Component). Accordingly such ratios would be higher if the pari passu note, subordinate component and/or
     B notes (as applicable) were included; and

          (ii) with respect to two sets of Cross-Collateralized Mortgage Loans
     ((a) Loan Nos. 58852 and 58846 and (b) Loan Nos. 58727 and 58725 on Annex A
     to this prospectus supplement) (1) the aggregate principal portion of the
     Balloon Payments for the related Cross-Collateralized Mortgage Loans divided by (2) the aggregate Appraisal Value for the related Mortgaged
     Properties securing such Cross-Collateralized Mortgage Loans.

     "Balloon Payment" means the principal amount due and payable, together with the corresponding interest payment, on a Balloon Loan on the related
Maturity Date.

     "Balloon Payment Interest Shortfall" means, with respect to any Balloon
Loan with a Maturity Date that occurs after, or that provides for a grace period for its Balloon Payment that runs past, the Determination Date in any calendar month, and as to which the Balloon Payment is actually received after the Determination Date in such calendar month (but no later than its Maturity
Date or, if there is an applicable grace period, beyond the end of such grace period), the amount of interest, to the extent not collected from the related
Determination Date, that would have accrued on the principal portion of such
Balloon Payment during the period from the related Maturity Date to, but not including, the first day of the calendar month following the month of maturity
(less the amount of related Master Servicing Fees that would have been payable from that uncollected interest and, if applicable, exclusive of any portion of that uncollected interest that would have been Default Interest).

     "Base Interest Fraction" means, with respect to any Principal Prepayment on any Mortgage Loan and with respect to any Class of Sequential Pay
Certificates, a fraction (a) whose numerator is the amount, if any, by which
(i) the Pass-Through Rate on such Class of Certificates exceeds (ii) the
Discount Rate and (b) whose denominator is the amount, if any, by which (i) the
Mortgage Rate on such Mortgage Loan exceeds (ii) the Discount Rate. However, under no circumstances will the Base Interest Fraction be greater than one. If such Discount Rate is greater than or equal to the lesser of (x) the Mortgage
Rate on such Mortgage Loan and (y) the Pass-Through Rate described in the preceding sentence, then the Base Interest Fraction will equal zero.

     "Bridger" is defined on page S-73 of this prospectus supplement.

     "Cash Flow" means with respect to any Mortgaged Property, the total cash flow available for Annual Debt Service on the related Mortgage Loan, generally calculated as the excess of Revenues over Expenses, capital expenditures and tenant improvements and leasing commissions.

                                     S-169

          (i) "Revenues" generally consist of certain revenues received in respect of a Mortgaged Property, including, for example, (A) for the
     Multifamily Mortgaged Properties, rental and other revenues; (B) for the
     Commercial Mortgaged Properties, base rent (less mark-to-market adjustments in some cases), percentage rent, expense reimbursements and other revenues;
     and (C) for hotel Mortgaged Properties, guest room rates, food and beverage charges, telephone charges and other revenues.

          (ii) "Expenses" generally consist of all expenses incurred for a
     Mortgaged Property, including for example, salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the Mortgaged Property)
     and the amount of real estate taxes, general and administrative expenses, ground lease payments, and other costs but without any deductions for debt service, depreciation and amortization or capital expenditures therefor. In the case of hotel Mortgaged Properties, Expenses include, for example, expenses relating to guest rooms (hotels only), food and beverage costs, telephone bills, and rental and other expenses, and such operating expenses as general and administrative, marketing and franchise fees.

     In certain cases, Full Year Cash Flow, Most Recent Cash Flow and/or U/W
Cash Flow have been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Such Cash Flow does not necessarily reflect accrual of certain costs such as capital expenditures and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures and non-recurring items may have been treated by a borrower as an expense but were deducted from Most
Recent Expenses, Full Year Expenses or U/W Expenses to reflect normalized Most
Recent Cash Flow, Full Year Cash Flow or U/W Cash Flow, as the case may be. The
Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes that may have occurred since the date of the information provided by each borrower for the related Mortgaged
Property. Such Cash Flow was not necessarily determined in accordance with
GAAP. Such Cash Flow is not a substitute for net income determined in accordance with GAAP as a measure of the results of a Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. Moreover, in certain cases such Cash Flow may reflect partial-year annualizations.

     "Certificate Balance" means for any Class of Sequential Pay Certificates or Class CP Certificates outstanding at any time the then aggregate stated
principal amount thereof.

     "Certificate Owner" means a beneficial owner of an Offered Certificate.

     "Certificate Registrar" means the Trustee in its capacity as registrar.

     "Class" is defined on page S-117 of this prospectus supplement.

     "Class A Senior Certificates" is defined on page S-117 of this prospectus supplement.

     "Class A-AB Planned Principal Balance" means, for any Distribution Date, the balance shown for such Distribution Date in the table set forth in Annex D to this prospectus supplement.

     "Class XP (Class B) Fixed Strip Rate" is defined on page S-121 of this prospectus supplement.

     "Class XP (Class C) Fixed Strip Rate" is defined on page S-122 of this prospectus supplement.

     "Class XP (Class D) Fixed Strip Rate" is defined on page S-122 of this prospectus supplement.

     "CMSA NOI Adjustment Worksheet" is defined on page S-142 of this prospectus supplement.

     "CMSA Operating Statement Analysis Report" is defined on page S-142 of this prospectus supplement.

     "Collateral Substitution Deposit" means an amount that will be sufficient to (a) purchase U.S. government obligations (or in some instances the applicable Mortgage Loan documents may require the borrower to deliver the U.S.
government obligations referenced in this clause (3)) providing for payments on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related Maturity Date or Anticipated
Repayment Date (or, in certain cases, the

                                     S-170

commencement of the related Open Period) in amounts sufficient to pay the scheduled payments (including, if applicable, payments due on the Regents
Square I & II B Note, the Mission City Corporate Center B Note or the CP
Subordinate Component in the case of the related Mortgage Loan) due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial defeasance and (b) pay any costs and expenses incurred in connection with the purchase of such U.S. government obligations.

     "Collection Period" is defined on page S-10 of this prospectus supplement.

     "Commercial Loan" means a Mortgage Loan secured by a Commercial Mortgaged
Property.

     "Commercial Mortgaged Property" means a hotel, retail shopping mall or center, an office building or complex, an industrial or warehouse building or a self-storage facility.

     "Compensating Interest Payment" means a cash payment from the Master
Servicer to the Trustee in an amount equal to the sum of (i) the aggregate amount of Balloon Payment Interest Shortfalls, if any, incurred in connection with Balloon Payments received in respect of the Mortgage Loans during the most recently ended Collection Period, plus (ii) the lesser of (A) the aggregate amount of Prepayment Interest Shortfalls, if any, incurred in connection with principal prepayments received in respect of the Mortgage Loans during the most recently ended Collection Period, and (B) the aggregate of (1) that portion of its Master Servicing Fees for the related Collection Period that is, in the case of each and every Mortgage Loan and REO Loan for which such Master
Servicing Fees are being paid in such Collection Period, calculated at 0.01%
per annum, and (2) all Prepayment Interest Excesses received in respect of the
Mortgage Loans during the most recently ended Collection Period, plus (iii) in the event that any principal prepayment was received on the last business day of the second most recently ended Collection Period, but for any reason was not included as part of the Master Servicer Remittance Amount for the preceding
Master Servicer Remittance Date (other than because of application of the subject principal prepayment for another purpose), the total of all interest and other income accrued or earned on the amount of such principal prepayment while it is on deposit with the Master Servicer.

     "Component Mortgage Loan REMIC" is defined on page S-20 of this prospectus supplement.

     "Controlling Class" means, as of any date of determination, the outstanding Class of Sequential Pay Certificates with the lowest payment priority (the Class A Certificates being treated as a single Class for this purpose) that has a then outstanding Certificate Balance at least equal to 25%
of its initial Certificate Balance (or, if no Class of Sequential Pay
Certificates has a Certificate Balance at least equal to 25% of its initial
Certificate Balance, then the Controlling Class will be the outstanding Class of Sequential Pay Certificates with the then largest outstanding Class principal balance). The Controlling Class as of the Delivery Date will be the
Class P Certificates.

     "Controlling Class Certificateholder" means each Holder (or Certificate
Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner).

     "Corrected Mortgage Loan" means any Mortgage Loan or Serviced Whole Loan which ceases to be a Specially Serviced Mortgage Loan (and as to which the
Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances that caused the loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists): (a) in the case of the circumstances described in clause (a) in the definition of Servicing
Transfer Event, if and when the related mortgagor has made three consecutive full and timely Monthly Payments under the terms of such loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special
Servicer pursuant to the Pooling and Servicing Agreement); (b) in the case of the circumstances described in clauses (b), (d), (e) and (f) in the definition of Servicing Transfer Event, if and when such circumstances cease to exist in the reasonable judgment of the Special Servicer; (c) in the case of the circumstances described in clause (c) in the definition of Servicing Transfer
Event, if and when such default is cured in the reasonable judgment of the
Special Servicer; and (d) in the case of the circumstances described in clause
(g) in the definition of Servicing Transfer Event, if and when such proceedings are terminated.

                                     S-171

     "CP Accrued Component Interest" means, in respect of the CP Subordinate
Component for each Distribution Date, one calendar month's interest at the applicable interest rate (net of the Administrative Fee Rate) for the CP
Subordinate Component, which, in the case of the CP Senior Component, is equal to approximately 5.236% per annum and, in the case of the CP Component, is equal to the Pass-Through Rate of the Class CP Certificates. The CP Senior
Component and the CP Subordinate Component accrue interest on an Actual/360
Basis.

     "CP Component Distributable Interest" means, in respect of the CP
Subordinate Component for each Distribution Date, the CP Accrued Component
Interest in respect of the CP Subordinate Component reduced by the component's allocable share (calculated as described in the definition of CP Accrued
Component Interest) of any Prepayment Interest Shortfall for such Distribution
Date.

     "CP Component Mortgage Loan" is defined on page S-84 of this prospectus supplement.

     "CP Component Principal Entitlement" means, with respect to any CP
Subordinate Component (a) prior to any monetary or other material event of default under the CP Component Mortgage Loan, an amount equal to such CP
Subordinate Component's pro rata share of the CP Principal Distribution Amount and (b) after any monetary or other material event of default under the CP
Component Mortgage Loan, an amount equal to the lesser of (i) the outstanding principal balance of such CP Subordinate Component and (ii) the portion of the
CP Principal Distribution Amount remaining after giving effect to all distributions of higher priority on such Distribution Date.

     "CP Control Appraisal Event" means that the outstanding principal balance of the CP Subordinate Component (net of any Appraisal Reduction Amounts,
principal payments, realized losses and unreimbursed additional trust fund expenses) is less than 25% of its original principal balance.

     "CP Controlling Holder" means (a) prior to the occurrence of a CP Control
Appraisal Event, holders of a majority percentage interest in the Class CP
Certificates, and (b) during the occurrence and the continuation of a CP
Control Appraisal Event, the Directing Certificateholder.

     "CP Principal Distribution Amount" means, for any Distribution Date, in general, the aggregate of the following: (a) the principal portions of all
Monthly Payments (other than a Balloon Payment) and any Assumed Monthly
Payments due or deemed due, as the case may be, in respect of the CP Component
Mortgage Loan for the Due Date occurring during the related Collection Period;
(b) all voluntary principal prepayments received on the CP Component Mortgage
Loan during the related Collection Period; (c) with respect to the CP Component
Mortgage Loan, if its stated maturity date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause (d) below) made by or on behalf of the borrower during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the CP
Component Mortgage Loan on a Due Date during or prior to the related Collection
Period and not previously recovered; (d) all Liquidation Proceeds and Insurance and Condemnation Proceeds received on the CP Component Mortgage Loan during the related Collection Period that were identified and applied by the Master
Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents recovery of the principal portion of any Monthly
Payment (other than a Balloon Payment) due, or the principal portion of any
Assumed Monthly Payment deemed due, in respect of the CP Component Mortgage
Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and (e) the portion any amount described in clause (f) of the definition of Principal Distribution Amount, as described under
"Description of the Certificates--Distributions--Principal Distribution Amount"
in this prospectus supplement, that is attributable to the CP Component
Mortgage Loan.

     "CP Schedule" means the payment of principal and interest under the CP
Component Mortgage Loan based on an interest rate under the whole loan of
5.500% per annum (with the accrual of interest calculated on an Actual/360
Basis), a 30-year amortization term with each respective scheduled monthly payment made by the borrower calculated on a 30/360 Basis. The portion of the
CP Schedule applicable to the CP Senior Component is contained in Annex F-2 to this prospectus supplement.

                                     S-172

     "CP Senior Balance" means the deemed principal balance related to the CP
Senior Component for purposes of calculating the allocation of collections on the CP Component Mortgage Loan between the CP Senior Component, on the one hand, and the CP Subordinate Component on the other hand.

     "CP Senior Component" is defined on page S-84 of this prospectus supplement.

     "CP Subordinate Balance" means the deemed principal balance related to the
CP Subordinate Component for purposes of calculating the allocation of collections on the CP Component Mortgage Loan between the CP Senior Component, on the one hand, and the CP Subordinate Component on the other hand.

     "CP Subordinate Component" is defined on page S-84 of this prospectus supplement.

     "Cross-Collateralized Mortgage Loan" means a Mortgage loan that is part of a set of cross-collateralized and cross-defaulted Mortgage Loans.

     "Cut-off Date" is defined on page S-9 of this prospectus supplement.

     "Cut-off Date Balance" means, for each Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

     "Cut-off Date Loan-to-Value Ratio", "Cut-off Date LTV Ratio" or "Cut-off
Date LTV" means, with respect to any Mortgage Loan, the Cut-off Date Balance of such Mortgage Loan divided by the Appraisal Value of the related Mortgage Loan, except:

          (1) (i) with respect to the FM Pari Passu Note A-2 Mortgage Loan such calculation includes both the FM Pari Passu Note A-2 Mortgage Loan and the
     Fashion Show Mall Note A-1 Senior Portion (and excludes the Fashion Show
     Mall Note A-1 Junior Portion); (ii) with respect to the Regents Square I &
     II Whole Loan such calculation includes only the Regents Square I & II
     Mortgage Loan (and excludes the Regents Square I & II B Note); (iii) with respect to the Mission City Corporate Center Whole Loan such calculation includes only the Mission City Corporate Center Mortgage Loan (and excludes the Mission City Corporate Center B Note); and (iv) with respect to the CP
     Component Mortgage Loan such calculation includes only the CP Senior
     Component (and excludes the CP Subordinate Component). Accordingly such ratios would be higher if the pari passu note, subordinate component and/or
     B notes (as applicable) were included; and

          (2) with respect to two sets of Cross-Collateralized Mortgage Loans
     (a) Loan Nos. 58852 and 58846 and (b) Loan Nos. 58727 and 58725 on Annex A
     to this prospectus supplement) (1) the aggregate Cut-off Date Balance for the related Cross-Collateralized Mortgage Loans divided by (2) the aggregate Appraisal Value for such Cross-Collateralized Mortgage Loans.

     "Default Charges" means late payment charges and Default Interest.

     "Default Interest" means interest (other than Excess Interest) in excess of interest at the related Mortgage Rate accrued as a result of a default and/or late payment charges.

     "Defaulted Mortgage Loan" means a Mortgage Loan (i) that is delinquent 60 days or more in respect to a Monthly Payment (not including the Balloon
Payment) or (ii) is delinquent in respect of its Balloon Payment unless (w) the related borrower is actively seeking a refinancing commitment, (x) the related borrower continues to make payments in the amount of its Assumed Monthly
Payment, (y) the Directing Certificateholder consents, and (z) the related mortgagor has delivered to the Master Servicer, on or before the 60th day after the due date of such Balloon Payment, a refinancing commitment reasonably acceptable to the Master Servicer, for such longer period, not to exceed 120 days beyond the due date of such Balloon Payment, during which the refinancing would occur (provided that if such refinancing does not occur during such time specified in the commitment, the related Mortgage Loan will immediately become a Defaulted Mortgage Loan), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or
Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (iii) as to which the Master Servicer or
Special Servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

                                     S-173

     "Defeasance" means (for purposes of Annex A to this prospectus supplement), with respect to any Mortgage Loan, that such Mortgage Loan is subject to a Defeasance Option.

     "Defeasance Lock-out Period" or "DLP" means the time after the specified period, which is at least two years from the Delivery Date, provided no event of default exists, during which the related borrower may obtain a release of a
Mortgaged Property from the lien of the related Mortgage by exercising its
Defeasance Option.

     "Defeasance Option" means the option of the related borrower to obtain a release of a Mortgaged Property from the lien of the related Mortgage during the Defeasance Lock-out Period, provided no event of default exists and other conditions are satisfied as described in this prospectus supplement.

     "Definitive Certificate" means a fully registered physical certificate.

     "Delivery Date" is defined on page S-9 of this prospectus supplement.

     "Depositor" is defined on page S-9 of this prospectus supplement.

     "Determination Date" is defined on page S-10 of this prospectus supplement.

     "Directing Certificateholder" means the Controlling Class
Certificateholder (or a representative selected by such Controlling Class
Certificateholder to act on its behalf) selected by the majority
Certificateholder of the Controlling Class, as certified by the Trustee from time to time; provided, however, that (i) absent such selection, or (ii) until a Directing Certificateholder is so selected, or (iii) upon receipt of a notice from a majority of the Controlling Class, by Certificate Balance, that a
Directing Certificateholder is no longer designated, the Controlling Class
Certificateholder that owns the largest aggregate Certificate Balance of the
Controlling Class will be the Directing Certificateholder. As of the Delivery
Date the Directing Certificateholder is Anthracite Capital, Inc.

     "Discount Rate" means, with respect to any applicable Prepayment Premium calculation, the yield on the U.S. Treasury issue with a maturity date closest to the Maturity Date for the Mortgage Loan being prepaid (if applicable, converted to a monthly compounded nominal yield), or an interpolation thereof, in any case as specified and used in accordance with the related Mortgage Loan documents in calculating the Prepayment Premium with respect to the related prepayment.

     "Distributable Certificate Interest" is defined on page S-131 of this prospectus supplement.

     "Distribution Date" is defined on page S-10 of this prospectus supplement.

     "Distribution Date Statement" is defined on page S-140 of this prospectus supplement.

     "DTC" means The Depository Trust Company.

     "Due Date" means the first day of each month.

     "Emergency Advance" means a Servicing Advance that must be made within five business days in order to avoid a material adverse consequence to the
Trust Fund.

     "Environmental Report" means the report summarizing (A) an environmental site assessment, an environmental site assessment update or a transaction screen that was performed by an independent third-party environmental consultant with respect to a Mortgaged Property securing a Mortgage Loan in connection with the origination of such Mortgage Loan and (B) if applicable, a
Phase II environmental site assessment of a Mortgaged Property conducted by a third-party consultant.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "Excess Cash Flow" means all remaining monthly cash flow, if any, after paying all debt service, required reserves, permitted operating expenses and capital expenditures from a Mortgaged Property related to an ARD Loan from and after the Anticipated Repayment Date.

     "Excess Interest" means interest accrued on an ARD Loan at the related
Excess Interest Rate.

     "Excess Interest Distribution Account" means the account (which may be a sub-account of the Distribution Account) to be established and maintained by the Trustee in the name of the Trustee for the benefit of the Class V
Certificateholders.

                                     S-174

     "Excess Interest Rate" means the difference in rate of an ARD Loan's
Revised Rate over the related Mortgage Rate.

     "Excess Liquidation Proceeds" are the excess of (i) proceeds from the sale or liquidation of a Mortgage Loan or REO Property, net of expenses, unpaid servicing compensation and related Advances and interest on Advances, over (ii)
the amount that would have been received if payment had been made in full on the Due Date immediately following the date upon which the proceeds were received.

     "Excluded Plan" means a Plan sponsored by any member of the Restricted
Group.

     "Exemption" means, collectively, the individual prohibited transaction exemptions granted by the U.S. Department of Labor to NationsBank Corporation
(predecessor in interest to Bank of America Corporation), PTE 93-31, to Bear,
Stearns & Co. Inc., PTE 90-30, and to Deutsche Bank Securities Inc., Final
Authorization Number 97-03E, each as amended by PTE 97-34, PTE 2000-58 and PTE
2002-41.

     "Exemption-Favored Party" means (a) Bank of America Corporation, (b) each of the Underwriters, (c) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Bank of
America Corporation (such as Banc of America Securities LLC) or any other
Underwriter, and (d) any member of the underwriting syndicate or selling group of which a person described in (a), (b) or (c) is a manager or co-manager with respect to the Offered Certificates.

     "Fashion Show Mall Certificates" mean the Class FM Certificates issued under the Fashion Show Mall Pooling Agreement.

     "Fashion Show Mall Control Appraisal Period" means that the outstanding aggregate principal balance of all of the Fashion Show Mall Note A-1 Junior
Portion (net of any appraisal reduction amounts, principal payments, realized losses and unreimbursed additional trust fund expenses allocated thereto pursuant to the Fashion Show Mall Pooling Agreement or the Fashion Show Mall
Intercreditor Agreement, as applicable) is less than 25% of its original principal balance.

     "Fashion Show Mall Controlling Class" means, as of any date of determination, the outstanding class of Fashion Show Mall Certificates with the lowest payment priority that has a then outstanding certificate balance at least equal to 25% of its initial certificate balance (or, if no class of
Fashion Show Mall Certificates has a certificate balance at least equal to 25%
of its initial certificate balance, then the Fashion Show Mall Controlling
Class will be the outstanding class of Fashion Show Mall Certificates with the then largest outstanding certificate balance).

     "Fashion Show Mall Controlling Class Holder" means the holders of a majority percentage interest in the Fashion Show Mall Controlling Class.

     "Fashion Show Mall Controlling Holder" means, with respect to any date of determination, (a) prior to the occurrence of a Fashion Show Mall Control
Appraisal Period, the Fashion Show Mall Controlling Class Holder, and (b)
during the occurrence and the continuance of a Fashion Show Mall Control
Appraisal Period, the Fashion Show Mall Pari Passu Noteholders; provided, however, that neither the related borrower nor any affiliate thereof will ever be the Fashion Show Mall Controlling Holder. Pursuant to the Fashion Show Mall
Pooling Agreement, the Fashion Show Mall Controlling Class Holder will be permitted to exercise the rights of the Fashion Show Mall Controlling Holder prior to the occurrence of a Fashion Show Mall Control Appraisal Period.
Pursuant to the Fashion Show Mall Intercreditor Agreement, the Fashion Show
Mall Pari Passu Noteholders (which includes the Trust Fund as the holder of the
Fashion Show Mall Pari Passu Note A-2) will be required to vote on any matter requiring the direction and/or consent of the Fashion Show Mall Controlling
Holder, except that under the Fashion Show Mall Intercreditor Agreement, other than during a Fashion Show Mall Control Appraisal Period, only the vote of the
Fashion Show Mall Trust Fund, as the holder of Fashion Show Mall Pari Passu
Note A-1, will be required. During such times as the Fashion Show Mall Trustee, on behalf of the Fashion Show Mall Trust Fund, is required to vote on any matter requiring the direction and/or consent of the Fashion Show Mall
Controlling Holder, the Fashion Show Mall Controlling Holder will direct the
Fashion Show Mall Trustee's vote as set forth in the Fashion Show Mall Pooling
Agreement. During such times as the vote of both Fashion Show Mall Pari Passu
Noteholders is required, the voting rights given to each Fashion Show Mall Pari
Passu Noteholder will be weighted

                                     S-175

based on the related Fashion Show Mall Pari Passu Note's portion of the outstanding principal balance of the Fashion Show Mall Whole Loan. As set forth in the Fashion Show Mall Intercreditor Agreement, any matter requiring the vote of the Fashion Show Mall Pari Passu Noteholders as the Fashion Show Mall
Controlling Holder will generally require the holders of 50% or more of such voting rights to agree whether or not to make any such decision. If the holders of 50% or more of the voting rights do not agree, the Fashion Show Mall Pari
Passu Noteholder with the largest outstanding principal balance will make any such decision.

     "Fashion Show Mall Intercreditor Agreement" is defined on page S-79 of this prospectus supplement.

     "Fashion Show Mall Master Servicer" means the master servicer under the
Fashion Show Mall Pooling Agreement, which as of the Delivery Date is Bank of
America, N.A.

     "Fashion Show Mall Note A-1 Junior Portion" is defined on page S-79 of this prospectus supplement.

     "Fashion Show Mall Note A-1 Senior Portion" is defined on page S-79 of this prospectus supplement.

     "Fashion Show Mall Pari Passu Noteholders" is defined on page S-79 of this prospectus supplement.

     "Fashion Show Mall Pooling Agreement" means that certain pooling and servicing agreement dated as of April 1, 2005, among Banc of America Commercial
Mortgage Inc., as depositor, the Fashion Show Mall Master Servicer, the Fashion
Show Mall Special Servicer, and the Fashion Show Mall Trustee, as trustee and
REMIC administrator.

     "Fashion Show Mall Purchase Option Holder" is defined on page S-81 of this prospectus supplement.

     "Fashion Show Mall Repurchase Price" is defined on page S-81 of this prospectus supplement.

     "Fashion Show Mall Special Servicer" means the special servicer under the
Fashion Show Mall Pooling Agreement, which as of the Delivery Date is J.E.
Robert Company, Inc.

     "Fashion Show Mall Trustee" means the trustee under the Fashion Show Mall
Pooling Agreement, which as of the Delivery Date is Wells Fargo Bank, N.A.

     "Fashion Show Mall Whole Loan" is defined on page S-79 of this prospectus supplement.

     "Fiscal Agent" is defined on page S-9 of this prospectus supplement.

     "Fitch" means Fitch, Inc.

     "Full Year Cash Flow" means, with respect to any Mortgaged Property, the
Cash Flow derived therefrom that was available for debt service, calculated as
Full Year Revenues less Full Year Expenses, Full Year capital expenditures and
Full Year tenant improvements and leasing commissions. See also "Cash Flow"
above.

          (i) "Full Year Revenues" are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the
     12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

          (ii) "Full Year Expenses" are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended as of the Full Year End Date, based upon the latest available annual operating statement and other information furnished by the borrower for its most recently ended fiscal year.

     "Full Year DSCR" means, with respect to any Mortgage Loan (a) the Full
Year Cash Flow for the related Mortgage Loan divided by (b) the Annual Debt
Service for such Mortgage Loan, except:

          (1) with respect to two sets of Cross-Collateralized Mortgage Loans
     ((a) Loan Nos. 58852 and 58846 and (b) Loan Nos. 58727 and 58852 on Annex A
     to this prospectus supplement) (1) the

                                     S-176

     aggregate Full Year Cash Flow for such Cross-Collateralized Mortgage Loans divided by (2) the aggregate Annual Debt Service for such
     Cross-Collateralized Mortgage Loans; and

          (2) (a) with respect to the FM Pari Passu Note A-2 Mortgage Loan such calculation includes both the FM Pari Passu Note A-2 Mortgage Loan and the
     Fashion Show Mall Note A-1 Senior Portion (and excludes the Fashion Show
     Mall Note A-1 Junior Portion), (b) with respect to the Regents Square I &
     II Whole Loan such calculation includes only the Regents Square I & II
     Mortgage Loan (and excludes the Regents Square I & II B Note); (c) with respect to the Mission City Corporate Center Whole Loan such calculation includes only the Mission City Corporate Center Mortgage Loan (and excludes the Mission City Corporate Center B Note); and (d) with respect to the CP
     Component Mortgage Loan such calculation includes only the CP Senior
     Component (and excludes the CP Subordinate Component). Accordingly such ratios would be lower if the pari passu note, subordinate component and/or
     B note (as applicable) were included.

     "Full Year End Date" means, with respect to each Mortgage Loan, the date indicated on Annex A to this prospectus supplement as the "Full Year End Date"
with respect to such Mortgage Loan, which date is generally the end date with respect to the period covered by the latest available annual operating statement provided by the related borrower.

     "GAAP" means generally accepted accounting principles.

     "Hyper Am" means (for purposes of Annex A to this prospectus supplement)
ARD Loans.

     "Initial Pool Balance" means the aggregate Cut-off Date balance of the
Mortgage Loans, $1,642,344,324, subject to a variance of plus or minus 5%.

     "Initial Resolution Period" means the 90-day period commencing upon the
Mortgage Loan Seller's receipt of written notice from the Master Servicer or
Special Servicer of a Material Document Defect or Material Breach, as the case may be, with respect to any Mortgage Loan.

     "Int Diff (BEY)" refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to an amount equal to the greater of (a) one percent (1%) of the principal amount being prepaid or (b) the product obtained by multiplying (x) the principal amount being prepaid, times (y) the difference obtained by subtracting (i) the Yield
Rate from (ii) the mortgage rate of the related Mortgage Loan, times (z) the present value factor calculated using the following formula:

                                   1-(1+r)-n
                                   ---------
                                        r

where r is equal to the Yield Rate and n is equal to the number of years and any fraction thereof, remaining between the date the prepayment is made and the
Maturity Date of the related Mortgage Loan. As used in this definition, "Yield
Rate" means the yield rate for the specified U.S. Treasury. As used in this definition, "Yield Rate" means the yield rate for the specified U.S. Treasury security, as reported in the Wall Street Journal on the fifth business day preceding the date the prepayment is required in the related Mortgage Loan documents.

     o    Loan Nos. 58589, 58846 and 58852 have been assumed to be included in this category for purposes of Annex A.

     "Int Diff (BEY) -- B" refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to an amount equal to the greater of (a) one percent (1%) of the principal amount being prepaid or (b) the product obtained by multiplying (x) the principal amount being prepaid, times (y) the difference obtained by subtracting (i) the Yield Rate from (ii) the mortgage rate of the related
Mortgage Loan, times (z) the present value factor calculated using the following formula:

                                   1-(1+r)-n
                                   ---------
                                        r

where r is equal to the Yield Rate and n is equal to the number of years and any fraction thereof, remaining between the date the prepayment is made and the date of commencement of the free prepayment period. As used in this definition,
"Yield Rate" means the yield rate for the specified U.S. Treasury security, as reported in the Wall Street Journal on the fifth business day preceding the date the prepayment is required in the related Mortgage Loan documents.

                                     S-177

     o    Loan No. 58886 has been assumed to be included in this category for purposes of Annex A.

     "Int Diff (MEY)" refers to a method of calculation of a yield maintenance premium. Under this method prepayment premiums are generally equal to an amount equal to the greater of (a) 1% of the principal amount being prepaid, or (b)
the present value of a series of payments each equal to the Int Diff Payment
Amount over the remaining original term of the related Mortgage Note and on the
Maturity Date of the related Mortgage Loans (or, with respect to Mortgage Loan
Nos. 58626 and 58623, the Optional Prepayment Date as described in the underlying Notes), discounted at the Reinvestment Yield for the number of months remaining as of the date of such prepayment to each such date that payment is required under the related Mortgage Loan documents and the maturity date of the related Mortgage Loans (or, with respect to Mortgage Loan Nos.
58626 and 58623, the Optional Prepayment Date as described in the underlying
Notes). "Int Diff Payment Amount" means the amount of interest which would be due on the portion of the Mortgage Loan being prepaid, assuming a per annum interest rate equal to the excess (if any) of the Mortgage Rate of the related
Mortgage Loan over the Reinvestment Yield. "Reinvestment Yield" means the yield rate for the specified U.S. Treasury security as described in the underlying
Mortgage Note converted to a monthly compounded nominal yield.

     o    Loans Nos. 58658, 58726, 58626 and 58623 have been assumed to be included in this category for purposes of Annex A.

     "Interest Only" means any Mortgage Loan that requires scheduled payments of interest only until the related Maturity Date or Anticipated Repayment Date.

     "Interest Reserve Account" means the account (which may be a sub-account of the Certificate Account) to be established and maintained by the Master
Servicer in the name of the Trustee for the benefit of the Certificates.

     "IO Balloon" means any Mortgage Loan that requires only scheduled payments of interest for some (but not all) of the term of the related Mortgage Loan and that has a significant outstanding balance at maturity.

     "Leasable Square Footage", "Net Rentable Area (SF)" or "NRA" means, in the case of a Mortgaged Property operated as a retail, office, industrial or warehouse facility, the square footage of the net leasable area.

     "Liquidation Fee" means the fee generally payable to the Special Servicer in connection with the liquidation of a Specially Serviced Mortgage Loan.

     "Liquidation Fee Rate" means a rate equal to 1.0% (100 basis points).

     "Lock-out Period" or "LOP" means a period during which voluntary principal prepayments are prohibited.

     "MAI" means a member of the Appraisal Institute.

     "Major Tenant" means any tenant at a Commercial Mortgaged Property (other than a single tenant) that rents at least 20% of the Leasable Square Footage at such property.

     "Master Servicer" is defined on page S-9 of this prospectus supplement.

     "Master Servicer Remittance Date" means, for any month, the business day preceding each Distribution Date.

     "Master Servicing Fee" means principal compensation to be paid to the
Master Servicer in respect of its master servicing activities.

     "Master Servicing Fee Rate" means the range of fees to be paid to the
Master Servicer in respect of the Mortgage Loans.

     "Maturity" or "Maturity Date" means, with respect to any Mortgage Loan, the date specified in the related Mortgage Note as its Maturity Date or, with respect to any ARD Loan, its Anticipated Repayment Date.

     "Maturity Assumptions" is defined on page S-151 of this prospectus supplement.

                                     S-178

     "Maturity Date Balance" means, with respect to any Mortgage Loan, the balance due at Maturity, or in the case of an ARD Loans, the related
Anticipated Repayment Date, assuming no prepayments, defaults or extensions.

     "MERS" means Mortgage Electronic Registration Systems, Inc.

     "MERS Designated Mortgage Loan" means a Mortgage Loan that shows the
Trustee on behalf of the Trust as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

     "Mission City Corporate Center A Note" means the note representing the
Mission City Corporate Center Mortgage Loan.

     "Mission City Corporate Center A Noteholder" means the holder of the
Mission City Corporate Center Mortgage Loan.

     "Mission City Corporate Center B Note" means the mortgage loan subordinate in right of payment to the Mission City Corporate Center Mortgage Loan that is also secured by the Mission City Corporate Center Mortgaged Property.

     "Mission City Corporate Center B Noteholder" means the holder of the
Mission City Corporate Center B Note.

     "Mission City Corporate Center Control Appraisal Event" shall exist with respect to the Mission City Corporate Center Mortgage Loan, if and for so long as:

          (a) (1) the initial principal balance of the Mission City Corporate
     Center Note B minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on the Mission City Corporate Center Note B, (y) any Appraisal
     Reduction Amounts allocated to the Mission City Corporate Center Note B and
     (z) any losses realized with respect to the Mission City Corporate Center
     Note B, is less than

          (b) 25% of the excess of (1) the initial principal balance of the
     Mission City Corporate Center Note B over (2) any payments of principal
     (whether as principal prepayments or otherwise) allocated to and received by, the Mission City Corporate Center B Noteholder on the Mission City
     Corporate Center Note B.

     "Mission City Corporate Center Controlling Holder" means the Mission City
Corporate Center B Noteholder unless and until a Mission City Corporate Center
Control Appraisal Event has occurred, and thereafter the Directing
Certificateholder; provided that if and so long as at any time prior to the occurrence of a Control Appraisal Event the Mission City Corporate Center B
Noteholder is the borrower under the Mission City Corporate Center Mortgage
Loan or any Mortgage Loan Borrower Related Party (as defined in the Mission
City Corporate Center Intercreditor Agreement), the Mission City Corporate
Center Controlling Holder shall be the Directing Certificateholder.

     "Mission City Corporate Center Intercreditor Agreement" means the intercreditor agreement between the Mission City Corporate Center A Noteholder and the Mission City Corporate Center B Noteholder, which sets forth the rights of such noteholders.

     "Mission City Corporate Center Mortgage Loan" means Loan No. 58449 on
Annex A to this prospectus supplement, which is one of two mortgage loans that are part of a split loan structure and are secured by the same mortgage instrument on the Mission City Corporate Center Mortgaged Property.

     "Mission City Corporate Center Mortgaged Property" means the Mortgaged
Property securing the Mission City Corporate Center Mortgage Loan.

     "Mission City Corporate Center Whole Loan" means the Mission City
Corporate Center Mortgage Loan and the Mission City Corporate Center B Note.

     "Modified Mortgage Loan" means any Mortgage Loan or Serviced Whole Loan as to which any Servicing Transfer Event has occurred and that has been modified by the Special Servicer in a manner

                                     S-179

that: (i) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan or Serviced Whole Loan); (ii) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as is) of the property to be released; or (iii) in the reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or Serviced Whole Loan or reduces the likelihood of timely payment of amounts due thereon.

     "Monthly Payment" means, with respect to any Mortgage Loan or Serviced
Whole Loan, scheduled monthly payments of principal and interest on such
Mortgage Loan or Serviced Whole Loan except solely for purposes of Annex A to this prospectus supplement, as follows:

          (1) with respect to Interest Only loans, the related "Monthly Payment"
     is equal to the scheduled monthly payment is equal to the interest payment amount;

          (2) with respect to any IO Balloon or any Partial Interest Only Loans,
     the related "Monthly Payment" is equal to the principal and interest beginning after the amortization commencement date;

          (3) with respect to Loan No. 58449 on Annex A to this prospectus supplement, the related "Monthly Payment" is equal to the average of the first 12 scheduled monthly payments of principal and interest after the amortization commencement date as set forth on the related Amortization
     Schedule; and

          (4) with respect to Loan No. 58620 on Annex A to this prospectus supplement, the related "Monthly Payment" is equal to the average of the first 12 scheduled monthly payments of principal and interest as set forth on the related Amortization Schedule starting with the scheduled monthly payment of principal and interest on June 1, 2005.

     "Mortgage" means the one or more mortgages, deeds of trust or other similar security instruments that create a first mortgage lien on a fee simple and/or leasehold interest in related Mortgaged Property.

     "Mortgage Loan" means one of the mortgage loans in the Mortgage Pool.

     "Mortgage Loan Purchase and Sale Agreement" means the mortgage loan purchase and sale agreement to be dated as of the Delivery Date by which the
Depositor will acquire the Mortgage Loans from the Mortgage Loan Seller as of the Delivery Date.

     "Mortgage Loan Schedule" means the schedule of Mortgage Loans attached to the Pooling and Servicing Agreement.

     "Mortgage Loan Seller" is defined on page S-9 of this prospectus supplement.

     "Mortgage Note" means the one or more promissory notes evidencing the related Mortgage.

     "Mortgage Pool" means the pool of mortgage loans consisting of 86 multifamily and commercial Mortgage Loans.

     "Mortgage Rate" means the per annum interest rate applicable each Mortgage
Loan that is fixed for the remaining term of the Mortgage Loan, except in the case of ARD Loans, which will accrue interest at a higher rate after their respective Anticipated Repayment Date.

     "Mortgaged Property" means the real property subject to the lien of a
Mortgage and constituting collateral for the related Mortgage Loan.

     "Most Recent Cash Flow" means, with respect to any Mortgaged Property for the 12-month period ended on the Most Recent End Date, the Cash Flow derived therefrom that was available for debt service, calculated as Most Recent
Revenues less Most Recent Expenses, Most Recent capital expenditures and Most
Recent tenant improvements and leasing commissions. See also "Cash Flow".

          (i) "Most Recent Revenues" are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the
     12-month period ended on the Most Recent End Date, based upon operating statements and other information furnished by the related borrower.

                                     S-180

          (ii) "Most Recent Expenses" are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended on the Most Recent End Date, based upon operating statements and other information furnished by the related borrower.

     "Most Recent DSCR" means, with respect to any Mortgage Loan (a) the Most
Recent Cash Flow for the related Mortgaged Property divided by (b) the Annual
Debt Service for such Mortgage Loan, except:

          (1) with respect to two sets of Cross-Collateralized Mortgage Loans
     ((a) Loan Nos. 58852 and 58846 and (b) Loan Nos. 58727 and 58725 on Annex A
     to this prospectus supplement) (1) the aggregate Most Recent Cash Flow for the related Mortgaged Properties divided by (2) the aggregate Annual Debt
     Service for such Cross-Collateralized Mortgage Loans; and

          (2) (a) with respect to the FM Pari Passu Note A-2 Mortgage Loan such calculation includes both the FM Pari Passu Note A-2 Mortgage Loan and the
     Fashion Show Mall Note A-1 Senior Portion (but excludes the Fashion Show
     Mall Note A-1 Junior Portion), (b) with respect to the Regents Square I &
     II Whole Loan such calculation includes only the Regents Square I & II
     Mortgage Loan (and excludes the Regents Square I & II B Note); (c) with respect to the Mission City Corporate Center Whole Loan such calculation includes only the Mission City Corporate Center Mortgage Loan (and excludes the Mission City Corporate Center B Note); and (d) with respect to the CP
     Component Mortgage Loan such calculation includes only the CP Senior
     Component (and excludes the CP Subordinate Component). Accordingly such ratios would be lower if the pari passu note, subordinate component and/or
     B notes (as applicable) were included.

     "Most Recent End Date" means, with respect to any Mortgage Loan, the date indicated on Annex A to this prospectus supplement as the "Most Recent End
Date" with respect to such Mortgage Loan, which date generally is the end date with respect to the period covered by the latest available operating statement provided by the related borrower.

     "Most Recent Statement Type" means certain financial information with respect to the Mortgaged Properties as set forth in the three categories listed in (i) through (iii) immediately below.

          (i) "Full Year" means certain financial information regarding the
     Mortgaged Properties presented as of the date that is presented in the Most
     Recent Financial End Date.

          (ii) "Annualized Most Recent" means certain financial information regarding the Mortgaged Properties which has been annualized based upon one month or more of financial data.

          (iii) "Trailing 12 Months" means certain financial information regarding the Mortgaged Properties that is presented for the previous 12 months prior to the Most Recent End Date.

     "Multifamily Loan" means a Mortgage Loan secured by a Multifamily
Mortgaged Property.

     "Multifamily Mortgaged Property" means one or more apartment buildings each consisting of five or more rental living units.

     "Net Aggregate Prepayment Interest Shortfall" is defined on page S-131 of this prospectus supplement.

     "Net Mortgage Rate" means with respect to any Mortgage Loan (or, in the case of the CP Component Mortgage Loan, the CP Senior Component) is, in
general, a per annum rate equal to the related Mortgage Rate minus the
Administrative Fee Rate (which is, with respect to the CP Component Mortgage
Loan, approximately 5.174% per annum); provided, however, that for purposes of calculating the Pass-Through Rate for each Class of REMIC II Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan will be calculated without regard to any modification, waiver or amendment of the terms of such
Mortgage Loan subsequent to the Delivery Date; and provided, further, however, that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, which is the basis on which interest accrues in respect of the REMIC II Certificates, then the Net Mortgage Rate of such Mortgage Loan or Senior Component for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related

                                     S-181

Mortgage Rate (net of the related Administrative Fee Rate); provided, however, that with respect to such Mortgage Loans or Senior Component, the Net Mortgage
Rate for each one month period (a) prior to the due dates in January and
February in any year that is not a leap year or in February in any year that is a leap year will be the per annum rate stated in the related Mortgage Note (net of the Administrative Fee Rate) and (b) prior to the due date in March will be determined inclusive of one day of interest retained for the one month period prior to the due dates in January and February in any year that is not a leap year or February in any year that is a leap year. As of the Cut-off Date
(without regard to the adjustment described above), the Net Mortgage Rates for the Mortgage Loans ranged from 3.687% per annum to 5.915% per annum, with a
Weighted Average Net Mortgage Rate of 5.006% per annum. See "Servicing of the
Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in
this prospectus supplement. For purposes of the calculation of the Net Mortgage
Rate in Annex A to this prospectus supplement, such values were calculated without regard to the adjustment described in the definition of Net Mortgage
Rate in this prospectus supplement.

     "Non-Specially Serviced Mortgage Loan" means a Mortgage Loan or a Serviced
Whole Loan that is not Specially Serviced Mortgage Loans.

     "Non-Partitioned Mortgage Loans" means the Mortgage Loans, other than the
FM Pari Passu Note A-2 Mortgage Loan.

     "Nonrecoverable Advances" means a Nonrecoverable P&I Advance or a
Nonrecoverable Servicing Advance, as applicable.

     "Nonrecoverable P&I Advance" means any P&I Advance that the Master
Servicer or the Trustee determines in its reasonable good faith judgment would, if made, not be recoverable out of Related Proceeds.

     "Nonrecoverable Servicing Advance" means and Advances that, in the reasonable judgment of the Master Servicer, the Special Servicer or the
Trustee, as the case may be, will not be ultimately recoverable from Related
Proceeds.

     "Notional Amount" means the notional amount used for purposes of calculating the amount of accrued interest on the Class XP and Class XC
Certificates.

     "NPV (BEY)" refers to a method of calculation of a yield maintenance premium. Under this method, prepayment premiums are generally equal to an amount equal to the greater of (a) an amount equal to one percent (1%) of the then outstanding principal balance of the related Mortgage Loan or (b) an amount equal to (y) the sum of the present values as of the date of prepayment of the related Mortgage Loan of all unpaid principal and interest payments required under the related Mortgage Note, calculated by discounting such payments from their respective scheduled payment dates back to the date of prepayment of the related Mortgage Loan at a discount rate based on a treasury rate as provided in the underlying Mortgage Note minus (z) the outstanding principal balance of the Mortgage Loan as of the date of prepayment of the related Mortgage Loan.

     o    Loan Nos. 9668 and 11324 have been assumed to be included in this category for purposes of Annex A.

     "NPV (BEY) -- B" refers to a method of calculation of a yield maintenance premium. Under this method, prepayment premiums are generally equal to an amount equal to the greater of (a) an amount equal to one percent (1%) of the then outstanding principal balance of the related Mortgage Loan or (b) an amount equal to (y) the sum of the present values as of the date of prepayment of the related Mortgage Loan of the remaining scheduled payments of principal and interest at the Interest Rate with respect to the Loan (assuming no acceleration of the Loan and assuming that the loan is prepaid on the third
Payment Date prior to the Maturity Date, and treating such prepayment as if it were a scheduled payment of principal), determined by discounting such payment to the date on which such payments are made at the Treasury Constant Yield plus fifty (50) basis points, minus (z) the outstanding principal balance of the
Mortgage Loan as of the date of prepayment of the related Mortgage Loan.

     o    Loan No. 58611 has been assumed to be included in this category for purposes of Annex A.

     "Occupancy %" or "Occupancy Percent" means the percentage of Leasable
Square Footage or total Units/Rooms/Pads, as the case may be, of the Mortgaged
Property that was occupied as of a specified

                                     S-182

date, as specified by the borrower or as derived from the Mortgaged Property's rent rolls, which generally are calculated by physical presence or, alternatively, collected rents as a percentage of potential rental revenues.

     "Offered Certificates" is defined on page S-117 of this prospectus supplement.

     "Open" means, with respect to any Mortgage Loan, that such Mortgage Loan may be voluntarily prepaid without a Prepayment Premium.

     "Open Period" means a period during which voluntary principal prepayments may be made without an accompanying Prepayment Premium.

     "Option Price" means generally (i) the unpaid principal balance of the
Defaulted Mortgage Loan, plus accrued and unpaid interest on such balance, all related unreimbursed Advances (and interest on Advances), and all accrued
Master Servicing Fees, Special Servicing Fees, Trustee Fees and Additional
Trust Fund Expenses allocable to such Defaulted Mortgage Loan whether paid or unpaid, if the Special Servicer has not yet determined the fair value of the
Defaulted Mortgage Loan, or (ii) the fair value of the Defaulted Mortgage Loan as determined by the Special Servicer, if the Special Servicer has made such fair value determination.

     "Original Balance" means the original principal balance of a Mortgage Loan and, if such Mortgage Loan is a multi-property Mortgage Loan, then the
"Original Balance" applicable to each Mortgaged Property will be as allocated in the Mortgage Loan documents. If such allocation is not provided in the
Mortgage Loan documents, then the "Original Balance" will be allocated to each
Mortgaged Property in proportion to its Appraisal Value.

     "P&I Advance" means an Advance of principal and/or interest.

     "Partial Interest Only" means an Interest Only loan that pays principal and interest for a portion of its term.

     "Participants" means the participating organizations in the DTC.

     "Party in Interest" is defined on page S-161 of this prospectus supplement.

     "Pass-Through Rate" is defined on page S-121 of this prospectus supplement.

     "Payment After Determination Date Report" is defined on page S-140 of this prospectus supplement.

     "Penetration" means, with respect to a hotel Mortgaged Property, the ratio between the hotel's operating results and the corresponding data for the market. If the penetration factor is greater than 100%, then hotel is performing at a level above the competitive market; conversely, if the penetration is less than 100%, the hotel is performing at a level below the competitive market.

     "Periodic Treasury Yield" means (a) the annual yield to maturity of the actively traded noncallable U.S. Treasury fixed interest rate security (other than such security that can be surrendered at the option of the holder at face value in payment of federal estate tax or that was issued at a substantial discount) that has a maturity closest to (whether before, on or after) the maturity date (or if two or more securities have maturity dates equally close to the maturity date, the average annual yield to maturity of all such securities), as reported in The Wall Street Journal or other authoritative publication or news retrieval service on the fifth business day preceding the prepayment date, divided by (b) 12, if scheduled payment dates are monthly, or four, if scheduled payment dates are quarterly.

     "Permitted Encumbrances" means any or all of the following encumbrances:
(a) the lien for current real estate taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy
(or, if not yet issued, referred to in a pro forma title policy or a
"marked-up" commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use and operation of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such
Mortgage Loan, (c) exceptions and exclusions specifically referred to in such

                                     S-183

lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy or "marked-up" commitment), none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use and operation of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service such Mortgage Loan, (d) other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by such Mortgage, the current principal use and operation of the related Mortgaged Property or the current ability of the related Mortgaged Property to generate income sufficient to service the related
Mortgage Loan, (e) the rights of tenants (as tenants only) under leases
(including subleases) pertaining to the related Mortgaged Property that the
Mortgage Loan Seller did not require to be subordinated to the lien of such
Mortgage and that do not materially interfere with the security intended to be provided by such Mortgage, and (f) if such Mortgage Loan constitutes a
Cross-Collateralized Mortgage Loan, the lien of the Mortgage for another
Mortgage Loan contained in the set of cross-collateralized Mortgage Loans.

     "Permitted Investments" means certain government securities and other investment grade obligations specified in the Pooling and Servicing Agreement.

     "Plan" means a fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and individual retirement annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code.

     "Plan Assets" means "plan assets" for purposes of Part 4 of Title I of
ERISA and Section 4975 of the Code.

     "Pooling and Servicing Agreement" means that certain pooling and servicing agreement dated as of June 1, 2005, among the Depositor, the Master Servicer, the Special Servicer, the Trustee and REMIC Administrator and the Fiscal Agent.

     "Prepayment Interest Excess" means if a borrower prepaid a Mortgage Loan, in whole or in part, after the Due Date but on or before the Determination Date in any calendar month, then (to the extent actually collected) the amount of interest (net of related Master Servicing Fees and any Excess Interest) accrued on such prepayment from such Due Date to, but not including, the date of prepayment (or any later date through which interest accrues).

     "Prepayment Interest Shortfall" means if a borrower prepays a Mortgage
Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the end of such calendar month, then the shortfall in a full month's interest (net of related Master
Servicing Fees and any Excess Interest) on such prepayment.

     "Prepayment Premium" means a premium, penalty, charge (including, but not limited to, yield maintenance charges) or fee due in relation to a voluntary principal prepayment.

     "Prepayment Premium Period" means a period during which any voluntary principal prepayment is to be accompanied by a Prepayment Premium.

     "Primary Collateral" means the Mortgaged Property directly securing a
Cross-Collateralized Mortgage Loan or Mortgaged Property and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of such loans.

     "Principal Distribution Amount" means, for any Distribution Date the
Mortgage Pool, the aggregate of the following (excluding, except with respect to clause (f) below, any amounts received in respect of the CP Component
Mortgage Loan):

          (a) the principal portions of all Monthly Payments (other than Balloon
     Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans in the Mortgage Pool, as applicable, for their respective Due Dates occurring during the related
     Collection Period;

          (b) all voluntary principal prepayments received on the Mortgage Loans in the Mortgage Pool, as applicable, during the related Collection Period;

                                     S-184

          (c) with respect to any Balloon Loan in the Mortgage Pool, as applicable as to which the related stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any voluntary principal prepayment and any amount described in clause
     (d) below) made by or on behalf of the related borrower during the related
     Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a
     Balloon Payment) due, or the principal portion of any Assumed Monthly
     Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

          (d) all Liquidation Proceeds and Insurance and Condemnation Proceeds
     received on the Mortgage Loans in the Mortgage Pool, as applicable, during the related Collection Period that were identified and applied by the
     Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related
     Collection Period and not previously recovered;

          (e) the excess, if any, of (i) the Principal Distribution Amount, as the case may be for the immediately preceding Distribution Date, over (ii)
     the aggregate distributions of principal made on the Sequential Pay
     Certificates in respect of the Principal Distribution Amount, on such immediately preceding Distribution Date; and

          (f) with respect to the CP Component Mortgage Loan, the CP Principal
     Distribution Amount for s uch Distribution Date;

provided that the Principal Distribution Amount for any Distribution Date shall be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal
Distribution Amount for such Distribution Date and (ii) Workout-Delayed
Reimbursement Amounts plus interest on such amounts that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Principal
Distribution Amount for such Distribution Date; provided, further, that in the case of clauses (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan, such recovery will increase the Principal
Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

     For purposes of the foregoing, the Monthly Payment due on any Mortgage
Loan on any related Due Date will reflect any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or
Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower.

     "Private Certificates" is defined on page S-117 of this prospectus supplement.

     "PTE" means a Prohibited Transaction Exemption.

     "Purchase Option" means, in the event a Mortgage Loan becomes a Defaulted
Mortgage Loan, the assignable option (such option will only be assignable after such option arises) of any majority Certificateholder of the Controlling Class or the Special Servicer to purchase the related Defaulted Mortgage Loan, subject to the purchase rights of any mezzanine lender and the purchase option of the Fashion Show Mall Controlling Holder (in the case of the FM Pari Passu
Note A-2 Mortgage Loan), the Fashion Show Mall Purchase Option Holder (in the
case of the Fashion Show Mall Whole Loan) Regents Square I & II B Noteholder
(in the case of the Regents Square I & II Whole Loan), the Mission City
Corporate Center B Noteholder (in the case of the Mission City Corporate Center
Whole Loan), and the CP Controlling Holder (in the case of the CP Component
Mortgage Loan), from the Trust Fund at the Option Price.

     "Purchase Price" means the price generally equal to the unpaid principal balance of the related Mortgage Loan, plus any accrued but unpaid interest thereon (other than Excess Interest) at the related

                                     S-185

Mortgage Rate to but not including the Due Date in the Collection Period of repurchase, plus any related unreimbursed Master Servicing Fees, Special
Servicing Fees, Trustee Fees and Servicing Advances, any interest on any
Advances and any related Additional Trust Fund Expenses (including any
Additional Trust Fund Expense previously reimbursed or paid by the Trust Fund but not so reimbursed by the related mortgagor or other party from Insurance
Proceeds, Condemnation Proceeds or otherwise), and any Liquidation Fees (if purchased outside of the time frame set forth in the Pooling and Servicing
Agreement).

     "Qualified Substitute Mortgage Loan" means, in connection with the replacement of a defective Mortgage Loan as contemplated by the Pooling and
Servicing Agreement, any other mortgage loan that on the date of substitution,
(i) has a principal balance, after deduction of the principal portion of any unpaid Monthly Payment due on or before the date of substitution, not in excess of the Stated Principal Balance of the defective Mortgage Loan; (ii) is accruing interest at a fixed rate of interest at least equal to that of the defective Mortgage Loan; (iii) has the same Due Date as, and a grace period for delinquent Monthly Payments that is no longer than, the Due Date and grace period, respectively, of the defective Mortgage Loan; (iv) is accruing interest on the same basis as the defective Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the defective Mortgage Loan and, in any event, has a Maturity Date not later than two years prior to the Rated Final Distribution Date; (vi) has a then current loan-to-value ratio not higher than, and a then current debt service coverage ratio not lower than, the loan-to-value ratio and debt service coverage ratio, respectively, of the defective Mortgage Loan as of the Delivery
Date; (vii) has comparable prepayment restrictions to those of the defective
Mortgage Loan, (viii) will comply (except in a manner that would not be adverse to the interests of the Certificateholders (as a collective whole) in or with respect to such mortgage loan), as of the date of substitution, with all of the representations relating to the defective Mortgage Loan set forth in or made pursuant to the Mortgage Loan Purchase and Sale Agreement; (ix) has a Phase I
environmental assessment and a property condition report relating to the related Mortgaged Property in its Servicing File, which Phase I environmental assessment will evidence that there is no material adverse environmental condition or circumstance at the related Mortgaged Property for which further remedial action may be required under applicable law, and which property condition report will evidence that the related Mortgaged Property is in good condition with no material damage or deferred maintenance; and (x) constitutes a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; provided, however, that if more than one mortgage loan is to be substituted for any defective Mortgage Loan, then all such proposed replacement mortgage loans will, in the aggregate, satisfy the requirement specified in clause (i) of this definition and each such proposed replacement mortgage loan will, individually, satisfy each of the requirements specified in clauses (ii)
through (x) of this definition; and provided, further, however, that no mortgage loan will be substituted for a defective Mortgage Loan unless (x) such prospective replacement mortgage loan will be acceptable to the Directing
Certificateholder (or, if there is no Directing Certificateholder then serving, to the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling Class), in its (or their) sole discretion, and (y)
each Rating Agency will have confirmed in writing to the Trustee that such substitution will not in and of itself result in an adverse rating event with respect to any Class of Rated Certificates (such written confirmation to be obtained by, and at the expense of, the Mortgage Loan Seller).

     "Rated Final Distribution Date" means the Distribution Date in July 2043, which is the first Distribution Date that follows three years after the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term, irrespective of its scheduled maturity.

     "Rating Agencies" means Moody's and S&P.

     "Realized Losses" means losses on or in respect of the Mortgage Loans or
Serviced Whole Loans arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any such
Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of any REO Loan as to which a final recovery determination has been made

                                     S-186

is an amount generally equal to (i) the unpaid principal balance of such
Mortgage Loan or Serviced Whole Loan (or REO Loan) as of the Due Date related to the Collection Period in which the final recovery determination was made, plus (ii) all accrued but unpaid interest (excluding Excess Interest) on such
Mortgage Loan (or REO Loan) at the related Mortgage Rate to but not including the Due Date related to the Collection Period in which the final recovery determination was made, plus (iii) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the final recovery determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all payments and proceeds, if any, received in respect of such Collection Period related to the Mortgage Loan,
Serviced Whole Loan or REO Loan during the Collection Period in which such final recovery determination was made (net of any related Liquidation Expenses paid therefrom). If any portion of the debt due under a Mortgage Loan or
Serviced Whole Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Master Servicer or the Special
Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized
Loss.

     "Record Date" is defined on page S-10 of this prospectus supplement.

     "Regents Square I & II A Note" means the note representing the Regents
Square I & II Mortgage Loan.

     "Regents Square I & II A Noteholder" means the holder of the Regents
Square I & II Mortgage Loan.

     "Regents Square I & II B Note" means the mortgage loan subordinate in right of payment to the Regents Square I & II Mortgage Loan that is also secured by the Regents Square I & II Mortgaged Property.

     "Regents Square I & II B Noteholder" means the holder of the Regents
Square I & II B Note.

     "Regents Square I & II Control Appraisal Event" shall exist with respect to the Regents Square I & II Mortgage Loan, if and for so long as:

          (a) (1) the initial principal balance of the Regents Square I & II
     Note B minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) allocated to, and received on the Regents Square I & II Note B, (y) any Appraisal Reduction
     Amounts allocated to the Regents Square I & II Note B and (z) any losses realized with respect to the Regents Square I & II Note B, is less than

          (b) 25% of the excess of (1) the initial principal balance of the
     Regents Square I & II Note B over (2) any payments of principal (whether as principal prepayments or otherwise) allocated to and received by, the
     Regents Square I & II B Noteholder on the Regents Square I & II Note B.

     "Regents Square I & II Controlling Holder" means the Regents Square I & II
B Noteholder unless and until a Regents Square I & II Control Appraisal Event has occurred, and thereafter the Directing Certificateholder; provided that if and so long as at any time prior to the occurrence of a Control Appraisal Event the Regents Square I & II B Noteholder is the borrower under the Regents Square
I & II Mortgage Loan or any Mortgage Loan Borrower Related Party (as defined in the Regents Square I & II Intercreditor Agreement), the Regents Square I & II
Controlling Holder shall be the Directing Certificateholder.

     "Regents Square I & II Intercreditor Agreement" means the intercreditor agreement between the Regents Square I & II A Noteholder and the Regents Square
I & II B Noteholder, which sets forth the rights of such noteholders.

     "Regents Square I & II Mortgage Loan" means Loan No. 58449 on Annex A to this prospectus supplement, which is one of two mortgage loans that are part of a split loan structure and are secured by the same mortgage instrument on the
Regents Square I & II Mortgaged Property.

     "Regents Square I & II Mortgaged Property" means the Mortgaged Property securing the Regents Square I & II Mortgage Loan.

                                     S-187

     "Regents Square I & II Whole Loan" means the Regents Square I & II
Mortgage Loan and the Regents Square I & II B Note.

     "Reimbursement Rate" means a per annum rate equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such prime rate" may change from time to time except that no interest will be payable with respect to any P&I Advance of a payment due on a Mortgage Loan during the applicable grace period.

     "REIT" means a real estate investment trust.

     "Related Loans" means two or more Mortgage Loans with respect to which the related Mortgaged Properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

     "Related Proceeds" means future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation
Proceeds, on or in respect of the related Mortgage Loan, or Serviced Whole Loan or REO Property.

     "Release Date" means the Due Date upon which the related borrower can exercise its Defeasance Option.

     "REMIC" is defined on page S-156 of this prospectus supplement.

     "REMIC I" is defined on page S-157 of this prospectus supplement.

     "REMIC II" is defined on page S-157 of this prospectus supplement.

     "REMIC II Certificates" is defined on page S-117 of this prospectus supplement.

     "REMIC Administrator" means the Trustee with respect to its duties with respect to REMIC administration.

     "REMIC Residual Certificates" is defined on page S-117 of this prospectus supplement.

     "REO Loan" means any Defaulted Mortgage Loan, Mortgage Loan or Serviced
Whole Loan as to which the related Mortgaged Property has become an REO
Property.

     "REO Property" means each Mortgaged Property acquired on behalf of the
Certificateholders in respect of a Defaulted Mortgage Loan through foreclosure, deed-in-lieu of foreclosure or otherwise.

     "REO Tax" is defined on page S-158 of this prospectus supplement.

     "Required Appraisal Loan" means any Mortgage Loan or Serviced Whole Loan with respect to which an Appraisal Trigger Event has occurred and is continuing.

     "Resolution Extension Period" means:

          (i) for purposes of remediating a Material Breach with respect to any
     Mortgage Loan, the 90-day period following the end of the applicable
     Initial Resolution Period;

          (ii) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is not a Specially Serviced Loan at the commencement of, and does not become a Specially Serviced Loan during, the applicable Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the earlier of (i) the 90th day following the end of such Initial Resolution
     Period and (ii) the 45th day following receipt by the Mortgage Loan Seller of written notice from the Master Servicer or the Special Servicer of the occurrence of any Servicing Transfer Event with respect to such Mortgage
     Loan subsequent to the end of such Initial Resolution Period;

          (iii) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is a not a Specially Serviced Loan as of the commencement of the applicable Initial Resolution Period, but as to which a Servicing Transfer Event occurs during such Initial Resolution
     Period, the period commencing at the end of the applicable Initial
     Resolution Period and ending on, and including, the 90th day following receipt by the Mortgage Loan Seller of written notice from the Master
     Servicer or the Special Servicer of the occurrence of such Servicing
     Transfer Event; and

                                     S-188

          (iv) for purposes of remediating a Material Document Defect with respect to any Mortgage Loan that is a Specially Serviced Loan as of the commencement of the applicable Initial Resolution Period, zero days;
     provided, however, that if the Mortgage Loan Seller did not receive written notice from the Master Servicer or the Special Servicer of the relevant
     Servicing Transfer Event as of the commencement of the applicable Initial
     Resolution Period, then such Servicing Transfer Event shall be deemed to have occurred during such Initial Resolution Period and the immediately preceding clause (iii) of this definition will be deemed to apply.

     In addition, the Mortgage Loan Seller shall have an additional 90 days to cure such Material Document Defect or Material Beach, provided that such
Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material Breach and such failure to cure is solely the result of a delay in the return of documents from the local filing or recording authorities.

     "Restricted Group" means any Exemption-Favored Party, the Trustee, the
Depositor, the Master Servicer, the Special Servicer, any sub-servicer, the
Mortgage Loan Seller, any borrower with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage
Pool as of the date of initial issuance of the Certificates and any affiliate of any of the aforementioned persons.

     "Revised Rate" means the increased interest rate applicable to an ARD Loan after the Anticipated Repayment Date set forth in the related Mortgage Note that extends until final maturity.

     "RevPAR" means, with respect to a hotel Mortgaged Property, room revenue per available room, which is calculated by multiplying occupancy times the
Average Daily Rate for a given period.

     "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

     "Senior Certificates" is defined on page S-117 of this prospectus supplement.

     "Sequential Pay Certificates" is defined on page S-117 of this prospectus supplement.

     "Serviced Whole Loan" means each of the Regents Square I & II Whole Loan, the Mission City Corporate Center Whole Loan and the CP Component Mortgage
Loan, as applicable.

     "Servicing Advances" means customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Master Servicer or Special Servicer
(or, if applicable, the Trustee or Fiscal Agent) in connection with the servicing of a Mortgage Loan, or a Serviced Whole Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property.

     "Servicing Standard" means to service and administer a Mortgage Loan or
Serviced Whole Loan for which it is responsible on behalf of the Trust (a) with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans, the full collection of all Prepayment Premiums that may become payable under the
Mortgage Loans and, in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default and if, in the reasonable judgment of the
Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments (including payments of Prepayment Premiums), the maximization of the recovery on such Mortgage Loan to the Certificateholders
(and the Regents Square I & II B Noteholder or the Mission City Corporate
Center B Noteholder, as the case may be, in the case of the Regents Square I &
II Whole Loan or the Mission City Corporate Center Whole Loan, as a collective whole, on a net present value basis; and (c) without regard to: (i) any known relationship that the Master Servicer (or any affiliate thereof) or the Special
Servicer (or any affiliate thereof), as the case may be, may have with the related mortgagor or with any other party to the Pooling and Servicing
Agreement; (ii) the ownership of any Certificate (or any security backed by the
Fashion Show Mall Pari Passu Note A-1) by the Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be; (iii) the obligation of the Master Servicer to make Advances, (iv) the obligation of the Special Servicer to direct the Master Servicer to make
Servicing Advances; (v) the right of the Master

                                     S-189

Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction; (vi) any ownership, servicing and/or management by the
Master Servicer (or any affiliate thereof) or the Special Servicer (or any affiliate thereof), as the case may be, of any other mortgage loans or real property and (vii) any obligation of the Master Servicer or Special Servicer, or any affiliate thereof, to repurchase or substitute for a Mortgage Loan as a
Mortgage Loan Seller.

     "Servicing Transfer Event" means, with respect to any Mortgage Loan or
Serviced Whole Loan, any of the following events: (a) the related mortgagor has failed to make when due any Monthly Payment (including a Balloon Payment) or any other payment required under the related loan documents, which failure continues, or the Master Servicer determines, in its reasonable judgment, will continue, unremedied (i) except in the case of a delinquent Balloon Payment, for 60 days beyond the date on which the subject payment was due, and (ii)
solely in the case of a delinquent Balloon Payment and if (x) the related
Borrower is actively seeking a refinancing commitment, (y) the related Borrower continues to make payments in the amount of its Monthly Payment, and (z) the
Directing Certificateholder consents, for 60 days beyond the related maturity date or, if the related Mortgagor has delivered to the Master Servicer, on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Master Servicer, for such longer period, not to exceed 120 days beyond the related maturity date, during which the refinancing would occur; or (b) the Master Servicer (or the Special Servicer with the consent of the Directing Certificateholder) has determined, in its reasonable judgment, that a default in the making of a Monthly Payment (including a
Balloon Payment) or any other material payment required under the related loan documents is likely to occur within 30 days and either (i) the related mortgagor has requested a material modification of the payment terms of the loan or (ii) such default is likely to remain unremedied for at least the period contemplated by clause (a) of this definition; or (c) the Master
Servicer (or the Special Servicer with the consent of the Directing
Certificateholder) has determined, in its reasonable judgment, that a default, other than as described in clause (a) or (b) of this definition, has occurred that may materially impair the value of the related Mortgaged Property as security for the loan, which default has continued unremedied for the applicable cure period under the terms of the loan (or, if no cure period is specified, for 60 days); or (d) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary action against the related mortgagor under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, will have been entered against the related mortgagor and such decree or order will have remained in force undismissed, undischarged or unstayed; or (e) the related mortgagor will have consented to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to such mortgagor or of or relating to all or substantially all of its property; or (f) the related mortgagor will have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or (g) the Master Servicer will have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

     "Special Actions" means, with respect to any Mortgage Loan or related REO
Property (other than the FM Pari Passu Note A-2 Mortgage Loan or any related
REO Property), (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default; (ii) any modification or waiver of a term of a
Mortgage Loan; (iii) any proposed or actual sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust
Fund as described under "Description of the Certificates--Termination" or pursuant to a Purchase Option as described under "Servicing of the Mortgage
Loans--Defaulted Mortgage Loans; Purchase Option" in this prospectus supplement); (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property; (v) any acceptance of substitute or additional collateral for a Mortgage Loan unless the lender is required to accept such collateral by the underlying loan

                                     S-190

documents; (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause
(subject to certain exceptions set forth in the Pooling and Servicing
Agreement); (vii) any acceptance or approval of acceptance or consent to acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan (subject to certain exceptions set forth in the Pooling and
Servicing Agreement); (viii) any acceptance of any discounted payoffs; (ix) any release of earnout reserve funds (other than as expressly required, with no lender discretion and/or is automatic, under the related underlying Mortgage
Loan documentation); (x) the release of any letter of credit (other than as expressly required, with no lender discretion and/or is automatic, under the related underlying Mortgage Loan documentation); (xi) any approval of a material lease (in excess of 20% of the leasable space) (other than as expressly required, with no lender discretion and/or is automatic, under the related underlying Mortgage Loan documentation); or (xii) any change in property manager or franchise (other than as expressly required, with no lender discretion and/or is automatic, under the related underlying Mortgage Loan documentation).

     "Specially Serviced Mortgage Loan" means any Mortgage Loan (including the
Regents Square I & II Whole Loan, the Mission City Corporate Center Whole Loan
and the CP Component Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred.

     "Special Servicer" is defined on page S-9 of this prospectus supplement.

     "Special Servicing Fee" means principal compensation to be paid to the
Special Servicer in respect of its special servicing activities.

     "Special Servicing Fee Rate" means a rate equal to 0.25% (25 basis points)
per annum.

     "Startup Day" is defined on page S-157 of this prospectus supplement.

     "Stated Principal Balance" means, with respect to each Mortgage Loan, initially, the outstanding principal balance of the Mortgage Loan as of the
Cut-off Date, which be permanently reduced (to not less than zero) on each
Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal on such Mortgage Loan that have been distributed on the
Certificates on such date and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period.
To the extent that principal from general collections is used to reimburse
Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts, and such amount has not been included as part of the Principal Distribution Amount, such amount shall not reduce the Stated Principal Balance (other than for purposes of computing the Weighted Average Net Mortgage Rate) of such Mortgage Loan.

     "Sub-Servicer" means a third-party servicer to which the Master Servicer or the Special Servicer has delegated its servicing obligations with respect to one or more Mortgage Loans.

     "Sub-Servicing Agreement" means the sub-servicing agreement between the
Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer.

     "Sub-Servicing Fee Rate" means the per annum rate at which the monthly sub-servicing fee is payable to the related Sub-Servicer.

     "Subordinate Certificates" means the Classes of Certificates other than the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates,
Class A-4 Certificates, Class A-AB Certificates, Class A-5 Certificates, Class
XP Certificates and Class XC Certificates.

     "Substitution Shortfall Amount" means, in connection with the replacement of a defective Mortgage Loan as contemplated by the Pooling and Servicing
Agreement, the shortfall amount required to be paid to the Trustee equal to the difference between the Purchase Price of the deleted Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of such
Qualified Substitute Mortgage Loan as of the date of substitution.

     "Trust" is defined on page S-117 of this prospectus supplement.

     "Trustee" is defined on page S-9 of this prospectus supplement.

     "Trustee Fee" means the monthly fee payable to the Trustee pursuant to the
Pooling and Servicing Agreement.

                                     S-191

     "Trust Fund" is defined on page S-117 of this prospectus supplement.

     "Underwriters" means, collectively, Banc of America Securities LLC, Bear,
Stearns & Co. Inc. and Deutsche Bank Securities Inc.

     "Underwriting Agreement" means that certain underwriting agreement among the Depositor and the Underwriters.

     "Units", "Rooms", "Pads" and "SF" respectively, mean: (i) in the case of a
Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment (referred to in
Annex A to this prospectus supplement as "Units"); (ii) in the case of a
Mortgaged Property operated as a hotel, the number of rooms (referred to in
Annex A to this prospectus supplement as "Rooms"); and (iii) in the case of a
Mortgaged Property operated as an office or retail building the number of square feet (referred to in Annex A to this prospectus supplement as "SF").

     "UPB" means, with respect to any Mortgage Loan, its unpaid principal balance.

     "USPAP" means the Uniform Standards of Professional Appraisal Practice.

     "U/W Cash Flow", "Underwritten Cash Flow" or "Underwriting Cash Flow"
means, with respect to any Mortgaged Property, the Cash Flow derived therefrom that was available for debt service, calculated as U/W Revenues less U/W
Expenses, U/W Reserves and U/W tenant improvements and leasing commissions. See also "Cash Flow" above.

          (i) "U/W Revenues" are the anticipated Revenues in respect of a
     Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or, as in some instances, as have been subsequently updated. U/W Revenues have generally been calculated (a)
     assuming that the occupancy rate for the Mortgaged Property was consistent with the Mortgaged Property's current or historical rate, or the relevant market rate, if such rate was less than the occupancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower, and (b) in the case of retail, office, industrial and warehouse Mortgaged Properties, assuming a level of reimbursements from tenants consistent with the terms of the related leases or historical trends at the Mortgaged Property, and in certain cases, assuming that a specified percentage of rent will become defaulted or otherwise uncollectible. In addition, in the case of retail, office, industrial and warehouse Mortgaged Properties, upward adjustments may have been made with respect to such revenues to account for all or a portion of the rents provided for under any new leases scheduled to take effect later in the year. Also, in the case of certain Mortgaged Properties that are operated as a hotel property and are subject to an operating lease with a single operator, U/W Revenues were calculated based on revenues received by the operator rather than rental payments received by the related borrower under the operating lease.

          (ii) "U/W Expenses" are the anticipated Expenses in respect of a
     Mortgaged Property, generally determined by means of an estimate made at the origination of such Mortgage Loan or as in some instances as may be updated. U/W Expenses were generally assumed to be equal to historical annual expenses reflected in the operating statements and other information furnished by the borrower, except that such expenses were generally modified by (a) if there was no management fee or a below market management fee, assuming that a management fee was payable with respect to the
     Mortgaged Property in an amount approximately equal to a percentage of assumed gross revenues for the year, (b) adjusting certain historical expense items upwards or downwards to amounts that reflect industry norms for the particular type of property and/or taking into consideration material changes in the operating position of the related Mortgaged
     Property (such as newly signed leases and market data) and (c) adjusting for non-recurring items (such as capital expenditures) and tenant improvement and leasing commissions, if applicable (in the case of certain retail, office, industrial and warehouse Mortgaged Properties, adjustments may have been made to account for tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions and, in other cases, operating expenses did not include such costs).

Actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the assumed conditions used in calculating U/W Cash Flow.
In particular, the assumptions regarding

                                     S-192

tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions if and to the extent used in calculating U/W Cash Flow for a Mortgaged Property, may differ substantially from actual conditions with respect to such Mortgaged Property. We cannot assure you that the actual costs of reletting and capital improvements will not exceed those estimated or assumed in connection with the origination or purchase of the Mortgage Loans.

In most cases, U/W Cash Flow describes the cash flow available after deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In those cases where such "reserves" were so included, no cash may have been actually escrowed. No representation is made as to the future net cash flow of the properties, nor is U/W Cash Flow set forth herein intended to represent such future net cash flow.

     "U/W DSCR", "Underwritten DSCR", "Underwritten Debt Service Coverage
Ratio", "Underwriting DSCR" or "Underwriting Debt Service Coverage Ratio" means with respect to any Mortgage Loan (a) the U/W Cash Flow for the related
Mortgage Loan divided by (b) the Annual Debt Service for such Mortgage Loan, except:

          (1) with respect to two sets of Cross-Collateralized Mortgage Loans
     ((a) Loan Nos. 58852 and 58846 and (b) Loan Nos. 58727 and 58725 on Annex A
     to this prospectus supplement) (A) the aggregate U/W Cash Flow for the related Cross-Collateralized Mortgage Loans divided by (B) the aggregate
     Annual Debt Service for such Cross-Collateralized Mortgage Loans; and

          (2) (a) with respect to the FM Pari Passu Note A-2 Mortgage Loan such calculation includes both the FM Pari Passu Note A-2 Mortgage Loan and the
     Fashion Show Mall Note A-1 Senior Portion (and excludes the Fashion Show
     Mall Note A-1 Junior Portion), (b) with respect to the Regents Square I &
     II Whole Loan such calculation includes only the Regents Square I & II
     Mortgage Loan (and excludes the Regents Square I & II B Note); (c) with respect to the Mission City Corporate Center Whole Loan such calculation includes only the Mission City Corporate Center Mortgage Loan (and excludes the Mission City Corporate Center B Note); and (d) with respect to the CP
     Component Mortgage Loan such calculation includes only the CP Senior
     Component (and excludes the CP Subordinate Component). Accordingly such ratios would be lower if the pari passu note, subordinate component and/or
     B notes (as applicable) were included.

     "U/W Replacement Reserves" means, with respect to any Mortgaged Property, the aggregate amount of on-going reserves (generally for capital improvements and replacements) assumed to be maintained with respect to such Mortgaged
Property. In each case, actual reserves, if any, may be less than the amount of
U/W Reserves.

     "U/W Replacement Reserves Per Unit" means, with respect to any Mortgaged
Property, (a) the related U/W Reserves, divided by (b) the number of Units,
Rooms, Leasable Square Feet or Pads, as applicable.

     "Weighted Average Net Mortgage Rate" means, for any Distribution Date, the weighted average of the Net Mortgage Rates for all the Mortgage Loans
(excluding the interest rate and principal balance of the CP Subordinate
Component) immediately following the preceding Distribution Date (weighted on the basis of their respective Stated Principal Balances (excluding the principal balance of the CP Subordinate Component immediately following the preceding Distribution Date)).

     "Withheld Amount" is defined on page S-136 of this prospectus supplement.

     "Workout Fee" means the fee generally payable to the Special Servicer in connection with the workout of a Specially Serviced Mortgage Loan.

     "Workout Fee Rate" means a rate equal to 1.0% (100 basis points).

     "Workout-Delayed Reimbursement Amount" is defined on page S-138 of this prospectus supplement.

     "YM" means, with respect to any Mortgage Loan, a yield maintenance premium.

     "YMP" means yield maintenance period.

                                     S-193

                      (This Page Intentionally Left Blank)



                                                               ANNEX A
                                            CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                      LOAN               LOAN
    SEQUENCE         NUMBER           ORIGINATOR               PROPERTY NAME
    --------         ------           ----------               -------------

        1            58620            Bank of America          Fashion Show Mall
        2            58921            Bank of America          NYU Housing - 80 Lafayette Street

       3.1           58611            Bank of America          Canyon Ranch - Tucson, AZ
       3.2           58611            Bank of America          Canyon Ranch - Lenox, MA
        3            58611            Bank of America          Canyon Ranch (Roll Up)

        4            58848            Bank of America          Regents Square I & II
        5            58470            Bank of America          Phoenix Plaza I & II
        6            58908            Bank of America          589 Fifth Avenue
        7            58623            Bank of America          American Express Building - Minneapolis
        8            58789            Bank of America          Clark Office Building
        9            58868            Bank of America          Asian Garden Mall
       10            58665            Bank of America          TV Guide Hollywood Center Office Building
       11            58847            Bank of America          Mission City Corporate Center
       12            58886            Bank of America          Mountain Farms Shopping Center

      13.1           58449            Bank of America          Captain's Portfolio - Southwest Freeway
      13.2           58449            Bank of America          Captain's Portfolio - Waller Creek
      13.3           58449            Bank of America          Captain's Portfolio - Briar Hollow
      13.4           58449            Bank of America          Captain's Portfolio - North Loop
      13.5           58449            Bank of America          Captain's Portfolio - Westheimer Oaks Village Shopping Center
      13.6           58449            Bank of America          Captain's Portfolio - Post Oak Place
       13            58449            Bank of America          Captain's Portfolio (Roll Up)

       14            58711            Bank of America          OSI Systems
       15            58857            Bank of America          Atria East
       16            58626            Bank of America          American Express Building - Salt Lake City
       17            58797            Bank of America          The Grand Rivage at Brandon Lakes

       18            58852            Bank of America          Edward's Multiplex-Fresno
       19            58846            Bank of America          Cuyahoga Falls Market Center
                                                               Sub Total Crossed Loans

       20            13022            Bridger                  Keelers Corner
       21            58625            Bank of America          American Express Building - Ontario
       22            58830            Bank of America          Crossroads at Sunset
       23            57938            Bank of America          Buena Park Corporate Plaza
       24            58812            Bank of America          Atkins Kent MOB
       25            58736            Bank of America          22 East 71st Street
       26            58856            Bank of America          Villa Del Mar
       27            58861            Bank of America          Bank of America West Building
       28            58826            Bank of America          Capistrano II Office Building
       29            58661            Bank of America          The Great Wall Mall
       30            58855            Bank of America          Vail Club Apartments
       31            58934            Bank of America          Trop Decatur Plaza
       32            58824            Bank of America          Bridgecreek Office Building
       33            12974            Bridger                  Coronado Shopping Center- Santa Fe

      34.1           58723            Bank of America          Courtyard-Denver Park Meadows
      34.2           58723            Bank of America          Residence Inn-Denver Park Meadows
       34            58723            Bank of America          CSM - Denver Properties (Roll Up)

       35            58831            Bank of America          Ocean Dorado
       36            58696            Bank of America          CSM - Hilton Garden Inn - Scottsdale
       37            58792            Bank of America          Germantown (Triumph)
       38            58870            Bank of America          Ths Shops at Cascade & Fairburn
       39            58802            Bank of America          The Hesser Center
       40            58941            Bank of America          Gateway Tower
       41            12547            Bridger                  Logan Square Apartments
       42            58761            Bank of America          Rancho San Diego Industrial Center
       43            58809            Bank of America          Lambert Palm Business Center
       44            58920            Bank of America          Tanglewood Commons

       45            58725            Bank of America          Smart Self Storage
       46            58727            Bank of America          Sorrento Mesa
                                                               Sub Total Crossed Loans

       47            12868            Bridger                  Gateway Shopping Center - Arlington
       48            58806            Bank of America          Eastridge Office Center
       49            58705            Bank of America          ASAP Self Storage

      50.1           58911            Bank of America          Seligman CVS Pool #1 - CVS-Bradenton
      50.2           58911            Bank of America          Seligman CVS Pool #1 - CVS-Hudson
       50            58911            Bank of America          Seligman CVS Pool #1 (Roll Up)

       51            12681            Bridger                  Fairfield Inn & Suites Laredo
       52            58873            Bank of America          110 and 120 Belmont Drive
       53            58835            Bank of America          The Du Barry Apartments
       54            58939            Bank of America          Simi Valley I & II
       55            13106            Bridger                  Azar Industrial
       56            12034            Bridger                  Olde Sarasota Self Storage
       57            58782            Bank of America          Walgreens - Garden City, MI
       58            58748            Bank of America          Best Florida Storage II
       59             9753            Bridger                  Thrashers Village
       60            11355            Bridger                  Metro 502 Self Storage
       61            58842            Bank of America          Havenhurst Apartments
       62            58430            Bank of America          Shurgard - Woodland Hills
       63            58433            Bank of America          Shurgard - Palms
       64            11969            Bridger                  Shurgard Storage - Shoreline
       65            58839            Bank of America          Barclay Apartments
       66            13159            Bridger                  Village Plaza- Palmdale Refinance
       67            58738            Bank of America          University Glen Apartments
       68            58832            Bank of America          Sir Francis Drake Apartments
       69            58759            Bank of America          105 Satellite Boulevard
       70            58914            Bank of America          Makena Great American Plaza
       71            58726            Bank of America          Sorrento Valley Self Storage
       72            58589            Bank of America          Capital Plaza Retail Center
       73            58721            Bank of America          CVS - North Andover
       74            12551            Bridger                  Cedar East & Cypress Office
       75            58682            Bank of America          Vacaville Town Center
       76            12458            Bridger                  All Safe Storage
       77            58750            Bank of America          Walgreens - Monroe, MI
       78            10552            Bridger                  Packwood Shopping Center
       79            58658            Bank of America          Best Buy - Gwinnett County
       80            12165            Bridger                  Commons San Angelo
       81            58744            Bank of America          World Wide Parts Building
       82            11324            Bridger                  1st Security Storage Christiansburg
       83            12090            Bridger                  West Allis Tech Center
       84             9668            Bridger                  Silver Star Self Storage
       85            12909            Bridger                  Security Plus Self Storage & RV
       86            11847            Bridger                  U.S. Storage Centers
-----------------------------------------------------------------------------------------------------------------------------
                                                               TOTALS/WEIGHTED AVERAGE
=============================================================================================================================




                                                                                                                               ZIP
 SEQUENCE   PROPERTY ADDRESS                                              COUNTY          CITY                    STATE       CODE
 --------   ----------------                                              ------          ----                    -----       ----

     1      3200 Las Vegas Boulevard South                                Clark           Las Vegas                 NV        89109
     2      80 Lafayette Street                                           New York        New York                  NY        10013

    3.1     8600 East Rockcliff Road                                      Pima            Tucson                    AZ        85750
    3.2     165 Kemble Street                                             Berkshire       Lenox                     MA        01240
     3      Various                                                       Various         Various                Various     Various

     4      4250 & 4275 Executive Square                                  San Diego       La Jolla                  CA        92037
     5      2901, 2909 & 2929 North Central Avenue                        Maricopa        Phoenix                   AZ        85012
     6      589 Fifth Avenue                                              New York        New York                  NY        10017
     7      1001 North 3rd Avenue South                                   Hennepin        Minneapolis               MN        55401
     8      7500 Old Georgetown Road                                      Montgomery      Bethesda                  MD        20814
     9      9200 Bolsa Avenue, 15131 & 15041 Moran Street                 Orange          Westminster               CA        92683
    10      6922 Hollywood Boulevard                                      Los Angeles     Los Angeles               CA        90028
    11      2355, 2365 & 2375 Northside Drive                             San Diego       San Diego                 CA        92108
    12      337 Russell Street                                            Hampshire       Hadley                    MA        01035

   13.1     12603 Southwest Freeway                                       Fort Bend       Stafford                  TX        77477
   13.2     507 Sabine Street                                             Travis          Austin                    TX        78701
   13.3     50 Briar Hollow Lane                                          Harris          Houston                   TX        77027
   13.4     1900 North Loop West                                          Harris          Houston                   TX        77018
   13.5     4304-4380 Westheimer Road and 2400 Midlane Street             Harris          Houston                   TX        77027
   13.6     4543 Post Oak Place Drive                                     Harris          Houston                   TX        77027
    13      Various                                                       Various         Various                   TX       Various

    14      22011 Southeast 51st Street and 5150 220th Avenue Southeast   King            Issaquah                  WA        98029
    15      990 Stewart Avenue                                            Nassau          Garden City               NY        11530
    16      4315 South 2700 West                                          Salt Lake       Taylorsville              UT        84184
    17      2211 Grand Isle Drive                                         Hillsborough    Brandon                   FL        33511

    18      7750 North Blackstone Avenue                                  Fresno          Fresno                    CA        93720
    19      371-385 Howe Avenue                                           Summit          Cuyahoga Falls            OH        44221

    20      4525-164th Street Southwest                                   Snohomish       Lynnwood                  WA        98037
    21      101 McNabb Street                                                             Markham                Ontario     L3R 4H8
    22      1425 West Sunset Road                                         Clark           Henderson                 NV        89014
    23      6301 Beach Boulevard & 6280 Manchester Boulevard              Orange          Buena Park                CA        90621
    24      101 Old Short Hills Road                                      Essex           West Orange               NJ        07052
    25      22 East 71st Street                                           New York        New York                  NY        10021
    26      5203 Villa Del Mar Avenue                                     Tarrant         Arlington                 TX        76017
    27      6900 Westcliff Drive                                          Clark           Las Vegas                 NV        89145
    28      27121-27131 Calle Arroyo                                      Orange          San Juan Capistrano       CA        92675
    29      18230 East Valley Highway                                     King            Kent                      WA        98032
    30      3839 Briargrove Lane                                          Denton          Dallas                    TX        75287
    31      5045 West Tropicana Avenue                                    Clark           Las Vegas                 NV        89103
    32      12752-12882 Valley View Street                                Orange          Garden Grove              CA        92845
    33      504-540 Cordova Road                                          Santa Fe        Santa Fe                  NM        87505

   34.1     8320 South Valley Highway                                     Douglas         Englewood                 CO        80112
   34.2     8322 South Valley Highway                                     Douglas         Englewood                 CO        80112
    34      Various                                                       Douglas         Englewood                 CO        80112

    35      1830 - 1850 Ocean Avenue                                      San Francisco   San Francisco             CA        94112
    36      7324 East Indian School Road                                  Maricopa        Scottsdale                AZ        85251
    37      19847 Century Boulevard                                       Montgomery      Germantown                MD        20874
    38      3720, 3740 Cascade Road & 1195 Fairburn Road                  Fulton          Atlanta                   GA        30331
    39      1 Sundial Avenue                                              Hillsborough    Manchester                NH        03103
    40      One South Memorial Drive                                      St. Louis City  St. Louis                 MO        63102
    41      715-865 West Glenn Avenue                                     Lee             Auburn                    AL        36832
    42      2500 Sweetwater Spring Boulevard                              San Diego       Spring Valley             CA        91978
    43      601-655 South Palm Street                                     Orange          La Habra                  CA        90631
    44      4150  Clemmons Road                                           Forsyth         Clemmons                  NC        27012

    45      537 Stevens Avenue West                                       San Diego       Solana Beach              CA        92075
    46      6690 Mira Mesa Boulevard                                      San Diego       San Diego                 CA        92121

    47      3704-3818 172nd Street Northeast                              Snohomish       Arlington                 WA        98223
    48      11811 and 11911 Northeast First Street                        King            Bellevue                  WA        98005
    49      17701 Summerlin Road                                          Lee             Fort Myers                FL        33908

   50.1     6204 14th Street                                              Manatee         Bradenton                 FL        34207
   50.2     12015 Little Road                                             Pasco           Hudson                    FL        34667
    50      Various                                                       Various         Various                   FL       Various

    51      700 West Hillside Road                                        Webb            Laredo                    TX        78041
    52      110 and 120 Belmont Drive                                     Somerset        Somerset                  NJ        08873
    53      3471 West 5th Street                                          Los Angeles     Los Angeles               CA        90020
    54      131 and 405 Cochran Street                                    Ventura         Simi Valley               CA        93065
    55      100, 115, 126, 127 & 128 Roesler Road and 352 Addison Drive   Anne Arundel    Glen Burnie               MD        21060
    56      4625 Clark Road                                               Sarasota        Sarasota                  FL        34233
    57      31415 Ford Road                                               Wayne           Garden City               MI        48135
    58      1201 North Flagler Drive                                      Broward         Fort Lauderdale           FL        33304
    59      20804-20806 Bothell-Everett Highway                           Snohomish       Bothell                   WA        98021
    60      13271 Metro Parkway                                           Lee             Fort Myers                FL        33912
    61      1861 Whitley Avenue                                           Los Angeles     Hollywood                 CA        90028
    62      22222 Ventura Boulevard                                       Los Angeles     Woodland Hills            CA        91364
    63      3773 South Durango Avenue                                     Los Angeles     Los Angeles               CA        90034
    64      14540 Aurora Avenue North                                     King            Shoreline                 WA        98133
    65      706 South Normandie Avenue                                    Los Angeles     Los Angeles               CA        90005
    66      2311, 2321 and 2409 East Avenue South                         Los Angeles     Palmdale                  CA        93550
    67      3504 - 73rd Avenue West                                       Pierce          University Place          WA        98466
    68      841 South Serrano Avenue                                      Los Angeles     Los Angeles               CA        90005
    69      105 Satellite Boulevard                                       Gwinnett        Suwanee                   GA        30024
    70      14002 Beach Boulevard                                         Orange          Westminster               CA        92683
    71      10531 Sorrento Valley Road                                    San Diego       San Diego                 CA        92121
    72      11845 Retail Drive                                            Wake            Wake Forest               NC        27587
    73      110 Turnpike Street                                           Essex           North Andover             MA        01845
    74      3117 and 3101 Poplarwood Court                                Wake            Raleigh                   NC        27604
    75      777 East Monte Vista Avenue                                   Solano          Vacaville                 CA        95688
    76      7720 Farley Street                                            Johnson         Overland Park             KS        66204
    77      1285 North Monroe Street                                      Monroe          Monroe                    MI        48162
    78      4016-4022 South Mooney Boulevard                              Tulare          Visalia                   CA        93277
    79      1875 Pleasant Hill Road                                       Gwinnett        Duluth                    GA        30096
    80      3204 and 3222-3298 Sherwood Way                               Tom Green       San Angelo                TX        76901
    81      7821 Hayvenhurst Avenue                                       Los Angeles     Van Nuys                  CA        91406
    82      5 Midway Plaza Drive                                          Montgomery      Christiansburg            VA        24073
    83      11214 - 11250 West Lapham Street                              Milwaukee       West Allis                WI        53214
    84      3043 North Pecos Road                                         Clark           Las Vegas                 NV        89115
    85      1023 East Frye Road                                           Maricopa        Phoenix                   AZ        85048
    86      13201 Ramona Boulevard                                        Los Angeles     Irwindale                 CA        91706

------------------------------------------------------------------------------------------------------------------------------------
            86 LOANS
====================================================================================================================================




                                                                             CUT-OFF           MATURITY
              PROPERTY            PROPERTY                ORIGINAL            DATE               DATE                   LOAN
SEQUENCE        TYPE               SUBTYPE                BALANCE            BALANCE            BALANCE                 TYPE
--------      --------            --------                --------           -------           --------                 ----

    1          Retail              Anchored             $145,000,000       $143,619,681      $136,890,407              Balloon
    2       Multifamily        Student Housing          110,000,000        110,000,000        110,000,000           Interest Only

   3.1         Hotel             Full Service            60,543,243         60,543,243        60,543,243
   3.2         Hotel             Full Service            34,456,757         34,456,757        34,456,757
                                                   ------------------------------------------------------------
    3          Hotel             Full Service            95,000,000         95,000,000        95,000,000            Interest Only

    4          Office              Suburban              88,600,000         88,600,000        88,600,000            Interest Only
    5          Office                CBD                 77,000,000         77,000,000        77,000,000            Interest Only
    6          Office                CBD                 73,500,000         73,500,000        73,500,000            Interest Only
    7          Office        Single Tenant Credit        56,050,000         56,050,000        56,050,000            IO, Hyper Am
    8          Office              Suburban              51,000,000         50,836,429        38,315,809               Balloon
    9          Retail             Unanchored             50,300,000         50,300,000        41,539,394               Balloon
   10          Office                CBD                 47,000,000         46,751,387        39,425,661               Balloon
   11          Office              Suburban              44,000,000         44,000,000        44,000,000            Interest Only
   12          Retail              Anchored              44,000,000         44,000,000        38,212,889             IO, Balloon

  13.1         Office              Suburban              9,136,364          9,136,364          8,500,889
  13.2         Office                CBD                 7,831,169          7,831,169          7,286,477
  13.3         Office              Suburban              7,831,169          7,831,169          7,286,477
  13.4         Office              Suburban              4,350,649          4,350,649          4,048,043
  13.5         Retail             Unanchored             2,610,390          2,610,390          2,428,826
  13.6         Office              Suburban              1,740,260          1,740,260          1,619,217
                                                   ------------------------------------------------------------
   13          Office              Various               33,500,000         33,500,000        31,169,927             IO, Balloon

   14          Office           Single Tenant            32,800,000         32,800,000        30,388,201             IO, Balloon
   15          Office              Suburban              30,995,196         30,995,196        28,860,568        Partial IO, Hyper Am
   16          Office        Single Tenant Credit        30,149,000         30,149,000        30,149,000            IO, Hyper Am
   17       Multifamily          Garden Style            28,875,000         28,875,000        25,063,170             IO, Balloon

   18          Other               Theatre               19,730,000         19,730,000        19,730,000            Interest Only
   19          Retail              Anchored              8,285,000          8,285,000          8,285,000            Interest Only
                                                   ------------------------------------------------------------
                                                         28,015,000         28,015,000        28,015,000

   20       Multifamily          Garden Style            27,900,000         27,900,000        27,900,000            Interest Only
   21          Office        Single Tenant Credit        25,380,000         25,380,000        25,380,000            IO, Hyper Am
   22          Retail              Anchored              22,640,000         22,640,000        22,640,000            Interest Only
   23          Office              Suburban              21,700,000         21,700,000        18,689,460             IO, Balloon
   24          Office              Medical               20,000,000         19,979,782        16,593,624               Balloon
   25          Office                CBD                 20,000,000         19,914,826        16,831,810               Balloon
   26       Multifamily          Garden Style            17,150,000         17,150,000        17,150,000            Interest Only
   27          Office              Suburban              17,000,000         16,964,617        14,190,243               Balloon
   28          Office              Suburban              16,120,000         16,120,000        16,120,000            Interest Only
   29          Retail              Anchored              16,000,000         15,965,377        13,279,254               Balloon
   30       Multifamily          Garden Style            15,700,000         15,700,000        15,700,000            Interest Only
   31          Retail             Unanchored             15,500,000         15,500,000        14,458,341        Partial IO, Hyper Am
   32          Office              Suburban              13,960,000         13,960,000        13,960,000            Interest Only
   33          Retail             Unanchored             13,300,000         13,300,000        11,595,579             IO, Balloon

  34.1         Hotel             Full Service            7,560,000          7,560,000          6,650,662
  34.2         Hotel             Full Service            5,640,000          5,640,000          4,961,605
                                                   ------------------------------------------------------------
   34          Hotel             Full Service            13,200,000         13,200,000        11,612,268             IO, Balloon

   35          Retail              Anchored              13,096,000         13,096,000        13,096,000            Interest Only
   36          Hotel             Full Service            12,853,229         12,853,229        11,307,207             IO, Balloon
   37          Office             Mixed Use              12,400,000         12,400,000        12,400,000            Interest Only
   38          Retail              Anchored              11,250,000         11,238,745         9,346,617               Balloon
   39          Office              Suburban              10,280,000         10,280,000         8,614,102               Balloon
   40          Office                CBD                 10,200,000         10,200,000        10,200,000            Interest Only
   41       Multifamily        Student Housing           10,120,000         10,099,672         8,490,313               Balloon
   42        Industrial           Warehouse              9,500,000          9,471,214          7,224,749               Balloon
   43        Industrial           Industrial             9,200,000          9,200,000          8,180,928             IO, Balloon
   44          Retail              Anchored              9,100,000          9,100,000          8,142,830             IO, Balloon

   45       Self Storage         Self Storage            4,100,000          4,100,000          3,650,181             IO, Balloon
   46       Self Storage         Self Storage            4,100,000          4,100,000          4,100,000            Interest Only
                                                   ------------------------------------------------------------
                                                         8,200,000          8,200,000          7,750,181

   47          Retail          Shadow Anchored           8,000,000          7,974,473          6,639,701               Balloon
   48          Office              Suburban              7,800,000          7,792,411          6,503,741               Balloon
   49       Self Storage         Self Storage            7,800,000          7,764,940          6,506,855               Balloon

  50.1         Retail        Single Tenant Credit        3,600,000          3,600,000          3,600,000
  50.2         Retail        Single Tenant Credit        3,440,000          3,440,000          3,440,000
                                                   ------------------------------------------------------------
   50          Retail        Single Tenant Credit        7,040,000          7,040,000          7,040,000            Interest Only

   51          Hotel           Limited Service           7,000,000          6,990,523          5,383,208               Balloon
   52          Office              Suburban              6,900,000          6,893,112          5,734,219               Balloon
   53       Multifamily          Garden Style            6,752,000          6,752,000          6,752,000            Interest Only
   54          Retail          Shadow Anchored           6,200,000          6,200,000          5,130,772               Balloon
   55        Industrial        Office/Warehouse          6,000,000          6,000,000          5,558,537             IO, Balloon
   56       Self Storage         Self Storage            5,600,000          5,600,000          4,736,905             IO, Balloon
   57          Retail        Single Tenant Credit        5,421,349          5,411,264          4,596,194               Balloon
   58       Self Storage         Self Storage            5,359,152          5,348,756          4,517,924               Balloon
   59          Retail             Unanchored             5,200,000          5,189,482          4,358,353               Balloon
   60       Self Storage         Self Storage            5,000,000          4,995,524          4,211,962               Balloon
   61       Multifamily          Garden Style            4,936,278          4,936,278          4,936,278            Interest Only
   62       Self Storage         Self Storage            4,950,000          4,922,242          4,114,315               Balloon
   63       Self Storage         Self Storage            4,900,000          4,872,200          4,065,077               Balloon
   64       Self Storage         Self Storage            4,850,000          4,834,886          4,038,945               Balloon
   65       Multifamily          Garden Style            4,708,200          4,708,200          4,708,200            Interest Only
   66          Retail          Shadow Anchored           4,714,000          4,704,841          3,973,208               Balloon
   67       Multifamily          Garden Style            4,700,000          4,689,992          4,194,945               Balloon
   68       Multifamily          Garden Style            4,599,246          4,599,246          4,599,246            Interest Only
   69        Industrial        Warehouse/Office          4,500,000          4,490,813          3,766,686               Balloon
   70          Retail              Anchored              4,468,340          4,468,340          4,168,829             IO, Balloon
   71       Self Storage         Self Storage            4,250,000          4,250,000          4,250,000            Interest Only
   72          Retail              Anchored              4,108,500          4,108,500          4,108,500            Interest Only
   73          Retail        Single Tenant Credit        4,100,000          4,092,124          3,461,075               Balloon
   74          Office              Suburban              3,900,000          3,900,000          3,634,020             IO, Balloon
   75          Retail          Shadow Anchored           3,900,000          3,900,000          3,615,742             IO, Balloon
   76       Self Storage         Self Storage            3,680,000          3,668,694          3,070,747               Balloon
   77          Retail              Anchored              3,600,000          3,592,491          3,004,061               Balloon
   78          Retail              Anchored              3,200,000          3,183,744          2,700,776               Balloon
   79          Retail        Single Tenant Credit        3,000,000          2,980,011          2,258,246               Balloon
   80          Retail             Unanchored             3,000,000          2,977,190          2,297,380               Balloon
   81        Industrial           Warehouse              2,460,000          2,452,535          2,056,243               Balloon
   82       Self Storage         Self Storage            2,400,000          2,389,895          1,848,832               Balloon
   83        Industrial        Warehouse/Office          2,100,000          2,094,151          1,775,579               Balloon
   84       Self Storage         Self Storage            2,100,000          2,090,938          1,788,296               Balloon
   85       Self Storage         Self Storage            2,000,000          1,994,287          1,685,455               Balloon
   86       Self Storage         Self Storage            2,000,000          1,985,087          1,538,103               Balloon
------------------------------------------------------------------------------------------------------------------------------------
                                                       $1,644,730,490     $1,642,344,324    $1,536,362,685
====================================================================================================================================




                                               SUB-            NET                           FIRST        INTEREST
             MORTGAGE    ADMINISTRATIVE     SERVICING       MORTGAGE         NOTE           PAYMENT        ACCRUAL         MONTHLY
 SEQUENCE      RATE       FEE RATE (I)       FEE RATE         RATE           DATE            DATE          METHOD          PAYMENT
 --------    --------    --------------     ---------       --------         ----           -------       --------         -------

     1        3.719%         0.032%           0.020%         3.687%       11/12/2004       1/1/2005        ACT/360         $665,601
     2        5.510%         0.062%           0.050%         5.448%        4/28/2005       6/1/2005        ACT/360         512,098

    3.1
    3.2
     3        5.937%         0.022%           0.010%         5.915%        1/18/2005       3/1/2005        ACT/360         476,500

     4        4.736%         0.042%           0.030%         4.694%        3/15/2005       7/1/2005        ACT/360         354,538
     5        4.588%         0.022%           0.010%         4.566%        9/10/2004       11/1/2004       ACT/360         298,486
     6        5.482%         0.032%           0.020%         5.450%        4/15/2005       6/1/2005        ACT/360         340,405
     7        4.268%         0.042%           0.030%         4.226%       12/16/2004       2/1/2005        30/360          199,328
     8        5.037%         0.042%           0.030%         4.995%        4/1/2005        5/1/2005        ACT/360         299,241
     9        5.065%         0.042%           0.030%         5.023%        6/9/2005        7/1/2005        ACT/360         272,023
    10        5.578%         0.062%           0.050%         5.516%       12/13/2004       2/1/2005        ACT/360         269,151
    11        4.781%         0.042%           0.030%         4.740%        3/15/2005       7/1/2005        ACT/360         177,743
    12        5.070%         0.062%           0.050%         5.008%        5/24/2005       7/1/2005        ACT/360         238,087

   13.1
   13.2
   13.3
   13.4
   13.5
   13.6
    13        5.236%         0.062%           0.050%         5.174%        9/17/2004       11/1/2004       ACT/360         182,777

    14        5.001%         0.062%           0.050%         4.939%        1/26/2005       3/1/2005        ACT/360         176,098
    15        5.549%         0.062%           0.050%         5.487%        4/7/2005        6/1/2005        ACT/360         176,941
    16        4.298%         0.062%           0.050%         4.236%        3/22/2005       5/1/2005        30/360          107,971
    17        5.028%         0.062%           0.050%         4.966%        2/25/2005       4/1/2005        ACT/360         155,502

    18        4.818%         0.112%           0.100%         4.706%        5/18/2005       7/1/2005        30/360           79,216
    19        4.668%         0.112%           0.100%         4.556%        5/18/2005       7/1/2005        30/360           32,229

    20        5.311%         0.062%           0.050%         5.249%        2/9/2005        4/1/2005        ACT/360         125,196
    21        4.298%         0.062%           0.050%         4.236%        1/26/2005       3/1/2005        30/360           90,892
    22        5.186%         0.062%           0.050%         5.124%        4/8/2005        6/1/2005        ACT/360          99,201
    23        5.638%         0.062%           0.050%         5.576%        4/8/2005        6/1/2005        ACT/360         125,096
    24        5.210%         0.062%           0.050%         5.148%        4/28/2005       6/1/2005        ACT/360         109,946
    25        5.689%         0.062%           0.050%         5.627%        1/24/2005       3/1/2005        ACT/360         115,941
    26        5.220%         0.112%           0.100%         5.108%        4/26/2005       6/1/2005        ACT/360          75,639
    27        5.410%         0.112%           0.100%         5.298%        3/15/2005       5/1/2005        ACT/360          95,566
    28        5.235%         0.112%           0.100%         5.123%        4/8/2005        6/1/2005        ACT/360          71,300
    29        5.227%         0.112%           0.100%         5.115%        3/8/2005        5/1/2005        ACT/360          88,125
    30        5.220%         0.112%           0.100%         5.108%        4/26/2005       6/1/2005        ACT/360          69,244
    31        5.693%         0.112%           0.100%         5.581%        5/25/2005       7/1/2005        ACT/360          89,893
    32        5.336%         0.112%           0.100%         5.224%        4/8/2005        6/1/2005        ACT/360          62,938
    33        5.219%         0.062%           0.050%         5.157%        4/8/2005        6/1/2005        ACT/360          73,188

   34.1
   34.2
    34        5.580%         0.112%           0.100%         5.468%        2/24/2005       4/1/2005        ACT/360          75,612

    35        5.186%         0.112%           0.100%         5.074%        4/8/2005        6/1/2005        ACT/360          57,383
    36        5.580%         0.112%           0.100%         5.468%        2/24/2005       4/1/2005        ACT/360          73,626
    37        5.107%         0.112%           0.100%         4.995%        3/31/2005       5/1/2005        ACT/360          53,505
    38        5.253%         0.112%           0.100%         5.141%        4/21/2005       6/1/2005        ACT/360          62,144
    39        5.536%         0.112%           0.100%         5.424%        5/5/2005        7/1/2005        ACT/360          58,601
    40        5.197%         0.112%           0.100%         5.085%        5/23/2005       7/1/2005        ACT/360          44,788
    41        5.575%         0.072%           0.060%         5.503%        3/2/2005        5/1/2005        ACT/360          57,937
    42        5.380%         0.112%           0.100%         5.268%        3/29/2005       5/1/2005        ACT/360          57,659
    43        5.125%         0.112%           0.100%         5.013%        4/5/2005        6/1/2005        ACT/360          50,093
    44        5.425%         0.112%           0.100%         5.313%        4/21/2005       6/1/2005        ACT/360          51,241

    45        5.167%         0.112%           0.100%         5.055%        2/23/2005       4/1/2005        ACT/360          22,430
    46        5.080%         0.112%           0.100%         4.968%        2/23/2005       4/1/2005        ACT/360          17,598

    47        5.211%         0.062%           0.050%         5.149%        2/14/2005       4/1/2005        ACT/360          43,983
    48        5.368%         0.112%           0.100%         5.256%        4/22/2005       6/1/2005        ACT/360          43,644
    49        5.400%         0.112%           0.100%         5.288%        1/26/2005       3/1/2005        ACT/360          43,799

   50.1
   50.2
    50        5.399%         0.112%           0.100%         5.287%        5/9/2005        7/1/2005        ACT/360          32,114

    51        5.695%         0.062%           0.050%         5.633%        4/27/2005       6/1/2005        ACT/360          43,805
    52        5.262%         0.112%           0.100%         5.150%        4/8/2005        6/1/2005        ACT/360          38,153
    53        5.211%         0.112%           0.100%         5.099%        4/14/2005       6/1/2005        ACT/360          29,728
    54        5.136%         0.112%           0.100%         5.024%        5/23/2005       7/1/2005        ACT/360          33,800
    55        5.204%         0.062%           0.050%         5.142%        3/15/2005       5/1/2005        ACT/360          32,961
    56        5.452%         0.072%           0.060%         5.380%        12/8/2004       2/1/2005        ACT/360          32,063
    57        5.925%         0.112%           0.100%         5.813%        3/31/2005       5/1/2005        ACT/360          32,243
    58        5.735%         0.112%           0.100%         5.623%        3/29/2005       5/1/2005        ACT/360          31,224
    59        5.543%         0.062%           0.050%         5.481%        3/29/2005       5/1/2005        ACT/360          29,665
    60        5.702%         0.092%           0.080%         5.610%        4/13/2005       6/1/2005        ACT/360          29,026
    61        5.213%         0.112%           0.100%         5.101%        4/15/2005       6/1/2005        ACT/360          21,742
    62        5.280%         0.112%           0.100%         5.168%       12/28/2004       2/1/2005        ACT/360          27,426
    63        5.220%         0.112%           0.100%         5.108%       12/17/2004       2/1/2005        ACT/360          26,967
    64        5.318%         0.062%           0.050%         5.256%        2/3/2005        4/1/2005        ACT/360          26,987
    65        5.220%         0.112%           0.100%         5.108%        4/14/2005       6/1/2005        ACT/360          20,765
    66        5.728%         0.062%           0.050%         5.666%        3/29/2005       5/1/2005        ACT/360          27,444
    67        5.303%         0.112%           0.100%         5.191%        3/29/2005       5/1/2005        ACT/360          26,108
    68        5.211%         0.112%           0.100%         5.099%        4/14/2005       6/1/2005        ACT/360          20,250
    69        5.500%         0.112%           0.100%         5.388%        3/18/2005       5/1/2005        ACT/360          25,551
    70        5.693%         0.112%           0.100%         5.581%        6/6/2005        7/1/2005        ACT/360          25,914
    71        5.110%         0.112%           0.100%         4.998%        2/23/2005       4/1/2005        ACT/360          18,349
    72        4.366%         0.112%           0.100%         4.254%       12/13/2004       2/1/2005        30/360           14,948
    73        5.780%         0.112%           0.100%         5.668%        4/1/2005        5/1/2005        ACT/360          24,005
    74        5.577%         0.062%           0.050%         5.515%        2/17/2005       4/1/2005        ACT/360          22,333
    75        5.261%         0.112%           0.100%         5.149%       12/29/2004       2/1/2005        ACT/360          21,563
    76        5.382%         0.062%           0.050%         5.320%        2/14/2005       4/1/2005        ACT/360          20,623
    77        5.400%         0.112%           0.100%         5.288%        3/14/2005       5/1/2005        ACT/360          20,215
    78        5.781%         0.082%           0.070%         5.699%       12/10/2004       2/1/2005        ACT/360          18,737
    79        5.100%         0.112%           0.100%         4.988%        1/7/2005        3/1/2005        ACT/360          17,713
    80        5.587%         0.062%           0.050%         5.525%       12/27/2004       2/1/2005        ACT/360          18,579
    81        5.437%         0.112%           0.100%         5.325%        2/24/2005       4/1/2005        ACT/360          13,871
    82        5.735%         0.062%           0.050%         5.673%        2/17/2005       4/1/2005        ACT/360          15,077
    83        5.814%         0.092%           0.080%         5.722%        2/25/2005       4/1/2005        ACT/360          12,341
    84        5.595%         0.092%           0.080%         5.503%        2/9/2005        4/1/2005        ACT/360          13,015
    85        5.704%         0.062%           0.050%         5.642%        2/11/2005       4/1/2005        ACT/360          11,613
    86        5.711%         0.062%           0.050%         5.649%       12/22/2004       2/1/2005        ACT/360          12,535
------------------------------------------------------------------------------------------------------------------------------------
              5.068%         0.062%           0.050%         5.006%
====================================================================================================================================




            ORIGINAL       ORIGINAL                                  REMAINING
            TERM TO      AMORTIZATION      INTEREST                   TERM TO                          CROSS-
            MATURITY         TERM            ONLY       SEASONING     MATURITY       MATURITY      COLLATERALIZED       RELATED
SEQUENCE    (MONTHS)     (MONTHS) (II)      PERIOD      (MONTHS)      (MONTHS)         DATE            LOANS             LOANS
--------    --------     -------------     --------     ---------    ---------       --------      --------------       -------

    1          37             360                           6            31          1/1/2008
    2         120                             120           1           119          5/1/2015

   3.1
   3.2
    3         120                             120           4           116          2/1/2015

    4          82                             82                         82          4/1/2012                         BACM 05-2-B
    5          60                             60            8            52         10/1/2009
    6         120                             120           1           119          5/1/2015
    7          60                             60            5            55          1/1/2010                         BACM 05-2-A
    8         120             300                           2           118          4/1/2015
    9         121             360              1                        121          7/1/2015
   10         120             360                           5           115          1/1/2015
   11          82                             82                         82          4/1/2012                         BACM 05-2-B
   12         120             360             24                        120          6/1/2015

  13.1
  13.2
  13.3
  13.4
  13.5
  13.6
   13          84             360             24            8            76         10/1/2011

   14         118             360             60            4           114         12/1/2014
   15         120             360             60            1           119          5/1/2015
   16          60                             60            2            58          4/1/2010                         BACM 05-2-A
   17         120             360             24            3           117          3/1/2015

   18          60                             60                         60          6/1/2010       BACM 05-2-A       BACM 05-2-A
   19          60                             60                         60          6/1/2010       BACM 05-2-A       BACM 05-2-A

   20          84                             84            3            81          3/1/2012
   21          61                             61            4            57          3/1/2010                         BACM 05-2-A
   22         120                             120           1           119          5/1/2015                         BACM 05-2-C
   23         120             360             12            1           119          5/1/2015
   24         120             360                           1           119          5/1/2015
   25         120             360                           4           116          2/1/2015
   26         120                             120           1           119          5/1/2015                         BACM 05-2-D
   27         120             360                           2           118          4/1/2015
   28         120                             120           1           119          5/1/2015                         BACM 05-2-C
   29         120             360                           2           118          4/1/2015
   30         120                             120           1           119          5/1/2015                         BACM 05-2-D
   31         120             360             60                        120          6/1/2015
   32         120                             120           1           119          5/1/2015                         BACM 05-2-C
   33         120             360             24            1           119          5/1/2015

  34.1                                                                                                                BACM 05-2-E
  34.2                                                                                                                BACM 05-2-E
   34         120             360             24            3           117          3/1/2015                         BACM 05-2-E

   35         120                             120           1           119          5/1/2015                         BACM 05-2-C
   36         120             360             24            3           117          3/1/2015                         BACM 05-2-E
   37         120                             120           2           118          4/1/2015
   38         120             360                           1           119          5/1/2015
   39         120             360                                       120          6/1/2015
   40          60                             60                         60          6/1/2010
   41         120             360                           2           118          4/1/2015
   42         120             300                           2           118          4/1/2015
   43         120             360             36            1           119          5/1/2015
   44         120             360             36            1           119          5/1/2015

   45         120             360             36            3           117          3/1/2015       BACM 05-2-B       BACM 05-2-G
   46         120                             120           3           117          3/1/2015       BACM 05-2-B       BACM 05-2-G

   47         120             360                           3           117          3/1/2015                         BACM 05-2-F
   48         120             360                           1           119          5/1/2015
   49         120             360                           4           116          2/1/2015

  50.1                                                                                                                BACM 05-2-C
  50.2                                                                                                                BACM 05-2-C
   50         120                             120                       120          6/1/2015                         BACM 05-2-C

   51         120             300                           1           119          5/1/2015
   52         120             360                           1           119          5/1/2015
   53         120                             120           1           119          5/1/2015                         BACM 05-2-C
   54         120             360                                       120          6/1/2015
   55         120             360             60            2           118          4/1/2015
   56         120             348             12            5           115          1/1/2015
   57         120             360                           2           118          4/1/2015                         BACM 05-2-I
   58         120             360                           2           118          4/1/2015
   59         120             360                           2           118          4/1/2015
   60         120             360                           1           119          5/1/2015
   61         120                             120           1           119          5/1/2015                         BACM 05-2-C
   62         120             360                           5           115          1/1/2015                         BACM 05-2-H
   63         120             360                           5           115          1/1/2015                         BACM 05-2-H
   64         120             360                           3           117          3/1/2015                         BACM 05-2-F
   65         120                             120           1           119          5/1/2015                         BACM 05-2-C
   66         120             360                           2           118          4/1/2015
   67          84             360                           2            82          4/1/2012
   68         120                             120           1           119          5/1/2015                         BACM 05-2-C
   69         120             360                           2           118          4/1/2015
   70         121             360             61                        121          7/1/2015
   71         120                             120           3           117          3/1/2015                         BACM 05-2-G
   72          60                             60            5            55          1/1/2010                         BACM 05-2-A
   73         120             360                           2           118          4/1/2015
   74          84             360             24            3            81          3/1/2012
   75         120             360             60            5           115          1/1/2015
   76         120             360                           3           117          3/1/2015
   77         120             360                           2           118          4/1/2015                         BACM 05-2-I
   78         120             360                           5           115          1/1/2015
   79         120             300                           4           116          2/1/2015
   80         120             300                           5           115          1/1/2015
   81         120             360                           3           117          3/1/2015
   82         120             300                           3           117          3/1/2015
   83         120             360                           3           117          3/1/2015
   84          84             300                           3            81          3/1/2012
   85         120             360                           3           117          3/1/2015
   86         120             300                           5           115          1/1/2015
------------------------------------------------------------------------------------------------------------------------------------
              100             354                           3            97
====================================================================================================================================




                                                                       YIELD                                             CUT-OFF
                                                                    MAINTENANCE        APPRAISAL      APPRAISAL          DATE LTV
 SEQUENCE       PREPAYMENT PENALTY DESCRIPTION (PAYMENTS)               TYPE             VALUE          DATE              RATIO
 --------       -----------------------------------------           -----------        ---------      ---------          --------

     1                  LO(33)/OPEN(4)/DEFEASANCE                                    $650,000,000    10/28/2004           51.8%
     2                 LO(117)/OPEN(3)/DEFEASANCE                                     151,400,000     3/21/2005           72.7%

    3.1                                                                               117,900,000     9/28/2004
    3.2                                                                               67,100,000      10/1/2004
                                                                                     --------------
     3        LO(28)/GRTR1%PPMTorYM(88)/OPEN(4)/DEFEASANCE         NPV (BEY) - B      185,000,000      Various            51.4%

     4                  LO(76)/OPEN(6)/DEFEASANCE                                     130,000,000     2/17/2005           68.2%
     5                  LO(54)/OPEN(6)/DEFEASANCE                                     118,000,000     8/24/2004           65.3%
     6                 LO(117)/OPEN(3)/DEFEASANCE                                     105,000,000     3/24/2005           70.0%
     7              LO(23)/GRTR1%PPMTorYM(35)/OPEN(2)              Int Diff (MEY)     95,000,000      11/1/2004           59.0%
     8                 LO(117)/OPEN(3)/DEFEASANCE                                     87,500,000      2/16/2005           58.1%
     9                 LO(117)/OPEN(4)/DEFEASANCE                                     63,700,000      3/9/2005            79.0%
    10                 LO(117)/OPEN(3)/DEFEASANCE                                     66,500,000      12/1/2004           70.3%
    11                  LO(76)/OPEN(6)/DEFEASANCE                                     65,000,000      2/17/2005           67.7%
    12              LO(36)/GRTR1%PPMTorYM(81)/OPEN(3)            Int Diff (BEY) - B   58,000,000      3/25/2005           75.9%

   13.1                                                                               12,900,000      9/1/2004
   13.2                                                                                8,600,000      9/1/2004
   13.3                                                                               16,300,000      9/1/2004
   13.4                                                                                7,400,000      9/1/2004
   13.5                                                                                4,650,000      9/1/2004
   13.6                                                                                5,250,000      9/1/2004
                                                                                     --------------
    13                  LO(80)/OPEN(4)/DEFEASANCE                                     55,100,000      9/1/2004            60.8%

    14                 LO(114)/OPEN(4)/DEFEASANCE                                     50,500,000      1/6/2005            65.0%
    15                 LO(118)/OPEN(2)/DEFEASANCE                                     38,200,000      3/5/2005            81.1%
    16              LO(23)/GRTR1%PPMTorYM(34)/OPEN(3)              Int Diff (MEY)     48,000,000      11/1/2004           62.8%
    17                 LO(118)/OPEN(2)/DEFEASANCE                                     37,400,000      1/13/2005           77.2%

    18              LO(23)/GRTR1%PPMTorYM(34)/OPEN(3)              Int Diff (BEY)     33,500,000      2/21/2005           60.1%
    19              LO(23)/GRTR1%PPMTorYM(34)/OPEN(3)              Int Diff (BEY)     13,150,000      2/20/2005           60.1%
                                                                                     --------------
                                                                                      46,650,000

    20                  LO(79)/OPEN(5)/DEFEASANCE                                     40,500,000      1/11/2005           68.9%
    21                       LO(60)/OPEN(1)                                           42,000,000      11/1/2004           60.4%
    22                 LO(116)/OPEN(4)/DEFEASANCE                                     28,500,000      3/7/2005            79.4%
    23                 LO(117)/OPEN(3)/DEFEASANCE                                     27,400,000      1/29/2005           79.2%
    24                 LO(116)/OPEN(4)/DEFEASANCE                                     32,000,000      3/3/2005            62.4%
    25                 LO(117)/OPEN(3)/DEFEASANCE                                     27,000,000     11/26/2004           73.8%
    26                 LO(116)/OPEN(4)/DEFEASANCE                                     21,450,000      3/9/2005            80.0%
    27                 LO(116)/OPEN(4)/DEFEASANCE                                     24,000,000      3/8/2005            70.7%
    28                 LO(116)/OPEN(4)/DEFEASANCE                                     20,150,000      3/7/2005            80.0%
    29                 LO(116)/OPEN(4)/DEFEASANCE                                     25,000,000      11/3/2004           63.9%
    30                 LO(116)/OPEN(4)/DEFEASANCE                                     20,200,000      3/4/2005            77.7%
    31                 LO(117)/OPEN(3)/DEFEASANCE                                     20,300,000      4/4/2005            76.4%
    32                 LO(116)/OPEN(4)/DEFEASANCE                                     17,450,000      3/7/2005            80.0%
    33                 LO(116)/OPEN(4)/DEFEASANCE                                     18,500,000      3/8/2005            71.9%

   34.1                                                                               12,600,000      1/7/2005
   34.2                                                                                9,400,000      1/7/2005
                                                                                     --------------
    34                 LO(118)/OPEN(2)/DEFEASANCE                                     22,000,000      1/7/2005            60.0%

    35                 LO(116)/OPEN(4)/DEFEASANCE                                     16,370,000      3/7/2005            80.0%
    36                 LO(118)/OPEN(2)/DEFEASANCE                                     22,000,000      1/24/2005           58.4%
    37                 LO(116)/OPEN(4)/DEFEASANCE                                     17,000,000      2/16/2005           72.9%
    38                 LO(117)/OPEN(3)/DEFEASANCE                                     14,000,000      2/7/2005            80.3%
    39                 LO(117)/OPEN(3)/DEFEASANCE                                     13,500,000      2/23/2005           76.1%
    40                  LO(53)/OPEN(7)/DEFEASANCE                                     13,000,000      4/8/2005            78.5%
    41                 LO(116)/OPEN(4)/DEFEASANCE                                     16,000,000      1/12/2005           63.1%
    42                 LO(116)/OPEN(4)/DEFEASANCE                                     14,710,000      1/31/2005           64.4%
    43                 LO(117)/OPEN(3)/DEFEASANCE                                     16,250,000      3/7/2005            56.6%
    44                 LO(117)/OPEN(3)/DEFEASANCE                                     11,500,000      3/26/2005           79.1%

    45                 LO(116)/OPEN(4)/DEFEASANCE                                      6,130,000      1/5/2005            55.1%
    46                 LO(116)/OPEN(4)/DEFEASANCE                                      9,450,000      1/3/2005            55.1%
                                                                                     --------------
                                                                                      15,580,000

    47                 LO(116)/OPEN(4)/DEFEASANCE                                     12,560,000      1/7/2005            63.5%
    48                 LO(117)/OPEN(3)/DEFEASANCE                                     15,800,000      3/11/2005           49.3%
    49                 LO(117)/OPEN(3)/DEFEASANCE                                     10,400,000     12/16/2004           74.7%

   50.1                                                                                4,500,000      3/22/2005
   50.2                                                                                4,300,000      3/22/2005
                                                                                     --------------
    50                 LO(116)/OPEN(4)/DEFEASANCE                                      8,800,000      3/22/2005           80.0%

    51                 LO(116)/OPEN(4)/DEFEASANCE                                     13,000,000      2/21/2005           53.8%
    52                 LO(117)/OPEN(3)/DEFEASANCE                                     11,400,000      3/1/2005            60.5%
    53                 LO(116)/OPEN(4)/DEFEASANCE                                      8,440,000      3/3/2005            80.0%
    54                 LO(115)/OPEN(5)/DEFEASANCE                                      8,900,000      3/28/2005           69.7%
    55                 LO(116)/OPEN(4)/DEFEASANCE                                     10,900,000      2/14/2005           55.0%
    56                 LO(116)/OPEN(4)/DEFEASANCE                                      9,330,000     10/14/2004           60.0%
    57                 LO(117)/OPEN(3)/DEFEASANCE                                      7,200,000      2/25/2005           75.2%
    58                 LO(117)/OPEN(3)/DEFEASANCE                                      7,400,000      1/19/2005           72.3%
    59                 LO(116)/OPEN(4)/DEFEASANCE                                      6,950,000      2/22/2005           74.7%
    60                 LO(116)/OPEN(4)/DEFEASANCE                                      6,300,000      2/12/2005           79.3%
    61                 LO(116)/OPEN(4)/DEFEASANCE                                      6,600,000      3/4/2005            74.8%
    62                 LO(117)/OPEN(3)/DEFEASANCE                                     12,050,000      8/19/2004           40.8%
    63                 LO(117)/OPEN(3)/DEFEASANCE                                      9,950,000      8/19/2004           49.0%
    64                 LO(116)/OPEN(4)/DEFEASANCE                                      6,750,000      1/12/2005           71.6%
    65                 LO(116)/OPEN(4)/DEFEASANCE                                      7,480,000      3/3/2005            62.9%
    66                 LO(116)/OPEN(4)/DEFEASANCE                                      6,140,000      2/24/2005           76.6%
    67                  LO(81)/OPEN(3)/DEFEASANCE                                      5,900,000      1/19/2005           79.5%
    68                 LO(116)/OPEN(4)/DEFEASANCE                                      6,200,000      3/3/2005            74.2%
    69                 LO(117)/OPEN(3)/DEFEASANCE                                      5,950,000      1/25/2005           75.5%
    70                 LO(117)/OPEN(4)/DEFEASANCE                                      6,700,000      4/5/2005            66.7%
    71              LO(47)/GRTR1%PPMTorYM(69)/OPEN(4)              Int Diff (MEY)      9,650,000      1/3/2005            44.0%
    72              LO(23)/GRTR1%PPMTorYM(34)/OPEN(3)              Int Diff (BEY)      7,500,000      11/2/2004           54.8%
    73                 LO(117)/OPEN(3)/DEFEASANCE                                      5,300,000      3/1/2005            77.2%
    74                  LO(80)/OPEN(4)/DEFEASANCE                                      6,675,000     12/20/2004           58.4%
    75                 LO(117)/OPEN(3)/DEFEASANCE                                      8,170,000     12/11/2004           47.7%
    76                 LO(116)/OPEN(4)/DEFEASANCE                                      4,600,000     12/30/2004           79.8%
    77                 LO(117)/OPEN(3)/DEFEASANCE                                      4,700,000      1/20/2005           76.4%
    78                 LO(116)/OPEN(4)/DEFEASANCE                                      4,700,000     12/15/2004           67.7%
    79              LO(35)/GRTR1%PPMTorYM(82)/OPEN(3)              Int Diff (MEY)      7,100,000      12/4/2004           42.0%
    80                 LO(116)/OPEN(4)/DEFEASANCE                                      3,900,000      11/1/2004           76.3%
    81                 LO(116)/OPEN(4)/DEFEASANCE                                      4,500,000      1/10/2005           54.5%
    82              LO(35)/GRTR1%PPMTorYM(81)/OPEN(4)                NPV (BEY)         3,300,000      11/4/2004           72.4%
    83                 LO(116)/OPEN(4)/DEFEASANCE                                      2,650,000     11/24/2004           79.0%
    84              LO(35)/GRTR1%PPMTorYM(45)/OPEN(4)                NPV (BEY)         3,050,000     12/27/2004           68.6%
    85                 LO(116)/OPEN(4)/DEFEASANCE                                      3,000,000      1/19/2005           66.5%
    86                 LO(116)/OPEN(4)/DEFEASANCE                                      3,010,000     10/28/2004           65.9%
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          66.5%
====================================================================================================================================




                                           TOTAL                                 LOAN
                                           UNITS/      UNITS/                 BALANCE PER
             BALLOON                        SF/         SF/         NET        UNIT/SF/                   OCCUPANCY
               LTV         YEAR BUILT/     PADS/       PADS/      RENTABLE       PAD/       OCCUPANCY       AS OF           U/W
SEQUENCE      RATIO         RENOVATED      ROOMS       ROOMS     AREA (SF)       ROOM        PERCENT         DATE        REVENUES
--------     -------       -----------     ------      ------    ---------    -----------   ---------     ---------      --------

    1         49.4%         1979/2002     662,769        SF       662,769        $508         74.7%       1/31/2005     $59,192,525
    2         72.7%         1911/1999       264        Units      292,504       416,667      100.0%        6/1/2005     11,503,034

   3.1                      1979/2004       189        Rooms      267,292       320,335       81.3%       12/31/2004
   3.2                      1897/1989       126        Rooms      450,000       273,466       81.3%       12/31/2004
    3         51.4%                         315        Rooms      717,292       301,587       81.3%                     98,952,349

    4         68.2%           1984        307,450        SF       307,450         288         87.1%        3/1/2005     11,195,299
    5         65.3%           1989        864,859        SF       864,859         89          86.7%       3/31/2005     22,242,907
    6         70.0%         1954/1989     164,944        SF       164,944         446         98.2%        4/1/2005     12,194,611
    7         59.0%           1989        541,542        SF       541,542         104        100.0%       2/28/2005      6,013,310
    8         43.8%           1984        296,285        SF       296,285         172         98.1%       4/14/2005      8,746,776
    9         65.2%           1986        123,008        SF       123,008         409         96.5%       4/19/2005      8,170,478
   10         59.3%           1965        182,967        SF       182,967         256        100.0%       1/24/2005      7,521,740
   11         67.7%           1988        181,429        SF       181,429         243         89.0%        3/1/2005      5,991,476
   12         65.9%         1973/1998     392,760        SF       392,760         112         90.2%       5/13/2005      4,930,928

  13.1                        1982        142,942        SF       142,942         64          89.8%       4/21/2005
  13.2                      1984/2003     105,021        SF       105,021         75          93.9%       4/21/2005
  13.3                        1978        193,615        SF       193,615         40          72.5%       4/21/2005
  13.4                        1980        120,972        SF       120,972         36          82.8%       4/21/2005
  13.5                      1940/1977      35,395        SF        35,395         74          92.6%       4/21/2005
  13.6                        1974         74,529        SF        74,529         23          79.5%       4/21/2005
   13         56.6%                       672,474        SF       672,474         50          82.9%                      9,227,584

   14         60.2%           1987        202,544        SF       202,544         162        100.0%        1/7/2005      4,301,145
   15         75.6%           1987        207,252        SF       207,252         150         93.1%       3/28/2005      5,544,745
   16         62.8%           1981        395,787        SF       395,787         76         100.0%       3/21/2005      3,038,304
   17         67.0%           2000          390        Units      432,080       74,038        97.2%       1/25/2005      4,072,302

   18         60.1%           1998         94,600        SF        94,600         209        100.0%       4/28/2005      2,952,689
   19         60.1%         1997/2003      76,361        SF        76,361         108        100.0%       4/18/2005      1,174,978

   20         68.9%           1992          414        Units      405,635       67,391        95.9%       3/23/2005      4,216,619
   21         60.4%           1982        306,710        SF       306,710         83         100.0%       1/25/2005      2,658,486
   22         79.4%           1996        164,311        SF       164,311         138        100.0%       2/28/2005      2,497,352
   23         68.2%           1985        155,940        SF       155,940         139        100.0%       3/28/2005      2,990,008
   24         51.9%           1982        119,714        SF       119,714         167        100.0%        4/6/2005      3,889,280
   25         62.3%           1930         23,000        SF        23,000         866        100.0%       1/24/2005      1,757,500
   26         80.0%           1987          408        Units      319,504       42,034        93.4%       4/21/2005      3,031,042
   27         59.1%           1990         82,255        SF        82,255         206         96.2%       3/15/2005      2,477,815
   28         80.0%           1990         98,347        SF        98,347         164         98.4%       2/25/2005      1,789,036
   29         53.1%         1986/1998      80,182        SF        80,182         199         91.4%       4/14/2005      2,190,276
   30         77.7%           1997          331        Units      244,502       47,432        96.4%       4/21/2005      2,527,174
   31         71.2%           2000         68,424        SF        68,424         227        100.0%        5/1/2005      1,863,525
   32         80.0%           1977        148,742        SF       148,742         94          98.2%       2/28/2005      1,955,694
   33         62.7%         1964/2004     116,604        SF       116,604         114         88.7%       2/28/2005      1,672,939

  34.1                        2000          156        Rooms       84,800       48,462        68.9%       12/31/2004
  34.2                        2000          112        Rooms       77,332       50,357        76.8%       12/31/2004
   34         52.8%                         268        Rooms      162,132       49,254        72.2%                      6,158,401

   35         80.0%           1985         53,004        SF        53,004         247        100.0%       2/28/2005      1,410,836
   36         51.4%           1999          199        Rooms      109,560       64,589        70.1%       12/31/2004     5,092,734
   37         72.9%           2004         56,297        SF        56,297         220         83.1%       3/25/2005      1,471,239
   38         66.8%           2003         44,501        SF        44,501         253         93.6%       3/18/2005      1,171,517
   39         63.8%         1911/2002     241,738        SF       241,738         43          84.8%        3/7/2005      2,124,716
   40         78.5%           1967        210,976        SF       210,976         48          80.1%        5/1/2005      2,463,668
   41         53.1%         1986/2004       234        Units      232,654       43,161        88.0%       1/10/2005      1,522,530
   42         49.1%         1972/2005     387,324        SF       387,324         24          98.9%       3/15/2005      1,147,680
   43         50.3%           1973        187,147        SF       187,147         49          99.2%       3/24/2005      1,580,169
   44         70.8%           1996         67,320        SF        67,320         135         98.5%       4/20/2005       985,688

   45         51.0%           2004          494        Units       49,912        8,300        59.5%       2/15/2005       398,294
   46         51.0%           1997          625        Units       77,630        6,560        87.0%       2/15/2005       960,552

   47         52.9%         1991/2004      85,332        SF        85,332         93          85.7%       1/17/2005      1,299,625
   48         41.2%           1982         85,675        SF        85,675         91          94.8%       1/21/2005      1,455,680
   49         62.6%           1997          906        Units       94,420        8,571        89.3%       12/31/2004     1,041,675

  50.1                        2000         11,200        SF        11,200         321        100.0%       3/15/2002
  50.2                        1999         11,200        SF        11,200         307        100.0%       3/15/2002
   50         80.0%                        22,400        SF        22,400         314        100.0%                       597,646

   51         41.4%           2003          115        Rooms       55,734       60,787        86.5%       12/31/2004     2,978,275
   52         50.3%           1974        109,220        SF       109,220         63         100.0%       3/31/2005      1,171,859
   53         80.0%         1928/2002        81        Units       41,378       83,358        97.5%       2/28/2005       767,646
   54         57.6%           2000         29,582        SF        29,582         210         66.1%       3/30/2005       800,762
   55         51.0%         1953/2001     160,133        SF       160,133         37          97.9%        1/5/2005       987,530
   56         50.8%           2003          643        Units       79,365        8,709        76.0%       3/31/2005       962,779
   57         63.8%           2004         14,560        SF        14,560         372        100.0%        3/1/2005       476,000
   58         61.1%         1954/2001       736        Units       56,105        7,267        97.1%       3/23/2005       859,323
   59         62.7%           2004         17,488        SF        17,488         297        100.0%       2/28/2005       599,189
   60         66.9%           2001          854        Units       83,250        5,850        93.7%       2/28/2005       788,717
   61         74.8%         1924/1987        54        Units       34,475       91,413       100.0%       2/28/2005       614,474
   62         34.1%           2003          667        Units       64,064        7,380        89.4%       3/25/2005      1,204,383
   63         40.9%           2002          616        Units       56,230        7,909        92.7%       3/25/2005      1,245,083
   64         59.8%           1980          735        Units       55,967        6,578        73.5%       4/30/2005       671,142
   65         62.9%         1927/1995        76        Units       38,084       61,950        94.7%       2/28/2005       604,310
   66         64.7%           1989         27,455        SF        27,455         171        100.0%        3/3/2005       664,272
   67         71.1%           1985           90        Units       67,608       52,111        94.4%       3/20/2005       682,680
   68         74.2%         1929/2004        61        Units       40,435       75,397       100.0%       2/28/2005       564,227
   69         63.3%         1997/2004     108,000        SF       108,000         42         100.0%        2/2/2005       570,846
   70         62.2%           2005         4,502         SF        4,502          993        100.0%       6/10/2005       431,974
   71         44.0%           1997          778        Units       78,399        5,463        91.7%       2/15/2005      1,060,527
   72         54.8%           2003         46,793        SF        46,793         88          92.3%       3/31/2005       696,224
   73         65.3%           2005         14,768        SF        14,768         277        100.0%       3/17/2005       411,077
   74         54.4%         1980/2002      79,161        SF        79,161         49          78.6%       3/31/2005      1,001,097
   75         44.3%           1987         35,155        SF        35,155         111         93.2%       11/1/2004       813,916
   76         66.8%           1998          573        Units       70,560        6,403        93.5%       3/31/2005       573,510
   77         63.9%           2004         14,820        SF        14,820         242        100.0%        3/9/2005       317,520
   78         57.5%           2004         15,396        SF        15,396         207        100.0%       11/30/2004      385,421
   79         31.8%           1994         50,484        SF        50,484         59         100.0%       12/30/2004      484,663
   80         58.9%           1986         55,302        SF        55,302         54          77.9%       11/1/2004       430,134
   81         45.7%           2004         40,387        SF        40,387         61         100.0%       12/30/2004      371,777
   82         56.0%           2002          399        Units       72,170        5,990        78.6%       3/31/2005       367,000
   83         67.0%           2002         33,830        SF        33,830         62         100.0%       11/22/2004      288,612
   84         58.6%           1984          595        Units       66,960        3,514        76.0%        1/7/2005       401,196
   85         56.2%           2001          343        Units       49,738        5,814        93.9%       1/20/2005       301,044
   86         51.1%         1988/2000       369        Units       32,256        5,380        88.1%        4/5/2005       432,673
------------------------------------------------------------------------------------------------------------------------------------
              62.1%
====================================================================================================================================




                                                                         U/W
                                                                     REPLACEMENT
                                                         U/W          RESERVES              MOST              MOST          MOST
               U/W             U/W          U/W      REPLACEMENT      PER UNIT/            RECENT            RECENT        RECENT
SEQUENCE     EXPENSES       CASH FLOW      DSCR        RESERVES      SF/PAD/ROOM       STATEMENT TYPE       END DATE        NOI
--------     --------       ---------      ----      -----------     -----------       --------------       --------       ------

    1      $14,342,231     $43,622,642     2.33x       $134,442         $0.20            Full Year         12/31/2004   $32,898,087
    2       3,279,185       8,115,081      1.32x       108,768         412.00            Full Year         12/31/2004    8,301,143

   3.1
   3.2
    3       82,124,988      12,869,267     2.25x      3,958,094        12,565            Full Year         12/31/2004    13,003,217

    4       4,143,048       6,700,027      1.57x        46,118          0.15             Full Year         12/31/2004    4,709,066
    5       9,619,477       11,439,018     3.19x       216,215          0.25             Full Year         12/31/2003    10,434,897
    6       5,353,853       6,396,979      1.57x        64,394          0.39       Annualized Most Recent  3/31/2005     6,456,022
    7         60,133        5,836,359      2.44x       116,818          0.22       Annualized Most Recent  2/28/2005     5,889,959
    8       3,338,516       4,886,239      1.36x        82,960          0.28       Annualized Most Recent  3/31/2005     7,166,012
    9       2,869,370       5,078,057      1.56x        71,652          0.58             Full Year         12/31/2004    4,809,937
   10       2,462,714       4,769,289      1.48x        45,742          0.25             Full Year         12/31/2004    3,572,447
   11       2,200,314       3,553,834      1.67x        36,286          0.20             Full Year         12/31/2004    4,115,352
   12       1,041,805       3,761,252      1.32x        39,276          0.10             Full Year         12/31/2004    2,593,925

  13.1
  13.2
  13.3
  13.4
  13.5
  13.6
   13       4,854,351       3,439,731      1.57x       134,495          0.20       Annualized Most Recent  3/31/2005     4,681,285

   14        916,049        3,092,408      1.46x        77,304          0.38       Annualized Most Recent  9/30/2004     2,805,868
   15       2,708,112       2,548,218      1.20x        22,884          0.11             Full Year         12/31/2004    2,921,635
   16         30,383        2,928,763      2.26x        79,157          0.20
   17       1,725,543       2,261,739      1.21x        85,020         218.00      Annualized Most Recent  1/31/2005     2,570,593

   18        958,307        1,918,861      2.10x        9,460           0.10             Full Year         12/31/2004    2,196,315
   19        251,397         889,324       2.10x        11,454          0.15             Full Year         12/31/2004     969,101

   20       1,846,673       2,248,644      1.50x       121,302         293.00      Annualized Most Recent  3/31/2005     2,530,030
   21         26,585        2,546,899      2.34x        85,002          0.28             Annualized        2/28/2005
   22        437,831        1,945,870      1.63x        32,862          0.20             Full Year         12/31/2004    2,194,864
   23        959,489        1,835,851      1.22x        34,307          0.22             Full Year         12/31/2004    1,982,853
   24       1,530,210       2,093,620      1.59x        29,929          0.25       Annualized Most Recent  2/28/2005     2,310,846
   25         35,150        1,666,841      1.20x        6,210           0.27
   26       1,577,984       1,359,218      1.50x        93,840         230.00            Full Year         3/31/2005     1,462,504
   27        730,891        1,660,187      1.45x        25,636          0.31       Annualized Most Recent  1/31/2005     1,656,156
   28        541,661        1,158,888      1.35x        19,669          0.20             Full Year         12/31/2004    1,316,667
   29        561,579        1,544,498      1.46x        12,027          0.15       Annualized Most Recent  2/28/2005     1,940,653
   30       1,321,560       1,139,414      1.37x        66,200         200.00      Annualized Most Recent  3/31/2005     1,333,992
   31        409,882        1,384,734      1.28x        6,842           0.10             Full Year         12/31/2004    1,421,321
   32        833,355         993,148       1.31x        30,827          0.21             Full Year         12/31/2004    1,180,961
   33        410,218        1,164,528      1.33x        13,992          0.12               Actual          12/31/2004     914,315

  34.1
  34.2
   34       4,084,260       1,827,805      2.01x       246,336         919.16            Full Year         12/31/2004    2,106,976

   35        312,785        1,049,988      1.52x        7,951           0.15             Full Year         12/31/2004    1,114,378
   36       3,342,886       1,546,139      1.75x       203,709         1023.66           Full Year         12/31/2004    1,804,128
   37        360,096        1,052,677      1.64x        5,620           0.10       Annualized Most Recent  1/31/2005     1,254,828
   38        206,770         945,398       1.27x        6,003           0.13
   39       1,040,165        884,960       1.26x        70,104          0.29             Full Year         12/31/2004     741,617
   40       1,378,547        849,603       1.58x        92,829          0.44       Annualized Most Recent  2/28/2005     1,467,717
   41        602,042         857,776       1.23x        62,712         268.00              Actual          12/31/2004     725,429
   42        211,614         903,228       1.31x        8,771           0.02       Annualized Most Recent  3/31/2005      788,996
   43        496,207         972,252       1.62x        32,751          0.18       Annualized Most Recent  1/31/2005     1,387,924
   44        204,705         760,316       1.24x        10,098          0.15             Full Year         12/31/2004     848,196

   45        276,208         119,122       1.80x        2,964           6.00
   46        280,568         664,984       1.80x        15,000          24.00      Annualized Most Recent  1/31/2005      765,524

   47        299,648         906,436       1.72x        34,675          0.41               Actual          12/31/2004    1,024,245
   48        550,163         743,389       1.42x        21,419          0.25             Full Year         12/31/2004    1,008,129
   49        359,301         670,596       1.28x        11,778          13.00            Full Year         12/31/2004     602,083

  50.1
  50.2
   50         19,952         574,558       1.49x        3,136           0.14

   51       1,949,811       1,028,463      1.96x                                          Trailing         3/31/2005     1,626,009
   52        295,041         780,764       1.71x        16,842          0.15             Full Year         12/31/2004     657,717
   53        297,476         449,920       1.26x        20,250         250.00            Full Year         12/31/2004     403,876
   54        236,906         538,311       1.33x        4,437           0.15
   55        337,740         579,772       1.47x        24,020          0.15               Actual          12/31/2004     735,293
   56        351,096         599,781       1.56x        11,902          18.51      Annualized Most Recent  3/31/2005      644,988
   57         10,248         464,296       1.20x        1,456           0.10
   58        383,456         472,187       1.26x        3,680           5.00             Full Year         12/31/2004     435,317
   59        121,542         461,769       1.30x        1,749           0.10
   60        342,757         437,634       1.26x        8,327           9.75               Actual          12/31/2004     359,882
   61        270,601         329,000       1.26x        14,873         275.43            Full Year         12/31/2004     265,774
   62        500,078         696,301       2.12x        8,004           12.00            Full Year         12/31/2004     890,467
   63        524,028         713,447       2.20x        7,608           12.35            Full Year         12/31/2004     788,456
   64        250,324         412,424       1.27x        8,394           11.42      Annualized Most Recent  12/31/2004     577,193
   65        271,258         314,052       1.26x        19,000         250.00            Full Year         12/31/2004     317,453
   66        220,213         416,330       1.26x        9,011           0.33               Actual          12/31/2004     468,897
   67        278,900         376,300       1.20x        27,480         305.33      Annualized Most Recent  2/20/2005      330,802
   68        237,908         306,469       1.26x        19,850         325.41            Full Year         12/31/2004     301,716
   69        117,283         403,836       1.32x        17,280          0.16       Annualized Most Recent  3/31/2005      552,869
   70         53,230         374,283       1.20x        1,351           0.30
   71        353,428         689,983       3.13x        17,116          22.00      Annualized Most Recent  1/31/2005      958,176
   72        155,187         521,969       2.91x        8,891           0.19       Annualized Most Recent  3/31/2005      557,209
   73         54,741         354,712       1.23x        1,624           0.11
   74        461,516         419,188       1.56x        18,999          0.24               Actual          12/31/2004     407,874
   75        286,600         493,108       1.91x        9,023           0.26       Annualized Most Recent  9/30/2004      542,047
   76        145,040         418,157       1.69x        10,314          18.00      Annualized Most Recent  11/30/2004     510,455
   77         7,091          308,724       1.27x        1,704           0.11
   78         89,564         278,676       1.24x        1,540           0.10
   79         9,693          452,462       2.13x        7,573           0.15       Annualized Most Recent  10/31/2004     475,860
   80         87,173         303,498       1.36x        9,401           0.17               Actual          12/31/2004     315,123
   81         89,884         258,173       1.55x        6,058           0.15       Annualized Most Recent  12/31/2004     184,810
   82        118,686         237,490       1.31x        10,825          27.13      Annualized Most Recent  10/31/2004     271,587
   83         72,071         195,802       1.32x        3,383           0.10               Actual          12/31/2004     142,847
   84        181,419         206,384       1.32x        13,393          22.51              Actual          12/31/2004     266,887
   85        130,877         167,172       1.20x        2,995           8.73               Actual          12/31/2004     190,098
   86        197,404         229,697       1.53x        5,572           15.10              Actual          12/31/2004     194,627
------------------------------------------------------------------------------------------------------------------------------------
                                           1.74x
====================================================================================================================================




                                                                                                             LARGEST
                                                                                                LARGEST      TENANT       LARGEST
                     FULL             FULL                                                       TENANT       % OF        TENANT
                     YEAR             YEAR                                                       LEASED       TOTAL        LEASE
 SEQUENCE          END DATE           NOI        LARGEST TENANT                                    SF          SF       EXPIRATION
 --------          --------           ----       --------------                                 -------      -------    ----------

     1            12/31/2003      $20,747,321    Maggianos                                       16,678        3%       10/31/2014
     2            12/31/2003       8,041,887

    3.1
    3.2
     3            12/31/2003       14,934,212

     4            12/31/2003       3,119,039     MIRO                                            17,525        6%        6/30/2009
     5            12/31/2002       10,981,092    International Business Machines Corp.           96,075        11%       9/30/2010
     6            12/31/2004       6,894,268     Washington Mutual Bank                          37,918        23%       9/30/2012
     7                                           American Express                               541,542       100%      11/30/2014
     8            12/31/2003       4,903,432     Clark Construction Group, Inc.                 121,387        41%       7/31/2012
     9            12/31/2003       4,782,115     Trinh & Tran, Inc.                              9,655         8%        4/30/2015
    10            12/31/2003       2,490,670     TV Guide                                        60,310        33%       6/30/2010
    11            12/31/2003       3,451,442     Pacific Bell                                    32,267        18%       6/30/2007
    12            12/31/2003       2,240,215     Wal-Mart                                        97,017        25%       8/31/2023

   13.1                                          Rosemount                                       27,306        19%       6/30/2009
   13.2                                          Texas Dept. Housing Comm. Affairs               74,261        71%      12/31/2005
   13.3                                          Martha Turner                                   17,886        9%        2/28/2009
   13.4                                          Empowerment School                              26,135        22%       9/30/2006
   13.5                                          Matt - Troy, Inc.                               4,426         13%      12/31/2007
   13.6                                          Home N Mortgage                                 15,096        20%       3/31/2008
    13            12/31/2004       3,786,576

    14                                           OSI Systems, Inc.                              202,544       100%      12/31/2014
    15            12/31/2003       2,185,754     Nixon Peabody                                   38,077        18%      12/30/2006
    16                                           American Express                               395,787       100%      11/30/2014
    17            12/31/2004       1,890,333

    18            12/31/2003       2,193,217     Edwards Megaplex                                94,600       100%       7/31/2019
    19            12/31/2003        540,631      Linens N' Things                                30,000        39%       1/31/2014

    20            12/31/2004       2,131,447
    21                                           American Express                               306,710       100%      11/30/2014
    22            12/31/2003       1,675,492     Sports Authority                                42,470        26%      11/30/2015
    23            12/31/2003       1,701,380     Con Way Western Express                         26,775        17%       3/31/2012
    24            12/31/2004       2,627,701     SBMC                                           $29,240        24%       1/31/2008
    25                                           Salander-O'Reilly Galleries                     23,000       100%       1/31/2015
    26            12/31/2003       1,444,486
    27            12/31/2004       1,648,441     Bank of America                                 40,491        49%      12/31/2019
    28            12/31/2003       1,281,886     24 Hour Fitness                                 24,998        25%      12/31/2010
    29            12/31/2004       1,735,482     99 Ranch Market                                 33,554        42%       8/31/2016
    30            12/31/2004       1,222,557
    31            12/31/2003       1,383,246     24 Hour Fitness                                 35,000        51%       7/31/2015
    32            12/31/2003       1,108,783     Jak's Bistro                                    9,088         6%        4/30/2007
    33            12/31/2003        889,071      Leishman's Furniture                            14,200        12%       2/28/2008

   34.1
   34.2
    34            12/31/2003       1,943,515

    35            12/31/2003       1,123,767     24 Hour Fitness                                 35,670        67%       1/28/2019
    36            12/31/2003       1,809,488
    37                                           Roger's Consulting                              19,698        35%       8/31/2016
    38                                           Walgreen Co.                                    14,560        33%      10/31/2078
    39            12/31/2003        585,318      Hesser College                                  27,011        11%      12/31/2005
    40            12/31/2004        843,582      KMOV-TV                                         50,460        24%       9/30/2015
    41            12/31/2003       1,031,443
    42            12/31/2004        402,186      Pacific Marine                                 137,069        35%       2/28/2014
    43            12/31/2004        872,796      Vineyard Christian Fellowship                   13,237        7%       12/31/2006
    44            12/31/2003        860,626      Harris Teeter                                   46,120        69%       2/28/2017

    45
    46            12/31/2004        719,301

    47            12/31/2003       1,020,415     State Department of Social and Health Services  19,200        23%       6/30/2014
    48            12/31/2003       1,261,733     Camp Dresser & Mckee                            23,115        27%       2/28/2009
    49            12/31/2003        398,858

   50.1                                          CVS                                             11,200       100%       9/20/2020
   50.2                                          CVS                                             11,200       100%       9/1/2019
    50

    51            12/31/2004       1,626,081
    52            12/31/2003        676,007      Federal Express Corporation                     50,176        46%      12/31/2009
    53            12/31/2003        407,197
    54                                           Party America                                   12,000        41%       3/31/2010
    55            12/31/2003        552,181      Pasadena Hardware                               25,920        16%       4/30/2009
    56            12/31/2004        410,682
    57                                           Walgreen Co.                                    14,560       100%       6/30/2029
    58            12/31/2003        249,873
    59                                           The Tan Company                                 3,780         22%       3/14/2015
    60            12/31/2003        202,812
    61            12/31/2003        274,269
    62            12/31/2003        146,610
    63            12/31/2003        524,218
    64
    65            12/31/2003        245,280
    66            12/31/2003        486,729      Golden China                                    3,745         14%       2/15/2007
    67            12/20/2004        387,467
    68            12/31/2003        210,736
    69                                           Blinds by Noon, Inc.                            47,675        44%       7/31/2019
    70                                           Starbucks                                       1,500         33%       5/8/2014
    71            12/31/2004        803,171
    72                                           PetsMart                                        19,107        41%       8/31/2019
    73                                           CVS                                             14,768       100%       1/31/2025
    74            12/31/2003        698,454      Alsco Metal Corporations                        11,683        15%       2/28/2008
    75            12/31/2003        422,137      Hollywood Video                                 5,130         15%       4/28/2008
    76            12/31/2003        450,775
    77                                           Walgreen Co.                                    14,820       100%       9/30/2029
    78                                           Pier 1 Imports                                  11,095        72%      11/30/2014
    79            12/31/2003        475,860      Best Buy                                        50,484       100%      12/16/2014
    80            12/31/2003        279,859      Dollar General                                  7,052         13%       8/31/2006
    81                                           World Wide Parts                                40,387       100%      11/30/2009
    82            12/31/2003        185,145
    83            12/31/2003         70,235      Minvalco Inc.                                   7,691         23%       8/31/2007
    84            12/31/2003        236,538
    85
    86            12/31/2003        211,343
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================




                                                                            SECOND
                                                               SECOND      LARGEST        SECOND
                                                              LARGEST       TENANT        LARGEST
                                                               TENANT        % OF         TENANT
                                                               LEASED       TOTAL         LEASE
    SEQUENCE      SECOND LARGEST TENANT                          SF           SF        EXPIRATION
    --------      ---------------------                       -------      -------      ----------

        1         Express and The Limited                      15,632         2%         1/31/2014
        2

       3.1
       3.2
        3

        4         Mass Mutual                                  16,398         5%        10/31/2011
        5         Perkins, Cole, Brown & Bain                  93,002        11%         4/30/2007
        6         I.G.I                                        21,183        13%         7/31/2015
        7
        8         Reed Elsevier, Inc.                          49,013        17%         2/1/2010
        9         Jonathan Tran                                3,614          3%         4/30/2009
       10         Creative Domain                              28,440        16%         8/31/2008
       11         Sentra Securities, Inc.                      31,954        18%        10/31/2007
       12         Whole Foods                                  44,000        11%         7/31/2023

      13.1        Seismic Ventures                             8,541          6%         5/31/2008
      13.2        Crown Plaza Hotel                            20,445        19%        12/31/2094
      13.3        Regency Publishing Group                     12,488         6%        12/31/2010
      13.4        Suite 500 Management                         7,992          7%         1/31/2010
      13.5        Cucina L.P.                                  3,650         10%        10/14/2005
      13.6        Houston Area League                          11,934        16%        12/31/2017
       13

       14
       15         GSA - FAA                                    20,764        10%         12/4/2005
       16
       17

       18
       19         PetsMart                                     26,873        35%         1/31/2014

       20
       21
       22         Borders Books                                25,750        16%         1/31/2012
       23         Friendly Hills                               14,637         9%         9/30/2006
       24         Corneal Associates                           $8,763         7%         8/31/2010
       25
       26
       27         Blue Cross/BlShield                          10,178        12%         12/1/2006
       28         Silverado Senior                             11,630        12%         3/31/2006
       29         Imperial Garden                              6,420          8%         8/31/2016
       30
       31         Destination Laguna Salon                     8,577         13%         2/28/2010
       32         British Dom Social Club                      5,200          3%         8/31/2005
       33         Trader Joes                                  14,000        12%         6/30/2019

      34.1
      34.2
       34

       35         Rite Aid Corporation                         17,334        33%        11/14/2019
       36
       37         MOST                                         8,016         14%         8/31/2014
       38         Up the Creek Fish Camp & Grill               5,825         13%         5/31/2014
       39         Factset                                      14,394         6%         5/31/2010
       40         Infinity Broadcasting                        19,003         9%        12/31/2012
       41
       42         Scripps Mesa Storage                        110,902        29%         8/31/2009
       43         QCM Technology, Inc.                         6,760          4%         2/28/2006
       44         Movie Gallery                                5,600          8%        12/31/2009

       45
       46

       47         Dollar Plus                                  15,406        18%         4/30/2011
       48         Family Services, Inc.                        8,732         10%        12/31/2009
       49

      50.1
      50.2
       50

       51
       52         Kali Lab (Par Pharmacy)                      24,340        22%         7/31/2010
       53
       54         Beverages and More                           10,020        34%         5/31/2015
       55         Furniture Discounters, Inc.                  21,200        13%        10/31/2006
       56
       57
       58
       59         T-Mobile                                     2,550         15%         4/24/2015
       60
       61
       62
       63
       64
       65
       66         $1 World                                     3,200         12%        12/31/2007
       67
       68
       69         SYMCO Group, Inc.                            25,600        24%         7/16/2008
       70         Subway                                       1,226         27%         3/31/2015
       71
       72         Staples                                      14,500        31%         2/28/2019
       73
       74         United States of America (Army Recruiters)   9,349         12%         4/30/2014
       75         House of Oak                                 4,800         14%         7/31/2007
       76
       77
       78         Sprint PCS                                   2,190         14%        11/30/2009
       79
       80         Blockbuster Video                            6,000         11%         8/31/2009
       81
       82
       83         Lincoln Plumbing, Inc. (O/O)                 7,002         21%         5/31/2006
       84
       85
       86
----------------------------------------------------------------------------------------------------

====================================================================================================




                                                                             THIRD
                                                               THIRD        LARGEST           THIRD
                                                              LARGEST        TENANT          LARGEST
                                                               TENANT         % OF           TENANT
                                                               LEASED        TOTAL            LEASE
    SEQUENCE      THIRD LARGEST TENANT                           SF            SF          EXPIRATION       % OF POOL
    --------      --------------------                        -------       -------        ----------       ---------

        1         Zara International                           12,205          2%          11/30/2018         8.7%
        2                                                                                                     6.7%

       3.1                                                                                                    3.7%
       3.2                                                                                                    2.1%
        3                                                                                                     5.8%

        4         RBC Dain Racsher                             13,487          4%           2/29/2008         5.4%
        5         AIG                                          86,569         10%           6/30/2015         4.7%
        6         William Goldberg Diamond                     5,908           4%           6/30/2014         4.5%
        7                                                                                                     3.4%
        8         Morgan Stanley                               19,492          7%           9/30/2010         3.1%
        9         Cung Kim Tran                                2,756           2%           7/31/2009         3.1%
       10         J2 Global                                    28,440         16%           1/31/2010         2.8%
       11         Cypress Point Ins.                           24,643         14%           8/31/2011         2.7%
       12         Linens 'N Things                             35,991          9%           1/31/2016         2.7%

      13.1        G.A.S. Unlimited Inc.                        7,357           5%           3/31/2006         0.6%
      13.2        Omnilife USA, Inc.                           5,120           5%          12/31/2009         0.5%
      13.3        Rockport Group of Texas                      12,219          6%           6/30/2005         0.5%
      13.4        Whataburger                                  7,930           7%          12/31/2008         0.3%
      13.5        Triumph Imports DBA Renezvous Parisien       3,047           9%           4/30/2013         0.2%
      13.6        Champions School of Real Estate              6,552           9%           6/30/2010         0.1%
       13                                                                                                     2.0%

       14                                                                                                     2.0%
       15         Chernoff Diamond & Co.                       18,193          9%          12/31/2013         1.9%
       16                                                                                                     1.8%
       17                                                                                                     1.8%

       18                                                                                                     1.2%
       19         Deals $                                      12,000         16%           7/31/2008         0.5%

       20                                                                                                     1.7%
       21                                                                                                     1.5%
       22         $2 Fabric Store                              17,500         11%           5/31/2007         1.4%
       23         World Savings Bank, FSB                      8,504           5%           3/31/2008         1.3%
       24         Integrated America, Inc.                     $6,404          5%           9/30/2011         1.2%
       25                                                                                                     1.2%
       26                                                                                                     1.0%
       27         Pearson & Patton                             8,848          11%          10/31/2007         1.0%
       28         Joe Verde                                    9,937          10%           2/28/2006         1.0%
       29         Pho To Chau                                  2,148           3%           5/26/2009         1.0%
       30                                                                                                     1.0%
       31         Denny's                                      5,000           7%          10/31/2019         0.9%
       32         Collabrative Nueroscience Network, Inc.      4,300           3%           4/30/2007         0.9%
       33         Party City                                   13,000         11%           4/30/2009         0.8%

      34.1                                                                                                    0.5%
      34.2                                                                                                    0.3%
       34                                                                                                     0.8%

       35                                                                                                     0.8%
       36                                                                                                     0.8%
       37         Orthodontic Center of MD                     3,004           5%          12/31/2011         0.8%
       38         Moe's Southwest Grill                        2,960           7%           3/31/2014         0.7%
       39         GeoINSIGHT                                   14,185          6%          10/31/2009         0.6%
       40         East-West Gateway Council                    15,069          7%          12/31/2013         0.6%
       41                                                                                                     0.6%
       42         Spanky's Portable Service                    37,624         10%           8/31/2009         0.6%
       43         California New Craft Products                5,432           3%          11/30/2007         0.6%
       44         Prudential Carolina Realty                   2,800           4%           1/31/2008         0.6%

       45                                                                                                     0.2%
       46                                                                                                     0.2%

       47         Rodda Paint                                  7,278           9%          10/31/2008         0.5%
       48         Waddell & Reed, Inc.                         4,280           5%           5/31/2008         0.5%
       49                                                                                                     0.5%

      50.1                                                                                                    0.2%
      50.2                                                                                                    0.2%
       50                                                                                                     0.4%

       51                                                                                                     0.4%
       52         American Fibertek                            22,104         20%           7/31/2011         0.4%
       53                                                                                                     0.4%
       54         3 Day Blinds                                 2,035           7%           5/31/2008         0.4%
       55         Carpet Creations, Inc.                       18,432         12%           3/31/2016         0.4%
       56                                                                                                     0.3%
       57                                                                                                     0.3%
       58                                                                                                     0.3%
       59         All Surfaces Flooring                        2,285          13%           2/28/2015         0.3%
       60                                                                                                     0.3%
       61                                                                                                     0.3%
       62                                                                                                     0.3%
       63                                                                                                     0.3%
       64                                                                                                     0.3%
       65                                                                                                     0.3%
       66         Family Furniture                             3,200          12%           5/4/2007          0.3%
       67                                                                                                     0.3%
       68                                                                                                     0.3%
       69         Direct South, Inc.                           16,725         15%           8/31/2007         0.3%
       70         Cold Stone Creamery                          1,002          22%           5/30/2010         0.3%
       71                                                                                                     0.3%
       72         Ruddy Inv                                    3,586           8%           3/31/2014         0.3%
       73                                                                                                     0.2%
       74         The Travelers Indemnity                      6,006           8%          10/31/2009         0.2%
       75         Rent-A-Center                                3,337           9%          10/31/2006         0.2%
       76                                                                                                     0.2%
       77                                                                                                     0.2%
       78         3-Day Blinds                                 2,111          14%          11/30/2009         0.2%
       79                                                                                                     0.2%
       80         Texas Telecommunications-Sprint              3,795           7%          12/31/2009         0.2%
       81                                                                                                     0.1%
       82                                                                                                     0.1%
       83         Medical Equipment Specialists                5,700          17%           9/30/2009         0.1%
       84                                                                                                     0.1%
       85                                                                                                     0.1%
       86                                                                                                     0.1%


(i)  Administrative Fee Rate includes the Sub-Servicing Fee Rate.

(ii) For Mortgage Loans which accrue interest on the basis of actual days elapsed each calendar month and a 360-day yr. or a 365-day yr., the amortization term is the term over which the Mortgage Loans would amortize if interest accrued and was paid on the basis of a 360-day yr. consisting of twelve 30-day months. The actual amortization would be longer.

                      (This Page Intentionally Left Blank)

                                                                        ANNEX A

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

     The schedule and tables appearing in this Annex A set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Unless
otherwise indicated, such information is presented as of the Cut-off Date. The statistics in such schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor or any
Underwriter, or any of their respective affiliates or any other person. All numerical and statistical information presented in this prospectus supplement is calculated as described under "Glossary of Principal Definitions" in this prospectus supplement.

     For purposes of the prospectus supplement, including the schedule and tables in this Annex A, the indicated terms shall have the meanings assigned under "Glossary of Principal Definitions" in this prospectus supplement and the schedules and tables in this Annex A will be qualified by such definitions.

                                      A-1

                    PREPAYMENT LOCK-OUT/PREPAYMENT ANALYSIS
                BASED ON OUTSTANDING PRINCIPAL BALANCE(1)(2)(3)
                               ALL MORTGAGE LOANS



                                       JUN-05          JUN-06          JUN-07          JUN-08          JUN-09
                                  --------------- --------------- --------------- --------------- ---------------

Locked Out ......................       100.00%         100.00%          92.72%          85.09%          76.56%
Yield Maintenance(4) ............         0.00%           0.00%           7.28%          14.91%          18.20%
Open ............................         0.00%           0.00%           0.00%           0.00%           5.24%
                                     ---------       ---------       ---------       ---------       ---------
Total ...........................       100.00%         100.00%         100.00%         100.00%         100.00%
                                     ---------       ---------       ---------       ---------       ---------
Total Balance as of the
 Cut-off Date (in millions) .....   $ 1,642.34      $ 1,634.13      $ 1,624.66      $ 1,477.79      $ 1,468.39
                                    ----------      ----------      ----------      ----------      ----------
Percent of Mortgage Pool
 Balance ........................       100.00%          99.50%          98.92%          89.98%          89.41%
                                    ----------      ----------      ----------      ----------      ----------

                                       JUN-10          JUN-11          JUN-12         JUN-13        JUN-14       JUN-15
                                  --------------- --------------- --------------- ------------- ------------- ------------

Locked Out ......................        87.94%          87.90%          85.60%        85.51%        85.42%         0.00%
Yield Maintenance(4) ............        12.06%          12.10%          14.40%        14.49%        14.58%         0.00%
Open ............................         0.00%           0.00%           0.00%         0.00%         0.00%       100.00%
                                     ---------       ---------       ---------       -------       -------        ------
Total ...........................       100.00%         100.00%         100.00%       100.00%       100.00%       100.00%
                                     ---------       ---------       ---------       -------       -------        ------
Total Balance as of the
 Cut-off Date (in millions) .....   $ 1,227.33      $ 1,215.62      $ 1,002.54      $ 990.29      $ 977.36       $ 45.71
                                    ----------      ----------      ----------      --------      --------       -------
Percent of Mortgage Pool
 Balance ........................        74.73%          74.02%          61.04%        60.30%        59.51%         2.78%
                                    ----------      ----------      ----------      --------      --------       -------


-------
(1)   Prepayment provisions in effect as a percentage of outstanding loan balances as of the indicated date assuming no prepayments on the Mortgage
      Loans, if any.

(2)   As of the Cut-off Date.

(3)   Numbers may not total to 100% due to rounding.

(4)   As of the Cut-off Date, 11 Mortgage Loans, representing 16.4% of the
      Initial Pool Balance are subject to yield maintenance prepayment provisions after the Lock-out Period. Seventy three Mortgage Loans, representing 76.3% of the Initial Pool Balance are subject to defeasance after an initial restriction period. One mortgage loan, representing 5.8%
      of the Initial Pool Balance, is subject after the lockout period to either yield maintenance prepayment provisions or defeasance, at the borrower's option. One mortgage loan, representing 1.5% of the Initial
      Pool Balance, has a lockout period that extends to the anticipated repayment date.

                                      A-2

                          MORTGAGE POOL PROPERTY TYPE



                                                          % OF      WEIGHTED
                          NUMBER OF      AGGREGATE      INITIAL      AVERAGE
                          MORTGAGED     CUT-OFF DATE      POOL    UNDERWRITTEN
     PROPERTY TYPE       PROPERTIES       BALANCE       BALANCE       DSCR
----------------------- ------------ ----------------- --------- --------------

Office ................      28      $  747,056,370       45.5%        1.79x
Retail ................      27         415,477,653       25.3         1.77x
 Anchored .............      17         302,821,276       18.4         1.88x
 Unanchored ...........       6          89,877,062        5.5         1.45x
 Shadow
   Anchored ...........       4          22,779,314        1.4         1.55x
Multifamily ...........      11         235,410,388       14.3         1.33x
Hotel .................       6         128,043,752        7.8         2.16x
Self Storage ..........      15          62,917,448        3.8         1.66x
Industrial ............       6          33,708,713        2.1         1.44x
Other .................       1          19,730,000        1.2         2.10x
                             --      --------------      -----
Total/Wtd Avg .........      94      $1,642,344,324      100.0%        1.74x
                             ==      ==============      =====

                                                  WEIGHTED                       WEIGHTED
                                MIN/MAX            AVERAGE         MIN/MAX       AVERAGE
                             UNDERWRITTEN       CUT-OFF DATE    CUT-OFF DATE     MORTGAGE
     PROPERTY TYPE               DSCR             LTV RATIO       LTV RATIO        RATE
----------------------- ---------------------- -------------- ---------------- -----------

Office ................       1.20x/3.19x          67.3%        49.3%/81.1%       5.009%
Retail ................       1.20x/2.91x          66.3%        42.0%/80.3%       4.707%
 Anchored .............       1.20x/2.91x          63.4%        42.0%/80.3%       4.501%
 Unanchored ...........       1.28x/1.57x          76.6%        60.8%/79.0%       5.246%
 Shadow
   Anchored ...........       1.26x/1.91x          65.2%        47.7%/76.6%       5.306%
Multifamily ...........       1.20x/1.50x          73.5%        62.9%/80.0%       5.359%
Hotel .................       1.75x/2.25x          53.1%        51.4%/60.0%       5.851%
Self Storage ..........       1.20x/3.13x          63.5%        40.8%/79.8%       5.409%
Industrial ............       1.31x/1.62x          62.3%        54.5%/79.0%       5.326%
Other .................       2.10x/2.10x          60.1%        60.1%/60.1%       4.818%
Total/Wtd Avg .........       1.20x/3.19x          66.5%        40.8%/81.1%       5.068%


                      MORTGAGE POOL CUT-OFF DATE BALANCES



                                                                % OF      WEIGHTED       WEIGHTED      WEIGHTED
           RANGE OF             NUMBER OF      AGGREGATE      INITIAL      AVERAGE        AVERAGE      AVERAGE
         CUT-OFF DATE            MORTGAGE     CUT-OFF DATE      POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
           BALANCES               LOANS         BALANCE       BALANCE       DSCR         LTV RATIO       RATE
------------------------------ ----------- ----------------- --------- -------------- -------------- -----------

$1,985,087 -- $1,999,999......       2      $    3,979,374       0.2%        1.36x          66.2%        5.707%
$2,000,000 -- $2,999,999......       6          14,984,720       0.9         1.53x          64.6%        5.522%
$3,000,000 -- $3,999,999......       5          18,244,929       1.1         1.55x          65.6%        5.471%
$4,000,000 -- $4,999,999......      16          72,873,187       4.4         1.64x          65.0%        5.313%
$5,000,000 -- $7,499,999......      10          61,425,136       3.7         1.47x          68.0%        5.444%
$7,500,000 -- $9,999,999......       7          59,588,039       3.6         1.52x          64.1%        5.227%
$10,000,000 -- $14,999,999....      10         120,627,645       7.3         1.50x          72.0%        5.354%
$15,000,000 -- $19,999,999....       9         157,024,602       9.6         1.49x          71.2%        5.297%
$20,000,000 -- $29,999,999....       5         126,495,000       7.7         1.58x          72.7%        5.077%
$30,000,000 -- $49,999,999....       7         262,195,583      16.0         1.55x          69.3%        5.092%
$50,000,000 -- $99,999,999....       7         491,286,429      29.9         2.03x          63.7%        5.068%
$100,000,000 -- $143,619,681..       2         253,619,681      15.4         1.89x          60.9%        4.496%
                                    --      --------------     -----
Total/Wtd Avg ................      86      $1,642,344,324     100.0%        1.74x          66.5%        5.068%
                                    ==      ==============     =====


                                      A-3

                     MORTGAGE POOL GEOGRAPHIC DISTRIBUTION



                                                                      % OF        WEIGHTED         WEIGHTED        WEIGHTED
                                  NUMBER OF        AGGREGATE        INITIAL        AVERAGE          AVERAGE        AVERAGE
                                  MORTGAGED       CUT-OFF DATE        POOL      UNDERWRITTEN     CUT-OFF DATE      MORTGAGE
 MORTGAGED PROPERTY LOCATION     PROPERTIES         BALANCE         BALANCE         DSCR           LTV RATIO         RATE
-----------------------------   ------------   -----------------   ---------   --------------   --------------   -----------

California ..................        27        $  403,063,314         24.5%          1.56x          69.8%          5.111%
New York ....................         4           234,410,022         14.3           1.37x          73.0%          5.521%
Nevada ......................         5           200,815,236         12.2           2.09x          58.6%          4.199%
Arizona .....................         4           152,390,759          9.3           2.67x          59.2%          5.222%
Washington ..................         8           107,146,622          6.5           1.46x          66.0%          5.211%
Massachusetts ...............         3            82,548,881          5.0           1.70x          65.7%          5.467%
Texas .......................        10            76,317,713          4.6           1.54x          68.5%          5.285%
Maryland ....................         3            69,236,429          4.2           1.42x          60.5%          5.064%
Florida .....................         7            59,624,219          3.6           1.29x          75.3%          5.280%
Minnesota ...................         1            56,050,000          3.4           2.44x          59.0%          4.268%
Utah ........................         1            30,149,000          1.8           2.26x          62.8%          4.298%
New Jersey ..................         2            26,872,894          1.6           1.62x          61.9%          5.223%
Ontario .....................         1            25,380,000          1.5           2.34x          60.4%          4.298%
Georgia .....................         3            18,709,569          1.1           1.42x          73.0%          5.288%
North Carolina ..............         3            17,108,500          1.0           1.71x          68.6%          5.205%
New Mexico ..................         1            13,300,000          0.8           1.33x          71.9%          5.219%
Colorado ....................         2            13,200,000          0.8           2.01x          60.0%          5.580%
New Hampshire ...............         1            10,280,000          0.6           1.26x          76.1%          5.536%
Missouri ....................         1            10,200,000          0.6           1.58x          78.5%          5.197%
Alabama .....................         1            10,099,672          0.6           1.23x          63.1%          5.575%
Michigan ....................         2             9,003,755          0.5           1.23x          75.7%          5.716%
Ohio ........................         1             8,285,000          0.5           2.10x          60.1%          4.668%
Kansas ......................         1             3,668,694          0.2           1.69x          79.8%          5.382%
Virginia ....................         1             2,389,895          0.1           1.31x          72.4%          5.735%
Wisconsin ...................         1             2,094,151          0.1           1.32x          79.0%          5.814%
                                     --        --------------        -----
Total/Wtd Avg ...............        94        $1,642,344,324        100.0%          1.74x          66.5%          5.068%
                                     ==        ==============        =====


----------
  [X]  The Mortgaged Properties are located throughout 24 states and the province of Ontario.

                                      A-4

             MORTGAGE POOL UNDERWRITTEN DEBT SERVICE COVERAGE RATIO



                                                             % OF      WEIGHTED       WEIGHTED      WEIGHTED
                             NUMBER OF      AGGREGATE      INITIAL      AVERAGE        AVERAGE      AVERAGE
          RANGE OF            MORTGAGE     CUT-OFF DATE      POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
    UNDERWRITTEN DSCR(S)       LOANS         BALANCE       BALANCE       DSCR         LTV RATIO       RATE
--------------------------- ----------- ----------------- --------- -------------- -------------- -----------

(less than) 1.20 .. .......       3      $   27,320,376       1.7%        1.20x          73.5%        5.737%
1.20x -- 1.24x ............       9         117,204,068       7.1         1.22x          77.0%        5.440%
1.25x -- 1.29x ............      14          94,445,388       5.8         1.27x          75.7%        5.459%
1.30x -- 1.34x ............      10         207,997,011      12.7         1.32x          73.4%        5.376%
1.35x -- 1.39x ............       4          85,633,619       5.2         1.36x          66.5%        5.127%
1.40x -- 1.49x ............       9         178,363,792      10.9         1.47x          68.4%        5.319%
1.50x -- 1.59x ............      11         303,113,404      18.5         1.57x          69.7%        5.129%
1.60x -- 1.69x ............       5          91,908,694       5.6         1.65x          70.7%        4.983%
1.70x -- 1.89x ............       5          35,920,814       2.2         1.74x          59.2%        5.333%
1.90x -- 1.99x ............       2          10,890,523       0.7         1.94x          51.6%        5.540%
2.00x -- 2.99x ............      12         408,296,634      24.9         2.30x          54.7%        4.575%
3.00x -- 3.19x ............       2          81,250,000       4.9         3.19x          64.1%        4.615%
                                 --      --------------     -----
Total/Wtd Avg .............      86      $1,642,344,324     100.0%        1.74x          66.5%        5.068%
                                 ==      ==============     =====


                 MORTGAGE POOL CUT-OFF DATE LOAN-TO-VALUE RATIO



                                                          % OF      WEIGHTED       WEIGHTED      WEIGHTED
        RANGE OF          NUMBER OF      AGGREGATE      INITIAL      AVERAGE        AVERAGE      AVERAGE
      CUT-OFF DATE         MORTGAGE     CUT-OFF DATE      POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
      LTV RATIO(S)          LOANS         BALANCE       BALANCE       DSCR         LTV RATIO       RATE
------------------------ ----------- ----------------- --------- -------------- -------------- -----------

40.8% -- 49.9% .........       6      $   28,716,865       1.7%        2.07x          46.0%        5.247%
50.0% -- 59.9% .........      13         399,210,896      24.3         2.13x          54.1%        4.705%
60.0% -- 64.9% .........      15         243,735,830      14.8         1.78x          62.1%        4.978%
65.0% -- 69.9% .........      10         257,422,396      15.7         2.04x          67.3%        4.823%
70.0% -- 74.9% .........      14         327,894,312      20.0         1.40x          71.8%        5.484%
75.0% -- 79.9% .........      21         286,162,085      17.4         1.38x          77.9%        5.278%
80.0% -- 81.1% .........       7          99,201,941       6.0         1.32x          80.4%        5.353%
                              --      --------------     -----
Total/Wtd Avg ..........      86      $1,642,344,324     100.0%        1.74x          66.5%        5.068%
                              ==      ==============     =====


                MORTGAGE POOL MATURITY DATE LOAN-TO-VALUE RATIO



                                                          % OF      WEIGHTED        WEIGHTED      WEIGHTED
        RANGE OF          NUMBER OF      AGGREGATE      INITIAL      AVERAGE        AVERAGE       AVERAGE
      MATURITY DATE        MORTGAGE     CUT-OFF DATE      POOL    UNDERWRITTEN   MATURITY DATE    MORTGAGE
      LTV RATIO(S)          LOANS         BALANCE       BALANCE       DSCR         LTV RATIO        RATE
------------------------ ----------- ----------------- --------- -------------- --------------- -----------

31.8% -- 49.9% .........      11      $  242,087,246      14.7%        2.04x          46.8%         4.316%
50.0% -- 59.9% .........      27         397,896,175      24.2         1.85x          54.8%         5.352%
60.0% -- 64.9% .........      17         205,517,952      12.5         1.69x          61.8%         5.014%
65.0% -- 69.9% .........      13         408,464,238      24.9         1.79x          66.8%         4.945%
70.0% -- 74.9% .........       8         234,725,516      14.3         1.40x          71.7%         5.472%
75.0% -- 80.0% .........      10         153,653,196       9.4         1.41x          78.7%         5.297%
                              --      --------------     -----
Total/Wtd Avg ..........      86      $1,642,344,324     100.0%        1.74x          62.1%         5.068%
                              ==      ==============     =====


                                      A-5

                          MORTGAGE POOL MORTGAGE RATES



                                                              % OF      WEIGHTED       WEIGHTED      WEIGHTED
          RANGE OF            NUMBER OF      AGGREGATE      INITIAL      AVERAGE        AVERAGE      AVERAGE
          MORTGAGE             MORTGAGE     CUT-OFF DATE      POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
            RATES               LOANS         BALANCE       BALANCE       DSCR         LTV RATIO       RATE
---------------------------- ----------- ----------------- --------- -------------- -------------- -----------

3.719%  --  4.499% .........       5      $  259,307,181      15.8%        2.35x          55.5%        3.971%
4.500%  --  4.749% .........       3         173,885,000      10.6         2.32x          66.5%        4.667%
4.750%  --  4.999% .........       2          63,730,000       3.9         1.80x          65.3%        4.793%
5.000%  --  5.249% .........      29         467,534,996      28.5         1.48x          69.8%        5.130%
5.250%  --  5.499% .........      19         225,285,879      13.7         1.48x          69.7%        5.392%
5.500%  --  5.749% .........      23         342,819,985      20.9         1.37x          72.1%        5.579%
5.750%  --  5.937% .........       5         109,781,283       6.7         2.11x          54.5%        5.923%
                                  --      --------------     -----
Total/Wtd Avg ..............      86      $1,642,344,324     100.0%        1.74x          66.5%        5.068%
                                  ==      ==============     =====


                    MORTGAGE POOL ORIGINAL TERM TO MATURITY



                                                        % OF      WEIGHTED       WEIGHTED      WEIGHTED
     ORIGINAL TERM       NUMBER OF      AGGREGATE     INITIAL      AVERAGE        AVERAGE      AVERAGE
      TO MATURITY         MORTGAGE    CUT-OFF DATE      POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
        (MONTHS)           LOANS         BALANCE      BALANCE       DSCR         LTV RATIO       RATE
----------------------- ----------- ---------------- --------- -------------- -------------- -----------

37 -- 83 ..............      11     $  507,122,181      30.9%        2.26x          61.0%        4.338%
84 -- 99 ..............       5         72,080,930       4.4         1.51x          65.2%        5.298%
100 -- 120 ............      68      1,008,372,873      61.4         1.51x          68.7%        5.416%
121 ...................       2         54,768,340       3.3         1.53x          78.0%        5.116%
                             --     --------------     -----
Total/Wtd Avg .........      86     $1,642,344,324     100.0%        1.74x          66.5%        5.068%
                             ==     ==============     =====


                  MORTGAGE POOL ORIGINAL AMORTIZATION TERM(1)



        ORIGINAL                                         % OF      WEIGHTED       WEIGHTED      WEIGHTED
      AMORTIZATION       NUMBER OF      AGGREGATE      INITIAL      AVERAGE        AVERAGE      AVERAGE
          TERM            MORTGAGE     CUT-OFF DATE      POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
        (MONTHS)           LOANS         BALANCE       BALANCE       DSCR         LTV RATIO       RATE
----------------------- ----------- ----------------- --------- -------------- -------------- -----------

Interest Only .........      28      $  817,354,224      49.8%        1.89x          66.9%        5.085%
300 -- 359 ............       9          85,321,287       5.2         1.44x          59.5%        5.227%
360 ...................      49         739,668,812      45.0         1.60x          66.8%        5.031%
                             --      --------------     -----
Total/Wtd Avg .........      86      $1,642,344,324     100.0%        1.74x          66.5%        5.068%
                             ==      ==============     =====


----------
(1)   For Mortgage Loans that accrue interest on the basis of actual days elapsed during each calendar month and a 360-day year, the amortization term is the term in which the loan would amortize if interest is paid on the basis of a 30-day month and a 360-day year. The actual amortization term would be longer.

                                      A-6

                    MORTGAGE POOL REMAINING TERM TO MATURITY



        RANGE OF
       REMAINING                                         % OF      WEIGHTED       WEIGHTED      WEIGHTED
        TERMS TO         NUMBER OF      AGGREGATE      INITIAL      AVERAGE        AVERAGE      AVERAGE
        MATURITY          MORTGAGE     CUT-OFF DATE      POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
        (MONTHS)           LOANS         BALANCE       BALANCE       DSCR         LTV RATIO       RATE
----------------------- ----------- ----------------- --------- -------------- -------------- -----------

31 -- 39 ..............       1      $  143,619,681       8.7%        2.33x          51.8%        3.719%
40 -- 59 ..............       5         192,687,500      11.7         2.71x          62.2%        4.406%
60 -- 79 ..............       4          71,715,000       4.4         1.78x          63.0%        5.050%
80 -- 109 .............       6         171,180,930      10.4         1.57x          68.2%        4.887%
110 -- 119 ............      63         925,352,873      56.3         1.52x          68.1%        5.428%
120 -- 121 ............       7         137,788,340       8.4         1.40x          76.7%        5.213%
                             --      --------------     -----
Total/Wtd Avg .........      86      $1,642,344,324     100.0%        1.74x          66.5%        5.068%
                             ==      ==============     =====


               MORTGAGE POOL REMAINING STATED AMORTIZATION TERMS



       REMAINING                                         % OF      WEIGHTED       WEIGHTED      WEIGHTED
         STATED          NUMBER OF      AGGREGATE      INITIAL      AVERAGE        AVERAGE      AVERAGE
      AMORTIZATION        MORTGAGE     CUT-OFF DATE      POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
     TERMS (MONTHS)        LOANS         BALANCE       BALANCE       DSCR         LTV RATIO       RATE
----------------------- ----------- ----------------- --------- -------------- -------------- -----------

Interest Only .........      28      $  817,354,224      49.8%        1.89x          66.9%        5.085%
295 -- 324 ............       8          79,721,287       4.9         1.44x          59.4%        5.211%
325 -- 349 ............       1           5,600,000       0.3         1.56x          60.0%        5.452%
350 -- 360 ............      49         739,668,812      45.0         1.60x          66.8%        5.031%
                             --      --------------     -----
Total/Wtd Avg .........      86      $1,642,344,324     100.0%        1.74x          66.5%        5.068%
                             ==      ==============     =====


                            MORTGAGE POOL SEASONING



                                                         % OF      WEIGHTED       WEIGHTED      WEIGHTED
                         NUMBER OF      AGGREGATE      INITIAL      AVERAGE        AVERAGE      AVERAGE
       SEASONING          MORTGAGE     CUT-OFF DATE      POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
        (MONTHS)           LOANS         BALANCE       BALANCE       DSCR         LTV RATIO       RATE
----------------------- ----------- ----------------- --------- -------------- -------------- -----------

0 -- 4 ................     73       $1,253,874,293      76.3%        1.56x          68.8%        5.259%
5 -- 8 ................     13          388,470,031      23.7         2.31x          58.8%        4.452%
                            --       --------------     -----
Total/Wtd Avg .........     86       $1,642,344,324     100.0%        1.74x          66.5%        5.068%
                            ==       ==============     =====


                   MORTGAGE POOL YEAR OF MORTGAGE ORIGINATION



                                                        % OF      WEIGHTED       WEIGHTED      WEIGHTED
                         NUMBER OF      AGGREGATE     INITIAL      AVERAGE        AVERAGE      AVERAGE
        YEAR OF           MORTGAGE    CUT-OFF-DATE      POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
      ORIGINATION          LOANS         BALANCE      BALANCE       DSCR         LTV RATIO       RATE
----------------------- ----------- ---------------- --------- -------------- -------------- -----------

2004 ..................     13      $  388,470,031      23.7%        2.31x          58.8%        4.452%
2005 ..................     73       1,253,874,293      76.3         1.56x          68.8%        5.259%
                            --      --------------     -----
Total/Wtd Avg .........     86      $1,642,344,324     100.0%        1.74x          66.5%        5.068%
                            ==      ==============     =====


                                      A-7

                    MORTGAGE POOL YEAR OF MORTGAGE MATURITY



                                                        % OF      WEIGHTED       WEIGHTED      WEIGHTED
                         NUMBER OF      AGGREGATE     INITIAL      AVERAGE        AVERAGE      AVERAGE
        YEAR OF           MORTGAGE    CUT-OFF DATE      POOL    UNDERWRITTEN   CUT-OFF DATE    MORTGAGE
        MATURITY           LOANS         BALANCE      BALANCE       DSCR         LTV RATIO       RATE
----------------------- ----------- ---------------- --------- -------------- -------------- -----------

2008 ..................       1     $  143,619,681       8.7%        2.33x          51.8%        3.719%
2009 ..................       1         77,000,000       4.7         3.19x          65.3%        4.588%
2010 ..................       7        153,902,500       9.4         2.28x          61.4%        4.435%
2011 ..................       1         33,500,000       2.0         1.57x          60.8%        5.236%
2012 ..................       6        171,180,930      10.4         1.57x          68.2%        4.887%
2014 ..................       1         32,800,000       2.0         1.46x          65.0%        5.001%
2015 ..................      69      1,030,341,213      62.7         1.51x          69.3%        5.413%
                             --     --------------     -----
Total/Wtd Avg .........      86     $1,642,344,324     100.0%        1.74x          66.5%        5.068%
                             ==     ==============     =====


                                      A-8



                                                       ANNEX B

                            CAPITAL IMPROVEMENT, REPLACEMENT RESERVE AND ESCROW ACCOUNTS*

                                                                                                       INITIAL DEPOSIT TO CAPITAL
  SEQUENCE  LOAN NUMBER     PROPERTY NAME                                         PROPERTY TYPE           IMPROVEMENT RESERVES
------------------------------------------------------------------------------------------------------------------------------------

     1         58620        Fashion Show Mall                                        Retail
     2         58921        NYU Housing - 80 Lafayette Street                      Multifamily
     3         58611        Canyon Ranch                                              Hotel
     4         58848        Regents Square I & II                                    Office
     5         58470        Phoenix Plaza I & II                                     Office                     $86,701
     6         58908        589 Fifth Avenue                                         Office
     7         58623        American Express Building - Minneapolis                  Office
     8         58789        Clark Office Building                                    Office
     9         58868        Asian Garden Mall                                        Retail                     183,531
     10        58665        TV Guide Hollywood Center Office Building                Office
     11        58847        Mission City Corporate Center                            Office
     12        58886        Mountain Farms Shopping Center                           Retail                      69,373
     13        58449        Captain's Portfolio                                      Office                     182,513
     14        58711        OSI Systems                                              Office
     15        58857        Atria East                                               Office                      31,238
     16        58626        American Express Building- Salt Lake                     Office
     17        58797        The Grand Rivage at Brandon Lakes                      Multifamily
     18        58852        Edward's Multiplex-Fresno                                 Other
     19        58846        Cuyahoga Falls Market Center                             Retail
     20        13022        Keelers Corner                                         Multifamily                   15,525
     21        58625        American Express Building- Ontario                       Office
     22        58830        Crossroads at Sunset                                     Retail
     23        57938        Buena Park Corporate Plaza                               Office
     24        58812        Atkins Kent MOB                                          Office
     25        58736        22 East 71st Street                                      Office                      33,125
     26        58856        Villa Del Mar                                          Multifamily
     27        58861        Bank of America West Building                            Office                      39,525
     28        58826        Capistrano II Office Building                            Office
     29        58661        The Great Wall Mall                                      Retail                      11,125
     30        58855        Vail Club Apartments                                   Multifamily
     31        58934        Trop Decatur Plaza                                       Retail
     32        58824        Bridgecreek Office Building                              Office
     33        12974        Coronado Shopping Center- Santa Fe                       Retail                     588,380
     34        58723        CSM - Denver Properties                                   Hotel
     35        58831        Ocean Dorado                                             Retail
     36        58696        CSM - Hilton Garden Inn - Scottsdale                      Hotel
     37        58792        Germantown (Triumph)                                     Office
     38        58870        Ths Shops at Cascade & Fairburn                          Retail
     39        58802        The Hesser Center                                        Office
     40        58941        Gateway Tower                                            Office                     221,000
     41        12547        Logan Square Apartments                                Multifamily
     42        58761        Rancho San Diego Industrial Center                     Industrial
     43        58809        Lambert Palm Business Center                           Industrial
     44        58920        Tanglewood Commons                                       Retail
     45        58725        Smart Self Storage                                    Self Storage
     46        58727        Sorrento Mesa                                         Self Storage
     47        12868        Gateway Shopping Center - Arlington                      Retail                      3,750
     48        58806        Eastridge Office Center                                  Office
     49        58705        ASAP Self Storage                                     Self Storage
     50        58911        Seligman CVS Pool #1                                     Retail
     51        12681        Fairfield Inn & Suites Laredo                             Hotel
     52        58873        110 and 120 Belmont Drive                                Office
     53        58835        The Du Barry Apartments                                Multifamily
     54        58939        Simi Valley I & II                                       Retail
     55        13106        Azar Industrial                                        Industrial
     56        12034        Olde Sarasota Self Storage                            Self Storage
     57        58782        Walgreens - Garden City, MI                              Retail
     58        58748        Best Florida Storage II                               Self Storage
     59        9753         Thrashers Village                                        Retail
     60        11355        Metro 502 Self Storage                                Self Storage
     61        58842        Havenhurst Apartments                                  Multifamily
     62        58430        Shurgard - Woodland Hills                             Self Storage
     63        58433        Shurgard - Palms                                      Self Storage
     64        11969        Shurgard Storage - Shoreline                          Self Storage
     65        58839        Barclay Apartments                                     Multifamily
     66        13159        Village Plaza- Palmdale Refinance                        Retail                      7,313
     67        58738        University Glen Apartments                             Multifamily
     68        58832        Sir Francis Drake Apartments                           Multifamily
     69        58759        105 Satellite Boulevard                                Industrial
     70        58914        Makena Great American Plaza                              Retail
     71        58726        Sorrento Valley Self Storage                          Self Storage
     72        58589        Capital Plaza Retail Center                              Retail
     73        58721        CVS - North Andover                                      Retail
     74        12551        Cedar East & Cypress Office                              Office
     75        58682        Vacaville Town Center                                    Retail                      3,125
     76        12458        All Safe Storage                                      Self Storage                   2,500
     77        58750        Walgreens - Monroe, MI                                   Retail
     78        10552        Packwood Shopping Center                                 Retail
     79        58658        Best Buy - Gwinnett County                               Retail
     80        12165        Commons San Angelo                                       Retail                      4,125
     81        58744        World Wide Parts Building                              Industrial
     82        11324        1st Security Storage Christiansburg                   Self Storage
     83        12090        West Allis Tech Center                                 Industrial
     84        9668         Silver Star Self Storage                              Self Storage
     85        12909        Security Plus Self Storage & RV                       Self Storage                   1,406
     86        11847        U.S. Storage Centers                                  Self Storage
------------------------------------------------------------------------------------------------------------------------------------
                            TOTALS                                                                             $1,484,254


             *Certain monthly reserves may be subject to caps.



            INITIAL DEPOSIT TO        ANNUAL DEPOSIT TO              TAX AND           INITIAL DEPOSIT TO      ANNUAL DEPOSIT TO
SEQUENCE   REPLACEMENT RESERVES      REPLACEMENT RESERVES        INSURANCE ESCROW         TI/LC ESCROW           TI/LC ESCROW
------------------------------------------------------------------------------------------------------------------------------------

   1                                                                    No
   2                                      $108,768                   Tax Only
   3                                                                    No
   4                                                                 Tax Only              $2,032,819              $153,725
   5                                       111,420                      No
   6                                       49,560                    Tax Only              2,976,000
   7                                                                    No
   8                                                                 Tax Only               700,000
   9                                       27,062                      Yes
   10                                      18,297                      Yes                                          150,000
   11                                                                Tax Only               851,831                 95,371
   12                                                                Tax Only
   13                                      96,504                      Yes                  978,744                 651,072
   14                                                                   No
   15                                      31,088                      Yes
   16                                                                   No
   17                                      85,020                    Tax Only
   18                                                                   No
   19                                                                   No
   20                                                                  Yes
   21                                                                   No
   22                                                                Tax Only
   23                                      40,544                      Yes                  300,000                 116,250
   24                                                                  Yes
   25                                       7,128                    Tax Only                                       185,004
   26                                      93,840                    Tax Only
   27                                      20,564                      Yes
   28                                                                Tax Only
   29             $30,000                                              Yes
   30                                      61,235                    Tax Only
   31                                       6,842                      Yes                                          24,000
   32                                                                Tax Only
   33                                                                  Yes
   34                                                                  Yes
   35                                                                Tax Only
   36                                                                  Yes
   37                                       5,620                    Tax Only
   38                                       6,003                      Yes
   39                                      70,104                      Yes                  238,000                 54,000
   40                                      63,293                      Yes
   41             239,000                  63,648                      Yes
   42                                       8,772                    Tax Only                                       163,044
   43                                                                   No
   44                                      10,098                    Tax Only
   45                                                                   No
   46                                                                   No
   47                                                                  Yes
   48                                      21,419                      Yes
   49             25,000                                               Yes
   50                                                                   No
   51                                      119,106                     Yes
   52                                      16,842                      Yes
   53                                      20,250                    Tax Only
   54                                                                  Yes
   55                                                                  Yes
   56             24,000                   11,905                      Yes
   57                                                                   No
   58                                       3,684                      Yes
   59                                       1,749                      Yes                                          15,475
   60                                       9,992                      Yes
   61                                      14,873                    Tax Only
   62                                                                Tax Only
   63                                                                Tax Only
   64                                                                  Yes
   65                                      19,000                    Tax Only
   66                                      12,360                      Yes                                          18,720
   67                                      29,976                      Yes
   68                                      19,850                    Tax Only
   69                                      17,280                      Yes                                          32,400
   70                                       1,351                    Tax Only
   71                                                                   No
   72                                                                   No
   73                                                             Insurance Only
   74             100,000                  27,706                      Yes                                          113,345
   75                                                                   No
   76                                      10,314                      Yes
   77                                                                   No
   78                                       2,304                      Yes                                           6,804
   79                                                                   No
   80             22,000                    9,061                      Yes                   15,000                 32,774
   81                                       4,044                    Tax Only
   82                                      10,824                      Yes
   83                                       3,045                       No                                          17,713
   84                                      13,392                      Yes
   85                                       2,995                      Yes
   86                                       5,575                      Yes
------------------------------------------------------------------------------------------------------------------------------------
                 $440,000                $1,425,058                                        $8,092,394             $1,829,697




                                                               ANNEX B

                                                        MULTIFAMILY SCHEDULE

               LOAN
SEQUENCE      NUMBER       LOAN SELLER      PROPERTY NAME                              CUT-OFF BALANCE        UTILITIES TENANT PAYS
------------------------------------------------------------------------------------------------------------------------------------

    2         58921    Bank of America      NYU Housing - 80 Lafayette Street          $110,000,000
   17         58797    Bank of America      The Grand Rivage at Brandon Lakes            28,875,000          Electric, Water, Sewer
   20         13022    Bridger              Keelers Corner                               27,900,000          Electric, Water, Sewer
   26         58856    Bank of America      Villa Del Mar                                17,150,000          Electric, Water, Sewer
   30         58855    Bank of America      Vail Club Apartments                         15,700,000          Electric, Water, Sewer
   41         12547    Bridger              Logan Square Apartments                      10,099,672          Electric, Water, Sewer
   53         58835    Bank of America      The Du Barry Apartments                       6,752,000
   61         58842    Bank of America      Havenhurst Apartments                         4,936,278
   65         58839    Bank of America      Barclay Apartments                            4,708,200
   67         58738    Bank of America      University Glen Apartments                    4,689,992               Electric, Gas
   68         58832    Bank of America      Sir Francis Drake Apartments                  4,599,246
------------------------------------------------------------------------------------------------------------------------------------
                                            TOTAL MULTIFAMILY LOANS                     $235,410,388




          STUDIO                1 BEDROOM             2 BEDROOM             3 BEDROOM           4 BEDROOM AND LARGER
         ----------------------------------------------------------------------------------------------------------------
           # OF     AVG      # OF        AVG      # OF        AVG        # OF       AVG       # OF           AVG
SEQUENCE  UNITS     RENT     UNITS       RENT     UNITS      RENT       UNITS       RENT      UNITS          RENT          ELEVATORS
------------------------------------------------------------------------------------------------------------------------------------

    2       24                186                  39                     7                     8                             Yes
   17                         114        $749      168       $895         96      $1,038       12           $1,194            No
   20                         95         709       287        910         32       1,105                                      No
   26                         352        658       56         844                                                             No
   30       12      $513      216        698       103        943                                                             No
   41                         68         500       64         699        102        876                                       No
   53       66      736       15         963                                                                                  Yes
   61       32      802       15        1,040       7        1,387                                                            Yes
   65       59      711       15         874        2        1,248                                                            Yes
   67                         42         589       48         692                                                             No
   68       48      704       12         924        1        1,547                                                            Yes
------------------------------------------------------------------------------------------------------------------------------------


                                                                         ANNEX C

                        CLASS XP REFERENCE RATE SCHEDULE

INTEREST                    CLASS XP      INTEREST                      CLASS XP
 ACCRUAL    DISTRIBUTION    REFERENCE      ACCRUAL     DISTRIBUTION    REFERENCE
 PERIOD         DATE          RATE         PERIOD          DATE          RATE
--------    -------------   ---------     --------     ------------    --------
    1         7/10/2005     4.97620%         44          2/10/2009     5.10040%
    2         8/10/2005     5.13060%         45          3/10/2009     5.10060%
    3         9/10/2005     5.13070%         46          4/10/2009     5.25720%
    4        10/10/2005     4.97650%         47          5/10/2009     5.10020%
    5        11/10/2005     5.13090%         48          6/10/2009     5.25710%
    6        12/10/2005     4.97670%         49          7/10/2009     5.10010%
    7         1/10/2006     4.97680%         50          8/10/2009     5.25700%
    8         2/10/2006     4.97690%         51          9/10/2009     5.25690%
    9         3/10/2006     4.97720%         52         10/10/2009     5.09990%
   10         4/10/2006     5.13140%         53         11/10/2009     5.28830%
   11         5/10/2006     4.97720%         54         12/10/2009     5.13110%
   12         6/10/2006     5.13160%         55          1/10/2010     5.13100%
   13         7/10/2006     4.97740%         56          2/10/2010     5.16080%
   14         8/10/2006     5.13180%         57          3/10/2010     5.16110%
   15         9/10/2006     5.13180%         58          4/10/2010     5.35680%
   16        10/10/2006     4.97750%         59          5/10/2010     5.18300%
   17        11/10/2006     5.13170%         60          6/10/2010     5.35680%
   18        12/10/2006     4.97740%         61          7/10/2010     5.18300%
   19         1/10/2007     4.97740%         62          8/10/2010     5.35670%
   20         2/10/2007     4.97730%         63          9/10/2010     5.35670%
   21         3/10/2007     4.97840%         64         10/10/2010     5.18290%
   22         4/10/2007     5.13140%         65         11/10/2010     5.35660%
   23         5/10/2007     4.97720%         66         12/10/2010     5.18280%
   24         6/10/2007     5.13130%         67          1/10/2011     5.18280%
   25         7/10/2007     4.97700%         68          2/10/2011     5.18270%
   26         8/10/2007     5.13110%         69          3/10/2011     5.18310%
   27         9/10/2007     5.13110%         70          4/10/2011     5.35640%
   28        10/10/2007     4.97450%         71          5/10/2011     5.18260%
   29        11/10/2007     5.13310%         72          6/10/2011     5.35630%
   30        12/10/2007     4.97900%         73          7/10/2011     5.18250%
   31         1/10/2008     5.13320%         74          8/10/2011     5.35740%
   32         2/10/2008     5.10110%         75          9/10/2011     5.35740%
   33         3/10/2008     5.10110%         76         10/10/2011     5.18360%
   34         4/10/2008     5.25800%         77         11/10/2011     5.35730%
   35         5/10/2008     5.10090%         78         12/10/2011     5.23280%
   36         6/10/2008     5.25790%         79          1/10/2012     5.40820%
   37         7/10/2008     5.10080%         80          2/10/2012     5.23280%
   38         8/10/2008     5.25780%         81          3/10/2012     5.23300%
   39         9/10/2008     5.25770%         82          4/10/2012     5.40740%
   40        10/10/2008     5.10070%         83          5/10/2012     5.25860%
   41        11/10/2008     5.25760%         84          6/10/2012     5.43490%
   42       12/10/2008     5.10050%
   43        1/10/2009     5.10050%

                                      C-1

                                                                         ANNEX D

                      CLASS A-AB PLANNED PRINCIPAL BALANCE



                                       PRINCIPAL BALANCE
                                        AFTER SCHEDULED
     DISTRIBUTION                       PAYMENT ON THE
         DATE                      RELATED DISTRIBUTION DATE
---------------------             --------------------------

          7/10/2005                    $ 66,510,000.00
          8/10/2005                    $ 66,510,000.00
          9/10/2005                    $ 66,510,000.00
         10/10/2005                    $ 66,510,000.00
         11/10/2005                    $ 66,510,000.00
         12/10/2005                    $ 66,510,000.00
          1/10/2006                    $ 66,510,000.00
          2/10/2006                    $ 66,510,000.00
          3/10/2006                    $ 66,510,000.00
          4/10/2006                    $ 66,510,000.00
          5/10/2006                    $ 66,510,000.00
          6/10/2006                    $ 66,510,000.00
          7/10/2006                    $ 66,510,000.00
          8/10/2006                    $ 66,510,000.00
          9/10/2006                    $ 66,510,000.00
         10/10/2006                    $ 66,510,000.00
         11/10/2006                    $ 66,510,000.00
         12/10/2006                    $ 66,510,000.00
          1/10/2007                    $ 66,510,000.00
          2/10/2007                    $ 66,510,000.00
          3/10/2007                    $ 66,510,000.00
          4/10/2007                    $ 66,510,000.00
          5/10/2007                    $ 66,510,000.00
          6/10/2007                    $ 66,510,000.00
          7/10/2007                    $ 66,510,000.00
          8/10/2007                    $ 66,510,000.00
          9/10/2007                    $ 66,510,000.00
         10/10/2007                    $ 66,510,000.00
         11/10/2007                    $ 66,510,000.00
         12/10/2007                    $ 66,510,000.00
          1/10/2008                    $ 66,350,404.70
          2/10/2008                    $ 65,673,931.97
          3/10/2008                    $ 64,831,734.41
          4/10/2008                    $ 64,144,101.11
          5/10/2008                    $ 63,371,640.73
          6/10/2008                    $ 62,659,084.59
          7/10/2008                    $ 61,859,126.66
          8/10/2008                    $ 61,139,630.92
          9/10/2008                    $ 60,416,834.97
         10/10/2008                    $ 59,606,921.97
         11/10/2008                    $ 58,877,093.56
         12/10/2008                    $ 58,060,343.67


                                      D-1



                                                 PRINCIPAL BALANCE
                                                  AFTER SCHEDULED
     DISTRIBUTION                                 PAYMENT ON THE
         DATE                                RELATED DISTRIBUTION DATE
---------------------                       --------------------------

          1/10/2009                              $ 57,323,419.03
          2/10/2009                              $ 56,583,114.04
          3/10/2009                              $ 55,589,710.39
          4/10/2009                              $ 54,841,446.47
          5/10/2009                              $ 54,006,773.71
          6/10/2009                              $ 53,251,246.34
          7/10/2009                              $ 52,409,512.11
          8/10/2009                              $ 51,646,655.41
          9/10/2009                              $ 50,880,299.10
         10/10/2009                              $ 50,680,299.27
         11/10/2009                              $ 50,480,299.27
         12/10/2009                              $ 50,280,299.27
          1/10/2010                              $ 50,080,299.27
          2/10/2010                              $ 49,880,299.27
          3/10/2010                              $ 49,680,299.27
          4/10/2010                              $ 49,480,299.27
          5/10/2010                              $ 49,280,299.27
          6/10/2010                              $ 48,997,288.04
          7/10/2010                              $ 48,009,728.42
          8/10/2010                              $ 47,108,089.26
          9/10/2010                              $ 46,202,313.00
         10/10/2010                              $ 45,197,625.72
         11/10/2010                              $ 44,283,080.88
         12/10/2010                              $ 43,269,868.86
          1/10/2011                              $ 42,346,475.90
          2/10/2011                              $ 41,418,845.77
          3/10/2011                              $ 40,204,818.97
          4/10/2011                              $ 39,267,354.17
          5/10/2011                              $ 38,231,859.49
          6/10/2011                              $ 37,285,338.59
          7/10/2011                              $ 36,241,039.61
          8/10/2011                              $ 35,285,380.45
          9/10/2011                              $ 34,325,335.66
         10/10/2011                              $ 34,125,335.66
         11/10/2011                              $ 33,925,335.95
         12/10/2011                              $ 33,725,335.95
          1/10/2012                              $ 33,525,335.95
          2/10/2012                              $ 33,325,335.95
          3/10/2012                              $ 33,125,335.95
          4/10/2012                              $ 32,866,813.34
          5/10/2012                              $ 31,843,927.43
          6/10/2012                              $ 30,902,113.25
          7/10/2012                              $ 29,870,515.84
          8/10/2012                              $ 28,919,659.77
          9/10/2012                              $ 27,964,447.97
         10/10/2012                              $ 26,919,825.57
         11/10/2012                              $ 25,955,450.54
         12/10/2012                              $ 24,901,919.77


                                      D-2



                                           PRINCIPAL BALANCE
                                            AFTER SCHEDULED
     DISTRIBUTION                           PAYMENT ON THE
         DATE                          RELATED DISTRIBUTION DATE
---------------------                 --------------------------

          1/10/2013                        $ 23,928,298.51
          2/10/2013                        $ 22,950,216.97
          3/10/2013                        $ 21,714,773.43
          4/10/2013                        $ 20,726,544.98
          5/10/2013                        $ 19,649,824.22
          6/10/2013                        $ 18,652,133.44
          7/10/2013                        $ 17,566,213.53
          8/10/2013                        $ 16,558,974.72
          9/10/2013                        $ 15,547,121.20
         10/10/2013                        $ 14,447,432.47
         11/10/2013                        $ 13,425,902.63
         12/10/2013                        $ 12,316,806.70
          1/10/2014                        $ 11,285,512.88
          2/10/2014                        $ 10,249,493.87
          3/10/2014                        $  8,961,479.34
          4/10/2014                        $  7,914,805.81
          5/10/2014                        $  6,781,265.50
          6/10/2014                        $  5,724,600.18
          7/10/2014                        $  4,581,345.97
          8/10/2014                        $  3,514,598.34
          9/10/2014                        $  2,442,962.64
         10/10/2014                        $  1,285,154.42
         11/10/2014                        $    203,300.79
         12/10/2014                        $          0.00



                                      D-3

                                     ANNEX E

--------------------------------------------------------------------------------

                                FASHION SHOW MALL

--------------------------------------------------------------------------------
                           SIGNIFICANT MORTGAGE LOANS

FASHION SHOW MALL

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL NOTE A-2 SENIOR
      COMPONENT PRINCIPAL
      BALANCE:                                      $145,000,000

 FIRST PAYMENT DATE:                                January 1, 2005

 TERM/AMORTIZATION:                                 37/360 months

 MATURITY DATE:                                     January 1, 2008

 NOTE A-2 SENIOR COMPONENT
      EXPECTED MATURITY BALANCE:                    $136,890,407

 BORROWING ENTITY:                                  Fashion Show Mall LLC

 INTEREST CALCULATION:                              Actual/360

 CALL PROTECTION:                                   Lockout/Defeasance:
                                                    33 payments
                                                    Open: 4 payments

 LOCKBOX:                                           Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 WHOLE LOAN CUT-OFF DATE BALANCE:                        $376,645,624

 WHOLE LOAN CUT-OFF DATE BALANCE
 (EXCLUDING JUNIOR PORTION):                             $336,763,389

 NOTE A-2 CUT-OFF DATE BALANCE:                          $143,619,681

 NOTE A-1 CUT-OFF DATE BALANCE:                          $233,025,944

 NOTE A-1 SENIOR PORTION
      CUT-OFF DATE BALANCE:                              $193,143,708

 NOTE A-1 JUNIOR PORTION CUT-OFF DATE
      BALANCE:                                           $39,882,235

 SENIOR COMPONENT SHADOW RATING
 (S&P/MOODY'S):                                          AAA/A1

                                        WHOLE LOAN        WHOLE LOAN
                                         (EXCLUDING       (INCLUDING
                                         JUNIOR)(1)       JUNIOR)(1)
                                          --------       ------------
 CUT-OFF DATE LTV:                          51.8%            57.9%

 MATURITY DATE LTV:                         49.4%            55.2%

 UNDERWRITTEN DSCR (2):                     2.33x            2.05x

 MORTGAGE RATE(3):                         3.7186%          3.7935%
--------------------------------------------------------------------------------
(1)   The Note A-1 Junior Portion is subordinate to Note A-1 Senior Portion
      (both portions of which are not part of the trust fund) and Note A-2.

(2)   DSCR figures based on net cash flow unless otherwise noted.

(3)   The interest rate was rounded to four decimal places.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                                             Retail

 PROPERTY SUB TYPE:                                         Anchored

 LOCATION:                                                  Las Vegas, NV

 YEAR BUILT/RENOVATED:                                      1979/2002

 NET RENTABLE SQUARE FEET:                                  662,769

 CUT-OFF BALANCE PER SF(1):                                 $508

 OCCUPANCY AS OF 1/31/05(2):                                92.1%

 OWNERSHIP INTEREST:                                        Fee

 PROPERTY MANAGEMENT:                                       Self-Managed

 U/W NET CASH FLOW:                                         $43,622,642

 APPRAISED VALUE:                                           $650,000,000
--------------------------------------------------------------------------------

(1)   Based on aggregate cut-off date principal balance of $336,763,389.

(2)   Occupancy percentage is based on total square footage, excluding 125,000 sf of vacant anchor space. Including such space, occupancy is 74.7%.

                                      E-1

--------------------------------------------------------------------------------

                                FASHION SHOW MALL

--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
-----------------------------------------------------------------------------------------
                                                           FULL YEAR        FULL YEAR
                                        UNDERWRITTEN      (12/31/04)       (12/31/03)
                                      ---------------- ---------------- ----------------

 Effective Gross Income .............   $ 59,192,525     $ 46,754,889     $ 33,972,378
 Total Expenses. ....................   $ 14,342,231     $ 13,856,802     $ 13,225,057
 Net Operating Income (NOI) .........   $ 44,850,294     $ 32,898,087     $ 20,747,321
 Cash Flow (CF). ....................   $ 43,622,642     $ 32,898,087     $ 20,747,321
 DSCR on NOI(1) .....................           2.39x            1.76x            1.11x
 DSCR on CF(1) ......................           2.33x            1.76x            1.11x
-----------------------------------------------------------------------------------------


(1)   Based on aggregate principal balance of $340,000,000 (the original whole loan, excluding the subordinate portion of note A-1).



----------------------------------------------------------------------------------------------------------------------------
                                                    TENANT INFORMATION(1)
---------------------------------------------------------------------------------------------------------------------------
                                 RATINGS       TOTAL       % OF                 POTENTIAL    % OF POTENTIAL      LEASE
TOP TENANTS                    S&P/MOODY'S   TENANT SF   TOTAL SF   RENT PSF       RENT           RENT         EXPIRATION
-----------                   ------------- ----------- ---------- ---------- ------------- ---------------- -------------

 Maggiano's .................    BBB/Baa2     16,678      2.5%       $ 30.70    $  512,015        1.3%         10/31/2014
 Express and The Limited ....    BBB/Baa2     15,632      2.4%       $ 52.00       812,864        2.0%         01/31/2014
 Zara International .........   Not Rated     12,205      1.8%       $ 56.00       683,480        1.7%         11/30/2018
                                              ------      ---                   ----------        ---
                                              44,515      6.7%                  $2,008,359        5.1%
----------------------------------------------------------------------------------------------------------------------------


(1)   Information obtained from Underwritten Rent Roll except for Ratings
      (S&P/Moody's) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % of Potential
      Rent include base rent only and exclude common area maintenance expense and reimbursement.



-------------------------------------------------------------------------------------------------------------------
                                             LEASE ROLLOVER SCHEDULE(1)
-------------------------------------------------------------------------------------------------------------------
                        # OF LEASES                       % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION      EXPIRING(2)     EXPIRING SF     TOTAL SF      TOTAL SF      % OF TOTAL SF       EXPIRING
--------------------   -------------   -------------   ----------   ------------   ---------------   -------------

 2005 ..............         20            43,259           6.5%        43,259            6.5%        $ 2,451,518
 2006 ..............          7            18,287           2.8         61,546            9.3%        $ 1,268,846
 2007 ..............          9            14,305           2.2         75,851           11.4%        $ 1,014,252
 2008 ..............          5            10,387           1.6         86,238           13.0%        $   737,820
 2009 ..............          8             9,560           1.4         95,798           14.5%        $ 1,075,210
 2010 ..............          8            17,898           2.7        113,696           17.2%        $ 1,322,060
 2011 ..............          7            15,356           2.3        129,052           19.5%        $ 1,032,887
 2012 ..............         44            88,382          13.3        217,434           32.8%        $ 7,875,779
 2013 ..............         65           143,245          21.6        360,679           54.4%        $11,438,891
 2014 ..............         29           112,737          17.0        473,416           71.4%        $ 6,039,127
 2015 ..............          2             6,903           1.0        480,319           72.5%        $   454,009
 2018 ..............          1            12,205           1.8        492,524           74.3%        $   683,480
 2022 ..............          1                 0           0.0        492,524           74.3%        $    50,100
 2036 ..............          1                 0           0.0        492,524           74.3%        $   100,963
 Vacant(3) .........                      170,245          25.7        662,769          100.0%        $ 4,208,004
                             --           -------         -----
 TOTAL .............        207           662,769         100.0%
-------------------------------------------------------------------------------------------------------------------


(1)   Information obtained from Underwritten Rent Roll.

(2)   For purposes of this column, each leased tenant space was considered a separate lease even if multiple tenant spaces were covered under the same lease.

(3)   Includes 125,000 square feet of vacant anchor space.

                                      E-2

--------------------------------------------------------------------------------

                                FASHION SHOW MALL

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
The Fashion Show Mall Mortgaged Property is approximately 92.1% occupied, based on total square footage, excluding a vacant anchor that is 125,000 square feet
(including such space, occupancy is 74.7%). The collateral consists of the two-story in-line portion of the mall (leased to more than 200 in-line tenants), a two-story vacant anchor space building and courtyard section.
Additional improvements include two five-story parking garages and a one-level subterranean parking area. The improvements contain a total of approximately
662,769 gross leasable square feet and approximately 4,503 surface and garage parking spaces. The Fashion Show Mall is also anchored by Robinsons-May
(202,000 square feet), Dillard's (200,000 square feet), Macy's (199,000 square feet), Nordstrom (200,000 square feet), Neiman Marcus (167,000 square feet),
Saks Fifth Avenue (166,000 square feet) and Bloomingdale's Home Store (100,000 square feet), which are tenant-owned and not part of the collateral. The three largest tenants of the Fashion Show Mall Mortgaged Property, representing approximately 6.7% of the gross leasable area, are:

o   Maggiano's (NYSE; "EAT") (rated "BBB" by S&P and rated "Baa2" by Moody's)
    occupies approximately 16,678 square feet (2.5%) under a ten-year lease expiring on October 31, 2014. The lease is guaranteed by the parent company,
    Brinker International. Brinker International is principally engaged in the ownership, operation, development and franchising of restaurant concepts.
    Brinker International's restaurants include Chili's Grill & Bar, Romano's
    Macaroni Grill, Maggiano's, On The Border Mexican Grill & Cantina, Corner
    Bakery Cafe, Big Bowl Asian Kitchen and Rockfish Seafood Grill. As of the
    fiscal year ended June 30, 2004, Brinker International reported revenue of approximately $3.7 billion, net income of approximately $150.9 million and stockholder equity of approximately $1.0 billion.

o   Express and The Limited (NYSE "LTD") (rated BBB by S&P and rated "Baa2" by
    Moody's) together occupy approximately 15,632 square feet (2.4%) under a ten-year lease expiring on January 31, 2014. Express and The Limited are owned by Limited Brands. Limited Brands operates more than 3,800 stores under six retail brand names - Express, The Limited, Victoria's Secret, Bath
    & Body Works, The White Barn Candle Company and Henri Bendel. Express
    operates 956 stores selling wear-to-work and casual wear for young men and women. The Limited operates approximately 341 stores selling clothes for women. As of the fiscal year ended January 31, 2004, Limited Brands reported revenue of approximately $8.9 billion, net income of approximately $717.0 million and stockholder equity of approximately $5.3 billion.

o   Zara International (not rated) occupies approximately 12,205 square feet
    (1.8%) under a 15-year lease expiring on November 30, 2018. Zara
    International (owned by The Inditex Group) operates approximately 729 women's clothing stores located in 54 countries selling the latest trends in international fashion. Inditex operates approximately 2,265 stores located in 56 countries under the brand names of Zara, Zara Home, Kiddy's Class,
    Pull and Bear, Massimo Dutti, Bershka, Stradivarius and Oysho. The Inditex
    Group is privately held and comprised of over one hundred companies associated with the business of textile design, manufacturing and distribution. Zara International has a one time termination option in the event that gross sales for the period from February 1, 2006 to January 31,
    2007 do not exceed $300 per square foot, subject to one year prior notice from Zara International which must be given within 60 days of Zara
    International's submittal of the gross sales figures for such time period.
-------------------------------------------------------------------------------

                                      E-3

--------------------------------------------------------------------------------

                               FASHION SHOW MALL

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o   The Fashion Show Mall Mortgage Loan is secured by a first mortgage on a regional mall located in Las Vegas, Clark County, Nevada.

THE BORROWER:

o   The Fashion Show Mall Borrower is Fashion Show Mall LLC, a Delaware limited liability company and a single purpose bankruptcy remote entity with at least two independent directors for which the Fashion Show Mall Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 100% by Rouse F.S., LLC, a Maryland limited liability company, as the sole member of the Fashion Show Mall Borrower. Equity ownership of Rouse
    F.S., LLC is held 69.75% by Howard Hughes Properties, Limited Partnership, a
    Delaware limited partnership, 30.18% by The Rouse Company Operating Limited
    Partnership, LP, a Delaware limited partnership, and 0.07% by Howard
    Research & Development Holdings Corporation, a Maryland corporation. Through a series of intermediate ownership levels, equity ownership is eventually held 80% by General Growth Properties, Inc., a Delaware corporation, the sponsor of the loan.

o   Founded in 1954, General Growth Properties, Inc. ("GGP"), a publicly traded real estate investment trust (NYSE: GGP), is primarily engaged in the ownership, operation, management, leasing, acquisition, development and expansion of regional malls and community shopping centers located in the
    United States. GGP is the second largest owner/operator of regional malls in the country. GGP, either directly or indirectly through limited partnerships and subsidiaries, owns and/or manages approximately 200 retail properties located in 44 states containing approximately 200 million square feet and housing 18,000 tenants. The real estate portfolio also includes interests in office and industrial buildings containing approximately 1.3 million square feet. As of the fiscal year ended December 31, 2003, GGP reported revenue of approximately $1.3 billion, net income of approximately $263.4 million and stockholder equity of approximately $1.7 billion.

THE PROPERTY:

o   The Fashion Show Mall Mortgaged Property is an enclosed regional mall built in 1979 and most recently renovated in 2002. The collateral consists of the two-story in-line portion of the mall, a two-story vacant anchor space building and courtyard section. Additional improvements include two five-story parking garages and a one-level subterranean parking area. There are more than 4,503 surface and garage parking spaces. The improvements contain a total of approximately 662,769 gross leasable square feet and are situated on approximately 48.9 acres. The Fashion Show Mall Mortgaged
    Property is currently leased to more than 200 in-line tenants. The mall is anchored by Robinsons-May (202,000 square feet), Dillard's (200,000 square feet), Macy's (199,000 square feet), Nordstrom (200,000 square feet), Neiman
    Marcus (167,000 square feet), Saks Fifth Avenue (166,000 square feet) and
    Bloomingdale's Home Store (100,000 square feet), all of which are separately owned, non-collateral anchor tenants.

o   The Fashion Show Mall Borrower is generally required at its sole cost and expense to keep the Fashion Show Mall Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o   General Growth Management, Inc. ("GGM") manages the subject property. GGM, a
    Fashion Show Mall Borrower related entity founded in 1954 and headquartered in Chicago, currently manages approximately 200 retail properties located in
    44 states containing approximately 200 million square feet and housing approximately 18,000 tenants.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o   None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o   Future mezzanine debt is permitted, subject to, among other things (i)
    rating agency confirmation, (ii) reasonable approval of mortgagee, (iii) the loan to value ratio will not exceed 75% in the aggregate for the Fashion
    Show Mall Whole Loan and any mezzanine loan, (iv) the debt service coverage ratio of the Fashion Show Mall Mortgaged Property (not defined to specifically include such mezzanine debt) immediately following the closing of such mezzanine loan will not be less than 1.10x to 1.00x (based upon an assumed 9.25% loan constant payment rate) and (v) receipt of an intercreditor agreement acceptable to the mortgagee and the mezzanine lender.
-------------------------------------------------------------------------------

                                      E-4

--------------------------------------------------------------------------------

                                FASHION SHOW MALL

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SUBORDINATION:

o   As will be set forth in more detail in the prospectus supplement, the FM
    Pari Passu Note A-2 Mortgage Loan is one of two mortgage loans that are part of a split loan structure that is secured by the same mortgage instrument on the Fashion Show Mall Mortgaged Property comprised of two pari passu notes, namely the Fashion Show Mall Pari Passu Note A-1 and the Fashion Show Mall
    Pari Passu Note A-2, with aggregate principal balances as of the Cut-off
    Date of $233,025,944 and $143,619,681, respectively. The Fashion Show Mall
    Pari Passu Note A-2 is pari passu in right of payment to the Fashion Show
    Mall Pari Passu Note A-1. However, as described in the prospectus supplement, a portion of the Fashion Show Mall Pari Passu Note A-1 has been subordinated to the Fashion Show Mall Pari Passu Note A-2 and the remaining portion of the Fashion Show Mall Pari Passu Note A-1.

AMORTIZATION SCHEDULE:

o   The amortization schedule for the Fashion Show Mall Note A-2 Mortgage Loan is set forth in Annex F-1 to the prospectus supplement.

-------------------------------------------------------------------------------

                                      E-5

--------------------------------------------------------------------------------

                        NYU HOUSING - 80 LAFAYETTE STREET

--------------------------------------------------------------------------------
                           SIGNIFICANT MORTGAGE LOANS

NYU HOUSING

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:                           $110,000,000

 FIRST PAYMENT:                                        June 1, 2005

 TERM/AMORTIZATION:                                    120/0 months

 INTEREST ONLY PERIOD:                                 120 months

 MATURITY DATE:                                        May 1, 2015

 EXPECTED MATURITY BALANCE:                            $110,000,000

 BORROWING ENTITY:                                     Coral Lafayette LLC

 INTEREST CALCULATION:                                 Actual/360

 CALL PROTECTION:                                      Lockout/Defeasance:
                                                       117 payments
                                                       Open: 3 payments

 UP-FRONT RESERVES:
   TAX RESERVE:                                        Yes

 ONGOING RESERVES:

   TAX RESERVE:                                        Yes

   REPLACEMENT RESERVE:                                $9,064

   NYU LEASE CASH SWEEP(1):                            Springing

 LOCKBOX:                                              Hard
--------------------------------------------------------------------------------
(1)   NYU Lease Cash Sweep reserve requirement commences 18 months prior to expiration of NYU Lease if the Lease has not been extended for a term lasting at least two years beyond the Maturity Date.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:                                        $110,000,000

 CUT-OFF DATE LTV:                                            72.7%

 MATURITY DATE LTV:                                           72.7%

 UNDERWRITTEN DSCR:                                           1.32x

 MORTGAGE RATE:                                               5.5100%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                                       Multifamily

 PROPERTY SUB TYPE:                                   Student Housing

 LOCATION:                                            New York, NY

 YEAR BUILT/RENOVATED:                                1911/1999

 UNITS:                                               264

 CUT-OFF BALANCE PER UNIT:                            $416,667

 OCCUPANCY AS OF 6/1/05:                              100.0% (Master Lease)

 OWNERSHIP INTEREST:                                  Fee

 PROPERTY MANAGEMENT:                                 Coral Realty
                                                      Management, LLC

 U/W NET CASH FLOW:                                   $8,115,081

 APPRAISED VALUE:                                     $151,400,000

--------------------------------------------------------------------------------

                                       E-6

--------------------------------------------------------------------------------

                        NYU HOUSING - 80 LAFAYETTE STREET

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                                             FULL YEAR
                                          UNDERWRITTEN       (12/31/04)
                                        ----------------  ----------------
 Effective Gross Income .............     $11,503,034       $10,829,837
 Total Expenses .....................     $ 3,279,185       $ 2,528,694
 Net Operating Income (NOI) .........     $ 8,223,849       $ 8,301,143
 Cash Flow (CF) .....................     $ 8,115,081       $ 8,301,143
 DSCR on NOI ........................            1.34x             1.35x
 DSCR on CF .........................            1.32x             1.35x
--------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------
                                     STUDIO     1 BEDROOM     2 BEDROOM     3 BEDROOM     4 BEDROOM     5 BEDROOM
                                    --------   -----------   -----------   -----------   -----------   ----------

 Number of Units ................       24        186             39             7             7             1
 Average Unit Size (SF) .........      525        914          1,826         2,292         2,789         3,120
-------------------------------------------------------------------------------------------------------------------


                                      E-7

--------------------------------------------------------------------------------

                       NYU HOUSING - 80 LAFAYETTE STREET

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o   The NYU Housing - 80 Lafayette Street Mortgage Loan is a $110 million, ten-year loan secured by a first mortgage on a 17-story, 264-unit (plus a superintendent unit) student housing apartment building with three street level retail tenants containing 292,505 net rentable square feet located in the Tribeca section of lower Manhattan, New York County, New York. The loan is interest only for the entire loan term and has a maturity date of May 1,
    2015.

THE BORROWER:

o   The NYU Housing - 80 Lafayette Street Borrower is Coral Lafayette LLC, a New
    York limited liability company and a single purpose bankruptcy remote entity with at least two independent directors for which Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 1% by
    Coral Lafayette Manager Corp., a New York corporation, as the Managing
    Member of Borrower and 99% by Coral Realty, LLC, a New York limited liability company. The Borrower Principals are Alex Forkosh and Galina
    Anissimova.

o   Mr. Forkosh and Ms. Anissimova have been involved in multifamily real estate in New York City since 1994, primarily focusing on student housing development and conversion for NYU. Mr. Forkosh and Ms. Anissimova renovated and converted 400 Broome Street in 1997, 636 Greenwich Street in 1998 and 80
    Lafayette Street in 1999, and built 201 East 14th Street in 2000. The
    Borrower Principals have developed or renovated and currently own six student housing apartment buildings totaling 533 units, all of which are master leased to NYU and account for approximately 25% of the NYU housing stock.

THE PROPERTY:

o   The NYU Housing - 80 Lafayette Street Mortgage Property consists of a fee simple interest in a 17-story, 264-unit (plus a superintendent unit) student housing apartment building with three street level retail tenants containing
    292,505 net rentable square feet. The property was originally built as an office building in 1911, but was extensively renovated and converted to the present student housing use in 1999. The improvements are situated on approximately 0.42 acres.

o   The NYU Housing - 80 Lafayette Street Borrower is generally required at its sole cost and expense to keep the NYU Housing - 80 Lafayette Street
    Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o   Coral Realty Management, LLC (Coral Realty) manages the subject property.
    Coral Realty handles property management, whereas NYU handles student affairs through the concierge/security station. Coral Realty, a Borrower related entity founded in 1985 and headquartered in New York City, currently manages six student housing apartment buildings totaling 533 units located in New York City.

NYU MASTER LEASE:

o   The 264 subject property student housing units are master leased to NYU, which in turn then sublets the units to students and faculty. The ten-year master lease commenced August 1, 2000 and expires on July 31, 2010 with no renewal options. NYU is obligated to use the subject property for sleeping and living purposes, plus incidental use in connection with other university functions, primarily for the benefit of enrolled students, faculty, visiting parents and others employed by NYU. NYU has the right to sublease units to persons that may not be affiliated with the university.

o   The current master lease annual rent is $10,620,000 (effective August 1,
    2005), which increases by $340,000 for each of the remaining four master lease years. In addition to the base rent, NYU is obligated to reimburse
    Landlord for 98% of the increase in real estate taxes above the base year of
    July 1, 2000 to June 30, 2001. NYU is also responsible for utility expenses.
    Landlord is responsible for repairs and maintenance and trash removal.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o   None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o   Not Allowed.
-------------------------------------------------------------------------------

                                      E-8

--------------------------------------------------------------------------------

                                  CANYON RANCH

--------------------------------------------------------------------------------
                           SIGNIFICANT MORTGAGE LOANS

CANYON RANCH

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:                          $95,000,000

 FIRST PAYMENT:                                       March 1, 2005

 TERM/AMORTIZATION:                                   120/0 months

 INTEREST ONLY PERIOD:                                120 months

 MATURITY DATE:                                       February 1, 2015

 EXPECTED MATURITY BALANCE:                           $95,000,000

 BORROWING ENTITY:                                    CR Resorts, LLC

 INTEREST CALCULATION:                                Actual/360

 CALL PROTECTION:                                     Lockout: 28 payments

                                                      GRTR 1% PPMT

                                                      or Yield Maintenance
                                                      or Defeasance:
                                                      88 payments
                                                      Open: 4 payments

 LOCKBOX:                                             Soft
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:                                         $95,000,000

 SHADOW RATING (S&P/MOODY'S):                                  BBB-/NR

 CUT-OFF DATE LTV:                                             51.4%

 MATURITY DATE LTV:                                            51.4%

 UNDERWRITTEN DSCR:                                            2.25x

 MORTGAGE RATE:                                                5.9365%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                                             Hotel

 PROPERTY SUB TYPE:                                         Full-Service

 LOCATION:                                                  Tucson, AZ and
                                                            Lenox, MA

 YEAR BUILT/RENOVATED:

   TUCSON, AZ:                                              1979/2004
   LENOX, MA:                                               1897/1989

 SIZE (ROOMS):                                              315

 CUT-OFF BALANCE PER UNIT:                                  $301,587

 OCCUPANCY AS OF 12/31/04:                                  81.3%

 OWNERSHIP INTEREST:                                        Fee

 PROPERTY MANAGEMENT:                                       Canyon Ranch
                                                            Management,
                                                            L.L.C.

 U/W NET CASH FLOW:                                         $12,869,267

 APPRAISED VALUE:                                           $185,000,000
--------------------------------------------------------------------------------

                                      E-9

--------------------------------------------------------------------------------

                                 CANYON RANCH

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                                              TRAILING 12
                                          UNDERWRITTEN        (10/31/04)
                                        ----------------   ----------------
 Effective Gross Income .............     $ 98,952,349       $ 94,193,319

 Total Expenses .....................     $ 82,124,988       $ 75,717,195

 Net Operating Income (NOI) .........     $ 16,827,361       $ 18,476,124

 Cash Flow (CF) .....................     $ 12,869,267       $ 12,957,251

 DSCR on NOI ........................             2.94x              3.23x

 DSCR on CF .........................             2.25x              2.27x
--------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------
                                     OPERATIONAL STATISTICS
-------------------------------------------------------------------------------------------------------------
                                                                                         T12
                                                2001         2002         2003       10/31/2004        U/W
                                             ----------   ----------   ----------   ------------   ----------

 Average Revenue Per Guest Night .........    $   605      $   623      $   636       $   676       $   698
 Occupancy ...............................       83.5%        79.5%        78.5%         80.8%         82.5%
-------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o   The Canyon Ranch Mortgage Loan is a $95 million, ten-year fixed rate loan secured by a first mortgage on two Canyon Ranch health resort hotels and spas located in Tucson, Pima County, Arizona and Lenox, Berkshire County,
    Massachusetts. The loan is interest-only for the entire loan term and matures on February 1, 2015.

THE BORROWER:

o   The Canyon Ranch Borrower is CR Resorts, LLC, a Delaware limited liability company and a single purpose bankruptcy remote entity with at least one independent director for which Borrower's legal counsel has delivered a non-consolidation opinion. The Borrower is not a single asset entity as there are two properties under the CR Resorts, LLC ownership. Equity ownership is held 100% by Tucson/Lenox, LLC, a Delaware limited liability company, as the Sole Member of Borrower. Through a series of intermediate ownership levels, common equity ownership of Borrower is eventually held 48%
    by Crescent Real Estate Equities Limited Partnership, and 52% collectively by the Cohen Group (Jerrold Cohen) and the Zuckerman Group (Melvin
    Zuckerman), all as Sponsors of the loan.

o   Canyon Ranch Holdings LLC, a Delaware limited liability company, owns all of the preferred membership interests of Borrower pursuant to a private placement. Certain consents of Canyon Ranch Holdings LLC shall be required for actions affecting its right, preference or privilege as a preferred membership holder, incurring indebtedness that exceeds the original Lender loan balance, entering into related party transactions, entering into certain merger or consolidation transactions and voluntary bankruptcy or insolvency filings. Certain customary repurchase, redemption and conversion provisions exist with respect to the preferred membership equity interests.

o   Established in 1994, Crescent Real Estate Equities Company (Crescent) is a
    publicly held real estate investment trust with assets and operations divided into four segments: Office, Resort/Hotel, Residential Development and Temperature-Controlled Logistics. The Office segment consists of 72 office properties located primarily in Dallas and Houston, with additional concentrations in Austin, Denver, Miami and Las Vegas. The Resort/Hotel
    segment consists of nine hospitality properties, including five luxury resorts and spas and four business-class hotels. The Residential Development segment consists of four residential development companies that own, in whole or in part, 23 residential development properties. The
    Temperature-Controlled Logistics segment consists of the company's unconsolidated 32% interest in 87 temperature-controlled properties.
    Crescent conducts its business through Crescent Real Estate Equities Limited
    Partnership, the Operating Partnership. Crescent reported net income of approximately $26.0 million in 2003.

o   The Cohen Group includes Mr. Jerrold Cohen or one or more immediate family members of Mr. Jerrold Cohen. Jerrold Cohen is the co-founder and CEO of
    Canyon Ranch. Mr. Cohen, a CPA, has provided consulting services for a number of resort hotels.

o   The Zuckerman Group includes Mr. Melvin Zuckerman or one or more immediate family members of Mr. Melvin Zuckerman. Melvin Zuckerman is the co-founder and Chairman of Canyon Ranch. Prior to co-founding Canyon Ranch, Mr.
    Zuckerman was a real estate developer in Southern Arizona for over 20 years.

-------------------------------------------------------------------------------

                                      E-10

--------------------------------------------------------------------------------

                                  CANYON RANCH

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE PROPERTY:

o   The Canyon Ranch Mortgage Property consists of a fee simple interest in two properties containing a total of 119 buildings, 315 guest rooms, 717,292 net rentable square feet and situated on a total of approximately 148.6 acres.

o   Canyon Ranch Tucson is a 189-room health resort hotel and spa that can accommodate 259 guests per night. The improvements consist of 116 one- and two-story guest room buildings built in 1979 and most recently renovated in
    2004. The improvements contain a total of 267,292 square feet and are situated on approximately 52.50 acres.

o   Canyon Ranch Lenox is a 126-room health resort hotel and spa that can accommodate 212 guests per night. The improvements consist of three primary buildings built in two stages and most recently renovated in 1989. The first building was completed in 1897. The remaining two properties were built in
    1989. The improvements contain a total of 450,000 square feet and are situated on 96.08 acres. The collateral also includes two employee housing properties: the Farmhouse is situated on 23.37 acres and the downtown residential property is situated on 2.00 acres. The total land area is approximately 121.45 acres.

o   The Canyon Ranch Borrower is generally required at its sole cost and expense to keep the Canyon Ranch Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o   Canyon Ranch Management, L.L.C., a Borrower related entity founded in 1980 and headquartered in Tucson, currently manages the two properties.

o   The Operating Tenant is CR Resorts Tenant Corp., a wholly owned and controlled subsidiary of the Borrower. The Operating Lease has an initial term of seven years expiring on January 1, 2012 and one renewal term of three years expiring on March 1, 2015. Payments under the Operating Lease during the initial term include a Base Rent and a Percentage Rent. Payments under the Operating Lease during the renewal term are based upon fair market rental value, determined using the same criteria that were used by Lessor and Lessee to determine the Base Rent and Percentage Rent with respect to the initial term, except to the extent that Lessor and Lessee determine that such criteria should be modified due to changes in economic conditions between the commencement date and the renewal date.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o   None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o   Not Allowed.
-------------------------------------------------------------------------------

                                      E-11

--------------------------------------------------------------------------------

                              REGENTS SQUARE I & II

--------------------------------------------------------------------------------
                           SIGNIFICANT MORTGAGE LOANS

REGENTS SQUARE I & II

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:                  $88,600,000

 FIRST PAYMENT:                               July 1, 2005

 TERM/AMORTIZATION:                           82/0 months

 INTEREST ONLY PERIOD:                        82 months

 MATURITY DATE:                               April 1, 2012

 EXPECTED MATURITY BALANCE:                   $88,600,000

 BORROWING ENTITY:                            Maguire Properties - Regents
                                              Square, LLC

 INTEREST CALCULATION:                        Actual/360

 CALL PROTECTION:                             Lockout/Defeasance:
                                              76 payments
                                              Open: 6 payments

 UP-FRONT RESERVES:
   TAX/INSURANCE RESERVE:                     Tax Only

   TI/LC RESERVE:                             $2,032,819

 ONGOING RESERVES:

   TAX/INSURANCE RESERVE:                     Tax Only

   TI/LC RESERVE:                             $12,810

 LOCKBOX:                                     Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            FINANCIAL INFORMATION(1)
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:                               $88,600,000

 CUT-OFF DATE LTV:                                   68.2%

 MATURITY DATE LTV:                                  68.2%

 UNDERWRITTEN DSCR:                                  1.57x

 MORTGAGE RATE(2):                                   4.7361%
--------------------------------------------------------------------------------
(1)   The Cut-off Date Balance for the Regents Square I & II Whole Loan is
      $103,600,000. The Cut-off Date Balance for the Regent Square I & II B
      Note is $15,000,000. The Cut-off Date LTV and Maturity Date LTV for the
      Regent Square I & II Whole Loan is 79.7%. The underwritten DSCR on net cash flow for the Regents Square I & II Whole Loan is 1.24x. The Regents
      Square I & II Whole Loan Mortgage Rate is 5.1325%.

(2)   The interest rate was rounded to four decimal places.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                                   Office

 PROPERTY SUB TYPE:                               Suburban

 LOCATION:                                        La Jolla, CA

 YEAR BUILT/RENOVATED:                            1984/NAP

 NET RENTABLE SQUARE FEET:                        307,450

 CUT-OFF BALANCE PER SF:                          $288

 OCCUPANCY AS OF 3/01/05:                         87.1%

 OWNERSHIP INTEREST:                              Fee

 PROPERTY MANAGEMENT:                             Maguire Properties, L.P.

 U/W NET CASH FLOW:                               $6,700,027

 APPRAISED VALUE:                                 $130,000,000
--------------------------------------------------------------------------------

                                      E-12

--------------------------------------------------------------------------------

                             REGENTS SQUARE I & II

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------
                                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------------------------------------
                                                              FULL YEAR         FULL YEAR         FULL YEAR
                                          UNDERWRITTEN        (12/31/04)        (12/31/03)        (12/31/02)
                                        ----------------   ---------------   ---------------   ---------------

 Effective Gross Income .............     $11,195,299       $8,416,821       $6,888,593         $7,723,779
 Total Expenses .....................     $ 4,143,048       $3,707,755       $3,769,554         $ 3,689,473
 Net Operating Income (NOI) .........     $ 7,052,251       $4,709,066       $3,119,039         $ 4,034,306
 Cash Flow (CF) .....................     $ 6,700,027       $4,709,066       $3,119,039         $ 4,034,306
 DSCR on NOI ........................            1.66x            1.11x            0.73x               0.95x
 DSCR on CF .........................            1.57x            1.11x            0.73x               0.95x
--------------------------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------------------------------------
                                                        TENANT INFORMATION(1)
-----------------------------------------------------------------------------------------------------------------------------
                                   RATINGS       TOTAL       % OF                 POTENTIAL    % OF POTENTIAL      LEASE
TOP TENANTS                      S&P/MOODY'S   TENANT SF   TOTAL SF   RENT PSF       RENT           RENT         EXPIRATION
------------------------------- ------------- ----------- ---------- ---------- ------------- ---------------- -------------

 MIRO Technologies ............   Not Rated      17,525       5.7%     $ 30.96     $  542,574      5.3%         06/30/2009
 Massachusetts Mutual .........    AAA/Aa3       16,398       5.3%     $ 30.96     $  507,682      5.0%         10/31/2011
 RBC Dain Rauscher ............    AA-/Aa2       13,487       4.4%     $ 42.52     $  573,467      5.6%         02/29/2008
 Silvergate Bank ..............   Not Rated      13,112       4.3%     $ 31.92     $  418,535      4.1%         09/30/2011
 City National Bank ...........    BBB+/A3       12,867       4.2%     $ 39.24     $  504,901      5.0%         07/31/2009
                                                 ------      ----                  ----------     ----
 Total ........................                  73,389      23.9%                 $2,547,159     25.0%
-----------------------------------------------------------------------------------------------------------------------------


(1)   Information obtained from Underwritten Rent Roll except for Ratings
      (S&P/Moody's) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % of Potential
      Rent include base rent only and exclude common area maintenance expense and reimbursement.



-------------------------------------------------------------------------------------------------------------------
                                          LEASE ROLLOVER SCHEDULE(1)
-------------------------------------------------------------------------------------------------------------------
                        # OF LEASES                       % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION        EXPIRING      EXPIRING SF     TOTAL SF      TOTAL SF      % OF TOTAL SF       EXPIRING
--------------------   -------------   -------------   ----------   ------------   ---------------   -------------

 2005 ..............          8            22,821           7.4%        22,821            7.4%        $  743,467
 2006 ..............          7            24,039           7.8%        46,860           15.2%        $  896,224
 2007 ..............          6            16,739           5.4%        63,599           20.7%        $  619,746
 2008 ..............         18            80,753          26.3%       144,352           47.0%        $2,608,954
 2009 ..............         13            59,788          19.4%       204,140           66.4%        $2,030,669
 2010 ..............          4            25,227           8.2%       229,367           74.6%        $  804,691
 2011 ..............          3            34,885          11.3%       264,252           85.9%        $1,097,787
 Vacant ............                       43,198          14.1%       307,450          100.0%        $1,394,419
                             --            ------         -----
 TOTAL .............         59           307,450         100.0%
-------------------------------------------------------------------------------------------------------------------


(1)   Information obtained from Underwritten Rent Roll.

                                      E-13

--------------------------------------------------------------------------------

                             REGENTS SQUARE I & II

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
The Regents Square I & II Mortgaged Property is currently occupied by 53 tenants ranging in size from 633 to 17,525 square feet. The
five largest tenants representing 23.9% of the total net rentable square feet are:

o   MIRO TECHNOLOGIES (not rated) occupies 17,525 square feet (5.7% of sf, 5.3%
    of income) under a five-year lease expiring on June 30, 2009. The current rental rate psf of $30.96 increases to $31.92 on July 1, 2006, $32.88 on
    July 1, 2007 and $33.84 on July 1, 2008. There is one five-year option to renew the lease with the rental rate psf determined at the then fair market rental rate, but at no less than the rental rate in effect prior to the lease renewal option period. MIRO Technologies is a developer and supplier of ground-based maintenance, repair and overhaul (MRO) software systems that provide customers with maintenance workflow management, inventory control, repair order management, recording and forecasting capabilities and configuration management of high value assets. Clients include Lockheed
    Martin, Boeing, Department of Defense, US Air Force and Naval Air Systems
    Command. Since MIRO Technologies is privately held, no financial information is available.

o   MASSACHUSETTS MUTUAL LIFE INSURANCE (rated AAA by S&P and Aa1 by Moody's)
    occupies 16,398 square feet (5.3% of sf, 5.0% of income) under a seven-year lease expiring on October 31, 2011. The current rental rate psf of $30.00 increases annually by $0.96. There is one five-year option to renew the lease with the rental rate psf determined at the then fair market rental rate, but at no less than the rental rate in effect prior to the lease renewal option period. Massachusetts Mutual Life Insurance is a subsidiary of MassMutual Financial Group. MassMutual Financial Group is a global, financial services organization employing more than 27,000 employees and sales representatives located in approximately 1,800 offices worldwide serving more than 11 million clients. Products and services include mutual funds, money management, trust services, retirement planning products, life insurance, annuities, disability income insurance and long-term care insurance. As of the fiscal year ended December 31, 2004, MassMutual
    Financial Group reported revenue of approximately $18.7 billion and net income of $335.0 million.

o   RBC DAIN RAUSCHER (rated AA- by S&P and Aa2 by Moody's) occupies 13,487 square feet (4.4% of sf, 5.6% of income) under a 15-year lease expiring on
    February 29, 2008. The current rental rate psf of $40.88 increases to $42.52 on March 1, 2006 and $44.22 on March 1, 2007. There is one five-year option to renew the lease with the rental rate psf determined at 95% of the then fair market rental rate, but at no less than the rental rate in effect prior to the lease renewal option period. RBC Dain Rauscher is a subsidiary of
    Royal Bank of Canada. RBC Dain Rauscher is a full-service securities firm with more than 1,800 financial consultants and 5,000 employees. The company serves individual investors and businesses through 143 offices located in 40 states, and capital markets and correspondent clients in select United
    States and international markets. RBC Dain Rauscher has over 700,000 customer accounts and more than $117 billion in assets under management.
    Royal Bank of Canada operates under the master brand RBC Financial Group and has five major business platforms. The company serves more than 12 million personal, business and public sector clients worldwide through 1,416 offices located in more than 30 countries. As of the fiscal year ended October 31,
    2004, Royal Bank of Canada reported revenue of approximately $20.2 billion, net income of $2.3 billion and stockholder equity of $15.1 billion.

o   SILVERGATE BANK (not rated) occupies 13,112 square feet (4.3% of sf, 4.1% of income) under an eight-year lease expiring on September 30, 2011. The current rental rate psf of $31.92 increases annually by approximately 3.0%.
    There is one five-year option to renew the lease with the rental rate psf determined at the then fair market rental rate, but at no less than the rental rate in effect prior to the lease renewal option period. Silvergate
    Bank is a California-chartered, FDIC-insured financial institution specializing in commercial real estate lending. Silvergate Bank has approximately $500 million in assets.

o   CITY NATIONAL BANK (rated BBB+ by S&P and A3 by Moody's) occupies three spaces for a total of 12,867 square feet (4.2% of sf, 5.0% of income) under one six-year lease and two seven-year leases all expiring on July 31, 2009.
    The current rental rate psf of $39.24 increases to $40.68 on August 1, 2006,
    $42.12 on August 1, 2007 and $43.56 on August 1, 2008. There is one
    five-year option to renew the lease with the rental rate psf determined at the then fair market rental rate, but at no less than the rental rate in effect prior to the lease renewal option period. City National Bank is a subsidiary of City National Corporation. City National Bank serves the entertainment and real estate industries, professionals and the growing business community in Southern California. City National Bank is an independent bank headquartered in California, with 52 offices, including 12 regional centers, located in Southern California, the San Francisco Bay Area and New York City. As of the fiscal year ended December 31, 2003, City
    National Corporation reported revenue of approximately $753.0 million, net income of $186.7 million and stockholder equity of $1.2 billion.
-------------------------------------------------------------------------------

                                      E-14

--------------------------------------------------------------------------------

                              REGENTS SQUARE I & II

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o   The Regents Square I & II Mortgage Loan is a $88.6 million, 82 month loan secured by a first mortgage on one nine-story, one eleven-story and one two-story office buildings containing a total of 307,450 net rentable square feet located approximately ten miles north of downtown San Diego, San Diego
    County, California. The loan is interest-only for the entire loan term and matures on April 1, 2012.

THE BORROWER:

o   The Regents Square I & II Borrower is Maguire Properties - Regents Square,
    LLC, a Delaware limited liability company and a single purpose bankruptcy remote entity with at least two independent directors for which Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 100% by Maguire Properties Holdings II, LLC, a Delaware limited liability company, as the Sole Member of the Borrower. Through a series of intermediate ownership levels, equity ownership of the Borrower is eventually held by Maguire Properties, Inc. The Borrower Principal is
    Maguire Properties, L.P., a Maryland limited partnership.

o   Maguire Properties, Inc. is a real estate investment trust (REIT) that owns, manages, leases, acquires and develops commercial real estate. Maguire
    Properties, L.P. is the operating partnership. Maguire owns 21 commercial properties, primarily office with some retail, containing a total of approximately 14.5 million square feet. Notable properties include 777
    Tower, US Bank Tower, Gas Company Tower, Wells Fargo Tower, KPMG Tower and
    One California Plaza located in Los Angeles, Park Place Office Campus,
    Pacific Arts Plaza and Washington Mutual Irvine Campus located in Orange
    County, Wells Fargo Center located in Denver and One Renaissance Square located in Phoenix. Maguire also owns a 350-room Westin Hotel and three parking garages totaling 2,749 spaces. As of the fiscal year ended December
    31, 2004, Maguire Properties, Inc. reported revenue of approximately $326.7 million, net income of $33.5 million and stockholder equity of $537.4 million.

THE PROPERTY:

o   The Regents Square I & II Mortgage Property consists of a fee simple interest in one nine-story and one two-story office buildings containing a total of 307,450 net rentable square feet. The nine-story building was built in 1986, the eleven-story building was built in 1984 and the two-story building was built in 1994. The improvements are situated on approximately
    4.94 acres.

o   The Regents Square I & II Borrower is generally required at its sole cost and expense to keep the Regents Square I & II Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o   Maguire Properties, L.P. manages the subject property. Maguire Properties,
    L.P., founded in 1965 and headquartered in Los Angeles, currently manages 21 commercial properties, primarily office with some retail, containing a total of approximately 14.5 million square feet.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o   $15,000.000 B Note held outside the trust.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o   Not Allowed.
-------------------------------------------------------------------------------

                                      E-15

--------------------------------------------------------------------------------

                              PHOENIX PLAZA I & II

--------------------------------------------------------------------------------
                           SIGNIFICANT MORTGAGE LOANS

PHOENIX PLAZA I & II

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:                          $77,000,000

 FIRST PAYMENT:                                       November 1, 2004

 TERM/AMORTIZATION:                                   60/0 months

 INTEREST ONLY PERIOD:                                60 months

 MATURITY DATE:                                       October 1, 2009

 EXPECTED MATURITY BALANCE:                           $77,000,000

 BORROWING ENTITY:                                    Phoenix Plaza PT, LLC

 INTEREST CALCULATION:                                Actual/360

 CALL PROTECTION:                                     Lockout/Defeasance:
                                                      54 payments
                                                      Open: 6 payments

 UP-FRONT RESERVES:

   IMMEDIATE REPAIR RESERVE:                          $86,701

 ONGOING RESERVES:

   REPLACEMENT RESERVE:                               $9,285

 LOCKBOX:                                             Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:                                       $77,000,000

 SHADOW RATING (S&P/MOODY'S):                                AAA/Baa3

 CUT-OFF DATE LTV:                                           65.3%

 MATURITY DATE LTV:                                          65.3%

 UNDERWRITTEN DSCR:                                          3.19x

 MORTGAGE RATE:                                              4.5880%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                                  Office

 PROPERTY SUB TYPE:                              Central Business District

 LOCATION:                                       Phoenix, AZ

 YEAR BUILT/RENOVATED:                           1989/NAP

 NET RENTABLE SQUARE FEET:                       864,859

 CUT-OFF BALANCE PER SF:                         $89

 OCCUPANCY AS OF 3/31/05(1):                     86.7%

 OWNERSHIP INTEREST:                             Fee

 PROPERTY MANAGEMENT:                            CB Richard Ellis

 U/W NET CASH FLOW:                              $11,439,018

 APPRAISED VALUE:                                $118,000,000
--------------------------------------------------------------------------------
(1)   Based on new leasing activity as of June 1, 2005, subject property is
      93.9% leased.

                                      E-16

--------------------------------------------------------------------------------

                             PHOENIX PLAZA I & II

--------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------
                                          FINANCIAL INFORMATION
---------------------------------------------------------------------------------------------------------
                                                           FULL YEAR        FULL YEAR        FULL YEAR
                                        UNDERWRITTEN      (12/31/03)       (12/31/02)       (12/31/01)
                                      ---------------- ---------------- ---------------- ----------------

 Effective Gross Income .............   $22,242,907       $20,318,438     $20,709,356       $23,672,360
 Total Expenses .....................   $ 9,619,477       $ 9,883,541     $ 9,728,264       $ 9,545,623
 Net Operating Income (NOI) .........   $12,623,430       $10,434,897     $10,981,092       $14,126,737
 Cash Flow (CF) .....................   $11,439,018       $10,434,897     $10,981,092       $14,126,737
 DSCR on NOI ........................          3.52x             2.91x           3.07x             3.94x
 DSCR on CF .........................          3.19x             2.91x           3.07x             3.94x
---------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------
                                 TENANT INFORMATION(1)
------------------------------------------------------------------------------------
                                                   RATINGS       TOTAL       % OF
TOP TENANTS                                      S&P/MOODY'S   TENANT SF   TOTAL SF
-----------                                     ------------- ----------- ----------

 International Business Machines Corp .........     A+/A1        96,075       11.1%
 Perkins Coie Brown & Bain ....................   Not Rated      93,002       10.8%
 AIG ..........................................    AA+/Aa2       86,569       10.0%
 Jones Skelton & Hochuli ......................   Not Rated      59,863        6.9%
 Osborn Maledon ...............................   Not Rated      49,655        5.7%
 Mariscal Weeks et al .........................   Not Rated      49,209        5.7%
 Bowman & Brooke, LLP .........................   Not Rated      45,338        5.2%
                                                                 ------       ----
 TOTAL ........................................                 479,711       55.5%
------------------------------------------------------------------------------------




-------------------------------------------------------------------------------------------------------
                                                             POTENTIAL    % OF POTENTIAL     LEASE
TOP TENANTS                                      RENT PSF       RENT           RENT        EXPIRATION
----------------------------------------------- ---------- ------------- ---------------- -----------

 International Business Machines Corp .........   $29.89     $ 2,871,447         14.0%     09/30/2010
 Perkins Coie Brown & Bain ....................   $22.57     $ 2,099,049         10.2%     04/30/2007
 AIG ..........................................   $19.50     $ 1,688,096          8.2%     06/30/2015
 Jones Skelton & Hochuli ......................   $21.13     $ 1,264,821          6.1%     08/31/2011
 Osborn Maledon ...............................   $19.00     $   943,444          4.6%     04/30/2007
 Mariscal Weeks et al .........................   $20.00     $   984,180          4.8%     01/31/2009
 Bowman & Brooke, LLP .........................   $30.26     $ 1,371,958          6.7%     06/30/2014
                                                             -----------
 TOTAL ........................................              $11,222,994         54.5%
-------------------------------------------------------------------------------------------------------


(1)   Information obtained from Underwritten Rent Roll except for Ratings
      (S&P/Moody's) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % of Potential
      Rent include base rent only and exclude common area maintenance expense and reimbursement.



-------------------------------------------------------------------------------------------------------
                                      LEASE ROLLOVER SCHEDULE(1)
-------------------------------------------------------------------------------------------------------
                      # OF LEASES                 % OF TOTAL   CUMULATIVE   CUMULATIVE %    BASE RENT
YEAR OF EXPIRATION      EXPIRING    EXPIRING SF       SF        TOTAL SF     OF TOTAL SF     EXPIRING
-------------------- ------------- ------------- ------------ ------------ -------------- -------------

 2005 ..............       10          65,275          7.5%       65,275          7.5%     $1,662,083
 2006 ..............       13          49,772          5.8%      115,047         13.3%     $1,168,560
 2007 ..............       26         209,302         24.2%      324,349         37.5%     $4,830,005
 2008 ..............       11          39,275          4.5%      383,624         42.0%     $  774,080
 2009 ..............       16          96,833         11.2%      480,457         53.2%     $1,902,229
 2010 ..............       11         106,385         12.3%      566,842         65.5%     $3,054,035
 2011 ..............       10          71,523          8.3%      638,365         73.8%     $1,503,851
 2012 ..............        5          29,520          3.4%      667,885         77.2%     $  447,446
 2014 ..............        5          45,338          5.2%      713,223         82.5%     $1,371,958
 2015 ..............        4          86,569         10.0%      799,792         92.5%     $1,688,096
 2049 ..............        1               9          0.0%      799,801         92.5%     $       --
 Vacant ............                   65,058          7.5%      864,859        100.0%     $2,172,836
                           --         -------        -----
 TOTAL .............      112         864,859        100.0%
-------------------------------------------------------------------------------------------------------


(1)   Information obtained from Underwritten Rent Roll.

                                      E-17

--------------------------------------------------------------------------------

                             PHOENIX PLAZA I & II

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
The Phoenix Plaza I & II Mortgaged Property is currently occupied by 47 tenants with the largest tenant occupying 96,075 net rentable
square feet. The seven largest tenants representing 55.5% of the total net rentable square feet are:

o   INTERNATIONAL BUSINESS MACHINES CORP. (NYSE "IBM") (rated A+ by S&P and A1 by Moody's) occupies ten spaces for a total of 96,075 square feet (11.1% of sf, 14.0% of income) under two leases with expiration dates ranging from
    July 31, 2005 to September 30, 2010. The current blended rental rate psf of
    $29.89. There are two five-year options to renew the lease with the rental rate psf determined at 95% of the then fair market rental rate. IBM is an information technology company operating six major segments: financial services, public, industrial, distribution, communications, and small and medium businesses. IBM conducts business in over 170 countries and employs approximately 329,000 people. As of the fiscal year ended December 31, 2004,
    IBM reported revenue of approximately $96.3 billion, net income of $8.4 billion and stockholder equity of $29.7 billion.

o   PERKINS COIE BROWN & BAIN (not rated) occupies nine spaces for a total of
    93,002 square feet (10.8% of sf, 10.2% of income) under an 18-year lease expiring on April 30, 2007. The blended rental rate psf of $22.57 remains constant during the remaining initial lease term. There are two five-year options to renew the lease with the rental rate psf determined at the then fair market rental rate. Brown & Bain, a law firm founded in 1960, specializes in intellectual property and commercial litigation. Brown &
    Bain's clients include Intel, Cypress Semiconductor, Maxim Integrated
    Products, Microchip Technology, Vitesse Semiconductor, Honeywell
    International, United Technologies, PricewaterhouseCoopers, Newmont Mining
    Corporation, Phelps Dodge, Best Western International, America West Airlines
    and GAF. Brown & Bain merged with the Seattle-based Perkins Coie law firm effective July 1, 2004. The combined firm is now known as Perkins Coie Brown
    & Bain.

 o  AMERICAN INTERNATIONAL GROUP, INC. (NYSE "AIG") (rated "AA+" by S&P and rated "Aa2" by Moody's) occupies approximately 86,569 square feet (10.0%
    of sf, 8.2% of income) under a 10-year lease expiring June 30, 2015. AIG is an international insurance and financial services organization. Member companies serve commercial, institutional and individual customers through worldwide property-casualty and life insurance networks. In the United
    States, AIG companies are underwriters of commercial, industrial and life insurance. Global businesses include financial services and asset management. Financial services businesses include aircraft leasing, financial products, trading and market making. Asset management services include individual and institutional markets, with specialized investment management capabilities in equities, fixed income, alternative investments and real estate. AIG employs approximately 92,000 people. As of the fiscal year ended December 31, 2003, AIG reported revenue of approximately $81.3 billion, net income of $9.3 billion and stockholder equity of $71.4 billion.

 o  JONES SKELTON & HOCHULI (not rated) occupies nine spaces for a total of
    59,863 sf (6.9% of sf, 6.1% of income) under a 20-year lease expiring on
    August 31, 2011. The current blended rental rate psf of $21.13 increases to $23.50 on September 1, 2005 and $24.50 on September 1, 2008. There is
    one five-year option to renew the lease with the rental rate psf determined at the then fair market rental rate. Jones Skelton & Hochuli, a law firm founded in 1983, specializes in insurance matters and litigation, as well as other practice areas related to business, corporate and government law.

 o  OSBORN MALEDON (not rated) occupies four spaces for a total of 49,655 square feet (5.7% of sf, 4.6% of income) under an eight-year lease expiring on April 30, 2007. The rental rate psf of $19.00 remains constant during the remaining initial lease term. There is one three-year option to renew the lease with the rental rate psf determined at the then fair market rental rate. Osborn Maledon, a law firm, specializes in litigation, business and general counsel solutions. Practice areas include administrative and regulatory law, antitrust and trade regulation, corporate and securities, emerging ventures, employment law and executive compensation, general counsel services, indian law, media and communications, mergers, acquisitions and strategic acquisitions, real estate, software, technology and intellectual property, venture capital, angel financings and private placements.

 o  MARISCAL WEEKS ET AL (not rated) occupies six spaces for a total of 49,209 square feet (5.7% of sf, 4.8% of income) under a five-year lease renewal option period expiring on January 31, 2009. The current rental rate psf of
    $20.00 increases to $20.25 on February 1, 2006 and $20.50 on February 1,
    2007. There remains one five-year option to renew the lease with the rental rate psf determined at 90% of the then fair market rental rate.
    Mariscal Weeks, a law firm founded in 1975, specializes in civil litigation and transactional practice. Civil litigation includes commercial and real estate, including federal, state and administrative proceedings involving securities, antitrust, bankruptcy, construction, insurance, employment, land use, municipal, eminent domain, personal injury and environmental. Transactional practice includes real estate development, financing, acquisition and leasing, business organization and financing, tax, estate planning and asset protection.

 o  BOWMAN & BROOKE, LLP (not rated) occupies approximately 45,338 square feet
    (5.2% of sf, 6.7% of income) under a 20-year lease expiring June 30, 2014.
    Bowman & Brooke, LLP is a firm of trial lawyers with six offices nationwide. Their practice areas include product liability, employment, construction, intellectual property and some commercial litigation. Their clients include Fortune 500 companies with offices, plants, products and customers worldwide: General Motors Corporation, Ford Motor Company,
    Toyota, Ecolab, Honda, Polaris, H.B. Fuller, Makita, Kawasaki, Nissan,
    Whirlpool, Wagner, Allegiance Healthcare and others.
-------------------------------------------------------------------------------

                                      E-18

--------------------------------------------------------------------------------

                              PHOENIX PLAZA I & II

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o   The Phoenix Plaza I & II Mortgage Loan is a $77 million, 5-year fixed rate loan secured by a first mortgage on two 20-story office buildings and one three-story retail building containing a total of 864,859 net rentable square feet located in the Phoenix central business district, Maricopa
    County, Arizona. The loan is interest-only for the entire loan term and matures on October 1, 2009.

THE BORROWER:

o   The Phoenix Plaza I & II Borrower is Phoenix Plaza PT, LLC, a Delaware
    limited liability company and a single purpose bankruptcy remote entity with at least two independent managers for which Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 100% by
    General Electric Pension Trust (GEPT), a New York common law trust, as the
    Sole Member and Managing Manager of Borrower and the Sponsor of the loan.

o   GEPT has $38 billion in assets and $2.3 billion invested in commercial real estate. The advisor is GE Asset Management (GEAM), a wholly owned subsidiary of General Electric Company. GEAM currently manages investment funds in excess of $176 billion. GEAM and affiliated entities have been managing investments for General Electric's employee pension and benefit plans since the 1920s.

THE PROPERTY:

o   The Phoenix Plaza I & II Mortgage Property consists of a fee simple interest in two 20-story office buildings and one three-story retail building containing a total of 864,859 net rentable square feet. The property was built in phases from 1989 to 1990 and is situated on approximately 7.76 acres.

o   The Phoenix Plaza I & II Borrower is generally required at its sole cost and expense to keep the Phoenix Plaza I & II Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o   CB Richard Ellis, Inc. (CBRE) manages the subject property. CBRE, a third party independent company founded in 1906 and headquartered in Los Angeles, currently manages 989 million square feet of commercial real estate. CBRE has nearly 17,000 employees located in more than 300 offices in 50 countries.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o   None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o   Not Allowed.
-------------------------------------------------------------------------------

                                      E-19

--------------------------------------------------------------------------------

                                589 FIFTH AVENUE

--------------------------------------------------------------------------------
                           SIGNIFICANT MORTGAGE LOANS

589 FIFTH AVENUE
--------------------------------------------------------------------------------
                      LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:                   $73,500,000

 FIRST PAYMENT:                                June 1, 2005

 TERM/AMORTIZATION:                            120/0 months

 INTEREST ONLY PERIOD:                         120 months

 MATURITY DATE:                                May 1, 2015

 EXPECTED MATURITY BALANCE:                    $73,500,000

 BORROWING ENTITY:                             589 Fifth TIC I LLC,
                                               589 Fifth TIC II LLC,
                                               Fifth Avenue Retail LLC &
                                               Jewelry Space of Fifth LLC

 INTEREST CALCULATION:                         Actual/360

 CALL PROTECTION:                              Lockout/Defeasance:
                                               117 payments
                                               Open: 3 payments

 UP-FRONT RESERVES:

   TAX/INSURANCE RESERVE:                      Tax Only

   OTHER RESERVE:                              $732,000

   TI/LC RESERVE:                              $2,976,000

 ONGOING RESERVES:

   TAX/INSURANCE RESERVE:                      Tax Only

   REPLACEMENT RESERVE:                        $4,130

 LOCKBOX:                                      Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:                                         $73,500,000

 CUT-OFF DATE LTV:                                             70.0%

 MATURITY DATE LTV:                                            70.0%

 UNDERWRITTEN DSCR:                                            1.57x

 MORTGAGE RATE:                                                5.4815%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                                         Office

 PROPERTY SUB TYPE:                                     Central Business
                                                        District

 LOCATION:                                              New York, NY

 YEAR BUILT/RENOVATED:                                  1954/1989

 NET RENTABLE SQUARE FEET:                              164,944

 CUT-OFF BALANCE PER SF:                                $446

 OCCUPANCY AS OF 4/01/05:                               98.2%

 OWNERSHIP INTEREST:                                    Fee

 PROPERTY MANAGEMENT:                                   Western Management
                                                        Corporation

 U/W NET CASH FLOW:                                     $6,396,979

 APPRAISED VALUE:                                       $105,000,000
--------------------------------------------------------------------------------

                                      E-20

--------------------------------------------------------------------------------

                                589 FIFTH AVENUE

--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------
                                                  FINANCIAL INFORMATION
------------------------------------------------------------------------------------------------------------------
                                                               FULL YEAR          FULL YEAR          FULL YEAR
                                          UNDERWRITTEN        (12/31/04)         (12/31/03)         (12/31/02)
                                        ----------------   ----------------   ----------------   ----------------

 Effective Gross Income .............     $12,194,611         $11,761,674       $11,423,310       $11,016,078
 Total Expenses .....................     $ 5,353,853         $ 4,867,405       $ 4,666,137       $ 4,082,257
 Net Operating Income (NOI) .........     $ 6,840,758         $ 6,894,268       $ 6,757,174       $ 6,933,821
 Cash Flow (CF) .....................     $ 6,396,979         $ 6,798,009       $ 6,623,752       $ 6,893,547
 DSCR on NOI ........................            1.67x               1.69x             1.65x             1.70x
 DSCR on CF .........................            1.57x               1.66x             1.62x             1.69x
------------------------------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------------------------------------------------------
                                                         TENANT INFORMATION(1)
-------------------------------------------------------------------------------------------------------------------------------
                             RATINGS         TOTAL         % OF                     POTENTIAL      % POTENTIAL       LEASE
TOP TENANTS                S&P/MOODY'S     TENANT SF     TOTAL SF     RENT PSF         RENT            RENT        EXPIRATION
-----------------------   -------------   -----------   ----------   ----------   -------------   -------------   -----------

 Washington Mutual.....       A-/A3         37,918        23.0%        $ 71.80      $2,722,679        34.2%        09/30/2012
 I.G.I. ...............     Not Rated       21,183        12.8%        $ 51.83      $1,098,000        13.8%        07/31/2015
                                            ------        ----                      ----------        ----
 TOTAL ................                     59,101        35.8%                     $3,820,679        48.0%
-------------------------------------------------------------------------------------------------------------------------------


(1)   Information obtained from Underwritten Rent Roll except for Ratings
      (S&P/Moody's) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % of Potential
      Rent include base rent only and exclude common area maintenance expense and reimbursement.



------------------------------------------------------------------------------------------------------------------
                                               LEASE ROLLOVER SHEET(1)
------------------------------------------------------------------------------------------------------------------
                        # OF LEASES                       % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION        EXPIRING      EXPIRING SF     TOTAL SF       TOTAL SF     % OF TOTAL SF       EXPIRING
--------------------   -------------   -------------   ----------   ------------   ---------------   ------------

 2005 ..............          7             9,542           5.8%         9,542            5.8%          370,912
 2006 ..............         20            21,668          13.1%        31,210           18.9%        1,145,296
 2007 ..............          1             1,726           1.0%        32,936           20.0%           92,099
 2008 ..............         11            18,197          11.0%        51,133           31.0%          757,371
 2009 ..............         10            13,155           8.0%        64,288           39.0%          401,937
 2010 ..............          9             9,490           5.8%        73,778           44.7%          313,883
 2012 ..............          3            37,918          23.0%       111,696           67.7%        2,722,679
 2013 ..............          3             2,270           1.4%       113,966           69.1%           85,625
 2014 ..............          3            11,554           7.0%       125,520           76.1%          423,161
 2015 ..............          3            29,684          18.0%       155,204           94.1%        1,336,839
 MTM ...............          2             2,990           1.8%       158,194           95.9%           93,976
 Vacant ............                        6,750           4.1%       164,944          100.0%          219,645
                             --            ------         -----
 TOTAL .............         72           164,944         100.0%
------------------------------------------------------------------------------------------------------------------


(1)   Information obtained from Underwritten Rent Roll.

                                      E-21

--------------------------------------------------------------------------------

                                589 FIFTH AVENUE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
The 589 Fifth Avenue Mortgaged Property is currently 98.2% leased by 70 tenants at an average lease rate of $48.95 per square foot.
The two largest tenants representing 35.8% of the total net rentable area, are:

o   WASHINGTON MUTUAL (NYSE: WM; rated A-- by S&P and A3 by Moody's) Washington
    Mutual occupies 37,918 square feet 23.0% of NRA on 3 floors. It contributes
    $2,722,679 to the base rental income (34.2%). Washington Mutual is a lending institution that currently operates more than 2,400 retail banking, mortgage lending, commercial banking and financial services offices throughout the
    US. As of fiscal year end December 31, 2004 the company had stockholder equity of $21.23 billion.

o   INTERNATIONAL GEMOLOGICAL INSTITUTE, INC. ("IGI") (not rated) IGI occupies
    21,183 square feet (12.8% of NRA) on 3 floors. It contributes $1,098,000 to the base rental income (13.8%). The tenant has signed a ten-year renewal at a gross equivalent of $51.83 per square foot. IGI is established in Antwerp,
    New York, Mumbai, Bangkok, Tokyo, Toronto, Los Angeles, Dubai, Tel Aviv,
    Cavalese and Seoul.
-------------------------------------------------------------------------------

                                      E-22

--------------------------------------------------------------------------------

                                589 FIFTH AVENUE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o   The 589 Fifth Avenue Mortgage Loan is a $73.5 million, 10-year fixed rate loan secured by a first mortgage on a 17-story, 164,944 square foot office building with ground floor retail space located in the Diamond District of
    Midtown Manhattan in New York City. The loan is interest-only for the entire loan term and matures on May 1, 2015.

THE BORROWER:

o   The 589 Fifth Avenue Borrower is owned by two entities as tenants-in-common
    ("TIC"), each of which are Borrowers on the loan. There are also two additional Borrowers on the loan. 589 Fifth TIC I LLC, 589 Fifth TIC II LLC,
    Fifth Avenue Retail LLC and Jewelry Space on Fifth LLC, all Delaware limited liability companies and single purpose entities, are the Borrowers. Through a series of intermediate ownership levels, equity ownership in the Borrowers is ultimately held by Western Heritage Investment Company (US) Ltd. ("WHIC
    (US)"), a Delaware corporation (50.0%), PAM 589 LLC, a New York limited liability company (25.05%) and Mactaggart family investors (24.95%). All of the Borrowers are controlled by WHIC (US), a wholly owned subsidiary of its
    U.K. parent company, Western Heritable Investment Co. (UK) Ltd. ("WHIC
    (UK"). WHIC (US) is the Borrower Principal.

o   WHIC (US) was established in 1983 as the primary investment vehicle for
    Western Heritable's North American operations. Since its inception, WHIC
    (US) has maintained an active acquisition and development program concentrated in the greater New York metropolitan area. WHIC (US) controls four major buildings totaling over 400,000 square feet, with 400 diamond and jewelry tenants. Principal assets controlled by WHIC (US) include 55 West
    47th Street, 576-578 Fifth Avenue, and 590 Fifth Avenue, which are predominantly used for tenants in the jewelry industry. For the year ended
    December 31, 2004, WHIC (US) had stockholder equity of $14.3 million.

THE PROPERTY:

o   The 589 Fifth Avenue Mortgaged Property consists of a fee simple interest in one 17-story, 164,944 rentable square feet office building located in the
    Diamond District of Midtown Manhattan in New York City. The 589 Fifth Avenue
    Mortgaged Property was built in 1954 and most recently renovated in 1989.

o   The 589 Fifth Avenue Mortgaged Property is located on a 0.26-acre parcel and is currently 98.2% leased. The 164,944 square foot building includes ground level retail and is within walking distance of Penn Station, Grand Central
    Station and Times Square subway service.

o   The 589 Fifth Avenue Borrower, at its sole cost and expense, is required to keep the 589 Fifth Avenue Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy without an exclusion for acts of terrorism or similar acts of sabotage.

PROPERTY MANAGEMENT:

o   The property is managed by Western Management Corporation ("WMC"), a related
    Delaware corporation. WMC was established in 1986 as a wholly owned subsidiary of Western Heritable Investment Co., and provides full service property management to the subject property as well as 576 Fifth Avenue and
    55 West 47th Street. The services include property management, leasing, billing and collection for the approximately 600 tenants, payroll for management and building employees and the 40 Reliant Security personnel, monthly financial reporting to the individual partnerships, construction and project management services. WMC's main office is located at the subject, with a second satellite office at 55 west 47th Street.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o   None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o   Not Allowed.
-------------------------------------------------------------------------------

                                      E-23

--------------------------------------------------------------------------------

                     AMERICAN EXPRESS BUILDING - MINNEAPOLIS

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                           SIGNIFICANT MORTGAGE LOANS
--------------------------------------------------------------------------------

AMERICAN EXPRESS BUILDING - MINNEAPOLIS

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:                    $56,050,000

 FIRST PAYMENT:                                 February 1, 2005

 TERM/AMORTIZATION:                             60/0 months

 INTEREST ONLY PERIOD:                          60 months

 MATURITY DATE:                                 January 1, 2015 (Maturity)
                                                January 1, 2010 (ARD)

 EXPECTED MATURITY BALANCE:                     $56,050,000

 BORROWING ENTITY:                              Inland Western Minneapolis
                                                3rd Avenue, L.L.C.

 INTEREST CALCULATION:                          30/360

 CALL PROTECTION:                               Lockout: 23 payments
                                                GRTR 1% PPMT or
                                                Yield Maintenance:
                                                35 payments
                                                Open: 2 payments

 LOCKBOX:                                       Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:                             $56,050,000

 SHADOW RATING
  (S&P/MOODY'S):                                   BBB-/Baa1

 CUT-OFF DATE LTV:                                 59.0%

 MATURITY DATE LTV:                                59.0%

 UNDERWRITTEN DSCR:                                2.44x

 MORTGAGE RATE:                                    4.2675%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                                   Office

 PROPERTY SUB TYPE:                               Single Tenant Credit

 LOCATION:                                        Minneapolis, MN

 YEAR BUILT/RENOVATED:                            1989/NAP

 NET RENTABLE SQUARE FEET:                        541,542

 CUT-OFF BALANCE PER SF:                          $104

 OCCUPANCY AS OF 2/28/05:                         100.0%

 OWNERSHIP INTEREST:                              Fee

 PROPERTY MANAGEMENT:                             Inland US Management LLC

 U/W NET CASH FLOW:                               $ 5,836,359

 APPRAISED VALUE:                                 $95,000,000
--------------------------------------------------------------------------------

                                      E-24

--------------------------------------------------------------------------------

                     AMERICAN EXPRESS BUILDING - MINNEAPOLIS

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                                                             UNDERWRITTEN
                                                            ---------------

 EFFECTIVE GROSS INCOME .................................     $ 6,013,310
 TOTAL EXPENSES .........................................     $    60,133
 NET OPERATING INCOME (NOI) .............................     $ 5,953,177
 CASH FLOW (CF) .........................................     $ 5,836,359
 DSCR ON NOI ............................................            2.49x
 DSCR ON CF .............................................            2.44x
--------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------
                                                TENANT INFORMATION(1)
----------------------------------------------------------------------------------------------------------------------
                               RATINGS       TOTAL       % OF                 POTENTIAL    % OF POTENTIAL     LEASE
TOP TENANTS                  S&P/MOODY'S   TENANT SF   TOTAL SF   RENT PSF       RENT           RENT        EXPIRATION
-----------                 ------------- ----------- ---------- ---------- ------------- ---------------- -----------

 American Express .........     A+/A1       541,542     100.0%    $ 11.39     $6,167,497       100.0%      11/30/2014
                                            -------     -----                 ----------       -----
 TOTAL ....................                 541,542     100.0%                $6,167,497       100.0%
------------------------------------------------------------------------------------------------------------------------


(1)   Information obtained from Underwritten Rent Roll except for Ratings
      (S&P/Moody's) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % of Potential
      Rent include base rent only and exclude common area maintenance expense and reimbursement. Approximately 49% of the total sf may be rented by an entity affiliated with American Express that has an A- rating, although
      American Express would still retain all material management, maintenance and operation responsibilities.



-------------------------------------------------------------------------------------------------------
                                      LEASE ROLLOVER SCHEDULE(1)
------------------------------------------------------------------------------------------------------
                      # OF LEASES                   % OF     CUMULATIVE     CUMULATIVE     BASE RENT
YEAR OF EXPIRATION      EXPIRING    EXPIRING SF   TOTAL SF    TOTAL SF    % OF TOTAL SF     EXPIRING
-------------------- ------------- ------------- ---------- ------------ --------------- -------------

 2014 ..............       1           541,542      100.0%     541,542        100%         $6,167,497
                         -----         -------      -----
 TOTAL .............       1           541,542      100.0%
-------------------------------------------------------------------------------------------------------


(1)   Information obtained from Underwritten Rent Roll.

--------------------------------------------------------------------------------
                          SUMMARY OF SIGNIFICANT TENANT
--------------------------------------------------------------------------------

o   AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY (AMERICAN EXPRESS) (rated
    A+ by S&P and A1 by Moody's) occupies 100% of the subject property under a ten-year lease expiring on November 30, 2014. The current rental rate psf of
    $11.39 increases to $11.96 in lease years six to ten. There are six five-year options to renew the lease with the rental rate psf increasing to
    $12.56, $13.18 and $13.85 in the first, second and third lease renewal option periods, respectively, and to 95% of the then fair market rental rate in each of the three remaining lease renewal option periods. The lease is
    NNN with American Express paying all expenses. American Express is primarily engaged in the business of providing travel-related services, financial advisory services and international banking services throughout the world.
    Travel Related Services products and services include charge cards, cardmember lending products, travelers' checks, and corporate and consumer travel services. Financial Advisors products and services include financial planning and advice, investment advisory services and a variety of products, including insurance and annuities, investment certificates and mutual funds.
    American Express Bank products and services include providing private, financial institution, corporate banking and personal financial services, and global trading. As of the fiscal year ended December 31, 2004, American
    Express reported revenue of approximately $29.1 billion, net income of $3.4 billion and stockholder equity of $16.0 billion.

-------------------------------------------------------------------------------

                                      E-25

--------------------------------------------------------------------------------

                    AMERICAN EXPRESS BUILDING - MINNEAPOLIS

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

The American Express Building Mortgage Loan is a $56.05 million, five-year fixed rate loan secured by a first mortgage on an eight-story office building containing 541,542 net rentable square feet located in downtown Minneapolis,
Hennepin County, Minnesota. The loan is structured as an interest-only loan with hyper-amortization if the loan is not repaid by the anticipated repayment date, January 1, 2010. The final maturity date of the loan is January 1, 2015.

THE BORROWER:

o   The American Express Building Borrower is Inland Western Minneapolis 3rd
    Avenue, L.L.C., a Delaware limited liability company and a single purpose bankruptcy remote entity with at least one independent director for which
    Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 100% by Inland Western Retail Real Estate Trust, Inc.
    (Inland Western), a Maryland corporation, as the Sole Member of Borrower and the Borrower Principal.

o   The Inland Real Estate Group of Companies Inc. (Inland), the parent company of Inland Western, is comprised of independent real estate investment and financial companies doing business nationwide. Inland has 35 years of experience specializing in investment, property management, commercial real estate brokerage, land development, acquisition and mortgage lending. Inland is a self-administered Real Estate Investment Trust (REIT) based in Oak
    Brook (Chicago), Illinois. The REIT owns, acquires and manages mostly neighborhood and community retail centers. Inland currently owns and manages a portfolio containing a total of approximately 95.0 million square feet located in 41 states.

o   Inland Western currently owns and manages a portfolio of approximately 140 properties containing a total of 24.4 million square feet located in over 30 states. As of December 31, 2004, Inland Western reported stockholder's equity of $1.9 billion.

THE PROPERTY:

o   The American Express Building Mortgage Property consists of a fee simple interest in an eight-story, Class A central business district office building containing 541,542 net rentable square feet. The property was built in 1989 and is situated on approximately 2.50 acres.

o   The American Express Building Borrower is generally required at its sole cost and expense to keep the American Express Building Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o   Inland US Management LLC (Inland US) manages the subject property. Inland
    US, a Borrower related entity founded in 2003 and headquartered in Oak Brook
    (Chicago), Illinois, currently manages 74 commercial real estate properties totaling approximately 13.0 million square feet located in 19 states across the country. Inland US performs asset management services and The Trammell
    Crow Company provides day-to-day property management services for the subject property on behalf of American Express.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o   None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o   Not Allowed.
-------------------------------------------------------------------------------

                                      E-26

--------------------------------------------------------------------------------

                              CLARK OFFICE BUILDING

--------------------------------------------------------------------------------
                           SIGNIFICANT MORTGAGE LOANS

CLARK OFFICE BUILDING

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:                          $51,000,000

 FIRST PAYMENT:                                       May 1, 2005

 TERM/AMORTIZATION:                                   120/300 months

 MATURITY DATE:                                       April 1, 2015

 EXPECTED MATURITY BALANCE:                           $38,315,809

 BORROWING ENTITY:                                    COB Investments LLC

 INTEREST CALCULATION:                                Actual/360

 CALL PROTECTION:                                     Lockout/Defeasance:
                                                      117 payments
                                                      Open: 3 payments

 UP-FRONT RESERVES:

   TAX/INSURANCE RESERVE:                             Tax Only

   TI/LC RESERVE:                                     $700,000

 ONGOING RESERVES:

   TAX/INSURANCE RESERVE:                             Tax Only

 LEASE RESERVE(1):                                    Springing

 LOCKBOX:                                             Hard
--------------------------------------------------------------------------------

(1)   Lease reserve requirement commences on July 31, 2011 if Clark Enterprises does not renew its lease on or before July 31, 2011.

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:                            $50,836,429

 CUT-OFF DATE LTV:                                58.1%

 MATURITY DATE LTV:                               43.8%

 UNDERWRITTEN DSCR:                               1.36x

 MORTGAGE RATE:                                   5.0370%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                                  Office

 PROPERTY SUB TYPE:                              Suburban

 LOCATION:                                       Bethesda, MD

 YEAR BUILT/RENOVATED:                           1984/NAP

 NET RENTABLE SQUARE FEET:                       296,285

 CUT-OFF BALANCE PER SF:                         $172

 OCCUPANCY AS OF 4/14/05:                        98.1%

 OWNERSHIP INTEREST:                             Fee

 PROPERTY MANAGEMENT:                            Carr Real Estate Services, Inc.

 U/W NET CASH FLOW:                              $4,886,239

 APPRAISED VALUE:                                $87,500,000
--------------------------------------------------------------------------------

                                      E-27

--------------------------------------------------------------------------------

                              CLARK OFFICE BUILDING

--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------
                                       FINANCIAL INFORMATION
-------------------------------------------------------------------------------------------------------
                                                        FULL YEAR       FULL YEAR       FULL YEAR
                                       UNDERWRITTEN     (12/31/04)      (12/31/03)      (12/31/02)
                                      -------------- --------------- --------------- ---------------

 Effective Gross Income .............    $8,746,776     $4,743,143     $7,006,644       $9,107,138
 Total Expenses .....................    $3,338,516     $2,533,846     $2,103,212       $2,723,980
 Net Operating Income (NOI) .........    $5,408,261     $2,209,297     $4,903,432       $6,383,158
 Cash Flow (CF) .....................    $4,886,239     $2,209,297     $4,726,937       $6,260,407
 DSCR on NOI ........................          1.51x          0.62x          1.37x            1.78x
 DSCR on CF .........................          1.36x          0.62x          1.32x            1.74x
-------------------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------------------------------------------------------
                                                    TENANT INFORMATION(1)
-------------------------------------------------------------------------------------------------------------------------------
                                  RATINGS       TOTAL       % OF                 POTENTIAL    % POTENTIAL         LEASE
          TOP TENANTS           S&P/MOODY'S   TENANT SF   TOTAL SF   RENT PSF       RENT          RENT          EXPIRATION
------------------------------ ------------- ----------- ---------- ---------- ------------- ------------- -------------------

 Clark Enterprises, Inc. .....   Not Rated     121,387       41.0%    $ 24.50     $2,973,590     34.4%         07/31/2012(2)
 Reed Elsevier, Inc. .........     A-/NR        49,013       16.5%    $ 33.94     $1,663,305     19.3%         02/01/2010
 Morgan Stanley ..............     A+/Aa3       19,492        6.6%    $ 32.80     $  639,338      7.4%         09/30/2010
                                               -------       ----                 ----------     ----
 TOTAL .......................                 189,892       64.1%                $5,276,233     61.1%
-------------------------------------------------------------------------------------------------------------------------------


(1)   Information obtained from Underwritten Rent Roll except for Ratings
      (S&P/Moody's) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % of Potential
      Rent include base rent only and exclude common area maintenance expense and reimbursement.

(2)   114,868 sf expire on July 31, 2012, with the remainder expiring July 31,
      2009.



---------------------------------------------------------------------------------------------------------------------
                                                LEASE ROLLOVER SHEET(1)
---------------------------------------------------------------------------------------------------------------------
                              # OF          EXPIRING       % OF       CUMULATIVE       CUMULATIVE       BASE RENT
 YEAR OF EXPIRATION     LEASES EXPIRING        SF        TOTAL SF      TOTAL SF      % OF TOTAL SF      EXPIRING
--------------------   -----------------   ----------   ----------   ------------   ---------------   ------------

 2006 ..............            1             1,372          0.5%         1,372           0.5%            38,975
 2007 ..............            1             4,209          1.4%         5,581           1.9%           133,741
 2008 ..............            1             3,003          1.0%         8,584           2.9%           100,355
 2009 ..............            4            40,753         13.8%        49,337          16.7%         1,248,304
 2010 ..............            4            68,505         23.1%       117,842          39.8%         2,302,643
 2012 ..............            7           111,103         37.5%       228,945          77.3%         2,761,442
 2013 ..............            1            15,283          5.2%       244,228          82.4%           482,623
 2014 ..............            2            38,984         13.2%       283,212          95.6%         1,278,675
 Vacant ............                         13,073          4.4%       296,285        100.00%           291,251
                                -           -------        -----
 TOTAL .............           21           296,285       100.00%
---------------------------------------------------------------------------------------------------------------------


(1)   Information obtained from Underwritten Rent Roll.

                                      E-28

--------------------------------------------------------------------------------

                              CLARK OFFICE BUILDING

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
The Clark Office Building Mortgaged Property is currently 98.1% leased by 14 tenants at an average lease rate of $29.56 per square
foot. The three largest tenants representing 64.1% of the total net rentable area, are:

o   CLARK CONSTRUCTION GROUP, INC. ("Clark Enterprises") (not rated) Clark
    Enterprises occupies 121,387 square feet (41.0% of sf) in 8 suites and contributes $2,973,590 to the base rental income (34.4%). They are the largest privately held construction conglomerate in the US with revenues over $2.0 billion. The largest affiliate, Clark Construction Group, occupies
    101,895 sf at $24.37 psf. The Clark Enterprise's 19,492 square feet of space on the 15th floor since the building's construction and has two five-year renewal options.

o   REED ELSEVIER, INC. ("REED ELSEVIER") (NYSE: ENL; rated A- by S&P and not rated by Moody's) Reed Elsevier occupies 49,013 square feet (16.5% of sf) in three suites and contributes $1,663,305 to the base rental income (19.3%).
    Lexis Nexis Group, which is located at the subject, is the legal publishing arm of Reed Elsevier, a publisher and information provider. The Lexis Nexis
    Group provides information to legal, corporate, government and academic markets, and publishes legal, tax and regulatory information, via online, hardcopy print and CD-ROM formats. They combine dozens of brands that are leaders within their respective markets, including Butterworths, Les
    Editions du Juris Classeur and Martindale-Hubbell.

o   MORGAN STANLEY (NYSE: MWD; rated A+ by S&P and Aa3 by Moody's) Morgan
    Stanley occupies 19,492 square feet (6.6% of sf). It contributes $639,338 to the base rental income (7.4%). Morgan Stanley has combined the complementary skills and resources of two powerful organizations: Morgan Stanley, established in New York in 1935, and Dean Witter, established in 1924 in San
    Francisco. Morgan Stanley has leading franchises in three businesses: Global
    Securities, Global Asset Management, and Global Credit Card Services. The
    company at February 28, 2005 had stockholder equity of $28.5 billion.
-------------------------------------------------------------------------------

                                      E-29

--------------------------------------------------------------------------------

                              CLARK OFFICE BUILDING

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o   The Clark Office Building Mortgage Loan is a $51 million, 10-year fixed rate loan secured by a first mortgage on a 16-story, 296,285 square foot office building located in the central business district of Bethesda, Maryland, just outside of Washington, D.C. The loan amortizes over a 25-year schedule and has a maturity date of April 1, 2015.

THE BORROWER:

o   COB Investments LLC, a Maryland limited liability company and single purpose entity, is the Borrower/Maker. Equity ownership in the Borrower/Maker is held by its managing member, Clark Office Building Manager, Inc., (0.5%), and Clark Office Building, LLC, (99.5%). Each of the equity holders in the
    Borrower/Maker are wholly owned affiliates of Clark Enterprises, Inc.

o   A Maryland indemnity deed of trust structure was used for this loan. Clark
    Property Owner guarantees the loan to Borrower/Maker. This guaranty is secured by an indemnity deed of trust on Clark Property Owner's fee interest in the Clark Office Building Mortgaged Property.

o   The Sponsor, Clark Enterprises, Inc. is a closely held investment company that was formed in 1972 and acts as the ownership, investment and asset development arm of the various Clark companies. Clark's primary subsidiary is The Clark Construction Group, Inc. (CCG), which was established in 1906.
    CCG is headquartered at the subject property and has five other regional offices from Boston to Southern California. CCG specializes in commercial and governmental office buildings, convention and sports facilities, multi-family projects as well as schools and facilities serving the telecommunications industries.

o   Clark Realty Builders, an affiliate, is one of the largest builders of multi-family housing in the United States. Clark Ventures, a financial solutions division of CCG, was formed in 2001 to arrange financing for public and private infrastructure projects or public use projects in which one or more Clark entities may have a construction or development role.
    Clark Real Estate Advisors is a real estate affiliate of CCG that is involved in commercial real estate development. As an investment and asset manager, Clark maintains a portfolio of commercial and multi-family residential properties and is involved in all aspects of ownership, development, and management of the properties. CCG has a diversified revenue mix of commercial, government and transportation related projects. CCG has built office buildings and large sports facilities in the Baltimore/DC area, including Camden Yards, Fedex Field, and the MCI Center.

THE PROPERTY:

o   The Clark Office Building Mortgaged Property consists of a fee simple interest in one 16-story, 296,285 rentable square foot office building located in the central business district of Bethesda, Maryland, just outside of Washington, D.C. The Clark Office Building Mortgaged Property was built in 1984.

o   The Clark Office Building Mortgaged Property is located on a 0.83-acre parcel and is currently 98.1% leased. The 296,285 square foot building includes ground level retail and is located beside the Bethesda Metro Center office-retail complex and metro station at the intersection of Wisconsin
    Avenue (Route 355) and Old Georgetown Road (Route 187).

o   The Clark Office Building Borrower, at its sole cost and expense, is required to keep the Clark Office Building Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy without an exclusion for acts of terrorism or similar acts of sabotage.

PROPERTY MANAGEMENT:

o   The property is managed by Carr Real Estate Services, Inc., an unrelated,
    Washington DC, corporation. Carr Real Estate is an affiliate of CarrAmerica.
    CarrAmerica, headquartered in Washington DC and with offices worldwide, has been in business for 120 years and manages and/or leases a total of 291 office properties with 24 million square feet of commercial space nationally. CarrAmerica traces its roots back to Soloman Carr, who emigrated from England in 1885 and began building homes around the Washington, DC area. The company went public in 1993 (NYSE: CRE). CarrAmerica owns, develops and operates office properties in 12 markets throughout the United
    States. CarrAmerica's markets include Austin, Chicago, Dallas, Denver, Los
    Angeles, Orange County, Portland, Salt Lake City, San Diego, San Francisco
    Bay Area, Seattle and metropolitan Washington, D.C.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o   None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o   Future mezzanine debt is permitted, subject to, among other things (i)
    rating agency confirmation, (ii) reasonable approval of mortgagee, (iii) the loan to value ratio does not exceed 65% in the aggregate for the Clark
    Office Building Mortgage Loan and mezzanine loan, (iv) the debt service coverage ratio of the Clark Office Building Mortgaged Property (not defined to specifically include such mezzanine debt) immediately following the closing of such mezzanine loan will not be less than 1.25x to 1.00x and (v)
    receipt of subordination and intercreditor agreement acceptable to the mortgagee and the mezzanine lender.
-------------------------------------------------------------------------------

                                      E-30

--------------------------------------------------------------------------------

                                ASIAN GARDEN MALL

--------------------------------------------------------------------------------
                           SIGNIFICANT MORTGAGE LOANS

ASIAN GARDEN MALL

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:                          $50,300,000

 FIRST PAYMENT:                                       July 1, 2005

 TERM/AMORTIZATION:                                   121/360 months

 INTEREST ONLY PERIOD:                                1 month

 MATURITY DATE:                                       July 1, 2015

 EXPECTED MATURITY BALANCE:                           $41,539,394

 BORROWING ENTITY:                                    Asian Garden Limited

 INTEREST CALCULATION:                                Actual/360

 CALL PROTECTION:                                     Lockout/Defeasance:
                                                      117 payments
                                                      Open: 4 payments

 UP-FRONT RESERVES:

   TAX/INSURANCE RESERVE:                             Yes

   IMMEDIATE REPAIR RESERVE:                          $183,531

   ENVIRONMENTAL RESERVE:                             $1,875,000

   LITIGATION RESERVE:                                $170,000

 ONGOING RESERVES:

   TAX/INSURANCE RESERVE:                             Yes

   REPLACEMENT RESERVE:                               $4,818
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:                              $50,300,000

 CUT-OFF DATE LTV:                                  79.0%

 MATURITY DATE LTV:                                 65.2%

 UNDERWRITTEN DSCR:                                 1.56x

 MORTGAGE RATE:                                     5.065%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                                     Retail

 PROPERTY SUB TYPE:                                 Unanchored

 LOCATION:                                          Westminster, CA

 YEAR BUILT/RENOVATED:                              1986/NAP

 NET RENTABLE SQUARE FEET:                          123,008

 CUT-OFF BALANCE PER SF:                            $409

 OCCUPANCY AS OF 4/19/05:                           96.5%

 OWNERSHIP INTEREST:                                Fee

 PROPERTY MANAGEMENT:                               Bridgecreek Realty
                                                    Investment Corporation

 U/W NET CASH FLOW:                                 $5,078,057

 APPRAISED VALUE:                                   $63,700,000
--------------------------------------------------------------------------------

                                      E-31

--------------------------------------------------------------------------------

                               ASIAN GARDEN MALL

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------
                                            FINANCIAL INFORMATION
--------------------------------------------------------------------------------------------
                                                            FULL YEAR         FULL YEAR
                                         UNDERWRITTEN       (12/31/04)        (12/31/03)
                                        --------------   ---------------   ---------------

 EFFECTIVE GROSS INCOME .............      $8,170,478       $7,596,340       $7,310,088
 TOTAL EXPENSES .....................      $2,869,370       $2,786,403       $2,527,973
 NET OPERATING INCOME (NOI) .........      $5,301,108       $4,809,937       $4,782,115
 CASH FLOW (CF) .....................      $5,078,057       $4,529,643       $4,513,325
 DSCR ON NOI ........................            1.62x            1.47x            1.46x
 DSCR ON CF .........................            1.56x            1.39x            1.38x
----------------------------------------  ----------------------------------------------------




---------------------------------------------------------------------------------------------------------------------
                                               TENANT INFORMATION(1)
---------------------------------------------------------------------------------------------------------------------
                                 RATINGS       TOTAL         %                 POTENTIAL   % POTENTIAL     LEASE
TOP TENANTS                    S&P/MOODY'S   TENANT SF   TOTAL SF   RENT PSF      RENT         RENT      EXPIRATION
-----------                   ------------- ----------- ---------- ---------- ----------- ------------- ------------

 Trinh & Tran, Inc. .........   Not Rated     9,655       7.8%       $20.40     $196,962       2.9%      04/30/2015
 Jonathan Tran ..............   Not Rated     3,614       2.9        $32.44     $117,233       1.7%      04/30/2009
 Cung Kim Tran ..............   Not Rated     2,756       2.2        $42.00     $115,765       1.7%      07/31/2009
                                              -----      ----                   --------       ---
 TOTAL ......................                16,025      13.0%                  $429,960       6.2%
---------------------------------------------------------------------------------------------------------------------


(1)   Information obtained from Underwritten Rent Roll except for Ratings
      (S&P/Moody's) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % of Potential
      Rent include base rent only and exclude common area maintenance expense and reimbursement.



----------------------------------------------------------------------------------------------------------------
                                           LEASE ROLLOVER SHEET(1)
----------------------------------------------------------------------------------------------------------------
                        # OF LEASES     EXPIRING       % OF       CUMULATIVE       CUMULATIVE       BASE RENT
YEAR OF EXPIRATION        EXPIRING         SF        TOTAL SF      TOTAL SF      % OF TOTAL SF      EXPIRING
--------------------   -------------   ----------   ----------   ------------   ---------------   ------------

 2005 ..............         10           6,442          5.2%         6,442            5.2%          326,629
 2006 ..............         13           8,195          6.7%        14,836           11.9%          418,341
 2007 ..............         16          13,647         11.1%        28,283           23.0%          653,901
 2008 ..............         23          18,340         14.9%        46,622           37.9%          863,000
 2009 ..............         17          19,320         15.7%        65,942           53.6%          882,710
 2011 ..............          2           2,328          1.9%        68,270           55.5%           72,754
 2015 ..............          1           9,655          7.8%        77,925           63.3%          196,962
 MTM ...............          9          36,078         29.3%       114,003           92.7%        3,090,924
 Vacant ............                      9,005          7.3%       123,008          100.0%          394,818
                             --          ------        -----
 TOTAL .............         91         123,008        100.0%
----------------------------------------------------------------------------------------------------------------


(1)   Information obtained from underwritten rent roll.

                                      E-32

--------------------------------------------------------------------------------

                                ASIAN GARDEN MALL

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
The property is currently occupied by 277 tenants providing services and goods that include food, jewelry, clothing, audio/video, salon, and other products.
The largest tenant excluding the retail center occupies 9,655 square feet
(7.8%) and pays 2.9% of the gross potential revenue. The jewelers
(approximately 150) are located in 10 jewelry suites that are former standard retail bays that have been converted to jewelry counters or booths for sales and/or repair. The suites vary in size from 1,772 square feet to 6,918 square feet and house from 6 to 36 individual jeweler tenants. Jeweler tenants represent 25.5% of the occupied space and pay 40% of gross potential revenue.
There are also 20 specialty leasing tenants (carts and kiosks).
-------------------------------------------------------------------------------

                                      E-33

--------------------------------------------------------------------------------

                                ASIAN GARDEN MALL

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

The loan is secured by a first mortgage on a three building retail center, containing 123,008 net rentable square feet, located in West minster, Orange County, California. The loan has a 121 month term with a 360 month amortization term and one month of interest only.

THE BORROWER:

The Borrower is a limited liability company and special purpose, bankruptcy-remote entity for which a non-consolidation opinion has been provided by the Borrower's counsel. The Borrower's Co-General Partners are 9200
Bolsa Avenue, Inc., a California Corporation formed by Frank Jao (1.0%
interest), and 99 Garden, Inc., a California Corporation formed by Ho Yuan Chen
(aka Roger Chen, 1.0% interest). Limited Partners are The Jao Trust (49.5%
interest) and Ho Yuan Chen (48.5% interest). The Borrower Principals are Frank
Jao and Roger Chen.

Frank Jao, Borrower Principal, is the original developer of the subject project. Mr.Jao founded Bridgecreek Group, Inc. in 1978. Bridgecreek Group,
Inc., which includes Bridgecreek Development, Bridgecreek International,
Bridgecreek Realty Services and Bridgecreek Asia, is a full service, real estate firm specializing in domestic and international development, as well as property management/leasing. Since its inception, Bridgecreek has developed over $400 million of retail, condo, and apartment space totaling 2.0 million square feet. The group owns and manages more than 1.5 million square feet of space in Southern California.

Roger Chen, Borrower Principal, owns the Tawa Supermarkets/ 99 Ranch chain of grocery stores. Founded in 1984 by Mr. Chen, 99 Ranch/ Tawa consists of 22 company-owned and operated Asian grocery stores on the West Coast, with over
1300 employees, as well as licensee stores in Arizona, Nevada, Hawaii, and
Indonesia. The chains flagship store is located in Westminster/ Little Saigon near the subject property.

THE PROPERTY:

The subject property, located Westminster, Orange County, California, consists of four parcels of land and three buildings: Asian Garden Mall, Annex I, and
Annex II. The "Mall" is a two-story specialty community shopping mall built in
1986 containing 98,890 net rentable square feet. Annex I and II are separate retail strip centers adjacent to the "Mall". Annex I (15131 Moran Street), a single story structure containing 13,855 square feet, was built in 1963 and renovated/converted to retail space in 1995. Annex II (15041 Moran Street), a one and two story structure containing 10,263 square feet, was constructed in
1963 and renovated/converted to retail space in 1997. The structures, containing a total of 123,008 square feet, are situated on 7.6 acres of land with approximately 558 parking spaces.

PROPERTY MANAGEMENT:

Bridgecreek Realty Investment Corporation, a Borrower related entity, manages the subject property. The management company is part of the Bridgecreek Group,
Inc, which was founded by Frank Jao in 1978. The company manages more than 1.5 million square feet of space (including the subject property) in Southern
California.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o   None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o   Not Allowed.
-------------------------------------------------------------------------------

                                      E-34

--------------------------------------------------------------------------------

                    TV GUIDE HOLLYWOOD CENTER OFFICE BUILDING

--------------------------------------------------------------------------------
                           SIGNIFICANT MORTGAGE LOANS

TV GUIDE HOLLYWOOD CENTER OFFICE BUILDING
--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:                       $47,000,000

 FIRST PAYMENT:                                    February 1, 2005

 TERM/AMORTIZATION:                                120/360 months

 MATURITY DATE:                                    January 1, 2015

 EXPECTED MATURITY BALANCE:                        $39,425,661

 BORROWING ENTITY:                                 CIM/6922 Hollywood, LLC

 INTEREST CALCULATION:                             Actual/360

 CALL PROTECTION:                                  Lockout/Defeasance:
                                                   117 payments
                                                   Open: 3 payments

 UP-FRONT RESERVES:

   TAX/INSURANCE RESERVE:                          Yes

 ONGOING RESERVES:

   TAX/INSURANCE RESERVE:                          Yes

   REPLACEMENT RESERVE:                            $1,525

   TI/LC RESERVE:                                  $12,500

 LOCKBOX:                                          Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE BALANCE:                            $46,751,387

 CUT-OFF DATE LTV:                                70.3%

 MATURITY DATE LTV:                               59.3%

 UNDERWRITTEN DSCR:                               1.48x

 MORTGAGE RATE:                                   5.5775%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 PROPERTY TYPE:                                  Office

 PROPERTY SUB TYPE:                              Central Business District

 LOCATION:                                       Los Angeles, CA

 YEAR BUILT/RENOVATED:                           1965/NAP

 NET RENTABLE SQUARE FEET:                       182,967

 CUT-OFF BALANCE PER SF:                         $256

 OCCUPANCY AS OF 1/24/05:                        100.0%

 OWNERSHIP INTEREST:                             Fee

 PROPERTY MANAGEMENT:                            CIM Group, Inc.

 U/W NET CASH FLOW:                              $4,769,289

 APPRAISED VALUE:                                $66,500,000
--------------------------------------------------------------------------------

                                      E-35

--------------------------------------------------------------------------------

                    TV GUIDE HOLLYWOOD CENTER OFFICE BUILDING

--------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------
                                                 FINANCIAL INFORMATION
-----------------------------------------------------------------------------------------------------------------
                                                             FULL YEAR         FULL YEAR         FULL YEAR
                                          UNDERWRITTEN       (12/31/04)        (12/31/03)        (12/31/02)
                                         --------------   ---------------   ---------------   ---------------

 Effective Gross Income. .............     $7,521,740       $6,062,288        $4,554,568        $3,981,275
 Total Expenses ......................     $2,462,714       $2,489,841        $2,063,898        $1,890,607
 Net Operating Income (NOI). .........     $5,059,026       $3,572,447        $2,490,670        $2,090,668
 Cash Flow (CF) ......................     $4,769,289       $3,572,447        $2,490,670        $2,090,668
 DSCR on NOI .........................           1.57x            1.11x             0.77x             0.65x
 DSCR on CF. .........................           1.48x            1.11x             0.77x             0.65x
-----------------------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------------------------------------
                                                             TENANT INFORMATION(1)
--------------------------------------------------------------------------------------------------------------------------------
                                      RATINGS       TOTAL       % OF                 POTENTIAL    % OF POTENTIAL     LEASE
            TOP TENANTS             S&P/MOODY'S   TENANT SF   TOTAL SF   RENT PSF       RENT           RENT        EXPIRATION
---------------------------------- ------------- ----------- ---------- ---------- ------------- ---------------- -----------

 TV Guide ........................   Not Rated      60,310      33.0%    $ 24.56     $1,481,414       29.9%       06/30/2010
 Creative Domain .................   Not Rated      28,440      15.5%    $ 29.40     $  836,136       16.9%       08/31/2008
 J2 Global Communications ........   Not Rated      28,440      15.5%    $ 24.00     $  682,560       13.8%       01/31/2010
 CIM Group .......................   Not Rated      14,220       7.8%    $ 24.00     $  341,280        6.9%       04/30/2006
                                                    ------      ----                 ----------       ----
 TOTAL ...........................                 131,410      71.8%                $3,341,390       67.5%
--------------------------------------------------------------------------------------------------------------------------------


(1)   Information obtained from Underwritten Rent Roll except for Ratings
      (S&P/Moody's) and unless otherwise stated. Credit Ratings are of the parent company whether or not the parent guarantees the lease.
      Calculations with respect to Rent PSF, Potential Rent and % of Potential
      Rent include base rent only and exclude common area maintenance expense and reimbursement.



----------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE(1)
----------------------------------------------------------------------------------------------------------------------
                        # OF LEASES                       % OF       CUMULATIVE       CUMULATIVE       BASE RENT
 YEAR OF EXPIRATION       EXPIRING      EXPIRING SF     TOTAL SF      TOTAL SF      % OF TOTAL SF       EXPIRING
--------------------   -------------   -------------   ----------   ------------   ---------------   -------------

 2006 ..............          3            22,487          12.3%        22,487           12.3%        $  570,542
 2007 ..............          1            13,819           7.6%        36,306           19.8%        $  273,616
 2008 ..............          3            38,440          21.0%        74,746           40.9%        $  986,136
 2009 ..............          2             2,090           1.1%        76,836           42.0%        $  202,416
 2010 ..............          7            88,750          48.5%       165,586           90.5%        $2,163,974
 2012 ..............          1             5,672           3.1%       171,258           93.6%        $   90,822
 2014 ..............          3            10,899           6.0%       182,157           99.6%        $  640,668
 Vacant ............                          810           0.4%       182,967          100.0%        $   20,898
                             --            ------         -----
 TOTAL .............         20           182,967         100.0%
----------------------------------------------------------------------------------------------------------------------


(1)   Information obtained from Underwritten Rent Roll.

                                      E-36

--------------------------------------------------------------------------------

                    TV GUIDE HOLLYWOOD CENTER OFFICE BUILDING

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                         SUMMARY OF SIGNIFICANT TENANTS
--------------------------------------------------------------------------------
The TV Guide Hollywood Center Office Building Mortgaged Property is 100%
occupied by six office tenants and seven ground floor retail tenants. The four largest tenants representing 71.8% of the total net rentable square feet are:

o   TV GUIDE (not rated) occupies 60,310 square feet (33.0% of sf, 29.9% of income) under five leases of various terms, all expiring on June 30, 2010.
    The current blended rental rate psf of $24.56 increases to $25.16 on July 1,
    2006. There are three five-year options to renew the lease with the rental rate psf determined at 95% of the then fair market rental rate. TV Guide, which is owned by Gemstar-TV Guide International, Inc., develops, licenses, markets and distributes technologies, products and services targeted at the television guidance and home entertainment needs of consumers worldwide. The company's interactive program guidance technologies are incorporated into television sets, videocassette recorders, digital versatile disk recorders, digital video recorders, personal computers and cable and satellite television set-top boxes. Gemstar-TV Guide owns and publishes the TV Guide magazine and operates the tvguide.com website. Gemstar-TV Guide sells or provides this programming to owners and operators of cable and satellite television systems. TV Guide magazine has over 26 million readers each week based on a circulation of approximately nine million copies and has been published since 1953. TV Guide magazine revenues accounted for 52.4% of
    Gemstar's 2004 revenues. As of the fiscal year ended December 31, 2004,
    Gemstar-TV Guide reported revenue of approximately $732.3 million and stockholder equity of $310.8 million.

o   CREATIVE DOMAIN (not rated) occupies 28,440 square feet (15.5% of sf, 16.9%
    of income) under two seven-year leases, both expiring on August 31, 2008.
    The current rental rate psf of $29.40 increases to $31.56 on September 1,
    2006. There is one five-year option to renew the lease with the rental rate psf determined at 95% of the then fair market rental rate. Creative Domain, founded in 1991 and headquartered at the subject property, provides brand-defining advertising, marketing and promotional services for motion pictures, network and cable image and programming, home video, DVD and consumer branding and lifestyle projects.

o   J2 GLOBAL COMMUNICATIONS (not rated) occupies 28,440 square feet (15.5% of sf, 13.8% of income) under two leases of various terms, both expiring on
    January 31, 2010. The current rental rate psf of $24.00 increases to $24.48 on January 1, 2006. There are two five-year options to renew the lease with the rental rate psf determined at 95% of the then fair market rental rate.
    Landlord is responsible for HVAC and structural repairs. J2 Global
    Communications, founded in 1995 and headquartered at the subject property, provides outsourced, value-added messaging and communications to individuals and businesses throughout the world. Services include fax and voicemail solutions, document managing solutions, Web-initiated conference calls and unified messaging and communications services. As of the fiscal year ended
    December 31, 2004, J2 Global Communications reported revenue of approximately $106 million, net income of $31 million and stockholder equity of $140 million.

o   CIM GROUP (not rated) occupies approximately 14,220 square feet (7.8% of sf)
    under a 3-year lease expiring on April 30, 2006. CIM Group, Inc. is an integrated, full service real estate investment company with in-house acquisition, development, finance, leasing and management capabilities.
    Since its inception in 1994, CIM Group, Inc., its principals and partners have invested in more than 60 urban real estate projects representing over
    $2.5 billion of retail, residential, office, parking and other assets. CIM
    Group, Inc. is the manager of CIM Urban Real Estate Fund, L. P., a $676 million, fully discretionary co-mingled real estate equity fund. The primary investors in this fund are the California Public Employees Retirement System and the California State Teachers Retirement System.
-------------------------------------------------------------------------------

                                      E-37

--------------------------------------------------------------------------------

                    TV GUIDE HOLLYWOOD CENTER OFFICE BUILDING

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
THE LOAN:

o   The TV Guide Hollywood Center Office Building Mortgage Loan is a $47
    million, ten-year fixed rate loan secured by a first mortgage on a 12-story,
    182,967 square foot office building located in Hollywood, approximately six miles northwest of downtown Los Angeles, Los Angeles County, California. The loan amortizes over a 30-year schedule and the maturity date for the loan is
    January 1, 2015.

THE BORROWER:

o   The TV Guide Hollywood Center Office Building Borrower is CIM/6922
    Hollywood, LLC, a Delaware limited liability company and a single purpose bankruptcy remote entity with at least two independent directors for which
    Borrower's legal counsel has delivered a non-consolidation opinion. Equity ownership is held 0.51% by CIM/Hollywood SPE, Inc., a Delaware corporation, as the Managing Member of Borrower, 97.49% by CIM Group, LLC, a California
    limited liability company, and 2.0% by Nick Morosoff, both as the
    Non-Managing Members of Borrower. The Borrower Principals, CIM Group, LLC,
    Richard S. Ressler, Avraham Shemesh and Shaul Kuba, have approximately 50 years of combined commercial real estate experience.

o   CIM Group, Inc. is a full service real estate investment company with in-house acquisition, development, finance, leasing and management capabilities. Founded in 1994, CIM Group has invested in more than 60 urban real estate projects representing over $2.5 billion of retail, residential, office, parking and other assets. CIM Group is the manager of CIM Urban Real
    Estate Fund, a $676 million, fully discretionary co-mingled real estate equity fund. The primary investors in this fund are the California Public
    Employees Retirement System and the California State Teachers Retirement
    System. The founders of CIM Group, Inc. are Richard Ressler, chairman, Shaul
    Kuba, who oversees acquisition and development, and Avi Shemesh, who oversees administration, financing and investor relations.

THE PROPERTY:

o   The TV Guide Hollywood Center Office Building Mortgage Property consists of a fee simple interest in a 12-story central business district office building containing 182,967 net rentable square feet. The property was built in 1965 and is situated on approximately 1.43 acres.

o   The TV Guide Hollywood Center Office Building Borrower is generally required at its sole cost and expense to keep the TV Guide Hollywood Center Office
    Building Mortgaged Property insured against loss or damage by fire and other risks addressed by coverage of a comprehensive all risk insurance policy.

PROPERTY MANAGEMENT:

o   CIM Group, Inc. manages the subject property. CIM Group, a Borrower related entity founded in 1994, is headquartered in Hollywood, California and currently manages nine commercial real estate properties totaling approximately 1.1 million square feet. CIM Group manages four properties totaling approximately 424,000 square feet in this submarket.

CURRENT MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o   None.

FUTURE MEZZANINE OR SUBORDINATE INDEBTEDNESS:

o   Not Allowed.
-------------------------------------------------------------------------------

                                      E-38

                                                                       ANNEX F-1

                              AMORTIZATION SCHEDULE
                  OF THE FASHION SHOW MALL PARI PASSU NOTE A-2

PERIOD         DATE       ENDING BALANCE(1)        PRINCIPAL(1)
--------   -----------   -------------------   -------------------
0           12/1/2004     $ 145,000,000.00                    --
1            1/1/2005     $ 144,774,859.93      $     225,140.07
2            2/1/2005     $ 144,548,984.41      $     225,875.52
3            3/1/2005     $ 144,271,282.78      $     277,701.63
4            4/1/2005     $ 144,043,762.26      $     227,520.52
5            5/1/2005     $ 143,824,490.29      $     219,271.97
6            6/1/2005     $ 143,619,680.65      $     204,809.64
7            7/1/2005     $ 143,399,068.05      $     220,612.60
8            8/1/2005     $ 143,192,868.72      $     206,199.33
9            9/1/2005     $ 142,985,995.81      $     206,872.91
10          10/1/2005     $ 142,763,379.98      $     222,615.83
11          11/1/2005     $ 142,555,104.09      $     208,275.89
12          12/1/2005     $ 142,331,126.10      $     223,977.99
13           1/1/2006     $ 142,121,438.20      $     209,687.90
14           2/1/2006     $ 141,911,065.33      $     210,372.87
15           3/1/2006     $ 141,655,143.62      $     255,921.71
16           4/1/2006     $ 141,443,247.54      $     211,896.08
17           5/1/2006     $ 141,215,754.69      $     227,492.85
18           6/1/2006     $ 141,002,423.29      $     213,331.40
19           7/1/2006     $ 140,773,536.89      $     228,886.40
20           8/1/2006     $ 140,558,760.93      $     214,775.96
21           9/1/2006     $ 140,343,283.38      $     215,477.55
22          10/1/2006     $ 140,112,313.27      $     230,970.11
23          11/1/2006     $ 139,895,377.34      $     216,935.93
24          12/1/2006     $ 139,662,991.29      $     232,386.05
25           1/1/2007     $ 139,444,587.60      $     218,403.69
26           2/1/2007     $ 139,225,470.47      $     219,117.13
27           3/1/2007     $ 138,961,624.91      $     263,845.56
28           4/1/2007     $ 138,740,930.12      $     220,694.79
29           5/1/2007     $ 138,504,894.57      $     236,035.55
30           6/1/2007     $ 138,282,707.81      $     222,186.76
31           7/1/2007     $ 138,045,223.71      $     237,484.10
32           8/1/2007     $ 137,821,535.38      $     223,688.33
33           9/1/2007     $ 137,597,116.34      $     224,419.04
34          10/1/2007     $ 137,357,464.91      $     239,651.43
35          11/1/2007     $ 137,131,529.93      $     225,934.98
36          12/1/2007     $ 136,890,406.67      $     241,123.26
37           1/1/2008                   --      $ 136,890,406.67

(1)   Amounts may vary from amounts due to rounding

                                      F-1

                                                                      ANNEX F-2
                         AMORTIZATION SCHEDULE OF THE
              OF THE CP COMPONENT MORTGAGE LOAN SENIOR COMPONENT

PERIOD         DATE        ENDING BALANCE(1)       PRINCIPAL(1)
--------   ------------   -------------------   -----------------
1           11/1/2004         33,500,000.00                  --
2           12/1/2004         33,500,000.00                  --
3            1/1/2005         33,500,000.00                  --
4            2/1/2005         33,500,000.00                  --
5            3/1/2005         33,500,000.00                  --
6            4/1/2005         33,500,000.00                  --
7            5/1/2005         33,500,000.00                  --
8            6/1/2005         33,500,000.00                  --
9            7/1/2005         33,500,000.00                  --
10           8/1/2005         33,500,000.00                  --
11           9/1/2005         33,500,000.00                  --
12          10/1/2005         33,500,000.00                  --
13          11/1/2005         33,500,000.00                  --
14          12/1/2005         33,500,000.00                  --
15           1/1/2006         33,500,000.00                  --
16           2/1/2006         33,500,000.00                  --
17           3/1/2006         33,500,000.00                  --
18           4/1/2006         33,500,000.00                  --
19           5/1/2006         33,500,000.00                  --
20           6/1/2006         33,500,000.00                  --
21           7/1/2006         33,500,000.00                  --
22           8/1/2006         33,500,000.00                  --
23           9/1/2006         33,500,000.00                  --
24          10/1/2006         33,500,000.00                  --
25          11/1/2006         33,468,450.40            31,549.60
26          12/1/2006         33,431,638.15            36,812.25
27           1/1/2007         33,399,764.78            31,873.37
28           2/1/2007         33,367,740.46            32,024.32
29           3/1/2007         33,320,270.92            47,469.54
30           4/1/2007         33,287,870.10            32,400.82
31           5/1/2007         33,250,230.19            37,639.91
32           6/1/2007         33,217,497.65            32,732.54
33           7/1/2007         33,179,535.20            37,962.45
34           8/1/2007         33,146,467.85            33,067.35
35           9/1/2007         33,113,243.88            33,223.97
36          10/1/2007         33,074,803.60            38,440.28
37          11/1/2007         33,041,240.23            33,563.37
38          12/1/2007         33,002,469.93            38,770.30
39           1/1/2008         32,968,563.97            33,905.96
40           2/1/2008         32,934,497.43            34,066.54
41           3/1/2008         32,890,206.23            44,291.20
42           4/1/2008         32,855,768.58            34,437.65
43           5/1/2008         32,816,148.20            39,620.38
44           6/1/2008         32,781,359.81            34,788.39
45           7/1/2008         32,741,398.39            39,961.42
46           8/1/2008         32,706,255.97            35,142.42
47           9/1/2008         32,670,947.11            35,308.86
48          10/1/2008         32,630,479.63            40,467.48
49          11/1/2008         32,594,811.88            35,667.75
50          12/1/2008         32,553,995.45            40,816.43
51           1/1/2009         32,517,965.47            36,029.98
52           2/1/2009         32,481,764.85            36,200.62
53           3/1/2009         32,430,505.30            51,259.55
54           4/1/2009         32,393,890.46            36,614.84
55           5/1/2009         32,352,153.14            41,737.32
56           6/1/2009         32,315,167.21            36,985.93
57           7/1/2009         32,273,069.07            42,098.14
58           8/1/2009         32,235,708.59            37,360.48
59           9/1/2009         32,198,171.17            37,537.42
60          10/1/2009         32,155,536.80            42,634.37
61          11/1/2009         32,117,619.67            37,917.13
62          12/1/2009         32,074,616.11            43,003.56
63           1/1/2010         32,036,315.73            38,300.38
64           2/1/2010         31,997,833.96            38,481.77
65           3/1/2010         31,944,504.27            53,329.69
66           4/1/2010         31,905,587.67            38,916.60
67           5/1/2010         31,861,612.30            43,975.37
68           6/1/2010         31,822,303.11            39,309.19
69           7/1/2010         31,777,946.01            44,357.10
70           8/1/2010         31,738,240.57            39,705.44
71           9/1/2010         31,698,347.08            39,893.49
72          10/1/2010         31,653,421.85            44,925.23
73          11/1/2010         31,613,126.66            40,295.19
74          12/1/2010         31,567,810.84            45,315.82
75           1/1/2011         31,527,110.18            40,700.66
76           2/1/2011         31,486,216.76            40,893.42
77           3/1/2011         31,430,698.48            55,518.28
78           4/1/2011         31,389,348.44            41,350.04
79           5/1/2011         31,343,006.97            46,341.47
80           6/1/2011         31,301,241.62            41,765.35
81           7/1/2011         31,254,496.32            46,745.30
82           8/1/2011         31,212,311.77            42,184.55
83           9/1/2011         31,169,927.43            42,384.34
84          10/1/2011                   --         31,169,927.43

(1)
     Amounts may vary from amounts due to rounding

                                      F-2

                                  Prospectus

                   BANC OF AMERICA COMMERCIAL MORTGAGE INC.
                                   DEPOSITOR

                       MORTGAGE PASS-THROUGH CERTIFICATES

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 11 IN THIS PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured by any governmental agency.

The certificates will represent interests only in the related trust and will not represent interests in or obligations of Banc of America Commercial Mortgage
Inc. or any of its affiliates, including Bank of America Corporation.

This prospectus may be used to offer and sell any series of certificates only if accompanied by the prospectus supplement for that series.
--------------------------------------------------------------------------------

THE TRUST --

   o   may periodically issue mortgage pass-through certificates in one or more series with one or more classes; and
   o   will own --
   o   multifamily and commercial mortgage loans;
   o   mortgage-backed securities; and
   o   other property described in the accompanying prospectus
       supplement.

THE CERTIFICATES --

   o   will represent interests in the trust and will be paid only from the trust assets;
   o   provide for the accrual of interest based on a fixed, variable or adjustable interest rate;
   o   may be offered through underwriters, which may include Banc of America
       Securities LLC, an affiliate of Banc of America
       Commercial Mortgage Inc.; and
   o   will not be listed on any securities exchange.

THE CERTIFICATEHOLDERS --
   o   will receive interest and principal payments based on the rate of payment of principal and the timing of receipt of payments on mortgage loans.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE
CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  June 3, 2005

                     (This Page Intentionally Left Blank)

                                       2

--------------------------------------------------------------------------------
                             FOR MORE INFORMATION

Banc of America Commercial Mortgage Inc. has filed with the SEC additional registration materials relating to the certificates. You may read and copy any of these materials at the SEC's Public Reference Room at the following location:

 o      SEC Public Reference Section
        450 Fifth Street, N.W.
        Room 1204
        Washington, D.C. 20549

You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is
http://www.sec.gov.

You may also contact Banc of America Commercial Mortgage Inc. in writing at
Bank of America Corporate Center, 214 North Tryon Street, Charlotte, North
Carolina 28255, or by telephone at (704) 386-8509.

See also the sections captioned "Available Information" and "Incorporation of
Certain Information by Reference" appearing at the end of this prospectus.

--------------------------------------------------------------------------------

                                                               PAGE
                                                              -----
SUMMARY OF PROSPECTUS .......................................   6
RISK FACTORS ................................................  11
  The Limited Liquidity of Your Certificates May Have
     an Adverse Impact on Your Ability to Sell Your
     Certificates ...........................................  11
  The Limited Assets of Each Trust May Adversely
     Impact Your Ability To Recover Your Investment in
     the Event of Loss on the Underlying Mortgage
     Assets .................................................  11
  Credit Support is Limited and May Not Be Sufficient
     to Prevent Loss on Your Certificates ...................  12
  Prepayments on the Underlying Mortgage Loans
     Will Affect the Average Life of Your Certificates,
     and the Rate and Timing of those Prepayments
     May Be Highly Unpredictable ............................  12
  Certificates Purchased at a Premium or a Discount
     Will Be Sensitive to the Rate of Principal Payment......  13
  The Nature of Ratings Are Limited and Will Not
     Guarantee that You Will Receive Any Projected
     Return on Your Certificates ............................  14
  Certain Factors Affecting Delinquency, Foreclosure
     and Loss of the Mortgage Loans .........................  14
  Inclusion of Delinquent Mortgage Loans in a

  Other Factors Affecting Yield, Weighted Average Life

                                       3

                                                               PAGE
                                                              -----
    Distributions on the Certificates Concerning
      Prepayment Premiums or Concerning Equity

    Modifications, Waivers and Amendments of

    Certain Matters Regarding the Master Servicer, the
      Special Servicer, the REMIC Administrator and the

    Insurance or Guarantees Concerning the Mortgage

                                       4

                                                           PAGE
                                                          -----

    Forfeiture for Drug and Money Laundering
      Violations ........................................   71
    Federal Deposit Insurance Act; Commercial

 INCORPORATION OF CERTAIN INFORMATION BY
    REFERENCE ...........................................  107
 GLOSSARY ...............................................  108

                                       5

                             SUMMARY OF PROSPECTUS

     This summary highlights selected information from this prospectus. It does not contain all the information you need to consider in making your investment decision. You should carefully review this prospectus and the related prospectus supplement in their entirety before making any investment in the certificates of any series. As used in this prospectus, "you" refers to a prospective investor in certificates, and "we" refers to the depositor, Banc of
America Commercial Mortgage Inc. A "Glossary" appears at the end of this prospectus.

     The information contained in this prospectus as to federal, state and local tax matters is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state, or local tax penalties. This information is written to support the promotion or marketing of the transactions or matters addressed in this prospectus. You should seek advice based on your particular circumstances from an independent tax advisor.

SECURITIES OFFERED

Mortgage pass-through certificates.

DEPOSITOR

Banc of America Commercial Mortgage Inc., a Delaware corporation and a subsidiary of Bank of America, N.A., has its principal executive offices at 214
North Tryon Street, Charlotte, North Carolina 28255, and its telephone number is (704) 386-8509.

TRUSTEE

The trustee for each series of certificates will be named in the related prospectus supplement.

MASTER SERVICER

If the trust includes mortgage loans, the master servicer for the corresponding series of certificates will be named in the prospectus supplement.

SPECIAL SERVICER

If the trust includes mortgage loans, the special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed, will be described in the prospectus supplement.

MBS ADMINISTRATOR

If the trust includes mortgage-backed securities, the entity responsible for administering the mortgage-backed securities will be named in the prospectus supplement.

REMIC ADMINISTRATOR

The person responsible for the various tax-related administration duties for a series of certificates concerning real estate mortgage investment conduits will be named in the prospectus supplement.

THE MORTGAGE LOANS

Each series of certificates will, in general, consist of a pool of mortgage loans referred to as a mortgage asset pool secured by first or junior liens on--

   o residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

                                       6

   o office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

However, no one of the following types of properties will be overly-represented in the trust at the time the trust is formed:

(1) restaurants; (2) entertainment or sports arenas; (3) marinas; or (4)
nursing homes, hospitals or other health care-related facilities.

The mortgage loans will not be guaranteed or insured by Banc of America
Commercial Mortgage Inc. or any of its affiliates or, unless otherwise provided in the prospectus supplement, by any governmental agency or by any other person.

If specified in the prospectus supplement, some mortgage loans may be delinquent as of the date the trust is formed.

As described in the prospectus supplement, a mortgage loan may--

   o provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed mortgage rate, or from a fixed to an adjustable mortgage rate;

   o provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage rate or to reflect the occurrence of certain events, and may permit negative amortization;

   o be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date;

   o may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments; and

   o provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at any other interval as specified in the prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than
40 years. No mortgage loan will have been originated by Banc of America
Commercial Mortgage Inc., although one of its affiliates may have originated some of the mortgage loans.

If any mortgage loan, or group of related mortgage loans, involves unusual credit risk, financial statements or other financial information concerning the related mortgaged property will be included in the related prospectus supplement.

As described in the prospectus supplement, the trust may also consist of mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities that evidence an interest in, or are secured by a pledge of, one or more mortgage loans similar to the other mortgage loans in the trust and which may or may not be issued, insured or guaranteed by the
United States or any governmental agency.

THE CERTIFICATES

Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the prospectus supplement and will represent in total the entire beneficial ownership interest in the trust.

                                       7

As described in the prospectus supplement, the certificates of each series may consist of one or more classes that--

   o are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

   o are "stripped principal certificates" entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

   o are "stripped interest certificates" entitled to distributions of interest, with disproportionate, nominal or no distributions of principal;

   o provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

   o provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower)
     than the rate at which payments or other collections of principal are received on the mortgage assets in the trust;

   o provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

   o provide for distribution based on collections on the mortgage assets in the trust attributable to prepayment premiums, yield maintenance payments or equity participations.

If specified in the prospectus supplement, a series of certificates may include one or more "controlled amortization classes," which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more other classes of the same series.

Each class of certificates, other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates will have an initial stated principal amount. Each class of certificates, other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of stripped interest certificates, on a notional amount, based on a pass-through rate which may be fixed, variable or adjustable. The prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate for each class of certificates.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

Interest on each class of certificates (other than certain classes of stripped principal certificates and certain classes of REMIC residual certificates) of each series will accrue at the applicable pass-through rate on the certificate balance and will be paid on a distribution date. However, in the case of certain classes of stripped interest certificates, the notional amount outstanding from time to time will be paid to certificateholders as provided in the prospectus supplement on a specified distribution date.

Distributions of interest concerning one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates. Interest accrued concerning a class of accrual certificates prior to the occurrence of such an event will either be added to the certificate balance or otherwise deferred as described in the prospectus supplement. Distributions of interest concerning one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the prospectus supplement.

                                       8

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

Each class of certificates of each series (other than certain classes of stripped interest certificates and certain classes of REMIC residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that the holders are then entitled to receive in respect of principal from future cash flow on the assets in the trust. The initial total certificate balance of all classes of a series of certificates will not be greater than the outstanding principal balance of the related mortgage assets as of a specified cut-off date, after application of scheduled payments due on or before that date, whether or not received. As described in the prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class certificates of the series then entitled until the certificate balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates--

   o may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the assets in the trust;

   o may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

   o may be made, subject to certain limitations, based on a specified principal payment schedule; or

   o may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the trust are received.
     Unless otherwise specified in the prospectus supplement, distributions of principal of any class of certificates will be made on a pro rata basis among all of the certificates of that class.

CREDIT SUPPORT AND CASH FLOW AGREEMENTS

If specified in the prospectus supplement, partial or full protection against certain defaults and losses on the assets in the trust may be provided to one or more classes of certificates by (1) subordination of one or more other classes of certificates to classes in the same series, or by (2) one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund, cash collateral account, overcollateralization or other credit support. If so provided in the prospectus supplement, the trust may include--

   o guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

   o certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates.

Certain relevant information regarding any applicable credit support or cash flow agreement will be set forth in the prospectus supplement for a series of certificates.

ADVANCES

As specified in the prospectus supplement, if the trust includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support, and/or another specified person may be obligated to make, or have the option of making, certain advances concerning delinquent scheduled payments of principal and/or interest on mortgage loans. Any advances made concerning a particular mortgage loan will be reimbursable from subsequent recoveries relating to the particular mortgage loan and as described in the prospectus supplement. If specified in the prospectus

                                       9

supplement, any entity making advances may be entitled to receive interest for a specified period during which those advances are outstanding, payable from amounts in the trust. If the trust includes mortgaged-backed securities, any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related mortgage-backed securities agreement, will be described in the prospectus supplement.

OPTIONAL TERMINATION

If specified in the prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the trust. If provided in the related prospectus supplement, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount, a specified party may be authorized or required to solicit bids for the purchase of all of the assets of the trust, or of a sufficient portion of those assets to retire that class or classes.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The certificates of each series will constitute or evidence ownership of either--

   o "regular interests" and "residual interests" in the trust, or a designated portion of the trust, treated as a REMIC under Sections 860A through 860G of the Code; or

   o certificates in a trust treated as a grantor trust under applicable provisions of the Code.

Investors are advised to consult their tax advisors and to review "Certain
Federal Income Tax Consequences" in this prospectus and in the prospectus supplement.

CERTAIN ERISA CONSIDERATIONS

Fiduciaries of retirement plans and certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans, and collective investment funds and separate individual retirement accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended, Section 4975 of the Internal Revenue Code of 1986, or any
materially similar provisions of federal, state or local law should review with their legal advisors whether the purchase or holding of certificates could give rise to a transaction that is prohibited.

LEGAL INVESTMENT

If so specified in the prospectus supplement, certain classes of certificates will constitute "mortgage related securities" for purposes of the Secondary
Mortgage Market Enhancement Act of 1984, as amended. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors for assistance in determining whether and to what extent the certificates constitute legal investments for them.

See "Legal Investment" in this prospectus.

RATING

At their respective dates of issuance, each class of certificates will be rated as of investment grade by one or more nationally recognized statistical rating agencies.

                                       10

                                 RISK FACTORS

     In considering an investment in the certificates of any series, you should consider carefully the following risk factors and the risk factors in the prospectus supplement.

THE LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR
ABILITY TO SELL YOUR CERTIFICATES.

     The certificates of any series may have limited or no liquidity. You may be forced to bear the risk of investing in the certificates for an indefinite period of time. In addition, you may have no redemption rights, and the certificates are subject to early retirement only under certain circumstances.

     Lack of a Secondary Market May Limit the Liquidity of Your Certificate. We
cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide certificateholders with liquidity of investment or that it will continue for as long as the certificates remain outstanding.

     The prospectus supplement may indicate that an underwriter intends to establish a secondary market in the certificates, although no underwriter will be obligated to do so. Any secondary market may provide less liquidity to investors than any comparable market for securities relating to single-family mortgage loans. Unless specified in the prospectus supplement, the certificates will not be listed on any securities exchange.

     The Limited Nature of Ongoing Information Regarding Your Certificate May
Adversely Affect Liquidity. The primary source of ongoing information regarding the certificates, including information regarding the status of the related mortgage assets and any credit support for the certificates, will be the periodic reports to certificateholders to be delivered pursuant to the related pooling and servicing agreement.

     We cannot assure you that any additional ongoing information regarding the certificates will be available through any other source. The limited nature of the information concerning a series of certificates may adversely affect liquidity, even if a secondary market for the certificates does develop.

     The Liquidity of Your Certificate May Be Affected by External Sources
Including Interest Rate Movement. If a secondary market does develop for the certificates, the market value of the certificates will be affected by several factors, including--

    o perceived liquidity;

    o the anticipated cash flow (which may vary widely depending upon the prepayment and default assumptions concerning the underlying mortgage loans); and

    o prevailing interest rates.

     The price payable at any given time for certain classes of certificates may be extremely sensitive to small fluctuations in prevailing interest rates.
The relative change in price for a certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for the certificate in response to an equal but opposite movement in those rates. Therefore, the sale of certificates by a holder in any secondary market that may develop may be at a discount from the price paid by the holder. We are not aware of any source through which price information about the certificates will be generally available on an ongoing basis.

THE LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER
YOUR INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS.

     Unless specified in the prospectus supplement, neither the certificates nor the mortgage assets in the trust will be guaranteed or insured by Banc of
America Commercial Mortgage Inc. or any of its affiliates, by any governmental agency or by any other person or entity. No certificate will

                                       11

represent a claim against or security interest in the trust funds for any other series. Therefore, if the related trust fund has insufficient assets to make payments, no other assets will be available for payment of the deficiency, and the holders of one or more classes of the certificates will be required to bear the consequent loss.

     Amounts on deposit from time to time in certain accounts constituting part of the trust, including the certificate account and any accounts maintained as credit support, may be withdrawn for purposes other than the payment of principal of or interest on the related series of certificates under certain conditions. On any distribution occurring after losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of those losses or shortfalls will be borne on a disproportionate basis among classes of certificates.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR
CERTIFICATES.

     The prospectus supplement for a series of certificates will describe any credit support. The credit support may not cover all potential losses. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of certificates.

     A series of certificates may include one or more classes of subordinate certificates, if provided in the prospectus supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of certificates of that series have been repaid in full.

     The impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those classes of certificates having a later right of payment.

     If a form of credit support covers the certificates of more than one series and losses on the related mortgage assets exceed the amount of the credit support, it is possible that the holders of certificates of one (or more) series will disproportionately benefit from that credit support, to the detriment of the holders of certificates of one (or more) other series.

     The amount of any applicable credit support supporting one or more classes of certificates will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experience on the related mortgage assets will not exceed such assumed levels. If the losses on the related mortgage assets do exceed such assumed levels, the holders of one or more classes of certificates will be required to bear such additional losses.

PREPAYMENTS ON THE UNDERLYING MORTGAGE LOANS WILL AFFECT THE AVERAGE LIFE OF
YOUR CERTIFICATES, AND THE RATE AND TIMING OF THOSE PREPAYMENTS MAY BE HIGHLY
UNPREDICTABLE.

     As a result of prepayments on the mortgage loans in the trust, the amount and timing of distributions of principal and/or interest on the certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in the trust will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Therefore, the prepayment experience on the mortgage loans in the trust may affect the average life of one or more classes of certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the mortgage rates borne by the mortgage loans included in the trust, principal prepayments on those mortgage loans are likely

                                       12

to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans included in the trust, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans.

     We cannot assure you what as to the actual rate of prepayment on the mortgage loans in the trust will be, or that the rate of prepayment will conform to any model in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in the trust, the retirement of any class of certificates of the related series could occur significantly earlier or later, and its average life could be significantly shorter or longer, than expected.

     The extent to which prepayments on the mortgage loans in trust ultimately affect the average life of any class of certificates of the related series will depend on the terms and provisions of the certificates. A class of certificates may provide that on any distribution date the holders of the certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the trust fund that are distributable on that date.

     A class of certificates that entitles the holders to a disproportionately large share of the prepayments on the mortgage loans in the trust increases the likelihood of early retirement of that class if the rate of prepayment is relatively fast. This type of early retirement risk is sometimes referred to as
"call risk."

     A class of certificates that entitles its holders to a disproportionately small share of the prepayments on the mortgage loans in the trust increases the likelihood of an extended average life of that class if the rate of prepayment is relatively slow. This type of prolonged retirement risk is sometimes referred to as "extension risk."

     As described in the prospectus supplement, the respective entitlements of the various classes of certificate-holders of any series to receive payments
(and, in particular, prepayments) of principal of the mortgage loans in the trust may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of that series) or subject to certain contingencies (e.g., prepayment and default rates with respect to those mortgage loans).

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the trust remains relatively constant at the rate of prepayment used to establish the specific principal payment schedule for the certificates. Prepayment risk concerning a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series.

     As described in the prospectus supplement, a companion class may entitle the holders to a disproportionately large share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively fast, and/or may entitle the holders to a disproportionately small share of prepayments on the mortgage loans in the trust when the rate of prepayment is relatively slow. A companion class absorbs some (but not all) of the call risk and/or extension risk that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the trust were allocated on a pro rata basis.

CERTIFICATES PURCHASED AT A PREMIUM OR A DISCOUNT WILL BE SENSITIVE TO THE RATE
OF PRINCIPAL PAYMENT.

     A series of certificates may include one or more classes offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the trust fund. If the amount of interest payable with respect to a class is disproportionately large as compared to the amount of principal, as with certain classes

                                       13

of stripped interest certificates, a holder might fail to recover its original investment under some prepayment scenarios. The yield to maturity of any class of certificates may vary from the anticipated yield due to the degree to which the certificates are purchased at a discount or premium and the amount and timing of distributions.

     You should consider, in the case of any certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In the case of any certificate purchased at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE
ANY PROJECTED RETURN ON YOUR CERTIFICATES.

     Any rating assigned by a rating agency to a class of certificates will reflect only its assessment of the likelihood that holders of the certificates will receive payments to which the certificateholders are entitled under the related pooling and servicing agreement. Such rating will not constitute an assessment of the likelihood that--

    o principal prepayments on the related mortgage loans will be made;

    o the degree to which the rate of such prepayments might differ from that originally anticipated; or

    o the likelihood of early optional termination of the trust.

     Any rating will not address the possibility that prepayment of the mortgage loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Therefore, a rating assigned by a rating agency does not guarantee or ensure the realization of any anticipated yield on a class of certificates.

     The amount, type and nature of credit support given a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of such series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, such criteria may be based upon determinations of the values of the properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of the certificates of any series may be insufficient to fully protect the holders of such certificates from losses on the related mortgage asset pool.

CERTAIN FACTORS AFFECTING DELINQUENCY, FORECLOSURE AND LOSS OF THE MORTGAGE
LOANS.

     Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss than loans made on the security of an owner-occupied single-family property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. Therefore, the value of an income-producing property is directly related to the net operating income derived from such property.

     If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the mortgage loans may be secured by liens on owner-occupied properties or on properties leased to a single tenant or in which only a few tenants

                                       14

produce a material amount of the rental income. As the primary component of the net operating income of a property, rental income (and maintenance payments from tenant stockholders of a Cooperative) and the value of any property are subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Properties may be secured by owner-occupied properties or properties leased to a single tenant. Therefore, a decline in the financial condition of the borrower or a single tenant may have a disproportionately greater effect on the net operating income from such properties than would be the case with respect to properties with multiple tenants.

     Changes in the expense components of the net operating income of a property due to the general economic climate or economic conditions in a locality or industry segment, such as (1) increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs, (2) changes in governmental rules, regulations and fiscal policies, including environmental legislation, and (3) acts of God may also affect the net operating income and the value of the property and the risk of default on the related mortgage loan. In some cases leases of properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses. However, because leases are subject to default risks as well as when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related mortgage loan.

     Additional considerations may be presented by the type and use of a particular property. For instance, properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.
Hotel, motel and restaurant properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. The transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or the restaurant, whether through purchase or foreclosure, is subject to local law requirements.

     In addition, the concentration of default, foreclosure and loss risks in mortgage loans in the trust will generally be greater than for pools of single-family loans because mortgage loans in the trust generally will consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     Limited Recourse Nature of the Mortgage Loans May Make Recovery Difficult
in the Event that a Mortgage Loan Defaults. We anticipate that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. In this type of mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery concerning a defaulted mortgage loan in excess of the liquidation value of the related property.

     Cross-Collateralization Provisions May Have Limitations on Their
Enforceability. A mortgage pool may include groups of mortgage loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group. Cash flows generated on these type of mortgage loans are available to support debt service on, and ultimate repayment of, the total indebtedness. These arrangements seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

                                       15

     If the properties securing a group of mortgage loans which are cross-collateralized are not all owned by the same entity, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent, was rendered insolvent by such obligation or transfer or had unreasonably small capital for its business. A creditor seeking to enforce remedies against a property subject to such cross-collateralization to repay such creditor's claim against the related borrower could assert that--

    o such borrower was insolvent at the time the cross-collateralized mortgage loans were made; and

    o such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other mortgage loans in the group of cross-collateralized mortgage loans, receive fair consideration or reasonably equivalent value for, in effect,
      "guaranteeing" the performance of the other borrowers.

     Although the borrower making such "guarantee" will be receiving
"guarantees" from each of the other borrowers in return, we cannot assure you that such exchanged "guarantees" would be found to constitute fair consideration or be of reasonably equivalent value.

     The cross-collateralized mortgage loans may be secured by mortgage liens on properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because foreclosure actions are usually brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

     Increased Risk of Default Associated With Balloon Payments. Some of the
mortgage loans included in the trust may be nonamortizing or only partially amortizing over their terms to maturity. These types of mortgage loans will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. These loans involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related property. The ability of a borrower to accomplish either of these goals will be affected by--

     o   the value of the related property;

     o   the level of available mortgage rates at the time of sale or refinancing;

     o   the borrower's equity in the related property;

     o   the financial condition and operating history of the borrower and the related property;

     o   tax laws;

     o   rent control laws (pertaining to certain residential properties);

     o   Medicaid and Medicare reimbursement rates (pertaining to hospitals and nursing homes);

     o   prevailing general economic conditions; and

     o   the availability of credit for loans secured by multifamily or commercial property.

     Neither Banc of America Commercial Mortgage Inc. nor any of its affiliates will be required to refinance any mortgage loan.

     As specified in the prospectus supplement, the master servicer or the special servicer will be permitted (within prescribed limits) to extend and modify mortgage loans that are in default or as to which a payment default is imminent. Although the master servicer or the special servicer generally will be required to determine that any such extension or modification is reasonably likely

                                       16

to produce a greater recovery than liquidation, taking into account the time value of money, we cannot assure you that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

     The Lender Under a Mortgage Loan May Have Difficulty Collecting Rents Upon
the Default and/or Bankruptcy of the Related Borrower. Each mortgage loan included in the trust secured by property that is subject to leases typically will be secured by an assignment of leases and rents. Under such an assignment, the mortgagor assigns to the mortgagee its right, title and interest as lessor under the leases of the related property, and the income derived, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected.

     The Enforceability of Due-on-Sale and Debt-Acceleration Clauses May Be
Limited in Certain Situations. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers or conveys the related property or its interest in the property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     Adverse Environmental Conditions May Subject a Mortgage Loan to Additional
Risk. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980,
as amended, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage.

     Certain Special Hazard Losses May Subject Your Certificates to an
Increased Risk of Loss. Unless otherwise specified in a prospectus supplement, the master servicer and special servicer for the trust will be required to cause the borrower on each mortgage loan in the trust to maintain such insurance coverage in respect of the property as is required under the related mortgage, including hazard insurance. As described in the prospectus supplement, the master servicer and the special servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any property through acquisition of a blanket policy.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water- related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by credit support, such losses may be borne, at least in part, by the holders of one or more classes of certificates of the related series.

                                       17

     The Recording of the Mortgages in the Name of MERS May Affect the Yield on
the Certificates. The mortgages or assignments of mortgage for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic
Registration Systems, Inc. or MERS, solely as nominee for the mortgage loan seller and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if
MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the trustee, then any related expenses will be paid by the trust and will reduce the amount available to pay principal of and interest on the certificates.

     The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the loans.

INCLUSION OF DELINQUENT MORTGAGE LOANS IN A MORTGAGE ASSET POOL.

     If provided in the prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. As specified in the related prospectus supplement, the servicing of such mortgage loans will be performed by the special servicer. The same entity may act as both master servicer and special servicer. Credit support provided with respect to a particular series of certificates may not cover all losses related to such delinquent mortgage loans, and investors should consider the risk that the inclusion of such mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments concerning the subject mortgage asset pool and the yield on the certificates of such series.

                             PROSPECTUS SUPPLEMENT

     To the extent appropriate, the prospectus supplement relating to each series of offered certificates will contain--

     o   a description of the class or classes of such offered certificates, including the payment provisions with respect to each such class, the aggregate principal amount (if any) of each such class, the rate at which interest accrues from time to time (if at all), with respect to each such class or the method of determining such rate, and whether interest with respect to each such class will accrue from time to time on its aggregate principal amount (if any) or on a specified notional amount (if at all);

     o   information with respect to any other classes of certificates of the same series;

     o   the respective dates on which distributions are to be made;

     o   information as to the assets, including the mortgage assets, constituting the related trust fund;

     o   the circumstances, if any, under which the related trust fund may be subject to early termination;

     o   additional information with respect to the method of distribution of such offered certificates;

     o   whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created and the identity of the person responsible for the various tax-related duties in respect of each REMIC to be created;

     o   the initial percentage ownership interest in the related trust fund to be evidenced by each class of certificates of such series;

     o   information concerning the trustee of the related trust fund;

                                       18

     o   if the related trust fund includes mortgage loans, information concerning the master servicer and any special servicer of such mortgage loans and the circumstances under which all or a portion, as specified, of the servicing of a mortgage loan would transfer from the master servicer to the special servicer;

     o   information as to the nature and extent of subordination of any class of certificates of such series, including a class of offered certificates; and

     o   whether such offered certificates will be initially issued in definitive or book-entry form.

                   CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary"
attached to this prospectus.

                                       19

                        DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of mortgage assets which will include--

     o   various types of multifamily or commercial mortgage loans;

     o   mortgage participations, pass-through certificates or other mortgage-backed securities that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or

     o   a combination of such mortgage loans and mortgage backed securities.

     We will establish each trust fund and select each mortgage asset. We will purchase mortgage assets to be included in the trust fund and select each mortgage asset from the Mortgage Asset Seller who may not have originated the mortgage asset or issued the MBS and may be our affiliate.

     We will not insure or guaranty the mortgage assets nor will any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "-- Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes
(referred to in this prospectus as mortgage notes) notes secured by mortgages, deeds of trust or similar security instruments (referred to in this prospectus as mortgages) that create first or junior liens on fee or leasehold estates in properties consisting of--

     o   residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     o   office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land.

     These multifamily properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations. However, no one of the following types of commercial properties will represent security for a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed: (1) restaurants; (2) entertainment or sports arenas; (3) marinas; or
(4) nursing homes, hospitals or other health care-related facilities. Unless otherwise specified in the related prospectus supplement, each mortgage will create a first priority mortgage lien on a borrower's fee estate in a mortgaged property. If a mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of any such leasehold will exceed the term of the mortgage note by at least ten years. Unless otherwise specified in the related prospectus supplement, each mortgage loan will have been originated by a person other than us; however, such person may be or may have been our affiliate.

     If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection

                                       20

with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens.
In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear--

     o   the risk of delay in distributions while a deficiency judgment against the borrower is obtained; and

     o   the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

     If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent as of the date such certificates are issued. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted
above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a nonowner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants.
Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily
Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and

                                       21

fiscal policies, may also affect the likelihood of default on a mortgage loan.
As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, the existence of such "net of expense" provisions will result in stable Net
Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a mortgaged property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o   the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method
         (the cost of replacing the property at such date);

     o   the income capitalization method (a projection of value based upon the property's projected net cash flow); and

     o   or upon a selection from or interpolation of the values derived from such methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect that and a liquidation loss may occur.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Certain Factors Affecting Delinquency,
Foreclosure and Loss of the Mortgage Loans--General" and "--Certain Factors
Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Increased
Risk of Default Associated With Balloon Payments".

     Payment Provisions of the Mortgage Loans. All of the mortgage loans will
(1) have had original terms to maturity of not more than 40 years and (2)
provide for scheduled payments of principal, interest or both, to be made on specified dates that occur monthly, quarterly, semi-annually or annually. A mortgage loan may--

     o   provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable
         Mortgage Rate;

                                       22

     o   provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in its interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

     o   may be fully amortizing or may be partially amortizing or
         nonamortizing, with a balloon payment due on its stated maturity date;
         and

     o   may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan, as described in the related prospectus supplement. See "Certain Legal Aspects of the Mortgage
Loans--Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of prepayment premiums and yield maintenance charges.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which, to the extent then applicable, will generally include the following:

     o   the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o   the type or types of property that provide security for repayment of the mortgage loans;

     o   the earliest and latest origination date and maturity date of the mortgage loans;

     o   the original and remaining terms to maturity of the mortgage loans, or the respective ranges of such terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o   the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Loan-to-Value-Ratios, and the weighted average of such Loan-to-Value Ratios;

     o   the Mortgage Rates borne by the mortgage loans, or the range of the
         Mortgage Rate, and the weighted average Mortgage Rate borne by the mortgage loans;

     o   with respect to mortgage loans with adjustable Mortgage Rates, the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of such mortgage loan;

     o   information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums;

     o   the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range Debt Service
         Coverage Ratios, and the weighted average of such Debt Service Coverage
         Ratios, and

     o   the geographic distribution of the mortgaged properties on a state-by-state basis. In appropriate cases, the related prospectus supplement will also contain certain information available us that pertains to the provisions of leases and the nature of tenants of the mortgaged properties. If we are unable to provide the specific information described above at the time any offered certificates of a series are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of those certificates at or before their initial issuance and will be filed as part of a Current Report on Form
         8-K with the Securities and Exchange Commission within fifteen days following their issuance.

                                       23

     If any mortgage loan, or group of related mortgage loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

     If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer's servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer's multifamily and/or commercial mortgage loan servicing portfolio.

MBS

     MBS may include (1) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality of the United
States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or (2) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National
Mortgage Association, the Governmental National Mortgage Association or the
Federal Agricultural Mortgage Corporation, provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Except in the case of a pro rata mortgage participation in a single mortgage loan or a pool of mortgage loans, each MBS included in a mortgage asset pool: (a) either will (1) have been previously registered under the
Securities Act of 1933, as amended, (2) be exempt from such registration requirements or (3) have been held for at least the holding period specified in
Rule 144(k) under the Securities Act of 1933, as amended; and (b) will have been acquired (other than from us or any of our affiliates) in bona fide secondary market transactions.

     Any MBS will have been issued pursuant to a MBS agreement which is a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement. The issuer of the MBS and/or the servicer of the underlying mortgage loans will be parties to the MBS agreement, generally together with a trustee or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of the offered certificates described in this prospectus. Distributions in respect of the MBS will be made by the issuer of the MBS, the servicer of the MBS, or the trustee of the MBS agreement or the
MBS trustee on the dates specified in the related prospectus supplement. The issuer of the MBS or the MBS servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the offered certificates under "Description of Credit Support"
may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

                                       24

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available--

     o   the aggregate approximate initial and outstanding principal amount(s)
         and type of the MBS to be included in the trust fund;

     o   the original and remaining term(s) to stated maturity of the MBS, if applicable;

     o   the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s);

     o   the payment characteristics of the MBS;

     o   the issuer of the MBS, servicer of the MBS and trustee of the MBS, as applicable, of each of the MBS;

     o   a description of the related credit support, if any;

     o   the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity;

     o   the terms on which mortgage loans may be substituted for those originally underlying the MBS;

     o   the type of mortgage loans underlying the MBS and, to the extent available and appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under
         "--Mortgage Loans--Mortgage Loan Information in Prospectus
         Supplements"; and

     o   the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more accounts established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described in this prospectus and in the related prospectus supplement. See "The Pooling and
Servicing Agreements-- Certificate Account".

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee or reserve fund, among others, or a combination of subordination and credit support. The amount and types of credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors-- Credit Support Limitations" and "Description
of Credit Support".

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. The related trust fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of any such cash flow agreement, including, without limitation, provisions relating to the timing, manner and amount of payments and provisions relating to the termination of the cash flow agreement, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under any such cash flow agreement.

                                       25

                       YIELD AND MATURITY CONSIDERATIONS
GENERAL

     The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Effect of
Prepayments on Average Life of Certificates". The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.

     The prospectus supplement with respect to any series of certificates will specify the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate;
the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a cash flow agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the Distribution Date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on any Distribution Date will generally correspond to interest accrued on the mortgage loans to their respective Due
Dates during the related Due Period. If a prepayment on any mortgage loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates.
The related prospectus supplement will also describe any amounts available to offset such shortfalls.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation the principal payments to reduce the

                                       26

principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of mortgage loans, may change periodically to accommodate adjustments to the corresponding Mortgage Rates), the dates on which any balloon payments are due, and the rate of principal prepayments (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of Stripped Interest Certificates, result in the reduction of the notional amount of the Stripped Interest Certificates). An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of such investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor's yield would not be fully offset by a subsequent increase (or decrease) in the rate of principal payments.

     In general, the notional amount of a class of Stripped Interest
Certificates will either--

     o   be based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     o   equal the Certificate Balances of one or more of the other classes of certificates of the same series.

     Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of Stripped Interest Certificates or Stripped Principal Certificates,
a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in
Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in Stripped Interest Certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation--

     o   the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located;

     o   the quality of management of the mortgaged properties;

                                       27

     o   the servicing of the mortgage loans; and

     o   possible changes in tax laws and other opportunities for investment.

     In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

     The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by prepayment premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition
(in the case of a Lock-out Period) or a disincentive (in the case of a
Prepayment Premium) to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, and without regard to whether the
Mortgage Rates on such adjustable rate mortgage loans decline in a manner consistent with the prevailing market interest rates, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" such rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. We make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of such series. Unless otherwise specified in the related prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments
(for this purpose, the term "prepayment" includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding

                                       28

principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.
Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate
Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable, which deferred interest may be added to the Certificate Balance of the certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant.
Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives

                                       29

of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans)
may increase as a result of such feature.

     Negative amortization may occur in respect of an adjustable rate mortgage loan that--

     o   limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate;

     o   provides that its scheduled payment will adjust less frequently than its Mortgage Rate; or

     o   provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate.

     Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether such offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate (or, in the case of a Stripped
Interest Certificate, delay or accelerate the reduction of the notional amount of a Stripped Interest Certificate). See "--Yield and Prepayment
Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of such loss or shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the
Certificate Balances of one or more such classes of certificates and/or (2)
establishing a priority of payments among such classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders to a specified portion (which may during specified periods range from none to all) of the principal payments received on

                                       30

the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of such series, may provide for distributions of principal from--

     o   amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates;

     o   Excess Funds; or

     o   any other amounts described in the related prospectus supplement.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.

                                 THE DEPOSITOR

     We are Banc of America Commercial Mortgage Inc., a Delaware corporation and were organized on December 13, 1995 for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in the mortgage assets or bonds secured by the mortgage assets. We are a subsidiary of Bank of
America, N.A. We maintain our principal office at 214 North Tryon Street,
Charlotte, North Carolina 28255. Our telephone number is (704) 386-8509.

     Unless otherwise noted in the related prospectus supplement, neither we nor any of our affiliates will insure or guarantee distributions on the certificates of any series.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement. As described in the related prospectus supplement, the certificates of each series, including the certificates of such series being offered for sale, may consist of one or more classes of certificates that, among other things:

     o   provide for the accrual of interest on the Certificate Balance or
         Notional Amount at a fixed, variable or adjustable rate;

     o   constitute Senior Certificates or Subordinate Certificates;

     o   constitute Stripped Interest Certificates or Stripped Principal
         Certificates;

     o   provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

     o   provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o   provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o   provide for distributions based on collections on the mortgage assets in the related trust fund attributable to Prepayment Premiums and
         Equity Participations.

     If so specified in the related prospectus supplement, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as

                                       31

being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, variable or adjustable rate. Such class of certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders of Stripped Interest Certificates to distributions of interest accrued on a Notional Amount at a different fixed, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, variable or adjustable rate.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of Stripped Interest Certificates or REMIC Residual Certificates,
notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form or may be offered in book-entry format through the facilities of DTC. The offered certificates of each series (if issued in fully registered definitive form) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection with that transfer or exchange. Interests in a class of certificates offered in book-entry format will be transferred on the book-entry records of
DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, societe anonyme, or Euroclear Bank S.A./N.V., as operator of the Euroclear System, if they are participants in DTC.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each
Distribution Date from the Available Distribution Amount for such series and such Distribution Date. The particular components of the Available Distribution
Amount for any series and Distribution Date will be more specifically described in the related prospectus supplement. Except as otherwise specified in the related prospectus supplement, the Distribution Date for a series of certificates will be the 11th day of each month (or, if any such 11th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such series of certificates is issued.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered at the close of business on the
Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement.
All distributions with respect to each class of certificates on each
Distribution Date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective percentage interests evidenced by those certificates unless otherwise specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificate-holder holds certificates in the requisite amount or denomination specified in the prospectus supplement), or by check mailed to the address of such certificateholder as it appears on the Certificate
Register; provided, however, that the final distribution in retirement of any class of certificates (whether issued in fully registered definitive form or in book-entry format) will be made only upon presentation and surrender of such certificates at the location specified in the notice to certificateholders of such final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of
Stripped Principal Certificates and certain classes of REMIC Residual
Certificates that have no pass-through rate) may

                                       32

have a different pass-through rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates.
Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date or under the circumstances specified in the related prospectus supplement, and other than any class of Stripped Principal Certificates or REMIC Residual Certificates
that is not entitled to any distributions of interest) will be made on each
Distribution Date based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such Distribution
Date. Prior to the time interest is distributable on any class of Accrual
Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance of such
Accrual Certificates on each Distribution Date or otherwise deferred as described in the related prospectus supplement. Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each
Distribution Date on a class of Stripped Interest Certificates will be similarly calculated except that it will accrue on a Notional Amount. Reference to a Notional Amount with respect to a class of Stripped Interest Certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment
Interest Shortfalls, as described under "Yield and Maturity
Considerations--Certain Shortfalls in Collections of Interest", exceed the amount of any sums that are applied to offset the amount of such shortfalls.
The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate
Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Effect of
Prepayments on Average Life of Certificates" and "--Effect of Prepayments on
Yield of Certificates" and "Yield and Maturity Considerations--Certain
Shortfalls in Collections of Interest".

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

     Each class of certificates of each series (other than certain classes of
Stripped Interest Certificates and certain classes of REMIC Residual
Certificates) will have a Certificate Balance, which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding
Certificate Balance of a class of certificates will be reduced by distributions of principal made from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, by the amount of any
Accrued Certificate Interest in respect of

                                       33

such Accrual Certificate (reduced as described above). The initial aggregate
Certificate Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date, after application of scheduled payments due on or before such date, whether or not received. The initial Certificate
Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each Distribution Date to the holders of the class or classes of certificates of such series entitled thereto until the
Certificate Balances of such certificates have been reduced to zero.
Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster)
than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to
Controlled Amortization Classes may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to Companion Classes may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class.

DISTRIBUTIONS ON THE CERTIFICATES CONCERNING PREPAYMENT PREMIUMS OR CONCERNING
EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each
Distribution Date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, we or any of our affiliates may retain such items or by any other specified person and/or may be excluded as trust assets.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by (1) a reduction in the entitlements to interest and/or the
Certificate Balances of one or more such classes of certificates and/or (2)
establishing a priority of payments among such classes of certificates. See
"Description of Credit Support".

ADVANCES IN RESPECT OF DELINQUENCIES

     If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each
Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution
Amount for the related series of certificates for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure

                                       34

against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans
(including amounts drawn under any fund or instrument constituting credit support) respecting which such advances were made and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of Subordinate
Certificates, if so identified, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from recoveries on the mortgage loans or another specifically identified source; and, if previously made by a master servicer, special servicer or trustee, such an advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of Certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate
Account on such Distribution Date are less than payments required to be made to the related series of Certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

     If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of Certificateholders or as otherwise provided in the related pooling and servicing agreement and described in such prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related pooling and servicing agreement or of a party to the agreement pursuant to which the MBS was issued.

REPORTS TO CERTIFICATEHOLDERS

     On each Distribution Date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, manager or trustee, as provided in the related prospectus supplement, will forward to each such holder, a Distribution Date Statement that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     o   the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance of such class;

     o   the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

     o   the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and
         (B) payments on account of Equity Participations;

     o   the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

     o   if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

                                       35

     o   if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS
         Administrator;

     o   information regarding the aggregate principal balance of the related mortgage assets on or about such Distribution Date;

     o   if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

     o   if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the specified period, generally corresponding in length to the period between Distribution Dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular
         Distribution Date);

     o   the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such Distribution
         Date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the
         Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

     o   if such class of offered certificates has a variable pass-through rate or an adjustable pass-through rate, the pass-through rate applicable thereto for such Distribution Date and, if determinable, for the next succeeding Distribution Date;

     o   the amount deposited in or withdrawn from any reserve fund on such
         Distribution Date, and the amount remaining on deposit in such reserve fund as of the close of business on such Distribution Date;

     o   if the related trust fund includes one or more instruments of credit support, such as a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under each such instrument as of the close of business on such Distribution Date; and

     o   the amount of credit support being afforded by any classes of
         Subordinate Certificates.

     In the case of information furnished pursuant to the first 3 bulleted items above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage.
The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

     Within a reasonable period of time after the end of each calendar year, the master servicer, manager or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in the first 3 bulleted items above, aggregated for such calendar year or the applicable portion during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended, are from time to time in force. See, however, "--Book-Entry
Registration and Definitive Certificates" below.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, manager or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the

                                       36

loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related pooling and servicing agreement and as otherwise specified in the related prospectus supplement. See "The Pooling and Servicing Agreements--
Amendment". The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related master servicer, special servicer or REMIC administrator. See "The Pooling and Servicing
Agreements--Events of Default", "--Rights Upon Event of Default" and
"--Resignation and Removal of the Trustee".

TERMINATION

     The obligations created by the pooling and servicing agreement for each series of certificates will terminate following (1) the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and
(2) the payment (or provision for payment) to the Certificateholders of that series of all amounts required to be paid to them pursuant to such pooling and servicing agreement. Written notice of termination of a pooling and servicing agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated in the prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York
Banking Law, a "banking corporation" within the meaning of the New York Banking
Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency"
registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations and facilitate the clearance and settlement of securities transactions between its participating organizations through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and
the National Association of Securities Dealers, Inc. The rules applicable to
DTC and its participating organizations are on file with the Securities and
Exchange Commission.

                                       37

     Purchases of book-entry certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the book-entry certificates on DTC's records. The ownership interest of each actual purchaser of a Book-Entry Certificate is in turn to be recorded on the Direct and
Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of such transactions, as well as periodic statements of their holdings, from the Direct or Indirect
Participant through which each Certificate Owner entered into the transaction.
Transfers of ownership interests in the book-entry certificates are to be accomplished by entries made on the books of DTC's participating organizations acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the book-entry certificates, except in the event that use of the book-entry system for the book-entry certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the book-entry certificates; DTC's records reflect only the identity of the Direct
Participants to whose accounts such certificates are credited, which may or may not be the Certificate Owners. DTC's participating organizations will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct
Participants, by Direct Participants to Indirect Participants, and by Direct
Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the book-entry certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related Distribution
Date in accordance with their respective holdings shown on DTC's records unless
DTC has reason to believe that it will not receive payment on such date.
Disbursement of such distributions by DTC's participating organizations to
Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such participating organization (and not of DTC, the depositor or any trustee, master servicer, special servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time.
Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     Unless otherwise provided in the related prospectus supplement, the only
Certificateholder of book-entry certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the pooling and servicing agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related pooling and servicing agreement only indirectly through DTC's participating organization who in turn will exercise their rights through DTC. We have been informed that
DTC will take action permitted to be taken by a certificateholder under a pooling and servicing agreement only at the direction of one or more Direct
Participants to whose account with DTC interests in the book-entry certificates are credited.

     Because DTC can act only on behalf of Direct Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in book-entry certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued in fully registered definitive form to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (1) the depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or (2) the depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Certificates agree to initiate such termination.
Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all Direct Participants of the availability

                                       38

through DTC of Certificates in fully registered form. Upon surrender by DTC of the certificate or certificates representing a class of book-entry certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the
Certificate Owners identified in such instructions the Certificates in fully registered definitive form to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as
"certificateholders" under and within the meaning of the related pooling and servicing agreement.

                     THE POOLING AND SERVICING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a Pooling and
Servicing Agreement. In general, the parties to a Pooling and Servicing
Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, the REMIC administrator. However, a Pooling and
Servicing Agreement that relates to a trust fund that includes MBS may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling and Servicing
Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the depositor, or the mortgage asset seller may perform the functions of master servicer, special servicer, manager or REMIC administrator. If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of
REMIC administrator. Any party to a Pooling and Servicing Agreement or any affiliate of any party may own certificates issued under the Pooling and
Servicing Agreement; however, unless other specified in the related prospectus supplement, except with respect to required consents to certain amendments to a
Pooling and Servicing Agreement, certificates issued under the Pooling and
Servicing Agreement that are held by the master servicer or special servicer for the related Series will not be allocated Voting Rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the certificates to be issued under the Pooling and Servicing
Agreement and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling and Servicing
Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling and Servicing Agreement that materially differs from the description of the Pooling and Servicing Agreement contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related agreement that provided for the issuance of the MBS. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each series of certificates and the description of such provisions in the related prospectus supplement. We will provide a copy of the Pooling and
Servicing Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified in this prospectus under "The Depositor".

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, unless otherwise specified in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at our direction in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Pooling and
Servicing Agreement. Such schedule generally

                                       39

will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related mortgaged property and type of such property; the Mortgage Rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the amortization term; and the original and outstanding principal balance.

     In addition, unless otherwise specified in the related prospectus supplement, we will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below) the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee), the mortgage with evidence of recording indicated (except for any mortgage not returned from the public recording office), an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling and Servicing Agreement. Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if we deliver or cause to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original mortgage note has been lost or destroyed. In addition, if we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because of a delay caused by the public recording office, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. We will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated after receipt of such mortgage from the public recording office. If we cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording concurrently with the execution and delivery of the related Pooling and Servicing Agreement because such mortgage or assignment has been lost, we will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording. Unless otherwise specified in the related prospectus supplement, assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of us or the originator of such mortgage loan. Notwithstanding the foregoing, with respect to any mortgage for which the related assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its
designee, no assignment of mortgage, assignment of assignment of leases, security agreements and/or UCC financing statements in favor of the trustee will be required to be prepared or delivered and instead, the mortgage loan seller shall take all actions as are necessary to cause the Trust to be shown as, and the trustee shall take all actions necessary to confirm that it is shown as, the owner of the related Mortgage Loan on the records of MERS for purposes of the system or recording transfers of beneficial ownership of mortgages maintained by MERS.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or such custodian) will be required to notify the

                                       40

master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the Purchase Price, or at such other price as will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither we nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

     The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement. Any such custodian may be one of our affiliates.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties covering, by way of example--

     o   the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related
         Pooling and Servicing Agreement;

     o   the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

     o   the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     o   the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the mortgage asset seller; however, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each
Pooling and Servicing Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the Certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other

                                       41

mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a
Warranting Party, and neither the depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do
so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     Unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related Pooling and
Servicing Agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling and Servicing Agreement, such mortgage loans and any instrument of credit support included in the related trust fund. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (1) such procedures are consistent with the terms of the related Pooling and Servicing Agreement and
(2) do not impair recovery under any instrument of credit support included in the related trust fund. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, unless otherwise specified in the related prospectus supplement, to waive any
Prepayment Premium, late payment charge or other charge in connection with any mortgage loan.

     The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling and Servicing
Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis;
managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise; and maintaining servicing records relating to such mortgage loans.
The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of--

     o   mortgage loans that are delinquent in respect of a specified number of scheduled payments;

                                       42

     o   mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

     o   REO Properties.

     If so specified in the related prospectus supplement, a Pooling and
Servicing Agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of the mortgage loan, in whole or in part, to the related special servicer. Unless otherwise provided in the related prospectus supplement, when the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling and
Servicing Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer)), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support".

     A mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt.
In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to monitor any mortgage loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the Mortgagor if cure is likely, inspect the related mortgaged property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time.
See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectibility of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

                                       43

     In the case of mortgage loans secured by junior liens on the related mortgaged properties, unless otherwise provided in the related prospectus supplement, the master servicer will be required to file (or cause to be filed)
of record a request for notice of any action by a superior lienholder under a senior lien for the protection of the related trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related prospectus supplement, the master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured by that senior lien, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, unless otherwise specified in the related prospectus supplement, the master servicer and the special servicer will each be required to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related certificateholders and/or to preserve the security of the related mortgage loan, subject to the application of the REMIC
Provisions. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the senior lien, if such advance is in the best interests of the related certificateholders and the master servicer or special servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related mortgage loan.

SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans to one or more third-party sub-servicers; provided that, unless otherwise specified in the related prospectus supplement, such master servicer or special servicer will remain obligated under the related Pooling and Servicing Agreement. A sub-servicer for any series of certificates may be an affiliate of the depositor. Unless otherwise provided in the related prospectus supplement, each subservicing agreement between a master servicer and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling and Servicing Agreement. Unless otherwise provided in the related prospectus supplement, the master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers such removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer or special servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's or special servicer's compensation pursuant to the related Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling and Servicing
Agreement. See "--Certificate Account" and "--Servicing Compensation and
Payment of Expenses".

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding
Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held in the
Certificate Account may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each rating

                                       44

agency that has rated any one or more classes of certificates of the related series. Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, trustee or special servicer as additional compensation. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor, provided that it complies with applicable rating agency standards.
If permitted by the applicable rating agency, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling and Servicing
Agreement and described in the related prospectus supplement, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling and Servicing
Agreement--

     o   all payments on account of principal, including principal prepayments, on the mortgage loans;

     o   all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion of such default interest retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

     o   all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower)
         and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

     o   any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates;

     o   any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

     o   any amounts paid under any cash flow agreement;

     o   all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the depositor, any mortgage asset seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties;
         Repurchases", all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any mortgage asset purchased as described under
         "Description of the Certificates-- Termination";

     o   to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

                                       45

     o   all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under "--Hazard Insurance Policies";

     o   any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the
         Certificate Account; and

     o   any other amounts required to be deposited in the Certificate Account as provided in the related Pooling and Servicing Agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related Pooling and
Servicing Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the
Certificate Account for each trust fund that includes mortgage loans for any of the following purposes--

     o   to make distributions to the certificateholders on each Distribution
         Date;

     o   to pay the master servicer or the special servicer any servicing fees not previously retained by the master servicer or special servicer, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

     o   to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to particular mortgage loans in the trust fund and particular properties acquired in respect of the trust fund. Reimbursement for advances made or expenses incurred that are related to particular mortgage loans or properties will normally only be made out of amounts that represent late payments collected on those mortgage loans, Liquidation Proceeds, Insurance and
         Condemnation Proceeds collected on those mortgage loans and properties, any form of credit support related to those mortgage loans and net income collected on those properties. However, if in the judgment of the master servicer, the special servicer or such other person, as applicable, the advances and/or expenses will not be recoverable from the above amounts, the reimbursement will be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling and Servicing Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of Subordinate
         Certificates of the related series;

     o   if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in the bulleted clause immediately listed above incurred by it while such remain outstanding and unreimbursed;

     o   to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under
         "--Realization Upon Defaulted Mortgage Loans";

     o   to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master
         Servicer, the Special Servicer, the REMIC Administrator and the
         Depositor" and "--Certain Matters Regarding the Trustee";

                                       46

     o   if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of credit support;

     o   if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

     o   to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

     o   to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

     o   if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Certain Federal
         Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other
         Taxes";

     o   to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling and Servicing Agreement for the benefit of certificateholders;

     o   to make any other withdrawals permitted by the related Pooling and
         Servicing Agreement and described in the related prospectus supplement;
         and

     o   to clear and terminate the Certificate Account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable "Servicing Standard" as defined in the related prospectus supplement; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment will--

     o   not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan;

     o   will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due; and

     o   will not adversely affect the coverage under any applicable instrument of credit support.

     Unless otherwise provided in the related prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment,--

     o   a material default on the mortgage loan has occurred or a payment default is reasonably foreseeable or imminent;

     o   such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation; and

     o   unless inconsistent with the applicable "servicing standard", such modification, waiver or amendment will not materially adversely affect the coverage under any applicable instrument of credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a mortgage loan has occurred, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise comparably convert ownership of, or acquire title to the related mortgaged property, by operation of law or otherwise. In connection with

                                       47

such foreclosure or other conversion of ownership, the special servicer shall follow the servicing standard. A Pooling and Servicing Agreement may grant the special servicer the right to direct the master servicer to advance costs and expenses to be incurred in any such proceedings, and such advances may be subject to reimbursement requirements. A Pooling and Servicing Agreement may require the special servicer to consult with independent counsel regarding the order and manner should foreclose upon or comparably proceed against such properties if a mortgage loan or group of cross-collateralized mortgage loans are secured by real properties in multiple states including certain states with a statute, rule or regulation comparable to California's "one action" rule.
Unless otherwise provided in the related prospectus supplement, when applicable state law permits the special servicer to select between judicial and non-judicial foreclosure in respect of any mortgaged property, a special servicer may make such selection so long as the selection is made in a manner consistent with the servicing standard. Unless otherwise specified in the related prospectus supplement, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an
"operator" of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

        (1) such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

        (2) the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (1)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage
     Loans--Environmental Considerations".

     A Pooling and Servicing Agreement may grant to the master servicer, the special servicer, a provider of credit support and/or the holder or holders of certain classes of the related series of certificates a right of first refusal to purchase from the trust fund, at a predetermined price (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related prospectus supplement, the special servicer may offer to sell any defaulted mortgage loan if and when the special servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related mortgaged property. In the absence of any such sale, the special servicer will generally be required to proceed against the related mortgaged property, subject to the discussion above.

     Unless otherwise provided in the related prospectus supplement, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property before the close of the third calendar year following the year of acquisition, unless (1) the IRS grants an extension of time to sell such property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for longer than such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related prospectus supplement, if title

                                       48

to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any "net income from foreclosure property"
within the meaning of Code Section 860G(c)(2), with respect to such property unless the method of operation that produces such income would produce a greater after-tax return than a different method of operation of such property.
If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may be required to retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling and
Servicing Agreement.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting credit support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such
Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

     Except as otherwise provided in the prospectus supplement, if any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each
Pooling and Servicing Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced by the special servicer) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer's
(or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer's (or special servicer's) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related
Certificate Account. The Pooling and Servicing Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on

                                       49

the mortgage loans in a trust fund, which may contain a deductible clause (not in excess of a customary amount). If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related
Certificate Account all additional sums that would have been deposited in the
Certificate Account under an individual policy but were not because of such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder to require, such coverage.

     The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and (2)
such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property.
Unless otherwise provided in the related prospectus supplement, the master servicer (or special servicer) will determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer's (or special servicer's) normal servicing procedures. Unless otherwise specified in the related prospectus supplement, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Certain Legal Aspects of Mortgage
Loans--Due-on-Sale and Due-on-Encumbrance Provisions".

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. If and to the extent described in the related prospectus supplement, a special servicer's primary compensation with respect to a series of certificates may consist of any or all of the following components--

     o   a specified portion of the interest payments on each mortgage loan in the related trust fund, whether or not serviced by it;

     o   an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

     o   subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

                                       50

     Insofar as any portion of the master servicer's or special servicer's compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate
Account. A more detailed description of each master servicer's and special servicer's compensation will be provided in the related prospectus supplement.
Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer.

     In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed by the trustee and payment of expenses incurred in connection with distributions and reports to certificateholders.
Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified in the prospectus supplement, may be required to be borne by the trust fund.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise specified in the related prospectus supplement, each
Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related trustee a report of a firm of independent certified public accountants stating that (1) it has obtained a letter of representation regarding certain matters from the management of the master servicer which includes an assertion that the master servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage
Bankers established by the Mortgage Bankers Association of America, with respect to the master servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (2) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report)
with respect to those sub-servicers. The prospectus supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the trustee.

     Each Pooling and Servicing Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, the master servicer and special servicer shall each deliver to the related trustee an annual statement signed by one or more officers of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of each such officer, the master servicer or the special servicer, as the case may be, has fulfilled in all material respects its obligations under the Pooling and
Servicing Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status of such default. Such statement may be provided as a single form making the required statements as to more than one Pooling and Servicing Agreement.

                                       51

     Unless otherwise specified in the related prospectus supplement, copies of the annual accountants' statement and the annual statement of officers of a master servicer or special servicer may be obtained by certificateholders upon written request to the trustee.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE REMIC
ADMINISTRATOR AND THE DEPOSITOR

     Any entity serving as master servicer, special servicer or REMIC administrator under a Pooling and Servicing Agreement may be an affiliate of the depositor and may have other normal business relationships with the depositor or the depositor's affiliates. Unless otherwise specified in the prospectus supplement for a series of certificates, the related Pooling and
Servicing Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations under the Pooling and
Servicing Agreement only upon a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and
Servicing Agreement. The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related prospectus supplement, each
Pooling and Servicing Agreement will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and
Servicing Agreement or for errors in judgment; provided, however, that none of the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related prospectus supplement, each Pooling and Servicing Agreement will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor, any extension adviser and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling and Servicing Agreement or the related series of certificates; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under such
Pooling and Servicing Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling and Servicing Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing
Agreement and that in its opinion may involve it in any expense or liability.
However, each of the master servicer, the special servicer, the REMIC administrator, any extension adviser and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the related series of certificateholders under the Pooling and
Servicing Agreement. In such event, the legal expenses and costs of such action, and any liability resulting from such action, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator, any extension adviser or the depositor, as the case may be, will be entitled to charge the related
Certificate Account for this expense.

                                       52

     Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling and Servicing Agreement.

     Unless otherwise specified in the related prospectus supplement, a REMIC administrator will be entitled to perform any of its duties under the related
Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

EVENTS OF DEFAULT

     Unless otherwise provided in the prospectus supplement for a series of certificates, Events of Default under the related Pooling and Servicing
Agreement will include, without limitation--

     o   any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, pursuant to, and at the time specified by, the terms of the Pooling and Servicing Agreement;

     o   any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, pursuant to, and at the time specified by, the terms of the Pooling and
         Servicing Agreement;

     o   any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling and Servicing Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

     o   any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling and Servicing Agreement, which failure continues unremedied for thirty days after written notice of such notice has been given to the REMIC administrator by any other party to the related Pooling and Servicing Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling and Servicing Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

     o   certain events involving a determination by a rating agency that the master servicer or the special servicer is no longer approved by such rating agency to serve in such capacity; and

     o   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations.

                                       53

     Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, when a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, an Event of Default in one capacity will (except where related only to a Rating Agency's evaluation of the acceptability of such entity to act in a particular capacity) constitute an event of default in each capacity.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling and Servicing
Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting
Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing
Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling and Servicing
Agreement (except that if the defaulting party is required to make advances under the Pooling and Servicing Agreement regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related prospectus supplement, if the trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to)
appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that (unless otherwise provided in the related prospectus supplement) is acceptable to each applicable rating agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling and Servicing Agreement.
Pending such appointment, the trustee will be obligated to act in such capacity.

     If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under "--Resignation and
Removal of the Trustee" below.

     No certificateholder will have any right under a Pooling and Servicing
Agreement to institute any proceeding with respect to such Pooling and
Servicing Agreement unless such holder previously has given to the trustee written notice of default and the continuance of such default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee under the Pooling and Servicing Agreement and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing
Agreement or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling and Servicing Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection with such litigation.

AMENDMENT

     Except as otherwise specified in the related prospectus supplement, each
Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such Pooling and
Servicing Agreement, (1) to cure any ambiguity, (2) to

                                       54

correct or supplement any provision in the Pooling and Servicing Agreement which may be inconsistent with any other provision in the Pooling and Servicing
Agreement or to correct any error, (3) to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any
Certificateholder, as evidenced by an opinion of counsel, and (B) such change would not result in the withdrawal, downgrade or qualification of any of the then-current ratings on the certificates, as evidenced by a letter from each applicable rating agency, (4) if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions
(A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion of the trust fund) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that
(1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the
Pooling and Servicing Agreement, or (B) to restrict the transfer of the REMIC
Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be withdrawn, downgraded or qualified, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee (See "Certain Federal Income Tax
Consequences--REMICs--Tax and Restrictions on Transfers of REMIC Residual
Certificates to Certain Organizations" in this prospectus supplement), (5) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder, or (6) to amend specified provisions that are not material to holders of any class of certificates offered by this prospectus.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected by an amendment evidencing, in each case, not less than 662/3% (or such other percentage specified in the related prospectus supplement) of the aggregate
Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of certificates covered by such Pooling and Servicing Agreement, except that no such amendment may (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such Pooling and Servicing Agreement then outstanding.

     Notwithstanding the foregoing, if one or more REMIC elections have been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion of the trust fund) to fail to qualify as a REMIC.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling and Servicing Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders'

                                       55

request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.

THE TRUSTEE

     The trustee under each Pooling and Servicing Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling and Servicing Agreement, such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling and Servicing Agreement.
However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling and
Servicing Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling and
Servicing Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling and Servicing
Agreement, or by reason of its reckless disregard of such obligations or duties.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or negligence on the part of any such agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the
Pooling and Servicing Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than
331/3% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything in this prospectus to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

                                       56

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets.
Credit support may be in the form of a letter of credit, the subordination of one or more classes of certificates, the use of a pool insurance policy or guarantee insurance, the establishment of one or more reserve funds and/or cash collateral accounts, overcollateralization, or another method of credit support described in the related prospectus supplement, or any combination of the foregoing. If and to the extent so provided in the related prospectus supplement, any of the foregoing forms of credit support may provide credit enhancement for more than one series of certificates.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling and Servicing
Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are of a type not covered by such credit support, certificateholders will bear their allocable share of deficiencies.
Moreover, if a form of credit support covers the offered certificates of more than one series and losses on the related mortgage assets exceed the amount of such credit support, it is possible that the holders of offered certificates of one (or more) such series will be disproportionately benefited by such credit support to the detriment of the holders of offered certificates of one (or more) other such series.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of--

     o   the nature and amount of coverage under such credit support;

     o   any conditions to payment under the credit support not otherwise described in this prospectus;

     o   the conditions (if any) under which the amount of coverage under such credit support may be reduced and under which such credit support may be terminated or replaced; and

     o   the material provisions relating to such credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of credit support. See "Risk Factors--Credit Support Limitations".

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of
Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which such subordination will be available.

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

                                       57

INSURANCE OR GUARANTEES CONCERNING THE MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by one or more letters of credit, issued by a bank or other financial institution (which may be an affiliate of the depositor) specified in such prospectus supplement. Under a letter of credit, the providing institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate
Certificate Balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the providing institution under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes of certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained in such reserve funds may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to

                                       58

such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CASH COLLATERAL ACCOUNT

     If so specified in the related prospectus supplement, all or any portion of credit enhancement for a series of certificates may be provided by the establishment of a cash collateral account. A cash collateral account will be similar to a reserve fund except that generally a cash collateral account is funded initially by a loan from a cash collateral lender, the proceeds of which are invested with the cash collateral lender or other eligible institution. The loan from the cash collateral lender will be repaid from such amounts as are specified in the related prospectus supplement. Amounts on deposit in the cash collateral account will be available in generally the same manner described above with respect to a reserve fund. As specified in the related prospectus supplement, a cash collateral account may be deemed to be part of the assets of the related Trust, may be deemed to be part of the assets of a separate cash collateral trust or may be deemed to be property of the party specified in the related prospectus supplement and pledged for the benefit of the holders of one or more classes of certificates of a series.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each such form of credit support, the information indicated above with respect thereto, to the extent such information is material and available.

                                       59

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law
(which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See
"Description of the Trust Funds--Mortgage Loans". For purposes of the following discussion, "mortgage loan" includes a mortgage loan underlying an MBS.

GENERAL

     Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered by that mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary
(the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower.
At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.
The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from such leases and rents, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

                                       60

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code; in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without lender's consent or a hearing at which the lender's interest in the room rates is given adequate protection (e.g., the lender receives cash payments from otherwise unencumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "--Bankruptcy Laws".

     In the case of office and retail properties, the bankruptcy or insolvency of a major tenant or a number of smaller tenants may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under bankruptcy law, a tenant has the option of assuming
(continuing), or rejecting (terminating) or, subject to certain conditions, assigning to a third party any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim. The amount of the claim would be limited to the amount owed for unpaid pre-petition lease payments unrelated to the rejection, plus the greater of one year's lease payments or 15% of the remaining lease payments payable under the lease (but not to exceed three years' lease payments). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.

PERSONALTY

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the mortgage loan, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

                                       61

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming.
Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Certain
Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.
These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other

                                       62

things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See "Risk Factors--Certain Factors Affecting Delinquency,
Foreclosure and Loss of the Mortgage Loans--Limited Recourse Nature of the
Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency

                                       63

judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.
Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee could lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, requires the lessor to grant the mortgagee a new lease if the existing lease is rejected in a bankruptcy proceeding, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.
Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative.
Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences caused by such automatic stay can be significant. Also, under the

                                       64

Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a loan mortgage payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy
Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the
Bankruptcy Code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted
previously in the Section entitled "-- Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues extends (unless the bankruptcy court orders otherwise based on the equities of the case) to such post-petition rents or revenues and is intended to overrule those cases that held that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (1)
assume the lease and retain it or assign it to a third party or (2) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

     Pursuant to the federal doctrine of "substantive consolidation" or to the
(predominantly state law) doctrine of "piercing the corporate veil", a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity before it. Thus, property ostensibly the property of one entity may be determined to be the property of a different entity in bankruptcy, the automatic stay applicable to the second entity extended to the first and the rights of creditors of the first entity impaired in the fashion set forth above in the discussion of ordinary bankruptcy principles.

                                       65

Depending on facts and circumstances not wholly in existence at the time a loan is originated or transferred to the trust fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders.

     For each mortgagor that is described as a "special purpose entity",
"single purpose entity" or "bankruptcy remote entity" in the related prospectus supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable mortgage or the organizational documents of such mortgagor in such manner as is intended to make the likelihood of a bankruptcy proceeding being commenced by or against such mortgagor remote, and such mortgagor has been organized and is designed to operate in a manner such that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

     CERCLA. CERCLA, imposes strict liability on present and past "owners" and
"operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower.
Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether or not the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest". This is the so-called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of
1996, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers substantial protection of lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Asset Conservation, Lender Liability and
Deposit Insurance Act of 1996 provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the

                                       66

mortgaged property. The Asset Conservation, Lender Liability and Deposit
Insurance Act of 1996 also provides that a lender will continue to have the benefit of the secured-creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Certain Other Federal and State Laws. Many states have statutes similar to
CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     In addition, the definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Subtitle I of the Resource
Conservation and Recovery Act governs underground petroleum storage tanks.
Under the Asset Conservation, Lender Liability and Deposit Insurance Act of
1996, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection of secured creditors.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders of the related series.

     To reduce the likelihood of such a loss, unless otherwise specified in the related prospectus supplement, the Pooling and Servicing Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under "The Pooling and Servicing Agreements--Realization Upon
Defaulted Mortgage Loans".

     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.
Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers
(including prospective buyers at a foreclosure sale or following foreclosure).
Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to

                                       67

good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain "due-on-sale" and
"due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn Act generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated under the Garn Act.
Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. In addition to the risks faced by the holder of a first lien, holders of mortgage loans secured by junior liens also face the risk that adequate funds will not be received in connection with a foreclosure on the related mortgaged property to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the certificates of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the mortgage loan may be nonrecourse.

     The rights of the trust fund (and therefore the certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the master servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

     The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order

                                       68

as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness.
In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust.
While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a
"future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit"
amount stated in the recorded mortgage.

SUBORDINATE FINANCING

     The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.
Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some

                                       69

circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability under the laws of a number of states and the Bankruptcy Code of provisions providing for prepayment fees of penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V of the Depository Institutions
Deregulation and Monetary Control Act of 1980 authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V of the Depository Institutions Deregulation and Monetary
Control Act of 1980 is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V of the Depository Institutions Deregulation and Monetary
Control Act of 1980. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No mortgage loan originated in any state in which application of Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980
has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption)
be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

CERTAIN LAWS AND REGULATIONS

     The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property
(i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

AMERICANS WITH DISABILITIES ACT

     Under the ADA, in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the
ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as

                                       70

owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Relief Act, a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower's active duty status. Unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National
Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor of California, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California
Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the
Relief Act or the California Military and Veterans Code. Application of the
Relief Act or the California Military and Veterans Code would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military and Veterans Code would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with such certificates. In addition, application of the
Relief Act or the California Military and Veterans Code imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

FORFEITURE FOR DRUG AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the
United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

FEDERAL DEPOSIT INSURANCE ACT; COMMERCIAL MORTGAGE LOAN SERVICING

     Under the Federal Deposit Insurance Act, federal bank regulatory authorities, including the Office of the Comptroller of the Currency (OCC),
have the power to determine if any activity or contractual obligation of a bank constitutes an unsafe or unsound practice or violates a law, rule or

                                       71

regulation applicable to such bank. If Bank of America, N.A. or another bank is a servicer and/or a mortgage loan seller for a series and the OCC, which has primary regulatory authority over Bank of America, N.A. and other banks, were to find that any obligation of Bank of America, N.A. or such other bank under the related pooling and servicing agreement or other agreement or any activity of Bank of America, N.A. or such other bank constituted an unsafe or unsound practice or violated any law, rule or regulation applicable to it, the OCC could order Bank of America, N.A. or such other bank among other things to rescind such contractual obligation or terminate such activity.

     In March 2003, the OCC issued a temporary cease and desist order against a national bank (as to which no conservator or receiver had been appointed)
asserting that, contrary to safe and sound banking practices, the bank was receiving inadequate servicing compensation in connection with several credit card securitizations sponsored by its affiliates because of the size and subordination of the contractual servicing fee, and ordered the bank, among other things, to immediately resign as servicer, to cease all servicing activity within 120 days and to immediately withhold funds from collections in an amount sufficient to compensate if for its actual costs and expenses of servicing (notwithstanding the priority of payments in the related securitization agreements).

     While the depositor does not believe that the OCC would consider, with respect to any series, (i) provisions relating to Bank of America, N.A. or another bank acting as a servicer under the related pooling and servicing agreement, (ii) the payment or amount of the servicing compensation payable to
Bank of America, N.A. or another bank or (iii) any other obligation of Bank of
America, N.A. or another bank under the related pooling and servicing agreement or other contractual agreement under which the depositor may purchase mortgage loans from Bank of America, N.A. or another bank, to be unsafe or unsound or violative of any law, rule or regulation applicable to it, there can be no assurance that the OCC in the future would not conclude otherwise. If the OCC did reach such a conclusion, and ordered Bank of America, N.A. or another bank to rescind or amend any such agreement, payments on certificates could be delayed or reduced.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following summary is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state, or local tax penalties.
This summary is written to support the promotion or marketing of the transactions or matters addressed in this prospectus. You should seek advice based on your particular circumstances from an independent tax advisor.

     The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered certificates of any series thereof, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor with respect to that series on the material matters associated with such consequences, subject to any qualifications set forth in this prospectus. Counsel to the depositor for each series will be Cadwalader,
Wickersham & Taft LLP, and a copy of the legal opinion of such counsel rendered in connection with any series of certificates will be filed by the depositor with the Securities and Exchange Commission on a Current Report on Form 8-K
within 15 days after the Closing Date for such series of certificates. This discussion is directed primarily to certificateholders that hold the certificates as "capital assets" within the meaning of Section 1221 of the Code
(although portions thereof may also apply to certificateholders who do not hold certificates as capital assets) and it does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. The authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. In addition to the federal income tax consequences described in this prospectus,

                                       72

potential investors are advised to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of offered certificates. See "State and Other Tax Consequences". Prospective investors are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of offered certificates.

     The following discussion addresses securities of two general types: (1)
REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code, and (2) Grantor Trust Certificates
representing interests in a Grantor Trust Fund as to which no such election will be made. The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a certificate.

     The following discussion is limited in applicability to offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust fund consist solely of mortgage loans. To the extent that other mortgage assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a trust fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement. In addition, if cash flow agreements other than guaranteed investment contracts are included in a trust fund, the anticipated material tax consequences associated with such cash flow agreements also will be discussed in the related prospectus supplement. See "Description of the
Trust Funds--Cash Flow Agreements".

     Furthermore, the following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and
1275 of the Code and in the OID Regulations, and in part upon the REMIC
Provisions and the REMIC Regulations. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the certificates.

REMICS

     Classification of REMICs. Upon the issuance of each series of REMIC
Certificates, counsel to the depositor will give its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and
Servicing Agreement and any other governing documents, the related trust fund
(or each applicable portion thereof) will qualify as one or more REMICs and the
REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in a
REMIC within the meaning of the REMIC Provisions. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor have prepared or reviewed the statements in this prospectus under the heading "Certain Federal
Income Tax Consequences -- REMICs," and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any trust fund (or applicable portion thereof) as one or more REMICs for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be

                                       73

taxable as a corporation under Treasury regulations, and the related REMIC
Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of
REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing
Agreement with respect to each REMIC will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

     Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related prospectus supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the
Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the
REMIC Certificates will not be treated as assets qualifying under Section
7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the
REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the
REMIC Regular Certificates and income allocated to the REMIC Residual
Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. In addition, except as otherwise provided in the applicable prospectus supplement, the REMIC Regular
Certificates will be "qualified mortgages" for a REMIC within the meaning of
Section 860G(a)(3) of the Code. The determination as to the percentage of the
REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by applicable
Treasury regulations.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of
REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC
Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be
"real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and
"loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, REMIC Regular
Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the
Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of

                                       74

the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Final regulations have not been issued under that section.

     The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC
Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement.
However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price.
The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters).
If less than a substantial amount of a particular class of REMIC Regular
Certificates is sold for cash on or prior to the Closing Date, the issue price for such class will be the fair market value of such class on the Closing Date.
Under the OID Regulations, the stated redemption price of a REMIC Regular
Certificate is equal to the total of all payments to be made on such
Certificate other than "qualified stated interest". "Qualified stated interest"
is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or, as discussed below under "Variable Rate REMIC Regular Certificates," at a qualified variable rate.

     If the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the
Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC
Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID
Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC
Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying
(i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated
redemption price at maturity of such REMIC Regular Certificate. Under the OID
Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is

                                       75

made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated
principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See
"--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular
Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period", that is, unless otherwise stated in the related prospectus supplement, each period that begins on a date that corresponds to a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the day preceding the immediately following Distribution Date, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC
Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of such REMIC
Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the Certificate and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the
Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption.
The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such
Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such
Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular
Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day.

     The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on REMIC Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the certificateholder's right to interest payment accrues under the governing contract

                                       76

provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register.

     Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may
provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a
"qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of REMIC
Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID
Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to REMIC Regular Certificates.
However, if final regulations dealing with contingent interest with respect to
REMIC Regular Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest REMIC Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any REMIC
Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a REMIC Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, REMIC Regular
Certificates that qualify as regular interests under this rule will be treated in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a REMIC Regular
Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that REMIC Regular Certificate generally to be determined by assuming that interest will be payable for the life of the REMIC

                                       77

Regular Certificate based on the initial rate for the relevant class. Unless otherwise specified in the applicable prospectus supplement, variable interest will be treated as qualified stated interest, other than variable interest on an interest-only class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, REMIC Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans having fixed or adjustable rates, will be treated as having qualified stated
interest, except to the extent that initial "teaser" rates cause sufficiently
"back-loaded" interest to create more than de minimis original issue discount.
The yield on those REMIC Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans for the initial interest accrual period will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the REMIC Regular Certificates.

     Market Discount. A Certificateholder that purchases a REMIC Regular
Certificate at a market discount, that is, in the case of a REMIC Regular
Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular
Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the
Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.
In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest and discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular
Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, including de minimis market discount discussed in the following paragraph. Similarly, a
Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such
Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular
Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption.
If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. Such

                                       78

treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular
Certificates should accrue, at the Certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular
Certificate at the beginning of the accrual period. Moreover, the Prepayment
Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC
Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC
Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular
Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount.
For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC
Regular Certificates-- Market Discount" above. Although final Treasury regulations issued under Section 171 of the Code do not by their terms apply to prepayable obligations such as REMIC Regular Certificates, the Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment

                                       79

Assumption in accruing market discount with respect to REMIC Regular
Certificates without regard to whether such certificates have original issue discount) will also apply in amortizing bond premium.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular
Certificates that acquire such certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans.
However, it appears that a noncorporate holder that does not acquire a REMIC
Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its Certificate Balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a
REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular
Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See
"--Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates
will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

     A REMIC Residual Certificateholder generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the
REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC's termination. Ordinary income derived from REMIC Residual
Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC
Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain

                                       80

modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual
Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate from the seller of such Certificate in connection with the acquisition of such REMIC
Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it is possible that any such payment would be includible in income immediately upon its receipt, the
IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method.
Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period.
Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and
"noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual
Certificateholders may exceed the cash distributions received by such REMIC
Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual
Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans (including interest, market discount and, if applicable, original issue discount and less premium) and other assets of the
REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of
REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, such Class's fair market value). Such aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC
Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount". The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of such interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     The method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption), but without regard to the de minimis

                                       81

rule applicable to REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis in that mortgage loan, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985.
Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such mortgage loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC
Certificates constituting "regular interests" in the REMIC not offered hereby)
equal to the deductions that would be allowed if the REMIC Regular Certificates
(including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC.
Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described in that section will not apply.

     If a class of REMIC Regular Certificates is issued with an Issue Premium, the REMIC will have additional income in each taxable year in an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount".

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below.
Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous
Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the
REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC
Residual Certificate will be equal to the amount paid for such REMIC Residual
Certificate, increased by amounts included in the income of the REMIC Residual
Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such
REMIC Residual Certificateholder's

                                       82

adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual
Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain
REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC
Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC
Residual Certificates will initially equal the amount paid for such REMIC
Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual
Certificateholders. To the extent such REMIC Residual Certificateholders'
initial bases are less than the distributions to such REMIC Residual
Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual
Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the
REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC
Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual
Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual
Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC
Residual Certificates--General" above.

     Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder.
Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the
Prepayment Assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee is required to be taken into account at the time of the sale of disposition. Prospective purchasers of the REMIC Residual
Certificates should consult with their tax advisors regarding the effect of these regulations.

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC
Residual Certificate will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (2)
the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual
Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its

                                       83

ratable portion of the product of the "adjusted issue price" of the REMIC
Residual Certificate at the beginning of the calendar quarter and 120% of the
"long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual
Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the
REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30%
United States withholding tax imposed on distributions to REMIC Residual
Certificateholders that are foreign investors. See, however, "--Foreign
Investors in REMIC Certificates" below.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC
Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the
Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives;
the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations,
transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC
Residual Certificate. The REMIC Regulations provide that a REMIC Residual
Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual
Certificate, which rate is computed and published monthly by the IRS) on the
REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the
REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the
REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due and (3) the transferee represents to the transferor that it will not cause income from the REMIC
Residual Certificate to be attributable to a foreign permanent

                                       84

establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person. Accordingly, all transfers of
REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require the transferee to provide an affidavit to certify to the matters in the preceding sentence. The transferor must have no actual knowledge or reason to know that those statements are false.

     In addition to the three conditions set forth above, the REMIC Regulations contain a fourth requirement that must be satisfied in one of two alternative ways for the transferor to have a "safe harbor" against ignoring the transfer:

     (1) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest not exceed the sum of:

         (i) the present value of any consideration given to the transferee to acquire the interest;

         (ii) the present value of the expected future distributions on the interest; and

         (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this "minimum transfer price"
alternative, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the minimum tax rate specified in Section 55 of the Code.
Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee; or

     (2) (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net asset tests
(generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

         (ii) the transferee must agree in writing that it will transfer the
     REMIC Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

         (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the REMIC Residual Certificate will not be paid by the transferee.

     The related prospectus supplement will disclose whether offered REMIC
Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC
Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the depositor will make no representation that a REMIC
Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual
Certificates to foreign persons.

     Mark-to-Market Rules. The IRS has issued regulations, relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The mark-to-market regulations provide that for purposes of this requirement, a REMIC Residual Certificate will not be treated as a security and thus generally may not be marked to market.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and
expenses of a REMIC generally will be allocated to certain types of holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to

                                       85

a single class grantor trust, all or a portion of such fees and expenses should be allocated to such types of holders of the related REMIC Regular
Certificates. Unless otherwise stated in the related prospectus supplement, such fees and expenses will be allocated to the related REMIC Residual
Certificates in their entirety and not to the holders of the related REMIC
Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates
the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (2) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by
REMIC Certificateholders that are subject to the limitations of either Section
67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such certificates.

     Under tax legislation enacted in 2001, the limitations on deductions under
Section 68 will be phased out beginning in 2006 and will be eliminated after
2009.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling
Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC
Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such
REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such
REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described above under "--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions". Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.
The Code as of the date of this prospectus provides for tax rates for individuals on ordinary income that are higher than the tax rates for long-term capital gains of individuals for property held for more than one year. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to such REMIC Regular
Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption to such certificate), determined as of the date of purchase of such REMIC Regular
Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to

                                       86

such sale. In addition, gain recognized on the sale of a REMIC Regular
Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC
Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC
Regular Certificates-- Market Discount" and "--Premium".

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such Section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury Department regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC
Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale"
rules of Section 1091 of the Code. In that event, any loss realized by the
REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on
REMICs equal to 100% of the net income derived from "prohibited transactions".
In general, subject to certain specified exceptions a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any
REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. Each
Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. As provided in each Pooling and Servicing Agreement, a REMIC may recognize "net income from foreclosure property"

                                       87

subject to federal income tax to the extent that the REMIC Administrator determines that such method of operation will result in a greater after-tax return to the trust fund than any other method of operation.

     Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related prospectus supplement, and to the extent permitted by then applicable laws, any prohibited transactions tax or contributions tax will be borne by the related REMIC administrator, master servicer, special servicer, manager or trustee, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by a REMIC administrator, a master servicer, special servicer, manager or trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to
Certain Organizations. If a REMIC Residual Certificate is transferred to a
"disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual
Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent.
However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in such entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC
Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling and Servicing Agreement, and will be discussed in any prospectus supplement relating to the offering of any
REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (1) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.

     If an "electing large partnership" holds a REMIC Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

                                       88

     For these purposes, a "disqualified organization" means (1) the United
States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing
(but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (2) any organization
(other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (3) any organization described in Section 1381(a)(2)(C) of the
Code. In addition, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity. For these purposes, an "electing large partnership" means a partnership (other than a service partnership or certain commodity pools) having more than 100 members that has elected to apply certain simplified reporting provisions under the
Code.

     Termination. A REMIC will terminate immediately after the Distribution
Date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC
Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual
Certificateholder's adjusted basis in such Certificate, such REMIC Residual
Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners.
Unless otherwise stated in the related prospectus supplement, the holder of the largest percentage interest in a class of REMIC Residual Certificates will be the "tax matters person" with respect to the related REMIC, and the REMIC administrator will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as agent of, and attorney-in-fact for, the tax matters person with respect to the REMIC in all respects.

     As the tax matters person, the REMIC administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual
Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related
REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual
Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related
REMIC, in a manner to be provided in Treasury Department regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury Department regulations. These information reports generally are required to be sent to individual holders of REMIC
Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other nonindividuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request.
Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information

                                       89

regarding qualification of the REMIC's assets will be made as required under the Treasury Department regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular
Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of
REMIC Regular Certificates--Market Discount".

     Unless otherwise specified in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC administrator.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC
Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 28% (which rate will be increased to 31% after 2010)
if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Certificateholders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder
that is not a U.S. Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related prospectus supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular
Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such
Certificateholder is not a U.S. Person and providing the name and address of such Certificateholder). It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular
Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United
States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, Certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.

     Treasury regulations provide new methods of satisfying the beneficial ownership certification requirement described above, including a new series of forms. These regulations require, in the case of REMIC Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule applies in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the regulations.

                                       90

     Unless otherwise stated in the related prospectus supplement, transfers of
REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling and Servicing Agreement.

GRANTOR TRUST FUNDS

     Classification of Grantor Trust Funds. With respect to each series of
Grantor Trust Certificates, in the opinion of counsel to the depositor for such series, assuming compliance with all provisions of the related Pooling and
Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Grantor Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the depositor for the applicable series as specified in the related prospectus supplement, subject to any qualifications set forth in this prospectus. In addition, counsel to the depositor has prepared or reviewed the statements in this prospectus under the heading "Certain Federal
Income Tax Consequences--Grantor Trust Funds," and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Grantor Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in
Grantor Trust Certificates.

Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. In the case of Grantor
Trust Fractional Interest Certificates, unless otherwise disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s]
(including any participation or certificate of beneficial ownership therein)
which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and (3) "real estate assets"
within the meaning of Section 856(c)(5)(B) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional
Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates
evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and the interest on which is
"interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor
Trust Strip Certificates, and the income therefrom, will be so characterized.
However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust
Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are]
principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

                                       91

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of Grantor Trust Fractional
Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans
(including amounts used to pay reasonable servicing fees and other expenses)
and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a
Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under
Section 67 of the Code, an individual, estate or trust holding a Grantor Trust
Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income.
In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over such amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust
Fractional Interest Certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further,
Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Under tax legislation enacted in
2001, this limitation on deductions under Section 68 will be phased out beginning in 2006 and will be eliminated after 2009. Although it is not entirely clear, it appears that in transactions in which multiple classes of
Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor
Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest
Certificates of any series will depend on whether they are subject to the
"stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional
Interest Certificates may be subject to those rules if (1) a class of Grantor
Trust Strip Certificates is issued as part of the same series of certificates or (2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a mortgage asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon.
The related prospectus supplement will include information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each
Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional
Interest Certificates --Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its
Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest
Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest
Certificate as to any purchaser will be equal to the price paid by such purchaser

                                       92

of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated
interest", if any, as well as such certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such
Grantor Trust Fractional Interest Certificate at the beginning of such month
(see "--Sales of Grantor Trust Certificates" below) and the yield of such
Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, the special servicer, any sub-servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the
Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest
Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor
Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to such
Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest
Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such
Certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional
Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates.
See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount" above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and
Certificateholders in transactions subject to the stripped bond rules on a
Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any

                                       93

representation that the mortgage loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial
Certificateholders of each series who bought at that price.

     In light of the application of Section 1286 of the Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do
so.

     Under Treasury regulations Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional
Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a
Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount"
below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor
Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply, even if the stripped bond rules do not apply, to a
Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. For a definition of "stated redemption price," see "--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any
"points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial "teaser," or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above.

                                       94

     In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which such rules will be applied with respect to those mortgage loans by the trustee or master servicer, as applicable, in preparing information returns to the
Certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. The OID
Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and
Certificateholders on the use of a prepayment assumption in transactions not subject to the stripped bond rules. However, Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional
Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such certificate's allocable portion of the aggregate remaining stated
redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income such certificate's daily portions of any original issue discount with respect to such mortgage loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional
Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1)
the adjusted issue price (or, in the case of the first accrual period, the issue price) of such mortgage loan at the beginning of the accrual period that includes such day and (2) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of such mortgage loan, increased by the aggregate amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will provide to any holder of a
Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See
"--Grantor Trust Reporting" below.

     Market Discount. If the stripped bond rules do not apply to a Grantor
Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a
"market discount", that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated
redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated
redemption price on such mortgage loan that is received by (or, in the case of accrual basis Certificateholders, due to) the trust fund in that month. A
Certificateholder may elect to include market discount in income

                                       95

currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in
"--Taxation of Owners of REMIC Regular Interests--Market Discount" above.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.
Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the holder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated
interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

     Because the mortgage loans will provide for periodic payments of stated
redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above within the exception that it is less likely that a prepayment assumption will be used for purposes of such rules with respect to the mortgage loans.

     Further, under the rules described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

     Premium. If a Certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the Certificate and the portion of the adjusted basis of the
Certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss

                                       96

would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the
Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on
REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip
Certificates. Except as described above in "--Taxation of Owners of Grantor
Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no
regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor
Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such
Certificates.

     The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the
Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Proposed Contingent Payment Rules"
below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip
Certificates based on a constant yield method. In effect, each holder of
Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor
Trust Strip Certificate at the beginning of such month and the yield of such
Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the
Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment
Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, neither the depositor nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial
Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their tax advisors regarding the use of the Prepayment Assumption.

                                       97

     It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip
Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such
Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate
is treated as an interest in discrete mortgage loans, or if the Prepayment
Assumption is not used, then when a mortgage loan is prepaid, the holder of a
Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such mortgage loan.

     Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Treasury
Department regulations have been promulgated regarding contingent payment debt instruments, but it appears that Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of such Regulations, may also be excepted from such regulations. Like the OID Regulations, the contingent payment regulations do not specifically address securities, such as the Grantor
Trust Strip Certificates, that are subject to the stripped bond rules of
Section 1286 of the Code.

     If the contingent payment rules similar to those under the OID Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply a "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the comparable yield (as described below) of the Grantor Trust Strip
Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate.
The comparable yield referred to above is a rate that, as of the issue date, reflects the yield at which the issuer would issue a fixed rate debt instrument with terms and conditions similar to the contingent payment debt instrument, including general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip
Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the comparable yield.

     Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip
Certificates.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor
Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust
Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions)
except as provided under Section 582(c) of the Code. The adjusted basis of a
Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such
Grantor Trust Certificate. The Code as of the date of this prospectus generally provides for tax rates of noncorporate taxpayers on ordinary income that are higher than the rates

                                       98

on long-term capital gains (generally, property held for more than one year).
No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate"
(which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the trustee or master servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the trustee or master servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer, and such other customary factual information as the depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust
Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust
Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trustee's or master servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described above in
"--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC
Regular Certificates in "-- REMICs--Foreign Investors in REMIC Certificates"
above applies to Grantor Trust Certificates except that Grantor Trust
Certificates will, unless otherwise disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a
Certificateholder's trade or business in the United States, such Grantor Trust
Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                                       99

     On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a "trust"
under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but such date passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

REPORTABLE TRANSACTIONS

     Any holder of an offered certificate that reports any item or itmes of income, gain, expense or loss in respect of that certificate for tax purposes in an amount that differs from the amount reported for book purposes by more than $10 million, on a gross basis, in any taxable year may be subject to certain disclosure requirements for "reportable transactions." Prospective investors should consult their tax advisers concerning any possible tax return disclosure obligation with respect to the offered certificates.

                       STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain
Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.
Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                         CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, and the
Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code
("Plans"), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.
However, such plans may be subject to the provisions of other applicable federal and state law materially similar to ERISA or the Code. Moreover, any such plan which is qualified and exempt from taxation under Sections 401(a) and
501(a) of the Code is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section
4975 of the Code prohibit a broad range of transactions involving assets of a
Plan and persons who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to
Section 502(i) of ERISA, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

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PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets included in a related trust fund to be deemed assets of such Plan. The Plan Asset Regulations provide that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined in the Plan Asset Regulations. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if
25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any
Certificate, 25% or more of any class of certificates is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the mortgage assets and other assets included in a trust fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan
"fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

     The Plan Asset Regulations provide that where a Plan acquires a
"guaranteed governmental mortgage pool certificate", the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan
Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" Ginnie Mae, Freddie Mac, Farmer Mac and Fannie Mae
Certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not
"guaranteed governmental mortgage pool certificates" within the meaning of the
Plan Asset Regulations; potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing certificates if such MBS are included in the trust fund.

     The DOL has granted to certain underwriters administrative exemptions, each an "Exemption", for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriters. An Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a
Plan of certain certificates, such as the offered certificates, underwritten by the underwriters, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the
Exemptions include mortgage loans such as the mortgage assets. However, it should be noted that in issuing the Exemptions, the DOL may not have considered interests in pools of the exact nature as some of the offered certificates. If all of the conditions of an Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the mortgage assets, the acquisition, holding and resale of the offered certificates by Plans would be exempt from certain of the prohibited transaction provisions of ERISA and the
Code.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of PTCE 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of
ERISA and Section 4975 of the Code transactions

                                      101

in connection with the servicing, management and operation of a trust (such as the Trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase certain classes of certificates which do not meet the requirements of any of the Exemptions solely because they (1) are subordinated to other classes of certificates in the trust and/or (2) have not received a rating at the time of the acquisition in one of the four highest rating categories from a nationally recognized statistical rating agency. All other conditions of one of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing such class of certificates, an insurance company general account seeking to rely on
Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c)
to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.
Pursuant to Section 401(c) of ERISA, the DOL has issued final regulations providing guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of
ERISA.

CONSULTATION WITH COUNSEL

     Any Plan fiduciary which proposes to purchase offered certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection with any planned purchase.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Plan will be considered unrelated business taxable income and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners
of REMIC Residual Certificates--Excess Inclusions".

                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, certain classes of the offered certificates will constitute "mortgage related securities" for purposes of SMMEA. Generally, the only classes of the offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA
Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such

                                      102

offered certificates, may be subject to significant interpretive uncertainties.
Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those Classes of offered certificates qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees, and pension funds, created pursuant to or existing under the laws of the United
States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or before the
October 3, 1991 cutoff for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.  Section  24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R.  Section  1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities,"
defined in 12 C.F.R.  Section  1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security"
within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union
Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities", other than stripped mortgage related securities (unless the credit union complies with the requirements of 12 C.F.R.  Section  703.16(e) for investing in those securities), residual interests in mortgage related securities, and

                                      103

commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R.  Section
703.19 may be able to invest in those prohibited forms of securities, while
"RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R.  Section  742.4(b)(2). The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate
Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin
73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the Federal Deposit Insurance
Corporation, the OCC and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as
"mortgage related securities," no representations are made as to the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above
(and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates)
may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class or series constitute legal investments or are subject to investment, capital, or other restrictions and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of trust assets or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                            METHOD OF DISTRIBUTION

     The certificates offered hereby and by the related prospectus supplements will be offered in series through one or more of the methods described below.
The prospectus supplement prepared

                                      104

for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from such sale.

     The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

     1.  By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters, which may include Banc of America
         Securities LLC, an affiliate of the depositor;

     2.  By placements by the depositor with institutional investors through dealers; and

     3. By direct placements by the depositor with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. Such underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

     In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of
1933, as amended, or will contribute to payments required to be made in respect to such liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certificates of such series.

     The depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities
Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     If and to the extent required by applicable law or regulation, this prospectus will be used by Banc of America Securities LLC in connection with offers and sales related to market-making

                                      105

transactions in offered certificates previously offered hereunder in transactions with respect to which Banc of America Securities LLC acts as principal. Banc of America Securities LLC may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

                                 LEGAL MATTERS

     Certain legal matters relating to the certificates will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP. Certain legal matters relating to the certificates will be passed upon for the underwriter by the counsel described in the related prospectus supplement under "Legal Matters".
Certain federal income tax matters and other matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP.

                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.

                                    RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any.
Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             AVAILABLE INFORMATION

     The depositor has filed with the Securities and Exchange Commission a
Registration Statement (of which this prospectus forms a part) under the
Securities Act of 1933, as amended, with respect to the offered certificates.
This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus or in such prospectus supplement, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such
Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its
Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and
at its Midwest Regional Offices located as follows: Citicorp Center, 500 West
Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You may obtain information on the operation of the Public Reference Room by calling the SEC at
1-800-SEC-0330. The SEC also maintains an internet site that contains reports, proxy and information statements, and other information that has been filed electronically with the SEC. The Internet address is http://www.sec.gov.

                                      106

     No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this prospectus or any related prospectus supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the depositor or any other person. Neither the delivery of this prospectus or any related prospectus supplement nor any sale made under this prospectus or any related prospectus supplement shall under any circumstances create an implication that there has been no change in the information in this prospectus since the date of this prospectus or in such prospectus supplement since the date of the prospectus supplement. This prospectus and any related prospectus supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

     The master servicer, the trustee or another specified person will cause to be provided to registered holders of the offered certificates of each series periodic unaudited reports concerning the related trust fund. If beneficial interests in a class or series of offered certificates are being held and transferred in book-entry format through the facilities of The DTC as described in this prospectus, then unless otherwise provided in the related prospectus supplement, such reports will be sent on behalf of the related trust fund to a nominee of DTC as the registered holder of the offered certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the
Certificates--Reports to Certificateholders" and "--Book-Entry Registration and
Definitive Certificates".

     The depositor will file or cause to be filed with the Securities and
Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission. The depositor intends to make a written request to the staff of the Securities and Exchange Commission that the staff either (1) issue an order pursuant to Section 12(h) of the
Securities Exchange Act of 1934, as amended, exempting the depositor from certain reporting requirements under the Securities Exchange Act of 1934, as amended, with respect to each trust fund or (2) state that the staff will not recommend that the Commission take enforcement action if the depositor fulfills its reporting obligations as described in its written request. If such request is granted, the depositor will file or cause to be filed with the Securities and Exchange Commission as to each trust fund the periodic unaudited reports to holders of the offered certificates referenced in the preceding paragraph;
however, because of the nature of the trust funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of certificateholders expected for each series, the depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related trust fund.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The depositor hereby incorporates by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of
1934, as amended, prior to the termination of an offering of offered certificates evidencing interests in that trust fund. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests to the depositor should be directed in writing to its principal executive offices at 214 North Tryon Street, Charlotte, North
Carolina 28255, or by telephone at (704) 386-8509.

                                      107

                                   GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "401(c) Regulations" means those regulations issued by the DOL which provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.

     "Accrued Certificate Interest" means for each Distribution Date an amount equal to interest at the applicable pass-through rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding
Certificate Balance of such class of certificates immediately prior to such
Distribution Date.

     "Accrual Certificates" means one or more classes of certificates that may not be entitled to distributions of interest until the occurrence of certain events, such as the retirement of one or more other classes of certificates.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "Available Distribution Amount" means unless otherwise provided in the related prospectus supplement for any series of certificates and any
Distribution Date the total of all payments or other collections (or advances in lieu of such collections and advances) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date.

     "Bankruptcy Code" means the U.S. Bankruptcy Code.

     "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

     "Certificate Account" means for the trust fund one or more established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described this prospectus and the related prospectus supplement.

     "Certificate Balance" means the initial stated principal amount of each individual class of certificates for a given series other than real estate mortgage investment conduit residual certificates or certain classes of stripped interest certificates.

     "Certificate Owner" means the actual purchaser of a book-entry certificate.

     "Closing Date" means date of the initial issuance of the certificates of a given series.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commercial Property" means office buildings, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health care-related facilities, recreational vehicle and mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, entertainment or sports arenas, restaurants, marinas, mixed use or various other types of income-producing properties or unimproved land comprising some or all of the mortgaged properties included in the trust fund.

     "Committee Report" means the Conference Committee Report accompanying the
Tax Reform Act of 1986.

     "Companion Class" means one or more classes of certificate where distributions of principal with respect to one or more other classes of certificates may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

     "Controlled Amortization Class" means one or more classes of certificates where distributions of principal may be made, subject to available funds, based on a specified principal payment schedule.

                                      108

     "CPR" means the constant prepayment rate model representing an assumed constant rate of prepayment each month (expressed as an annual percentage)
relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

     "Cut-off Date" means the specified date initial aggregate outstanding principal balance of the related mortgage assets as of a specified date.

     "Debt Service Coverage Ratio" means at any given time for a mortgage loan the ratio of--

     o   the Net Operating Income derived from the related mortgaged property for a twelve-month period to

     o   the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior to it that are secured by the related mortgaged property.

     "Determination Date" means the date upon which that all scheduled payments on the mortgage loans in the trust fund are received or advanced by the master servicer, special servicer or other specified person will be distributed to certificateholders of the related series on the next succeeding Distribution
Date.

     "Direct Participant" means the securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations that maintain accounts with DTC.

     "Distribution Date" means the date as described in the prospectus supplement upon which distributions on or with respect to the certificates will be made.

     "DOL" means the United States Department of Labor.

     "DTC" means The Depository Trust Company.

     "Due Date" means a specified date upon which scheduled payments of interest, principal or both are to be made under a mortgage loan and may occur monthly, quarterly, semi-annually or annually.

     "Due Period" means a specified time period (generally corresponding in length to the period between Distribution Dates).

     "Equity Participation" means a provision under a mortgage loan that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "Excess Funds" means in general that portion of the amounts distributable in respect of the certificates of any series on any Distribution Date that represent--

     o   interest received or advanced on the mortgage assets in the trust fund that is in excess of the interest currently accrued on the certificates of such series; or

     o   Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the trust fund that do not constitute payments of interest or principal.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fannie Mae" means Federal National Mortgage Association.

     "Freddie Mac" means Federal Home Loan Mortgage Corporation.

     "Garn Act" means the Garn-St Germain Depository Institutions Act of 1982.

     "Ginnie Mae" means Governmental National Mortgage Association.

     "Grantor Trust Certificates" means certificates in a trust treated as a grantor trust under applicable provisions of the Code.

                                      109

     "Grantor Trust Fractional Interest Certificate" means a Grantor Trust
Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest at a pass-through rate.

     "Grantor Trust Fund" means that portion of the trust fund as to which no
REMIC election has been made.

     "Grantor Trust Strip Certificate" means a Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust
Fractional Interest Certificates issued with respect to such Grantor Trust
Fund.

     "Indirect Participant" means those banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct
Participant, either directly or indirectly.

     "Insurance and Condemnation Proceeds" means proceeds applied to the restoration of a mortgaged property or released to the related borrower in connection with the full or partial condemnation of such mortgaged property.

     "IRS" means the Internal Revenue Service.

     "Issue Premium" means, in the case of a class of REMIC Regular
Certificates issued at a price in excess of the stated redemption price of that class, the amount of such excess.

     "Liquidation Proceeds" means all proceeds received under any hazard, title or other insurance policy (other than Insurance and Condemnation Proceeds) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect of such defaulted mortgage loans, by foreclosure or otherwise.

     "Loan-to-Value Ratio" means for a mortgage loan the ratio (expressed as a percentage) of--

     o   the then outstanding principal balance of the mortgage loan and any other loans senior that are secured by the related mortgaged property to

     o   its fair market value as determined by an appraisal of such property conducted by or on behalf of the originator in connection with the origination of the mortgage loan.

     "Lock-out Period" means the period in which prepayments are prohibited under a mortgage loan.

     "MBS" means mortgage participations, pass-through certificates or other mortgage-backed securities that may comprise the assets of the trust fund.

     "MERS" means Mortgage Electronic Registration Systems, Inc.

     "Mortgage Asset Seller" means the entity from whom the depositor purchased a mortgage asset either directly or indirectly, included in the trust fund. The
Mortgage Asset Seller may or may not be the originator of the related mortgage loan or the issuer of the MBS and may be an affiliate of the depositor.

     "Mortgage Rate" means the rate at which a mortgage loan accrues interest which may be fixed over its term or that adjusts from time to time, converted at the borrower's election from an adjustable to a fixed rate, or from a fixed to an adjustable rate.

     "Multifamily Properties" means residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures comprising some or all of the mortgaged properties included in the trust fund.

     "Net Operating Income" means for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than--

     o   noncash items such as depreciation and amortization;

     o   capital expenditures; and

                                      110

     o   debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

     "NCUA" means the National Credit Union Administration.

     "Notional Amount" means the amount upon which a Stripped Interest
Certificate is calculated to accrue interest which is either--

     o   based on the principal balances of some or all of the mortgage assets in the related trust fund; or

     o   equal to the Certificate Balances of one or more other classes of certificates of the same series.

     "OCC" means the Office of the Comptroller of the Currency.

     "OID Regulations" means the Treasury Department regulations issued under
Sections 1271-1273 and 1275 of the Code.

     "OTS" means the Office of Thrift Supervision.

     "Parties in Interest" means "parties in interest" as defined in ERISA and
"disqualified person" as defined in Section 4975 of the Code.

     "Percentage Interest" means the undivided percentage interest represented by an offered certificate of a particular class which will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional
Amount of such class.

     "Permitted Investments" means government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series into which funds from the
Certificate Account may be invested.

     "Plan" means retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts, individual retirement annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code.

     "Plan Asset Regulations" means Section 2510.3-101 of the regulations issued by the DOL, concerning what constitutes assets of a Plan.

     "Pooling and Servicing Agreement" means pooling and servicing agreement or other agreement specified in the related prospectus supplement pursuant to which certificates of each series will be issued.

     "Prepayment Assumption" means the prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates or, if applicable, Grantor Trust Certificates, as disclosed in the related prospectus supplement.

     "Prepayment Interest Shortfall" means the result when a prepayment on any mortgage loan is distributable to certificateholders on a particular
Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series.

     "Prepayment Premium" means the payment of any premium or yield maintenance charge in connection with certain prepayments under a mortgage loan.

     "PTCE 95-60" means Prohibited Transaction Class Exemption 95-60.

     "Purchase Price" means the price as specified in the prospectus supplement at which a Mortgage Asset Seller will be required to repurchase a mortgage loan under the conditions set forth in the prospectus supplement.

                                      111

     "Record Date" means last business day of the month preceding the month in which the applicable Distribution Date occurs.

     "Relief Act" means the Servicemembers Relief Act.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the REMIC Provisions of the Code.

     "REMIC Certificates" means certificates representing interests in a trust fund, or a portion of the trust fund, that the REMIC administrator will elect to have treated as REMIC.

     "REMIC Provisions" means Sections 860A through 860G of the Code.

     "REMIC Regular Certificates" means certificates evidencing or constituting ownership of "regular interests" in the trust fund or a designated portion of the trust under the REMIC Provisions.

     "REMIC Regulations" means the Treasury Department regulations issued under the REMIC Provisions.

     "REMIC Residual Certificateholder" means the holder of a REMIC Residual
Certificate.

     "REMIC Residual Certificates" means certificates evidencing or constituting ownership of "residual interests" in the trust or a designated portion of the trust under the REMIC Provisions.

     "REO Properties" means mortgaged properties acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise.

     "RICO" means the Racketeer Influenced and Corrupt Organizations statute.

     "Senior Certificates" means certificates in a given series that are senior to one or more other classes of certificates in entitlement to certain distributions;

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SPA" means the standard prepayment assumption representing an assumed variable rate of prepayment each month (expressed as an annual percentage)
relative to the then outstanding principal balance of a pool of mortgage loans.

     "Stripped Interest Certificate" means those certificates entitled to distributions of interest, with disproportionate, nominal or no distributions of principal.

     "Stripped Principal Certificate" means entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;

     "Subordinate Certificates" means certificates in a given series that are subordinate to one or more other classes of certificates in entitlement to certain distributions;

     "Tiered REMIC" means designated portions of the trust fund treated as two or more REMICs.

     "Treasury Department" means the United States Treasury Department.

     "UCC" means for any jurisdiction the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. Person" means--

     o   a citizen or resident of the United States;

     o   a corporation or partnership created or organized in, or under the laws of, the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes;

     o   an estate whose income is subject to United States federal income tax purposes regardless of the source of its income; or

     o   a trust as to which--

         1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

                                      112

         2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Department regulations, a trust will be a U.S. Person if it was in existence on August 20,
1996 and it elected to be treated as a U.S. Person.

     "Voting Rights" means the voting rights evidenced by each series of certificates.

     "Warranting Party" means a party that makes certain representations and warranties regarding the mortgage loans.

                                      113

                      (This Page Intentionally Left Blank)

                             ANNEXES A AND B TO THE
                              PROSPECTUS SUPPLEMENT

                                 BANC OF AMERICA
                            COMMERCIAL MORTGAGE INC.
                               COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTFICATES,
                                  SERIES 2005-2

                                 BACM2005_2.XLS
                                (MICROSOFT EXCEL)

                          NOTES CONCERNING INFORMATION
                            PRESENTED IN THE ATTACHED
                                COMPUTER DISKETTE

This diskette contains a spreadsheet file that can be put on a user-specified hard drive or network drive. The file is "BACM2005_2.xls" The file
"BACM2005_2.xls" is a Microsoft Excel(1) spreadsheet. The file provides, in electronic format, certain loan level information shown in ANNEXES A and B of the Prospectus Supplement.

Open the file as you would normally open any spreadsheet in Microsoft Excel.
After the file is opened, a securities law legend will be displayed. READ THE
LEGEND CAREFULLY. To view the data in ANNEXES A and B, "click" on the worksheet labeled "ANNEX A" or "ANNEX B", as applicable.

 ----------
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN
THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT
AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT
PERMITTED.

WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT
AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON
THEIR RESPECTIVE COVERS.

DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS
WHEN ACTING AS UNDERWRITERS OF THE CERTIFICATES AND WITH RESPECT TO THEIR
UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE
CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
PROSPECTUS UNTIL SEPTEMBER 26, 2005.

                        --------------------------------

                                                             PAGE
                                                            ------
                      PROSPECTUS SUPPLEMENT

Table of Contents .........................................   S-3
Important Notice About Information Presented in this
  Prospectus Supplement and the Accompanying

                                  PROSPECTUS

                                 $1,510,955,000
                                  (APPROXIMATE)

                                 BANC OF AMERICA
                            COMMERCIAL MORTGAGE INC.
                                    DEPOSITOR

                  CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4,
                        CLASS A-AB, CLASS A-5, CLASS A-M,
                          CLASS A-J, CLASS XP, CLASS B,
                               CLASS C AND CLASS D

                                 BANC OF AMERICA
                            COMMERCIAL MORTGAGE INC.
                               COMMERCIAL MORTGAGE
                            PASS-THROUGH CERTIFICATES
                                  SERIES 2005-2

                           --------------------------

                              PROSPECTUS SUPPLEMENT

                           --------------------------

                         BANC OF AMERICA SECURITIES LLC
                            BEAR, STEARNS & CO. INC.
                            DEUTSCHE BANK SECURITIES

                                  JUNE 15, 2005

================================================================================